UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant  ☐
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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

THE BALDWIN INSURANCE GROUP, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.
☒	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

October 15, 2026
Dear Stockholder of The Baldwin Insurance Group, Inc.:
You are invited to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the “Special Meeting”) of the stockholders of The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company” or “us”), to be held on [ ], 2026, at [ ] Eastern Time. The Special Meeting will be conducted virtually. The Company’s stockholders will be able to virtually attend and vote at the Special Meeting via live webcast on the Internet at [ ]. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting.
On September 14, 2026, the Company entered into an Agreement and Plan of Merger (as amended from time to time, the “Merger Agreement”) by and among the Company, The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“LLC Merger Sub” and, collectively with Merger Sub, the “Merger Subs”), and the parties who execute the joinder thereto, pursuant to which, among other things, (a) LLC Merger Sub will merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger, (b) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company (the “Company Merger” and, together with the LLC Merger, the “Initial Mergers”), with the Company surviving the Company Merger as a wholly owned subsidiary of Parent and (c) OpCo LLC will form a new, wholly owned limited liability company (“Seller LLC”), Seller LLC will form a new, wholly owned limited liability company (“Seller Intermediate”) and Seller Intermediate will form a new, wholly owned limited liability company (“Seller Merger Sub”) and, immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC (the “Second LLC Merger” and, together with the Initial Mergers, the “Mergers”). Parent is affiliated with Sequence AI Holdings, Inc. (“Sequence”) and DFO Private Investments, L.P. (“DFO”).
Concurrently with the execution of the Merger Agreement, certain stockholders of the Company and holders of OpCo LLC Units (collectively, the “Rollover Holders”) entered into Voting, Support and Rollover Agreements with Parent, pursuant to which, among other things, each such Rollover Holder agreed to vote or cause to be voted any shares of Company Common Stock owned or controlled by them in favor of adopting the Merger Agreement and, immediately prior to the consummation of the Initial Mergers and following the Closing Exchanges, to contribute to Square Acquisition Topco, LLC (“Topco”) a number of shares of Class A Common Stock in exchange for equity interests of Topco and/or to retain certain OpCo LLC Units. As of September 14, 2026, the Rollover Holders collectively agreed to contribute to Topco or retain, as applicable, approximately 7.3% of the outstanding shares of Company Common Stock (on an as-exchanged basis). As of September 14, 2026, the Rollover Holders collectively beneficially owned approximately 15.0% of the outstanding shares of Company Common Stock, consisting of Class B Shares and the corresponding OpCo LLC Units, which are subject to the voting obligations in connection with the Mergers, as described in the proxy statement. In addition, certain other members of the Company’s management have agreed to contribute or retain a portion of their shares of Company Common Stock or OpCo LLC Units if requested by the Company.
In connection with the Merger Agreement, (i) DFO has delivered to Parent the Equity Commitment Letter and (ii) DFO (together with Sequence, each, a “Sponsor” and, collectively, the “Sponsors”) has delivered the Limited Guarantee in favor of the Company guaranteeing certain payment obligations of Parent under the Merger Agreement.

If the Mergers are completed, at the effective time of the Initial Mergers (the “Effective Time”), (a) each share of Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) issued and outstanding immediately prior to the Effective Time, other than certain excluded shares, will be converted into the right to receive $32.50 per share in cash, without interest (the “Merger Consideration”), and (b) each share of Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges) will be cancelled and no payment will be made with respect thereto. At the Effective Time, each OpCo LLC Unit issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges), other than certain units that holders agreed not to exchange and to retain immediately prior to the Effective Time pursuant to the Rollover Agreements and other than excluded units (including OpCo LLC Units held by the Company and Topco and its subsidiaries), will be converted into the right to receive the Merger Consideration, and immediately following the Initial Mergers, the Second LLC Merger will convert the remaining OpCo LLC Units into units of Seller LLC, in each case as provided in the Merger Agreement.
The board of directors of the Company (the “Board”) formed a special committee comprised solely of disinterested and independent members of the Board, each of whom the Board in good faith determined to be disinterested and independent, including without limitation for purposes of Section 144 of the General Corporation Law of the State of Delaware (the “DGCL”) (such committee, the “Special Committee”), which, among other things, reviewed, evaluated and oversaw the negotiations by the Company of the Merger Agreement and the transactions contemplated by the Merger Agreement, including the Mergers, in consultation with its independent legal and financial advisors and, where appropriate, with Company management and the Company’s legal and financial advisors. The Special Committee unanimously determined that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of, the Company and its stockholders other than holders of Rollover Stock and stockholders who are parties to the Tax Receivable Agreement (the “Unaffiliated Stockholders”), recommended that the Board determine that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, approve and declare advisable the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, and, subject to approval by the Board, submit the Merger Agreement to the stockholders of the Company for their adoption and recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.
The Board, following the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, (3) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (4) directed that the Merger Agreement be submitted to a vote of the Company’s stockholders, and (5) recommended that the stockholders vote in favor of adoption of the Merger Agreement. The approval of the proposal to adopt the Merger Agreement (the “Merger Agreement Proposal”) requires the affirmative vote of the holders of a majority in voting power of the outstanding shares of Company Common Stock, voting together as a single class and entitled to vote thereon (the “Requisite Company Vote”), assuming a quorum is present. The Requisite Company Vote is the only stockholder vote required for the transactions contemplated by the Merger Agreement, and no vote of the holders of OpCo LLC Units is required.
In addition to the Merger Agreement Proposal, at the Special Meeting, you will be asked to approve (1) one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”), which require the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present, and (2) the nonbinding, advisory proposal regarding certain compensation arrangements for the Company’s named executive officers in connection with the Mergers (the “Merger-Related Compensation Proposal”), which requires the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the matter, assuming a quorum is present.

The Merger Agreement and the transactions contemplated thereby, including the Mergers, have been unanimously approved by the Board, following the recommendation of the Special Committee. The Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Your vote is very important. The Mergers cannot be completed unless the Requisite Company Vote is obtained. A failure to vote your shares of Company Common Stock “FOR” the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Therefore, whether or not you expect to attend the Special Meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope or submit your proxy using the telephone or Internet procedures that may be provided to you. If you attend the Special Meeting and vote during the Special Meeting, your vote by ballot will revoke any proxy previously submitted. To attend and participate in the Special Meeting online, visit [ ] and enter the control number included on your proxy card. If you hold your shares of Company Common Stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.
Completion of the Mergers is subject to the satisfaction or waiver of certain conditions set forth in the Merger Agreement.
The accompanying proxy statement provides you with more detailed information about the Special Meeting, the Merger Agreement and the transactions contemplated by it, including the Mergers. A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in this proxy statement. You may also obtain additional information about the Company from other documents we have filed with the U.S. Securities and Exchange Commission (the “SEC”). In particular, you should read the “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025, and other risk factors detailed from time to time in the Company’s reports filed with the SEC and incorporated by reference in this proxy statement, for risks relating to our business and for a discussion of the risks that you should consider in evaluating the proposed transaction and how it may affect you.
If you have any questions or need assistance voting your shares of Company Common Stock, please contact Sodali & Co., the Company’s proxy solicitor in connection with the Special Meeting:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Call: [ ] (toll-free in North America)
[ ] (outside of North America)
Email: [@info.sodali.com]
Thank you in advance for your cooperation and continued support.
Sincerely,

Trevor Baldwin
Chief Executive Officer
The accompanying proxy statement is dated [ ], 2026, and is first being mailed to the Company’s stockholders on or about [ ], 2026.
NEITHER THE SEC NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGERS, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY IT, INCLUDING THE MERGERS, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

PRELIMINARY PROXY MATERIALS—SUBJECT TO COMPLETION

Dear Stockholder of The Baldwin Insurance Group, Inc.:
You are cordially invited to attend a special meeting (we refer to such meeting, including any adjournment or postponement thereof, as the “Special Meeting”) of the stockholders of The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company” or “us”), to be held virtually via live webcast on the Internet at [ ], on [ ], [ ], 2026, at [ ] Eastern Time. There will be no physical location for the Special Meeting and you will not be able to attend the Special Meeting in person. If you plan to attend the Special Meeting online, please follow the instructions in the accompanying proxy statement. For purposes of attendance at the Special Meeting, all references in the enclosed proxy statement to “present” shall mean virtually present at the Special Meeting. The Special Meeting will be held for the following purposes:
1.
to consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of September 14, 2026 (as amended from time to time, the “Merger Agreement”), by and among the Company, The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), and Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly owned subsidiary of Parent (“LLC Merger Sub” and, together with Merger Sub, the “Merger Subs”), and the parties who execute the joinder thereto, a copy of which is attached as Annex A to the accompanying proxy statement, pursuant to which, among other things, (a) LLC Merger Sub will merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger, pursuant to and in accordance with the provisions of the Delaware Limited Liability Company Act, as may be amended from time to time (the “DLLCA”), (b) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company (the “Company Merger” and, together with the LLC Merger, the “Initial Mergers”), with the Company surviving the Company Merger as a wholly owned subsidiary of Parent, pursuant to and in accordance with the provisions of the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”), and (c) OpCo LLC will form a new, wholly owned limited liability company (“Seller LLC”), Seller LLC will form a new, wholly owned limited liability company (“Seller Intermediate”) and Seller Intermediate will form a new, wholly owned limited liability company (“Seller Merger Sub”) and, immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC (the “Second LLC Merger” and, together with the Initial Mergers, the “Mergers”), with each share of Class A Common Stock, other than certain excluded shares, converted into the right to receive $32.50 in cash, without interest, pursuant to the Company Merger subject to the terms of the Merger Agreement (the “Merger Agreement Proposal”);

2.
to consider and vote on one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”); and

3.	to approve, by nonbinding, advisory vote, certain compensation arrangements for the Company’s named executive officers in connection with the Mergers (the “Merger-Related Compensation Proposal”).
These items of business are more fully described in the proxy statement of which this notice forms a part.
The affirmative vote of the holders of a majority in voting power of the outstanding shares of the Class A common stock, par value $0.01 per share, of the Company (“Class A Common Stock”) and the Class B common stock, par value $0.0001 per share, of the Company (“Class B Common Stock” and, together with the Class A Common Stock, “Company Common Stock”), voting together as a single class and entitled to vote on the Merger Agreement Proposal at the Special Meeting, is necessary for approval of the Merger Agreement Proposal (the “Requisite Company Vote”), assuming a quorum is present. The Requisite Company Vote is the only stockholder vote required for the transactions contemplated by the Merger Agreement. The affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the matter is necessary for approval of the Adjournment Proposal and the Merger-Related Compensation Proposal.
The record date for the Special Meeting is [ ], 2026 (the “Record Date”). Only stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting. Any stockholder entitled to attend and vote at the Special Meeting is entitled to appoint a proxy to attend and act on such stockholder’s behalf.
If the Mergers are consummated, holders of record and beneficial owners of Company Common Stock who continuously hold or own shares of Company Common Stock through the Effective Time, who have not voted in favor of the adoption of the Merger Agreement and who properly demanded appraisal of their shares of Company Common Stock in accordance with, and who have otherwise complied with, Section 262 of the DGCL will be entitled to seek appraisal of their shares of Company Common Stock in connection with the Company Merger. Holders of record and beneficial owners must comply with all the requirements of Section 262 of the DGCL, which are summarized in the proxy statement accompanying this notice.
The Merger Agreement and the transactions contemplated thereby, including the Mergers, have been unanimously approved by the Board, following the recommendation of the Special Committee. The Board recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Your vote is very important. The Mergers cannot be completed unless the Requisite Company Vote is obtained. A failure to vote your shares of Company Common Stock “FOR” the Merger Agreement Proposal will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
Therefore, whether or not you expect to attend the Special Meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope, or submit your proxy using the telephone or Internet procedures that may be provided to you. If you attend the Special Meeting and vote during the Special Meeting, your vote by ballot will revoke any proxy previously submitted. To attend and participate in the Special Meeting online, visit [ ] and enter the control number included on your proxy card. If you hold your shares of Company Common Stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote.
The proxy statement of which this notice forms a part provides a detailed description of the Merger Agreement and the transactions contemplated thereby, including the Mergers. We encourage you to carefully read the entire proxy statement and its annexes, including the Merger Agreement and the documents referred to or incorporated by reference in this proxy statement. If you have any questions concerning the Mergers or the proxy statement, would like additional copies of the proxy statement or need help voting your shares of Company Common Stock, please contact the Company’s proxy solicitor:
Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Call: [ ] (toll-free in North America)
[ ] (outside of North America)
Email: [@info.sodali.com]
By Order of the Board of Directors,

Seth Cohen
General Counsel and Corporate Secretary

i

SUMMARY TERM SHEET
The following summary highlights selected information in this proxy statement and may not contain all of the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to or incorporated by reference in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. See the section of this proxy statement titled “Where You Can Find More Information.”
Certain Defined Terms
In this proxy statement, we refer to The Baldwin Insurance Group, Inc. as the “Company,” “Baldwin,” “us,” “our,” “we” and, after the Company Merger, the “Surviving Corporation” and The Baldwin Insurance Group Holdings, LLC, as “OpCo LLC” and, after the LLC Merger, the “Surviving LLC,” and we use the following additional defined terms:
•	“Ardea” refers to Ardea Partners LP, financial advisor to the Company;
•	“Board” refers to the board of directors of the Company;
•	“Baldwin Parties” refers to Trevor Baldwin and L. Lowry Baldwin;
•	“Class A Common Stock” refers to the shares of Class A common stock, par value $0.01 per share, of the Company;
•	“Class B Common Stock” refers to the shares of Class B common stock, par value $0.0001 per share, of the Company;
•
“Closing Exchanges” refers to the exchanges, immediately prior to and conditioned upon the immediate subsequent occurrence of the Effective Time, by holders of OpCo LLC Units (other than the Company) of OpCo LLC Units for an equal number of shares of Class A Common Stock pursuant to the OpCo LLC Agreement and Section 2.01 of the Merger Agreement;

•	“Company Common Stock” refers to the Class A Common Stock and the Class B Common Stock, together;
•
“Company Credit Agreement” refers to the Amended and Restated Credit Agreement, dated as of May 24, 2024, among The Baldwin Insurance Group Holdings, LLC (formerly known as Baldwin Risk Partners, LLC), as borrower, JPMorgan Chase Bank, N.A., as administrative agent, and the other parties thereto, as amended by Amendments No. 1 through No. 4;

•
“Company Indenture” refers to the Indenture, dated as of May 24, 2024, by and among The Baldwin Insurance Group Holdings, LLC, The Baldwin Insurance Group Holdings Finance, Inc., the guarantors named therein and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent;

•	“Company Merger” refers to the merger of Merger Sub with and into the Company pursuant to the Merger Agreement, with the Company surviving;
•
“Company PSUs” refers to the Company restricted stock units granted pursuant to the Company’s equity plans that are subject to performance-based vesting conditions and that are outstanding immediately prior to the Effective Time;

•
“Company Restricted Shares” refers to shares of Class A Common Stock or restricted stock units granted pursuant to the Company’s equity plans that are subject to forfeiture, vesting or other lapse conditions;

•	“Company RSAs” refers to awards of Company Restricted Shares;
•	“Confidentiality Agreement” refers to the Confidentiality Agreement, dated as of June 21, 2026, between the Company and Sequence;
•
“Debt Commitment Letter” refers to the executed commitment letter, dated as of the date of the Merger Agreement, delivered to Parent by the debt financing sources identified therein confirming their respective commitments to provide or arrange the Debt Financing, including the related exhibits, schedules, annexes, supplements, term sheets and fee letters;

•
“Debt Financing” refers to the debt financing that the debt financing sources have committed to provide to LLC Merger Sub in connection with the transactions contemplated by the Merger Agreement pursuant to the Debt Commitment Letter;

•	“DFO” refers to DFO Private Investments, L.P., a Delaware limited partnership and an affiliated investment entity of DFO Management, LLC, a Delaware limited liability company;
•	“DGCL” refers to the General Corporation Law of the State of Delaware, as may be amended from time to time;
•	“DLLCA” refers to the Delaware Limited Liability Company Act, as may be amended from time to time;
•	“Equity Commitment Letter” refers to the executed commitment letter, dated as of the date of the Merger Agreement, delivered by DFO to Parent;
•
“Equity Financing” refers to the equity financing that DFO has committed to provide to Parent in connection with the transactions contemplated by the Merger Agreement, subject to the terms and conditions of the Equity Commitment Letter;

•	“Exchange Act” refers to the Securities Exchange Act of 1934, as amended;
•	“Financing” refers to the Equity Financing and the Debt Financing, together;
•
“Governmental Authority” refers to any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any insurance department or division thereof, any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality;

•	“Initial Mergers” refers to the LLC Merger and the Company Merger, together;
•	“Limited Guarantee” refers to the limited guarantee, dated as of the date of the Merger Agreement, delivered by DFO in favor of the Company pursuant to the Merger Agreement;
•	“LLC Merger” refers to the merger of LLC Merger Sub with and into OpCo LLC pursuant to the Merger Agreement, with OpCo LLC surviving;
•	“LLC Merger Sub” refers to Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of Parent;
•
“Merger Agreement” refers to the Agreement and Plan of Merger, dated as of September 14, 2026, by and among the Company, OpCo LLC, Parent, Merger Sub and LLC Merger Sub, as it may be amended from time to time;

•
“Merger Consideration” refers to $32.50 in cash, without interest, for each share of Class A Common Stock and each OpCo LLC Unit converted into the right to receive such amount pursuant to the Merger Agreement;

•	“Mergers” refers to the Initial Mergers and the Second LLC Merger, together;
•	“Merger Sub” refers to Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent;
•	“Merger Subs” refers to Merger Sub and LLC Merger Sub, together;
•	“Nasdaq” refers to the Nasdaq Global Select Market;
•	“NEO” refers to the named executive officers of the Company;
•
“OpCo LLC Agreement” refers to the Third Amended and Restated Limited Liability Company Agreement of OpCo LLC, dated as of October 7, 2019, as amended by Amendment No. 1, dated as of November 3, 2020, and Amendment No. 2, dated as of May 2, 2024;

•	“OpCo LLC Units” refers to the common limited liability company interests in OpCo LLC;
•	“Parent” refers to Square Acquisition Parent, Inc., a Delaware corporation;
•	“Parent Entities” refers to Topco, Parent, Merger Subs, DFO and Sequence, together;

•	“Perella Weinberg” refers to Perella Weinberg Partners LP, financial advisor to the Special Committee;
•
“Person” refers to an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority or any “group” within the meaning of Section 13(d) of the Exchange Act;

•	“Reciprocals” refers to the Builder Reciprocal Insurance Exchange, a Texas domestic reciprocal insurer, and Invictus Insurance Exchange, an Arizona domestic reciprocal insurer;
•	“Record Date” refers to [ ], 2026, the record date for the Special Meeting;
•	“Representatives” refers to the directors, officers, employees, investment bankers, attorneys, accountants and other advisors or representatives of a Person;
•
“Requisite Company Vote” refers to the affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock, voting together as a single class, and entitled to vote on the Merger Agreement Proposal at the Special Meeting;

•	“Retained Units” refers to the OpCo LLC Units that certain holders agree not to exchange and to retain immediately prior to the Effective Time pursuant to the Rollover Agreements;
•	“Rollover” refers to the Stockholder Rollover and the Unitholder Retention, together;
•	“Rollover Agreements” refers to the Voting, Support and Rollover Agreements and the other rollover agreements entered into in connection with the Merger Agreement, collectively;
•
“Rollover Commitment Letters” refers to the rollover commitment letters entered into concurrently with the Merger Agreement by and among the Company, OpCo LLC and each of the stockholders party thereto;

•
“Rollover Stock” refers to the shares of Class A Common Stock contributed to Topco immediately prior to the Initial Mergers and following the Closing Exchanges in exchange for equity interests in Topco pursuant to the Rollover Agreements;

•	“SEC” refers to the U.S. Securities and Exchange Commission;
•	“Second LLC Merger” refers to the merger, immediately following the Initial Mergers, of Seller Merger Sub with and into OpCo LLC pursuant to the Merger Agreement, with OpCo LLC surviving;
•	“Second Surviving LLC” refers to OpCo LLC as the surviving limited liability company in the Second LLC Merger;
•	“Securities Act” refers to the Securities Act of 1933, as amended;
•	“Section 262” refers to Section 262 of the DGCL;
•	“Seller Intermediate” refers to a Delaware limited liability company to be formed by Seller LLC as Seller LLC’s wholly owned subsidiary in connection with the Second LLC Merger;
•	“Seller LLC” refers to a Delaware limited liability company to be formed by OpCo LLC as OpCo LLC’s wholly owned subsidiary in connection with the Second LLC Merger;
•	“Seller Merger Sub” refers to a Delaware limited liability company to be formed by Seller Intermediate as Seller Intermediate’s wholly owned subsidiary in connection with the Second LLC Merger;
•	“Sequence” refers to Sequence AI Holdings, Inc., a Delaware corporation;
•	“Special Committee” refers to the special committee of the Board consisting only of directors determined by the Board to be “disinterested directors” as defined in Section 144 of the DGCL;
•
“Special Meeting” refers to the special meeting of the stockholders of the Company to be held virtually via live webcast on the Internet at [ ], on [ ], 2026, at [ ] Eastern Time, including any adjournment or postponement thereof;

•	“Sponsors” refers to DFO and Sequence, together;

•
“Stockholders Agreement Consent” refers to the written consent executed by Holders (as defined in the Stockholders Agreement) of a majority of the shares of Class B Common Stock held by the Holders approving and consenting to the transactions contemplated by the Merger Agreement, including the Mergers, for purposes of Section 1.01 of the Stockholders Agreement;

•	“Stockholder Rollover” refers to the contribution of Rollover Stock to Topco in exchange for equity interests in Topco pursuant to the Rollover Agreements;
•	“Stockholders Agreement” refers to the Stockholders Agreement, dated as of October 30, 2024, by and among the Company and the other parties thereto;
•	“Tax Receivable Agreement” refers to the Tax Receivable Agreement, dated as of October 28, 2019, by and among the Company, OpCo LLC and the other parties thereto;
•	“Topco” refers to Square Acquisition Topco, LLC, a Delaware limited liability company;
•
“TRA Amendment” refers to Amendment No. 1 to the Tax Receivable Agreement, dated as of September 14, 2026, which provides, among other things, for the payment of a termination payment as set forth therein and the termination of the Tax Receivable Agreement upon such payment;

•	“Unaffiliated Stockholders” refers to the Company’s stockholders other than holders of Rollover Stock and stockholders that are parties to the Tax Receivable Agreement;
•	“Unitholder Retention” refers to the retention of Retained Units immediately prior to the Effective Time pursuant to the Rollover Agreements;
•
“Voting, Support and Rollover Agreements” refers to the voting, support and rollover agreements, entered into concurrently with the Merger Agreement, by and among the Company, OpCo LLC, Parent, Merger Subs, Topco and each of the stockholders party thereto.

Treatment of Class A Common Stock
If the Company Merger is completed, each share of Class A Common Stock issued and outstanding immediately prior to the effective time of the Initial Mergers (the “Effective Time”) other than (A) shares held by the Company as treasury stock (other than shares of Class A Common Stock in an Employee Plan of the Company), (B) shares held by Topco or any of its Subsidiaries, including the Rollover Stock, (C) shares held by any Subsidiary of the Company and (D) shares that are held by holders of record or owned by beneficial owners of the Company who have not voted in favor of the adoption of the Merger Agreement (or consented thereto in writing) and who have properly demanded appraisal of such shares of Company Common Stock and who have otherwise complied with Section 262 (“Class A Dissenting Shares”), will be converted into the right to receive $32.50 in cash, without interest (the “Merger Consideration”). Rollover Stock will be contributed to Topco in exchange for Exchange Shares pursuant to the Rollover Agreements.
Treatment of Class B Common Stock
Prior to the Company Merger and conditioned upon immediate subsequent occurrence of the Effective Time, pursuant to the OpCo LLC Agreement and the terms and conditions set forth in the notice provided to holders of OpCo LLC Units by OpCo LLC (the “Closing Exchanges Notice”), holders of OpCo LLC Units (excluding the Company) will have the right to effect the Closing Exchanges, which will result in the automatic transfer for no consideration to the Company of a number of shares of Class B Common Stock (and OpCo LLC Units) held by such exchanging holder equal to the number of OpCo LLC Units so exchanged. Other than shares that are held by holders of record or owned by beneficial owners of such shares who have not voted in favor of the adoption of the Merger Agreement (or consented thereto in writing) and who have properly demanded appraisal of such shares of Company Common Stock and who have otherwise complied with Section 262 (“Class B Dissenting Shares,” and together with the Class A Dissenting Shares, “Dissenting Shares”), any remaining shares of Class B Common Stock issued and outstanding immediately prior to the Effective Time will be automatically cancelled and no payment will be made with respect thereto.
Treatment of OpCo LLC Units
Prior to the Company Merger, holders of OpCo LLC Units (other than the Company) will have the right to effect the Closing Exchanges, pursuant to which such holders may exchange OpCo LLC Units (and shares of Class B Common Stock) held by them for an equal number of shares of Class A Common Stock, in accordance with the OpCo LLC Agreement and the terms and conditions set forth in the Closing Exchanges Notice delivered by OpCo LLC to all holders of OpCo LLC Units at least five Business Days prior to the Closing. The Closing Exchanges will be consummated immediately prior to, and conditioned upon the immediate subsequent occurrence of, the Effective Time. Holders of OpCo LLC Units who are parties to the Rollover Agreements have agreed not to effect an Exchange with respect to their OpCo LLC Units and to retain such OpCo LLC Units immediately prior to the Effective Time (the “Retained Units”). In addition, immediately prior to the Initial Mergers and following the Closing Exchanges, certain stockholders of the Company who are parties to the Rollover Agreements will contribute their Rollover Stock to Topco in exchange for equity interests in Topco (the “Stockholder Rollover”).
At the Effective Time and following the Closing Exchanges, (i) each OpCo LLC Unit issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges), other than (A) each OpCo LLC Unit held by OpCo LLC, (B) each OpCo LLC Unit held by Topco or any of its Subsidiaries (including Parent) or by the Company, (C) the Retained Units and (D) each OpCo LLC Unit held by any Subsidiary of OpCo LLC, will be converted into the right to receive the Merger Consideration, and all such OpCo LLC Units will no longer be outstanding and will automatically be canceled and retired and will cease to exist and will thereafter represent only the right to receive the Merger Consideration on the terms and conditions set forth in the Merger Agreement; and (ii) each OpCo LLC Unit held by OpCo LLC or by any Subsidiary of OpCo LLC, and each unit of LLC Merger Sub, will be canceled and will cease to exist without any conversion thereof, and no consideration will be delivered therefor.
Immediately following the Initial Mergers, the Company, as the surviving corporation as a wholly owned, direct Subsidiary of Parent (the “Surviving Corporation”) and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC in the Second LLC Merger, with OpCo LLC surviving as the Second Surviving LLC. At the Second Effective Time, each unit of Seller Merger Sub outstanding immediately prior to the Second Effective Time will be cancelled and converted into one OpCo LLC Unit, and each OpCo LLC Unit issued and outstanding immediately prior to the Second Effective Time will be converted into the right to receive one Seller LLC Unit. As of the Second Effective Time, all such OpCo LLC Units will no longer be outstanding and will automatically be canceled and retired and will cease to exist and will thereafter represent only the right to receive Seller LLC Units on the terms and conditions set forth in the Merger Agreement.
Treatment of Company Equity Awards
With respect to the outstanding equity awards of the Company, at the Effective Time, such awards will generally be treated as follows:
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Company PSUs: Achievement of performance goals applicable to each award of Company performance stock units (“Company PSUs”) will be determined by the Company’s Compensation Committee prior to the Effective Time (but will not exceed the midpoint between “target” and “superior” performance), and each Company PSU award, to the extent so earned, will be converted into the right to receive an amount equal to (i) the number of shares subject to such earned Company PSU award, multiplied by (ii) the Merger Consideration. However, if necessary to avoid adverse tax consequences under Section 4999 of the Internal Revenue Code, certain Company PSU awards may instead be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company PSU award prior to the Effective Time.

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Company RSAs: Each outstanding Company restricted stock award (“Company RSA”) that was outstanding as of the date of the Merger Agreement and scheduled to vest on or before January 1, 2028 will be converted into the right to receive an amount equal to (i) the number of shares subject to such Company RSA, multiplied by (ii) the Merger Consideration. Each outstanding Company RSA scheduled to vest in whole or in part after January 1, 2028 will become vested with respect to that portion that would have vested on or prior to January 1, 2028 if such award had vested in equal annual installments, and such vested portion will be converted into the right to receive an amount equal to (i) the number of shares subject to such vested portion, multiplied by (ii) the Merger Consideration. All other Company RSAs (including all Company RSAs granted after the date of the Merger Agreement) will be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company RSA prior to the Effective Time.

Special Factors (page 24)
Background of the Mergers
A description of the background of the Mergers is included in the section of this proxy statement titled “Special Factors—Background of the Mergers.”
Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers
The Board formed the Special Committee, comprised solely of independent and disinterested directors, each of whom the Board in good faith determined to be disinterested and independent, including without limitation for purposes of Section 144 of the DGCL, and authorized and empowered the Special Committee to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party of any element of a potential strategic transaction involving the Company, including a potential take-private transaction involving the Company by one or more private equity sponsors, and any alternative strategic transactions with other parties (a “Potential Transaction”), (ii) oversee and supervise the negotiation by the Company of the terms and conditions of any definitive agreement with respect to a Potential Transaction (and any related agreements or documents) including any amendment to, compromise of, or early termination of, the Tax Receivable Agreement, (iii) determine and recommend to the Board (A) whether a Potential Transaction is advisable and fair to and in the best interests of the stockholders of the Company and (B) that the Board take other actions or consider other matters that the Special Committee may determine are necessary or advisable or appropriate with respect to any Potential Transaction, (iv) determine, in its sole discretion, to elect not to pursue a Potential Transaction, (v) take such other action relating to or arising in connection with any such transaction as the Special Committee deems necessary, appropriate or advisable, and (vi) approve any transaction (including, without limitation, any transaction resulting in a person becoming an “interested stockholder”) for purposes of Section 203 of the DGCL. The Special Committee unanimously (i) determined that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, (ii) recommended that the Board (A) determine that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, (B) approve and declare advisable the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, and (C) subject to approval by the Board, submit the Merger Agreement to the stockholders of the Company for their adoption and recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement. The Board, following the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, on the terms and subject to the conditions set forth therein, are advisable, fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (3) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (4) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders and (5) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.
The Merger Agreement and the transactions contemplated thereby, including the Mergers, have been unanimously approved by the Board, following the recommendation of the Special Committee. The Board, by a unanimous vote of the Company’s directors, recommends that you vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal, and “FOR” the Merger-Related Compensation Proposal.
For a description of the material factors considered by the Special Committee and by the Board in deciding to recommend approval of the proposal to adopt the Merger Agreement, see the section of this proxy statement titled “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers.”
Position of the Parent Entities as to the Fairness of the Mergers; Purpose and Reasons of Parent Entities for the Mergers
The Company Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Parent Entities are required to express their purposes and reasons for the Mergers and their beliefs as to the fairness of the proposed Mergers to the Company’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act. For a description of the Parent Entities’ purposes and reasons for the Mergers, and their beliefs as to the fairness of the Mergers to the unaffiliated security holders, please see the section of this proxy statement titled “Special Factors — Position of the Parent Entities as to the Fairness of the Mergers — Position of the Parent Entities as to the Fairness of the Mergers” and “Special Factors — Purpose and Reasons of the Parent Entities for the Mergers — Purpose and Reasons of the Parent Entities for the Mergers”.
The Parent Entities believe that the Transactions are substantively and procedurally fair to the unaffiliated security holders of the Company. However, none of the Parent Entities has undertaken any formal evaluation of the fairness of the Mergers to the unaffiliated security holders or engaged a financial advisor for such purpose. The Parent Entities did not participate in the discussions or deliberations of the Board or the Special Committee regarding, nor have they received advice from the legal, financial or other advisors of the Board as to, the fairness of the Mergers. The belief of the Parent Entities as to the fairness of the Mergers is based on the factors discussed in the section of this proxy statement titled “Special Factors—Position of the Parent Entities as to the Fairness of the Mergers.”
Opinion of Perella Weinberg Partners LP
The Special Committee retained Perella Weinberg as financial advisor to the Special Committee in connection with a Potential Transaction. The Special Committee requested that Perella Weinberg evaluate the fairness from a financial point of view to the Unaffiliated Stockholders of the Merger Consideration to be received by such holders in the Company Merger pursuant to the Merger Agreement, and on September 13, 2026, Perella Weinberg rendered to the Special Committee the opinion of Perella Weinberg, which was subsequently confirmed in writing, that as of such date, and based upon and subject to, among other things, the various qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Perella Weinberg’s written opinion dated September 13, 2026, which describes the assumptions made, procedures followed, matters considered and qualifications and limitations upon the review undertaken by Perella Weinberg in preparing its opinion, is attached as Annex B and is incorporated herein by reference. Perella Weinberg’s financial advisory services and opinion were provided for the information and assistance of the Special Committee in connection with and for purposes of its consideration of a Potential Transaction, and Perella Weinberg’s opinion addressed only the fairness, from a financial point of view, as of the date thereof, of the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement. Perella Weinberg’s opinion did not address any other term or aspect of the Merger Agreement or the Mergers and does not constitute a recommendation to any stockholder of the Company or any other person as to how such stockholder or other person should vote with respect to the Mergers or otherwise act with respect to the Mergers or any other matter.
The full text of Perella Weinberg’s written opinion should be read carefully in its entirety for a description of the assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Perella Weinberg in preparing its opinion.
For more information, please see the section of this proxy statement titled “Special Factors– Opinion of Perella Weinberg Partners LP.”
Opinion of Ardea Partners LP
Pursuant to an engagement letter between the Company and Ardea, dated September 2, 2026, the Company retained Ardea as its financial advisor in connection with the Transaction. At a meeting of the Board held on September 13, 2026, representatives of Ardea rendered to the Board Ardea’s oral opinion, subsequently confirmed in a written opinion dated September 14, 2026 and delivered to the Board, to the effect that, as of the date of Ardea’s written opinion and based upon, and subject to, the assumptions made, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Ardea’s written opinion, dated September 14, 2026 (the “Ardea Opinion”), which sets forth the assumptions made, matters considered and qualifications and limitations, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. The summary of the Ardea Opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Ardea’s written opinion. Stockholders are urged to, and should, read the Ardea Opinion carefully and in its entirety. Ardea provided its advisory services and opinion for the information and assistance of the Board (in its capacity as such) in connection with its consideration of the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger and did not address any other term or aspect of the Merger Agreement or the Transaction, the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. Ardea’s opinion does not constitute a recommendation as to how any stockholders should vote with respect to the Transaction contemplated by the Merger Agreement or any other matter. For more information, please see the section of this proxy statement titled “Special Factors— Opinion of Ardea Partners LP.”
Certain Effects of the Mergers
At the Effective Time, each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time will be converted into the right to receive the Merger Consideration other than (A) shares of Class A Common Stock held by the Company as treasury stock (other than shares of Class A Common Stock in an Employee Plan of the Company) or by any Subsidiary of the Company, which will be canceled without consideration, (B) shares of Class A Common Stock held by Topco or any of its Subsidiaries, including the Rollover Stock, which will remain outstanding and will not be entitled to receive the Merger Consideration, and (C) Class A Dissenting Shares. Prior to the Company Merger, each holder of OpCo LLC Units (other than the Company) will have the right to exchange all of such holder’s outstanding OpCo LLC Units for an equal number of shares of Class A Common Stock in the Closing Exchanges, which shares of Class A Common Stock will then be converted into the right to receive the Merger Consideration at the Effective Time on the same basis as all other non-excluded shares of Class A Common Stock. In connection with the Closing Exchanges, each exchanging holder of OpCo LLC Units will automatically transfer to the Company, for no consideration, a number of shares of Class B Common Stock equal to the number of OpCo LLC Units so exchanged. Other than Class B Dissenting Shares, each share of Class B Common Stock that remains outstanding immediately prior to the Effective Time (after giving effect to the Closing Exchanges) will be canceled without conversion and without consideration.
Holders who are parties to the Rollover Agreements have agreed not to exchange their Retained Units and to contribute their Rollover Stock to Topco in exchange for equity interests in Topco. At the Effective Time and following the Closing Exchanges, by virtue of the LLC Merger: (i) each issued and outstanding OpCo LLC Unit, other than (A) each OpCo LLC Unit held by OpCo LLC, (B) each OpCo LLC Unit held by Topco or any of its Subsidiaries (including Parent) or by the Company, (C) the Retained Units and (D) each OpCo LLC Unit held by any Subsidiary of OpCo LLC, will be converted into the right to receive the Merger Consideration, and all such OpCo LLC Units will no longer be outstanding and will automatically be canceled and retired and will cease to exist and will thereafter represent only the right to receive the Merger Consideration on the terms and conditions set forth in the Merger Agreement; (ii) each Retained Unit and each OpCo LLC Unit held by Topco or any of its Subsidiaries (including Parent) or by the Company will remain outstanding and will not be entitled to receive the Merger Consideration; and (iii) each OpCo LLC Unit held by OpCo LLC or by any Subsidiary of OpCo LLC, and each unit of LLC Merger Sub, will be canceled without conversion and without consideration. Immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC in the Second LLC Merger, with OpCo LLC surviving as the Second Surviving LLC, and at the Second Effective Time each OpCo LLC Unit issued and outstanding immediately prior to the Second Effective Time will be converted into one Seller LLC Unit. For a further discussion of the effects of the Mergers, see the section of this proxy statement titled “Special Factors—Certain Effects of the Mergers.”
Interests of Executive Officers and Directors of the Company in the Mergers
In considering the recommendation of the Board that the stockholders of the Company vote in favor of the adoption of the Merger Agreement, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests in the Mergers that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Special Committee and the Board were aware of these interests and considered them, among other matters, in determining that the Merger Agreement and transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of, the Company and the

Unaffiliated Stockholders, and in making their related recommendations, including the Board’s recommendation that the stockholders of the Company vote in favor of the adoption of the Merger Agreement. These interests include, among others, (i) the contribution of certain shares of Class A Common Stock and the retention of certain units held by a subsidiary of the Company (the “OpCo LLC Units”) held by certain stockholders, who are affiliated with certain directors of the Company, to Topco immediately prior to closing of the Mergers in exchange for equity interests in Topco, as contemplated by the Voting, Support and Rollover Agreements, (ii) the treatment of Company PSUs and Company RSAs under the Merger Agreement that are held by the executive officers and directors of the Company, (iii) the vesting, and in some cases forfeiture, of certain Company PSUs and Company RSAs held by the executive officers and directors of the Company, (iv) certain payments to certain executive officers and directors of the Company, including those affiliated with the Sponsors, under the TRA Amendment (as defined below), (v) the provision of indemnification and insurance arrangements in favor of executive officers and directors of the Company under the Merger Agreement and (vi) payments and benefits that certain of the Company’s executive officers would receive in connection with the Mergers, including as a result of a termination of such executive officers’ employment following the Mergers. These interests are discussed in more detail in the section of this proxy statement titled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers.”
Trevor Baldwin and L. Lowry Baldwin (collectively, the “Baldwin Parties”) have entered into Voting, Support and Rollover Agreements and agreed to, among other things, vote their shares in favor of the Merger Agreement Proposal and the Mergers and to retain certain OpCo LLC Units as Retained Units, which will be converted into Seller LLC Units in the Second LLC Merger.
Material U.S. Federal Income Tax Consequences of the LLC Merger and the Company Merger
Each of (i) the exchange by U.S. holders (as defined in the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Mergers”) of shares of Class A Common Stock for cash in the Company Merger and (ii) the exchange by U.S. holders of OpCo LLC Units (other than any such U.S. holder who participates in the Rollover) for cash in the LLC Merger is expected to be treated as a taxable transaction for U.S. federal income tax purposes. In addition, current or former holders of OpCo LLC Units may receive a Final TRA Payment (as defined below), all or a portion of which may relate to OpCo LLC Units a U.S. holder exchanges in the LLC Merger, and such portion is expected to be treated as additional consideration for the OpCo LLC Units exchanged by such U.S. holder in the LLC Merger.
All holders of OpCo LLC Units (and corresponding shares of Class B Common Stock, if any) and holders of shares of Class A Common Stock should consult with their own tax advisors as to the specific tax consequences of the Mergers and any related transactions to them in their particular circumstances, including the applicability and effect of any U.S. federal, state or local, non-U.S. or other tax laws. In addition, each person who may receive a Final TRA Payment should consult with its own tax advisor regarding the U.S. federal income and other tax consequences to it of the receipt of a Final TRA Payment. See the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Mergers.”
Financing of the Mergers
The Merger Agreement is not conditioned upon receipt of financing by Parent or Merger Subs. We anticipate that the total amount of funds necessary to consummate the Mergers and the other transactions contemplated by the Merger Agreement, not including fees and expenses, will be approximately $7.7 billion, including the estimated funds needed to (a) pay the Merger Consideration due to holders of shares of Company Common Stock and OpCo LLC Units under the Merger Agreement; (b) make payments in respect of outstanding Company PSU Awards, Contingent PSU Cash Awards, Contingent RSA Cash Awards and Company Restricted Shares pursuant to the Merger Agreement; and (c) pay, redeem or otherwise terminate any outstanding net indebtedness of the Company as of Closing.
The Merger Agreement (page 98)
A summary of the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference in this proxy statement, is described in the section of this proxy statement titled “The Merger Agreement.” Among other things, the Merger Agreement includes the following terms:
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Closing and Effective Times of Mergers. Assuming timely satisfaction of necessary closing conditions set forth in the Merger Agreement (other than those conditions that by their nature are to be satisfied at the

Closing but subject to the following satisfaction or waiver of the closing conditions), including the adoption of the Merger Agreement by the stockholders, we anticipate that the Mergers will be completed in the first quarter of 2027. The Company cannot assure completion of the Mergers by any particular date, if at all.
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Conditions to the Mergers. The closing of the Mergers depends on conditions being satisfied or waived. These conditions, which are described more fully in “The Merger Agreement—Conditions to the Mergers,” include:

•	the adoption of the Merger Agreement by the Requisite Company Vote;
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any notification and waiting period requirements applicable to the consummation of the Mergers under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”) has expired or been terminated and the approvals, clearances or expirations of waiting periods under certain other laws or regulations have been obtained as a result of the expiration of applicable waiting periods;

•	the absence of any law or order of any governmental authority restraining, enjoining, rendering illegal or otherwise prohibiting consummation of the Mergers;
•	the accuracy of each party’s representations and warranties in the Merger Agreement (generally subject to materiality qualifications);
•	the performance, in all material respects, by each party of all obligations required to be performed by it under the Merger Agreement;
•	the absence of a Company Material Adverse Effect; and
•	the delivery of an officers’ certificate by each party with respect to the accuracy of the representations and warranties and performance of obligations of such party under the Merger Agreement.
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No Solicitation and Negotiation. Pursuant to the Merger Agreement, the Company may not, directly or indirectly, solicit, initiate, propose or knowingly encourage any Acquisition Proposal (as defined in the Merger Agreement), enter into, engage in or participate in any discussions or negotiations with, or furnish any non-public information to, any third party relating to any Acquisition Proposal, make an Adverse Recommendation Change (as defined in the section of this proxy statement titled “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Change of Recommendation”), or enter into any agreement relating to an Acquisition Proposal. Notwithstanding the restrictions described above, we may, prior to the time the Merger Agreement is adopted by our stockholders, (x) provide information in response to a bona fide written Acquisition Proposal received after the date of the Merger Agreement that did not result from a breach of the non-solicitation provisions of the Merger Agreement, subject to certain conditions, and (y) engage or participate in any discussions or negotiations with certain third parties who have made such a bona fide written Acquisition Proposal, if and only if the Board (acting on the recommendation of the Special Committee) has determined in good faith based on the information then available and after consultation with its financial advisors and outside legal counsel that such Acquisition Proposal either constitutes a Superior Proposal (as defined in the Merger Agreement) or is reasonably likely to result in a Superior Proposal and that the failure to take action would reasonably be expected to be inconsistent with its fiduciary duties under applicable law.

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Board Recommendation Changes. The Merger Agreement also provides that, at any time before the stockholders of the Company adopt the Merger Agreement, the Board (acting upon the recommendation of the Special Committee) may effect an Adverse Recommendation Change (or terminate the Merger Agreement) with respect to a bona fide written Acquisition Proposal that did not arise from a breach of the obligations in non-solicitation provisions in the Merger Agreement if prior to taking such actions (A) the Board (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with its financial advisors and outside legal counsel, that such Acquisition Proposal is a Superior Proposal, and (B) the Company, the Board and/or the Special Committee, as applicable, complies with certain procedures. Such non-solicitation provisions generally prohibit the Company from soliciting, initiating, proposing, or knowingly encouraging any Acquisition Proposal, or entering into discussions, negotiations, or agreements relating thereto. The non-solicitation provisions are described in more detail in the section of this proxy statement titled “The Merger Agreement—No Solicitation of Acquisition Proposals; Board Recommendation Changes—No Change of Recommendation—No Change of Recommendation Exceptions—Change of Recommendation and Termination Procedures.”
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Intervening Events. The Merger Agreement provides that prior to the time the stockholders of the Company adopt the Merger Agreement, in response to an Intervening Event, the Board (acting on the recommendation of the Special Committee) may effect an Adverse Recommendation Change, solely with respect to (1) the withdrawal, withholding, qualification or modification of, or public proposal to withdraw, withhold, qualify or modify, the Company Board Recommendation and (2) the failure to include the Company Board Recommendation in the Proxy Statement, if, prior to taking such action, (1) the Board (acting on the recommendation of the Special Committee) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law and (2) the Company, the Board and/or the Special Committee, as applicable, complies with certain procedures.

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Termination and Termination Fees. The Merger Agreement contains certain termination rights, including, among other things, the right of either party to terminate the Merger Agreement (provided, in the case of the Company, it is also approved by the Special Committee) if the Mergers have not occurred on or before June 14, 2027 (the “Initial End Date”), subject to extension to September 14, 2027 in certain circumstances, and the right of the Company to terminate the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal, subject to specified exceptions and limitations. In addition, the Merger Agreement provides that the Company will be required to pay Parent a termination fee of $170,334,000 (the “Company Termination Fee”) if the Merger Agreement is terminated in certain circumstances, including, but not limited to, if (a) either Parent or the Company terminates upon the End Date at which time the Requisite Company Vote has not been obtained, either Parent or the Company terminates for failure to obtain the Requisite Company Vote, or Parent terminates because of the Company’s breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement; (b) an Acquisition Proposal has been publicly announced and not publicly withdrawn prior to the Special Meeting; and (c) the Company consummates a transaction contemplated by an Acquisition Proposal or enters into an alternative acquisition agreement within 12 months following the date of termination. The Company Termination Fee would also be payable if (a) Parent terminates the Merger Agreement because the Board (acting upon the recommendation of the Special Committee) makes an Adverse Recommendation Change or (b) the Company terminates the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal. For further discussion of the rights of the parties to terminate the Merger Agreement and the circumstances in which the Company Termination Fee will be payable, see the sections of this proxy statement titled “The Merger Agreement—Termination” and “The Merger Agreement—Company Termination Fee.”

•	Remedies; Specific Performance:
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If the Merger Agreement is validly terminated in circumstances where the Company Termination Fee is payable and is paid in full, receipt by Parent of the Company Termination Fee and any applicable Enforcement Costs will be the sole and exclusive remedy of Parent and the Merger Subs, subject to claims or damages for a Willful Breach of Section 6.03 or Section 8.03 of the Merger Agreement.

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If the Merger Agreement is terminated in circumstances where the Parent Termination Fee is payable, the Company’s right to receive the Parent Termination Fee of $276,218,000, plus any Financing Costs (subject to the Reimbursement Cap) and Enforcement Costs, will be the sole and exclusive monetary remedy of the Company and its Affiliates against Parent, Merger Subs and the other Parent Related Parties, and in no event will the liability of Parent, Merger Subs or DFO exceed the Cap of $281,468,000.

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Prior to the valid termination of the Merger Agreement, each party is entitled to enforce specifically the terms and provisions of the Merger Agreement subject to the terms thereof, including the Company’s right to obtain specific performance of Parent’s obligation to cause the Equity Financing to be funded as and when required under the Equity Commitment Letter in accordance with terms thereof. Under no circumstances will Parent or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the closing of the Mergers and any monetary damages.
The Voting, Support and Rollover Agreements (page 119)
On September 14, 2026, certain stockholders of the Company or unitholders of OpCo LLC (the “Rollover Holders”), entered into the Voting, Support and Rollover Agreements with the Company, Parent and certain affiliates of Parent and solely for the purposes described therein. Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders agreed to, among other things, (i) contribute to Topco or retain approximately 7.3% of the outstanding shares of Company Common Stock, consisting of shares of Class A Common Stock and Class B Common Stock and the corresponding OpCo LLC Units; and (ii) vote or cause to be voted any shares of Company Common Stock or OpCo LLC Units owned by them: (1) in favor of (a) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (b) any proposal to adjourn or postpone the Special Meeting if the Company or Parent proposes or requests such adjournment or postponement in accordance with the Merger Agreement, (c) the adoption of any amendment to the Merger Agreement that does not (x) decrease the Merger Consideration or results in the imposition of any restriction on the Rollover Holder’s right to receive the Merger Consideration, (y) change the form of the Merger Consideration, or (z) otherwise result in a change that adversely and disproportionately affects the Rollover Holder relative to any other stockholders of the Company (any amendment that results in clauses (x) through (z), an “Adverse Amendment”), and (d) any other proposal necessary or desirable for the consummation of the Mergers; and (2) against (a) any Acquisition Proposal or Alternative Acquisition Agreement (or any action or proposal in furtherance thereof), (b) any action or agreement that would be reasonably likely to result in a material breach of the Merger Agreement or any of the conditions to Closing not being satisfied, and (c) any other action or agreement that is intended to, or could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.
Additionally, the Rollover Holders have also agreed that from the date of the Merger Agreement until the earlier of the termination of the Merger Agreement and the Effective Time, they will not and will cause their Affiliates and Representatives (as defined in the Merger Agreement) not to, directly or indirectly take any action that the Company or its subsidiaries or its or their Representatives (as defined in the Merger Agreement) would then be prohibited from taking under the no-shop provisions of the Merger Agreement as if such provisions applied to such Rollover Holder or that would otherwise cause the Company, its subsidiaries or any of their respective Representatives (as defined in the Merger Agreement) to violate such provisions.
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders have agreed to contribute the Rollover Stock to Topco, immediately prior to and subject to the occurrence of the Effective Time, in exchange for newly issued common equity interests of Topco (the “Exchange Shares”), having an aggregate value equal to the value of the Rollover Stock and the same economic rights as the common equity interests issued to the Sponsors and their Affiliates in connection with the Closing. The Retained Units will remain outstanding following the LLC Merger and will not receive the Merger Consideration, and at the Second Effective Time will be converted into Seller LLC Units. At the Closing, Topco will indirectly contribute the Rollover Stock to Parent. The Rollover Holders and the other holders of Rollover Stock and Retained Units will not receive the Merger Consideration with respect to their Rollover Stock or Retained Units, and they will maintain an interest in the potential future earnings, growth or value realized by the Company after the Mergers.
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders have agreed not to, directly or indirectly, transfer, assign, sell, gift-over, hedge or swap, pledge or otherwise dispose of, or enter into any other transaction transferring the economic or voting consequences of ownership, grant any proxy, power-of-attorney or other authorization or deposit into a voting trust, enter into any derivative arrangement or voting agreement or arrangement with respect to, or create or permit to exist any lien or encumbrance on, any shares of Company Common Stock or OpCo LLC Units owned by them. These restrictions are subject to certain permitted transfers, including to controlled affiliates and for estate-planning purposes. In addition, each Rollover Holder has agreed not to exchange any of its Retained Units for shares of Class B Common Stock. Any purported transfer made in violation of these restrictions will be null and void ab initio.

The Voting, Support and Rollover Agreements will terminate upon the earliest to occur of (1) the valid termination of the Merger Agreement, (2) the Effective Time, (3) any Adverse Amendment (subject to five Business Days’ advance written notice and an opportunity to cure), or (4) the written consent of each of the Parties.
In addition, pursuant to the Rollover Commitment Letters, the form of which is attached as Exhibit (d)(3) to the Schedule 13E-3, certain other employees of the Company have agreed with the Company to, at the Company’s request, contribute or retain a certain portion of such persons’ shares of Company Common Stock and/or OpCo LLC Units in connection with the closing of the Mergers, in exchange for equity interests in Topco or OpCo LLC, as applicable.
TRA Amendment (page 121)
Under the terms of the Tax Receivable Agreement, a Change of Control (as defined under the Tax Receivable Agreement, which includes the occurrence of certain mergers and consolidations, including the Mergers) will result in all future payments under the Tax Receivable Agreement (including amounts payable with respect to OpCo LLC Units that are not yet exchanged as of the date of such Change of Control) to be calculated based on certain Valuation Assumptions (as defined under the Tax Receivable Agreement), including that the Company would have sufficient taxable income to utilize all potential future tax benefits that are subject to the Tax Receivable Agreement. Concurrently with the execution of the Merger Agreement, the Company, OpCo LLC and certain Members constituting the Requisite Members (as defined in the Tax Receivable Agreement) entered into Amendment No. 1 to the Tax Receivable Agreement (the “TRA Amendment”) regarding the Company’s obligations to the Members pursuant to the Tax Receivable Agreement, pursuant to which each Member will receive the amount due to it under the TRA Amendment in cash by wire transfer of immediately available funds at the Effective Time reduced by any payments made to such Member under the Tax Receivable Agreement between the date of the TRA Amendment and the Effective Time (each, a “Final TRA Payment”), in full satisfaction of all amounts such Member is or would be entitled to receive under the Tax Receivable Agreement or the TRA Amendment. The aggregate Final TRA Payments are subject to an aggregate cap of $298,450,598. The Company believes that the aggregate Final TRA Payments represent a discount to the estimated aggregate early termination payments that would otherwise be payable to the Members under the Tax Receivable Agreement if the Company were to elect to terminate the Tax Receivable Agreement in accordance with its terms at the Effective Time. Upon payment of the Final TRA Payments, the Tax Receivable Agreement will terminate automatically and no Person will have any further rights or obligations thereunder. The TRA Amendment is contingent upon and conditioned on consummation of the Mergers, and will automatically terminate and be of no force and effect upon the earliest to occur of (a) the valid termination of the Merger Agreement in accordance with its terms and (b) any amendment to the Merger Agreement effected without the consent of the Requisite Members that decreases the amount of, or changes the form of, the Merger Consideration. Parent is an express third-party beneficiary of the TRA Amendment and may enforce it in all respects. For more information, see the section of the proxy statement titled “TRA Amendment.”
Parties to the Mergers (page 123)
The Company and OpCo LLC. The Baldwin Insurance Group, Inc., a Delaware corporation, is a holding company whose sole material asset is its ownership interest in The Baldwin Insurance Group Holdings, LLC (“OpCo LLC”). All of the Company’s business is conducted through OpCo LLC and its consolidated subsidiaries and affiliates. The Company is the sole managing member of OpCo LLC and is responsible for all operational, management and administrative decisions relating to OpCo LLC’s business. The Class A Common Stock is listed on Nasdaq under the symbol “BWIN.” OpCo LLC operates as an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, conducting its business through three operating groups: Insurance Advisory Solutions, Underwriting, Capacity & Technology Solutions, and Mainstreet Insurance Solutions, and maintains approximately 125 offices across 24 states in the United States, representing over three million clients across the United States and internationally. These operating groups provide commercial risk management, employee benefits, private risk management, technology-enabled insurance products, personal and commercial insurance, and Medicare solutions to businesses and individuals, including high-net-worth individuals and their families. More information about the Company is available at www.baldwin.com.
Parent. Parent is a privately held Delaware corporation affiliated with Sequence. Parent was formed solely for the purposes of engaging in the Mergers. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Parent’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.

Sequence. Sequence is a private holding company that acquires ambitious, established enterprises in the service economy and refounds them as market leaders. Sequence’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
DFO. DFO Private Investments, L.P., a Delaware limited partnership, is an affiliated investment entity of DFO Management, LLC, which manages the investment assets of Michael Dell, the founder, Chairman and Chief Executive Officer of Dell Technologies, and his family. The principal office address of DFO Private Investments, L.P. is c/o DFO Management, LLC, 550 Madison Avenue, 20th Floor, New York, NY 10022.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGERS
The following questions and answers are intended to address briefly some commonly asked questions regarding the Mergers, the Merger Agreement and the Special Meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the section of this proxy statement titled “Summary Term Sheet” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to or incorporated by reference in this proxy statement, all of which you should read carefully. See the section of this proxy statement titled “Where You Can Find More Information.”
Q.	Why am I receiving this document?
A.
On September 14, 2026, The Baldwin Insurance Group, Inc. (the “Company”), a Delaware corporation whose Class A Common Stock trades on NASDAQ under the ticker symbol “BWIN,” entered into the Merger Agreement. Pursuant to the Merger Agreement, among other things, the Mergers will result in the Company becoming a subsidiary of Parent. A copy of the Merger Agreement is attached to this proxy statement as Annex A. The Board, following the unanimous recommendation of the Special Committee, unanimously approved the Merger Agreement and the transactions contemplated thereby, and recommends that you vote “FOR” the Merger Agreement Proposal.

The Company is soliciting proxies for the Special Meeting. You are receiving this proxy statement because you own Company Common Stock. The Company is holding the Special Meeting so that its stockholders may vote on the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal. Adoption of the Merger Agreement requires the Requisite Company Vote and is a condition to consummation of the Mergers. This proxy statement contains important information about the Mergers and the Special Meeting, and you should read it carefully. The Special Meeting will be held virtually via live webcast on the Internet at [  ]. You may attend and vote online by visiting [  ] and entering the control number included on your proxy card.
Your vote is extremely important, and we encourage you to submit your proxy as soon as possible. For more information on how to vote your shares of the Company Common Stock, please see the section of this proxy statement titled “The Special Meeting.”
Q.	What is the proposed transaction and what effects will it have on the Company?
A.
The proposed transaction is a three-merger structure. The Initial Mergers consist of (i) the LLC Merger, in which Square Acquisition Merger Sub II, LLC (a Delaware limited liability company) will merge with and into The Baldwin Insurance Group Holdings, LLC (“OpCo LLC”), with OpCo LLC surviving, and (ii) simultaneously with the LLC Merger, the Company Merger, in which Square Acquisition Merger Sub I, Inc. (a Delaware corporation) will merge with and into the Company, with the Company surviving as a subsidiary of Parent. Immediately following the Initial Mergers, the Second LLC Merger will occur, in which a merger subsidiary of OpCo LLC will merge with and into OpCo LLC, with OpCo LLC surviving. The LLC Merger, the Company Merger and the Second LLC Merger are collectively the “Mergers.” The Mergers are governed by the Merger Agreement dated September 14, 2026. If the Requisite Company Vote is obtained and the other closing conditions are satisfied or waived, the Company will become a subsidiary of Parent and will no longer be a public company. Parent is a Delaware corporation, Square Acquisition Topco, LLC is a Delaware limited liability company, Sequence AI Holdings, Inc. is a Delaware corporation and DFO Private Investments, L.P. is a Delaware limited partnership. DFO and Sequence AI Holdings, Inc. are collectively the “Sponsors.”

Q.	What will happen to Company Common Stock as a result of the Mergers?
A.
At the Effective Time, each share of Class A Common Stock issued and outstanding immediately before the Effective Time, other than treasury shares, shares held by Parent or its subsidiaries (including Rollover Stock), shares held by Company subsidiaries and shares held by persons who properly demanded appraisal pursuant to Section 262, will be converted into the right to receive $32.50 per share of the Class A Common Stock in cash, without interest. Other than shares held by persons who properly demanded appraisal pursuant to Section 262, each share of the Class B Common Stock will be cancelled at the Effective Time and no consideration will be paid with respect to those shares. Shares of the Class A Common Stock have a par value of $0.01 and shares of the Class B Common Stock have a par value of $0.0001. Following the Effective Time, shares of the Class A

Common Stock will represent only the right to receive the Merger Consideration, unless a holder or beneficial owner thereof has properly demanded appraisal rights in accordance with, and has otherwise complied with, Section 262, and holders and beneficial owners will no longer have any interest in the Company’s future earnings, growth or value.
If the Mergers are completed, the Company’s Class A Common Stock will be delisted from NASDAQ, deregistered under the Exchange Act and cease to be publicly traded. The Company’s reporting obligations with respect to the Class A Common Stock under the Exchange Act will be terminated or suspended as applicable, and shares of the Class A Common Stock will represent only the right to receive the Merger Consideration unless appraisal rights are properly demanded in accordance with Section 262.
Q.	What is the transaction value and what premium does the Merger Consideration represent?
A.
The transaction value is approximately $7.7 billion. The $32.50 per share of the Class A Common Stock in cash, without interest, represents an 87.5% premium to the Company’s unaffected closing price on June 17, 2026, the last closing price prior to the initial public leak of the Company’s consideration of a sale process.

Q.	What will happen to OpCo LLC Units and Retained Units?
A.
Prior to the Effective Time, holders of OpCo LLC Units may effect Closing Exchanges for shares of the Class A Common Stock. At the Effective Time, the remaining OpCo LLC Units, other than Retained Units and Units held by the Company, Topco or any of their subsidiaries, will be converted into the right to receive $32.50 in cash per OpCo LLC Unit. The Retained Units will remain outstanding following the LLC Merger and will not receive the Merger Consideration, and at the Second Effective Time will be converted into Seller LLC Units.

Q.	What is the Company’s capitalization?
A.
As of September 11, 2026, 97,617,596 shares of the Class A Common Stock were outstanding, including 4,655,112 Company Restricted Shares; 42,624,762 shares of the Class B Common Stock were outstanding; no Preferred Shares were outstanding; and 140,074,438 OpCo LLC Units were outstanding. The Record Date capitalization will be updated when the Record Date is determined.

Q.	What are the material U.S. federal income tax consequences of the Mergers to holders of OpCo LLC Units (and corresponding shares of Class B Common Stock, if any) and shares of Class A Common Stock?
A.
Each of (i) the exchange by U.S. holders (as defined in the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Mergers”) of shares of Class A Common Stock for cash in the Company Merger and (ii) the exchange by U.S. holders of OpCo LLC Units (other than any such U.S. holder who participates in the Rollover) for cash in the LLC Merger is expected to be treated as a taxable transaction for U.S. federal income tax purposes. In addition, current or former holders of OpCo LLC Units may receive a Final TRA Payment, all or a portion of which may relate to OpCo LLC Units a U.S. holder exchanges in the LLC Merger, and such portion is expected to be treated as additional consideration for the OpCo LLC Units exchanged by such U.S. holder in the LLC Merger.

All holders of OpCo LLC Units (and corresponding shares of Class B Common Stock, if any) and holders of Class A Common Stock should consult with their own tax advisors as to the specific tax consequences of the Mergers and any related transactions to them in their particular circumstances, including the applicability and effect of any U.S. federal, state or local, non-U.S. or other tax laws. In addition, each person who may receive a Final TRA Payment should consult with its own tax advisors regarding the U.S. federal income and other tax consequences to it of the receipt of a Final TRA Payment. See the section of this proxy statement titled “Special Factors—Material U.S. Federal Income Tax Consequences of the Mergers.”
Q.	What happens if the Mergers are not completed?
A.
If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Mergers are not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Class A Common Stock in connection with the Company Merger. Instead, the Company will remain a public company and its Class A Common Stock will continue to be listed and traded on Nasdaq and registered under the Exchange Act, so long as the Company continues to meet the applicable listing requirements.

In the event that the Merger Agreement is terminated, then, under specified circumstances, the Company may be required to pay the Company Termination Fee of $170,334,000, and Parent may be required to pay the Parent Termination Fee of $276,218,000. See the section of this proxy statement titled “The Merger Agreement—Termination” for a discussion of the circumstances under which a termination fee is required.
Q.	When and where is the Special Meeting, and who may attend?
A.
The Special Meeting will be held virtually via live audio webcast at [  ], at [  ] Eastern Time, on [  ]. There will be no physical location for the Special Meeting. To attend and participate in the Special Meeting, including to vote, you will need to visit [  ] and enter the control number included on your proxy card.

Q.	Who can vote at the Special Meeting?
A.
All holders of Company Common Stock of record as of the Record Date for the Special Meeting are entitled to receive notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof. You will have one vote for each share of Company Common Stock that you owned of record on the Record Date. If you hold your shares in “street name,” you should instruct your bank, broker or other nominee how to vote your shares in accordance with the voting instruction form that you will receive from your bank, broker or other nominee. Your bank, broker or other nominee cannot vote on any of the proposals without your instructions. If you hold your shares in “street name,” you may not vote your shares at the Special Meeting unless you obtain a “legal proxy” from your bank, broker or other nominee.

Q.	What is the difference between being a “stockholder of record” and a “beneficial owner” of shares of Company Common Stock held in “street name”?
A.
If, on the Record Date, your shares of Company Common Stock are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, you are considered, with respect to those shares, the stockholder of record. In that case, this proxy statement and your proxy card have been sent directly to you. As a stockholder of record, you may vote during the Special Meeting or vote by proxy card using any of the methods set forth in the section of this proxy statement titled “The Special Meeting—How to Vote.”

If your shares of Company Common Stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares of Company Common Stock at the Special Meeting. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company Common Stock at the Special Meeting. In order to attend and vote at the Special Meeting via the Special Meeting website, you will need to obtain a “legal proxy” from your bank, broker or other nominee. Please note that even if you plan to attend the Special Meeting, we recommend that you vote by Internet, telephone or mail, using the enclosed proxy card in advance, to ensure that your shares of Company Common Stock will be represented.
Q.	What am I being asked to vote on at the Special Meeting?
A.	You are being asked to consider and vote on the following:
•
A proposal to adopt the Merger Agreement, a copy of which is attached to this proxy statement as Annex A, pursuant to which (a) Square Acquisition Merger Sub II, LLC (the “LLC Merger Sub”) will merge with and into OpCo LLC, with OpCo LLC surviving, (b) simultaneously with the LLC Merger, Square Acquisition Merger Sub I, Inc. (the “Merger Sub”) will merge with and into the Company, with the Company surviving as a subsidiary of Parent, and (c) immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC, with OpCo LLC surviving (the “Merger Agreement Proposal”);

•
One or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal (the “Adjournment Proposal”); and

•
A nonbinding, advisory proposal regarding certain compensation arrangements for the Company’s NEOs in connection with the Mergers, as disclosed in the table under “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers—Golden Parachute Compensation” (the “Merger-Related Compensation Proposal”).

Q.	What is a quorum?
A.
The representation online or by proxy of the holders of a majority of the voting power of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting. If you submit a properly executed proxy card, even if you vote “AGAINST” the proposal or vote to “ABSTAIN” in respect of the proposal, your shares of Company Common Stock will be counted for purposes of calculating whether a quorum is present.

If a quorum is not present at the Special Meeting, under the Company’s bylaws, (i) the person presiding at the Special Meeting and (ii) a majority in voting power of the shares of Company Common Stock present or represented by proxy will have the power to adjourn the Special Meeting until a quorum is present or represented, and may do so without further notice other than announcement at the Special Meeting of the time and place of the adjourned meeting.
As of the close of business on the Record Date, there were [  ] shares of Class A Common Stock outstanding and [  ] shares of Class B Common Stock outstanding.
Q.	How many votes do I have?
A.
You are entitled to one vote on each of the proposals for each share of Company Common Stock that you owned as of the Record Date. As of the close of business on the Record Date, there were [  ] shares of Class A Common Stock outstanding and [  ] shares of Class B Common Stock outstanding.

For each of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.” An abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal. A failure to vote or broker non-vote, if any, will have no effect on the Adjournment Proposal and the Merger-Related Compensation Proposal. An abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal and the Merger-Related Compensation Proposal.
Q.	What vote is required for the Company’s stockholders to approve the Merger Agreement Proposal?
A.
The approval of the Merger Agreement Proposal requires the Requisite Company Vote . No separate vote of the Unaffiliated Stockholders is required. The shares of Company Common Stock beneficially owned by the Baldwin Parties, which they have agreed to vote in favor of the Merger Agreement Proposal, will be counted toward the Requisite Company Vote and represent approximately 30% of the votes needed to approve the Merger Agreement Proposal. Accordingly, an abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.

Q.	What vote is required for the Company’s stockholders to approve the Adjournment Proposal?
A.
The approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal, whether or not a quorum is present. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Adjournment Proposal. However, an abstention will have the same effect as a vote “AGAINST” the Adjournment Proposal.

Q.	What vote is required for the Company’s stockholders to approve the Merger-Related Compensation Proposal?
A.
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal, assuming a quorum is present. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Merger-Related Compensation Proposal. However, an abstention will have the same effect as a vote “AGAINST” the Merger-Related Compensation Proposal.

Q.	How will the Rollover Holders vote the shares of Company Common Stock they hold?
A.
Under the executed Voting, Support and Rollover Agreements, the Rollover Holders agreed to vote in favor of the Merger Agreement Proposal and the approval of the Mergers, each of the other actions contemplated by the

Merger Agreement or necessary or desirable for the consummation of the Mergers and the other transactions contemplated by the Merger Agreement and the adjournment or postponement of any meeting of the Company’s stockholders in accordance with the Merger Agreement and against any action or agreement that would reasonably be expected to result in any of the conditions to the consummation of the Mergers under the Merger Agreement not being satisfied or fulfilled and refrain from soliciting or supporting other Acquisition Proposals. For more information, see the section of this proxy statement titled “The Voting, Support and Rollover Agreements.”
Q.
Why are the Company’s stockholders being asked to cast a nonbinding, advisory vote to approve certain compensation arrangements for the NEOs under existing agreements with the Company in connection with the Mergers?

A.
SEC rules require the Company to seek approval on a nonbinding, advisory basis with respect to certain compensation arrangements for the NEOs in connection with the Mergers. Approval of the Merger-Related Compensation Proposal is not required to consummate the Mergers.

Q.	How does the Board recommend that I vote?
A.	The Board recommends that you vote:
•	“FOR” the Merger Agreement Proposal;
•	“FOR” the Adjournment Proposal; and
•	“FOR” the Merger-Related Compensation Proposal.
You should read the section of this proxy statement titled “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers” for a discussion of the factors that the Board considered in deciding to recommend the approval of the Merger Agreement. See also the section of this proxy statement titled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers.”
Q.	How do I vote?
A.	If you are a stockholder of record as of the Record Date, you may vote your shares of Company Common Stock on matters presented at the Special Meeting in any of the following ways:
•	visit the website shown on your proxy card to submit your proxy via the Internet prior to the Special Meeting;
•	call the toll-free number for telephone proxy submission shown on your proxy card;
•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid reply envelope; or
•	vote online during the Special Meeting. To attend and vote online, visit [ ] and enter the control number included on your proxy card.
If you are a beneficial owner of the shares of Company Common Stock as of the Record Date, you will receive instructions from your bank, broker or other nominee that describe the procedures for voting your shares of Company Common Stock at the Special Meeting. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company Common Stock at the Special Meeting. In order to attend and vote at the Special Meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee.
The control number located on your proxy card is designed to verify your identity and allows you to vote your shares of Company Common Stock and to confirm that your voting instructions have been properly recorded when submitting a proxy through the Internet or by telephone.
Q.	What is the deadline for voting my shares of Company Common Stock?
A.
If you are a stockholder of record as of the Record Date and choose to vote your shares of Company Common Stock through the Internet or by telephone, your proxy must be received through the Internet or by telephone by 11:59 p.m. Eastern Time on [  ], 2026, the day before the Special Meeting, for your shares of Company

Common Stock to be voted at the Special Meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the enclosed postage-paid reply envelope or otherwise filed with our Corporate Secretary no later than 11:59 p.m. Eastern Time on [  ], 2026, the day before the Special Meeting. You may also attend the Special Meeting and vote online. To attend and vote online, visit [  ] and enter the control number included on your proxy card. If you are a beneficial owner, please review the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.
Q.	What is a proxy?
A.
A proxy is your legal designation of another person to vote your shares of Company Common Stock. This written document describing the matters to be considered and voted on at the Special Meeting is called a “proxy statement.” The document used to designate a proxy to vote your shares of Company Common Stock is called a “proxy card.”

Q.	If I am a stockholder of record, what happens if I do not vote or submit a proxy card?
A.
If you fail to vote, either online at the Special Meeting or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.

Additionally, your failure to vote will have the effect of counting as a vote “AGAINST” the Merger Agreement Proposal (assuming a quorum is present) and will have no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.
Q.	If my shares of Company Common Stock are held in “street name” by my bank, broker or other nominee, will my bank, broker or other nominee vote my shares of Company Common Stock for me?
A.
If your Company Common Stock is held in “street name” in a stock brokerage account or by a broker, bank or other nominee, you must provide the record holder of your Company Common Stock with instructions on how to vote your shares. Please follow the voting instructions provided by your broker, bank or other nominee. Please note that you may not vote Company Common Stock held in street name by returning a proxy card directly to or by voting online at the Special Meeting unless you provide a “legal proxy,” which you must obtain from your broker, bank or other nominee. Your broker, bank or other nominee is obligated to provide you with a voting instruction form for you to use.

Your bank, broker or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company Common Stock. Under the rules of Nasdaq, a bank, broker or other nominee does not have discretionary authority to vote on “non-routine” matters without specific instructions from its customers and all of the matters to be considered at the Special Meeting are “non-routine” for this purpose. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the Special Meeting, there should not be any broker non-votes.
A failure to provide instructions to your bank, broker or other nominee with respect to any of the proposals will have (1) the effect of a vote “AGAINST” the Merger Agreement Proposal with respect to the Requisite Company Vote, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal. In such instance, your shares will not be counted towards determining whether a quorum is present.
If you instruct your bank, broker or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting.

Q.	If a stockholder gives a proxy, how are the shares of Company Common Stock voted?
A.
Regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card will vote your shares of Company Common Stock as you instruct. When completing the Internet or telephone processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.

If you are a record holder of Company Common Stock and properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on any particular matter, the shares of Company Common Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Company Common Stock will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Q.	Can I change or revoke my vote?
A.	Yes. You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised by:
•	submitting another proxy, including a proxy card, at a later date through any of the methods available to you;
•	giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Company’s Corporate Secretary before the Special Meeting begins; or
•
attending the Special Meeting online and voting electronically during the meeting. However, your attendance online at the Special Meeting will not automatically revoke your proxy unless you properly vote electronically during the Special Meeting.

If your shares of Company Common Stock are held in “street name” by your bank, broker or other nominee, please refer to the information forwarded by your bank, broker or other nominee for procedures on revoking your proxy.
Only your last submitted proxy will be considered. Please vote “FOR” each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.
Q.	What do I do if I receive more than one proxy or set of voting instructions?
A.
If you hold shares of Company Common Stock in “street name,” or through more than one bank, broker or other nominee, and also directly as a record holder or otherwise, you may receive more than one proxy or set of voting instructions relating to the Special Meeting. These should each be executed and returned separately in accordance with the instructions provided in this proxy statement to ensure that all of your shares of Company Common Stock are voted.

Q.	What happens if I sell my shares of Company Common Stock before the Special Meeting?
A.
The Record Date for the Special Meeting is earlier than the date of the Special Meeting. If you sell or transfer your shares of Company Common Stock after the Record Date but before the Special Meeting, unless you provide the person to whom you sell or otherwise transfer your shares of Company Common Stock with a proxy, you will retain your right to vote at the Special Meeting. Even if you sell or otherwise transfer your shares of Company Common Stock after the Record Date, we encourage you to sign, date and return the enclosed proxy card in the enclosed postage-paid reply envelope or grant your proxy electronically over the Internet or by telephone (using the instructions provided in the enclosed proxy card).

Unless special arrangements are made between you and the person to whom you sell or otherwise transfer your shares of Company Common Stock and each of you notifies the Company in writing of such special arrangements, you will have transferred the right to receive the Merger Consideration, if the Company Merger is completed, to the person to whom you sell or transfer your shares.

Q.	Am I entitled to rights of appraisal under the DGCL?
A.
If the Company Merger is completed, holders of record or beneficial owners of Company Common Stock who (1) do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal), (2) continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their applicable shares of Company Common Stock through the effective date of the Company Merger, (3) deliver a written demand for appraisal of their applicable shares to the Company prior to the vote on the Merger Agreement Proposal, (4) meet certain statutory requirements described in this proxy statement and satisfy certain ownership thresholds set forth in Section 262(g), and (5) do not withdraw their demands or otherwise lose their rights to appraisal will be entitled to seek appraisal of their shares in connection with the Company Merger under Section 262. This means that these holders of record and beneficial owners will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash of the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Company Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Company Merger through the date of payment of the judgment at a rate of five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Company Merger and the date of payment of the judgment, compounded quarterly (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to persons entitled to appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Due to the complexity of the appraisal process, any persons who wish to seek appraisal of their shares are encouraged to seek the advice of legal counsel with respect to the exercise of appraisal rights. Persons considering seeking appraisal should be aware that the fair value of their shares as determined pursuant to Section 262 could be more than, the same as or less than the value of the consideration that they would receive pursuant to the Merger Agreement if they did not seek appraisal of their shares. The DGCL requirements for perfecting and exercising appraisal rights are described in additional detail in this proxy statement, which description is qualified in its entirety by Section 262, the relevant section of the DGCL regarding appraisal rights, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. See the section of this proxy statement titled “Special Factors—Appraisal Rights.”

Q.	Who will solicit and pay the cost of soliciting proxies?
A.
The Company has engaged Sodali & Co. (“Sodali”) to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali a fee of $30,000, and to reimburse Sodali for reasonable and customary documented expenses in connection with its services. The Company will indemnify Sodali and its affiliates against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to Sodali’s services with certain customary exceptions for willful misconduct and breach. The Company also will reimburse banks, brokers and other custodians, nominees and fiduciaries representing beneficial owners of the shares of Company Common Stock for their expenses in forwarding solicitation materials to beneficial owners of our shares of Company Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies in person, by telephone or by electronic means. They will not be paid any additional amounts for soliciting proxies.

Q.	What do I need to do now?
A.
You should carefully read and consider this entire proxy statement and the annexes to this proxy statement, including the Merger Agreement, along with all of the documents that are referred to in this proxy statement, as they contain important information about, among other things, the Mergers and how they affect you. Even if you plan to attend the Special Meeting online, after carefully reading and considering the information contained in this proxy statement, please sign, date and return, as promptly as possible, the enclosed proxy card in the enclosed postage-paid reply envelope, or grant your proxy electronically over the Internet or by telephone

(using the instructions provided in the enclosed proxy card) to ensure that your shares of Company Common Stock are represented and can be voted at the Special Meeting. To attend the Special Meeting online, visit [  ] and enter the control number included on your proxy card. If you hold your shares in “street name,” please refer to the instructions provided by your bank, broker or other nominee to see which of the above choices are available to you.
Q.	Should I send in my evidence of ownership now?
A.
No. You should not send in any documents evidencing ownership of shares of Company Common Stock with the proxy card. If the Mergers are consummated, promptly after the Effective Time, and in no event later than two Business Days thereafter, Parent will send, or will cause the Exchange Agent to send, to each holder of OpCo LLC Units and, to the extent agreed by Parent and the Company, each holder of shares of Class A Common Stock, in each case entitled to receive the Merger Consideration, instructions and transmittal materials in customary form for use in the exchange. If you are a beneficial owner of shares of Company Common Stock held in “street name,” you may receive instructions from your bank, broker or other nominee as to what action, if any, you need to take to effect the surrender of your shares. If the Mergers are consummated, each share of Class B Common Stock will automatically be cancelled and cease to exist and no payment will be made with respect thereto.

Q.	What is householding and how does it affect me?
A.
The Company is sending only one copy of this proxy statement to stockholders who share the same address, unless they have notified the Company that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a household mailing and you would like to have additional copies of this proxy statement mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to the Company’s Investor Relations in writing at 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607, or call us at (866) 279-0698. You may also contact us in the same manner if you received multiple copies of this proxy statement and would prefer to receive a single copy of future mailings.
Q.	Where can I find the voting results of the Special Meeting?
A.
The Company will publish final voting results from the Special Meeting in a Current Report on Form 8-K to be filed with the SEC following the Special Meeting. For more information, please see the section of this proxy statement titled “Where You Can Find More Information.”

Q.	Who can help answer my other questions?
A.
If you have additional questions about the Mergers, need assistance in submitting your proxy or voting your shares of Company Common Stock, or need additional copies of the proxy statement or the enclosed proxy card, please contact:

Sodali & Co.
430 Park Avenue, 14th Floor
New York, New York 10022
Call: [  ] (toll-free in North America)
[  ] (outside of North America)
Email: [@info.sodali.com]

SPECIAL FACTORS
This discussion of the Mergers is qualified by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully because it is the legal document that governs the Mergers.
We are asking our stockholders to vote on the adoption of the Merger Agreement. If the Mergers are completed, certain holders of the shares of Class A Common Stock (as fully described in the Merger Agreement) will have the right to receive the Merger Consideration.
Background of the Mergers
The following chronology summarizes the key meetings and events that led to the signing of the Merger Agreement. This chronology does not purport to catalogue every conversation of or among the Board, the Special Committee, Company management, the Special Committee’s or Company’s financial advisor or legal advisor, the Parent Entities, the Baldwin Parties or any other of their respective financial advisors or legal advisors, their respective representatives or any other person.
The Board and senior management regularly review and assess the Company’s operations, performance, opportunities, prospects and strategic direction. In connection with such reviews and assessments, and with the assistance of legal and financial advisors, the Board and management have periodically considered potential strategic alternatives for the Company, including potential business combinations or other transactions, to strengthen the Company’s business and maximize stockholder value.
As part of such a regular review in the fourth quarter of 2025 and the first quarter of 2026, the Board and Company senior management identified certain significant headwinds faced by the Company, including uncertainty regarding the impact of artificial intelligence on the insurance distribution industry, the intensifying competition for talent, the disconnection between the valuation of publicly-traded insurance distribution companies and their private-market peers, the limited ability of the Company to undertake acquisitions while remaining at leverage levels tolerated by public market investors and the impact of the aforementioned factors on the trading price of the Company’s stock. In light of these headwinds, the Board instructed Ardea Partners LP (“Ardea”), the Company’s regular financial advisor, to prepare to assist the Company in reviewing its strategic alternatives.
The Board selected Ardea as its financial advisor based on, among other things, Ardea’s qualifications, experience and reputation and its familiarity with the Company and its business and the industry in which the Company operates. The Company subsequently entered into an engagement letter with Ardea on September 2, 2026 in connection with the Board’s evaluation of strategic alternatives. For a description of Ardea’s engagement, see the section of this proxy statement entitled “Special Factors—Opinion of Ardea Partners LP.”
In early April 2026, consistent with past practice, Mr. Trevor Baldwin, the Company’s Chief Executive Officer and a member of the Board, held a series of meetings with investors and financial sponsors (including Party A and Party D (each, as defined below)) to discuss the insurance distribution industry and the Company’s business.
On April 23, 2026, the Board held a regularly scheduled quarterly meeting by videoconference with members of the Company’s senior management and representatives of Ardea in attendance. At the meeting, representatives of Ardea provided the Board with a market update covering, among other things, how the market was currently valuing publicly traded insurance brokers lower relative to historical levels, the factors behind the sector-wide decline in trading multiples over the past several years, and the operational and talent recruitment challenges facing the Company and its competitors. Representatives of Ardea, at the request of the Board, also reviewed illustrative strategic alternatives the Company could consider in response to these trends, including (i) remaining focused on operational execution on the Company’s standalone plan, (ii) selling underperforming assets or (iii) a strategic transaction involving the Company. The Board directed Ardea to continue to further explore strategic alternatives that would be available to the Company.
On May 20, 2026, the Board held a meeting by videoconference with members of Company senior management in attendance. The Board discussed the Company’s financial and talent outlook as well as share price performance, including the challenges faced by the Company. Mr. Trevor Baldwin updated the Board on the review of strategic alternatives being undertaken by the Company with the assistance of Ardea, and the Board discussed potential next steps in connection therewith, including outreach to potentially interested parties. The Board expressed its support for further exploring strategic alternatives and authorized Company management, with the assistance of Ardea and Davis Polk, to negotiate non-disclosure agreements with an approved list of financial investors and to populate a data room so that the Company would be in a position to proceed efficiently if the Board determined to commence a formal process to explore a potential strategic transaction. Following the meeting, Ardea contacted a list, approved by the Board, of twenty-two potential financial investors on behalf of the Company through June 20, 2026 (with twenty-five potential financial investors contacted by Ardea throughout the sale process).
Commencing on May 26, 2026, the Company negotiated non-disclosure agreements (“NDAs”) with twenty-four financial investors in connection with a potential transaction involving the Company.
On June 5 and June 10, 2026, the Board held a meeting (with directors attending either session depending on their availability) by videoconference with representatives of Ardea, Davis Polk & Wardwell LLP, the Company’s outside legal counsel (“Davis Polk”), and members of Company senior management in attendance. Representatives of Ardea provided an update on trading conditions and broader market dynamics, as well as recent transactions in the insurance distribution industry. Representatives of Ardea then reviewed with the Board the potential list of parties that would be likely to have the interest and capability to execute a strategic transaction involving the Company, which was focused on large-cap private equity firms and other financial investors with relevant sector expertise and capital capacity. The Board discussed whether or not it was in the best interest of the Company to include potential strategic counterparties in such a process due to several factors, including the view of Company management that a leak that indicated the Company was considering a sale to a strategic counterparty would cause irreparable harm to the Company as a result of talent flight. The Board ultimately determined not to include strategic counterparties in the outreach at such time in light of this significant downside, but indicated that it may revisit that decision in the future. The Company management then reviewed with the Board the Company’s five-year long-range plan and an illustrative private-market opportunity case based on such long-range plan, which included certain modifications to the underlying assumptions that would only be applicable or achievable if the Company ceased to be a public company, and discussed the key drivers of value that potential bidders would attribute to the Company. For more information, see the section of this proxy statement entitled “Special Factors—Unaudited Prospective Financial Information of the Company.” A representative of Davis Polk then reviewed the directors’ fiduciary duties under Delaware law in connection with the review of strategic alternatives. Following further discussion, the Board determined to continue exploring strategic alternatives, including a potential sale transaction, in order to determine whether a transaction may be available that would reasonably be expected to maximize value for stockholders, and instructed Ardea and Company management to commence a confidential process to gauge interest in a strategic transaction from an approved list of financial investors, including those financial investors with which the Company had entered into or was then negotiating non-disclosure agreements.
On June 9, 2026, Michael Lee, the Chief Executive Officer and Co-Founder of Sequence, met with Trevor Baldwin for lunch to discuss developments in the insurance distribution industry generally. No terms of a potential acquisition of the Company (including any rollover, management compensation or treatment of the Tax Receivable Agreement) were discussed.
On June 12, 2026, Mr. Lee and other representatives of Sequence met with representatives of DFO to discuss various potential transactions that Sequence was considering, including an acquisition of the Company. Following these discussions, representatives of DFO expressed an interest in exploring a potential joint acquisition of the Company by Sequence and DFO.
On June 14, 2026, Mr. Lee contacted Trevor Baldwin to express the Sponsors’ interest in acquiring the Company, including the merits of such a transaction from Sequence’s perspective.
On June 17, 2026, Sequence and DFO entered into a mutual non-disclosure agreement for the purpose of exchanging confidential information about a potential transaction involving the Company.
On June 18, 2026, a representative of DFO spoke with Trevor Baldwin to reiterate the Sponsors’ interest in acquiring the Company, including the merits of such a transaction from DFO’s perspective.
Also on June 18, 2026, the Company’s strategic review process became known to the public when media reports indicated that the Company was evaluating strategic alternatives, including a potential take-private transaction (the “June 18 Leak”). The Company’s unaffected closing stock price for shares of Class A Common Stock as of June 17, 2026 was $17.33 per share.
Commencing on June 20, 2026, the Company provided twenty-four financial investors and certain of their representatives with access to a virtual data room to review non-public due diligence information relating to the

Company. In total, Ardea contacted twenty-five potential financial investors on behalf of the Company. Of the twenty-five parties contacted, twenty-four executed non-disclosure agreements, which contained customary “standstill” provisions relating to a potential bidder’s consideration of a transaction of this type and size but permitted each party to make a confidential proposal directly to the Company and terminated upon the announcement of the Mergers.
On June 21, 2026, Sequence executed a non-disclosure agreement with the Company that expressly permitted information sharing with DFO, and Sequence and DFO were subsequently provided with access to the data room.
During the weeks of June 22 and June 29, 2026, and extending into July, members of the Company’s management held in-person meetings with twenty potential bidders in New York City. Representatives of the Sponsors attended a management presentation with representatives of the Company on June 25, 2026. Three additional potential bidders that were financial investors were contacted between late June and July and met with management in mid-July, bringing the total number of parties that met with management to twenty-two. Diligence materials were provided over the following month (including via a virtual data room) and several parties held follow-up discussions with management on selected topics.
On July 8, 2026, the Company sent the active bidders a first round process letter requesting the submission of an initial bid no later than July 27, 2026, and detailing the terms of such bids. In addition, the first round process letter provided that (i) no discussion should be had with beneficiaries of the Tax Receivable Agreement regarding the Tax Receivable Agreement unless approved by the Board or a committee thereof and (ii) no discussion should be had regarding post-closing employment or other related matters unless approved by the Board or a committee thereof.
On July 15, 2026, the independent directors of the Board held a meeting by videoconference with representatives of Davis Polk, which was attended by Joe Kadow, Barbara Matas, Myron Williams, Sunita Parasuraman, Jay Cohen and Ellyn Shook. Chris Sullivan was unable to attend the meeting. Representatives of Davis Polk reviewed with the independent directors their fiduciary duties under Delaware law and the application of those duties in connection with the Company’s review of strategic alternatives, including a potential take-private transaction involving a financial sponsor. The independent directors present discussed the potential conflicts that could arise in connection with such a transaction, including the possibility that certain members of management and the Board could be requested or required by the financial sponsor to roll over a portion of their equity interests in the Company and/or OpCo LLC in a take-private transaction, as well as potential conflicts arising from the Tax Receivable Agreement, including that Trevor Baldwin and L. Lowry Baldwin, the chairman of the Board, could receive significant payments under the terms of the Tax Receivable Agreement and the possibility that the bidders would require the Tax Receivable Agreement to be amended or terminated in connection with such a strategic transaction. The independent directors acknowledged that there was no certainty that any such conflicts would arise but that, in light of the potential that they could arise following receipt of indications of interest from the bidders, it would be prudent to form, in due course, a committee of independent and disinterested directors to review and oversee any such conflicts. Prior to the meeting, Davis Polk had circulated the merger agreement auction draft (as defined below) to the Board for review.
On July 16, 2026, following further correspondence, the Board authorized sharing the merger agreement auction draft with the then-active potential bidders.
Commencing on July 17, 2026, following the Board’s authorization, representatives of Davis Polk made available to the then-active potential bidders an initial draft of the Merger Agreement (the “merger agreement auction draft”). The merger agreement auction draft provided for, among other things, a go-shop period, a termination fee payable by the Company under certain circumstances equal to 2% of the fully diluted equity value of the transaction (or 1% in connection with a termination to enter into an agreement with respect to a superior proposal with a party that submitted a qualifying proposal during the go-shop period or with any party prior to the end of the go-shop period) and termination fees payable by the acquiror upon a termination for the acquiror’s breach or failure to close or upon a termination in certain circumstances where regulatory approvals had not been obtained, in each case equal to 8% of the fully diluted equity value of the transaction. On July 23, 2026, the Board held a meeting with representatives of Ardea, Davis Polk, and members of Company senior management in attendance. Representatives of Ardea, together with Company senior management, provided the Board with an update on the review of strategic alternatives ahead of the deadline for initial indications of interest of July 27, 2026. Representatives of Ardea and Company senior management confirmed that, despite the June 18 Leak, neither the

Company nor Ardea had received any expressions of interest from strategic counterparties. The Board then discussed whether or not to proactively contact potential strategic counterparties to determine if they would be interested in a strategic transaction involving Company and weighed the benefit of doing so against the risks identified by management, including the sustained detrimental impact on retention that, in Company management’s view, would likely occur from any leak that the Company was in discussions with a strategic acquiror. After further discussion, and taking into account Company management’s perspective as well as the fact that the Company had not received any inbound strategic interest following the June 18 Leak, the Board determined not to contact any such strategic acquirors at such time. Representatives of Davis Polk then reviewed with the Board the potential conflicts that could present themselves in the strategic review process in light of the potential that bidders may request a rollover by members of Company management, including members of the Board, and other existing stockholders and considerations relating to the Tax Receivable Agreement, including the potential for an amendment, settlement, termination or other action with respect to the Tax Receivable Agreement. Following these discussions, and further discussions regarding the independence and ability of each of the proposed members of the special committee to serve as an independent and “disinterested director” under Section 144 of the DGCL, the Board determined to establish a special committee of independent and disinterested directors consisting of Mr. Kadow, Mr. Cohen, Mr. Sullivan, Ms. Matas and Ms. Shook (the “Special Committee”), each of whom the Board determined in good faith to be disinterested and independent, including without limitation for purposes of Section 144 of the DGCL with respect to a potential strategic transaction involving the Company, including a potential take-private transaction involving the Company by one or more financial investors and any alternative strategic transactions with other parties (each, a “Potential Transaction”). The Board resolutions authorized and empowered the Special Committee to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party (and its representatives) of any element of the Potential Transaction and to oversee and supervise the negotiation by the Company of the terms and conditions of any definitive agreement with respect to a Potential Transaction, including any amendment to, compromise of, or early termination of, the Tax Receivable Agreement, (ii) determine and recommend to the Board (a) whether a Potential Transaction is advisable and fair to and in the best interests of the stockholders of the Company and (b) that the Board take other actions or consider other matters that the Special Committee may determine are necessary or advisable or appropriate with respect to any Potential Transaction, (iii) determine, in its sole discretion, to elect not to pursue a Potential Transaction, (iv) take such other action relating to or arising in connection with any such transaction as the Special Committee deems necessary, appropriate or advisable, and (v) approve any transaction (including, without limitation, any transaction resulting in a person becoming an “interested stockholder”) for purposes of Section 203 of the DGCL. The Board resolutions also provided that the Board would not authorize, approve or proceed with, or recommend, a Potential Transaction without a prior favorable recommendation by the Special Committee.
On July 24, 2026, the Special Committee held a meeting by videoconference to interview two legal advisors, including Potter Anderson & Corroon LLP (“Potter Anderson”), to serve as the Special Committee’s independent legal advisor, and two investment banks, including Perella Weinberg Partners LP (“Perella Weinberg”), to serve as the Special Committee’s independent financial advisor. Each of the legal advisors and the investment banks interviewed provided an overview of their qualifications, experience, and expertise with respect to similar assignments. After discussion, the Special Committee determined to engage Potter Anderson as its independent legal advisor in connection with its evaluation of a Potential Transaction. An engagement letter for Potter Anderson to serve as the independent legal advisor to the Special Committee was subsequently executed on July 29, 2026. The Special Committee also unanimously selected Mr. Kadow to serve as the Chair of the Special Committee.
On July 25, 2026, the other investment bank interviewed by the Special Committee provided a customary relationship disclosure memorandum to the Special Committee, indicating, among other things, that since January 1, 2024, such investment bank had not been engaged to provide any investment banking services directly to the Company or Mr. Trevor Baldwin or Mr. L. Lowry Baldwin.
On July 26, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson. The Special Committee and representatives of Potter Anderson discussed the interviews with the two investment banks, the fee proposals from the two investment banks, potential modifications to the quantum of fees and fee structures initially proposed by the two investment banks, and the industry experience, qualifications, and expertise of each of the investment banks. The Special Committee and representatives of Potter Anderson also discussed the composition of the Special Committee and that the Special Committee should also separately confirm the Board’s determination that each member of the Special Committee qualified as a “disinterested director” under Section 144 of the DGCL.

On July 27, 2026, the deadline for bidders to provide initial indications of interest, six potential bidders, including the Sponsors, as well as five financial investors, referred to herein as “Party A,” “Party B,” “Party C,” “Party D” and “Party E,” submitted written non-binding offers to acquire all of the outstanding equity interests of the Company (collectively, the “Round 1 Bids”). The Sponsors submitted the highest bid at $31.75 per share (the “Sponsor Initial Bid”), with an implied equity value of approximately $4.472 billion and an enterprise value of approximately $7.679 billion. Party A submitted a proposal offering $28.50 per share, Party B submitted a range of $24.00 to $27.00 per share, Party C submitted a range of $25.00 to $27.00 per share structured as a co-investment conditioned on partnering with a lead acquiror, Party D submitted a proposal at $25.00 per share and Party E submitted a proposal at $24.00 per share.
The Sponsor Initial Bid indicated that (i) the Sponsors expected significant rollover participation from key members of management and key employees, including Mr. L. Lowry Baldwin and Mr. Trevor Baldwin, and (ii) DFO would provide an equity commitment for any required equity financing. The bid also assumed that the Tax Receivable Agreement would be accelerated, ascribing $368 million to the resulting termination payment, subject to negotiation with its key stakeholders, and contemplated that the equity financing for the transaction would include approximately $1.25 billion of preferred equity to be issued to DFO. The Sponsor Initial Bid was not subject to a financing condition.Among other things, it was conditioned on confirmatory due diligence and significant rollover participation from Mr. L. Lowry Baldwin and Mr. Trevor Baldwin, key members of Company management and key employees. The Sponsor Initial Bid included a merger agreement issues list that proposed, among other things, adding insurance regulatory approvals as a closing condition, eliminating the go-shop (but providing a customary non-solicit period to permit the consideration of “superior proposals” after execution of a definitive transaction agreement) and the Parent regulatory termination fee, and setting both the Company and Parent termination fees at 4% of fully diluted equity value. Party A’s Round 1 Bid included a markup of the merger agreement auction draft, and each of the other Round 1 Bids other than Party C’s included either a markup of the merger agreement auction draft or a merger agreement issues list.
Also on July 27, 2026, Perella Weinberg provided a customary relationship disclosure memorandum to the Special Committee, indicating, among other things, that during the preceding two years Perella Weinberg had not been engaged to provide any investment banking services directly to the Company or Mr. Trevor Baldwin or Mr. L. Lowry Baldwin.
On July 28, 2026, Mr. Sullivan informed Mr. Kadow that he had determined, out of an abundance of caution, to resign from the Special Committee due to possible professional relationships with certain financial investors that could be counterparties to the Company in a Potential Transaction and his professional relationships with Mr. L. Lowry Baldwin and Mr. Trevor Baldwin. Beginning on July 28, 2026, all references to the “Special Committee” in this proxy statement reference the Special Committee comprised of Mr. Kadow, Mr. Cohen, Ms. Matas and Ms. Shook.
Also on July 28, 2026, the Special Committee held a meeting by videoconference with a representative of Potter Anderson. The Special Committee and the representative of Potter Anderson discussed the terms of each of the revised fee proposals from the investment banks and their impressions and observations of each of the financial advisor candidates. After further discussion, the Special Committee determined to engage Perella Weinberg as its independent financial advisor in connection with a Potential Transaction based upon, among other things, its qualifications, experience, and expertise. An engagement letter for Perella Weinberg to serve as the independent financial advisor to the Special Committee was subsequently executed on August 7, 2026.
On July 29, 2026, the Board held a meeting by videoconference, with representatives of Ardea, Perella Weinberg, Potter Anderson, and Davis Polk, as well as members of Company management, in attendance. Representatives of Ardea reviewed each of the Round 1 Bids with the Board, noting that each Round 1 Bid other than Party C’s assumed early termination of the Tax Receivable Agreement in connection with the transaction. Party C’s Round 1 Bid instead assumed that the Tax Receivable Agreement would remain outstanding following the transaction and that the obligations under it would be satisfied over time. Representatives of Ardea then discussed with the Board that the Sponsors and Party A had noted that they expected a significant equity rollover by the Company’s current management and other employees. The Board then discussed the Round 1 Bids and determined to invite the Sponsors, Party A and Party B to continue into a second round and instructed Ardea to communicate the same to the bidders.

Between July 2026 and August 2026, members of Company management held follow-up diligence sessions and management presentations with, and responded to diligence questions from, representatives of the Sponsors, Party A and Party B.
On August 5, 2026, representatives of Latham & Watkins LLP, outside legal counsel to Sequence (“Latham”), and Davis Polk had a call to discuss the merger agreement auction draft, the Sponsor Initial Bid and related structuring considerations.
On August 6, 2026, Perella Weinberg provided an updated customary relationship disclosure memorandum to the Special Committee addressing each of the potential counterparties that submitted a Round 1 Bid, indicating, among other things, that during the preceding two years Perella Weinberg had not been engaged to provide any investment banking services to Sequence or DFO.
On August 7, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. At the outset of the meeting, without the representatives of Perella Weinberg in attendance, a representative of Potter Anderson reviewed Perella Weinberg’s relationship disclosure memoranda with respect to the Company, Mr. Trevor Baldwin and Mr. L. Lowry Baldwin and the potential counterparties to a Potential Transaction with the members of the Special Committee. After discussion with the representatives of Potter Anderson, the Special Committee determined that none of the relationships disclosed by Perella Weinberg presented a material conflict of interest for Perella Weinberg and therefore would not impair Perella Weinberg’s ability to serve as the Special Committee’s independent financial advisor. Following discussion, the Special Committee confirmed the engagement of Perella Weinberg to serve as the Special Committee’s independent financial advisor. With the representatives of Perella Weinberg then in attendance, representatives of Potter Anderson reviewed with the Special Committee the independence and disinterestedness of each Special Committee member. Each Special Committee member confirmed that it was his or her belief that each Special Committee member was independent and disinterested with respect to a Potential Transaction, subject to confirmation that certain investments by Ms. Matas were not material to her, which was subsequently confirmed by the Special Committee. The Special Committee also discussed its compensation with representatives of Potter Anderson. Following such discussion, the Special Committee determined to fix its compensation as follows: (a) effective as of July 23, 2026 and until the earlier of the signing of a Potential Transaction or the disbandment of the Special Committee (i) each Special Committee member (other than the Chair) would receive a monthly fee of $20,000 and (ii) the Chair of the Special Committee would receive a monthly fee of $25,000, and (b) following the signing of a Potential Transaction, if applicable, the Special Committee would determine the appropriate compensation at that time. The Special Committee subsequently determined to extend this compensation through the stockholder vote on the Mergers and to revisit their compensation thereafter. The representatives of Perella Weinberg then reviewed with the Special Committee the Round 1 Bids and updated the Special Committee on next steps in connection with a Potential Transaction for the three bidders remaining in the process—the Sponsors, Party A and Party B. The representatives of Perella Weinberg and Potter Anderson then provided an overview of the terms of the Tax Receivable Agreement, discussed potential pathways to securing a higher price per share in a Potential Transaction by way of the Tax Receivable Agreement and reviewed how tax receivable agreements have been treated in certain selected precedent transactions. The Special Committee and its advisors also discussed the potential impact any negotiations for a concession on the Tax Receivable Agreement could have on the ability to secure the rollover that was expected to be required by the remaining bidders.
On August 10, 2026, representatives of Latham and Sullivan & Cromwell LLP, outside legal counsel to DFO (“S&C”), delivered to representatives of Davis Polk a markup of the merger agreement auction draft on behalf of the Sponsors, which provided for, among other things, no go-shop period, a termination fee payable by the Company under certain circumstances equal to 4% of the fully diluted equity value of the transaction, a Parent termination fee equal to 4% of the fully diluted equity value of the transaction and more limited regulatory efforts obligations for Parent.
Between August 11, 2026 through August 13, 2026, representatives of the Sponsors met with representatives of the Company at the Company’s headquarters in Tampa, Florida for due diligence meetings and additional management presentations. Based upon prior directions from the Company, the representatives of the Sponsors and the Company did not discuss any rollover of equity interests or the treatment of the amounts payable pursuant to the Tax Receivable Agreement at these meetings or until authorized by the Board on September 4, 2026.

On August 19, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson, Perella Weinberg and Davis Polk. The representative of Davis Polk provided an update on the process and the remaining interested bidders, potential timeline, and next steps.
The Special Committee discussed with its advisors and Davis Polk a request from the remaining bidders to meet with the Company’s senior management regarding the remaining bidders’ general approach to management retention and compensation and its rollover requirements, and the benefits and considerations of permitting members of the Company’s senior management team to meet with the remaining bidders. The representative of Davis Polk also discussed that Company management had requested that the Company agree to pay the fees of Jamieson Corporate Finance US LLC (“Jamieson”), as a consultant for management, and Katzke Miller & Morgenbesser LLP (“KMM”), as legal counsel for management. After the representative of Davis Polk departed the meeting and after further discussion among the Special Committee and its advisors, the Special Committee approved members of senior Company management meeting and engaging in discussions with the remaining bidders prior to the submission of second round bids for a Potential Transaction regarding the remaining bidders’ general approach to management retention and compensation and its rollover requirements, on the condition that representatives of Perella Weinberg and Ardea also attend each meeting and that management not engage in any negotiation of the terms or conditions of a Potential Transaction. The Special Committee also approved Company management’s request to pay the fees of Jamieson and KMM. Next, the representatives of Perella Weinberg reviewed with the Special Committee the composition of the beneficiaries under the Tax Receivable Agreement and provided an overview of certain illustrative examples of how certain concessions with respect to the Tax Receivable Agreement would affect each group of beneficiaries, based on a preliminary model prepared by the Company’s tax advisors regarding the value of the estimated tax benefits and Early Termination Payments (as defined in the Tax Receivable Agreement). The participants at the meeting also discussed the proposed process for the second-round bids and how the bid letter should instruct bidders to treat the Tax Receivable Agreement for purposes of such bids. After further discussion, the Special Committee determined that, for purposes of their second-round bids, it was appropriate for the bidders to assume that the Tax Receivable Agreement would be terminated early and accelerated but that the bid letter should also indicate that the ultimate treatment of the Tax Receivable Agreement in connection with a Potential Transaction would be subject to the Special Committee’s approval. The representatives of Potter Anderson then provided a high-level overview of the draft merger agreement prepared by Davis Polk and proposed to be submitted to the remaining bidders.
Later on August 19, 2026, the revised draft of the merger agreement was distributed to the Sponsors and Party A. The revised draft provided for, among other things, no go-shop period, no regulatory termination fee, a Company termination fee equal to 2.5%, and a Parent termination fee equal to 7%, in each case of the fully diluted equity value of the transaction. Representatives of Ardea also made available to the Sponsors, Party A and Party B a second-round process letter setting a final bid deadline of September 1, 2026 and encouraging each bidder to provide any comments on the Merger Agreement and drafts of its financing commitment documents by August 26, 2026. The process letter also requested that each bidder prepare its offer on the basis that the Tax Receivable Agreement would be terminated early, with the value thereof calculated on the basis of information provided in the data room. The process letter further specified that (i) the ultimate treatment of the Tax Receivable Agreement in connection with the transaction would be subject to the approval of the Special Committee, (ii) no discussion should be had with beneficiaries of the Tax Receivable Agreement regarding the Tax Receivable Agreement unless approved by the Special Committee and (iii) no discussion should be had regarding post-closing employment, rollover or other related matters unless approved by the Special Committee.
On August 21, 2026, representatives of Party B informed representatives of Ardea that Party B was unable to increase its price materially above the upper end of the range set forth in its Round 1 Bid. Following this discussion and at the direction of the Company, representatives of Ardea informed Party B that Party B would no longer be prioritized in the process.
On August 24, 2026, representatives of Latham and S&C delivered to representatives of Davis Polk a draft of the equity commitment letter and limited guarantee. Thereafter until the signing of the Merger Agreement on September 14, 2026, Latham and S&C, on one hand, and Davis Polk, on the other hand, exchanged drafts of the equity commitment letter and limited guarantee.
On August 25, 2026, representatives of Latham and S&C delivered to representatives of Davis Polk a revised draft of the Merger Agreement on behalf of the Sponsors that, among other things, proposed a Company termination fee equal to 4% and a Parent termination fee equal to 5%, in each case of the fully diluted equity value of the transaction, a standard for regulatory efforts that would not require the Sponsors to make concessions that would constitute a burdensome condition, and left the treatment of the Tax Receivable Agreement subject to further discussion by the parties.
On August 26, 2026, representatives of the Sponsors and representatives of the Company, including representatives of the financial advisors to the Special Committee and the Company, met in person in New York City to discuss the Proposed Transaction. Also on August 26, representatives of Latham and S&C delivered an initial draft of the debt commitment letter for the transaction to representatives of Davis Polk. Thereafter until the signing of the Merger Agreement on September 14, 2026, Latham and S&C, on one hand, and Davis Polk, on the other hand, exchanged drafts of the debt commitment letter.
On August 27, 2026, representatives of Davis Polk delivered a further revised draft of the Merger Agreement to Latham and S&C that, among other things, maintained the Company’s proposed 2.5% Company termination fee and 7% Parent termination fee and proposed that Parent accept broader regulatory efforts obligations with respect to the Company and its subsidiaries.
Also on August 27, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. The representatives of Perella Weinberg provided an update on the progress made by each of the remaining bidders and Company management’s preliminary meetings with the Sponsors and Party A.
On August 29, 2026, Party A’s legal counsel delivered to representatives of Davis Polk a revised draft of the Merger Agreement on behalf of Party A, which, among other things, proposed a Company termination fee equal to 3.5% and a Parent termination fee equal to 5.75%, in each case of the fully diluted equity value of the transaction.
On August 31, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. Representatives of Perella Weinberg reviewed with the Special Committee Perella Weinberg’s preliminary financial analysis of the Company, which included, among other things, an analysis of selected publicly traded comparable companies and an analysis of selected precedent transactions. Representatives of Perella Weinberg noted that Perella Weinberg’s preliminary financial analysis of the Company would be updated to include a discounted cash flow analysis following receipt of certain requested information from the Company. The representatives of Perella Weinberg also reviewed the Projections (as defined below), which had been approved by the Board for use by Perella Weinberg and which Perella Weinberg had used for its preliminary financial analyses. The Special Committee and representatives of Perella Weinberg then discussed the Projections and Perella Weinberg’s preliminary financial analyses. The Special Committee and its advisors discussed negotiating strategies for the Tax Receivable Agreement in light of the preliminary financial analyses presented by Perella Weinberg.
Also on August 31, 2026, following discussions with representatives of Latham and S&C regarding approvals that may be required in connection with the proposed transaction, representatives of Davis Polk provided a draft written consent from Holders (as defined in the Stockholders Agreement) of a majority of the shares of Class B Common Stock (the “Stockholders Agreement Consent”), approving and consenting to the transactions contemplated by the Merger Agreement, including the Mergers, for purposes of Section 1.01 of the Stockholders Agreement.
On September 1, 2026, the Sponsors and Party A submitted final proposals to representatives of the Company (collectively, the “Round 2 Bids”). The Sponsors’ final proposal (the “Sponsor 2nd Bid”) maintained their offer price of $31.75 per share in cash. That price represented an approximately 83% premium to the Company’s unaffected closing price of $17.33 on June 17, 2026 (the last day before media reports indicated that the Company was evaluating strategic alternatives, including a potential take-private transaction). The proposal implied a total equity value of approximately $4.487 billion, calculated on a fully diluted basis, and a total enterprise value of approximately $7.695 billion, and continued to contemplate approximately $1.25 billion of preferred equity to be issued to DFO as part of the equity financing for the transaction. The proposal stated that it was not subject to any financing condition or further due diligence. The proposal assumed that the Tax Receivable Agreement would be accelerated and terminated in connection with the transaction, and ascribed a liability upon acceleration of approximately $368 million to the resulting termination payment, while noting that the Sponsors expected to discuss this treatment once the approval described above was obtained. The proposal also contemplated significant rollover participation by Mr. L. Lowry Baldwin and Mr. Trevor Baldwin, key members of management and key employees, with rollover equity to be economically pari passu with the Sponsors’ common equity investment. The proposal did not specify the amount of rollover equity, the participating holders or any other detailed rollover terms, which the Sponsors proposed to discuss with those holders, with the permission of the Special Committee and the Board, before signing the Merger Agreement.
The Sponsors also submitted with their final proposal a proposed final form of the Merger Agreement and stated that they were prepared to accept a Company termination fee equal to 3.8% and a Parent termination fee equal to 5.25%, in each case of the fully diluted equity value. In addition, the Sponsors’ proposal included a draft form of voting, support and rollover agreement to be entered into by certain stockholders of the Company and holders of OpCo LLC Units, pursuant to which each signing holder would agree to vote all shares of Company Common Stock held by such holder in favor of the adoption of the Merger Agreement, to waive appraisal rights and not to transfer shares held by such holder before the closing of the transaction. The draft agreement also contemplated that such holders would contribute a certain amount, to be agreed, of their shares of Class A Common Stock (and/or retain OpCo LLC Units) in exchange for equity in an affiliate of the Sponsors’ acquisition vehicle or equity at OpCo LLC. The draft agreement did not include the amounts to be rolled over or any other terms of the rollover equity. Thereafter until the signing of the Merger Agreement on September 14, 2026, Latham and S&C, on one hand, and Davis Polk, on the other hand, exchanged drafts of the Merger Agreement and confidential disclosure schedules, and the parties continued to negotiate the terms of the transaction.
Party A’s final proposal provided for a price of $28.50 per share in cash, an approximately 64.5% premium to the Company’s unaffected closing price of $17.33 on June 17, 2026 (the last day before the June 18 Leak). The proposal indicated that it was not subject to a financing contingency or further due diligence and ascribed a liability upon acceleration of approximately $322 million to the Tax Receivable Agreement, to be settled at closing. Party A’s final bid was conditioned on committed equity rollover of at least $350 million from certain key management stockholders. Party A also submitted a revised draft of the Merger Agreement and requested exclusivity through September 11, 2026.
On September 2, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson, Perella Weinberg, and Davis Polk. Representatives of Davis Polk provided an overview of the Round 2 Bids, including an overview of the draft transaction documents submitted with each bid and the material remaining open items therein. After the representatives of Davis Polk departed the meeting, the representatives of Perella Weinberg reviewed Perella Weinberg’s preliminary discounted cash flow analysis of the Company and a discussion ensued regarding Perella Weinberg’s preliminary financial analyses in light of the purchase prices offered in the Round 2 Bids. The Special Committee and representatives of Perella Weinberg further discussed potential next steps with respect to the treatment of the Tax Receivable Agreement and the impact any such treatment may have on the purchase price for a Potential Transaction and on potential rollover participation, including that the payments due under the Tax Receivable Agreement would likely be utilized to help incentivize beneficiaries to participate in the required rollover. The representatives of Perella Weinberg also reviewed various alternatives to potentially increase value for the Company’s stockholders in a Potential Transaction, including requesting that the beneficiaries of the Tax Receivable Agreement agree to a range of possible concessions, including a discounted Early Termination Payment.
Later on September 2, 2026, the Board held a meeting by videoconference, with members of Company management and representatives of Ardea, Davis Polk, Potter Anderson and Perella Weinberg in attendance. Representatives of Ardea reviewed the Round 2 Bids with the Board, including the price, financing structure and rollover requirements of each, and noted that the Sponsors’ proposed financing plan continued to contemplate $1.25 billion of preferred equity in addition to debt financing. Representatives of Davis Polk reviewed the status of the draft transaction documents submitted with each bid. Representatives of Ardea also reviewed Ardea’s preliminary financial analyses of the Company. The Board discussed the Round 2 Bids, including the potential risk that the amount of debt financing and preferred equity in the Sponsors’ proposal could impact the Company’s ability to obtain the rollover commitments, which was expressly required by the Sponsors as a condition to sign a transaction. Following discussion, the Board directed Ardea to inform the Sponsors that their proposal was not executable in its current form because of such potential risk, and that, upon receipt of an acceptable proposal on capital structure, the Sponsors would receive guidance on price. The Board directed Ardea to inform Party A that it would need to increase the merger consideration payable pursuant to its proposal meaningfully to be competitive.

Later on September 2, 2026, as directed by the Board, representatives of Ardea informed representatives of the Sponsors that the Board viewed the Sponsors’ proposal as not executable in its current form because of the amount of debt financing and preferred equity in their proposed capital structure and requested that the Sponsors propose a revised structure.
Early on September 3, 2026, representatives of the Sponsors informed representatives of Ardea that the Sponsors would reduce the preferred equity in their proposed capital structure from $1.25 billion to $1.0 billion and reduce their proposed senior debt financing from $3.25 billion to $2.75 billion.
Later on September 3, 2026, as directed by the Board, representatives of Ardea informed representatives of Party A that, to be competitive, Party A would need to increase its proposal. A representative of Party A informed representatives of Ardea that $30.00 per share was the highest price Party A was prepared to offer and that Party A would require exclusivity to continue engaging in negotiations with the Company.
At the direction of the Company, representatives of Ardea informed representatives of the Sponsors that there was a path to a transaction at $33.00 per share. Representatives of the Sponsors subsequently informed representatives of Ardea that the Sponsors would increase their offer to $32.00 per share, which such representatives indicated was the Sponsors’ best and final offer, and requested exclusivity to continue engaging in negotiations with the Company.
On September 4, 2026, the Board held a meeting by videoconference, with members of Company management and representatives of Ardea, Davis Polk, Potter Anderson and Perella Weinberg in attendance. Representatives of Ardea reported on their discussions with the Sponsors and Party A since the September 2 Board meeting and summarized the revised proposals described above. The Board discussed the Sponsors’ revised proposal, including the revised capital structure and the relative merits of the Sponsors’ and Party A’s proposals, and the fact that a representative of Party A informed representatives of Ardea that $30.00 per share was the highest price Party A was prepared to offer and both the Sponsors and Party A were requiring exclusivity to proceed with further negotiations. Following discussion, the Board authorized Ardea and Company management to proceed with negotiating a transaction with the Sponsors at $32.00 per share and, if the Sponsors renewed their request, to enter into exclusivity with the Sponsors for a period of no more than ten days from the entry into any exclusivity arrangements. Representatives of Potter Anderson noted that the Special Committee would meet after the Board meeting to further consider the treatment of the Tax Receivable Agreement. Additionally, the Board authorized the Sponsors to engage in discussions with the parties to the Rollover Agreements regarding such agreements and the parties to the Tax Receivable Agreement to discuss the TRA Amendment.
Following the Board meeting, the Special Committee held a meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. Representatives of Perella Weinberg further reviewed a range of potential concessions the Special Committee could request from the beneficiaries under the Tax Receivable Agreement. The Special Committee and its advisors discussed these potential concessions, including the possibility of early termination of the Tax Receivable Agreement, rather than crystallizing the payments as provided by the Tax Receivable Agreement, but with such accelerated payments being discounted. The Special Committee and representatives of Perella Weinberg further discussed the appropriate discount rate for such accelerated payments, including how the level of discount requested could affect the support needed to secure the required rollover. The Special Committee and Perella Weinberg then discussed basing such discount rate on the post-Potential Transaction entity’s cost of capital if the Tax Receivable Agreement remained in effect. The Special Committee and its advisors also discussed the need to ensure that the value of any negotiated concession under the Tax Receivable Agreement would be reallocated to the Company’s stockholders. After further discussion, the Special Committee determined to seek a concession from the beneficiaries under the Tax Receivable Agreement based on the post-Potential Transaction entity’s cost of capital, which would equate to a 25% reduction in the Early Termination Payments and result in an increase in the consideration to be received by the Company’s stockholders in a Potential Transaction of approximately $0.65 per share. The Special Committee directed the representatives of Perella Weinberg to (i) confirm with the Sponsors that the value of any concession on the Early Termination Payments agreed to by the beneficiaries of the Tax Receivable Agreement would be reallocated to increase the consideration to be paid to the stockholders on a dollar-for-dollar basis, and then (ii) request a 25% concession on the Early Termination Payments from Messrs. Trevor Baldwin and L. Lowry Baldwin, in their capacities as, and on behalf of the other, beneficiaries under the Tax Receivable Agreement.

After this meeting, also on September 4, 2026 and as directed by the Special Committee, the representatives of Perella Weinberg contacted representatives of the Sponsors and the representatives of the Sponsors confirmed the Sponsors’ willingness to reallocate a concession to the Early Termination Payments from the beneficiaries under the Tax Receivable Agreement to increase the Sponsors’ proposed offer price, but the representatives of the Sponsors also conveyed that incentivizing rollover commitments was a relevant consideration for the Sponsors in seeking a concession on the Tax Receivable Agreement.
Following receipt of the Sponsors’ feedback, also on September 4, 2026, representatives of Perella Weinberg requested a 25% concession to the Early Termination Payments from the beneficiaries of the Tax Receivable Agreement from Messrs. Trevor Baldwin and L. Lowry Baldwin, in their capacities as, and on behalf of the other, beneficiaries under the Tax Receivable Agreement. In response to this request, Messrs. Trevor Baldwin and L. Lowry Baldwin countered with a proposed 15% concession to the Early Termination Payments, which would translate to an increase in the consideration to be paid to the Company’s stockholders of approximately $0.39 per share. Messrs. Trevor Baldwin and L. Lowry Baldwin also communicated that they believed a 25% concession increased execution risk for a Potential Transaction by jeopardizing the ability to secure the requisite rollover participation required by the Sponsors and support to amend the Tax Receivable Agreement to implement such concession, which rollover and amendment were expressly contemplated by the Sponsors’ proposal.
Later, on September 4, 2026, the Special Committee reconvened by videoconference with representatives of Potter Anderson and Perella Weinberg. The representatives of Perella Weinberg reported on their discussions with each of the Sponsors and Messrs. Trevor Baldwin and L. Lowry Baldwin. The Special Committee and its advisors discussed potential next steps with respect to the treatment of the Tax Receivable Agreement, including certain considerations with respect to further negotiation of the counterproposal of Messrs. Trevor Baldwin and L. Lowry Baldwin, which considerations included: (i) the potential risks with respect to incentivizing, or disincentivizing, the rollover participation necessary to execute a Potential Transaction and the fact that the Sponsors articulated their views on the need for limits on a potential concession on the amounts payable under the Tax Receivable Agreement to ensure participation in the rollover, (ii) the Sponsors’ proposed offer price and how such price compared to the implied price per share valuation ranges produced under Ardea’s and Perella Weinberg’s preliminary financial valuation analyses and (iii) the inherent market risks in extending the timeline for a Potential Transaction through a protracted negotiation over the Tax Receivable Agreement. After further discussion with its advisors, including regarding the range of potential concessions to request in a counterproposal, the Special Committee directed the representatives of Perella Weinberg to counter the counterproposal of Messrs. Trevor Baldwin and L. Lowry Baldwin with a request for an approximately 20% concession on the Early Termination Payments from the beneficiaries under the Tax Receivable Agreement, such that the consideration to be received by the Company’s stockholders would be increased by $0.50 per share.
Following the Special Committee’s reconvened meeting, that evening, at the direction of the Special Committee, the representatives of Perella Weinberg communicated the Special Committee’s message to Mr. Trevor Baldwin.Mr. Trevor Baldwin indicated that, subject to confirmation from the Company’s tax advisors on its calculation of the Early Termination Payments, he would support an approximate 20% concession to the Early Termination Payments in order to facilitate a $0.50 per share increase in the consideration to be received by the Company’s stockholders, subject to obtaining the required votes to amend the Tax Receivable Agreement.
Later in the evening on September 4, 2026, representatives of Davis Polk delivered a revised draft of the Merger Agreement to representatives of Latham and S&C that, among other things, provided for a Company termination fee equal to 3.25% and a Parent termination fee equal to 7%, in each case of the fully diluted equity value of the transaction, and extended the outside date by which the Mergers must be completed from six months to nine months (in each case, with an automatic three-month extension if required for outstanding regulatory approvals). In addition, later that evening, as authorized by the Board following a request by the Sponsors, the Company and the Sponsors executed an exclusivity agreement providing for exclusivity through September 13, 2026, to finalize the transaction documentation.
On September 5, 2026, representatives of Perella Weinberg communicated the proposed concession to the Early Termination Payments to representatives of the Sponsors to facilitate a $0.50 per share increase in the consideration to be received by the Company’s stockholders. Representatives of the Sponsors confirmed that they agreed to reallocate the value of this concession to the Company’s stockholders to raise the consideration to be received by the Company’s stockholders to $32.50 per share. Following this confirmation until the signing of the Merger Agreement on September 14, 2026, Latham and S&C, Davis Polk and KMM exchanged drafts of the Voting, Support and

Rollover Agreement and the parties negotiated the terms of the rollover, and certain key terms of the post-closing management incentive plan were negotiated between KMM, on behalf of the Rollover Holders, and Latham and S&C, on behalf of the Sponsors. For additional details regarding the post-closing management incentive plan, see “Interests of Executive Officers and Directors of the Company in the Mergers—Voting, Support and Rollover Agreements.”
Also on September 5, 2026, representatives of Latham and S&C delivered to representatives of Davis Polk a draft of the TRA Amendment, pursuant to which, contingent upon completion of the Mergers, the Tax Receivable Agreement would be terminated in exchange for the payment by the Company of specified final payments to the beneficiaries thereunder at closing. Thereafter until the signing of the Merger Agreement on September 14, 2026, Latham, S&C and Davis Polk exchanged drafts of the TRA Amendment and representatives of the parties continued to negotiate the terms thereof.
On September 5, 2026, Mr. Trevor Baldwin informed representatives of the Sponsors that Mr. L. Lowry Baldwin and Mr. Trevor Baldwin were each willing to roll over a significant portion of their equity, subject to reaching mutually agreeable rollover terms.
On September 7, 2026, representatives of Latham and S&C delivered to representatives of Davis Polk a revised draft of the Merger Agreement that, among other things, proposed a Company termination fee equal to 3.7% and a Parent termination fee equal to 5.5%, in each case of the fully diluted equity value of the transaction, and proposed to shorten the outside date by which the Mergers must be completed to that provided in Latham and S&C’s prior draft.
Also on September 7, 2026, representatives of Davis Polk delivered to representatives of Latham and S&C an initial draft of a rollover commitment letter that, among other things, proposed that certain members of Company management and key employees would, among other things, upon request of the Company, agree to commit to contribute a certain amount of their shares of Class A Common Stock (or retain OpCo LLC Units) in exchange for equity in an affiliate of the Sponsors’ acquisition vehicle or equity at OpCo LLC. Thereafter until the signing of the Merger Agreement on September 14, 2026, Latham and S&C, on one hand, and Davis Polk, on the other hand, exchanged drafts of the Rollover Commitment Letters. During this period, Mr. Trevor Baldwin discussed with certain members of Company management and key employees their potential participation in the rollover and shared with them the form of Rollover Commitment Letter, which such persons subsequently executed prior to the execution of the Merger Agreement.
On September 8, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. The representatives of Perella Weinberg reviewed with the members of the Special Committee the preliminary changes to the model prepared by the Company's tax advisors that reduced the total liability for the Early Termination Payments absent the agreed-upon concession. The Special Committee and its advisors discussed the impact of these changes on the agreed-upon concession to the Early Termination Payments. The Special Committee and its advisors also assessed the potential risks in going to either, or both, the Sponsors or Messrs. Trevor Baldwin and L. Lowry Baldwin, in their capacities as, and on behalf of the other, beneficiaries under the Tax Receivable Agreement for further concessions, including deal risk generally, the risk that the Sponsors would view this request as an opportunity to re-trade on other deal points, that the Company’s sector had traded down from its recent highs, and that the Company's tax advisor's estimates were not final and could be further adjusted upwards or downwards by up to 10% on a holder by holder basis. After further discussion with its advisors and in light of these potential risks of seeking further concessions, the Special Committee determined not to reopen negotiations to seek further concessions from either the Tax Receivable Agreement beneficiaries or the Sponsors. The Special Committee also considered the possibility, in light of fluctuations in the Company's tax advisor's estimates, that the beneficiaries under the Tax Receivable Agreement could potentially receive more than what they would otherwise have been entitled to absent the negotiated concession. The representatives of Potter Anderson reviewed the terms of the current draft of the TRA Amendment to implement the concession to the Early Termination Payments. After further discussion, the Special Committee directed its advisors to revise the draft TRA Amendment to prevent a windfall in favor of the beneficiaries under the Tax Receivable Agreement by clarifying that the amounts payable to the beneficiaries under the Tax Receivable Agreement in connection with a Potential Transaction would not be greater than what the beneficiaries would otherwise be entitled to receive as an Early Termination Payment if the Company were to terminate the Tax Receivable Agreement without the negotiated concession.

From September 9, 2026 through September 13, 2026, representatives of Davis Polk, KMM and Latham and S&C exchanged further drafts of the Merger Agreement, the Voting, Support and Rollover Agreements, the TRA Amendment and other ancillary transaction documents. During this period, the parties and their respective advisors also held numerous meetings to resolve the outstanding transaction terms and to secure sufficient commitments pursuant to the Voting, Support and Rollover Agreements and Rollover Commitment Letters so that Sequence and DFO would be willing to enter into the Merger Agreement and other transaction documents.
On September 11, 2026, Ardea provided the Company with a customary relationship disclosure memorandum regarding Ardea's relationships with the Company, the Sponsors, Mr. Trevor Baldwin and Mr. L Lowry Baldwin (see the section titled “—Opinion of Ardea Partners LP—General” for additional information).
Over the course of September 13, 2026, the representatives of the Company and the Sponsors reached agreement on a number of remaining material transaction terms, including agreement among the parties to, among other things, a Company termination fee equal to $170,334,000, or approximately 3.7% of the fully diluted transaction equity value, a Parent termination fee equal to $276,218,000, or approximately 6% of the fully diluted transaction equity value, and a TRA Amendment which provided for the termination of the Tax Receivable Agreement at closing in exchange for a discounted Early Termination Payment (and $32.50 in cash consideration per share of Class A Common Stock, which reflected the Sponsors’ “best and final offer” of $32.00 in cash per share of Class A Common Stock and $0.50 of additional cash consideration per share of Class A Common Stock as a result of the discount in the Early Termination Payment).
On September 13, 2026, the Special Committee held a meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. The representatives of Potter Anderson reviewed with the Special Committee, among other things, (i) the Special Committee’s fiduciary duties under Delaware law and (ii) the TRA Amendment. The representatives of Perella Weinberg then reviewed Perella Weinberg’s financial analysis of the Company. The Special Committee then adjourned its meeting.
Following the Special Committee’s meeting, also on September 13, 2026, the Board held a meeting by videoconference, with representatives of Ardea, Perella Weinberg, Potter Anderson, Davis Polk, and members of Company management in attendance. Representatives of Ardea reviewed developments in the sale process, noting that the Sponsors had increased their proposal to $32.00 per share, that Party A had indicated it could not exceed $30.00 per share, and that the Special Committee’s negotiation of the Tax Receivable Agreement had produced an additional $0.50 per share, bringing the Merger Consideration to $32.50 per share. Representatives of Ardea then reviewed with the Board Ardea’s financial analyses of the Mergers. Representatives of Ardea then rendered to the Board Ardea’s oral opinion, subsequently confirmed in a written opinion dated September 14, 2026 and delivered to the Board, to the effect that, as of the date of Ardea’s written opinion and based upon, and subject to, the assumptions made, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective subsidiaries) in the Company Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of Ardea Partners LP.” Representatives of Davis Polk then reviewed with the Board its fiduciary duties in connection with the proposed transaction and summarized the final proposed terms of the Merger Agreement and the other transaction documents. The Board then adjourned its meeting. The written opinion delivered by Ardea is attached to this proxy statement as Annex C.
After the Board adjourned its meeting, the Special Committee reconvened its meeting by videoconference with representatives of Potter Anderson and Perella Weinberg. At the request of the Special Committee, representatives of Perella Weinberg rendered to the Special Committee the opinion of Perella Weinberg, which was subsequently confirmed in writing, that as of the date of such opinion, and based upon and subject to, among other things, the various qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section entitled “—Opinion of Perella Weinberg Partners LP.” After further discussion at the meeting, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, including the factors described below in greater detail in “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers”, the Special Committee unanimously (i) determined that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders; and (ii) recommended that the Board

(a) determine that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, (b) approve and declare advisable the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, and (c) subject to approval by the Board, submit the Merger Agreement to the stockholders of the Company for their adoption and recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement. The written opinion delivered by Perella Weinberg is attached to this proxy statement as Annex B.
The Board then reconvened its meeting and, following the recommendation of the Special Committee, and after taking into consideration the information provided by and discussed with the Company’s management and advisors, including the factors described below in greater detail in “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers”, unanimously (i) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, on the terms and subject to the conditions set forth therein, were advisable, fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (iv) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders and (v) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.
On September 14, 2026, the Company, Parent, the Merger Subs and the other applicable parties thereto executed the Merger Agreement and each of the other transaction agreements, including the Voting, Support and Rollover Agreements, the Equity Commitment Letter, the Limited Guarantee, the Debt Commitment Letter and the TRA Amendment. Before the opening of trading that day, the Company issued a press release announcing the execution of the Merger Agreement, and issued a Form 8-K, which attached copies of the Merger Agreement, the form of Voting, Support and Rollover Agreement, the TRA Amendment and the press release announcing the transaction as exhibits.
The Voting, Support and Rollover Agreements were entered into by each of Mr. L. Lowry Baldwin and Mr. Trevor Baldwin and certain other members of the Company’s management. Pursuant to the applicable Voting, Support and Rollover Agreement, Mr. L. Lowry Baldwin and Mr. Trevor Baldwin each agreed, among other things, to vote their respective shares of Company Common Stock in favor of the adoption of the Merger Agreement and to retain, as Retained Units under the Merger Agreement, in the case of Mr. L. Lowry Baldwin, 6,155,562 OpCo LLC Units (representing as of such date approximately 49% of the aggregate OpCo LLC Units held by him and approximately 4.4% of the aggregate outstanding OpCo LLC Units), and, in the case of Mr. Trevor Baldwin, 2,545,118 OpCo LLC Units (representing as of such date 83% of the aggregate OpCo LLC Units held by him, and 933,499 OpCo LLC Units held of record by BIGH, LLC, an entity controlled by Mr. L. Lowry Baldwin, for the benefit of Mr. Trevor Baldwin). In addition, prior to the execution of the Merger Agreement, certain other employees of the Company agreed with the Company to, at the Company’s request, contribute or retain a certain portion of such persons’ shares of Class A Common Stock and/or OpCo LLC Units in connection with the closing of the Mergers pursuant to the terms of the Rollover Commitment Letters, the form of which is attached as Exhibit (d)(3) to the Schedule 13E-3.
Also on September 14, 2026, Holders (as defined in the Stockholders Agreement) of a majority of the shares of Class B Common Stock held by the Holders executed and delivered the Stockholders Agreement Consent, approving and consenting to the transactions contemplated by the Merger Agreement, including the Mergers, for purposes of Section 1.01 of the Stockholders Agreement.
Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers
The Board formed the Special Committee, comprised solely of independent and disinterested directors, each of whom the Board in good faith determined to be disinterested and independent, including without limitation for purposes of Section 144 of the DGCL, and authorized and empowered the Special Committee to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party of any element of a Potential Transaction involving the Company, including a potential take-private transaction involving the

Company by one or more private equity sponsors and (ii) determine and recommend to the Board whether a Potential Transaction is advisable and fair to and in the best interests of the stockholders of the Company.
Recommendation of the Special Committee
The Special Committee, at a meeting held on September 13, 2026 and upon the terms and subject to the conditions set forth in the Merger Agreement, unanimously (i) determined that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders; and (ii) recommended that the Board (a) determine that the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, (b) approve and declare advisable the Merger Agreement and the other transaction documents and the transactions contemplated thereby, including the Mergers, and (c) subject to approval by the Board, submit the Merger Agreement to the stockholders of the Company for their adoption and recommend that the stockholders of the Company vote in favor of the adoption of the Merger Agreement.
In the course of reaching its determination and making its recommendations, the Special Committee considered the following non-exhaustive list of material factors, which are not presented in any relative order of importance and each of which the Special Committee viewed as being generally supportive of its determination and recommendations to the Board:
•
Continued Procedural Protections. The Special Committee negotiated for certain rights and procedural protections in the Merger Agreement so that it can continue to monitor for potential conflicts and protect the interests of the Unaffiliated Stockholders, including with respect to termination of the Merger Agreement or an Adverse Recommendation Change.

•
Terms of the TRA Amendment. The terms of the TRA Amendment, which were the product of arms’-length negotiations with Trevor Baldwin and L. Lowry Baldwin (acting on behalf of the Tax Receivable Agreement beneficiaries) and the Sponsors, and the fact that the TRA Amendment, while accelerating the payments under the Tax Receivable Agreement, are expected to result in a reduction of the total payments otherwise due to beneficiaries under the Tax Receivable Agreement relative to the estimated aggregate early termination payments that would otherwise be payable to the beneficiaries of the Tax Receivable Agreement if the Company were to elect to terminate the Tax Receivable Agreement in accordance with its terms at the Effective Time, and that such reduction resulted in an increase in the consideration payable to the stockholders in the Company Merger of $0.50 per share of Class A Common Stock.

•
Best Value Reasonably Obtainable. The belief of the Special Committee that $32.50 per share of Class A Common Stock represented the Sponsors’ best and final offer and the best value that the Company could reasonably obtain from bidders for the shares of Class A Common Stock, taking into account (i) the business, operations, prospects, business strategy, assets, liabilities and general financial condition of the Company, (ii) the strategic review process conducted by the Board, as overseen by the Special Committee; and (iii) the terms of the Merger Agreement and the TRA Amendment. The Special Committee also considered that the per share Merger Consideration represented a premium of approximately (i) 87.5% to the unaffected closing price of the shares of Class A Common Stock on June 17, 2026 (the last closing price prior to the initial public leak of the Company’s consideration of a sale process), (ii) 65.9% to the 30-day VWAP of the shares of Class A Common Stock as of June 17, 2026, and (iii) 9.6% to the closing price of the shares of Class A Common Stock as of September 11, 2026. In forming this belief, the Special Committee also considered that (i) the Board, through its financial advisor, Ardea, conducted a sales process for the Company, (ii) the Sponsors offered the highest price per share throughout two rounds of bidding, (iii) there was a market leak of the sales process for the Company that did not result in any outreach from potential counterparties, (iv) the Sponsors did not increase their offer price from their first round bid to their second round bid and only increased their offer by $0.25 per share of Class A Common Stock thereafter in response to Ardea’s request that the Sponsors increase their offer by $1.25 per share of Class A Common Stock, and (v) it negotiated for a discount to the payments due under the Tax Receivable Agreement relative to the estimated aggregate early termination payments that would otherwise be payable to the beneficiaries of the Tax Receivable Agreement if the Company were to elect to terminate the Tax Receivable Agreement in accordance with its terms at the Effective Time, which resulted in an increase in the consideration to be paid to the holders of shares of Class A Common Stock to $32.50 per share, without decreasing the level of certainty of closing.
•	Loss of Opportunity. The Special Committee considered the possibility that there may not be another opportunity for the Company’s stockholders to receive a comparably priced offer.
•
Opinion of Perella Weinberg. The financial analysis and opinion of Perella Weinberg rendered to the Special Committee on September 13, 2026, which was subsequently confirmed in writing, that as of the date of such opinion, and based upon and subject to, among other things, the various qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, as more fully described in the section titled “Special Factors – Opinion of Perella Weinberg Partners LP”.

•	Procedural Safeguards.
•
Independence and Disinterestedness. The Special Committee consisted solely of independent and disinterested members of the Board, each of whom the Board in good faith determined to be disinterested and independent, including without limitation for purposes of Section 144 of the DGCL, with respect to a Potential Transaction.

•
Oversight Authority. The power and authority granted to the Special Committee by the Board to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party with respect to any element of a Potential Transaction and to oversee and supervise the negotiation by the Company of the terms and conditions of any definitive agreement with respect to a Potential Transaction, including any amendment to, compromise of, or early termination of the Tax Receivable Agreement, (ii) determine and recommend to the Board (a) whether a Potential Transaction is advisable and fair to and in the best interests of the stockholders of the Company and (b) that the Board take other actions or consider other matters that the Special Committee may determine are necessary or advisable or appropriate with respect to any Potential Transaction, and (iii) determine, in its sole discretion, to elect not to pursue a Potential Transaction.

•
Active Involvement and Oversight. The numerous meetings held by the Special Committee to discuss and evaluate, among other things, a Potential Transaction, the terms of the Merger Agreement and the treatment of the Tax Receivable Agreement. The Special Committee was actively engaged in this process on a regular basis and was provided with full access to Company management and its own independent advisors in connection with its evaluation process.

•
Independent Advice. The Special Committee selected and engaged its own independent legal and financial advisors and received the advice of such advisors throughout its review, evaluation and negotiation of a Potential Transaction.

•
No Obligation to Recommend. The recognition by the Special Committee that it had no obligation to recommend to the Board the approval of the Merger Agreement or the other transaction documents and had the authority to reject any proposals made.

•
Prior Special Committee Action. The Board was not permitted to authorize, approve or proceed with, or recommend, a Potential Transaction without a prior favorable recommendation by the Special Committee.

•	Other Factors. The Special Committee also considered the:
•	work performed by the Board, the Board’s advisors, and Company management;
•
information received by the members of the Special Committee in their capacity as directors on the Board, including the legal presentations from Davis Polk and financial presentations and opinion from Ardea; and

•	other material factors and countervailing factors considered by the Board that were presented to the Special Committee members in their capacity as directors on the Board.

Recommendation of the Board
The Board, following the unanimous recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (2) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (3) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein, (4) directed that the adoption of the Merger Agreement be submitted to a vote of the Company’s stockholders at a meeting of the Company’s stockholders, and (5) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement. The Board, by a unanimous vote of the Company’s directors, recommends that the Company’s stockholders vote “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
Material Factors Supporting the Board’s Determination and Recommendation
In evaluating the Merger Agreement and arriving at its determination, the Board consulted with the Company’s senior management, representatives of the Company’s financial advisor, Ardea, and the Company’s outside legal counsel, Davis Polk, and considered a number of substantive factors, both positive and negative, and potential benefits and detriments of the Mergers to the Company and its stockholders. The Board believed that, taken as a whole, the following factors, which are not presented in any relative order of importance, supported its decision to approve the Mergers:
Financial Terms; Premium; Certainty of Value
Premium. The Board considered the value represented by the Merger Consideration compared against the current and historical trading prices of the Class A Common Stock, including the fact that the per share Merger Consideration represented a premium of approximately (i) 87.5% to the unaffected closing price of the shares of Class A Common Stock on June 17, 2026 (the last closing price prior to the June 18 Leak), (ii) 65.9% to the 30-day VWAP of the shares of Class A Common Stock as of June 17, 2026, and (iii) 9.6% to the closing price of the shares of Class A Common Stock as of September 11, 2026.
Best Value Reasonably Obtainable. The Board considered its belief that $32.50 per share of Class A Common Stock represented the Sponsors’ best and final offer and the best value that the Company could reasonably obtain from bidders for the shares of Class A Common Stock, taking into account (i) the business, operations, prospects, business strategy, assets, liabilities and general financial condition of the Company, (ii) the strategic review process conducted by the Board, as overseen by the Special Committee, and (iii) the terms of the Merger Agreement and the TRA Amendment. In forming this belief, the Board also considered that:
(a)
The Sponsors offered the highest price per share throughout two rounds of bidding in the sales process, submitting an initial non-binding offer of $31.75 per share on July 27, 2026, as compared to initial offers from the five other bidders ranging from $24.00 to $28.50 per share;

(b)
The Sponsors did not increase their offer price from their first round bid to their second round bid and only increased their offer by $0.25 per share of Class A Common Stock thereafter, to $32.00 per share, in response to Ardea’s request that the Sponsors increase their offer by $1.25 per share of Class A Common Stock, and described the $32.00 per share offer as their best and final offer;

(c)
Party A, the only other bidder to submit a final proposal, offered $28.50 per share on September 1, 2026 and, after being informed that it would need to increase its proposal meaningfully to be competitive, indicated that $30.00 per share was the highest price it was prepared to offer, and Party B indicated that it was unable to increase its price materially above the upper end of the $24.00 to $27.00 per share range in its initial proposal; and

(d)
the Special Committee negotiated for a discount to the payments due under the Tax Receivable Agreement, which resulted in an increase in the consideration to be paid to the holders of shares of Class A Common Stock to $32.50 per share relative to the estimated aggregate early termination payments that would otherwise be payable to the beneficiaries of the Tax Receivable Agreement if the Company were to elect to terminate the Tax Receivable Agreement in accordance with its terms at the Effective Time, without decreasing the level of certainty of closing.

Terms of the TRA Amendment. The Board considered the terms of the TRA Amendment, which were the product of arms’-length negotiations with the Special Committee and the Baldwin Parties (acting on behalf of the Tax Receivable Agreement beneficiaries) and the Sponsors, and the fact that the TRA Amendment, while accelerating the payments under the Tax Receivable Agreement, will result in a reduction of the total payments otherwise due to beneficiaries under the Tax Receivable Agreement and such reduction resulted in an increase in the consideration payable to the stockholders in the Company Merger of $0.50 per share of Class A Common Stock. The Board considered that the Special Committee had initially requested a 25% concession to the Early Termination Payments, that the Baldwin Parties countered with a 15% concession, and that the parties ultimately agreed to an approximately 20% concession, the value of which the Sponsors agreed to reallocate to the Company’s stockholders. The Board also considered that, at the direction of the Special Committee, the TRA Amendment provides that the amounts payable to the beneficiaries under the Tax Receivable Agreement in connection with the Mergers will not be greater than what the beneficiaries would otherwise be entitled to receive as an Early Termination Payment if the Company were to terminate the Tax Receivable Agreement without the negotiated concession.
Certainty of Value; Liquidity. The Board considered that the Merger Consideration is payable entirely in cash, which provides stockholders (other than in respect of Rollover Stock and holders of Dissenting Shares) with immediate liquidity and certainty of value upon the Closing, without the delays that might otherwise be necessary in order to liquidate the positions of larger holders.
Financing Strength of Parent. The fact that Parent has obtained committed debt and equity financing for the Mergers from reputable financing sources, the limited conditionality of the commitment letters and likelihood that Parent would be able to finance the Mergers given Parent’s financial resources and financial profile.
Loss of Opportunity. The Board considered the possibility that there may not be another opportunity for the Company’s stockholders to receive a comparably priced offer, and the possibility that, if the Company remained a public company, the shares of Class A Common Stock might not trade at levels equal to or greater than the Merger Consideration in the near term, over an extended period of time or at all.
Strategic Rationale; Prospects and Risks of Remaining a Public Company
Risks Relating to Remaining a Publicly Traded Company. The Board considered the current, historical and projected financial condition, results of operations and business of the Company, as well as the Company’s prospects and risks if it were to remain a public company. In particular, the Board considered the significant headwinds faced by the Company identified by the Board and Company senior management in the course of their regular review of the Company’s strategic direction in the fourth quarter of 2025 and the first quarter of 2026, including (i) uncertainty regarding the impact of artificial intelligence on the insurance distribution industry, including the potential for artificial intelligence disintermediation and disruption to the Company’s businesses and industry, (ii) the intensifying competition for talent, and (iii) the disconnection between the valuation of publicly traded insurance distribution companies and their private-market peers. The Board also considered the risks of market volatility and global uncertainty.
Best Alternative for Maximizing Stockholder Value. The Board considered its belief, after a review of potential strategic alternatives with the assistance of Ardea, that the Mergers were more favorable to the Company’s stockholders than the potential value that might result from other alternatives reasonably available to the Company, including (i) remaining focused on operational execution on the Company’s standalone plan (the no-transaction alternative), (ii) selling underperforming assets and (iii) a strategic transaction with a counterparty other than the Sponsors, in each case after taking into account the risks and uncertainties associated with achieving and executing upon the Company’s standalone business and financial plans.
Transaction Process
Robust Market Check. The Board considered that it had conducted a thorough review of strategic alternatives with the assistance of Ardea and under the oversight of the Special Committee. Specifically, the Board considered:
(a)
that Ardea contacted twenty-five potential financial investors on behalf of the Company, focused on large-cap private equity firms and other financial investors with relevant sector expertise and capital capacity, twenty-four of which executed non-disclosure agreements and were provided access to a virtual data room, and that twenty-two potential bidders met with Company management;

(b)
that six potential bidders submitted written non-binding offers on July 27, 2026, that the Board invited the three highest bidders to continue into a second round, and that two bidders submitted final proposals on September 1, 2026, which created competitive tension through the conclusion of the process; and

(c)
that the Company’s strategic review process became publicly known as a result of the June 18 Leak, such that third parties that might have been interested in a transaction were likely to be aware that the Company may be receptive to a possible transaction, and the market leak of the sales process did not result in any outreach from potential counterparties, including from any strategic counterparty.

Arm’s-Length Negotiations. The Board considered that the Merger Consideration and the other terms of the Merger Agreement were the result of extensive arm’s-length negotiations conducted under the oversight of the Special Committee, with the assistance of experienced legal and financial advisors, which resulted in, among other things, an increase (relative to the Sponsors’ initial proposal) in the price per share offered by the Sponsors from $31.75 to $32.50, a reduction in the Company Termination Fee from the 4% of fully diluted equity value proposed by the Sponsors to approximately 3.7%, and an increase in the Parent Termination Fee from the 4% proposed by the Sponsors to approximately 6%, in each case of the fully diluted transaction equity value.
Opinions and Financial Analyses of Ardea
Opinion of Ardea and Related Analyses. The Board considered the financial analyses presented by representatives of Ardea at the meeting of the Board on September 13, 2026, as well as the oral opinion of Ardea rendered to the Board at such meeting, subsequently confirmed in a written opinion dated September 14, 2026, to the effect that, as of the date of Ardea’s written opinion and based upon, and subject to, the assumptions made, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders. In connection therewith, the Board considered that Ardea’s analyses, which were based on the Projections approved for Ardea’s use by the Company, indicated the following ranges of implied values per share of Class A Common Stock, as compared to the Merger Consideration of $32.50 per share: (i) a discounted cash flow analysis, using discount rates ranging from 9.4% to 10.4% and perpetuity growth rates of 3.0% to 4.0%, of $22.76 to $37.43; (ii) a premia paid analysis, applying premia of 23% to 53% to the $17.33 last undisturbed closing price, of $21.32 to $26.51; (iii) a selected precedent transactions analysis, applying a reference range of TEV/Adjusted EBITDA of 12.9x to 15.8x, of $24.43 to $33.78; and (iv) a present value of future stock price analysis of $24.59 to $37.97. For more information, see the section of this proxy statement titled “Special Factors—Opinion of Ardea Partners LP.”
Terms of the Merger Agreement and Related Agreements; Likelihood of Consummation
Likelihood of Consummation; No Financing Condition. The Board considered the likelihood that the Mergers would be consummated, based on, among other things, the fact that the Merger Agreement does not contain any financing-related contingencies or financing conditions to the consummation of the Mergers; that DFO has committed, pursuant to the Equity Commitment Letter, to provide funding of up to $4,599,000,000 to Parent, and that the Company is an express third-party beneficiary of the Equity Commitment Letter for purposes of specifically enforcing DFO’s obligation to fund the Commitment; and that LLC Merger Sub has obtained committed Debt Financing pursuant to the Debt Commitment Letter.
Specific Performance; Parent Termination Fee. The Board considered the Company’s ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement, and the requirement that Parent pay the Company the Parent Termination Fee of $276,218,000 (approximately 6% of the fully diluted transaction equity value) in certain circumstances, the payment of which is guaranteed by DFO pursuant to the Limited Guarantee.
End Date. The Board considered that the Initial End Date of June 14, 2027, subject to extension to September 14, 2027 in certain circumstances, allows for sufficient time to complete the Mergers.
Ability to Respond to Acquisition Proposals; Company Termination Fee. The Board considered the Company’s ability, under certain circumstances as set out in the Merger Agreement, to furnish information to and conduct negotiations with third parties regarding certain Acquisition Proposals that constitute or would reasonably be expected to lead to a Superior Proposal, the ability of the Board (acting upon the recommendation of the Special

Committee) to effect an Adverse Recommendation Change in response to a Superior Proposal or an Intervening Event, and the Company’s ability to terminate the Merger Agreement to enter into an alternative acquisition agreement providing for a Superior Proposal, subject to payment of the Company Termination Fee of $170,334,000 (approximately 3.7% of the fully diluted transaction equity value). The Board believed that the Company Termination Fee was reasonable in light of the overall terms of the Merger Agreement and the benefits of the Mergers and would not preclude an interested party from making a competing proposal.
Voting, Support and Rollover Agreements. The Board considered that the Voting, Support and Rollover Agreements do not restrict the Rollover Holders party thereto from exploring in good faith the possibility of working with any third parties regarding any alternative acquisition proposal to the extent the Company is permitted to engage in discussions with such third parties under the Merger Agreement, and that the Voting, Support and Rollover Agreements would terminate if the Merger Agreement is terminated, including as a result of termination in connection with a Superior Proposal.
Rollover Terms. The Board considered that the Rollover Holders and the other holders of Rollover Stock and Retained Units will be receiving unlisted, unregistered equities of substantially equivalent cash value to the Merger Consideration in respect of their OpCo LLC Units and Class A Common Stock, and that the terms of the Voting, Support and Rollover Agreements and the transactions contemplated thereby were negotiated with the Rollover Holders party thereto or through their respective counsel.
Stockholder Approval; Appraisal Rights. The Board considered that the Mergers are conditioned on receipt of the Requisite Company Vote, which, if satisfied, will confirm that the Company Merger has substantial support from the unaffiliated security holders, and that the Company’s stockholders who do not vote in favor of the adoption of the Merger Agreement and who comply with all of the required procedures under Delaware law will be entitled to seek appraisal of the fair value of their shares, in accordance with and subject to the limitations in Section 262 of the DGCL.
Procedural Safeguards
The Board also considered a number of factors relating to the procedural safeguards that it believes were and are present to ensure the fairness of the Merger Agreement and the transactions contemplated thereby, including the Mergers, to the Unaffiliated Stockholders, which are not listed in any relative order of importance:
Independence and Disinterestedness of the Special Committee. The Special Committee consisted solely of independent and disinterested members of the Board—Mr. Kadow, Mr. Cohen, Ms. Matas and Ms. Shook—each of whom the Board in good faith determined to be disinterested and independent, including without limitation for purposes of Section 144 of the DGCL, with respect to a Potential Transaction.
Authority of the Special Committee. The power and authority granted to the Special Committee by the Board to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party with respect to any element of a Potential Transaction and to oversee and supervise the negotiation by the Company of the terms and conditions of any definitive agreement with respect to a Potential Transaction, including any amendment to, compromise of, or early termination of the Tax Receivable Agreement, (ii) determine and recommend to the Board (a) whether a Potential Transaction is advisable and fair to and in the best interests of the stockholders of the Company and (b) that the Board take other actions or consider other matters that the Special Committee may determine are necessary or advisable or appropriate with respect to any Potential Transaction, and (iii) determine, in its sole discretion, to elect not to pursue a Potential Transaction.
Prior Special Committee Action Required. The fact that the Board was not permitted to authorize, approve or proceed with, or recommend, a Potential Transaction without a prior favorable recommendation by the Special Committee, and that the Special Committee had no obligation to recommend to the Board the approval of the Merger Agreement or the other transaction documents and had the authority to reject any proposals made.
Active Involvement and Oversight. The numerous meetings held by the Special Committee and the Board to discuss and evaluate, among other things, a Potential Transaction, the terms of the Merger Agreement and the treatment of the Tax Receivable Agreement, and the fact that the Special Committee was actively engaged in this process on a regular basis and was provided with full access to Company management and its own independent advisors in connection with its evaluation process. The Board also considered that the Special

Committee conditioned members of senior Company management meeting with potential counterparties regarding the potential counterparty’s general approach to management retention and compensation and its rollover requirements prior to the submission of second round bids and representatives of Perella Weinberg and Ardea also attending each meeting.
Independent Advisors. The fact that the Special Committee selected and engaged its own independent legal and financial advisors, Potter Anderson and Perella Weinberg, after interviewing multiple candidates, and that the Special Committee reviewed Perella Weinberg’s relationship disclosure memoranda and determined that none of Perella Weinberg’s disclosures presented a material conflict of interest that would impair its ability to serve as the Special Committee’s independent financial advisor. The Board also considered that the Special Committee and the Board retained, and had the benefit of advice from, nationally recognized legal and financial advisors, and that such advisors were involved throughout the negotiations between the Board (and, where appropriate, the Special Committee) and the Parent Entities.
Special Committee Compensation. The fact that the compensation of the members of the Special Committee (a monthly fee of $20,000 for each member and $25,000 for the Chair) was not contingent on the completion of the Mergers or on the Special Committee’s recommendation.
Special Committee Recommendation. The Special Committee’s analysis (as to both substantive and procedural aspects of the transaction), conclusions and unanimous determination and recommendations that the Merger Agreement and related transactions contemplated thereby are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, and the Special Committee’s unanimous recommendation that the Board approve and declare advisable the Merger Agreement and the transactions contemplated thereby.
Risks and Other Countervailing Factors
The Board also considered and balanced against the foregoing a number of uncertainties, risks and other potentially negative factors, including the following, which are not listed in any relative order of importance:
No Participation in Future Growth. The fact that, following the Mergers, the Company will no longer be a publicly traded company and the Unaffiliated Stockholders will no longer participate in any future earnings, appreciation in value or growth of the Company’s business or benefit from any potential sale of the Company or its assets to a third party in the future, while the Rollover Holders and other holders of Rollover Stock will be permitted to continue to participate in potential equity appreciation from the Company’s operations, subject to the risk that the value of the Company’s business may decline and the lack of liquidity such holders will have in their equity interests of Topco and Seller LLC.
Restrictions on Solicitation; Company Termination Fee. The fact that, subject to the terms and conditions of the Merger Agreement, the Company is restricted from soliciting, initiating, proposing or knowingly encouraging any Acquisition Proposal, and that the Company Termination Fee of $170,334,000 and the processes required to terminate the Merger Agreement could discourage other potential acquirors from making a competing bid to acquire the Company.
Risk the Mergers May Not Be Consummated. The fact that consummation of the Mergers is subject to the satisfaction of certain closing conditions not within the Company’s control, including receipt of certain regulatory clearances and approvals, and the risk that, if the Mergers are not consummated, the Company will have incurred significant transaction and opportunity costs and the trading price of the Class A Common Stock and perceptions of the Company’s prospects may be adversely affected.
Limited Remedies. The fact that Parent and the Merger Subs are newly formed entities with essentially no assets other than the Equity Financing commitment of DFO, and that the Company’s monetary remedies in certain circumstances are limited to the Parent Termination Fee and the other Guaranteed Obligations, subject to the Cap, which may be inadequate to compensate the Company for any damage caused if the Mergers are not consummated.
Effect of Announcement; Interim Operating Covenants. The negative effect that the pendency of the Mergers, or a failure to complete the Mergers, could have on the Company’s business and relationships with partner firm clients, principals of partner firms, employees, vendors and customers, including the Company’s ability to attract, retain and motivate key personnel, and the restrictions on the conduct of the Company’s business prior to the completion of the Mergers, which may delay or prevent the Company from undertaking business opportunities that may arise.

Transaction Costs; Diversion of Management; Litigation. The fact that the Company has incurred and will incur substantial costs in connection with the Mergers, even if the Mergers are not consummated, that the Company’s directors, officers and employees have expended and will expend extensive time and effort attempting to complete the Mergers, and the possibility of litigation in connection with the Mergers.
Differing Interests. The fact that the Company’s directors and executive officers, including the Baldwin Parties, may have interests in the Mergers that are different from, or in addition to, those of the Unaffiliated Stockholders, as described below.
Tax Treatment. The fact that the Merger Consideration is expected to be taxable to the Company’s stockholders.
However, the Board concluded that the uncertainties, risks and potentially negative factors relevant to the Mergers were outweighed by the potential benefits of the Mergers. For the reasons described above, the Board believes that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are substantively and procedurally fair to the Company’s “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act.
The Special Committee and the Board did not consider the liquidation value of the Company because they consider the Company to be a viable going concern and the Company will continue to operate its business following the Mergers. The Special Committee and the Board did not consider net book value, which is an accounting concept, because they believe that net book value is indicative of historical costs and is not a material indicator of the value of the Company as a going concern. The Special Committee and the Board did not seek to establish a pre-Mergers going concern value for the Company; rather, they considered the current and historical market prices of the Class A Common Stock and the financial analyses of Perella Weinberg and Ardea, each of which reflects the value of the Company as a going concern.
Interests of Directors and Executive Officers; Other Potential Conflicts
The Special Committee and the Board were aware of and considered the interests that the Company’s directors and executive officers may have with respect to the Mergers that may differ from, or are in addition to, their interests as stockholders of the Company generally, as described in the section of this proxy statement titled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers.” In particular, the Board considered:
(a)
that Mr. L. Lowry Baldwin and Mr. Trevor Baldwin (the “Baldwin Parties”), each of whom is a member of the Board, and certain other members of the Company’s management entered into the Voting, Support and Rollover Agreements, pursuant to which Mr. L. Lowry Baldwin agreed to retain 6,155,562 OpCo LLC Units (representing approximately 49% of the aggregate OpCo LLC Units held by him) and Mr. Trevor Baldwin agreed to retain 2,545,118 OpCo LLC Units (representing 83% of the aggregate OpCo LLC Units held by him and 933,499 OpCo LLC Units held of record by BIGH, LLC, an entity controlled by Mr. L. Lowry Baldwin, for the benefit of Mr. Trevor Baldwin), and that certain other employees of the Company agreed to contribute or retain a portion of their shares of Company Common Stock and/or OpCo LLC Units;

(b)
that the Baldwin Parties and certain other stockholders are party to the Tax Receivable Agreement and will receive payments under the TRA Amendment, and that the Baldwin Parties and the Special Committee negotiated the concession to the Early Termination Payments in their capacities as, and on behalf of the other, beneficiaries under the Tax Receivable Agreement;

(c)
that, based on information currently available, Ardea will receive fees for its services in connection with the Mergers of $76,300,000 pursuant to its engagement letter with the Company, the principal portion of which is payable contingent upon the consummation of the Mergers, and that Ardea disclosed that during the two-year period ended September 11, 2026 it was not party to any retention agreements to provide financial advisory or similar services to the Company (other than its engagement in connection with the Mergers), the Sponsors or the Company’s chairman or CEO.

The Board considered that, in light of the potential for conflicts arising from the potential rollover and the potential amendment or termination of the Tax Receivable Agreement, it had formed the Special Committee and committed not to authorize, approve or proceed with, or recommend, a Potential Transaction without a prior favorable recommendation by the Special Committee.

General
This discussion of the information and factors considered by the Board and the Special Committee includes the material positive and negative factors considered by the Board and the Special Committee, but it is not intended to be exhaustive and may not include all the factors considered by the Board or the Special Committee. Neither the Board nor the Special Committee quantified or assigned any relative or specific weights to the various factors that each considered in reaching its determination to approve the Merger Agreement and the transactions contemplated thereby. Rather, the Board and the Special Committee each viewed its position and recommendation as being based on the totality of the information presented to and factors considered by it. In addition, individual members of the Board and the Special Committee may have given differing weights to different factors.
Except as otherwise described in this proxy statement, neither the Special Committee nor the Board received any firm offer during the two years preceding the execution of the Merger Agreement from any unaffiliated person for (i) a merger or consolidation involving the Company, (ii) the sale or transfer of all or a substantial portion of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.
This explanation of the reasoning of the Board and the Special Committee and certain information presented in this section is forward-looking in nature and should be read in light of the factors set forth in the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.”
Position of the Parent Entities as to the Fairness of the Mergers
Position of the Parent Entities as to the Fairness of the Company Merger
The Company Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Parent Entities are required to express their belief as to the fairness of the proposed Mergers to the Company’s “unaffiliated security holders,” as defined in Rule 13e-3 of the Exchange Act. The Company Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement (including any amendments or supplements thereto, the “Schedule 13E-3”) has been filed with the SEC. The Parent Entities are making the statements included in this section solely for purposes of complying with the requirements of Rule 13e-3 and related rules and regulations under the Exchange Act. However, the view of the Parent Entities as to the fairness of the Mergers is not intended to be and should not be construed as a recommendation to any Company stockholder as to how that stockholder should vote on the Merger Agreement Proposal. The Parent Entities attempted to negotiate the terms of a transaction that would be most favorable to them and, accordingly, did not negotiate the Merger Agreement with the goal of obtaining terms that were fair to the unaffiliated security holders. The Parent Entities have interests in the Mergers that are different from, and/or in addition to, the unaffiliated security holders.
The Parent Entities believe that the transactions contemplated by the Merger Agreement, including the Mergers are substantively and procedurally fair to the unaffiliated security holders. The Parent Entities believe that the interests of the unaffiliated security holders were represented by the Board and the Special Committee, which oversaw the Board’s negotiation of the terms and conditions of the Merger Agreement with the assistance of its independent legal and financial advisors. Although the Board and Special Committee did not engage an unaffiliated representative to act solely on behalf of the unaffiliated security holders, the Board, under the oversight of the Special Committee, sought to negotiate the Merger Agreement on behalf of the unaffiliated security holders and the terms of the Voting, Support and Rollover Agreements were negotiated with the Rollover Holders through their respective counsel. However, the Parent Entities have not undertaken any formal evaluation of the fairness of the Mergers to the unaffiliated security holders. The Parent Entities did not participate in the discussions or deliberations of the Board or the Special Committee regarding, nor have they received advice from the legal, financial or other advisors of the Board or the Special Committee as to, the fairness of the Mergers. The Parent Entities are not members of, nor have they designated members on, the Board. The Parent Entities have not performed, or engaged a financial advisor to perform, any valuation or other analyses for the purposes of assessing the fairness of the Mergers to the unaffiliated security holders. The Parent Entities did not receive any reports, opinions or appraisals from any outside party materially related to the Mergers or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Mergers to the unaffiliated security holders.
Based on, among other things, their knowledge and analyses of available information regarding the Company, as well as discussions with the Company’s senior management regarding the Company and the business and the factors considered by, and the analyses and resulting conclusions of, the Special Committee and the Board discussed in the section of this proxy statement titled “Special Factors — Reasons for the Merger; Recommendations of the Board and the Special Committee; Fairness of the Mergers” (which analyses and resulting conclusions the Parent Entities adopt), the Parent Entities believe that the Company Merger is procedurally and substantively fair to the unaffiliated security holders. In particular, the Parent Entities considered the following, which are not listed in any relative order of importance:
•
the fact that the Merger Consideration was attractive relative to recent and historical trading prices for Class A Common Stock, including that the Merger Consideration represents: (a) a premium of approximately 87.5% to the closing price of Class A Common Stock of $17.33 on June 17, 2026 (the last closing price prior to the initial public leak of the Company’s consideration of a sale process) (as further described in the section of this proxy statement titled “Background of the Merger”), (b) a premium of approximately 9.6% to the closing price of Class A Common Stock of $29.65 on September 11, 2026, the last full trading day prior to the execution of the Merger Agreement and (c) a premium of approximately 65.9% of the 30-day volume weighted average price of the shares of Class A Common Stock as of June 17, 2026. The Parent Entities viewed these premiums as meaningful in light of the Company’s recent trading history and potential of artificial intelligence disintermediation and disruption to the Company’s businesses and industry;

•
the fact that certain Company stockholders and unitholders of OpCo LLC who have executed the Rollover Agreements will be receiving unlisted, unregistered equities of substantially equivalent cash value to the Merger Consideration in respect of their OpCo LLC Units and Class A Common Stock, and that the terms of the Voting, Support and Rollover Agreements and transactions contemplated thereby were negotiated with the Rollover Holders party thereto or through their respective counsel;

•
the fact that the Board formed the Special Committee, comprised solely of independent and disinterested directors, which (as to both substantive and procedural aspects of the transactions contemplated by the Merger Agreement, including the Mergers), unanimously (i) determined that the Merger Agreement and related transactions contemplated thereby are fair to and in the best interests of the Company and Unaffiliated Stockholders and (ii) recommended that the Board approve the Merger Agreement and the transactions contemplated thereby, including the Mergers;

•
the fact that the Board (which was comprised of directors, the majority of whom were not employees of the Company) unanimously (i) determined that the Merger Agreement and transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable the Merger Agreement and the transactions contemplated thereby, including the Mergers, (iii) approved the execution and delivery of the Merger Agreement by the Company, the performance by the Company of its covenants and other obligations contained therein and the consummation of the Mergers and the other transactions contemplated by the Merger Agreement upon the terms and subject to the conditions contained therein and (iv) recommended that the stockholders of the Company vote in favor of the adoption of the Merger Agreement;

•
the fact that the Special Committee was fully empowered to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party of any element of a potential transaction involving the Company, including a potential take-private transaction, and (ii) determine and recommend to the Board whether a potential transaction is advisable and fair to and in the best interests of the stockholders of the Company, and to say “no” definitively to any transaction;

•
the fact that, although the Company Merger is not structured so that approval of at least a majority of the unaffiliated security holders is required, the Merger Agreement includes a condition to the closing that the Merger Agreement be approved by holders of a majority of the outstanding shares of Company Common Stock entitled to vote thereon (voting as a single class), which, if satisfied, will confirm that the Company Merger has substantial support from the unaffiliated security holders;

•
the fact that the Special Committee and the Board considered the risks that the Company’s directors and executive officers may have interests in the Mergers that are in addition to, or that may be different from those of, the Unaffiliated Stockholders;

•
the fact that the Special Committee and Board retained, and had the benefit of advice from, nationally recognized legal and financial advisors, and that such legal and financial advisors were involved throughout the negotiations between the Board (and, where appropriate, the Special Committee) and the Parent Entities;

•
the fact that the Merger Consideration will be paid to the unaffiliated security holders (other than in respect of Dissenting Shares or in respect of Rollover Stock) in cash, thus allowing the unaffiliated security holders (other than in respect of Dissenting Shares or in respect of Rollover Stock) to, upon Closing, realize a certain and fair value for their shares, which value represents a significant premium to (i) the closing price of the Class A Common Stock on September 11, 2026, the last full trading day prior to the announcement of the Transactions and (ii) the 30-day volume weighted average stock price of the Class A Common Stock as of September 11, 2026;

•
the fact that parties to the Rollover Agreements will be, upon consummation of the Mergers, receiving unlisted, unregistered equities of substantially equivalent cash value to the Merger Consideration in respect of their OpCo LLC Units and Class A Common Stock and permitted to continue to participate in potential equity appreciation from the Company’s operations;

•
the fact that the Mergers will provide liquidity for the unaffiliated security holders (other than in respect of Rollover Stock) without the delays that might otherwise be necessary in order to liquidate the positions of larger holders, and without incurring brokerage and other costs typically associated with market sales;

•
the fact that the Mergers will provide liquidity for the unaffiliated security holders (other than in respect of Rollover Stock) without the risks of market volatility and downward pressure on the stock price associated with the liquidation of such positions;

•
the current, historical and projected financial condition, results of operations and business of the Company, as well as the Company’s prospects and risks if it were to remain a public company, including the risks of market volatility and global uncertainty along with the compliance costs and obligations imposed on the Company as a result of having publicly traded common stock and the potential for artificial intelligence disintermediation and disruption to the Company’s businesses and industry;

•
the fact that the Company has the ability to seek specific performance under the Merger Agreement to prevent breaches of the Merger Agreement and to specifically enforce the terms of the Merger Agreement, on the terms and subject to the conditions set forth therein;

•
the fact that, notwithstanding that the Parent Entities are not entitled to, and did not, rely on the opinion provided by Perella Weinberg to the Special Committee, the opinion of Perella Weinberg rendered to the Special Committee stated that, as of September 13, 2026, the Merger Consideration to be received by the unaffiliated security holders in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, which opinion was based on and subject to assumptions made, procedures followed, matters considered, and qualifications and limitations upon the review undertaken by Perella Weinberg in connection with the preparation of its opinion as more fully described in the section titled “Special Factors—Opinion of Perella Weinberg Partners LP”;

•
the fact that, notwithstanding that the Parent Entities are not entitled to, and did not, rely on the opinion provided by Ardea to the Board, the opinion of Ardea rendered to the Board, to the effect that, as of September 14, 2026, the Merger Consideration to be paid by Parent or its affiliates to the Company’s stockholders (other than the Company, Topco or any of their respective subsidiaries) in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders, which opinion was based on and subject to assumptions made, procedures followed, matters considered and limitations on the review undertaken by Ardea in connection with the preparation of its opinion as more fully described in the section titled “Special Factors—Opinion of Ardea Partners LP”;

•
the fact that DFO has, subject to the terms and conditions of the Limited Guarantee (as defined in the section of this proxy statement titled “The Limited Guarantee”), unconditionally and irrevocably guaranteed the due and punctual payment, performance and discharge of Parent’s payment obligations with respect to: (i) the Parent Termination Fee, (ii) certain expense and reimbursement obligations related to the Debt Financing (in an aggregate amount not to exceed the Reimbursement Cap), and (iii) any

Enforcement Costs, in each case pursuant to, and in accordance with and subject to the limitations of the Merger Agreement, and collectively subject to the cap on maximum aggregate liability of the DFO of $281,468,000 in respect of the foregoing guaranteed obligations;
•
the Debt Financing provided to Parent by the Debt Commitment Parties in connection with the Merger and the fact that such financing was committed concurrently with the execution of the Merger Agreement and that the Mergers and the other transactions contemplated by the Merger Agreement are not subject to a financing condition, thus increasing the likelihood that the Mergers and the other transactions contemplated by the Merger Agreement will be consummated and that the Merger Consideration (or Rollover Stock) to be paid to the unaffiliated security holders in the Company Merger will be received;

•	the Equity Financing to be provided to Parent by DFO in connection with the Merger and the fact that such financing was committed concurrently with the execution of the Merger Agreement;
•
the fact that the Merger Consideration and the terms and conditions of the Mergers were the result of the Company’s (through the Board’s and, as appropriate, the Special Committee’s) extensive arm’s length negotiations with Parent;

•	the fact that the Merger Agreement is subject to limited, customary conditions to the Parent’s obligation to consummate the Mergers, and is not subject to a financing condition;
•
the Company’s ability, under certain circumstances as set out in the Merger Agreement, to furnish information to and conduct negotiations with third parties regarding certain Acquisition Proposals that constitute or would reasonably be expected to lead to a Superior Proposal;

•
the Company’s ability, under certain circumstances as set out in the Merger Agreement, to terminate the Merger Agreement to enter into a definitive agreement to effect a Superior Proposal, subject to paying a termination fee of $170,334,000 in cash to Parent, subject to and in accordance with the terms and conditions of the Merger Agreement;

•
the availability of appraisal rights to the Company stockholders who comply with all of the required procedures under Delaware law for exercising appraisal rights, which allow such holders to seek appraisal of the fair value of their shares, in accordance with and subject to the limitations in Section 262 of the DGCL;

•	the fact that the Parent Entities have not made any purchases required to be disclosed in response to Item 1002(f) of Reg M-A;
•	the fact that, in certain circumstances under the terms of the Merger Agreement, the Board, acting upon the recommendation of the Special Committee, is able to effect an Adverse Recommendation Change;
•
the Parent Entities’ belief that the Mergers, which would result in the payment of the Merger Consideration (or Rollover Stock) to the unaffiliated security holders, could be completed in a timely and orderly manner;

•
the possibility that, if the Company remained a public company, the shares of Class A Common Stock might not trade at levels equal to or greater than the per share price based on the Merger Consideration in the near term, over an extended period of time or at all;

•
the requirement that, in certain events of a failure of the Mergers to be consummated relating to a Parent Breach or Parent Failure to Close, Parent will pay the Company a termination fee in the amount of $276,218,000, which is guaranteed by DFO, subject to the terms set forth in the Merger Agreement, the Equity Commitment Letter and the Limited Guarantee;

•
the fact that the Board, under the oversight of the Special Committee, ran a sale process in which other third parties were provided an opportunity to acquire the Company and/or OpCo LLC and the Special Committee and Board determined to proceed with a transaction with Parent (as further described in the section of this proxy statement titled “Background of the Mergers”);

•
the fact that Parent Entities were not authorized to engage in negotiations with the parties to the Rollover Agreements with respect to the Rollover until after the Board had determined to proceed with negotiations of a definitive agreement with the Parent Entities based on a tentative agreement on the transaction price, and the Special Committee had expressly authorized the parties to have such discussions (as further described in the section of this proxy statement titled “Background of the Mergers”); and
•
the fact that certain Company stockholders and unitholders of OpCo LLC have executed the Voting, Support and Rollover Agreements, pursuant to which, among other things, such stockholders or unitholders have agreed, among other things, to vote or cause to be voted any shares of Company Common Stock owned by them: in favor of (i) the adoption of the Merger Agreement and the approval of the Mergers and (ii) the approval of any proposal to adjourn or postpone any Special Meeting if the Company or Parent proposes or requests such postponement or adjournment in accordance with the Merger Agreement. For additional information, see the section of this proxy statement titled “The Voting, Support and Rollover Agreements”.

The Parent Entities also considered a variety of risks and other countervailing factors related to the substantive and procedural fairness of the proposed Mergers, including:
•
(i) the fact that the unaffiliated security holders other than parties to the Rollover Agreements and other holders of Rollover Stock and Retained Units will not participate in any future earnings, appreciation in value or growth of the Company’s business and will not benefit from any potential sale of the Company or its assets to a third party in the future, and (ii) the risks that the value of the Company Business may decline for such parties to the Rollover Agreements and other holders of Rollover Stock and Retained Units;

•
(i) the risk that the Mergers might not be completed in a timely manner or at all, and (ii) the fact that Parent and the Merger Subs are newly formed entities with essentially no assets other than the Equity Financing commitment of DFO to Parent pursuant to the Equity Commitment Letter;

•
the restrictions on the conduct of the Company’s business prior to the completion of the Mergers set forth in the Merger Agreement, which may delay or prevent the Company from undertaking business opportunities that may arise and certain other actions it might otherwise take with respect to the operations of the Company pending completion of the Mergers;

•
the negative effect that the pendency of the Mergers, or a failure to complete the Mergers, could potentially have on the Company’s business and relationships with its employees, vendors and customers;

•
the fact that, subject to the terms and conditions of the Merger Agreement, the Company and its subsidiaries are restricted from soliciting, initiating, proposing, knowingly encouraging or knowingly taking any action to facilitate or encourage the submission of an Acquisition Proposal;

•
the possibility that the amounts that may be payable by the Company upon the termination of the Merger Agreement, including payment of a termination fee of $170,334,000 in cash to Parent, and the processes required to terminate the Merger Agreement could discourage other potential acquirors from making a competing bid to acquire the Company;

•
the fact that consummation of the Mergers is subject to the satisfaction of certain closing conditions not within the Company’s or the other parties’ control, including but not limited to, receipt of certain regulatory clearances and approvals;

•
the fact that the Company’s directors, officers and employees have expended and will expend extensive time and effort attempting to complete the Mergers and such persons have experienced and will experience significant distractions from their work during the pendency of such Mergers, and that the Company has incurred and will incur substantial costs in connection with the Mergers, even if such transactions are not consummated; and

•
the fact that the receipt of the Merger Consideration by a Company stockholder pursuant to the Mergers is expected to be a taxable transaction to the Company stockholders that are U.S. holders for U.S. federal income tax purposes.

The foregoing discussion of the information and factors considered and given weight by the Parent Entities in connection with the fairness of the Mergers is not intended to be exhaustive but is believed to include all material factors considered by them. The Parent Entities did not find it practicable to, and did not, quantify or otherwise attach relative weights to the foregoing factors in reaching their conclusion as to the fairness of the Mergers. Rather, the Parent Entities reached their position as to the fairness of the Mergers after considering all of the foregoing as a whole.
The Parent Entities concluded that the uncertainties, risks and potentially negative factors relevant to the Mergers were outweighed by the potential benefits of the Mergers to the unaffiliated security holders. The Parent Entities believe these factors provide a reasonable basis upon which to form their position regarding the fairness of the Mergers to the unaffiliated security holders. This position, however, is not intended to be and should not be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Parent Entities make no recommendation as to how stockholders of the Company should vote their shares relating to the Mergers.
The Parent Entities did not consider the liquidation value of the Company in determining its view as to fairness of the Mergers to the unaffiliated security holders because the Parent Entities consider the Company to be a viable going concern and view the trading history of the Class A Common Stock as an indication of the Company’s going concern value, and, accordingly, did not believe liquidation value to be relevant to a determination as to the fairness of the Mergers.
The Parent Entities did not consider net book value, which is an accounting concept, in determining their view as to fairness of the Mergers to the unaffiliated security holders because they believed that net book value is not a material indicator of the value of the Company as a going concern but rather is indicative of historical costs and therefore not a relevant measure in the determination as to the fairness of the Mergers. See the section of this proxy statement titled “Where You Can Find More Information” for a description of how to obtain copies of the Company’s periodic reports.
The Parent Entities did not establish a going concern value for the Company as a public company to determine the fairness of the Merger Consideration to the unaffiliated security holders because, following the Mergers, the Company will have a significantly different capital structure. The Parent Entities believe that the trading price of the shares of Class A Common Stock at any given time represents the best available indicator of the Company’s going concern value at that time so long as the trading price at that time is not impacted by speculation regarding the likelihood of a potential transaction, and as such the Merger Consideration represents a premium of approximately 87.5% to the closing price of Class A Common Stock of $17.33 on June 17, 2026 (the last closing price prior to initial public leak of the Company’s consideration of a sale process) (as further described in the section of this proxy statement titled “Background of the Mergers”).
The Parent Entities were not aware of, and thus did not consider, any other firm offers made by any unaffiliated person during the past two years for (i) a merger or consolidation of the Company with another company, (ii) the sale or transfer of all or substantially all of the Company’s assets or (iii) the purchase of all or a substantial portion of the shares that would enable such person to exercise control of or significant influence over the Company.
The Parent Entities did not receive any reports, opinions or appraisals from any outside party materially related to the Mergers or the Merger Consideration, and thus did not consider any such reports, opinions or appraisals in determining the substantive and procedural fairness of the Mergers to the unaffiliated security holders.
Opinion of Perella Weinberg Partners LP
The Special Committee retained Perella Weinberg to act as its independent financial advisor in connection with a Potential Transaction. The Special Committee selected Perella Weinberg due to its reputation and experience in the financial services industry and its expertise and qualifications in transactions of this nature. Perella Weinberg, as part of its investment banking business, is continually engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions and other transactions as well as for corporate and other purposes.
The Special Committee requested that Perella Weinberg evaluate the fairness, from a financial point of view, of the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger, and on September 13, 2026, Perella Weinberg rendered its opinion to the Special Committee, which was subsequently confirmed in writing, that as of the date of such opinion and based upon and subject to, among other things, the various qualifications, assumptions and limitations set forth therein, the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement was fair, from a financial point of view, to such holders. The full text of Perella Weinberg’s opinion, which sets forth, among other things, the assumptions made, procedures followed, matters considered, qualifications and limitations described in the opinion, is attached hereto as Annex B and is incorporated by reference herein.
For purposes of rendering its opinion, Perella Weinberg, among other things:
•	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company, including equity research analyst reports;
•
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to the business of the Company, in each case, prepared by management of the Company and approved for Perella Weinberg’s use by management of the Company (see the section of this proxy statement titled “Unaudited Prospective Financial Information of the Company”;

•
discussed the past and current business, operations, financial condition and prospects of the Company with senior management of the Company, the Special Committee and other representatives and advisors of the Company;

•	compared the financial performance of the Company with that of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;
•	compared the financial terms of the Company Merger with the publicly available financial terms of certain transactions which Perella Weinberg believed to be generally relevant;
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reviewed the historical trading prices and trading activity for the Class A Common Stock and compared such price and trading activity with that of securities of certain publicly-traded companies which Perella Weinberg believed to be generally relevant;

•	participated in discussions among representatives of the Company and Parent and their respective advisors;
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took into account the results of Perella Weinberg’s review, at the direction of the Special Committee, of indications of interest and proposals from third parties with respect to a potential acquisition of the Company;

•	reviewed a draft of the Merger Agreement dated September 13, 2026, and a draft of the TRA Amendment received by Perella Weinberg on September 13, 2026; and
•	conducted such other financial studies, analyses and investigations, and considered such other factors, as Perella Weinberg deemed appropriate.
For purposes of Perella Weinberg’s opinion, Perella Weinberg assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by Perella Weinberg (including information that was available from public sources) and further relied upon the assurances of management of the Company that they were not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, Perella Weinberg was advised by management of the Company and assumed, with its consent, that they were reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and Perella Weinberg expressed no view as to the reasonableness of the Company Forecasts or the assumptions on which they were based. In arriving at its opinion, Perella Weinberg did not make and was not provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Parent or any of their respective subsidiaries. Perella Weinberg did not assume any obligation to conduct, nor did Perella Weinberg conduct, any physical inspection of the properties or facilities of the Company, Parent or any other party. In addition, Perella Weinberg did not evaluate the solvency of any party to the Merger Agreement, or the impact of the Mergers thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
Perella Weinberg assumed that the final Merger Agreement would not differ from the draft of the Merger Agreement reviewed by Perella Weinberg in any respect material to its analysis or its opinion. Perella Weinberg also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to Perella Weinberg’s analysis and its opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to Perella Weinberg’s analysis and its opinion, and (iii) the Mergers would be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to Perella Weinberg’s analysis or its opinion. In addition, Perella Weinberg assumed that in connection with the receipt of all approvals and consents required in connection with the Mergers, no delays, limitations, conditions or restrictions would be imposed that would be material to its analysis.
Perella Weinberg’s opinion addressed only the fairness from a financial point of view, as of the date thereof, to the Unaffiliated Stockholders of the Merger Consideration to be received by such holders in the Company Merger pursuant to the Merger Agreement. Perella Weinberg was not asked to, nor did Perella Weinberg, offer any opinion as to any other term of the Merger Agreement or any other document (including the Voting, Support and Rollover Agreements and the TRA Amendment) contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Mergers or the likely timeframe in which the Mergers would be consummated. In addition, Perella Weinberg expressed no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. Perella Weinberg expressed no opinion as to the fairness of the Mergers to the holders of any other class of securities, creditors or other constituencies of the Company. Perella Weinberg expressed no opinion as to the value of the Rollover Stock or the Retained Units, or the relative value of the Rollover Stock or the Retained Units as compared to the Merger Consideration. Perella Weinberg also expressed no opinion as to the Exchange (as defined in the OpCo LLC Agreement), the TRA Amendment, the amount of the Final TRA Payments (as defined in the TRA Amendment), the fairness of the consideration received by holders of Company Common Stock or OpCo LLC Units who participate in the TRA Amendment or the relative fairness of the consideration to be received by such holders as compared to the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger. Nor did Perella Weinberg express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. Perella Weinberg’s opinion did not address any legal, tax, regulatory or accounting matters, as to which Perella Weinberg understands the Company has received such advice as it deems necessary from qualified professionals.
Perella Weinberg was not requested to, and did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor was Perella Weinberg requested to consider, and its opinion did not address, the underlying business decision by the Company to engage in the Mergers or the relative merits of the Mergers as compared with any alternative transactions or business strategies.
Perella Weinberg’s opinion and its advisory services are for the information and assistance of the Special Committee in connection with, and for the purpose of its evaluation of, a Potential Transaction. Perella Weinberg’s opinion was not intended to be and did not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the Mergers or any other matter. Perella Weinberg expressed no opinion as to the prices at which the Company Class A Common Stock would trade at any time. In addition, Perella Weinberg expressed no opinion as to the fairness of the Mergers to, or any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of the Company. Perella Weinberg’s opinion was necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to Perella Weinberg as of, the date thereof. Subsequent developments may affect Perella Weinberg’s opinion and the assumptions used in preparing it, and Perella Weinberg does not have any obligation to update, revise, or reaffirm its opinion.
Summary of Material Financial Analyses
The following is a summary of the material financial analyses performed by Perella Weinberg and reviewed with the Special Committee in connection with Perella Weinberg’s opinion and does not purport to be a complete description of the financial analyses performed by Perella Weinberg. The order of analyses described below does not represent the relative importance or weight given to those analyses by Perella Weinberg. Some of the summaries of the financial analyses include information presented in tabular format. In order to fully understand Perella Weinberg’s financial analyses, the tables must be read together with the text of each summary. The tables alone do not constitute a complete description of the financial analyses. Considering the data below without considering the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of Perella Weinberg’s financial analyses.
Selected Publicly Traded Companies Analysis
Perella Weinberg reviewed and compared certain financial information for the Company with corresponding financial information, valuation multiples, and market trading data for five selected publicly traded companies in the retail insurance brokerage industry as set out below (the “Selected Publicly Traded Companies”).
Although none of the Selected Publicly Traded Companies is identical or directly comparable to the Company, Perella Weinberg selected these companies because they had publicly traded equity securities and had certain aspects or characteristics, such as growth prospects, business risks, and/or financial and qualitative characteristics that Perella Weinberg, based on its professional judgment and experience, considered generally relevant for purposes of its analysis. Perella Weinberg selected the companies used in the analysis on the basis of its experience and knowledge of companies in the industry and its professional judgement.
The five selected publicly traded companies selected by Perella Weinberg were:
•	Aon plc
•	Arthur J. Gallagher & Co.
•	Brown & Brown, Inc.
•	Marsh & McLennan Companies, Inc.
•	Willis Towers Watson Public Limited Company
For each of the Selected Publicly Traded Companies, Perella Weinberg calculated and compared financial information and various financial market multiples and ratios based on company filings, public market data and consensus financial estimates from FactSet as of September 11, 2026.
Based on Perella Weinberg’s analysis of the observed multiples of (i) enterprise value (“EV”) to estimated earnings before interest, taxes, depreciation and amortization (“EBITDA”) and (ii) price to estimated earnings (“P/E”) of the Selected Publicly Traded Companies for calendar year 2026 (“2026E”) and calendar year 2027 (“2027E”), Perella Weinberg applied a range of selected multiples of 12.0x to 14.0x and 11.0x to 13.0x to the Company’s adjusted 2026E EBITDA and 2027E EBITDA, respectively, based on the Company Forecasts (and on a basis that excludes impact of M&A transactions) and burdened by stock-based compensation expense, to derive a range of implied enterprise values for the Company. Perella Weinberg then calculated a range of implied equity values for the Company by adjusting for the Company’s debt, cash, contingent/deferred consideration, non-controlling interest and future nominal TRA-related payments for already exchanged OpCo LLC Units as of June 30, 2026, and divided the resulting implied equity values by the number of fully-diluted shares outstanding of the Company of 141,650,000 to derive a range of implied per share equity values of the Company Common Stock, as set forth in the table below (rounded to the nearest $0.10), and as compared to the implied value of the Merger Consideration of $32.50 per share. Perella Weinberg also applied a range of selected multiples of 14.5x to 17.5x and 13.0x to 16.0x to the Company’s adjusted 2026E earnings and 2027E earnings, respectively, based on the Company Forecasts (and on a basis that excludes impact of M&A transactions) and burdened by stock-based compensation expense, to derive a range of implied equity values for the Company, and divided the resulting implied equity values by the number of fully-diluted shares outstanding of the Company to derive a range of implied per share equity values of the Company Common Stock, as set forth in the table below (rounded to the nearest $0.10), and as compared to the implied value of the Merger Consideration of $32.50 per share.
Selected Publicly Traded Companies Analysis

Financial Metric	Selected Multiple Range	Implied Per Share Equity Value
EV / 2026E EBITDA	12.0x – 14.0x	$9.90 – $15.20
EV / 2027E EBITDA	11.0x – 13.0x	$13.00 – $19.30
P / 2026E	14.5x – 17.5x	$19.20 – $23.20
P / 2027E	13.0x – 16.0x	$22.50 – $27.70

Although the Selected Publicly Traded Companies were used for comparison purposes, no business of any Selected Publicly Traded Company was either identical or directly comparable to the Company’s business. Accordingly, Perella Weinberg’s comparison of the Selected Publicly Traded Companies and its analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments concerning differences in financial and operating characteristics and other factors that could affect the relative values of the Selected Publicly Traded Companies.
Selected Precedent Transaction Analysis
Using publicly available information as of September 11, 2026, Perella Weinberg reviewed the financial terms of selected precedent transactions as set forth in the table below (the “Selected Transactions”) involving companies that operated in, or were exposed to, the retail insurance brokerage industry. Perella Weinberg selected these transactions in the exercise of its professional judgment and experience because Perella Weinberg viewed them, based on its experience and professional judgment, to be generally relevant for purposes of analyzing the Company.
For each of the Selected Transactions, Perella Weinberg calculated and compared the resulting EV in the transaction as a multiple of last twelve months (“LTM”) EBITDA based on the most recent available public filings at the time of the announcement of the transaction. The following table lists the Selected Transactions:

Date Announced	Acquiror	Target
8/31/2026	Aon plc	USI Insurance Services
12/10/2025	Willis Towers Watson Public Limited Company	Newfront Insurance Holdings, Inc.
12/2/2025	The Baldwin Group	CAC Group
6/10/2025	Brown & Brown, Inc.	Accession Risk Management Group, Inc. (Risk Strategies)
12/9/2024	Arthur J. Gallagher & Co.	AssuredPartners
3/9/2020	Aon plc	Willis Towers Watson Public Company Limited (Terminated)
9/18/2018	Marsh & McLennan Companies, Inc.	Jardine Lloyd Thompson Group plc
6/30/2015	Willis Group Holdings plc	Towers Watson & Co.
7/12/2010	Aon Corporation	Hewitt Associates Inc.
8/22/2008	Aon Corporation	Benfield Group Limited
6/8/2008	Willis Group Holdings plc	Hilb Rogal & Hobbs Company
2/26/2007	Apax Partners & Morgan Stanley Principal Investments	Hub International Limited
1/16/2007	Goldman Sachs Capital Partners	USI Holdings Corp

Perella Weinberg observed that the overall low to high EV / LTM EBITDA multiples observed for the Selected Transactions were 8.8x to 22.5x.
Based on Perella Weinberg’s analysis of the observed EV / LTM EBITDA multiples in the Selected Transactions, Perella Weinberg applied a range of selected multiples of 15.0x to 17.0x to the Company’s adjusted LTM EBITDA as of June 30, 2026, based on the Company’s financial statements and burdened by stock-based compensation expense, to derive a range of implied enterprise values of the Company, pro forma for the acquisitions completed in the LTM period. Perella Weinberg then calculated a range of implied equity values for the Company by adjusting for the Company’s debt, cash, contingent/deferred consideration, non-controlling interest and future nominal TRA-related payments for already exchanged OpCo LLC Units as of June 30, 2026, and divided the resulting implied equity values by the number of fully-diluted shares outstanding of the Company of 141,650,000 to derive a range of implied per share equity values of the Company Common Stock of $17.40 to $22.70 per share (rounded to the nearest $0.10), as compared to the implied value of the Merger Consideration of $32.50 per share.

Although the Selected Transactions were used for comparison purposes, none of the Selected Transactions nor the companies involved in them was either identical or directly comparable to the Company or the Mergers. Accordingly, Perella Weinberg’s comparison of the Selected Transactions and its analysis of the results of such comparisons was not purely mathematical, but instead necessarily involved complex considerations and judgments.
Discounted Cash Flow Analysis
Perella Weinberg conducted a discounted cash flow analysis for the Company based on the Company Forecasts (and on a basis that excludes impact of M&A transactions) to derive a range of implied enterprise values for the Company by:
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calculating the present value as of June 30, 2026 of the estimated standalone unlevered free cash flows that the Company was forecasted to generate (burdened by stock-based compensation expense and net of noncontrolling interest expense) for the last six months of calendar year 2026 and the complete calendar years 2027 through 2031, based on the Company Forecasts (and on a basis that excludes impact of M&A transactions), using a range of selected discount rates ranging from 9.5% to 10.5%; and

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adding the present value as of June 30, 2026 of the terminal value of the Company at the end of calendar year 2031 using a selected range of perpetuity growth rates ranging from 3.0% to 4.0% and a selected range of discount rates ranging from 9.5% to 10.5%.

Perella Weinberg then calculated a range of implied equity values for the Company by adjusting for the Company’s debt, cash, and the present value of the Company’s tax attributes, and divided the resulting implied equity values by the number of fully-diluted shares outstanding of the Company of 141,650,000 to derive a range of implied per share equity values of the Company Common Stock of $21.50 to $34.30 per share (rounded to the nearest $0.10), as compared to the implied value of the Merger Consideration of $32.50 per share.
Summary of Additional Reference Information
Perella Weinberg observed the following additional information that was not considered part of Perella Weinberg’s financial analysis with respect to its opinion, but which was noted as reference data for the Special Committee:
Historical Stock Trading
Perella Weinberg reviewed the closing prices of the Company Common Stock for the 52 weeks ended on September 11, 2026. Perella Weinberg observed that during such period, the intraday trading price of the Company Common Stock ranged from $16.50 to $31.90 per share (rounded to the nearest $0.10), as compared to the implied value of the Merger Consideration of $32.50 per share.
Equity Research Analysts’ Price Targets
Perella Weinberg also reviewed analyst price targets per share of the Company Common Stock prepared and published by eleven equity research analysts prior to September 11, 2026. The range of such undiscounted price targets was $26.00 to $38.00 per share, as compared to the implied value of the Merger Consideration of $32.50 per share. The price targets published by equity research analysts do not necessarily reflect current market trading prices for shares of the Company Common Stock and these estimates are subject to uncertainties, including the future financial performance of the Company and future financial market conditions.
Miscellaneous
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth herein, without considering the analyses or the summary as a whole, could create an incomplete view of the processes underlying Perella Weinberg’s opinion. In arriving at its fairness determination, Perella Weinberg considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered. Rather, Perella Weinberg made its determination as to fairness on the basis of its experience and professional judgment after considering the results of all of its analyses. No company or transaction used in the analyses described herein as a comparison is directly comparable to the Company or the Mergers.

Perella Weinberg prepared the analyses described herein for purposes of providing its opinion to the Special Committee as to the fairness, from a financial point of view, as of the date of such opinion, of the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement. These analyses do not purport to be appraisals or necessarily reflect the prices at which businesses or securities actually may be sold. Perella Weinberg’s analyses were based in part upon the Company Forecasts and other third-party research analyst estimates, which are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by Perella Weinberg’s analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties to the Merger Agreement or their respective advisors, none of the Company, Perella Weinberg or any other person assumes responsibility if future results are materially different from those forecasted by Company management or third parties.
Perella Weinberg has acted as financial advisor to the Special Committee in connection with a Potential Transaction. Pursuant to the terms of the engagement letter between Perella Weinberg, the Special Committee and the Company dated August 7, 2026, the Company agreed to pay Perella Weinberg a fee of $1.0 million in cash upon the entry into such engagement letter, a fee of $7.5 million in cash upon delivery by Perella Weinberg of its opinion or the determination by Perella Weinberg that it would not be able to deliver an opinion, and a discretionary fee of up to $2.5 million, which is payable at the sole discretion of the Special Committee upon the consummation of the Mergers. In addition to the fees for professional services of Perella Weinberg, the Company agreed to reimburse Perella Weinberg for reasonable and documented out-of-pocket expenses actually and reasonably incurred in connection with the undertakings described in the engagement letter that may arise, and to indemnify Perella Weinberg for certain liabilities and other items that may arise, out of its engagement by the Company.
Perella Weinberg and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes.
Except in connection with Perella Weinberg’s engagement as financial advisor to the Special Committee in connection with a Potential Transaction, during the two-year period prior to the date of Perella Weinberg’s opinion, no material relationship existed between Perella Weinberg or its affiliates, on the one hand, and the Company, Sequence, DFO, Dell Technologies Inc. or Michael Dell, either individually or through any controlled investment vehicles, or any of their respective affiliates, on the other hand, pursuant to which Perella Weinberg or its affiliates received or anticipated receiving compensation.
Perella Weinberg and its affiliates in the future may provide investment banking and other financial services to the Company, Sequence, DFO or their respective affiliates and portfolio companies and in the future may receive compensation for the rendering of these services. In the ordinary course of its business activities, Perella Weinberg and its affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for its own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations) of the Company, Sequence, DFO or their respective affiliates and portfolio companies, and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Mergers. The issuance of Perella Weinberg’s opinion was approved by a fairness opinion committee of Perella Weinberg.
Other Presentations by Perella Weinberg
In addition to the presentation made to the Special Committee on September 13, 2026, which is filed as Exhibit (c)(6) Schedule 13E-3 and is described above, copies of presentations presented or delivered by Perella Weinberg to the Special Committee on August 31, 2026, September 2, 2026, and September 8, 2026 containing preliminary illustrative financial analyses are also attached as Exhibits (c)(3), (c)(4) and (c)(5) to the Schedule 13E-3.
The preliminary financial analyses and other information in such preliminary Perella Weinberg presentations were based on information and data that was available as of the dates of the respective presentations. Perella Weinberg also continued to update and refine various aspects of its preliminary financial analyses in subsequent presentations. Accordingly, the results and other information presented in such preliminary Perella Weinberg presentations may differ from the Perella Weinberg presentation dated September 13, 2026. The financial analyses performed by Perella Weinberg in relation to its opinion dated September 13, 2026, supersede all analyses and information presented in the preliminary Perella Weinberg presentations.

A summary of these other presentations is provided below. The following summaries, however, do not purport to be a complete description of these other presentations or of the preliminary financial analyses performed by Perella Weinberg.
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The presentation presented or delivered by Perella Weinberg to the Special Committee on August 31, 2026, which is attached as Exhibit (c)(3) to the Schedule 13E-3, contains, among other information, a review of the Company’s financial and share price performance, observations and perspectives on the Company Forecasts, and a summary of preliminary financial analyses of the Company, similar to those described above, based on the Company Forecasts.

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The presentation presented or delivered by Perella Weinberg to the Special Committee on September 2, 2026, which is attached as Exhibit (c)(4) to the Schedule 13E-3, contains, among other information, a review and comparison of the potential bidders’ non-binding indications of interest to acquire the Company (including the Sponsors), including key terms of the merger agreement, a review of the Company’s financial and share price performance, observations and perspectives on the Company Forecasts, and a summary of preliminary financial analyses of the Company, similar to those described above, based on the Company Forecasts.

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The presentation presented or delivered by Perella Weinberg to the Special Committee on September 8, 2026, which is attached as Exhibit (c)(5) to the Schedule 13E-3, contains, among other information, a review of the updated model from the Company's tax advisors, forecasting the total tax benefits and total early termination payments under the Tax Receivable Agreement, and a comparison against the prior model from the Company's tax advisors, a review of the previous bids from the Sponsors, and a comparison of the impact of potential concessions with respect to the early termination payments that would otherwise be payable to the beneficiaries of the Tax Receivable Agreement if the Company were to elect to terminate the Tax Receivable Agreement in accordance with its terms at the Effective Time relative to the Merger Consideration to be received in the Proposed Transaction.

The presentations presented or delivered by Perella Weinberg to the Special Committee on August 31, 2026, September 2, 2026, and September 8, 2026 do not, alone or together, constitute, or form the basis of, an opinion of Perella Weinberg with respect to the Merger Consideration to be received by the Unaffiliated Stockholders in the Company Merger pursuant to the Merger Agreement and were presented solely for discussion purposes. Each of the analyses performed in these preliminary Perella Weinberg presentations was subject to further updating and subject to the final analyses provided to the Special Committee, dated September 13, 2026, by Perella Weinberg. The preliminary illustrative financial analyses therein were based on economic, monetary, market and other conditions as in effect on, and the information made available to Perella Weinberg as of, the dates of the respective preliminary presentations. Accordingly, the results of the preliminary financial analyses may have differed due to changes in those conditions and other information, and not all of the written and oral presentations contained all of the preliminary financial analyses listed above.
Opinion of Ardea Partners LP
Pursuant to an engagement letter between the Company and Ardea, dated September 2, 2026, the Company retained Ardea as its financial advisor in connection with the Transaction.
At a meeting of the Board held on September 13, 2026, representatives of Ardea rendered to the Board Ardea’s oral opinion, subsequently confirmed in a written opinion dated September 14, 2026 and delivered to the Board, to the effect that, as of the date of Ardea’s written opinion and based upon, and subject to, the assumptions made, matters considered and qualifications and limitations set forth therein, the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger pursuant to the terms of the Merger Agreement was fair, from a financial point of view, to such holders.
The full text of Ardea’s written opinion, dated September 14, 2026, which sets forth the assumptions made, matters considered and qualifications and limitations, is attached as Annex C to this proxy statement and is incorporated herein by reference in its entirety. The summary of the Ardea opinion contained in this proxy statement is qualified in its entirety by reference to the full text of Ardea’s written opinion. Stockholders are urged to, and should, read the Ardea opinion carefully and in its entirety. Ardea provided its advisory services and opinion for the information and assistance of the Board (in its capacity as such) in connection with its consideration of the Merger

Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger and did not address any other term or aspect of the Merger Agreement or the Transaction, the underlying business decision of the Company to engage in the Transaction, or the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company. Ardea’s opinion does not constitute a recommendation as to how any stockholders should vote with respect to the Transaction contemplated by the Merger Agreement or any other matter.
In connection with rendering the opinion described above and performing its related financial analyses, Ardea reviewed, among other things:
•	the Merger Agreement;
•	annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025;
•	certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company;
•	certain other communications from the Company to its stockholders;
•	certain publicly available research analyst reports for the Company;
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certain internal financial analyses and forecasts for the Company that include the impact of future acquisitions, as included in the Projections, which consisted of the Company Forecasts, as prepared by the management of the Company and approved for Ardea's use by the Company, and the Tax Attributes Projections, as prepared by the management of the Company with the assistance of its tax advisors and approved for Ardea's use by the Company, in each case, as described in further detail in the sections of this proxy statement titled “—Company Forecasts” and ” —-Tax Attributes Projections”

Representatives of Ardea also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company; compared certain financial information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the reported price and trading activity of the Class A Common Stock; reviewed the financial terms of certain recent business combinations in the insurance distribution and services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Ardea deemed appropriate.
For purposes of providing its advisory services and rendering the opinion described above, Ardea relied, with the Company’s consent, upon and assumed the accuracy and completeness of all of the financial, legal, actuarial, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Ardea, without assuming any responsibility for independent verification thereof. In addition, Ardea assumed with the Company’s consent that the Projections have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Ardea did not make an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company or Parent or any of their respective subsidiaries, and Ardea was not furnished with any such evaluation or appraisal. Ardea is not an actuary, and its services did not include any actuarial determination or evaluation by Ardea or any attempt to evaluate actuarial assumptions and Ardea relied on the Company’s actuaries with respect to reserve accuracy. In that regard, Ardea made no analysis of, and expressed no opinion as to, the adequacy of any reserves of the Company. Ardea is not a tax expert and relied, with the Company’s consent, on the assessments of the Company as to tax matters (including the Tax Attributes Projections), as to which Ardea understood the Company received such advice as it deemed necessary from qualified professionals. Ardea assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction would be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to Ardea’s analysis. Ardea also assumed that the Transaction will be consummated on the terms set forth in the Merger Agreement, without the waiver or modification of any term or condition therein, the effect of which would be in any way meaningful to Ardea’s analysis. Except as described in this summary, the Company imposed no other limitations on the investigations made or procedures followed by Ardea in rendering its opinion.
Ardea’s opinion did not address the underlying business decision of the Company to engage in the Transaction, the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, or any legal, actuarial, regulatory, tax or accounting matters. Ardea’s opinion addressed only the fairness from a financial point of view to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries), as of September 14, 2026, of the Merger Consideration to be paid by Parent or its affiliates to such holders in the Company Merger pursuant to the Merger Agreement. Ardea did not express any view on, and Ardea’s opinion did not address, any other term or aspect of the Merger Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Merger Agreement or entered into or amended in connection with the Transaction, including the Transaction Documents (as defined in the Merger Agreement), any allocation of the Merger Consideration and any ongoing or post-closing rights or obligations of the Company. In addition, Ardea did not express an opinion, whether relative to the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) or otherwise, on either the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, officers, directors or employees of the Company, or other constituencies of the Company, Parent or any of their respective affiliates, including any payments to be made pursuant to the TRA Amendment, or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, Parent or any of their respective affiliates, or any class of such persons in connection with the Transaction. Ardea did not express any opinion as to the prices at which any securities of the Company will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Ardea’s opinion was necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to Ardea as of the date of its opinion, and Ardea assumed no responsibility for updating, revising or reaffirming its opinion based on circumstances, developments or events occurring after the date of its opinion. Ardea’s advisory services and the opinion expressed in its opinion were provided solely for the information and assistance of the Board in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Class A Common Stock should vote or act with respect to the Transaction or any other matter. Ardea’s opinion was approved by the Fairness Committee of Ardea.
Summary of Financial Analyses
The following is a summary of the material financial analyses presented by Ardea to the Board in connection with rendering to the Board the opinion described above. The following summary, however, does not purport to be a complete description of the financial analyses performed by Ardea, nor does the order of analyses described represent relative importance or weight given to those analyses by Ardea.
Parts of the below summary include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of Ardea’s financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before September 11, 2026, and is not necessarily indicative of current market conditions.
Valuation Analyses
1. Discounted Cash Flow Analysis
Ardea performed a discounted cash flow analysis on the Company using the Projections. Using the mid-year convention for discounting and illustrative discount rates ranging from 9.4% to 10.4%, which reflect estimates of the Company’s weighted average cost of capital on a standalone basis derived by application of the Capital Asset Pricing Model (“CAPM”), Ardea discounted to present value as of June 30, 2026 (i) estimates of unlevered free cash flows for the Company for the six months ending December 31, 2026 and the years 2027 through 2031 and (ii) illustrative terminal values for the Company derived by applying a range of perpetuity growth rates of 3.0% to 4.0%. Ardea derived a range of illustrative enterprise values for the Company by adding the range of present values it derived as described above to the range of present values of the illustrative terminal values it derived as described above. Ardea then (a) added to the range of illustrative enterprise values it derived for the Company, the Company’s net tax attributes calculated based on the Company’s estimated schedule of utilization of such attributes (“Net Tax Attributes”) and (b) subtracted from the range of illustrative enterprise values it derived for the Company (i) the amount of net debt of the Company and (ii) present value of (1) earnout obligations for acquisitions completed to date and (2) earnout obligations on future acquisitions (clauses (1) through (2), “Debt-Like Items”), in each case, as of June 30, 2026, as provided by management of the Company and approved for Ardea’s use by the management of the Company, to calculate a range of implied equity values of the Company as of June 30, 2026. Ardea then divided the range of implied equity values by the total number of shares of Company’s Class A Common Stock outstanding on a fully diluted basis as of June 30, 2026, as provided by management of the Company, to calculate a range of present values per share of Class A Common Stock of $22.76 to $37.43.

2. Premia Paid Analysis
Ardea reviewed and analyzed, using publicly available data obtained from DealPointData (and in select cases, supplemented with FactSet and relevant press releases), the premia paid in all acquisitions of publicly traded companies in the United States and Canada announced over the five-year period prior to September 11, 2026 with transaction values above $1 billion (excluding REITs). Ardea calculated the 75th percentile, mean, median and 25th percentile of the values of premia of the price paid relative to the target company’s last undisturbed closing price. The following shows a summary of the results of the review:

Metric	Premium
75th Percentile	53%
Mean	40%
Median	36%
25th Percentile	23%

Based on its review of the foregoing data and its professional judgment and experience, Ardea applied a range of premia of 23% to 53% to the $17.33 last undisturbed closing price on June 17, 2026, the last trading day prior to a media leak regarding a potential transaction involving the Company. This analysis resulted in a range of implied values per share of Class A Common Stock of $21.32 to $26.51.
3. Selected Precedent Transactions Analysis
Ardea analyzed certain publicly available information relating to the following selected transactions involving acquired businesses in the insurance distribution and services industry. For each of the selected transactions, Ardea calculated and compared the total enterprise value (“TEV”) as a multiple of the target company’s adjusted earnings before interest, taxes, depreciation and amortization (“Adjusted EBITDA”), excluding synergized multiples (unless specifically noted otherwise). While none of the companies that participated in the selected transactions are directly comparable to the Company and none of the selected transactions are directly comparable to the proposed Transaction, the selected transactions are transactions that, in Ardea’s professional judgment and experience, involved target companies with operations and businesses that, for the purposes of analysis, may be considered similar to certain of the Company’s characteristics, including lines of business, customers and financial performance.
The following table presents the results of this analysis:

Date Announced	Target	Acquiror	TEV (in billions)	TEV/Adjusted EBITDA
Aug-2026	USI Corp	Aon	$17.0	17.1x
Dec-2025	Newfront	Willis Towers Watson PLC	$1.1	17.5x
Dec-2025	CAC Group	The Baldwin Group	$1.1(1)	15.7x
June-2025	Accession Risk Management Group	Brown & Brown	$9.8	15.7x
Mar-2025	Woodruff Sawyer	Arthur J. Gallagher	$1.3	14.5x(2)
Dec-2024	AssuredPartners	Arthur J. Gallagher	$13.5	13.0x(3)
Aug-2024	US Assure	Ryan Specialty	$1.1	12.8x
Feb-2024	Truist Insurance Holdings	Stone Point Capital / CD&R	$15.5	15.7x
Dec-2023	NFP	Aon	$13.4	15.0x
Oct-2023	Cadence Insurance	Arthur J. Gallagher	$0.9	14.6x(2)
Sep-2023	Eastern Insurance Group	Arthur J. Gallagher	$0.5	13.8x(2)
Aug-2021	Willis Re	Arthur J. Gallagher	$3.3	12.6x
Sep-2018	Jardine Lloyd Thompson	Marsh & McLennan	$6.4	16.0x
Mar-2017	USI Corp	KKR / CDPQ	$4.3	12.4x

(1)	Based on 30-day volume-weighted average price as of 12/1/2025. Includes $70M deferred payment (to be paid in Q1 2030) at nominal value and excludes contingent earnout payments.
(2)	Reflects quoted synergized multiple; pre-synergized multiple not disclosed.
(3)	Includes M&A run-rate adjustment.

Based on the results of the foregoing calculations and Ardea’s analysis of the various transactions and its professional judgment, Ardea applied a reference range of TEV/ Adjusted EBITDA of 12.9x to 15.8x to the Company’s Adjusted EBITDA, excluding synergized multiples, for the twelve months ending on June 30, 2026. This analysis resulted in an range of implied values of $24.43 to $33.78 per share of Class A Common Stock of the Company.
4. Present Value of Future Stock Price Analysis
Ardea performed an analysis to derive a range of implied present values per share of Class A Common Stock on a standalone basis, based on implied future values calculated by Ardea for shares of Class A Common Stock.
Ardea calculated a range of implied present values per share of Class A Common Stock as of June 30, 2026 based on hypothetical future stock prices for shares of Class A Common Stock as of the end of each of the years 2027 through 2030 based on the Projections. For purposes of this analysis, Ardea derived hypothetical future stock prices for Class A Common Stock by applying an assumed EV/EBITDA multiple of 12.6x to the Company’s next-twelve-months Adjusted EBITDA as of each of December 31, 2027, 2028, 2029 and 2030, respectively. Ardea then (a) added the Net Tax Attributes to the illustrative enterprise value of each year it derived for the Company and (b) subtracted from the illustrative enterprise value of each year it derived for the Company (i) the amount of net debt of the Company and (ii) present value of the Debt-Like Items, each measured as of the respective December 31 measurement date and calculated based on the Company’s estimated schedule of payments as provided by management of the Company and approved for Ardea’s use by the management of the Company, to calculate a range of implied equity values of the Company as of each measurement date. Ardea then divided the range of implied equity values by the total number of shares of Class A Common Stock outstanding on a fully diluted basis as of each measurement date, as provided by management of the Company to calculate a per-share price of Class A Common Stock as of each measurement date. Ardea then discounted the per-share stock prices to June 30, 2026, using a discount rate of 10.9 to 11.9%, reflecting an estimate of the Company’s cost of equity derived by application of the CAPM. This analysis resulted in a range of implied present values per share of Class A Common Stock of $24.59 to $37.97.
General
The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analysis or summary description. Selecting portions of the analyses or of the summary set forth above, without considering the analyses as a whole, could create an incomplete view of the processes underlying Ardea’s opinion. In arriving at its fairness determination, Ardea considered the results of all of its analyses and did not attribute any particular weight to any factor or analysis considered by it. Rather, Ardea made its determination as to fairness on the basis of its professional judgment and experience after considering the results of all of its analyses. No company or transaction used in the above analyses as a comparison is directly comparable to the Company or the Transaction.
Ardea prepared these analyses for purposes of Ardea providing its opinion to the Board that, as of the date of its opinion and based upon, and subject to, the assumptions made, procedures followed, matters considered and qualifications and limitations upon the scope of review undertaken by Ardea, the Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger was fair, from a financial point of view, to such stockholders. These analyses do not purport to be appraisals nor do they necessarily reflect the prices at which businesses or securities actually may be sold. Analyses based upon forecasts of future results are not necessarily indicative of actual future results, which may be significantly more or less favorable than suggested by these analyses. Because these analyses are inherently subject to uncertainty, being based upon numerous factors or events beyond the control of the parties or their respective advisors, none of the Company, Ardea or any other person assumes responsibility if future results are materially different from those forecasted.
The Merger Consideration to be paid to the holders of Company’s Class A Common Stock (other than the Company, Topco or any of their respective Subsidiaries) in the Company Merger was determined through arm’s-length negotiations between the Company and Parent and was approved by the Board, following the recommendation of the Special Committee. Ardea provided advice to the Company and the Board during these negotiations. Ardea did not, however, recommend any specific amount or type of consideration to the Company or the Board or that any specific amount or type of consideration constituted the only appropriate consideration for the Mergers.

As described above, Ardea’s opinion to the Board was one of many factors taken into consideration by the Board in making its determination to approve the Merger Agreement and the Company Merger contemplated thereby. The foregoing summary does not purport to be a complete description of the analyses performed by Ardea in connection with the fairness opinion and is qualified in its entirety by reference to the written opinion of Ardea attached as Annex C to this proxy statement.
Ardea is engaged in underwriting services, private placements of securities, merger and acquisition advisory services, investment banking and other financial and non-financial activities and services for various persons and entities. Ardea and its employees and affiliates, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the Transaction. Ardea acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Mergers. During the two-year period ended September 11, 2026, Ardea and its affiliates were not party to any retention agreements (active during such time) to provide any financial advisory, capital markets or similar investment banking services to any of (i) the Company, (ii) Sponsors or (iii) the Company’s chairman or CEO (collectively, the “Relevant Entities”), nor has Ardea or any of its affiliates received any fees from any Relevant Entity during such period with respect to any such services, other than pursuant to the engagement letter by and between the Company and Ardea, dated as of September 2, 2026, pursuant to which the Company engaged Ardea as a financial advisor in connection with the sale, transfer or other disposition of all or a majority of the outstanding equity of the Company.
In the future, Ardea may provide investment banking services to the Company, Parent and their respective affiliates for which Ardea may receive compensation.
As of the date hereof, Ardea and its affiliates do not hold any long or short positions in the equity and debt (or derivative) securities of any Relevant Entity.
Except as set forth below, none of the members of the Ardea senior deal team engaged by the Company: (i) has provided any investment banking services pursuant to any retention agreements to any Relevant Entity (excluding the Company as set forth herein) during the last two-year period ended September 11, 2026; (ii) has participated during the 12-month period prior to September 14, 2026 in substantive discussions with any Relevant Entity concerning a transaction involving the Company other than the Transaction; or (iii) as of September 14, 2026, owns any securities of any Relevant Entity with a value in excess of $10,000 (other than potentially through managed accounts or indirectly through mutual funds, exchange-traded funds or similar investment vehicles that are professionally managed and invest in a range of securities).
The Board selected Ardea as its financial advisor because it is an internationally recognized investment banking firm that has substantial experience in transactions similar to the Transaction. Pursuant to an engagement letter between the Company and Ardea dated September 2, 2026, the Company retained Ardea as its financial advisor in connection with the Transaction. Pursuant to the terms of such engagement letter, based on information currently available Ardea will receive fees for Ardea’s services in connection with the Transaction of $76,300,000, the principal portion of which is payable contingent upon the consummation of the Transaction. Further, the Company has agreed to reimburse Ardea for certain of its expenses, including reasonable attorneys’ fees and disbursements and to indemnify Ardea and related persons against various liabilities, including certain liabilities under federal securities laws.
Additional Presentations by Ardea
In addition to the presentation made to the Board on September 13, 2026 described above, Ardea also made various preliminary presentations containing preliminary financial analyses to the Board on April 17, 2026, May 19, 2026, June 11, 2026, July 5, 2026, July 18, 2026, July 29, 2026, September 2, 2026 and September 4, 2026. Copies of these written preliminary presentations and a copy of the presentation made to the Board on September 13, 2026 have been filed as Exhibits (c)(7), (c)(8), (c)(9), (c)(10), (c)(11), (c)(12), (c)(13) and (c)(14) to the Schedule 13E-3, and a copy of the presentation made to the Board on September 13, 2026 has been filed as Exhibit (c)(15) to the Schedule 13E-3. Certain information in Exhibits (c)(7) through (c)(15) has been redacted and filed separately with the SEC, and confidential treatment has been requested with respect to such omitted information. These written preliminary presentations and the presentation made to the Board on September 13, 2026 (which has been filed as Exhibit (c)(15) to the Schedule 13E-3) will be available to any interested stockholder of the Company (or any representative of a stockholder who has been so designated in writing) to inspect and copy at the Company’s principal executive offices during regular business hours.
None of the various preliminary presentations to the Board, alone or together, constitute, or form the basis for, an opinion of Ardea. A summary of the written preliminary presentations is provided below. The following summary, however, does not purport to be a complete description of the written preliminary presentations or of the preliminary financial analyses performed by Ardea.
The April 17, 2026 materials presented to the Board contained, among other information:
•	an executive summary of the Company’s historical financial performances and certain valuation pressures faced by the Company;
•	a U.S. insurance distribution market update, including industry trends, public trading comparisons and recent private insurance brokerage platform transaction activity;
•	market backdrop and illustrative potential strategic alternatives, including status quo, asset sales, a take-private transaction, and a strategic sale;
•
preliminary and illustrative scenario analysis, including an analysis of the exit multiple and required rate of return assumptions implied at various share prices and an analysis of implied multiples at various share prices;

•
preliminary perspectives on process and potential investors, including an illustrative process timeline, an illustrative equity check threshold analysis and a list of potential lead investors, co-investors and strategic partners; and

The May 19, 2026 materials presented to the Board contained, among other information:
•	a process update, including the proposed timing of buyer outreach to assess interest in a potential transaction; and
•	an illustrative process timeline and key milestones, including anticipated dates for first-round and final bids, signing and closing.
The June 11, 2026 materials presented to the Board contained, among other information:
•	an executive summary of the proposed process to assess interest in a potential transaction;
•	a U.S. insurance distribution and services industry update, including public trading comparisons and recent private transaction activity;
•	market backdrop and considerations relating to the Company;
•	illustrative potential strategic alternatives, including status quo, asset sales, a take-private transaction, and a strategic sale;
•	preliminary and illustrative scenario analysis, including a comparison of the Company’s long-range plan and an illustrative private market opportunity case; and
•	landscape of potential capital partners and partnership structures and perspectives on potential investors.
The July 5, 2026 materials presented to the Board contained, among other information:
•	a progress update on the Transaction process, including investor diligence activities, investor engagement and a list of participating investors.
The July 18, 2026 materials presented to the Board contained, among other information:
•	a process update, including an update on the diligence process, and the initial public leak of the Company’s engagement in a sale process;
•	bidder engagement and timeline, including a list of participating bidders and potential co-investors, investor diligence activities and an illustrative process timeline; and

•
considerations regarding a potential strategic acquiror, including a landscape of potential strategic buyers and case studies of the precedent strategic transactions in the insurance distribution and services industry.

The July 29, 2026 materials presented to the Board contained, among other information:
•	an executive summary of the first round of the process (“Round I”), including diligence process and a summary of bidder participation and the indications of interest received;
•	an overview of the Round I proposals and detailed preliminary summaries of each proposal, including headline valuation, sources of financing, and other key terms of each proposal;
•	an overview of the implied multiples and premia for each Round I proposal; and
•	an illustrative process timeline, including anticipated timing for confirmatory diligence, final bids, signing and closing.
The September 2, 2026 materials presented to the Board contained, among other information:
•
a process overview, including a summary of buyer outreach, diligence process and bidder participation in the second round of the process (“Round II”) and the Company’s stock price performance the last unaffected trading day;

•
an overview of the Round I and Round II proposals, including headline valuation, key terms, sources and uses, pro forma capitalization and total enterprise value bridges for each Round II proposal; and

•
preliminary financial analyses, including a discounted cash flow analysis, premia paid analysis, precedent transactions analysis, present value of future share price analysis and certain other valuation methodologies that Ardea referenced.

The September 4, 2026 materials presented to the Board contained, among other information:
•	a process update following the September 2, 2026 board meeting, including a summary of Round II proposals and subsequent verbal indications from each bidder; and
•
preliminary financial analyses, including a discounted cash flow analysis, premia paid analysis, precedent transactions analysis, present value of future share price analysis and certain other valuation methodologies that Ardea referenced.

The preliminary financial analyses in these preliminary presentations were based on market, economic and other conditions as they existed as of the dates of the respective presentations as well as other information that was available at those times. Accordingly, the results of the financial analyses differed due to changes in those conditions. Finally, Ardea continued to refine various aspects of its financial analyses with respect to the Company until September 13, 2026. The financial analyses performed by Ardea in relation to its opinion dated September 13, 2026, supersede all analyses and information included in these preliminary financial analyses.
Position of the Baldwin Parties as to the Fairness of the Mergers
Under the SEC rules governing “going-private” transactions, each of the Baldwin Parties is required to express his respective belief as to the fairness of the proposed Mergers to the Company’s “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act. The Mergers are a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. The Baldwin Parties are making the statements included in this section solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. However, the Baldwin Parties’ view as to the fairness of the Mergers is not intended to be and should not be construed as a recommendation to any Company stockholder to approve the Merger Agreement.
The Baldwin Parties have interests in the Mergers that are both the same as and different from those of the Company’s “unaffiliated security holders” as defined in Rule 13e-3 under the Exchange Act: while they expect to receive the Merger Consideration of $32.50 per share for any shares of Class A Common Stock or OpCo LLC Units (including shares received in the Closing Exchanges) owned by them that are not Retained Units, they have committed, under the Voting, Support and Rollover Agreements, to retain their Retained Units, which will be converted into Seller LLC Units in the Second LLC Merger, and they will receive Final TRA Payments under the TRA Amendment. See the section of this proxy statement titled “Special Factors—Interests of Directors and Executive Officers; Other Potential Conflicts.”

L. Lowry Baldwin is Chairman of the Board, and Trevor Baldwin is the Company’s Chief Executive Officer and a director. Neither of the Baldwin Parties was a member of the Special Committee. Neither participated in the Special Committee’s deliberations about the fairness of the Mergers, and neither received advice on that question from the Special Committee’s independent legal or financial advisors, Potter Anderson & Corroon LLP and Perella Weinberg Partners LP. The Baldwin Parties also did not participate in their personal capacities (or in their capacities as holders of Company Common Stock or OpCo LLC Units) in the negotiations between the Board and the Parent Entities over the terms of the Merger Agreement, including the Merger Consideration to be paid to the unaffiliated security holders, with the exception of negotiating with the Special Committee, in their capacities as and on behalf of the other beneficiaries under the Tax Receivable Agreement, a concession of approximately 20% to the Early Termination Payments to secure sufficient commitments pursuant to the Voting, Support and Rollover Agreements and Rollover Commitment Letters to induce the Parent Entities to enter into the Merger Agreement and other transaction documents. The Sponsors agreed to reallocate the value of that concession to the Company’s stockholders, raising the Merger Consideration to $32.50 per share. Each of the Baldwin Parties, in their personal capacity (and as holders of Company Common Stock or OpCo LLC Units) negotiated, and entered into, the Voting, Support and Rollover Agreements only following the Board’s determination to proceed with negotiations of a definitive agreement with the Parent Entities based on a tentative agreement on the transaction price and the approval to enter into such discussions as the Sponsors conveyed to Perella Weinberg and Ardea (and the Company and Special Committee) that a significant rollover was an important consideration in a Potential Transaction. For these reasons, the Baldwin Parties do not believe that their interests in the Mergers influenced the decisions or recommendations of the Board or the recommendations of the Special Committee with respect to the Merger Agreement or the Mergers.
Based on their knowledge and analyses of available information regarding the Company, and the factors considered by, and the analyses and resulting conclusions of, the Special Committee and the Board discussed in the section of this proxy statement titled “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers” (which the Baldwin Parties adopt), the Baldwin Parties believe that the Merger Agreement, the Mergers and the other transactions contemplated by the Merger Agreement (including the Rollover) are substantively and procedurally fair to the Company’s “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act. In addition to the factors described in those sections, the Baldwin Parties hold this belief based on, among other things, the following factors, which are not listed in any relative order of importance:
•
All of the members of the Special Committee were and are disinterested and independent directors and are not affiliated with either Baldwin Party. None of them is or ever was an employee of the Company or any of its subsidiaries or affiliates. None of them has any financial interest in the Mergers that differs from that of the unaffiliated security holders, apart from:

○
their right to receive Board compensation and Special Committee compensation, which is not contingent on completion of the Mergers or on the Special Committee’s or the Board’s recommendation or approval of the Mergers.

○	their rights to indemnification and liability insurance under their indemnification agreements with the Company and under the Merger Agreement.
•	The Special Committee and the Board were fully informed about the extent to which the Baldwin Parties’ interests in the Mergers differed from those of the unaffiliated security holders.
•
The Board, following the unanimous recommendation of the Special Committee, unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair to and in the best interests of the Company and its stockholders, and approved and declared them advisable.

•	The Merger Agreement was unanimously approved by the Board.
•
The Special Committee and Baldwin Parties negotiated, in their capacities as and on behalf of the other beneficiaries under the Tax Receivable Agreement, a concession to the Early Termination Payments under the Tax Receivable Agreement and secured the Sponsors’ agreement to reallocate its value to the Company’s stockholders. The Special Committee also directed that the TRA Amendment prevent the beneficiaries from receiving more than they would otherwise be entitled to receive without the negotiated concession.

•	Completion of the Mergers is conditioned on receipt of the Requisite Company Vote, and appraisal rights are available to eligible holders of Company Common Stock who comply with Section 262.
•
The Voting, Support and Rollover Agreements do not restrict the Rollover Holders from exploring in good faith the possibility of working with any third parties regarding any alternative acquisition proposal (including taking part in meetings and negotiations) to the extent the Company is permitted to engage in discussions with such third parties under the Merger Agreement, and the Voting, Support and Rollover Agreements would terminate if the Merger Agreement is terminated, including as a result of termination in connection with a Superior Proposal.

•
The Merger Consideration of $32.50 per share in cash represents a premium of approximately 87.5% to the closing price of the Class A Common Stock of $17.33 on June 17, 2026, the last closing price prior to the initial public leak of the Company’s consideration of a sale process.

•
The Merger Consideration was the result of a competitive process in which, on behalf of the Company, Ardea contacted twenty-five potential financial investors, twenty-four of which executed nondisclosure agreements, and six potential bidders submitted initial indications of interest. The Merger Consideration is the highest price offered by any bidder in that process and reflects increases from the Sponsors’ initial bid of $31.75 per share, as described in the section of this proxy statement titled “Special Factors—Background of the Mergers.”

•
The concession to the Early Termination Payments negotiated by the Baldwin Parties on behalf of the beneficiaries under the Tax Receivable Agreement increased the Merger Consideration by $0.50 per share of Class A Common Stock, a benefit that accrues to all holders of Class A Common Stock and OpCo LLC Units receiving the Merger Consideration.

•
The Baldwin Parties will receive the same Merger Consideration per share or unit as the unaffiliated security holders for any shares of Class A Common Stock or OpCo LLC Units that are not Retained Units, and the Retained Units will not receive any consideration of greater value per unit than the Merger Consideration.

•
The Special Committee received an opinion from Perella Weinberg, and the Board received an opinion from Ardea Partners, in each case to the effect that, as of the date of such opinion and subject to the assumptions, limitations, qualifications and other matters set forth therein, the Merger Consideration was fair, from a financial point of view, to the holders specified therein, as more fully described in the sections of this proxy statement titled “Special Factors—Opinion of Perella Weinberg Partners LP” and “Special Factors—Opinion of Ardea Partners LP.” The Baldwin Parties are not entitled to rely on either opinion.

•
The Mergers are not subject to a financing condition, and Parent has obtained committed equity financing from DFO and committed debt financing, increasing the likelihood that the Mergers will be completed and the Merger Consideration will be paid.

The Baldwin Parties believe that the foregoing factors, including those described under the sections of this proxy statement titled “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers” provide a reasonable basis for their position on the fairness of the Mergers to the Company’s unaffiliated security holders. This position, however, is not intended to be and should not be construed as a recommendation to any Company stockholder to approve the Merger Agreement. The Baldwin Parties make no recommendation as to how stockholders of the Company should vote their shares relating to the Mergers.
The Baldwin Parties did not consider the liquidation value of the Company because they consider the Company to be a viable going concern and believe that liquidation value is not relevant to a determination as to the fairness of the Mergers. The Baldwin Parties did not consider net book value, which is an accounting concept, because they believe that net book value is indicative of historical costs and is not a material indicator of the value of the Company as a going concern. The Baldwin Parties did not establish a separate going concern value for the Company; rather, they considered the current and historical market prices of the Class A Common Stock (including the premium described above) and the financial analyses reviewed by the Special Committee and the Board, which the Baldwin Parties adopt, as indicative of the Company’s going concern value.

Except as otherwise described in this proxy statement, the Baldwin Parties have not received any firm offer during the two years preceding the execution of the Merger Agreement from any unaffiliated person for (i) a merger or consolidation involving the Company, (ii) the sale or transfer of all or a substantial portion of the Company’s assets or (iii) a purchase of the Company’s securities that would enable such person to exercise control of the Company.
Purpose and Reasons of the Company for the Mergers
The Company’s purpose for engaging in the Mergers is to enable its stockholders to receive the Merger Consideration of $32.50 per share, which represents an approximately 87.5% premium to the unaffected closing price of the Class A Common Stock on June 17, 2026, the last closing price prior to the initial public leak of the Company’s consideration of a sale process. The Special Committee and the Board believe that the Mergers provide the best opportunity to maximize stockholder value. The Company has determined to undertake the Mergers at this time following the recommendations of the Special Committee and based on, among other things, the analyses, determinations and recommendations of the Board described in detail above under the section of this proxy statement titled “Special Factors—Reasons for the Mergers; Recommendations of the Board and the Special Committee; Fairness of the Mergers” as well as timing considerations described under the section of this proxy statement titled “Special Factors—Background of the Mergers.”
Purpose and Reasons of the Parent Entities for the Mergers
The Company Merger is a Rule 13e-3 transaction for which a Schedule 13E-3 Transaction Statement has been filed with the SEC. Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Parent Entities are required to express to the unaffiliated security holders their purposes and reasons for the Company Merger. The Parent Entities are making this statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act.
The Parent Entities believe that the Mergers will drive transformation in the insurance sector by leveraging Sequence’s AI capabilities and the Company’s insurance distribution expertise, national scale, and trusted customer and partner relationships, enabling the Parent Entities to benefit from any future earnings and growth of the Company’s business after the Mergers. The Parent Entities believe that structuring the transaction in the form of the Mergers is preferable to other transaction structures because it (i) enables Parent to acquire all of the outstanding shares of Company Common Stock at the same time, (ii) represents an opportunity for the unaffiliated security holders (other than in respect of Rollover Stock) to receive $32.50 in cash per share of Class A Common Stock, without interest thereon, (iii) will allow the Company to cease to be a publicly registered and reporting company, which, among other things, reduces administrative burden and costs, and (iv) allows the parties to the Rollover Agreements to maintain a portion of their investment in the Company through their commitments to roll over a portion of their existing equity interests in the Company, permitting the parties to the Rollover Agreements to participate in the appreciation in value or growth of the Company’s business and any potential sale of the Company or its assets to a third party in the future and reducing the cash required at Closing. In the course of considering the going-private transaction, the Parent Entities did not give significant consideration to any other alternative transaction structures or other alternative means to accomplish the foregoing purposes because the Parent Entities believed the Mergers were the most direct and effective way to accomplish these objectives.
The Parent Entities determined to undertake the Mergers at this time because the Parent Entities believe that, as a private company, the Company will be able to improve its ability to execute initiatives that over time will create additional value for the Company, as the Parent Entities believed recent developments in artificial intelligence, including Sequence’s operations, provided an opportunity for a transaction. The Parent Entities believe that this, along with the Company’s existing business and potential future opportunities, will allow the Parent Entities’ investment in the Company to achieve returns consistent with its investment objectives, which are in some cases more difficult for businesses to achieve as a public company due to the investment community’s focus on short-term, often quarterly, financial results. Further, absent the reporting and associated costs and burdens placed on public companies, the Parent Entities believe that the Company’s management and employees will be able to execute more effectively on future strategic plans.
Purpose and Reasons of the Baldwin Parties for the Mergers
Under the rules governing “going private” transactions in Rule 13e-3 under the Exchange Act, the Baldwin Parties are required to express to the unaffiliated security holders their purposes and reasons for the Company

Merger. The Baldwin Parties are making this statement solely for the purposes of complying with the requirements of Rule 13e-3 and related rules under the Exchange Act. The Baldwin Parties do not make any recommendation (other than in their capacities as directors) as to how the Company’s stockholders should vote their shares of Company Common Stock relating to the Mergers.
L. Lowry Baldwin and Trevor Baldwin co-founded the Company (formerly known as Baldwin Risk Partners) in 2011 with their partners Elizabeth Krystyn and Laura Sherman. L. Lowry Baldwin has served as Chairman of the Board since 2019. Trevor Baldwin has served as the Company’s Chief Executive Officer since May 2019 and as a director since September 2019. As further discussed in the section of this proxy statement titled “Special Factors—Background of the Mergers,” the Baldwin Parties concluded that a take-private transaction at this time would give management more flexibility to execute on future strategic plans than it would have as a public company. They also concluded that it would provide value to the Company’s stockholders, including the unaffiliated security holders.
As further described in the section of this proxy statement titled “Special Factors—Background of the Mergers,” the potential bidders requested meetings with the Company’s senior management about their rollover requirements. The Sponsors conveyed to Perella Weinberg and Ardea that a significant rollover was an important consideration in a Potential Transaction. The Baldwin Parties believed that the benefits of the proposed equity rollover contemplated by the Voting, Support and Rollover Agreements outweighed the detriments to them of those agreements, including the lack of liquidity they will have in their equity interests of Topco and/or Seller LLC. In deciding to enter into the Voting, Support and Rollover Agreements, the Baldwin Parties also considered their confidence in the existing management team, the prospects of the Company and the ability of the Sponsors to support the Company’s growth, including through Sequence’s alignment with the Company on leveraging frontier AI execution to deliver bespoke client solutions, services, and innovation.
The Baldwin Parties believe that it is in the best interests of the Company’s stockholders to receive immediate cash value for their investments in the Company, and in the best interests of the Company to operate as a privately held entity at this time. The Baldwin Parties believe that, as a privately held entity, the Company will have more flexibility to keep investing in growth and to pursue alternatives than it would have as a public company. They also believe that management will be able to concentrate on long-term growth, with less focus on the quarter-to-quarter performance often emphasized by the public equity market’s valuation of the Class A Common Stock.
If the Mergers are completed, the Company will become a wholly owned subsidiary of Parent, and the Class A Common Stock will cease to be publicly traded. For the Baldwin Parties, the purpose of the Mergers is to carry out the transactions contemplated by the Merger Agreement and the Voting, Support and Rollover Agreements. Those transactions will allow the Baldwin Parties to own equity interests of Topco and/or to retain their Retained Units, and to bear the rewards and risks of that ownership after the Mergers are completed and the Class A Common Stock ceases to be publicly traded. In considering the going-private transaction, the Baldwin Parties did not give significant consideration to any other transaction structures, because they believed the Mergers were the most direct and effective way to accomplish them. Further, the Baldwin Parties believe that structuring the transaction in such a manner is preferable to other alternative transaction structures because it will enable Parent to acquire all of the outstanding Company Common Stock, and at the same time, it represents an opportunity for the Company’s unaffiliated security holders to immediately realize the value of their investment in the Company at a price of $32.50 per share in cash, in accordance with and subject to the terms and conditions set forth in the Merger Agreement, while also allowing the Baldwin Parties, the other Rollover Holders and the other holders of Rollover Stock and Retained Units to continue to own indirect equity interests in the Company after the Mergers and to bear the rewards and risks of such ownership after the Mergers.
Plans of Parent Entities for the Company after the Mergers
Following completion of the Mergers, Merger Sub will have been merged with and into the Company, with the Company surviving the Company Merger as a wholly owned subsidiary of Parent, and with the Sponsors owning indirect equity interests in the Company and the parties to the Rollover Agreements retaining indirect equity interests in the Company and/or OpCo LLC. The Parent Entities anticipate that the Company, and OpCo LLC, will continue to conduct its operations substantially as they are currently being conducted, except that the Company will cease to be a publicly traded company and will instead be a wholly owned subsidiary of Topco and seek to leverage and increase efficiencies of operations through greater use of artificial intelligence, including Sequence’s operations. Further, following completion of the Mergers, the Parent Entities will continue to assess what additional changes, if any, would be desirable following the Mergers, including with respect to assets, corporate and capital structure, capitalization, operations, business, properties and personnel to enhance the business and operations of the Company and its subsidiaries, including OpCo LLC. Pursuant to the Merger Agreement, the Parent Entities expect that OpCo LLC will form Seller LLC, Seller LLC will form Seller Intermediate and Seller Intermediate will form Seller Merger Sub, and, immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC in the Second Merger.
The shares of Class A Common Stock are currently listed on NASDAQ and registered under the Exchange Act. Following completion of the Mergers and in compliance with applicable law, the Class A Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act.
From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with applicable law, the directors of Merger Sub immediately prior to the Effective Time will become the directors of the Surviving Corporation, and the officers of the Company immediately prior to the Effective Time will become the officers of the Surviving Corporation, in each case, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation, as the case may be. At the Effective Time, (i) the certificate of incorporation of the Company in effect immediately prior to the Effective Time will continue to be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law, and (ii) the bylaws of the Company in effect immediately prior to the Effective Time will continue to be the bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law.
Plans of the Baldwin Parties after the Mergers
The Baldwin Parties do not have any plans, proposals or negotiations with respect to the Company or its subsidiaries other than those described in this proxy statement. The Baldwin Parties expect that the Company and OpCo LLC will be operated after the Mergers as described in “—Plans of Parent Entities for the Company after the Mergers.” Following the completion of the Mergers, the Class A Common Stock will be delisted from NASDAQ and deregistered under the Exchange Act.
Following the completion of the Mergers, the Baldwin Parties will hold indirect equity interests in the Company through Topco and/or their Retained Units, pursuant to the Voting, Support and Rollover Agreements. Certain other members of Company management and key employees will hold similar interests pursuant to the Voting, Support and Rollover Agreements and the Rollover Commitment Letters. They are also expected to participate in a post-closing management incentive plan (see “—Interests of Executive Officers and Directors of the Company in the Mergers,” including “—Voting, Support and Rollover Agreements”). In connection with the Mergers, the Tax Receivable Agreement will be terminated in exchange for the final payments provided for in the TRA Amendment. For more information, see the sections of this proxy statement titled “—Background of the Mergers,” “—Certain Effects of the Mergers” and “TRA Amendment.”
Certain Effects of the Mergers
If the Company’s stockholders approve the Merger Agreement Proposal and all other conditions to the closing of the Mergers are either satisfied or waived, (a) LLC Merger Sub will merge with and into OpCo LLC, with OpCo LLC surviving the LLC Merger, (b) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company, with the Company surviving the Company Merger as a wholly owned Subsidiary of Parent, and (c) immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC in the Second LLC Merger, with OpCo LLC surviving as the Second Surviving LLC.
Treatment of the Shares of Company Common Stock
At the Effective Time, each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time, other than (A) shares held by the Company as treasury stock (other than shares of Class A Common Stock in an Employee Plan of the Company), (B) shares held by Topco or any of its Subsidiaries, including the Rollover Stock, (C) shares held by any Subsidiary of the Company and (D) Class A Dissenting Shares (collectively, the “Excluded Shares”), will be converted into the right to receive the Merger Consideration. As of the Effective Time, all such shares of Class A Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and will thereafter represent only the right to receive the Merger Consideration. Each share of Class A Common Stock held by the Company as treasury stock (other than shares of Class A Common

Stock in an Employee Plan of the Company) immediately prior to the Effective Time will be canceled and will cease to exist without any conversion thereof, and no consideration will be delivered therefor. Each share of Class A Common Stock held by Topco or any of its Subsidiaries, including the Rollover Stock, immediately prior to the Effective Time will remain outstanding following the Company Merger and will not be entitled to receive the Merger Consideration. Each share of Class A Common Stock held by any Subsidiary of the Company immediately prior to the Effective Time will be canceled and will cease to exist without any conversion thereof, and no consideration will be delivered therefor. Rollover Stock will be contributed to Topco in exchange for equity interests in Topco pursuant to the Voting, Support and Rollover Agreements. Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time will be converted into the right to receive an equivalent number of shares of Class A Common Stock. Prior to the Initial Mergers and conditioned upon the immediate subsequent occurrence of the Effective Time, pursuant to the OpCo LLC Agreement and the terms and conditions set forth in the Closing Exchanges Notice, holders of OpCo LLC Units (other than the Company) will have the right to effect the Closing Exchanges, which will result in the automatic transfer for no consideration to the Company of a number of shares of Class B Common Stock held by such exchanging holder equal to the number of OpCo LLC Units so exchanged. Other than Class B Dissenting Shares, each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges) will be canceled and will cease to exist without any conversion thereof, and no consideration will be delivered therefor.
Treatment of the OpCo LLC Units
Prior to the Company Merger, holders of OpCo LLC Units (other than the Company) will have the right to effect the Closing Exchanges, pursuant to which such holders may exchange all outstanding OpCo LLC Units held by them for an equal number of shares of Class A Common Stock, in accordance with the OpCo LLC Agreement and the terms and conditions set forth in the Closing Exchanges Notice delivered by OpCo LLC to all holders of OpCo LLC Units at least five Business Days prior to the Closing. The Closing Exchanges will be consummated immediately prior to, and conditioned upon the immediate subsequent occurrence of, the Effective Time. Holders of OpCo LLC Units who are parties to the Rollover Agreements have agreed not to effect an Exchange with respect to their Retained Units and to retain such OpCo LLC Units immediately prior to the Effective Time. In addition, immediately prior to the Initial Mergers and following the Closing Exchanges, certain stockholders of the Company who are parties to the Rollover Agreements will contribute their Rollover Stock to Topco in exchange for equity interests in Topco (the “Stockholder Rollover”).
At the Effective Time and following the Closing Exchanges, by virtue of the LLC Merger and without any action on the part of Parent, the Company, LLC Merger Sub or any holder of OpCo LLC Units: (i) each OpCo LLC Unit issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges), other than (A) each OpCo LLC Unit held by OpCo LLC, (B) each OpCo LLC Unit held by Topco or any of its Subsidiaries (including Parent) or by the Company, (C) the Retained Units and (D) each OpCo LLC Unit held by any Subsidiary of OpCo LLC, will be converted into the right to receive the Merger Consideration, and all such OpCo LLC Units will no longer be outstanding and will automatically be canceled and retired and will cease to exist and will thereafter represent only the right to receive the Merger Consideration on the terms and conditions set forth in the Merger Agreement; (ii) each Retained Unit and each OpCo LLC Unit held by Topco or any of its Subsidiaries (including Parent) or by the Company will remain outstanding following the LLC Merger and will not be entitled to receive the Merger Consideration; and (iii) each OpCo LLC Unit held by OpCo LLC or by any Subsidiary of OpCo LLC, and each unit of LLC Merger Sub, will be canceled and will cease to exist without any conversion thereof, and no consideration will be delivered therefor.
Immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC in the Second LLC Merger, with OpCo LLC surviving as the Second Surviving LLC. At the Second Effective Time, each unit of Seller Merger Sub outstanding immediately prior to the Second Effective Time will be canceled and converted into one OpCo LLC Unit, and each OpCo LLC Unit issued and outstanding immediately prior to the Second Effective Time will be converted into the right to receive one Seller LLC Unit. As of the Second Effective Time, all such OpCo LLC Units will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and will thereafter represent only the right to receive Seller LLC Units on the terms and conditions set forth in the Merger Agreement.

Treatment of Company Equity Awards
With respect to the outstanding equity awards of the Company, at the Effective Time, such awards will generally be treated as follows:
•
Company PSUs: Achievement of performance goals applicable to each award of Company performance stock units (“Company PSUs”) will be determined by the Company’s Compensation Committee prior to the Effective Time (but will not exceed the midpoint between “target” and “superior” performance), and each Company PSU award, to the extent so earned, will be converted into the right to receive an amount equal to (i) the number of shares subject to such earned Company PSU award, multiplied by (ii) the Merger Consideration. However, if necessary to avoid adverse tax consequences under Section 4999 of the Internal Revenue Code, certain Company PSU awards may instead be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company PSU award prior to the Effective Time.

•
Company RSAs: Each outstanding Company restricted stock award (“Company RSA”) that were outstanding as of the date of the Merger Agreement and are scheduled to vest on or before January 1, 2028 will be converted into the right to receive an amount equal to (i) the number of shares subject to such Company RSA, multiplied by (ii) the Merger Consideration. Each outstanding Company RSA scheduled to vest in whole or in part after January 1, 2028 will become vested with respect to that portion that would have vested on or prior to January 1, 2028 if such award had vested in equal annual installments, and such vested portion will be converted into the right to receive an amount equal to (i) the number of shares subject to such vested portion, multiplied by (ii) the Merger Consideration. All other Company RSAs (including all Company RSAs granted after the date of the Merger Agreement) will be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company RSA prior to the Effective Time.

Benefits of the Mergers for the Company’s Unaffiliated Stockholders
The primary benefit of the Mergers to the Unaffiliated Stockholders will be their right to receive the Merger Consideration of $32.50 per share of Class A Common Stock in cash, without interest, as described above. The Consideration represents approximately (i) 87.5% of the unaffected closing price of the Class A Common Stock on June 17, 2026 (the last trading day prior to the initial public leak of the Company’s consideration of a sale process), (ii) 65.9% of the 30-day volume weighted average price of the shares of Class A Common Stock as of June 17, 2026, and (iii) 9.6% of the closing price of the shares of Class A Common Stock as of September 11, 2026. Additionally, such stockholders will avoid the risk after the Mergers of any possible decrease in our future earnings, growth or value.
Detriments of the Mergers to the Company’s Unaffiliated Stockholders
The primary detriments of the Mergers to our Unaffiliated Stockholders include the lack of an interest of such stockholders in the potential future earnings, growth or value realized by the Company after the Mergers.
Certain Effects of the Mergers for the Parent Entities and the Baldwin Parties
Following the consummation of the Mergers and after giving effect to the Rollover, the Parent Entities will directly own a majority of the equity interests of the Company, and the Parent Entities and their affiliates will be the beneficiary of a majority of the future earnings, growth and value of the Company, including its net book value and net earnings, and the Parent Entities and their affiliates will control the voting on corporate matters affecting the Company.

The table below sets forth the estimated beneficial ownership of shares of Company Common Stock and resulting interests in the Company’s net book value and net earnings of the Parent Entities prior to and immediately after the Merger, based on the Company’s net book value at June 30, 2026 and net earnings for the three months ended June 30, 2026, as if the Mergers were completed on such date.

	Beneficial Ownership of Company Prior to the Merger(1)			Beneficial Ownership of Company After the Merger(2)
($ in thousands)	% Owner- ship	Net Book Value at June 30, 2026(3)	Net Loss for the Three Months Ended June 30, 2026(4)	% Owner- ship	Net Book Value at June 30, 2026(3)	Net Income for the Three Months Ended June 30, 2026(4)
Parent	—	$—	$—	[ ]%	$[ ]	$[ ]
Parent Entities	—	$—	$—	[ ]%	$[ ]	$[ ]
L. Lowry Baldwin	14.2%	$203,177	$7,959	[ ]%	$[ ]	$[ ]
Trevor Baldwin	1.5%	$21,140	$828	[ ]%	$[ ]	$[ ]

(1)	Based on 97,617,596 shares of Class A Common Stock and 42,624,762 shares of Class B Common Stock issued and outstanding as of September 11, 2026.
(2)
The actual interests of the Parent Entities following completion of the Mergers will be based on the parties to the Rollover Agreements’ ownership of the equity interests of Topco as of immediately after the Effective Time. Assumes the stakes under “% Ownership” column.

(3)	Based on the net book value per share of Company Common Stock of approximately $10.19 as of June 30, 2026.
(4)
Based on net loss of $55,981,000 for the three months ended June 30, 2026, of which $16,986,000 was attributable to noncontrolling interests, as reported in the Company's Quarterly Report on Form 10-Q for such period.

Additionally, following the Mergers, the shares of Class A Common Stock will be delisted from NASDAQ, will be deregistered under the Exchange Act and will cease to be publicly traded. See the section of this proxy statement titled “Special Factors – Plans of Parent Entities for the Company after the Mergers.” As such, the Company will be relieved of the requirements applicable to public companies, including the pressure to meet analyst forecasts and the requirements and restrictions on trading that directors, officers and beneficial owners of more than 10% of the shares of Company Common Stock face as a result of the provisions of Section 16 of the Exchange Act. The Company will also be relieved of the obligation to separately prepare and furnish information to its stockholders. The Parent Entities will benefit from any public company regulatory compliance cost savings realized by the Company after it becomes a private company.
The primary detriment of the Mergers to the Parent Entities is the fact that the Parent Entities (along with the parties to the Rollover Agreements) will bear all of the risk of any possible decrease in the future earnings, growth or value of the Company following the Mergers. Additionally, Parent’s ownership of the equity interests of the Company will be illiquid, with no public trading market for such securities.
The primary benefits of the Mergers to the Baldwin Parties include that (i) they will receive the Merger Consideration in respect of any shares of Class A Common Stock or OpCo LLC Units held by them that are not Rollover Stock or Retained Units, (ii) through their Retained Units, which will be converted into Seller LLC Units in the Second LLC Merger, they will continue to have an indirect interest in the future earnings, growth and value of the Company, as set forth in the table above, (iii) they will receive Final TRA Payments under the TRA Amendment, and (iv) they will receive the compensation and other benefits described in the section of this proxy statement titled “Special Factors—Interests of Directors and Executive Officers; Other Potential Conflicts.” The primary detriments of the Mergers to the Baldwin Parties include that they will bear the risk of any possible decrease in the future earnings, growth or value of the Company following the Mergers in respect of their Retained Units, that their Seller LLC Units will be illiquid with no public trading market, and that the Final TRA Payments reflect an approximately 20% concession to the Early Termination Payments that would otherwise be payable to them under the Tax Receivable Agreement.
For U.S. federal (and applicable state and local) income tax purposes, with respect to the Baldwin Parties: (i) the exchange of shares of Class A Common Stock held by the Baldwin Parties for cash equal to the Merger Consideration in the Company Merger is expected to have the same tax consequences as discussed below in the section titled “Material U.S. Federal Income Tax Consequences of the Mergers—U.S. Federal Income Tax

Consequences of the Company Merger to U.S. Holders of Shares of Class A Common Stock,” (ii) the receipt of cash with respect to any Retained Units in the Rollover is intended to be treated as a distribution governed by Section 731 of the Code, and the Baldwin Parties will recognize taxable gain to the extent the amount of the distribution exceeds their adjusted tax basis in OpCo LLC, and (iii) with respect to the receipt of the Final TRA Payment, (a) a portion of the Final TRA Payment attributable to sales and exchanges of OpCo LLC Units in connection with transactions not contemplated by the Merger Agreement is intended to be treated as additional consideration for such OpCo LLC Units, unless a portion of such additional consideration may be treated as imputed interest to the extent required by law and (b) the remainder of the Final TRA Payment is expected to be treated as a termination payment with respect to the Tax Receivable Agreement governed by Section 1234A of the Code, unless the parties otherwise agree to an alternative treatment (which could include treating such remainder as an additional distribution governed by Section 731 of the Code, as described above).
Certain Effects on the Company if the Mergers Are Not Completed
If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Mergers are not completed for any other reason, the Company’s stockholders will not receive any payment for their shares of Company Common Stock in connection with the Mergers. Instead, the Company will remain an independent public company, and the shares of Company Common Stock will continue to be quoted on Nasdaq, for so long as it continues to meet eligibility listing standards. In addition, if the Mergers are not completed, the Company expects that management will operate the Company’s business in a manner similar to that in which it is being operated today and that the Company’s stockholders will continue to be subject to the risks and opportunities associated with its insurance brokerage, insurance agency and related insurance businesses, including regulatory, competitive and economic risks. You should also read and consider carefully the other information in this proxy statement, the annexes to this proxy statement and the documents incorporated by reference herein, including the risk factors contained in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and other SEC filings. See the section of this proxy statement titled “Where You Can Find More Information.”
Failure to complete the Mergers could negatively impact the Company’s business and the market price of the shares of Class A Common Stock.
If the Mergers are not completed, depending on the circumstances that would have caused the Mergers not to be completed, the price of the shares of Class A Common Stock may decline significantly. If that were to occur, it is uncertain when, if ever, the price of the shares of Class A Common Stock would return to the price at which the shares of Class A Common Stock are trading as of the date of this proxy statement. Accordingly, if the Mergers are not completed, there can be no assurance as to the effect of these risks and opportunities on the future value of your shares of Class A Common Stock (and thus, the value of the Class B Common Stock). If the Mergers are not completed, the Board will continue to evaluate and review the Company’s business operations, properties, dividend policy, share repurchase policy and capitalization, among other things, make such changes as are deemed appropriate and continue to seek to identify strategic alternatives to enhance stockholder value. If the Merger Agreement Proposal is not approved by the Company’s stockholders or if the Mergers are not completed for any other reason, there can be no assurance that any other transaction acceptable to the Company will be offered or that the Company’s business, financial condition or results of operation will not be adversely impacted.
If the Mergers are not completed for any reason, we will be subject to a number of material risks, including the disruption to our business resulting from the announcement of the signing of the Merger Agreement, the diversion of management’s attention from our day-to-day business, and the substantial restrictions imposed by the Merger Agreement on the operation of our business during the period before the completion of the Mergers, which may make it difficult for us to achieve our business goals if the Mergers do not occur.
Failure to complete the Mergers could trigger the payment of a termination fee.
If the Merger Agreement is terminated, under specified conditions, including termination by the Company in connection with entering into an alternative acquisition agreement with respect to a Superior Proposal or termination by Parent following an Adverse Recommendation Change by the Board (acting upon the recommendation of the Special Committee) prior to the time the Requisite Company Vote is obtained, or in other limited circumstances, the Company must pay Parent a Company Termination Fee of $170,334,000. See the section of this proxy statement titled “The Merger Agreement—Company Termination Fee.”

Unaudited Prospective Financial Information of the Company
The Company does not, as a matter of course, publicly disclose forecasts or internal projections as to future performance due to, among other things, the inherent difficulty of predicting financial performance for future periods and the likelihood that the underlying assumptions and estimates may not be realized. The Projections (as defined below) cover multiple years and such information by its nature becomes less reliable with each successive year. In connection with the Special Committee’s and the Board’s evaluation of a Potential Transaction, the Company’s management independently prepared certain unaudited prospective financial information for fiscal years 2026 through 2031, which we refer to as the “Company Forecasts.” The Company Forecasts were made available to the Special Committee and the Board in connection with their consideration and evaluation of a Potential Transaction, and the Board approved the use of such Company Forecasts by Ardea and Perella Weinberg in connection with their financial analyses and opinions. DFO and Sequence also received the Projections as part of their evaluation of a potential acquisition of the Company.
The Company is including a summary of the Company Forecasts in this proxy statement in order to provide the Company’s stockholders with access to the projections that were made available to the Special Committee and the Board in connection with their evaluation of a Potential Transaction, made available to DFO and Sequence in connection with their due diligence review and made available to Ardea and Perella Weinberg, and which the Board instructed Ardea and Perella Weinberg to use, in connection with their financial analyses and opinions. All dollar amounts (except per share data) presented are stated in millions of dollars, unless otherwise indicated. Amounts may not foot due to rounding.
Company Forecasts
The following table presents a summary of the Company Forecasts, which were prepared as of June 30, 2026. The Company Forecasts include projections both including and excluding the impact of future acquisitions by the Company. As described in the sections of this proxy statement titled “Special Factors—Opinion of Perella Weinberg Partners LP” and “Special Factors—Opinion of Ardea Partners LP,” Perella Weinberg’s financial analyses relied on the Company Forecasts excluding the impact of future acquisitions (reflected in the line items below identified as “Excluding M&A Impact”), while Ardea’s financial analyses relied on the Company Forecasts including the impact of future acquisitions.

	2026E	2027E	2028E	2029E	2030E	2031E
	($ in millions except per share data)
Revenue	$1,991	$2,194	$2,405	$2,644	$2,933	$3,366
Revenue (Excluding M&A Impact)	1,991	2,194	2,405	2,644	2,908	3,188
Adjusted EBITDA(1)	450	515	588	681	779	909
Pro Forma Adjusted EBITDA(2)	493	553	622	707	808	956
Adjusted EBITDA (Excluding M&A Impact)(3)	450	515	588	681	775	877

(1)
“Adjusted EBITDA” is defined as net income (loss) before interest, taxes, depreciation, amortization, change in fair value of contingent consideration and certain items of income and expense, including share-based compensation expense, transaction-related partnership and integration expenses, transformation costs, severance, and certain non-recurring items, including those related to raising capital.

(2)
“Pro Forma Adjusted EBITDA” is defined as Adjusted EBITDA, with additional adjustments permitted under the company’s debt agreements, including pro forma credit for acquisitions in the unowned periods, as well as additional compensation expense adjustments.

(3)	“Adjusted EBITDA (Excluding M&A Impact)” is defined as Adjusted EBITDA excluding expected contributions from future acquisitions completed during the projection period.
Tax Attributes Projections
The Company, with the assistance of its tax advisors, prepared certain unaudited projections with respect to prospective tax benefits related to exchanges of OpCo LLC Units and deemed exchanges (in connection with a Change of Control) of OpCo LLC Units, net of payments required under the Tax Receivable Agreement with respect to such tax benefits, for fiscal years 2026 through 2052, the final version of which we refer to as the “Tax Attributes Projections” (together with the Company Forecasts, the “Projections”). The Tax Attributes Projections excluding the impact of future acquisitions were taken into account by Perella Weinberg and the Tax Attributes Projections including the impact of future acquisitions were taken into account by Ardea, in each case, in connection with their financial analyses of the transaction. The Tax Attributes Projections taken into account by Perella Weinberg and Ardea were derived from the same underlying model and assumptions, which was prepared on September 10, 2026 by the Company and its tax advisors, except that (i) Perella Weinberg excluded, and Ardea included, the impact of future acquisitions and (ii) each financial advisor used a different assumed value per share of Class A Common Stock as an input, with Perella Weinberg using $29.65, the closing price of the Class A Common Stock on September 11, 2026, the last trading day prior to the public announcement of the Mergers, and Ardea using $26.58, the closing price of the Class A Common Stock on June 30, 2026, the date of the Company Forecasts. Neither financial advisor used the $32.50 per share Merger Consideration as an input. For more information regarding the TRA Amendment, please refer to the section of this proxy statement titled “TRA Amendment.”
The following table presents a summary of the Tax Attributes Projections as taken into account by Perella Weinberg (for additional detail see the section of this proxy statement titled “Special Factors—Opinion of Perella Weinberg Partners LP”).

Tax Year	Cash Tax Savings (Excluding M&A Impact)(1)	TRA Payments (Excluding M&A Impact)	Net Cash Savings (Excluding M&A Impact)(2)
	($ in millions)
12/31/2026	$9	$0	$9
12/31/2027	79	2	77
12/31/2028	90	21	70
12/31/2029	105	43	61
12/31/2030	119	55	64
12/31/2031	150	63	87
12/31/2032	119	35	83
12/31/2033	97	39	58
12/31/2034	92	36	55
12/31/2035	87	37	50
12/31/2036	74	36	37
12/31/2037	57	36	20
12/31/2038	54	37	17
12/31/2039	55	37	18
12/31/2040	54	37	17
12/31/2041	27	23	4
12/31/2042	6	5	1
12/31/2043	1	1	0
12/31/2044	0	0	0
12/31/2045	0	0	0
12/31/2046	0	0	0
12/31/2047	0	0	0
12/31/2048	0	0	0
12/31/2049	0	0	0
12/31/2050	0	0	0
12/31/2051	0	0	0
12/31/2052	0	0	0
Total	1,274	544	730

(1)	Represents cash tax savings from various tax attributes (including net operating losses, tax receivable agreements, R&D credits and charitable donations). Excludes the impact of future acquisitions.
(2)	Represents Cash Tax Savings minus TRA Payments.

The following table presents a summary of the Tax Attributes Projections as taken into account by Ardea (for additional detail see the section of this proxy statement titled “Special Factors—Opinion of Ardea Partners LP”).

Tax Year	Cash Tax Savings(1)	TRA Payments	Net Cash Savings(2)
	($ in millions)
12/31/2026	$9	$0	$9
12/31/2027	79	2	77
12/31/2028	90	20	70
12/31/2029	104	43	61
12/31/2030	119	53	66
12/31/2031	154	54	99
12/31/2032	129	37	93
12/31/2033	102	33	69
12/31/2034	101	34	67
12/31/2035	96	34	62
12/31/2036	83	34	49
12/31/2037	65	34	31
12/31/2038	63	34	29
12/31/2039	63	34	29
12/31/2040	62	34	28
12/31/2041	37	21	16
12/31/2042	17	5	13
12/31/2043	13	1	12
12/31/2044	12	0	12
12/31/2045	10	0	10
12/31/2046	0	0	0
12/31/2047	0	0	0
12/31/2048	0	0	0
12/31/2049	0	0	0
12/31/2050	0	0	0
12/31/2051	0	0	0
12/31/2052	0	0	0
Total	1,408	507	901

(1)	Represents cash tax savings from various tax attributes (including net operating losses, tax receivable agreements, R&D credits and charitable donations). Includes the impact of future acquisitions.
(2)	Represents Cash Tax Savings minus TRA Payments.
Additional Information About the Projections
The inclusion of the Projections in this proxy statement should not be regarded as an indication that any of the Company or any of its affiliates, advisors or representatives have considered the Projections to be predictive of actual future events, and the Projections should not be relied upon as such. This summary of these internal financial projections is not being included in this proxy statement to influence your decision whether to vote in favor of any proposal. The Company advises the recipients of the Projections that its internal financial forecasts upon which the Projections were based are subjective in many respects.
Although presented with numerical specificity, the Projections were based on numerous variables, assumptions and estimates as to future events made by the Company’s management that the Company’s management believed were reasonable at the time the Projections were prepared, taking into account the relevant information available to management at the time. These variables, assumptions and estimates are inherently uncertain and many are beyond the control of the Company. Important factors that may affect actual results and cause these internal financial Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the business of the Company (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the regulatory and competitive environment, general business and economic conditions and other risk factors referenced in the section of this proxy statement titled “Cautionary Statement Concerning Forward-Looking Information.” Various assumptions underlying the Projections may not prove to have been, or may no longer be, accurate. The Projections may not be realized, and actual results may be significantly higher or lower than projected in the Projections. The Projections summarized above do not give effect to the Mergers. The Projections also reflect assumptions as to certain business strategies or plans that are subject to change. The Projections do not take into account any circumstances or events occurring after the date they were prepared. The Projections cover multiple years, and such information by its nature becomes less predictive with each successive year. As a result, the inclusion of the Projections in this proxy statement should not be relied on as necessarily predictive of actual future events and actual results may differ materially from the Projections (and will differ materially if the Mergers and the other transactions contemplated by the Merger Agreement are completed). For all of these reasons, the internal financial Projections, and the assumptions upon which they are based, (i) are not guarantees of future results; (ii) are inherently speculative; and (iii) are subject to a number of risks and uncertainties. As a result, actual results may differ materially from those contained in these internal financial Projections. Accordingly, there can be no assurance that the Projections will be realized.
The Projections were prepared solely for internal use and to assist the Special Committee and the Board with their consideration and evaluation of a Potential Transaction, including the Mergers, Ardea and Perella Weinberg with their financial analyses and opinions and DFO and Sequence with their due diligence review of the Company, and although they were prepared on an accounting basis consistent with the Company’s financial statements, they were not prepared with a view toward public disclosure or toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information. The Projections included in this document have been prepared by, and are the responsibility of, the Company. PricewaterhouseCoopers LLP has not audited, reviewed, examined, compiled nor applied agreed-upon procedures with respect to the Projections and, accordingly, PricewaterhouseCoopers LLP does not express an opinion or any other form of assurance with respect thereto. The PricewaterhouseCoopers LLP report incorporated by reference into this proxy statement relates to the Company’s previously issued financial statements. It does not extend to the Projections and should not be read to do so.
Adjusted EBITDA, Adjusted EBITDA (Excluding M&A Impact) and Pro Forma Adjusted EBITDA contained in the Projections are “non-GAAP financial measures,” which are financial performance measures that are not calculated in accordance with GAAP. The non-GAAP financial measures used in the Projections were relied upon by Ardea and Perella Weinberg for purposes of their opinions and by the Board and the Special Committee in connection with their evaluation of a Potential Transaction. The SEC rules which would otherwise require a reconciliation of a non-GAAP financial measure to a GAAP financial measure do not apply to non-GAAP financial measures included in disclosures relating to a proposed business combination such as the Mergers if the disclosure is included in a document such as this proxy statement. In addition, reconciliations of non-GAAP financial measures were not relied upon by Ardea and Perella Weinberg for purposes of their opinions or by the Board or the Special Committee in connection with their evaluation of a Potential Transaction. Accordingly, the Company has not provided a reconciliation of the financial measures included in the Projections to the relevant GAAP financial measures. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as used by the Company may not be comparable to similarly titled amounts used by other companies. Furthermore, there are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation. Accordingly, these non-GAAP financial measures should be considered together with, and not as an alternative to, financial measures prepared in accordance with GAAP.
For these reasons, as well as the basis and assumptions on which the Projections were compiled, the inclusion of specific portions of the Projections in this proxy statement should not be regarded as an indication that such Projections will be an accurate prediction of future events, and they should not be relied on as such. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Ardea and Perella Weinberg) can give you any assurance that actual results will not differ from these Projections. Except as required by applicable law, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Ardea and Perella Weinberg) undertake any obligation to update or otherwise revise or reconcile the Projections or the specific portions presented to reflect circumstances existing after the date the Projections were generated or to reflect the occurrence of future events, even in the event that any or all of the assumptions are shown to be in error. Therefore, readers of this proxy statement are cautioned not to place undue, if any, reliance on the specific portions of the Projections aforementioned. None of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Ardea and Perella Weinberg) intend to make publicly available any update or other revision to these Projections. In addition, none of the Company or any of its affiliates, advisors, officers, directors, partners or representatives (including Ardea and Perella Weinberg) have made, make, or are authorized in the future to make, any representation to any stockholder or other person regarding the Company’s ultimate performance compared to the information contained in the Projections or that projected results will be achieved, and any statements to the contrary should be disregarded. The Company has made no representation to the Parent Entities, in the Merger Agreement or otherwise, concerning the Projections.
Interests of Executive Officers and Directors of the Company in the Mergers
In considering the recommendation of the Board that the stockholders of the Company vote in favor of the adoption the Merger Agreement, the Company’s stockholders should be aware that the executive officers and directors of the Company have certain interests in the transaction that may be different from, or in addition to, the interests of the Company’s stockholders generally. The Board was aware of these interests and considered them, among other matters, in approving the Merger Agreement and the transactions contemplated thereby, including the Mergers, and in making its recommendations that the Company’s stockholders vote in favor of the adoption of the Merger Agreement.
For purposes of this disclosure, we have included the Company’s executive officers, including the NEOs for the Company’s most recent proxy statement, which was for the fiscal year ended December 31, 2025. The Company’s NEOs are:
•	Trevor Baldwin, Chief Executive Officer;
•	Bradford Hale, Chief Financial Officer;
•	Daniel Galbraith, President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations;
•	Jim Roche, President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operations; and
•	Seth Cohen, General Counsel and Corporate Secretary.
•
For purposes of this disclosure, Corbyn Lichon, the Chief Accounting Officer, is an executive officer of the Company but she is not one of the five NEOs. The aggregate value of the payments and benefits (including in respect to her Company equity awards) that Ms. Lichon would receive in connection with the Mergers, assuming that she experienced a Qualified Termination (as defined below) is $1,566,067. Additionally, the Company’s non-employee directors are: L. Lowry Baldwin (Chairman of the Company Board), Jay Cohen, Joseph J. Kadow, Barbara Matas, Sathish Muthukrishnan, Sunita Parasuraman, Ellyn Shook, Chris Sullivan and Myron Williams. The Company’s non-employee directors receive their equity compensation in the form of fully vested shares of Class A Common Stock and, accordingly, none of the Company’s non-employee directors holds any unvested Company equity awards that will vest in connection with the Mergers.

In addition, Trevor Baldwin and L. Lowry Baldwin (collectively, the “Baldwin Parties”) have entered into Voting, Support and Rollover Agreements with Parent and, pursuant to those agreements, will contribute certain shares of Class A Common Stock to Topco in exchange for equity interests in Topco and retain certain OpCo LLC Units. As of September 11, 2026, Trevor Baldwin beneficially owned 132,225 shares of Class A Common Stock and 1,942,388 shares of Class B Common Stock, representing approximately 1.4% of the combined voting power of the Company’s outstanding capital stock, and L. Lowry Baldwin beneficially owned 361,538 shares of Class A Common Stock and 19,577,371 shares of Class B Common Stock, representing approximately 14.2% of the combined voting power. Accordingly, the Baldwin Parties have interests in the Mergers that differ from those of the Company’s Unaffiliated Stockholders because, in addition to receiving the Merger Consideration for shares not contributed in the Rollover, they will retain a continuing equity interest in the post-Mergers business through the Rollover and retained units.
Treatment of Company Equity Awards
With respect to the outstanding equity awards of the Company, including those held by the Company’s executive officers, at the Effective Time, such awards will generally be treated as follows: (i) achievement of the performance goals applicable to each award of Company PSUs will be determined by the Company’s Compensation Committee prior to the Effective Time (but will not exceed the midpoint between “target” and “superior” performance), and each Company PSU award, to the extent so earned, will be converted into the right to receive an amount equal to (a) the number of shares subject to such earned Company PSU award, multiplied by (b) the Merger Consideration. However, if necessary to avoid adverse tax consequences under Section 4999 of the Internal Revenue Code, certain Company PSU awards may instead be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company PSU award prior to the Effective Time and (ii) each outstanding Company RSA scheduled to vest on or before January 1, 2028 will be converted into the right to receive an amount equal to (a) the number of shares subject to such Company RSA, multiplied by (b) the Merger Consideration. Each outstanding Company RSA scheduled to vest in whole or in part after January 1, 2028 will become vested with respect to that portion that would have vested on or prior to January 1, 2028 if such award had vested in equal annual installments, and such vested portion will be converted into the right to receive an amount equal to (a) the number of shares subject to such vested portion, multiplied by (b) the Merger Consideration. All other Company RSAs will be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company RSA prior to the Effective Time. Company RSAs granted after the date of the Merger Agreement will be converted in their entirety into such contingent cash awards. To the extent the corresponding award so provides, contingent cash awards will vest upon a termination without cause or for good reason within twelve months following the Effective Time, subject to execution of a release.
Executive Severance and Change in Control Benefit Program
Pursuant to the terms of the Company’s Executive Severance and Change in Control Benefit Program (the “Severance Plan”), if an executive officer’s employment is terminated either (i) by the Company without cause or (ii) by the executive officer for good reason , in each case during the period beginning 90 days prior to and ending 12 months following a change in control of the Company (a “Qualified Termination”), then such executive officer is entitled to receive the following severance benefits subject to the timely execution and non-revocation of a general release of claims:
•
a severance payment (paid over a 24-month period in the case of each executive officer other than Mr. Cohen who is paid over a 12-month period) equal to 2.0 times (in the case of each executive officer, other than Mr. Cohen) the executive’s annual base salary or to 1.0 times (in the case of Mr. Cohen) the executive’s annual base salary;

•	a pro-rata portion of the executive officer’s target annual bonus for the year of termination;
•	a monthly cash payment equal to the applicable COBRA premium for a period of 12 months following the date of termination;
•	full accelerated vesting of all outstanding time-based equity awards held by the named executive officer as of the date of termination; and
•
full accelerated vesting of all outstanding performance-based equity awards held by the named executive officer as of the date of termination, with performance deemed achieved at the greater of target or actual performance through the most recently completed measurement period.

•
The Severance Plan also provides that, upon a change in control, awards under the Company’s incentive plan will continue to vest if assumed or will vest in full if not assumed, and, if the applicable bonus arrangement is not assumed, executives will receive a prorated target bonus.

For an estimate of the amounts that may be payable to each of the Company’s named executive officers pursuant to the Executive Severance and Change in Control Benefit Program, please see the subsection titled “—Golden Parachute Compensation.”
Employment Agreements
The Company has entered into employment agreements with each of its named executive officers; however, change in control and severance benefits are provided to the NEOs pursuant to the Severance Plan, rather than pursuant to the individual employment agreements. On February 26, 2026, Baldwin Holdings entered into a Second Amended and Restated Employment Agreement with Mr. Roche, which will become fully effective on January 1, 2027 (with certain limited provisions effective earlier) (the “Roche Agreement”). On the effective date of the Roche

Agreement, Mr. Roche will transition from his current roles to serve as Executive Chairman of Underwriting, Capacity & Technology Solutions operating group, as President of the attorneys in fact and sponsored reciprocals. Mr. Roche will no longer participate in the Severance Plan, but will remain eligible for severance compensation and benefits equivalent to those provided to Group 1 executives under the Severance Plan. Pursuant to the terms of the Roche Agreement, Mr. Roche received a one time award of 240,000 restricted shares of the Company’s Class A Common Stock, which will vest in four equal annual installments beginning January 1, 2027, subject to continued employment, with accelerated vesting available upon a double-trigger vesting event, including in the event that a Change in Control (as defined in the Roche Agreement) occurs and either (i) Mr. Roche resigns for good reason or (ii) Mr. Roche is terminated by the Company without cause. Under the Merger Agreement, 120,000 of these restricted shares (representing the two tranches scheduled to vest on or before January 1, 2028) will convert to cash at the Merger Consideration at the Effective Time. The remaining 120,000 restricted shares will convert to Contingent RSA Cash Awards, which will vest upon continued service with the Surviving Corporation or, consistent with the double-trigger acceleration provisions of the Roche Agreement, upon Mr. Roche’s termination without cause or resignation for good reason within twelve months following the Effective Time, subject to execution of a release of claims.
Voting, Support and Rollover Agreements
Certain stockholders of the Company and holders of OpCo LLC Units, including certain named executive officers and other employees, have entered into Voting, Support and Rollover Agreements with Parent, pursuant to which, among other things, each such stockholder will, subject to the terms and conditions set forth in the applicable agreement, vote or cause to be voted its shares of Class A Common Stock and Class B Common Stock in favor of the adoption of the Merger Agreement and the transactions contemplated thereby, contribute certain shares of Class A Common Stock to Square Acquisition Topco, LLC, a Delaware limited liability company (“Topco”), in exchange for equity interests in Topco, and retain certain OpCo LLC Units.
Certain other employees of the Company have agreed with the Company to, at the Company’s request, contribute or retain a certain portion of such persons’ shares of Company Common Stock and/or OpCo LLC Units in connection with the closing of the Mergers.
In addition, Parent has informed the Company that it intends for Topco (or a designated affiliate of Topco) to adopt, contemporaneously with, or promptly following the Closing, a management incentive plan (the “MIP”), under which the Company’s executive officers (including its NEOs) and certain other employees and members of management and key employees may be eligible to receive equity or equity-based incentive awards. The MIP contemplates an award pool representing 8% of the fully diluted equity of Topco following the Closing, approximately 75% of which is expected to be allocated at or promptly following the Closing, to be granted primarily in the form of stock options (and, in certain cases, profits interests) subject to time-based and performance-based vesting conditions. No awards will be allocated or granted under the MIP prior to the Closing.
Section 280G and 4999 Matters
In connection with the signing of the Merger Agreement, the parties agreed that the Company may, in consultation with Parent, take actions to eliminate or mitigate the effects, if any, of Section 280G and 4999 of the Code, including without limitation, (i) accelerating the grant, vesting and payment into 2026 of any compensation and benefits that otherwise would vest or become payable at or prior to the Effective Time; (ii) the payout of accrued vacation in 2026; (iii) obtaining third-party valuations of restrictive covenants; or (iv) entering into agreements with disqualified individuals, provided that the payments and benefits that are payable or paid to such individual shall be reduced only if the disqualified individual would receive, on an after-tax basis, a greater amount of the aggregate payments and benefits after such reduction is applied.
Quantification of Payments and Benefits to the Company’s Named Executive Officers
The information set forth in the table below is intended to comply with Item 402(t) of Regulation S-K under the Securities Act, which requires disclosure of information about certain compensation for each NEO of the Company that is based on, or otherwise relates to, the Mergers. This compensation is referred to as “golden parachute” compensation by the applicable SEC disclosure rules, and is subject to a non-binding advisory vote of the stockholders of the Company.
The table below sets forth the amount of payments and benefits that each of the Company’s NEOs would receive in connection with the Mergers, assuming (i) that the Mergers were consummated and each such NEO experienced a qualifying termination on October 12, 2026, the latest practicable date prior to the filing of this proxy statement (which is the assumed date solely for purposes of this golden parachute compensation disclosure); (ii) a per share price of Class A Common Stock of $32.50 (the Merger Consideration); (iii) that each NEO’s base salary rate and annual target bonus remain unchanged from those in effect as of such date; and (iv) equity awards that are outstanding as of such date.
The calculations in the table below do not include any amounts that the NEOs were entitled to receive or that were vested as of the date hereof. In addition, these amounts do not attempt to forecast any forfeitures that may occur prior to the closing or any awards that, by their terms, vest irrespective of the Mergers prior to October 12, 2026. As a result of the foregoing assumptions, which may or may not actually occur or be accurate on the relevant date, including the assumptions described in the footnotes to the table, the actual amounts, if any, to be received by an NEO may materially differ from the amounts set forth below.
For purposes of this discussion, “single trigger” refers to benefits that arise solely as a result of the completion of the Mergers.
Golden Parachute Compensation

Named Executive Officer	Cash ($)(1)	Equity Awards ($)(2)	Perquisites / Benefits(3)	Total ($)
Trevor Baldwin	2,305,479	17,172,416	30,000	19,507,894
Jim Roche	1,246,575	15,091,895	30,000	16,368,470
Bradford Hale	1,246,575	7,300,313	30,000	8,576,888
Daniel Galbraith	1,246,575	7,300,313	30,000	8,576,888
Seth Cohen	691,610	3,067,546	30,000	3,789,156

(1)
Cash. Amounts represent the aggregate dollar value of cash severance payments that each named executive officer would be entitled to receive upon a Qualified Termination as described in the subsection titled “—Executive Severance and Change in Control Benefit Program” above (consisting of a salary component and a pro rata target bonus component). These cash severance amounts would constitute “double trigger” benefits and are subject to the named executive officer’s execution and nonrevocation of a release of claims.

Named Executive Officer	Salary Component ($)	Prorated Bonus Component ($)	Total ($)
Trevor Baldwin	900,000	1,405,479	2,305,479
Jim Roche	700,000	546,575	1,246,575
Bradford Hale	700,000	546,575	1,246,575
Daniel Galbraith	700,000	546,575	1,246,575
Seth Cohen	350,000	341,610	691,610

(2)
Equity. Amounts represent the potential value of unvested equity awards held by each named executive officer that would be canceled and converted into cash amounts as described in the subsection titled “—Treatment of Company Equity Awards” above, subject to vesting acceleration upon a Qualified Termination as described in the subsection titled “- Executive Severance and Change in Control Benefit Program” above or pursuant to the terms set forth in the subsection titled “—Employment Agreements” above. Amounts payable in respect of Company PSU Awards and Company RSAs that vest at the Effective Time are “single trigger” benefits; amounts payable in respect of Contingent PSU Cash Awards and Contingent RSA Cash Awards upon a Qualified Termination are “double trigger” benefits and are subject to the named executive officer’s execution and nonrevocation of a release of claims.

The following table shows the number and estimated value of the unvested Company PSUs and unvested Company RSAs held by the named executive officers:

Named Executive Officer	Number of Unvested Company PSUs (#)(A)	Value of Unvested Company PSUs ($)(B)	Number of Unvested Company RSAs (#)(C)	Value of Unvested Company RSAs ($)(D)	Total Value of Unvested Awards ($)
Trevor Baldwin	525,085	17,065,263	3,297	107,153	17,172,416
Jim Roche	223,212	7,254,390	241,154	7,837,505	15,091,895
Bradford Hale	223,212	7,254,390	1,413	45,923	7,300,313
Daniel Galbraith	223,212	7,254,390	1,413	45,923	7,300,313
Seth Cohen	92,239	2,997,768	2,147	69,778	3,067,546

(A)
The Merger Agreement provides that the achievement of performance goals applicable to unvested Company PSUs will be determined by the Company’s Compensation Committee (but will not exceed the midpoint between “target” and “superior”

performance), prior to the Effective Time. For purposes of this table, we have assumed that unvested Company PSUs have been deemed earned based on the midpoint between target performance and superior performance.
(B)
The estimated value of Company PSUs equals the aggregate number of shares underlying such Company PSUs (assuming performance at the midpoint between target and superior performance) multiplied by the Merger Consideration.

(C)
The Merger Agreement provides that unvested Company RSAs that were outstanding as of the date of the Merger Agreement will be treated as follows: (i) each outstanding Company RSA scheduled to vest on or before January 1, 2028 will be converted into the right to receive an amount equal to (a) the number of shares subject to such Company RSA, multiplied by (b) the Merger Consideration. Each outstanding Company RSA that was outstanding as of the date of the Merger Agreement and is scheduled to vest in whole or in part after January 1, 2028 will become vested with respect to that portion that would have vested on or prior to January 1, 2028 if such award had vested in equal annual installments, and such vested portion will be converted into the right to receive an amount equal to (a) the number of shares subject to such vested portion, multiplied by (b) the Merger Consideration. All other Company RSAs (including all Company RSAs granted after the date of the Merger Agreement) will be converted into Contingent RSA Cash Awards that are subject to the same service-vesting schedule that applied to the corresponding Company RSA prior to the Effective Time and are not reflected in this table.

(D)
The estimated value of Company RSAs equals the aggregate number of shares underlying such Company RSAs (in accordance with the treatment described in Footnote C above) multiplied by the Merger Consideration.

(3)
Perquisites/Benefits. Amounts shown reflect the value of a monthly cash payment payable to each named executive officer equal to the applicable COBRA premium for a period of 12 months following the date of termination. Such benefits become payable only upon a qualifying termination irrespective of whether such termination occurs in connection with a “change in control.”

Intent of the Company’s Directors and Executive Officers to Vote in Favor of the Mergers
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal. As of [  ], 2026, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [  ] shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately [  ]% of all the outstanding shares of Company Common Stock entitled to vote at the Special Meeting.
Intent of the Baldwin Parties to Vote in Favor of the Mergers
The Baldwin Parties have entered into Voting, Support and Rollover Agreements with Parent. As of September 11, 2026, Trevor Baldwin beneficially owned 132,225 shares of Class A Common Stock and 1,942,388 shares of Class B Common Stock, representing approximately 1.4% of the combined voting power of the Company’s outstanding capital stock, and L. Lowry Baldwin beneficially owned 361,538 shares of Class A Common Stock and 19,577,371 shares of Class B Common Stock, representing approximately 14.2% of the combined voting power. Pursuant to the Voting, Support and Rollover Agreements, the Baldwin Parties have agreed to vote, or cause to be voted, all shares of Company Common Stock owned or controlled by them in favor of the Merger Agreement Proposal, the approval of the Mergers and the other transactions contemplated thereby, and any permitted adjournment or postponement of the Special Meeting.
Appraisal Rights
If the Company Merger is consummated, holders of record and beneficial owners of Company Common Stock who do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal), who properly demand an appraisal of their shares in writing prior to the vote on the Merger Agreement Proposal, who continuously hold (in the case of holders of record) or continuously own (in the case of beneficial owners) their shares of Company Common Stock from the date of making the demand through the effective date of the Company Merger, who otherwise comply with the statutory requirements of Section 262 and who do not withdraw their demands or otherwise lose their rights to appraisal, subject to the conditions thereof, are entitled to seek appraisal of their shares in connection with the Company Merger under Section 262. Unless the context requires otherwise, all references in Section 262 and in this summary to a “stockholder” are to a record holder of shares of Company Common Stock. Unless the context requires otherwise, all references in Section 262 and in this summary to a “beneficial owner” are to a person who is the beneficial owner of shares of Company Common Stock held either in voting trust or by a broker, banker or other nominee on behalf of such person. Unless the context requires otherwise, all references in Section 262 and in this summary to a “person” are to any individual, corporation, partnership, unincorporated association or other entity.
The following summary is not a complete statement of the law pertaining to appraisal rights under the DGCL and is qualified in its entirety by the full text of Section 262, which may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262 and is incorporated into this proxy statement by reference. The following summary does not constitute any legal or other advice and does not constitute a recommendation that stockholders and beneficial owners exercise their appraisal rights under Section 262. Stockholders and beneficial owners of shares of Company Common Stock should carefully review the full text of Section 262 as well as the information discussed below. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of appraisal rights under the DGCL.
Under Section 262, if the Company Merger is consummated, stockholders or beneficial owners of shares of Company Common Stock who (1) deliver a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock to the Company prior to the vote on the Merger Agreement Proposal; (2) do not vote in favor of the Merger Agreement Proposal (whether by voting against the Merger Agreement Proposal, abstaining or otherwise not voting with respect to the Merger Agreement Proposal); (3) continuously hold (in the case of a stockholder) or own (in the case of a beneficial owner) such shares from the date of making the demand through the effective date of the Company Merger; (4) otherwise comply with the statutory requirements and satisfy certain ownership thresholds set forth in Section 262(g) and (5) do not withdraw their demands or otherwise lose their rights to appraisal, will be entitled to have their shares of Company Common Stock appraised by the Delaware Court of Chancery and to receive payment in cash, in lieu of the consideration they would receive pursuant to the Company Merger if they did not seek appraisal of their shares of Company Common Stock, for the “fair value” of their shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Company Merger, together with (unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown) interest on the amount determined by the Delaware Court of Chancery to be fair value from the effective date of the Company Merger through the date of payment of the judgment. If you are a stockholder and you wish to exercise appraisal rights, your demand must reasonably inform the Company of your identity and that you intend to demand appraisal of your shares. If you are a beneficial owner of shares of Company Common Stock and you wish to exercise appraisal rights in such capacity, in addition to the foregoing requirements, your demand must also (1) reasonably identify the holder of record of the shares for which that demand is made, (2) be accompanied by documentary evidence of your beneficial ownership of such shares of Company Common Stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which you consent to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f). However, with respect to the Class A Common Stock, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all persons who are otherwise entitled to appraisal rights unless (1) the total number of shares of Class A Common Stock entitled to appraisal exceeds one percent of the outstanding shares of Class A Common Stock or (2) the value of the consideration provided in the Company Merger for such total number of shares exceeds $1 million. The Company refers to these conditions as the “ownership thresholds.” After the Delaware Court of Chancery determines the persons entitled to an appraisal, the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceedings, the Delaware Court of Chancery will determine the fair value of the Company Common Stock exclusive of any element of value arising from the accomplishment or expectation of the Company Merger, together with interest to be paid, if any, upon the amount determined to be fair value. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest on an appraisal award will accrue and compound quarterly from the effective date of the Company Merger through the date of payment of the judgment at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during such period (except that, if at any time before the entry of judgment in the proceeding, the Surviving Corporation makes a voluntary cash payment to each person seeking appraisal, interest will accrue thereafter only upon the sum of (1) the difference, if any, between the amount so paid and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest theretofore accrued, unless paid at that time). The Surviving Corporation is under no obligation to make such voluntary cash payment prior to such entry of judgment. Stockholders and beneficial owners considering seeking appraisal should bear in mind that the fair value of their shares of Company Common Stock determined under Section 262 could be more than, the same as, or less than the consideration described in the Merger Agreement, and that opinions of investment banking firms as to the fairness from a financial point of view of the consideration payable in a transaction are not opinions as to fair value under Section 262. The Surviving Corporation reserves the right to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Company Common Stock is less than the applicable consideration described in the Merger Agreement.

Under Section 262, where the proposed merger for which appraisal rights are provided is to be submitted for approval at a meeting of the Company’s stockholders, the Company, not less than 20 days prior to the meeting, must notify each of its stockholders as of the record date for notice of such meeting that appraisal rights are available and include in the notice either a copy of Section 262 or information directing the Company’s stockholders to a publicly available electronic resource at which Section 262 may be accessed without subscription or cost. This proxy statement constitutes the Company’s notice to the Company’s stockholders that appraisal rights are available in connection with the Company Merger, and the full text of Section 262 may be accessed without subscription or cost at the following publicly available website: https://delcode.delaware.gov/title8/c001/sc09/index.html#262. In connection with the Company Merger, any stockholder or beneficial owner of shares of Company Common Stock who wishes to exercise appraisal rights, or who wishes to preserve such holder’s or owner’s right to do so, should review Section 262 carefully. Failure to strictly comply with the requirements of Section 262 in a timely and proper manner will result in the loss of appraisal rights under the DGCL. A stockholder or beneficial owner who loses such holder’s or owner’s appraisal rights will be entitled to receive the consideration described in the Merger Agreement without interest and less any applicable withholding taxes. Because of the complexity of the procedures for exercising the right to seek appraisal of shares of Company Common Stock, the Company believes that if a stockholder or a beneficial owner is considering exercising such rights, that stockholder or beneficial owner should seek the advice of legal counsel.
Stockholders or beneficial owners wishing to exercise the right to seek an appraisal of their shares of Company Common Stock must do ALL of the following:
•	the stockholder or beneficial owner must not vote in favor of the Merger Agreement Proposal;
•
the stockholder or beneficial owner must deliver to the Company a written demand for appraisal of such holder’s or owner’s shares of Company Common Stock before the vote on the Merger Agreement Proposal at the Special Meeting; and

•
the stockholder must continuously hold or the beneficial owner must continuously own the shares from the date of making the demand through the effective date of the Company Merger (a stockholder or beneficial owner will lose appraisal rights if the stockholder or beneficial owner transfers the shares before the effective date of the Company Merger).

Stockholders and beneficial owners that hold or beneficially own shares of Company Common Stock who elect to demand appraisal of their shares must deliver their written demand to:
The Baldwin Insurance Group, Inc.
Attention: General Counsel
4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida 33607
Any person who has complied with the applicable requirements of Section 262 and is otherwise entitled to appraisal rights or the Surviving Corporation may file a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person other than the Surviving Corporation, demanding a determination of the fair value of the stock of all persons entitled to appraisal within 120 days after the effective date of the Company Merger. The Surviving Corporation is under no obligation to file any petition and has no intention of doing so, and persons seeking to exercise appraisal rights should not assume that the Surviving Corporation will file such a petition or that the Surviving Corporation will initiate any negotiations with respect to the fair value of such. Accordingly, stockholders and beneficial owners who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262.
In addition, after an appraisal petition has been filed, the Delaware Court of Chancery, at a hearing to determine persons entitled to appraisal rights, will dismiss appraisal proceedings as to all holders or owners of Class A Common Stock who asserted appraisal rights unless one of the ownership thresholds is met.
For stockholders, because a proxy that does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, each stockholder who votes by proxy and who wishes to exercise appraisal rights must vote against the Merger Agreement Proposal, abstain or not vote his, her or its shares. Neither voting against, abstaining from voting on or failing to vote on the adoption of the Merger Agreement Proposal will alone suffice to constitute a written demand for appraisal within the meaning of Section 262.

Filing Written Demand
A stockholder or beneficial owner wishing to exercise appraisal rights must deliver to the Company, before the vote on the Merger Agreement Proposal at the Special Meeting, a written demand for the appraisal of such holder’s or owner’s shares of Company Common Stock. In addition, that stockholder or beneficial owner must not vote or submit a proxy in favor of the Merger Agreement Proposal. A vote in favor of the Merger Agreement Proposal, at the Special Meeting or by proxy (whether by mail or via the Internet or telephone), will constitute a waiver of appraisal rights in respect of the shares so voted and will nullify any previously filed written demands for appraisal with respect to such stockholder’s shares. For a stockholder, a proxy that is submitted and does not contain voting instructions will, unless revoked, be voted in favor of the Merger Agreement Proposal, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. A stockholder or beneficial owner who submits a proxy and who wishes to exercise appraisal rights must submit a proxy containing instructions to vote against the Merger Agreement Proposal or abstain from voting on the Merger Agreement Proposal. Neither voting against the Merger Agreement Proposal nor abstaining from voting or failing to vote on the Merger Agreement Proposal will, in and of itself, constitute a written demand for appraisal satisfying the requirements of Section 262. The written demand for appraisal must be in addition to and separate from any proxy or vote on the Merger Agreement Proposal. A stockholder’s or beneficial owner’s failure to make the written demand prior to the taking of the vote on the Merger Agreement Proposal at the Special Meeting will constitute a waiver of appraisal rights.
A stockholder exercising appraisal rights must hold of record the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to hold the shares of record through the effective date of the Company Merger. A beneficial owner exercising appraisal rights must own the shares of Company Common Stock on the date the written demand for appraisal is made and must continue to own such shares through the effective date of the Company Merger.
A holder of record of shares of Company Common Stock is entitled to demand appraisal rights for the shares registered in that holder’s name. A demand for appraisal in respect of shares of Company Common Stock by or on behalf of holder of record must reasonably inform the Company of the identity of the holder and that the stockholder intends thereby to demand an appraisal of such stockholder’s shares.
A beneficial owner may, in such person’s name, demand in writing an appraisal of such beneficial owner’s shares of Company Common Stock. A demand for appraisal in respect of shares of Company Common Stock should be executed by or on behalf of the beneficial owner and must reasonably inform the Company of the identity of the beneficial owner and that the beneficial owner intends thereby to demand an appraisal of such owner’s shares. The demand made by such beneficial owner must also (1) reasonably identify the holder of record of the shares of Company Common Stock for which the demand is made, (2) be accompanied by documentary evidence of such beneficial owner’s beneficial ownership of stock and a statement that such documentary evidence is a true and correct copy of what it purports to be, and (3) provide an address at which such beneficial owner consents to receive notices given by the Surviving Corporation and to be set forth on the verified list required by Section 262(f).
All written demands for appraisal pursuant to Section 262 should be mailed or delivered to:
The Baldwin Insurance Group, Inc.
Attention: General Counsel
4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida 33607
At any time within 60 days after the effective date of the Company Merger, any person entitled to appraisal rights who has not commenced an appraisal proceeding or joined that proceeding as a named party will have the right to withdraw such person’s demand for appraisal and to accept the consideration offered pursuant to the Merger Agreement, without interest and less any applicable withholding taxes, by delivering to the Company, as the Surviving Corporation, a written withdrawal of the demand for appraisal. No appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including without limitation, a reservation of jurisdiction for any application to the Delaware Court of Chancery made under Section 262(k) (a “Reservation”); provided, however, that this will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the consideration offered pursuant to the Merger Agreement within 60 days after the effective date of the Company Merger. Except with respect to any person who withdraws such person’s demand in accordance with the proviso in the immediately preceding sentence, if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding with respect to a person, the person will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the consideration being offered pursuant to the Merger Agreement.
Notice by the Surviving Corporation
If the Company Merger is completed, within 10 days after the effective date of the Company Merger, the Surviving Corporation will notify each record holder of shares of Company Common Stock who has properly made a written demand for appraisal pursuant to Section 262, and who has not voted in favor of the Merger Agreement Proposal, and any beneficial owner who has demanded appraisal in accordance with Section 262 that the Company Merger has become effective and the effective date thereof.
Filing a Petition for Appraisal
Within 120 days after the effective date of the Company Merger, but not thereafter, the Surviving Corporation or any person who has complied with Section 262 and who is otherwise entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery, with a copy served on the Surviving Corporation in the case of a petition filed by a person, demanding a determination of the value of the shares held by all persons entitled to appraisal. The Surviving Corporation is under no obligation, and has no present intention, to file a petition, and the Company’s stockholders should not assume that the Surviving Corporation will file a petition or initiate any negotiations with respect to the fair value of the shares of Company Common Stock. Accordingly, any persons who desire to have their shares appraised should initiate all necessary action to perfect their appraisal rights in respect of their shares of Company Common Stock within the time and in the manner prescribed in Section 262. The failure to file such a petition within the period specified in Section 262 could nullify a previous written demand for appraisal.
Within 120 days after the effective date of the Company Merger, any person who has complied with the requirements for an appraisal of such person’s shares pursuant to Section 262 will be entitled, upon written request, to receive from the Surviving Corporation a statement setting forth the aggregate number of shares of Company Common Stock not voted in favor of the Merger Agreement Proposal and with respect to which the Company has received demands for appraisal, and the aggregate number of stockholders or beneficial owners holding or owning such shares of Company Common Stock (provided that, where a beneficial owner makes a demand pursuant to Section 262, the holder of record of such shares of Company Common Stock will not be considered a separate stockholder holding such shares of Company Common Stock for purposes of such aggregate number). The Surviving Corporation must send this statement to the requesting person within 10 days after receipt by the Surviving Corporation of the written request for such a statement or within 10 days after the expiration of the period for delivery of demands for appraisal, whichever is later.
If a petition for an appraisal is duly filed by a person and a copy thereof is served upon the Surviving Corporation, the Surviving Corporation will then be obligated within 20 days after such service to file in the office of the Delaware Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all persons who have demanded appraisal for their shares and with whom agreements as to the value of their shares have not been reached. The Delaware Court of Chancery may order that notice of the time and place fixed for the hearing of such petition be given to the Surviving Corporation and all of the persons shown on the verified list at the addresses stated therein. The forms of the notices by mail and by publication will be approved by the Delaware Court of Chancery and the costs of any such notice are borne by the Surviving Corporation.
At the hearing on such petition, the Delaware Court of Chancery will determine the persons who have complied with Section 262 and who have become entitled to appraisal rights thereunder. The Delaware Court of Chancery may require the persons who demanded appraisal for their shares and who hold stock represented by certificates to submit their stock certificates to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings. If any person fails to comply with the direction, the Delaware Court of Chancery may dismiss the proceedings as to such person.

The Delaware Court of Chancery will dismiss appraisal proceedings as to all of holders or owners of Class A Common Stock who are otherwise entitled to appraisal rights unless (1) the total number of shares of Class A Common Stock entitled to appraisal exceeds one percent of the outstanding shares of the class of Company Common Stock eligible for appraisal or (2) the value of the consideration provided in the Company Merger for such total number of shares exceeds $1 million.
Determination of Fair Value
After the Delaware Court of Chancery determines the persons entitled to appraisal, and, with respect to the Class A Common Stock, that at least one of the ownership thresholds above has been satisfied, then the appraisal proceeding will be conducted in accordance with the rules of the Delaware Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding, the Delaware Court of Chancery will determine the “fair value” of the shares of Company Common Stock, exclusive of any element of value arising from the accomplishment or expectation of the Company Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Court of Chancery will take into account all relevant factors. Unless the Delaware Court of Chancery in its discretion determines otherwise for good cause shown, interest from the effective date of the Company Merger through the date of payment of the judgment will be compounded quarterly and will accrue at five percent over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the Company Merger and the date of payment of the judgment. However, the Surviving Corporation has the right, at any time prior to the Delaware Court of Chancery’s entry of judgment in the proceedings, to make a voluntary cash payment to each person seeking appraisal. If the Surviving Corporation makes a voluntary cash payment pursuant to subsection (h) of Section 262, interest will accrue thereafter only on the sum of (1) the difference, if any, between the amount paid by the Surviving Corporation in such voluntary cash payment and the fair value of the shares as determined by the Delaware Court of Chancery; and (2) interest accrued before such voluntary cash payment, unless paid at that time.
In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered, and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court stated that, in making this determination of fair value, the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts that could be ascertained as of the date of the merger that throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Supreme Court of Delaware also stated that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”
Persons considering seeking appraisal should be aware that the fair value of their shares as so determined by the Delaware Court of Chancery could be more than, the same as or less than the consideration they would receive pursuant to the Company Merger if they did not seek appraisal of their shares and that an opinion of an investment banking firm as to the fairness from a financial point of view of the consideration payable in the Company Merger is not an opinion as to, and may not in any manner address, fair value under Section 262. Although the Company believes that the consideration offered pursuant to the Merger Agreement is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery, and the Company’s stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, such consideration. Neither the Company nor Parent anticipates offering more than the consideration offered pursuant to the Merger Agreement to any stockholder or beneficial owner exercising appraisal rights, and each of the Company and Parent reserves the rights to make a voluntary cash payment pursuant to subsection (h) of Section 262 and to assert, in any appraisal proceeding, that for purposes of Section 262, the “fair value” of a share of Class A Common Stock is less than the consideration offered pursuant to the Merger Agreement. If a petition for appraisal is not timely filed, or if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights, then the right to an appraisal will cease. The costs of the appraisal proceedings (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable under the circumstances. Upon application of a person whose name appears on the list filed by the Surviving Corporation pursuant to Section 262(f) who participated in the proceeding and incurred expenses in connection therewith, the Delaware Court of Chancery may also order that all or a portion of such expenses, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal not dismissed pursuant to subsection (k) of Section 262 or subject to such an award pursuant to a Reservation. In the absence of such determination or assessment, each party bears its own expenses.
If any person who demands appraisal of his, her or its shares of Company Common Stock under Section 262 fails to perfect, or loses or validly withdraws, such person’s right to appraisal, such person’s shares of Company Common Stock will be deemed to have been converted at the effective time of the Company Merger into the right to receive the consideration as provided in the Merger Agreement. A person will fail to perfect, or effectively lose, such person’s right to appraisal if no petition for appraisal is filed within 120 days after the effective date of the Company Merger, if neither of the ownership thresholds above has been satisfied in respect of persons seeking appraisal rights or if the person delivers to the Surviving Corporation a written withdrawal of such person’s demand for appraisal and an acceptance of the consideration as provided in the Merger Agreement in accordance with Section 262.
From and after the effective date of the Company Merger, no person who has demanded appraisal rights with respect to some or all of such person’s shares in compliance with Section 262 will be entitled to vote such shares of Company Common Stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the Company Merger). If a person who has made a demand for an appraisal in accordance with Section 262 delivers to the Surviving Corporation a written withdrawal of such person’s demand for an appraisal in respect of some or all of such person’s shares in accordance with Section 262(e), either within 60 days of the effective date of the Company Merger or thereafter with the written approval of the Surviving Corporation, then the right of such person to an appraisal of such shares will cease. Notwithstanding the foregoing, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any person without the approval of the Delaware Court of Chancery, and such approval may be conditioned upon such terms as the Delaware Court of Chancery deems just, including, without limitation, a Reservation; provided, however, that the foregoing will not affect the right of any person who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such person’s demand for appraisal and to accept the terms offered upon the Company Merger or consolidation within 60 days after the effective date of the Company Merger. If a petition for appraisal is not filed with the Delaware Court of Chancery within 120 days after the effective time of the Company Merger, then the rights of beneficial owners and holders of record to appraisal will cease.
Failure to comply strictly with all of the procedures set forth in Section 262 will result in the loss of a person’s statutory appraisal rights. In that event, you will be entitled to receive the consideration for your dissenting shares in accordance with the Merger Agreement, without interest and less any applicable withholding taxes. Consequently, any person wishing to exercise appraisal rights is encouraged to consult legal counsel before attempting to exercise those rights.
Material U.S. Federal Income Tax Consequences of the Mergers
The following is a general discussion of the material U.S. federal income tax consequences of (i) the Company Merger to U.S. holders of shares of Class A Common Stock whose shares of Class A Common Stock are exchanged for cash in the Company Merger and (ii) the LLC Merger to U.S. holders of OpCo LLC Units (other than any U.S. holder who participates in the Rollover) whose OpCo LLC Units are exchanged for cash in the LLC Merger.
The following discussion is based on the provisions of the Internal Revenue Code of 1986, as amended (the “Code”), U.S. Treasury regulations promulgated thereunder, judicial interpretations thereof and published rulings and other positions of the Internal Revenue Service (“IRS”), each as in effect as of the date hereof, and all of which are subject to change or differing interpretations, possibly with retroactive effect. Any such change or differing interpretation could result in tax consequences different from those set forth herein. The U.S. federal income tax laws are complex and subject to varying interpretation. We have not sought, and do not intend to seek, any ruling from the IRS with respect to the statements made and the positions or conclusions described in the following discussion, and there can be no assurance the IRS or a court will not take a contrary position.

This discussion applies only to U.S. holders that hold their OpCo LLC Units and shares of Class B Common Stock, or shares of Class A Common Stock, as applicable, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion is not a complete description of all of the U.S. federal income tax consequences of the Mergers and any related transactions, nor does it describe any tax consequences of the Mergers or any related transactions arising under any U.S. state or local or non-U.S. tax laws or under any U.S. federal tax laws other than U.S. federal income tax law. In addition, this discussion does not address all aspects of the tax consequences of the TRA Amendment, the Rollover, or the Mergers. Further, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to a particular U.S. holder of OpCo LLC Units (and corresponding shares of Class B Common Stock) or shares of Class A Common Stock, as applicable, in light of its individual circumstances (including any minimum tax and the impact of the Medicare surtax on certain net investment income and Section 1061 of the Code) or that may be relevant to certain categories of U.S. holders that may be subject to special rules, such as:
•	banks, insurance companies or other financial institutions;
•	tax-exempt or governmental organizations;
•	corporations that accumulate earnings to avoid U.S. federal income tax;
•	entities or arrangements treated as partnerships or pass-through entities for U.S. federal income tax purposes or holders of interests therein;
•	dealers in securities or foreign currencies or traders in securities that use the mark-to-market method of accounting for U.S. federal income tax purposes;
•	persons that hold OpCo LLC Units or shares of Class A Common Stock, as applicable, as part of a straddle, hedge, conversion transaction or other integrated investment or risk reduction transaction;
•	persons that purchased or sell their OpCo LLC Units or shares of Class A Common Stock, as applicable, as part of a wash sale;
•	persons whose functional currency is not the U.S. dollar or certain former citizens or long-term residents of the United States;
•
persons that acquired or hold their OpCo LLC Units or shares of Class A Common Stock, as applicable, through the exercise of employee stock options or otherwise as compensation or through a tax-qualified retirement plan;

•
persons that actually or constructively hold (or actually or constructively held at any time during the five-year period ending on the date of the Mergers) five percent or more (by vote or value) of the OpCo LLC Units, shares of Class B Common Stock, or shares of Class A Common Stock, as applicable;

•	persons that are participating in the Rollover; and
•	persons that own a direct or indirect equity interest in Parent following the Mergers.
If a partnership (including an entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds OpCo LLC Units (and corresponding shares of Class B Common Stock) or shares of Class A Common Stock, as applicable, the tax treatment of a partner in such partnership generally will depend upon the status of the partner or the partnership, the activities of the partnership and certain determinations made at the partnership or partner level. Accordingly, partners in partnerships (including entities or arrangements treated as partnerships for U.S. federal income tax purposes) holding OpCo LLC Units (and corresponding shares of Class B Common Stock) or shares of Class A Common Stock, as applicable, should consult with their own tax advisors regarding the U.S. federal income and other tax consequences to them of the Mergers, as applicable.
THE TAX CONSEQUENCES OF THE MERGERS AND ANY RELATED TRANSACTIONS TO A U.S. HOLDER OF OPCO LLC UNITS (AND CORRESPONDING SHARES OF CLASS B COMMON STOCK) OR SHARES OF CLASS A COMMON STOCK MAY BE COMPLEX AND WILL DEPEND ON SUCH HOLDER’S SPECIFIC SITUATION AND FACTORS NOT WITHIN PARENT’S OR THE COMPANY’S CONTROL. ALL HOLDERS OF OPCO LLC UNITS (AND CORRESPONDING SHARES OF CLASS B COMMON STOCK) OR SHARES OF CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS AS TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS AND ANY

RELATED TRANSACTIONS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING THE APPLICABILITY AND EFFECT OF ANY MINIMUM TAX AND ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.
U.S. Holder Defined
For purposes of this discussion, a “U.S. holder” is a beneficial owner of (i) OpCo LLC Units and corresponding shares of Class B Common Stock, or (ii) shares of Class A Common Stock, as applicable, that, for U.S. federal income tax purposes, is:
•	an individual who is a citizen or resident of the United States;
•
a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income tax regardless of its source; or
•
a trust (i) the administration of which is subject to the primary supervision of a U.S. court and which has one or more “United States persons” (within the meaning of Section 7701(a)(30) of the Code) who have the authority to control all substantial decisions of the trust or (ii) that has made a valid election under applicable U.S. Treasury regulations to be treated as a United States person.

U.S. Federal Income Tax Consequences of the LLC Merger to U.S. Holders of OpCo LLC Units (and corresponding shares of Class B Common Stock)
For U.S. holders of OpCo LLC Units who are not participating in the Rollover, the exchange of OpCo LLC Units for cash in the LLC Merger is intended to be a taxable event for such U.S. holders for U.S. federal income tax purposes. In general, such exchange is expected to be treated as a taxable sale of such U.S. holder’s OpCo LLC Units. Moreover, in connection with the LLC Merger, U.S. holders of OpCo LLC Units may receive a Final TRA Payment, all or a portion of which may be attributable to such U.S. holders’ exchange of OpCo LLC Units for cash in the LLC Merger. Such portion is expected to be treated as additional consideration received by such U.S. holders in exchange of the OpCo LLC Units in the LLC Merger.
Provided that the above treatment is respected, a U.S. holder of OpCo LLC Units (other than a U.S. holder who participates in the Rollover) who receives cash in exchange for OpCo LLC Units in the LLC Merger will generally recognize gain or loss in an amount equal to the difference between: (i) the sum of (A) cash received by such U.S. holder in the LLC Merger, (B) any portion of the Final TRA Payment received by such U.S. holder that relates to the OpCo LLC Units exchanged in the LLC Merger and (C) the share of OpCo LLC’s nonrecourse liabilities allocable to such OpCo LLC Units, if any, immediately prior to the effective time of the LLC Merger and (ii) such U.S. holder’s adjusted tax basis in the OpCo LLC Units exchanged therefor immediately prior to the LLC Merger (which will include the share of OpCo LLC’s nonrecourse liabilities allocable to such OpCo LLC Units, if any, immediately prior to the effective time of the LLC Merger).
Such gain or loss will generally be capital gain or loss. However, a portion of such gain or loss may be separately computed and taxed as ordinary income or loss under Section 751 of the Code to the extent attributable to assets giving rise to depreciation or amortization recapture, or other “unrealized receivables,” or to “inventory items” owned by OpCo and its non-corporate subsidiaries. Ordinary income attributable to such amounts under Section 751 of the Code may exceed any net taxable gain realized by a U.S. holder upon the exchange of such U.S. holder’s OpCo LLC Units in connection with the LLC Merger and may be recognized even if there is a net taxable loss realized by such U.S. holder on the exchange of such U.S. holder’s OpCo LLC Units. Consequently, a U.S. holder may recognize both ordinary income and capital loss upon the exchange of OpCo LLC Units in connection with the LLC Merger. Capital gain or loss recognized by a U.S. holder of OpCo LLC Units generally will be long-term capital gain or loss if the U.S. holder has held the OpCo LLC Units for more than one year at the effective time of the LLC Merger. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at reduced rates. The deductibility of capital losses is subject to limitation. Passive losses that were not deductible by a U.S. holder of OpCo LLC Units in prior taxable periods because they exceeded the share of Opco’s income allocable to such U.S. holder’s OpCo LLC Units generally can be deducted in full upon the U.S. holder’s taxable disposition of its entire investment in Opco pursuant to the LLC Merger.

The amount of gain or loss recognized by each U.S. holder in the LLC Merger will vary depending on each U.S. holder’s particular situation, including the adjusted tax basis of the OpCo LLC Units exchanged by each U.S. holder in the LLC Merger, and the amount of any suspended passive losses that may be available to a particular U.S. holder to offset a portion of the gain recognized by such U.S. holder. Each U.S. holder of OpCo LLC Units should consult with its own tax advisors regarding the U.S. federal income and other tax consequences to it of the receipt of cash in the LLC Merger and the Final TRA Payment, if any.
U.S. Federal Income Tax Consequences of the Company Merger to U.S. Holders of shares of Class A Common Stock
The exchange by a U.S. holder of shares of Class A Common Stock for cash equal to the Merger Consideration in the Company Merger is expected to be treated as a taxable transaction for U.S. federal income tax purposes. A U.S. holder who receives cash in exchange for shares of Class A Common Stock in the Company Merger generally will recognize capital gain or loss in an amount equal to the difference, if any, between (i) the amount of cash received by such U.S. holder and (ii) such U.S. holder’s adjusted tax basis in the shares of Class A Common Stock exchanged therefor. Gain or loss must be calculated separately for each block of shares of Class A Common Stock exchanged by such U.S. holder if such blocks were acquired at different times or for different prices. Any gain or loss so recognized generally will be long-term capital gain or loss if the U.S. holder’s holding period in a particular block of shares of Class A Common Stock is more than one year as of the Effective Time. Long-term capital gains of certain non-corporate holders, including individuals, are generally subject to U.S. federal income tax at reduced rates. The deductibility of capital losses is subject to limitation. U.S. holders who acquired different blocks of shares of Class A Common Stock at different times or for different prices should consult with their own tax advisors to determine how the above rules apply to them.
Information Reporting and Backup and Other Applicable Withholding
Generally, information reporting requirements may apply in connection with payments made to U.S. holders in connection with the Mergers or any related transactions. Further, the consideration payable to U.S. holders in connection with the Mergers or any related transactions may be subject to deduction or withholding as required under applicable law. A U.S. holder of OpCo LLC Units (and corresponding shares of Class B Common Stock) or shares of Class A Common Stock generally will be subject to U.S. backup withholding on the consideration it receives in the Mergers unless such U.S. holder provides the applicable withholding agent with a properly completed and executed IRS Form W-9 (or appropriate substitute or successor form) providing such U.S. holder’s correct taxpayer identification number and certifying that such U.S. holder is not subject to backup withholding, or otherwise establishes an exemption, and otherwise complies with the backup withholding rules. Moreover, the transferee of an interest in a partnership that is engaged in a U.S. trade or business (such as OpCo LLC) is generally required to withhold 10% of the amount realized by the transferor unless the transferor certifies that it is not a foreign person. Any amounts withheld under the U.S. backup withholding rules or otherwise is not an additional tax and will generally be allowed as a credit against a U.S. holder’s U.S. federal income tax liability, if any, and may entitle such U.S. holder to a refund, provided that the U.S. holder timely furnishes the required information to the IRS.
THE PRECEDING DISCUSSION IS INTENDED ONLY AS A SUMMARY OF THE MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE MERGERS TO U.S. HOLDERS OF OPCO LLC UNITS (AND CORRESPONDING SHARES OF CLASS B COMMON STOCK) OR SHARES OF CLASS A COMMON STOCK. IT IS NOT A COMPLETE ANALYSIS OR DISCUSSION OF ALL POTENTIAL TAX CONSEQUENCES OF THE MERGERS OR ANY RELATED TRANSACTIONS THAT MAY BE IMPORTANT TO A PARTICULAR HOLDER OF OPCO LLC UNITS (AND CORRESPONDING SHARES OF CLASS B COMMON STOCK) OR SHARES OF CLASS A COMMON STOCK. ALL HOLDERS OF OPCO LLC UNITS (AND CORRESPONDING CLASS B SHARES) AND SHARES OF CLASS A COMMON STOCK SHOULD CONSULT WITH THEIR OWN TAX ADVISORS WITH RESPECT TO THE SPECIFIC TAX CONSEQUENCES OF THE MERGERS AND ANY RELATED TRANSACTIONS TO THEM IN THEIR PARTICULAR CIRCUMSTANCES, INCLUDING TAX REPORTING REQUIREMENTS AND THE APPLICABILITY AND EFFECT OF ANY U.S. FEDERAL, U.S. STATE OR LOCAL, NON-U.S. OR OTHER TAX LAWS AND OF POTENTIAL CHANGES IN SUCH LAWS.

Financing of the Mergers
Equity Financing
Parent and Merger Subs have delivered to the Company the Equity Commitment Letter, dated as of September 14, 2026, pursuant to which DFO has committed to provide funding (the “Commitment”) of up to $4,599,000,000 to Parent to be used by Parent solely to fund all amounts and related fees and expenses required to be paid by Parent at or prior to the Closing pursuant to the Merger Agreement (the “Parent Obligations”). The Commitment consists of (i) $965,000,000 to purchase non-convertible senior equity having an aggregate initial stated value of $1,000,000,000 (the “Senior Equity Commitment”) and (ii) $3,634,000,000 to purchase common equity (the “Common Equity Commitment”). The Common Equity Commitment will be reduced on a dollar-for-dollar basis by the value of any additional rollover investment or investment by other investors, including Sequence, that is actually paid or contributed to Parent at or substantially concurrently with the Closing and used to fund Parent Obligations. No failure or shortfall in the Debt Financing will increase the Commitment.
DFO’s obligations under the Equity Commitment Letter, including its obligation to fund the Commitment, are subject only to (a) satisfaction or waiver in accordance with the Merger Agreement of all conditions precedent to the obligations of Parent and the Merger Subs to effect the Closing set forth in Sections 9.01 and 9.02 of the Merger Agreement, other than conditions that by their nature are to be satisfied at the Closing but subject to satisfaction or waiver of those conditions at the Closing, (b) substantially concurrent funding of the Debt Financing in accordance with the Debt Commitment Letter and (c) substantially concurrent consummation of the Mergers in accordance with the Merger Agreement.
The Equity Commitment Letter and DFO’s obligation to fund the Commitment terminate automatically upon the earliest of (a) the Closing, including satisfaction in full of Parent Obligations, (b) valid termination of the Merger Agreement, (c) the Company’s written acceptance of all or any portion of the Parent Termination Fee or (d) the assertion or institution of an action by or on behalf of the Company, any controlled affiliate or their respective representatives against DFO, certain non-recourse parties related to the Sponsors or Parent, relating to the Equity Commitment Letter, the Merger Agreement, the Limited Guarantee or related transaction documents, other than certain allowed claims by the Company as described in the Equity Commitment Letter.
The Company is an express third-party beneficiary of the rights granted to Parent under the Equity Commitment Letter solely for purposes of specifically enforcing DFO’s obligation to fund, or cause to be funded, the Commitment and the Company’s related rights. Parent’s sole remedy for a breach by DFO under the Equity Commitment Letter is specific performance, and DFO is not liable for monetary damages in connection with that letter or the transactions contemplated thereby, except as expressly provided in the Limited Guarantee. DFO may not be liable for both specific performance requiring funding and payment under the Limited Guarantee.
Under the Merger Agreement, Parent may not, without the Company’s prior written consent, amend, restate, replace, supplement, terminate, modify or waive the Equity Commitment Letter in a manner that would reduce the Equity Financing to less than the amount that is required to consummate the transactions contemplated by this Agreement, impose new or additional funding conditions or otherwise reasonably be expected to materially delay or prevent the Closing, and may not permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, the Equity Commitment Letter, other than to increase the amount of Equity Financing available thereunder.
Subject to the Merger Agreement, Parent and Merger Subs will take all actions that are necessary, proper or advisable to obtain the Equity Financing contemplated by the Equity Commitment Letter, including to maintain the Equity Commitment Letter, timely satisfy conditions within their control and consummate the Equity Financing at or before the Closing.
Debt Financing
LLC Merger Sub has obtained financing commitments pursuant to an amended and restated debt commitment letter, dated as of October 5, 2026 (as may be amended, supplemented, amended and restated or otherwise modified the “Debt Commitment Letter”), from the syndicate of financial institutions party thereto (the “Debt Commitment Parties”) for purposes including (a) financing the repayment of the loan facilities of OpCo LLC and the termination of any related commitments and liens pursuant to the terms of the Merger Agreement, in each case concurrently with the Closing (the “Refinancing”), (b) directly or indirectly funding a portion of the purchase price pursuant to the terms of the Merger Agreement and (c) paying fees, costs and expenses incurred in connection with the foregoing and the transactions related thereto (the “Debt Financing”). Pursuant to the Debt Commitment Letter, the Debt Commitment Parties will provide LLC Merger Sub with (x) senior secured term loans in an aggregate principal amount of up to $2,750,000,000 (the “Term Loan Facility”), (y) a senior secured delayed draw term loan facility in an aggregate principal committed amount of up to $415,000,000 (the “DDTL Facility”) and (z) a senior secured first lien revolving credit facility in an aggregate principal committed amount of up to $500,000,000 (the “Revolving Facility”, and together with the Term Loan Facility and the DDTL Facility, the “Debt Facilities”). The interest rate of the Debt Facilities is contemplated to be based on a benchmark interest rate, plus a to-be-agreed spread above such benchmark, with adjustments based on the consolidated first lien net leverage ratio of OpCo LLC. As security for the obligations under the Debt Facilities, OpCo LLC, its direct parent, and certain wholly owned domestic subsidiaries of OpCo LLC will grant the lenders under the Debt Facilities a first-priority security interest in substantially all assets of OpCo LLC, its direct parent, and such subsidiaries, subject to customary exclusions. The Revolving Facility will have a term of five years, and the Term Loan Facility and DDTL Facility (if funded) will have a term of seven years.
The obligations of the Debt Commitment Parties to provide the Debt Financing under the Debt Commitment Letter are subject to certain customary conditions, including the following:
•	confirmation of the prior consummation or consummation of the Mergers substantially concurrent with the initial borrowing under the Debt Facilities in accordance with the Merger Agreement;
•
the execution and delivery of definitive loan, guarantee and security documentation for the credit facilities consistent with the terms in the Debt Commitment Letter and the delivery of customary closing documents (in each case, subject to the terms and conditions of the Debt Commitment Letter);

•	the delivery of customary “know your customer” documentation and beneficial ownership information;
•	the prior payment or substantially concurrent payment of applicable fees and expenses;
•
subject to customary limitations and exceptions, the accuracy of certain representations and warranties made by the borrowers and guarantors under and pursuant to the Debt Facilities in all material respects;

•
subject to customary limitations and exceptions, the accuracy of certain representations and warranties made in the Merger Agreement by or on behalf of the Company and its subsidiaries in all material respects;

•	since the date of the Merger Agreement, there shall not have occurred any Company Material Adverse Effect (as defined in the Merger Agreement);
•	the delivery of certain audited and unaudited financial statements of the Company;
•	the occurrence or substantially concurrent funding of the equity contribution described in the Debt Commitment Letter, with the initial borrowing under the Debt Facilities; and
•	the occurrence or substantially concurrent occurrence of the Refinancing described in the Debt Commitment Letter, with the initial borrowing under the Debt Facilities.
The Merger Agreement provides that Parent and LLC Merger Sub will use commercially reasonable efforts to arrange and obtain the Debt Financing on terms and conditions not less favorable than those described in the Debt Commitment Letter (taking into account any market “flex” provisions).
As of the date of this proxy statement, the final documentation governing the Debt Financing contemplated by the Debt Commitment Letter has not been finalized and, accordingly, the actual terms of the Debt Financing may differ from those described in this proxy statement. There are currently no alternative debt financing arrangements or alternative debt financing plans to the Debt Financing. There are currently no plans or arrangements to re-finance or repay the Debt Facilities.
Limited Guarantees
Concurrently with the execution of the Merger Agreement, DFO also provided a limited guarantee (the “Limited Guarantee”) with respect to the payment of (i) the Parent Termination Fee payable by Parent pursuant to the Merger Agreement, in the event such Parent Termination Fee becomes payable, subject to the terms and conditions set forth in the Merger Agreement and the Limited Guarantee, (ii) any Financing Costs (in an aggregate amount not to exceed the Reimbursement Cap), payable by Parent pursuant to the Merger Agreement, in the event such Parent Termination Fee becomes payable, subject to the terms and conditions set forth in the Merger Agreement and the Limited Guarantee, and (iii) the Enforcement Costs payable by Parent pursuant to the Merger Agreement, in the event such Parent Termination Fee becomes payable, subject to the terms and conditions set forth in the Merger Agreement and the Limited Guarantee (the “Guaranteed Obligations”), subject to a cap on maximum aggregate liability of the DFO of $281,468,000 in respect of the Guaranteed Obligations (the “Cap”) and the other terms and conditions set forth in the Merger Agreement and the Limited Guarantee.
Subject to specified exceptions, the Limited Guarantee will terminate upon the earliest to occur of (a) the consummation of the Closing; (b) payment in full of the Guaranteed Obligations in cash (subject to the Cap); (c) the occurrence or assertion of an action by the Company, its controlled affiliates or their respective representatives acting on their behalf or at their direction asserting: (I) any theory at law or in equity that (x) specified provisions in the Limited Guarantee are illegal, invalid, or unenforceable in any manner, in whole or in part, or (y) DFO is liable in respect of Guaranteed Obligations in excess of or to a greater extent than the Cap; or (II) any theory of liability against DFO or certain non-recourse parties with respect to the Limited Guarantee, the Equity Commitment Letter, the Merger Agreement or any of the transactions contemplated thereby, other than certain limited permitted claims; (d) the termination of the Merger Agreement in accordance with its terms by mutual consent of Parent and the Company; (e) the date that is 90 days following any other termination of the Merger Agreement in accordance with its terms; and (f) the mutual written agreement of the DFO and the Company.
Back-to-Back Limited Guarantee
Sequence has also provided a back-to-back limited guarantee (the “B2B Limited Guarantee”) in favor of DFO with respect to the payment of 20% of the Guaranteed Obligations to DFO, subject to a cap on the maximum aggregate liability of Sequence of $56,293,600, and the other terms and conditions set forth in the B2B Limited Guarantee and Limited Guarantee.
Fees and Expenses
All costs and expenses incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement and the Mergers and any other transactions contemplated by the Merger Agreement, will be paid by the party incurring such expense, except that Parent will be responsible for all filing fees required under the HSR Act excluding filings of shareholders of the Company.
The estimated fees and expenses incurred or expected to be incurred by the Company, Parent and Merger Subs in connection with the Mergers are as follows:

Description	Amount
Financial advisory fees and expenses(1)	$[ ]
Legal fees and expenses(2)	$[ ]
SEC filing fees	$[ ]
Printing, proxy solicitation, filing and mailing costs	$[ ]
Total	$[ ]

(1)	Does not include any discretionary fees that may be paid to such advisors.
(2)	The estimate for legal fees set forth in this proxy statement does not include any amounts attributable to any existing or future litigation challenging the Mergers.
Litigation Relating to the Mergers
As of the date of this proxy statement, no lawsuit relating to the proposed Mergers has been filed. Lawsuits arising out of the proposed Mergers may be filed in the future. No assurances can be made as to the outcome of such lawsuits.
Regulatory Approvals
Under the HSR Act, and the rules and regulations promulgated thereunder, certain transactions, including the Mergers, may not be completed until notifications have been given and information furnished to the Antitrust Division of the United States Department of Justice (the “DOJ”) and the United States Federal Trade Commission (the “FTC”), and all statutory waiting period requirements have been satisfied. Completion of the Mergers is subject to the expiration or termination of the applicable waiting periods under the HSR Act. The parties filed their notification and report forms under the HSR Act. A transaction notifiable under the HSR Act may not be completed until the expiration or early termination of a 30-calendar-day waiting period following the parties’ filings of their respective HSR Act notification forms, unless the waiting period is extended. If the DOJ or FTC issues a Request for Additional Information and Documentary Material prior to the expiration or termination of the initial waiting period, the parties must observe a second 30-calendar-day waiting period, which would begin to run only after both parties have substantially complied with the Request for Additional Information and Documentary Material, unless the waiting period is terminated earlier. The parties filed their notification and report forms under the HSR Act on October 5, 2026, and the 30-day waiting period is scheduled to expire at 11:59 p.m. Eastern Time on November 4, 2026, unless extended or earlier terminated. The parties have requested early termination of the waiting period.
At any time before or after the closing, the DOJ, the FTC, U.S. state attorneys general, as well as non-U.S. regulatory bodies could take action under the antitrust laws as they deem necessary or desirable in the public interest, including, without limitation, seeking to enjoin the consummation of the Mergers or conditionally approving the Mergers upon certain regulatory conditions or remedies. Private parties may also seek to take legal action under the applicable laws under some circumstances. There can be no assurance that a challenge to the Mergers will not be made or, if such a challenge is made, that it would not be successful. There is currently no way to predict how long it will take to obtain all of the required regulatory approvals or whether such approvals will ultimately be obtained.
In addition, certain subsidiaries of the Company which hold Insurance Permits, as well as the Reciprocals, are required to seek prior approval or provide pre-closing or post-closing notification of a change in control. The Company, Parent and Merger Subs are required to use reasonable best efforts to obtain any such prior approvals from the applicable governmental authorities.
Effective Time of the Mergers
The closing of the Company Merger and the LLC Merger (the “Closing”) will take place via the electronic exchange of documents and signature pages at 10:00 a.m., New York City time, as soon as possible, but in any event no later than four Business Days after the date the conditions set forth in the Merger Agreement (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other time or on such other date as Parent and the Company may mutually agree. None of the Closing Exchanges, the LLC Merger or the Company Merger will be completed unless all of them are completed substantially concurrently in accordance with the terms of the Merger Agreement. At the Closing, the Company will file certificates of merger with the Delaware Secretary of State, and the Company Merger and the LLC Merger will each become effective at such time as specified in such certificates of merger, simultaneous with the Effective Time. Immediately following the Initial Mergers, OpCo LLC will file a certificate of merger with respect to the Second LLC Merger, and the Second LLC Merger will become effective immediately after the Initial Mergers at such time as specified in that certificate of merger (the “Second Effective Time”).
Payment of Merger Consideration
At the Effective Time, (i) each share of Class A Common Stock issued and outstanding immediately prior to the Effective Time, other than the Excluded Shares, will be converted into the right to receive the Merger Consideration, whereupon all such shares of Class A Common Stock will automatically be canceled and retired and will cease to exist, and the holders thereof will cease to have any rights with respect to such shares of Class A Common Stock other than the right to receive the Merger Consideration, and (ii) each share of Class B Common Stock issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges) will be canceled and will cease to exist without any conversion thereof, and no consideration will be delivered therefor. At the Effective Time each OpCo LLC Unit issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges), other than (A) each OpCo LLC Unit held by OpCo LLC, (B) each OpCo LLC Unit held by Topco or any of its Subsidiaries (including Parent) or by the Company, (C) the Retained Units and (D) each OpCo LLC Unit held by any Subsidiary of OpCo LLC will be converted into the right to receive the Merger Consideration pursuant to the LLC Merger and will automatically be canceled and retired, and the holders thereof will cease to have any rights with respect to such OpCo LLC Units other than the right to receive the Merger Consideration.

Prior to the Effective Time, Parent will appoint an exchange agent (the “Exchange Agent”) reasonably acceptable to the Company for the purpose of exchanging shares of Class A Common Stock and OpCo LLC Units for the Merger Consideration. At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Exchange Agent cash in U.S. dollars sufficient to pay the aggregate Merger Consideration. Promptly after the Effective Time, and in no event later than two Business Days thereafter, Parent will send, or will cause the Exchange Agent to send, to each holder of OpCo LLC Units and, to the extent agreed by Parent and the Company, each holder of shares of Class A Common Stock, in each case entitled to receive the Merger Consideration, instructions and transmittal materials in customary form for use in the exchange. Each holder of shares of Class A Common Stock or OpCo LLC Units that have been converted into the right to receive the Merger Consideration will be entitled to receive, upon delivery to the Exchange Agent of an “agent’s message” or other reasonably requested evidence of transfer, the applicable Merger Consideration. No interest will be paid or will accrue on any cash payable upon transfer of any such shares of Class A Common Stock or OpCo LLC Units. The Exchange Agent will reduce the amount of any Merger Consideration paid by any applicable withholding taxes.
After the completion of the Mergers, you will cease to have any rights as a stockholder of the Company or holder of OpCo LLC Units, as applicable, other than the right to receive the Merger Consideration upon the terms and subject to the conditions set forth in the Merger Agreement.
Any portion of the Merger Consideration remaining unclaimed with the Exchange Agent 12 months after the Effective Time will be returned to Parent upon demand. After that time, if you have not received payment of the Merger Consideration, you may look only to Parent as general creditor thereof for payment of your claims for the Merger Consideration, subject to applicable abandoned property, escheat and other similar laws.
Provisions for Stockholders
No provision has been made to grant the Company’s stockholders, other than Parent or its affiliates, access to the corporate files of the Company or any other party to the Mergers or to obtain counsel or appraisal services at the expense of the Company or any other such party.
Accounting Treatment
The Mergers are expected to be accounted for as a “business combination” in accordance with GAAP, with Parent treated as the acquiror for accounting purposes. The Mergers will result in the recognition of net assets acquired based on their estimated fair value.

THE MERGER AGREEMENT
The following describes the material provisions of the Merger Agreement, which is attached as Annex A to this proxy statement and which is incorporated by reference within this proxy statement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Merger Agreement. This summary does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. You are encouraged to read carefully the Merger Agreement in its entirety before making any decisions regarding the Mergers because it is the principal document governing the Mergers.
In reviewing the Merger Agreement, please remember that it is included to provide you with information regarding its terms. The Merger Agreement contains representations and warranties by each party to the Merger Agreement. These representations and warranties have been made for the benefit of the other party to the Merger Agreement and have been qualified by certain disclosures that were made to the other party in connection with the negotiation of the Merger Agreement, which disclosures are not reflected in the Merger Agreement, and may apply standards of materiality in a way that is different from what may be viewed as material by you or other investors.
Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement. The representations and warranties and other provisions of the Merger Agreement should not be read alone, but instead should be read together with the information provided elsewhere in this proxy statement and in the documents incorporated by reference within this proxy statement. See the section of this proxy statement titled “Where You Can Find More Information.”
Effects of the Mergers; Directors and Officers; Articles of Incorporation; Bylaws
The Merger Agreement contemplates (a) OpCo LLC will form Seller LLC, a wholly owned Delaware limited liability company, which will form Seller Intermediate, which will form Seller Merger Sub, each a wholly owned Delaware limited liability company; (b) LLC Merger Sub will merge with and into OpCo LLC in the LLC Merger, with OpCo LLC surviving; (c) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company in the Company Merger, with the Company surviving as a wholly owned subsidiary of Parent; and (d) immediately following the LLC Merger and the Company Merger (the “Initial Mergers”), Seller Merger Sub will merge with and into OpCo LLC in the Second LLC Merger, with OpCo LLC surviving.
At the Effective Time, the initial directors of the Surviving Corporation will be the directors of Merger Sub as of immediately prior to the Effective Time, with each to hold office until their successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable law and the organizational documents of the Surviving Corporation.
The officers of the Company at the Effective Time will, from and after the Effective Time, be the officers of the Surviving Corporation, in each case until their respective successors have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with applicable law and the organizational documents of the Surviving Corporation.
The certificate of incorporation of the Company in effect immediately prior to the Effective Time will continue to be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law. The bylaws of the Company in effect immediately prior to the Effective Time will continue to be the bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with applicable law.
At the Effective Time and the Second Effective Time, respectively, the certificate of formation of OpCo LLC and the OpCo LLC Agreement in effect immediately prior to the Effective Time and the Second Effective Time, as applicable, will remain unchanged and will continue to be the organizational documents of the Surviving LLC until amended in accordance with applicable law and the Voting, Support and Rollover Agreements.
If the Company Merger is consummated, the Class A Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded.
Closing and Effective Times of the Mergers
The Merger Agreement provides that the Closing will take place via electronic exchange of documents and signature pages at 10:00 a.m., New York City time, as soon as possible, but no later than four (4) Business Days after the conditions to Closing have been satisfied or, to the extent permissible, waived (other than conditions that by their nature are to be satisfied at the Closing, subject to their satisfaction or waiver at the Closing), or at such other time or on such other date as Parent and the Company may mutually agree. The Initial Mergers and the Second LLC Merger will be completed substantially concurrently in accordance with the Merger Agreement.
Assuming receipt of required regulatory approvals and timely satisfaction of the other conditions to Closing, including approval by our stockholders of the Merger Agreement, we currently expect the Closing to occur as soon as reasonably practicable after the conditions to Closing have been satisfied or waived.
The Company Merger will become effective at the Effective Time specified in the certificate of merger with respect to the Company Merger duly filed with the Delaware Secretary of State, simultaneously with the effectiveness of the LLC Merger.
The LLC Merger will become effective at the Effective Time specified in the certificate of merger with respect to the LLC Merger duly filed with the Delaware Secretary of State, simultaneously with the effectiveness of the Company Merger. The Second LLC Merger will become effective immediately following the Initial Mergers at the Second Effective Time specified in its certificate of merger filed with the Delaware Secretary of State.
Treatment of Company Common Stock and Company Equity Awards
At the Effective Time, except as otherwise provided in the Merger Agreement, each Class A Share issued and outstanding immediately prior to the Effective Time will be converted into the right to receive $32.50 in cash, without interest (the “Merger Consideration”). Shares of Class A Common Stock held by Topco or any of its Subsidiaries, including the Rollover Stock, immediately prior to the Effective Time will remain outstanding and will not be entitled to receive the Merger Consideration. Shares of Class A Common Stock held by the Company as treasury stock (other than shares of Class A Common Stock held in an Employee Plan) and shares of Class A Common Stock held by any Subsidiary of the Company, in each case, immediately prior to the Effective Time will be cancelled and will cease to exist without any conversion thereof and no consideration delivered therefore. Each Class B Share issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges) will be cancelled without consideration, and each share of common stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into an equivalent number of shares of Class A Common Stock. Immediately prior to and subject to the Effective Time, the Rollover Stock will be contributed to Topco in exchange for Exchange Shares and then indirectly contributed to Parent pursuant to the Voting, Support and Rollover Agreements.
With respect to the outstanding equity awards of the Company, at the Effective Time, such awards will generally be treated as follows: (i) achievement of performance goals applicable to Company PSU will be determined by the Company’s Compensation Committee (but will not exceed the midpoint between “target” and “superior” performance), and each Company PSU award, to the extent so earned, will be converted into the right to receive an amount equal to (a) the number of shares subject to such earned Company PSU award, multiplied by (ii) the Merger Consideration. However, if necessary to avoid adverse tax consequences under Section 4999 of the Internal Revenue Code, certain Company PSU awards may instead be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company PSU award prior to the Effective Time and (b) each outstanding Company RSA scheduled to vest on or before January 1, 2028 will be converted into the right to receive an amount equal to (a) the number of shares subject to such Company RSA, multiplied by (b) the Merger Consideration. Each outstanding Company RSA scheduled to vest in whole or in part after January 1, 2028 will become vested with respect to that portion that would have vested on or prior to January 1, 2028 if such award had vested in equal annual installments, and such vested portion will be converted into the right to receive an amount equal to (a) the number of shares subject to such vested portion, multiplied by (b) the Merger Consideration. All other Company RSAs will be converted into contingent cash awards that are subject to the same service vesting schedule that applied to the corresponding Company RSA prior to the Effective Time. Company RSAs granted after the date of the Merger Agreement will be converted in their entirety into such contingent cash awards. To the extent the corresponding award so provides, contingent cash awards will vest upon a termination without cause or for good reason within twelve months following the Effective Time, subject to execution of a release.
Treatment of OpCo LLC Units
Prior to the Company Merger, each holder of OpCo LLC Units (other than the Company) will have the right to effect an Exchange under the OpCo LLC Agreement of all outstanding OpCo LLC Units held by such holder, other than Retained Units, for a corresponding number of shares of Class A Common Stock, with the corresponding shares of Class B Common Stock transferred to the Company for no consideration. These Closing Exchanges will occur immediately prior to and be conditioned upon the subsequent occurrence of the Effective Time in accordance with the OpCo LLC Agreement and the Closing Exchanges Notice delivered by OpCo LLC to all holders of OpCo LLC Units at least five Business Days prior to the Closing.
At the Effective Time, except for OpCo LLC Units held by OpCo LLC, Topco or any of its Subsidiaries, the Company, and Retained Units, each OpCo LLC Unit issued and outstanding immediately after the Closing Exchanges will be converted into the right to receive the Merger Consideration and all such OpCo LLC Units will no longer be outstanding and will automatically be canceled. The OpCo LLC Units held by OpCo LLC immediately prior to the Effective Time (but following the Closing Exchanges) will be cancelled and will cease to exist without any conversion thereof or consideration therefor. The OpCo LLC Units held by Topco or any of its Subsidiaries, the Company, and the Retained Units will remain outstanding following the LLC Merger and will not receive the Merger Consideration. At the Second Effective Time, each OpCo LLC Unit issued and outstanding immediately prior to the Second Effective Time will be converted into the right to receive one Seller LLC Unit, and each unit of Seller Merger Sub then outstanding will be cancelled and converted into one OpCo LLC Unit.
OpCo LLC Units held by Topco or any of its Subsidiaries, the Company and Retained Units will remain outstanding following the LLC Merger and will not be entitled to receive the Merger Consideration. At the Second Effective Time, the OpCo LLC Units then outstanding will be cancelled and converted into Seller LLC Units as provided in the Merger Agreement.
Each unit of LLC Merger Sub outstanding immediately prior to the Effective Time will be cancelled without consideration. Each unit of Seller Merger Sub outstanding immediately prior to the Second Effective Time will be cancelled and converted into one OpCo LLC Unit.
Surrender and Payment Procedures
At or prior to the Effective Time, Parent will deposit, or cause to be deposited, with the Exchange Agent cash in U.S. dollars sufficient to pay the aggregate Merger Consideration payable in respect of shares of Class A Common Stock (including shares of Class A Common Stock received in connection with the exchange of OpCo LLC Units at or prior to the Closing) and OpCo LLC Units entitled to receive the Merger Consideration, excluding shares of Class A Common Stock and OpCo LLC Units held by the Company, Topco or any of its Subsidiaries, including the Rollover Stock and Retained Units, and will provide the Company with cash sufficient to pay the amounts payable for earned Company PSU Awards, contingent PSU cash awards, contingent RSA cash awards and Company Restricted Shares.
If any portion of the Merger Consideration deposited with the Exchange Agent remains unclaimed by, or otherwise undistributed to, holders of shares of Class A Common Stock or OpCo LLC Units twelve months after the Effective Time, such cash will be returned to Parent. Thereafter, holders who have not received payment in accordance with the exchange procedures will look only to Parent for payment of the applicable Merger Consideration, without interest and subject to required tax withholdings and applicable abandoned-property laws.
Parent, the Company, OpCo LLC, Merger Subs, the Surviving Corporation, the Exchange Agent and any other applicable withholding agent will be entitled to deduct and withhold from amounts otherwise payable under the Merger Agreement any amounts required to be deducted or withheld under the Code or any other applicable tax law.
Representations and Warranties
Representations and Warranties of the Company
We made customary representations and warranties in the Merger Agreement that are subject, in many cases, to exceptions and qualifications contained in the Merger Agreement, in the Company’s confidential disclosure schedule delivered to other parties in connection with execution of the Merger Agreement (the “Company Disclosure Schedule”) or in certain reports filed with the SEC. These representations and warranties relate to, among other things:
•
the due organization, valid existence and good standing of the Company Parties (as defined in the Merger Agreement), their corporate and limited liability company powers and governmental authorizations, and their qualification to do business;

•
the corporate and limited liability company power and authority of the Company Parties to execute and deliver the Merger Agreement, perform their obligations thereunder and consummate the Mergers, subject to the Requisite Company Vote;

•	the required actions by or in respect of, and filings with, governmental authorities in connection with the execution and delivery of the Merger Agreement and consummation of the Mergers;
•
the execution, delivery and performance of the Merger Agreement, and whether such execution, delivery and performance would result in violations of, or conflicts with, organizational documents or applicable law, or any defaults, terminations, cancellations or accelerations under certain contracts or the creation of liens;

•	the capitalization of the Company and OpCo LLC;
•	the due organization, valid existence and good standing of our subsidiaries, their organizational powers and governmental authorizations, and the ownership of subsidiary equity interests;
•
our SEC filings since January 1, 2023 (the “Applicable Date”), including the Company 10-K and Company 10-Q, the accuracy of such filings, compliance with the Sarbanes-Oxley Act and Nasdaq listing requirements, and our disclosure controls and procedures and internal controls over financial reporting;

•	the fair presentation and accuracy of our financial statements and statutory statements included in the Company SEC Documents;
•	the accuracy of this proxy statement and Schedule 13E-3 and compliance with applicable SEC requirements;
•
the absence of material undisclosed liabilities of the Company, its subsidiaries or the Reciprocals other than those reflected in the Company Balance Sheet (as defined in the Merger Agreement) or incurred in the ordinary course of business, and the Company’s good and valid title to material assets;

•
the conduct of the business of the Company, its subsidiaries and the Reciprocals in the ordinary course in all material respects since the Company Balance Sheet Date and the absence of any Company Material Adverse Effect;

•	the absence, as of the date of the Merger Agreement, of material actions pending or threatened against the Company, its subsidiaries or the Reciprocals;
•	compliance by the Company, its subsidiaries and the Reciprocals with applicable, including anti-corruption, anti-money laundering, export-control, sanctions and Insurance Laws;
•
compliance by the Company, its subsidiaries and their respective directors, officers and, to the Company’s knowledge, employees and agents with applicable Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws and Sanctions;

•
certain matters relating to our employee benefit plans, including the absence of Title IV/multiemployer plans, qualified status, compliance with the Employee Retirement Income Security Act of 1974 and the Code, and the absence of excess parachute payments in connection with the Mergers;

•
certain matters relating to our material contracts, including partnership, joint venture, indebtedness, intellectual property licensing, supply, non-compete, exclusivity and acquisition-related contracts, and the validity and enforceability of such contracts;

•	certain matters relating to our leased real property, including valid leasehold interests and the absence of material defaults under leases;
•
the inapplicability of anti-takeover statutes to the Merger Agreement and the transactions contemplated thereby, and that the Company has taken all necessary action to render Section 203 of the DGCL and any other similar anti-takeover provisions inapplicable;

•	compliance by the Company and its subsidiaries with Environmental Laws and the possession of material environmental permits;
•
certain tax matters relating to the Company and its subsidiaries, including the timely filing and accuracy of tax returns, timely payment of taxes, the absence of tax audits and liens, the classification of OpCo LLC as a partnership, and the absence of listed transactions;

•
the absence of collective bargaining agreements, union representation, and material labor disputes, and compliance with employment laws relating to wages, hours, employee classification, discrimination, harassment, work authorization and immigration;

•
certain intellectual property matters, including ownership and validity of registered Company-owned intellectual property, the absence of infringement claims, the proper functioning of its assets and the absence of security incidents, and compliance with privacy/data security laws;

•
certain matters relating to the Company’s and its subsidiaries’ insurance policies, and insurance operational matters, including insurance contracts, material reinsurance contracts, reserves, insurance permits and compliance with insurance laws;

•	the absence of undisclosed related party contracts that would be required to be disclosed under Item 404 of Regulation S-K;
•	the absence of any undisclosed broker’s or finder’s fees, except for Ardea and Perella Weinberg;
•	the receipt by the Special Committee of a fairness opinion from Perella Weinberg and the receipt by the Board of a fairness opinion from Ardea;
•
the registration, compliance and good standing of each RIA Subsidiary (as defined in the Merger Agreement) under the Investment Advisers Act and applicable state statutes, the establishment of required policies and procedures, and the absence of disciplinary events or disqualifications;

•	certain matters relating to Advisory Agreements with Advisory Clients, including compliance with requirements of the Investment Advisers Act of 1940 and applicable obligations thereunder.
Company Material Adverse Effect
Many of our representations and warranties are qualified by, among other things, exceptions relating to the absence of a “Company Material Adverse Effect,” which means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, has had or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of operations of the Company, its subsidiaries and the Reciprocals, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from the following, subject in certain cases that relate to broad external events to the disproportionate-impact qualification described below:
•
changes in GAAP, statutory accounting principles or other regulatory accounting requirements applicable to any industry in which the Company, its subsidiaries and the Reciprocals operate, or the authoritative interpretation of any of the foregoing, except to the extent the Company, its subsidiaries and the Reciprocals, taken as a whole, are disproportionately affected relative to other participants in the relevant industry;

•
changes, developments or conditions after the date of the Merger Agreement generally in financial or securities markets or in general economic or political conditions globally or in any jurisdiction in which the Company, its subsidiaries and the Reciprocals operate, including the imposition or adjustment of tariffs, except to the extent the Company, its subsidiaries and the Reciprocals, taken as a whole, are disproportionately affected relative to other participants in the relevant industry;

•
changes in conditions affecting generally the industries in which the Company, its subsidiaries and the Reciprocals operate, except to the extent the Company, its subsidiaries and the Reciprocals, taken as a whole, are disproportionately affected relative to other participants in those industries;

•
changes in geopolitical conditions (and any evolutions thereof and any Sanctions or other Applicable Laws, directives or policies promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, actual or threatened acts of war, sabotage, cyberattack or terrorism, global health conditions, including any epidemic, pandemic or disease outbreak, or natural disasters, including hurricanes, tornadoes, floods, earthquakes and weather-related events, except to the extent the Company, its subsidiaries and the Reciprocals, taken as a whole, are disproportionately affected relative to other participants in the relevant industry;

•
changes in Applicable Law after the date of the Merger Agreement, except to the extent the Company, its subsidiaries and the Reciprocals, taken as a whole, are disproportionately affected relative to other participants in the relevant industry;

•
the execution, delivery and performance or public announcement of the Merger Agreement, the pendency or consummation of the transactions contemplated by the Merger Agreement, or facts or circumstances relating to the identity of Parent, including the impact of any of the foregoing on relationships with third parties, except to the extent otherwise addressed by a representation or warranty or closing condition in the Merger Agreement;

•
any failure by the Company, its subsidiaries or the Reciprocals to meet, with respect to any period after the date of the Merger Agreement, any internal or published budgets, business plans, projections, forecasts or estimates of earnings or revenues, it being understood that the underlying facts giving rise or contributing to such failure may be considered unless independently excluded by the Material Adverse Effect as defined in the Merger Agreement;

•	any action taken, or omitted to be taken, by the Company, its subsidiaries or the Reciprocals at the written request of Parent or its affiliates;
•
any action taken, or omitted to be taken, by the Company, its subsidiaries or the Reciprocals that is expressly required to be taken or omitted pursuant to the Merger Agreement, other than actions or omissions taken in accordance with the conduct covenant in Section 6.01.

Representations and Warranties of Parent and Merger Subs
The Merger Agreement also contains customary representations and warranties made by Parent and Merger Subs that are subject, in some cases, to specified exceptions and qualifications contained in the Merger Agreement. The representations and warranties of Parent and Merger Subs relate to, among other things:
•	their due organization, existence and good standing and their corporate or limited liability company power and authority to carry on their businesses;
•
their corporate or limited liability company power and authority to perform their obligations under the Merger Agreement and consummate the Mergers, and the due authorization, execution and delivery of the Merger Agreement and its enforceability against them;

•	the required actions by or in respect of, approvals from, and filings with, governmental authorities in connection with the Mergers and the Merger Agreement;
•
the execution, delivery and performance of the Merger Agreement and the consummation of the transactions contemplated thereby will not contravene, conflict with or result in a violation or breach of their governing documents, Applicable Law, or result in termination or acceleration under certain contracts or liens on any of their assets;

•	the accuracy of information supplied by Parent and Merger Subs for inclusion in this proxy statement and the Schedule 13E-3;
•	the absence of any broker’s or finder’s fees for which the Company would be responsible, except for Barclays Capital Inc., Moelis & Company LLC, Morgan Stanley & Co. LLC and Piper Sandler & Co.;
•
the delivery by Parent of true, complete and fully executed copies of the Debt Commitment Letter and the Equity Commitment Letter, each of which is in full force and effect and enforceable against the applicable counterparties thereto in accordance with their terms, and the sufficiency of the aggregate proceeds of the Financing to pay the amounts payable by Parent under the Merger Agreement;

•	the solvency of the Surviving Corporation on a consolidated basis immediately following the Effective Time, after giving effect to the transactions contemplated by the Merger Agreement;
•	the capitalization and limited business conduct of each Merger Sub, each of which was formed solely for the purpose of consummating the transactions contemplated by the Merger Agreement;
•	the delivery by DFO of a duly executed Limited Guarantee, which is in full force and effect and enforceable against DFO in accordance with its terms;

•
none of Parent, each Merger Sub or any of their respective Affiliates competes with the Company or has entered into any agreement to acquire or invest in any business organization that competes with the Company;

•	neither Parent nor any Merger Sub qualifies as a “foreign person” as defined by 31 C.F.R. § 800.224; and
•
none of Parent, the Merger Subs or any of their respective “affiliates” or “associates” (in each case, as such terms are defined in Section 203 of the DGCL) is, or at any time in the last three years has been, an “interested stockholder” of the Company (as defined in Section 203 of the DGCL) or beneficially owns any shares of Company Common Stock or other securities of, or economic interests in, the Company.

The representations and warranties in the Merger Agreement of each of the Company, Parent and Merger Subs will not survive the consummation of the Mergers or the termination of the Merger Agreement pursuant to its terms.
Conduct of Our Business Pending the Mergers
Under the Merger Agreement, between the date of the Merger Agreement and the earlier of the Closing and termination of the Merger Agreement, except (A) with the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned, (B) as required by applicable law, (C) as set forth in the Company Disclosure Schedule or (D) as otherwise required or expressly permitted by the Merger Agreement, including the actions contemplated by Section 8.01(f) of the Merger Agreement, the Company will, and will cause its subsidiaries and the Reciprocals to the extent within the Company’s or its subsidiaries’ control to, use commercially reasonable efforts to conduct their businesses in the ordinary course and preserve intact the material components of their business organization, relationships and goodwill.
We have further agreed that, between the date of the Merger Agreement and the earlier of the Closing and termination of the Merger Agreement, except (A) with the prior written consent of Parent, not to be unreasonably withheld, delayed or conditioned, (B) as required by applicable law, (C) as set forth in the Company Disclosure Schedule or (D) as otherwise required or expressly permitted by the Merger Agreement, the Company will not, and will cause its subsidiaries and the Reciprocals to the extent within the Company’s or its subsidiaries’ control not to:
•	amend the certificate of incorporation or bylaws of the Company or the comparable organizational documents of any subsidiary of the Company or any Reciprocal, including the OpCo LLC Agreement;
•
adjust, split, combine, exchange, subdivide or reclassify any shares of its capital stock, except for exchanges of shares of Class B Common Stock and OpCo LLC Units in accordance with the OpCo LLC Agreement;

•
declare, set aside or pay any dividend or other distribution in respect of its capital stock, except for (A) dividends by its or OpCo LLC’s wholly owned subsidiaries, (B) distributions under the OpCo LLC Agreement no greater than necessary to satisfy tax-distribution obligations to all members consistent with past practice and (C) exchanges of shares of Class B Common Stock and OpCo LLC Units in accordance with the OpCo LLC Agreement;

•
issue, deliver, sell, dispose, encumber, grant, confer, award or authorize the issuance, delivery, sale, disposal, encumbrance, grant, conferral or award of, any securities of the Company or its subsidiaries, including OpCo LLC Units, other than the issuance of (A) any Shares upon settlement of Company PSUs outstanding as of the date of the Merger Agreement in accordance with their respective terms, (B) any grant or issuance of shares of Company Common Stock in exchange for OpCo LLC Units in accordance with the OpCo LLC Agreement (including, for the avoidance of doubt, the Closing Exchanges), or (C) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company;

•	amend any term of any security of the Company or its subsidiaries (in each case, whether by merger, consolidation or otherwise);
•
acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses for consideration in excess of $5,000,000 individually or $25,000,000 in the aggregate in any transaction or series of related transactions, other than acquisitions pursuant to existing contracts set forth on the Company Disclosure Schedule;

•
adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its subsidiaries or the Reciprocals (other than the Mergers);

•
sell, lease, license, assign or otherwise transfer, or dispose of, mortgage, sell or create or incur any material Lien on, any of the Company’s or its subsidiaries’ or the Reciprocals’ material assets, securities, properties (including the leased real property), interests or businesses, other than (i) sales of inventory in the ordinary course of business, (ii) as required pursuant to existing contracts in effect on the date of the Merger Agreement, (iii) Permitted Liens and (iv) transfers among the Company and its wholly owned subsidiaries, among the wholly owned subsidiaries of the Company or among the wholly owned subsidiaries of OpCo LLC;

•
sell, assign, transfer, abandon, license or sublicense, fail to maintain, subject to any Lien or otherwise dispose of any material Company-owned intellectual property (except (i) non-exclusive licenses granted in the ordinary course of business, (ii) licenses pursuant to existing contracts or (iii) among the Company and any of its wholly owned subsidiaries);

•
make any loans, advances or capital contributions to or investments in any person, other than (i) by the Company (or a wholly-owned subsidiary of the Company) to a wholly-owned subsidiary of the Company or (ii) in the ordinary course of business;

•
create, incur, assume, provide any guarantee of or otherwise become liable with respect to indebtedness for borrowed money or guarantees thereof, except that the Company and its subsidiaries may make drawdowns not exceeding $25,000,000 in the aggregate;

•
other than in the ordinary course of business consistent with past practice (excluding in the case of any contract that is, or would have been, a “Material Contract” under Section 4.21(a)(i) (partnership/joint venture), (ii) (indebtedness), (v) (non-compete/exclusivity/Right of First Refusal), (viii) (Advisory Agreements) or (xiv) (SEC material contracts), or a related party contract, or a Lease involving annual payments exceeding $2,000,000, to which such ordinary course of business exception shall not apply), (i) enter into any contract which if entered into prior to the date of the Merger Agreement would have been a Material Contract, material lease or related party contract, or (ii) amend or modify in any material respect (in each case, in a manner adverse to Parent), waive any material rights under, or terminate any Material Contract, lease or related party contract;

•
except as required under the terms of an employee plan in effect on the date of the Merger Agreement: (1) grant or increase compensation, bonuses, severance, retention, change-in-control, termination pay, welfare or other benefits; (2) establish, adopt, enter into, amend or terminate any employee plan; (3) accelerate any material payment or benefit, or the funding of any material payment or benefit, payable or to become payable to directors, officers, employees or individual independent contractors; (4) terminate the employment or service of any employee or individual independent contractor whose annual base salary or base compensation exceeds $300,000, other than for cause; or (5) hire any employee or individual independent contractor whose annual base salary or base compensation would exceed $300,000;

•
negotiate, modify, amend, extend, terminate or enter into any collective bargaining agreement or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any Company Employees;

•
implement or announce any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that trigger obligations under WARN (as defined in the Merger Agreement);

•	materially change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
•
settle or compromise (i) any action or threatened action (excluding any action or threatened action relating to taxes) involving or against the Company or any of its Subsidiaries or the Reciprocals, other than settlements or compromises that do not result in (x) a payment obligation (net of insurance proceeds and any payment obligations for which the Company reasonably expects to be indemnified) of the Company or any of its Subsidiaries or the Reciprocals in excess of $5,000,000 individually or $10,000,000 in the aggregate, (y) equitable relief that would be material to the Company and its Subsidiaries or the Reciprocals, taken as a whole, or materially impact the operations or businesses of the Company or any of its Subsidiaries or the Reciprocals (or, following the Closing, Parent or its Subsidiaries), or (z) an admission of any criminal wrongdoing, or (ii) any action or threatened action (excluding any action or threatened action relating to taxes) that relates to the transactions contemplated by the Merger Agreement;
•
(i) make, change or revoke any material election with respect to taxes, (ii) file any material tax return in a manner materially inconsistent with past practice or file any material amended tax return, (iii) settle or compromise any material tax claim, audit or assessment, (iv) adopt or change any material tax accounting method or period, (v) enter into any closing agreement with respect to any material tax or surrender any right to claim a material tax refund, offset or reduction in tax or (vi) consent to any extension or waiver of the limitations period applicable to any material tax claim or assessment (other than any such extensions or waivers automatically granted in the ordinary course of business);

•	make or commit to any capital expenditures exceeding $10,000,000 in the aggregate, other than in accordance with the Company’s annual capital expenditures budget made available to Parent;
•
enter into or discontinue any line of business of the Company, its applicable Subsidiary or applicable Reciprocal or enter into any new lines of business that would require any Reciprocal to add new lines of authority to its certificates of authority which are not present on its certificate of authority from its domestic insurance regulator;

•	agree, resolve or commit to do any of the foregoing.
Parent, Merger Subs and their subsidiaries also agree that, from the date of the Merger Agreement until the Effective Time, they will not take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent, materially delay or materially impede the consummation of the Mergers and the other transactions contemplated by the Merger Agreement prior to the End Date, provided that Parent’s obligations with respect to the antitrust and regulatory approvals are separately and exclusively governed by other sections of the Merger Agreement (as described in the section of this proxy statement titled “The Merger Agreement—Filings; Other Actions; Notification”).
No Solicitation of Acquisition Proposals; Board Recommendation Changes
No Solicitation and Negotiation
From the date of the Merger Agreement until the earlier of termination of the Merger Agreement and the Effective Time, the Company and its Subsidiaries, and their respective directors and officers, may not, and the Company must use reasonable best efforts to cause its and its Subsidiaries’ Representatives not to, directly or indirectly solicit, initiate, propose, knowingly encourage or knowingly facilitate any Acquisition Proposal or inquiry reasonably likely to lead to an Acquisition Proposal; enter into, engage in, or participate in discussions or negotiations regarding an Acquisition Proposal; furnish non-public information or provide access in connection with an Acquisition Proposal; enter into an agreement relating to an Acquisition Proposal; or agree to do any of the foregoing. The Company has also agreed to, and to cause its Subsidiaries and their respective directors, officers and Representatives to, immediately cease and cause to be terminated any existing solicitations, discussions or negotiations with any third party that may be ongoing with respect to an Acquisition Proposal as of the date of the Merger Agreement. The Company has also agreed not to, and to cause its Subsidiaries and their respective directors, officers and Representatives not to, grant any waiver, amendment or release under any standstill or confidentiality agreement, except solely to the extent the Board (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.
No Solicitation Exceptions
Before receipt of the Requisite Company Vote, the Company may provide non-public information to, and engage in discussions or negotiations with, a third party that has made a bona fide Acquisition Proposal that did not result from a breach of the no-solicitation provisions if the Board, acting upon the recommendation of the Special Committee, determines in good faith, after consultation with outside legal counsel and its financial advisor, that the proposal constitutes or would reasonably be expected to lead to a Superior Proposal and that failing to take such action would reasonably be expected to be inconsistent with the Board’s fiduciary duties. Any non-public information provided to a third party that was not previously provided to Parent must be provided to Parent as promptly as reasonably practicable (and in any event within 24 hours), and the third party must enter into an Acceptable Confidentiality Agreement; provided further that any competitively sensitive information or data provided to a third party who is, or whose Affiliates include, a competitor, supplier or customer of the Company will be provided in a separate “clean data room” and subject to customary “clean team” arrangements.
Adverse Recommendation Change
Subject to the exceptions described below, neither the Board nor the Special Committee may (A) withdraw, withhold, qualify or modify the Company Board Recommendation; (B) approve, adopt, endorse or recommend an Acquisition Proposal; (C) in the event of a publicly announced Acquisition Proposal, fail to publicly reaffirm the Company Board Recommendation within ten Business Days after Parent so requests in writing; (D) fail to publicly recommend against any Acquisition Proposal structured as a tender offer or exchange offer within ten Business Days after commencement thereof; or (E) fail to include the Company Board Recommendation in the Proxy Statement (each, an “Adverse Recommendation Change”).
Exceptions to Board Recommendation Restrictions
Superior Proposal
Before receipt of the Requisite Company Vote, the Board, acting upon the recommendation of the Special Committee, may effect an Adverse Recommendation Change or terminate the Merger Agreement to enter into a Superior Proposal if the Superior Proposal did not result from a material breach of the no-solicitation provisions, the Board (acting upon the recommendation of the Special Committee) determines in good faith after consultation with outside counsel and its independent financial advisor that the proposal is reasonably likely to be consummated and more favorable from a financial point of view to the Company’s stockholders, and the Company complies with the notice, negotiation and fiduciary-duty procedures described below. A Company Termination Fee of $170,334,000 is payable in the applicable termination circumstances.
Change of Recommendation or Termination Procedures
The Board, acting upon the recommendation of the Special Committee, may not effect an Adverse Recommendation Change or terminate the Merger Agreement to enter into a Superior Proposal unless the Company first gives Parent written notice, at least four Business Days before taking such action, describing the proposal and its material terms and the Company negotiates in good faith with Parent during the Notice Period, and, if the Superior Proposal is materially amended, the Company must provide a new notice, and the applicable notice period will be two Business Days.
Intervening Event
Before receipt of the Requisite Company Vote, the Board (acting upon the recommendation of the Special Committee) may effect an Adverse Recommendation Change in response to an Intervening Event, but solely with respect to clauses (A) and (E) of the definition of Adverse Recommendation Change only if the Board (acting upon the recommendation of the Special Committee) determines in good faith after consultation with outside counsel that failing to do so would reasonably be expected to be inconsistent with its fiduciary duties, gives Parent four Business Days’ prior written notice, negotiates in good faith with Parent during that period, and then considers any written revisions proposed by Parent.
If material changes occur with respect to the Intervening Event, the Company must provide a new notice and comply with the same procedures, except that the advance notice period will be two Business Days.
Stockholders Meeting
The Company has agreed to take, in accordance with applicable law and its certificate of incorporation and bylaws, all action necessary to convene a meeting of its stockholders, to be duly called and held as promptly as reasonably practicable after clearance of this proxy statement by the SEC clearance of the Proxy Statement. The Company Meeting may be postponed or adjourned, subject to the Merger Agreement, to solicit additional proxies, address the absence of a quorum, or allow time for supplemental disclosure; provided, that in the case of the foregoing, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed),

(A) the Company Meeting shall not be adjourned or postponed on more than three occasions and no such adjournment or postponement shall be for more than ten (10) Business Days or (B) if any postponement or adjournment that would require the setting of a new record date; provided, further, that in no event shall the Company Meeting be adjourned or postponed beyond the date that is four (4) Business Days prior to the End Date. The Proxy Statement will include the Company Board Recommendation, subject to the Board Recommendation provisions described above.
Rollover Holders’ Voting Obligations
Concurrently with the execution of the Merger Agreement, certain stockholders and holders of OpCo LLC Units (collectively, the “Rollover Holders”) entered into Voting, Support and Rollover Agreements with Parent. Subject to the terms and conditions of those agreements, the Rollover Holders irrevocably agreed to, among other things, vote, or cause to be voted, all of their shares of Company Common Stock:
•
in favor of (a) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (b) any proposal to adjourn or postpone the Special Meeting if the Company or Parent proposes or requests such adjournment or postponement in accordance with the Merger Agreement, (c) the adoption of any amendment to the Merger Agreement that does not (x) decrease the Merger Consideration or results in the imposition of any restriction on the Rollover Holder’s right to receive the Merger Consideration, (y) change the form of the Merger Consideration, or (z) make any other amendment to the Merger Agreement that results in a change that adversely and disproportionately affects the Rollover Holder relative to any other stockholders of the Company (any amendment that results in clauses (x) through (z), an “Adverse Amendment”), and (d) any other proposal necessary or desirable for the consummation of the Mergers; and

•
against (a) any Acquisition Proposal or Alternative Acquisition Agreement (or any action or proposal in furtherance thereof), (b) any action or agreement that would be reasonably likely to result in a material breach of the Merger Agreement or any of the conditions to Closing not being satisfied, and (c) any other action or agreement that is intended to, or could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

Filings; Other Actions; Notification
The Company, Parent and Merger Subs will cooperate with each other and use their respective reasonable best efforts to:
•	consummate and make effective the Mergers and the other transactions contemplated by the Merger Agreement as promptly as reasonably practicable;
•
obtain from any governmental authority any consents, licenses, permits, waivers, approvals, authorizations, clearances or orders advisable or required to be obtained by Parent or the Company or any of their respective controlled affiliates as promptly as reasonably practicable, including under the antitrust laws;

•
avoid or defend against any proceeding by any governmental authority, in connection with the authorization, execution and delivery of the Merger Agreement, the Mergers or any other transactions contemplated by the Merger Agreement;

•
as promptly as reasonably practicable, and in any event within 15 Business Days after the date of the Merger Agreement, make all necessary filings under the HSR Act, and as promptly as reasonably practicable submit all other notifications, filings and registrations required or advisable under the antitrust laws, and thereafter promptly respond to any additional information and documentary material requested pursuant to any antitrust law; and

•
as promptly as reasonably practicable, make any other required or advisable registrations, declarations, submissions and filings with respect to the transactions contemplated by the Merger Agreement required under the Exchange Act, any other applicable federal or state securities laws, and any other applicable law.

In addition, the Company and its subsidiaries will reasonably cooperate to facilitate the receipt by Parent and its affiliates of any approvals or to take any other reasonable actions required to permit Parent and its affiliates to operate in compliance with applicable law following the consummation of the Mergers.

In addition, subject to the terms of the Merger Agreement, if any objections are asserted with respect to the Mergers or any other transactions contemplated by the Merger Agreement under the HSR Act or any other applicable antitrust laws, or if any lawsuit or other proceeding, whether judicial or administrative, is instituted (or threatened to be instituted), including any proceeding by a governmental authority or private party, challenging the Mergers or any other transactions contemplated by the Merger Agreement as violative of any antitrust law or which would otherwise prohibit or materially impair or delay in connection with any antitrust law the consummation of the Mergers and any other transactions contemplated by the Merger Agreement, each of the Company and Parent have agreed to use (and to cause their respective subsidiaries to use) their respective reasonable best efforts to resolve any objections.
In furtherance of the foregoing, Parent will, so as to enable the Closing to occur as promptly as practicable, propose, negotiate, commit and effect, by consent decree, hold separate order or otherwise, to (1) sell, divest, dispose of or otherwise hold separate, including by establishing a trust or otherwise, any businesses, assets or properties of the Company or its subsidiaries and (2) otherwise take or commit to take actions that after the Closing would limit Parent’s, the Company’s or any of its subsidiaries’ freedom of action with respect to, or ability to operate or retain, any such businesses, assets or properties; provided, however, that Parent and the Company will not be required to take or agree to take any such action unless it is binding on or otherwise applicable to Parent or the Company only from and after the Effective Time, and Parent or Merger Subs will not be required to take any such action with respect to any Sponsor or Sponsor Related Person, including Sequence, DFO and any investment funds or investment vehicles affiliated with, or managed or advised by, Sequence or DFO or any portfolio company or investment of Sequence or DFO or any such investment fund or investment vehicle.
Further, without the prior written consent of the Company (which will not be unreasonably withheld, conditioned or delayed), Parent and Merger Sub will not, and will not permit any of their affiliates or the Sponsors to, (1) withdraw and refile their notification under the HSR Act more than once, except to the extent such action would not reasonably be expected to prevent the consummation of the transactions contemplated by the Merger Agreement prior to the End Date, or (2) enter into any timing agreement with any governmental authority.
Equity Financing
The Merger Agreement does not contain any financing-related contingencies or financing conditions to the consummation of the Mergers. The Transaction has an implied enterprise value of approximately $7.7 billion, comprising an equity purchase price of approximately $4.6 billion and approximately $3.1 billion of net debt assumed or refinanced in connection with the Transaction. Parent expects the amounts necessary to consummate the Mergers, including estimated transaction fees and expenses, to be funded through equity investments by DFO and Sequence, rollover of certain existing stockholders of the Company, and the Debt Financing.
Cooperation with Debt Financing
Under Section 8.11 of the Merger Agreement, the Company has agreed to use commercially reasonable efforts, and to cause its subsidiaries and their respective Representatives to use commercially reasonable efforts, to provide all cooperation reasonably requested by Parent that is necessary and customary in connection with the arrangement of the Debt Financing contemplated by the Debt Commitment Letter, including with respect to any market flex, debt securities issued as part of or in lieu of all or a portion of the Debt Financing or any Alternative Financing. The Company has agreed to use, and to cause its subsidiaries and their respective Representatives to use reasonable best efforts to furnish KYC and AML documentation and the Required Information.
These cooperation obligations include (1) participating in a reasonable number of meetings, due diligence sessions, presentations, road shows and sessions with prospective financing sources, investors and ratings agencies, in each case on reasonable advance notice; (2) reasonably cooperating with Parent’s and the Debt Financing Sources’ marketing efforts; (3) assisting with the preparation of lender and investor presentations, rating agency presentations, offering memoranda, bank information memoranda, marketing materials and similar documents, and providing financial, business and operating information of the type customarily included in an offering memorandum for a Rule 144A-for-life offering; (3) taking corporate actions reasonably requested by Parent to permit consummation of the Debt Financing; (4) furnishing, at least four Business Days prior to the Closing, documentation and information required under applicable KYC and AML rules and regulations, including the USA PATRIOT Act; (5) executing and delivering credit agreements, pledge and security documents, definitive financing documents and other requested certificates or documents, and facilitating the obtaining of guarantees and pledging of collateral, however, any obligations in such documents will be effective no earlier than as of the Closing; (6) furnishing Parent and the Debt Financing Sources with the Required Information; (7) cooperating with and taking all actions required or reasonably requested by Parent to facilitate the termination and payoff of indebtedness under the Company Credit Agreement at Closing, including arranging for delivery of payoff letters, lien terminations and other discharge instruments at least one Business Day prior to the Closing; and (8) causing PricewaterhouseCoopers LLP, and any other applicable auditor, to furnish customary comfort letters (including negative assurance comfort) and consents, and to attend a reasonable number of accounting due diligence and drafting sessions.
However, neither the Company or any of its subsidiaries will be required to take any action in respect of the Debt Financing that would (1) cause any condition to Closing to fail to be satisfied or otherwise result in a breach of the Merger Agreement; (2) conflict with or violate our or our subsidiaries’ organizational documents or applicable law, or result in a breach of or default under any contract; (3) except for KYC and AML and Required Information obligations, unreasonably interfere with the Company’s business or operations or cause significant competitive harm if the Mergers are not consummated; (4) except for customary authorization letters and certain other specified documents, execute or deliver any financing letter, agreement, document or certificate, or take any corporate action, that is not contingent on the Closing or effective prior to the Closing; (5) pay any commitment or other fee, incur any liability or permit any lien on our assets prior to the Closing in connection with the Debt Financing; (6) issue any bank information memoranda, offering memoranda or similar documents reflecting the Company or its subsidiaries, other than the post-Closing Surviving Corporation, as the obligor or in the name of the Company or its subsidiaries; (7) provide access to or disclose information where the Company determines that such disclosure would reasonably be expected to jeopardize the attorney-client privilege or contravene applicable law or any contract; (8) subject any of the Company’s directors, managers, officers or employees to actual or potential personal liability; (9) cause the Company’s directors or managers (except for directors or managers continuing in those positions after the Closing) to adopt resolutions approving financing agreements or instruments, unless contingent upon the Closing; (10) waive or amend any terms of the Merger Agreement or any other contract; or (11) take any action that would subject the Company to actual or potential liability, require the Company to bear any cost or expense, or require the Company to provide any indemnity in connection with the Financing or related documents.
Parent has agreed to promptly reimburse the Company, upon written request, for all reasonable and documented out-of-pocket costs and expenses, including reasonable attorneys’ fees, incurred by the Company or its subsidiaries in connection with the financing cooperation described above. In addition, Parent has agreed to indemnify and hold harmless the Company, its subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred in connection with the arrangement of any Debt Financing and any information used in connection therewith, except to the extent arising from any material inaccuracy of financial statements we deliver or from our fraud, bad faith or willful misconduct. Parent’s reimbursement obligation for such Financing Costs is capped at $250,000 in the aggregate.
The Company’s financing cooperation obligations (including for purposes of the applicable closing condition) are deemed satisfied unless (i) the Company has willfully and materially breached such obligations, (ii) Parent has notified the Company of such willful and material breach in writing a reasonably sufficient amount of time prior to the Closing to afford the Company a reasonable opportunity to cure, and (iii) such willful and material breach was a proximate cause of Parent’s failure to receive any material portion of the proceeds of the Debt Financing.
Parent and Merger Subs have acknowledged and agreed that their obligations under the Merger Agreement, including their obligation to consummate the Closing, are not conditioned on obtaining the Debt Financing or any Alternative Financing or on the performance of any party to any Debt Commitment Letter.
Employee Benefits Matters
On and after the Closing, Parent shall, and shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to honor the obligations of the Company and its Subsidiaries under the employee plans as in effect on September 14, 2026 (or as subsequently adopted, entered into or amended in compliance with Section 6.01(k) of the Merger Agreement, subject to any amendments or modifications permitted pursuant the terms of the Employee Plan (as defined in the Merger Agreement)).
For the period commencing at the Closing and ending on the first anniversary of the Closing (the “Continuation Period”), Parent shall provide, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to provide, each Continuing Employee with (i) a base salary, wage or commission rate and target annual cash bonus opportunity, in each case, that are at least equal to the base salary, wage or commission rate and target annual cash bonus opportunity provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Closing, (ii) employee benefits (excluding any defined benefit pension, supplemental retirement or postretirement welfare benefits, non-qualified deferred compensation, change in control, transaction-related, retention, and equity or equity-based and other long-term incentive compensation) that are, in the aggregate, substantially comparable to the benefits provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Closing and (iii) to the extent that such Continuing Employee is covered by the plan or an agreement listed or described in Section 7.05(b) of the Company Disclosure Schedule, severance protections and benefits no less favorable than those provided under such plan or agreement, as applicable.
With respect to any “employee benefit plan,” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, maintained by Parent or its Affiliates in which any Continuing Employee is eligible to participate on or after the Closing, Parent shall or shall cause its Affiliates to use commercially reasonable efforts so that Continuing Employees receive service credit for purposes of eligibility to participate, vesting (other than vesting of future equity awards), and accrual of vacation and paid time off entitlement, such Continuing Employee’s service with the Company or any of its Subsidiaries prior to the Closing shall be treated as service with Parent and its Affiliates to the same extent and for the same purposes as such Continuing Employee was entitled, before the Closing, to credit for such service under any analogous Employee Plan; provided that the foregoing shall not apply (x) for any purpose with respect to any defined benefit pension plan, postretirement welfare plan, or any plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or that is grandfathered or frozen, or (y) to the extent that it would result in any duplication of benefits or compensation for the same period of service.
With respect to any health and welfare plan maintained by Parent or its Affiliates in which any Continuing Employee is eligible to participate on or after the Closing, Parent shall, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to (i) waive, or cause to be waived, preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of the Continuing Employees to the same extent such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods did not otherwise apply to (or were otherwise satisfied by) such Continuing Employee under the corresponding Employee Plan immediately prior to the Closing Date and (ii) use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations to the same extent as such Continuing Employee was entitled, prior to the Closing, to recognition of such co-payments, deductibles and similar expenses under any Employee Plan.
With respect to each Employee Plan that is an annual cash incentive compensation plan or arrangement (each, an “Annual Bonus Plan”), for the fiscal year in which the Closing occurs (the “Closing Year”), solely in the event that the Closing has not occurred by June 30 of the Closing Year, Parent shall, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to continue such plan following the Closing in good faith and in the ordinary course of business; provided that the bonus paid under such plan shall be an amount equal to the greater of (i) the target opportunity under such plan and (ii) the amount determined based on the level of achievement of applicable performance goals, which amount shall be paid at substantially the same time as annual bonuses have historically been paid by the Company or its applicable Subsidiary (but in no event later than the 15th day of the 3rd month following the Closing Year). With respect to each Annual Bonus Plan for the fiscal year immediately preceding the Closing Year, if bonuses have been earned under the terms of such Annual Bonus Plan but have not been paid prior to Closing (as determined by Parent in good faith and in all material respects in accordance with the Company’s or its applicable Subsidiary’s applicable past practice), Parent shall, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to pay such bonuses following Closing, which amounts shall be paid at substantially the same time as annual bonuses have historically been paid by the Company or its applicable Subsidiaries (but in no event later than the 15th day of the 3rd month following the end of such preceding fiscal year).
If requested by Parent in writing no later than five Business Days prior to the Closing Date, the Company will adopt resolutions terminating any Company 401(k) plan, effective no later than the day immediately preceding the Closing Date and contingent upon the occurrence of the Closing.

Nothing in the Merger Agreement confers any rights or remedies on any current or former service provider of the Company, constitutes an amendment to any employee plan, limits the ability of Parent or its affiliates to amend or terminate any employee plan, or creates any obligation to employ or engage any service provider for any period following the Effective Time.
Conditions to the Mergers
The respective obligations of the Company, OpCo LLC, Parent and Merger Subs to effect the Initial Mergers are subject to the satisfaction or waiver (by Parent and the Company in writing) at or prior to the Closing of the following conditions:
•	the Requisite Company Vote has been obtained;
•
any applicable waiting period (including any extension thereof) under the HSR Act relating to the transactions contemplated by the Merger Agreement has expired or been terminated and each consent, approval, waiver, clearance, authorization or permission of a Governmental Authority constituting a Specified Regulatory Approval (as defined in the Merger Agreement) and set forth on Section 9.01(c) of the Company Disclosure Schedule has been made, obtained or received (or, as applicable, the waiting periods with respect thereto have expired or been terminated); and

•
no Order (whether temporary, preliminary or permanent) or Applicable Law has been enacted, issued, promulgated, entered or enforced by any Governmental Authority of competent jurisdiction prohibiting, making illegal or enjoining the consummation of the Company Merger remains in effect.

The obligations of Parent and Merger Subs to effect the Initial Mergers are also subject to the satisfaction or waiver by Parent in writing at or prior to the Closing of the following additional conditions:
•
the representation and warranty of the Company set forth in Section 4.10(b) (Absence of Certain Changes) of the Merger Agreement must be true and correct in all respects as of the Effective Time as if made at and as of the Effective Time;

•
the representations and warranties of the Company set forth in the first two sentences of Section 4.05 (Capitalization) of the Merger Agreement must be true and correct at and as of the Effective Time as if made at and as of the Effective Time (other than representations and warranties that by their terms address matters only as of another specific time, which must be true and correct only as of that specific time), except for de minimis inaccuracies;

•
the Company’s representations and warranties relating to Corporate Existence and Power (Section 4.01(a)(i) of the Merger Agreement), Corporate Authorization (Section 4.02 of the Merger Agreement), Non-contravention (Section 4.04(a) of the Merger Agreement) (solely to the extent related to the Organizational Documents of the Company and OpCo LLC), Capitalization (Section 4.05 of the Merger Agreement) (other than the first two sentences and the last sentence of the Capitalization representation), Finders’ Fees (Section 4.25 of the Merger Agreement) and Antitakeover Statutes (Section 4.27 of the Merger Agreement) (A) to the extent qualified by materiality or Company Material Adverse Effect must be true and correct in all respects as of the Effective Time as if made at and as of the Effective Time (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (B) to the extent not so qualified must be true and correct in all material respects as of the Effective Time as if made at and as of the Effective Time (except, in each case, to the extent any such representation and warranty expressly relates to an earlier date or period, in which case as of that date or period);

•
the Company’s other representations and warranties set forth in the Merger Agreement (other than those described above) must be true and correct at and as of the Effective Time as though made on and as of the Effective Time (except to the extent any such representation and warranty expressly relates to an earlier date or period, in which case as of that date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, disregarding for this purpose all “Company Material Adverse Effect,” “materiality” or similar qualifications contained in such representations and warranties;

•
the Company and OpCo LLC must have performed and complied with the financing-cooperation covenant subject to certain deemed compliance standards and performed and complied in all material respects with each of their other obligations, covenants and agreements under the Merger Agreement required to be performed or complied with by them at or prior to the Effective Time;

•	since the date of the Merger Agreement, no Company Material Adverse Effect has occurred; and
•
Parent and Merger Subs must have received from the Company a certificate signed by an executive officer of the Company dated as of the Closing, certifying that the conditions relating to the Company’s covenant compliance, representation bring-down and absence of a Company Material Adverse Effect have been satisfied;

The obligations of the Company and OpCo LLC to effect the Initial Mergers are also subject to the satisfaction or waiver by the Company in writing at or prior to the Closing of the following additional conditions:
•
Parent’s and Merger Subs’ representations and warranties set forth in the Merger Agreement must be true and correct at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of that date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, disregarding for this purpose all “Parent Material Adverse Effect,” “materiality” or similar qualifications contained in such representations and warranties;

•
each of Parent and Merger Subs must have performed and complied in all material respects with each of their obligations, covenants and agreements under the Merger Agreement required to be performed or complied with by them at or prior to the Effective Time; and

•
the Company must have received from Parent a certificate signed by an executive officer of Parent dated as of the Closing, certifying that the conditions relating to Parent’s and Merger Subs’ covenant compliance and representation bring-down have been satisfied.

Termination
The Company and Parent may, by mutual written consent, terminate the Merger Agreement and any other transactions contemplated by the Merger Agreement and abandon the Mergers at any time prior to the Effective Time.
The Merger Agreement may also be terminated and the Mergers abandoned at any time prior to the Effective Time, as follows:
•	by either Parent or the Company, if:
•
the Effective Time has not occurred on or before 11:59 p.m. Eastern Time on June 14, 2027 (the “Initial End Date”); provided that if on the Initial End Date the conditions set forth in Section 9.01(a) or Section 9.01(c) of the Merger Agreement are not satisfied but all other conditions to the Closing in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions at the Closing) have been satisfied or waived, then the Initial End Date will automatically be extended to 11:59 p.m. Eastern Time on September 14, 2027 (such date or such later date as agreed to by the parties, the “End Date”) (provided, however, that this right to terminate the Merger Agreement will not be available to any party whose failure to comply with any provision of the Merger Agreement has primarily caused or primarily resulted in the failure of the Company Merger to be consummated by the End Date);

•	at the Special Meeting of the Company’s stockholders, including any postponement or adjournment thereof, the Requisite Company Vote has not been obtained if a vote will have been taken thereon; or
•
any court or governmental authority of competent jurisdiction has issued any order that permanently restrains, enjoins, renders illegal or otherwise permanently prohibits consummation of the Company Merger and such order has become final and non-appealable; provided, that this right to terminate will not be available to the party whose breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement has been the proximate cause of such order.

•	by the Company, if, prior to the Effective Time:
•
there is a breach by Parent or the Merger Subs of any representation, warranty, covenant or agreement set forth in the Merger Agreement, causing the conditions to closing related to the accuracy of Parent’s and Merger Subs’ representations and warranties and to the performance, in all material respects, of the obligations of Parent and Merger Subs in the Merger Agreement, to not be satisfied, such breach is incurable prior to the End Date or, if curable by the End Date, is not cured by Parent or Merger Subs within 30 days after receipt by Parent of written notice of such breach (provided, however, that the right to terminate the Mergers and any other transactions contemplated by the Merger Agreement will not be available to the Company if the Company or OpCo LLC is in material breach of any obligation, covenant or agreement set forth in the Merger Agreement or there is any inaccuracy of the Company’s representations, warranties, covenants or agreements under the Merger Agreement which would give rise to a failure of the conditions to closing); or

•
prior to the receipt of the Requisite Company Vote, in order to enter into an alternative acquisition agreement providing for a Superior Proposal in accordance with the Merger Agreement, if the Company pays Parent the $170,334,000 Company Termination Fee immediately before or simultaneously with and as a condition to termination.

•
if (A) all of the conditions set forth in Sections 9.01 and 9.02 of the Merger Agreement have been satisfied (other than those conditions which by their terms or nature are to be satisfied at the Closing), (B) the Company has irrevocably notified Parent in writing three Business Days prior to such termination that (I) it is ready, willing and able to consummate the Company Merger, (II) all conditions set forth in Section 9.03 have been satisfied or that it is irrevocably waiving any unsatisfied conditions, and (III) the Company may terminate the Merger Agreement if Parent and Merger Sub fail to consummate the Company Merger on the date required pursuant to Section 2.03, and (C) Parent and Merger Sub have failed to consummate the Company Merger on such date.

•	by Parent, if, prior to the Effective Time:
•
there is a breach or inaccuracy by the Company or OpCo LLC of any representation, warranty, covenant or agreement set forth in the Merger Agreement, causing the conditions to closing related to the accuracy of the Company’s representations and warranties and the performance, in all material respects, of its obligations under the Merger Agreement, to not be satisfied, and such breach is incurable prior to the End Date or, if curable by the End Date, is not cured by the Company within 30 days after receipt by the Company of written notice of such breach or failure (without giving effect to any extension of the End Date) (provided, however, that the right to terminate the Merger Agreement will not be available to Parent if it or any Merger Sub is in material breach of its or their obligations, covenants or agreements or there is any inaccuracy of Parent’s or any Merger Sub’s representation, warranty, covenant or agreement set forth in the Merger Agreement, which would give rise to a failure of the conditions to closing); or

•	the Company makes an Adverse Recommendation Change prior to the Requisite Company Vote.
Company Termination Fee
The Company may be required to pay to Parent by wire transfer of immediately available funds to an account designated by Parent a termination fee of $170,334,000 (the “Company Termination Fee”) if the Merger Agreement is terminated in certain circumstances.
This termination fee would be payable if:
•
either Parent or the Company terminates upon the End Date at which time the Requisite Company Vote has not been obtained, either Parent or the Company terminates for failure to obtain the Requisite Company Vote, or Parent terminates because of the Company’s breach of any representation, warranty, covenant or agreement set forth in the Merger Agreement, causing the conditions to closing related to the accuracy of the Company’s representations and warranties and the performance, in all material respects, of its obligations under the Merger Agreement, to not be satisfied, and such breach is incurable or, if curable, is not cured within 30 days as described above;

•	an Acquisition Proposal has been publicly announced and not publicly withdrawn prior to the Special Meeting; and
•
within 12 months following the date of termination, the Company consummates a transaction contemplated by an Acquisition Proposal or enters into an alternative acquisition agreement with respect to an Acquisition Proposal (in each case, the references to “20%” in the definition of “Acquisition Proposal” being deemed to be references to “50%”)

in which case we must pay Parent the termination fee prior to or concurrently with the entry into such definitive alternative acquisition agreement or the consummation of such Acquisition Proposal.
This termination fee would also be payable in the following circumstances:
•
if Parent terminates the Merger Agreement because the Board (acting upon the recommendation of the Special Committee) makes an Adverse Recommendation Change, in which case the Company must pay Parent the Company Termination Fee within two business days after the termination of the Merger Agreement; or

•
if the Company terminates the Merger Agreement in order to enter into an alternative acquisition agreement providing for a Superior Proposal, in which case the Company must pay Parent the Company Termination Fee immediately before and as a condition to termination of the Merger Agreement.

Expenses
Except as otherwise provided in the Merger Agreement, all costs and expenses incurred in connection with the Merger Agreement will be paid by the party incurring such cost or expense; except that Parent will be responsible for all filing fees required under the HSR Act excluding filings of shareholders of the Company and reimbursing the Financing Costs of the Company up to the Reimbursement Cap.
Remedies; Specific Performance; Non-Recourse
The parties have agreed that if the Merger Agreement is validly terminated under circumstances where the Company Termination Fee is payable and is paid in full, Parent and the Merger Subs’ right to receive the Company Termination Fee and the Enforcement Costs will be the sole and exclusive remedy of Parent and the Merger Subs pursuant to the Merger Agreement, subject to claims or damages for Willful Breach with respect to Sections 6.03 and 8.03 (as defined in the Merger Agreement) and to remedies available before such termination.
Notwithstanding the foregoing, Parent and the Merger Subs agree that, upon any valid termination of the Merger Agreement under circumstances where the Company Termination Fee of $170,334,000 is payable pursuant to the Merger Agreement and such Company Termination Fee is paid in full, the receipt by Parent of the Company Termination Fee and the Enforcement Costs from the Company will be deemed to be liquidated damages and the sole and exclusive remedy of Parent and the Merger Subs in connection with the Merger Agreement or the transactions contemplated thereby, and neither Parent nor the Merger Subs will seek to obtain any recovery, judgment, or damages of any kind, including consequential, special, indirect, or punitive damages, against the Company or any of its Subsidiaries or any of its directors, officers, employees, partners, managers, members, stockholders, Affiliates or Representatives (the “Company Related Parties”) in connection with the Merger Agreement or the transactions contemplated thereby, including any breach of the Merger Agreement; provided, that the foregoing will not limit any claims or damages for any Willful Breach (as defined in the Merger Agreement). For the avoidance of doubt, nothing in this paragraph will limit any remedies of Parent prior to any such termination of the Merger Agreement under circumstances where the Company Termination Fee is payable pursuant to the Merger Agreement or otherwise, including specific performance.
Notwithstanding anything to the contrary in the Merger Agreement, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by the Merger Agreement, (A) the Company’s right to terminate the Merger Agreement pursuant to the provisions relating to a Parent Breach or Parent Failure to Close and receive payment of the Parent Termination Fee of $276,218,000, the Financing Costs (subject to the Reimbursement Cap) and the Enforcement Costs from Parent (or DFO under and in accordance with the Limited Guarantee) will be deemed to be liquidated damages and the sole and exclusive remedy of the Company and any of its Affiliates against Parent, the Merger Subs, the Sponsors, any Sponsor Related Person and any of its or their Affiliates or any of its or their respective former, current or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives (the “Parent Related Parties”), or any Debt Financing Sources, for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to the Merger Agreement or the Financing or the transactions contemplated thereby, including the breach of any representation, warranty, covenant or agreement in the Merger Agreement, the termination of the Merger Agreement or the failure to consummate the Company Merger; and (B) other than the payment of the Parent Termination Fee, the Financing Costs (subject to the Reimbursement Cap) and the Enforcement Costs to the Company by Parent (or DFO’s obligations in respect thereof under the Limited Guarantee, subject to the express terms of the Limited Guarantee) in accordance with clause (A) if and when due, no Parent Related Party will have any further liability or obligation relating to or arising out of the Merger Agreement or the Financing or the transactions contemplated thereby, including the breach of any representation, warranty, covenant or agreement in the Merger Agreement, the termination of the Merger Agreement or failure to consummate the Company Merger; provided, that (I) the foregoing will not limit the ability of the Company or its Subsidiaries to bring any Actions for breach of the Confidentiality Agreement and (II) in no event will the liability of Parent, the Merger Subs or DFO exceed the Cap of $281,468,000 (as defined in the Limited Guarantee).
Except for Actions for breach of the Confidentiality Agreement, in no event will the Company or any Company Related Party seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to the Merger Agreement, the Financing Commitment Letters, the Limited Guarantee or the Company Merger (including any breach by any Parent Related Party), the termination of the Merger Agreement, the failure to consummate the Company Merger or any proceedings under Applicable Law arising out of any such breach, termination or failure, other than the Company seeking the Parent Termination Fee from Parent or the Merger Subs to the extent expressly provided for in the Merger Agreement or the Company seeking the Parent Termination Fee from DFO to the extent expressly provided for in the Limited Guarantee.
At any time prior to the valid termination of the Merger Agreement, subject to the limitations set forth in the Merger Agreement, each party is entitled to an injunction or injunctions, specific performance and other equitable relief to prevent breaches or threatened breaches of the Merger Agreement and to enforce specifically the performance of terms and provisions of the Merger Agreement, including the right of a party to cause each other party to consummate the Mergers and the other transactions contemplated by the Merger Agreement on the terms and subject to the conditions of the Merger Agreement, and the right of the Company to cause Parent to cause the Equity Financing to be funded as and when required under the Equity Commitment Letter in accordance with, and pursuant to the terms and conditions of, the Equity Commitment Letter, and each party has waived any requirement for the securing or posting of any bond in connection with such remedy. Under no circumstances will Parent or the Company be permitted or entitled to receive both specific performance that results in the occurrence of the closing and any monetary damages.
Additional Covenants
The Merger Agreement also contains certain other covenants, including relating to cooperation in the preparation and filing of this proxy statement and the Schedule 13E-3, the stock exchange delisting, stockholder litigation, access to information, public announcements and certain tax matters.
Indemnification; Directors’ and Officers’ Insurance
From and after the Effective Time, Parent will, and will cause the Surviving Corporation to, indemnify and hold harmless, and will advance expenses to, the present and former officers, directors and managers (in their capacity as directors) of the Company and its subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted under applicable law, and in no event less than the extent provided under the organizational documents of the Company and its subsidiaries in effect on the date of the Merger Agreement.
For six years following the Effective Time, Parent will cause to be maintained in effect provisions in the Surviving Corporation’s or each of its subsidiaries’ respective organizational documents (or in such documents of any successor to the business of the Surviving Corporation and its subsidiaries) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the corresponding provisions in existence on the date of the Merger Agreement.

Prior to the Effective Time, the Company will, or if the Company is unable to, Parent will cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with the Merger Agreement or the transactions or actions contemplated thereby). Notwithstanding the foregoing, in no event will Parent or the Surviving Corporation be required to (and the Company will not) expend for such “tail” insurance policy pursuant to this sentence an amount in excess of 350% of the aggregate annual premium paid by the Company in its last full fiscal year for the D&O Insurance; and provided further that if the aggregate cost of such tail policy exceeds such amount, the Surviving Corporation will be obligated to obtain a tail policy with the greatest coverage available with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and is not the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provisions will be made so that the successors and assigns of the Surviving Corporation will assume the obligations set forth in this section.
The rights of each Indemnified Person under this section will be in addition to any rights such Person may have under the organizational documents of the Company or any of its subsidiaries, under the DGCL or any other applicable law or under any agreement of any Indemnified Person with the Company or any of its subsidiaries. These rights will survive consummation of the Company Merger and are intended to benefit, and will be enforceable by, each Indemnified Person, and these provisions may not be amended in any manner that adversely affects such Indemnified Person without their prior written consent.
Modification, Amendments or Waiver
At any time prior to the Effective Time, the Merger Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to the Merger Agreement (the Company, OpCo LLC, Parent and Merger Subs and each person who executes a joinder to the Merger Agreement) or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that, after the receipt of the Requisite Company Vote, there will be no amendment or waiver that would require the further approval of the stockholders of the Company under the DGCL without such approval having first been obtained.
At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in the Merger Agreement or in any document delivered pursuant to the Merger Agreement; (iii) waive compliance with any covenants and agreements contained in the Merger Agreement; or (iv) waive the satisfaction of any of the conditions contained in the Merger Agreement. No extension or waiver, or termination of the Merger Agreement, by the Company will require the approval of the Company’s stockholders unless such approval is required by applicable law. Any agreement on the part of a party to any such extension or waiver will be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. No failure or delay by any party in exercising any right, power or privilege under the Merger Agreement will operate as a waiver thereof nor will any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies provided in the Merger Agreement will be cumulative and not exclusive of any rights or remedies provided by applicable law.
Certain provisions of the Merger Agreement and the defined terms used in those provisions may not be amended in a manner adverse to the Debt Financing Sources in any material respect without the prior written consent of the Debt Financing Sources.

Special Committee Approval
Until the Effective Time, no decision or determination will be made, or action taken, by the Board under or with respect to any Transaction Document (as defined in the Merger Agreement, which includes the Merger Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Limited Guarantee, the Confidentiality Agreement, the TRA Amendment and the Rollover Agreements) without first obtaining the approval of the Special Committee.
In the event the Special Committee ceases to exist or is disbanded, any consents, determinations, actions or other rights or obligations afforded to the Special Committee may be afforded to a majority of the remaining disinterested directors (as defined in Section 144 of the DGCL) of the Company.

THE VOTING, SUPPORT AND ROLLOVER AGREEMENTS
The following describes the material provisions of the Voting, Support and Rollover Agreements, which are attached as Annex D to this proxy statement and which are incorporated by reference within this proxy statement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the Voting, Support and Rollover Agreements. This summary does not purport to be complete and may not contain all of the information about the Voting, Support and Rollover Agreements that is important to you. You are encouraged to read carefully the Voting, Support and Rollover Agreements in its entirety.
Concurrently with the execution of the Merger Agreement on September 14, 2026, certain stockholders and unitholders (collectively, the “Rollover Holders”), who collectively agreed to contribute to Topco or retain 7.3% of the issued and outstanding shares of Company Common Stock as of September 14, 2026, entered into the Voting, Support and Rollover Agreements with the Company, Parent and certain affiliates of the Parent and solely for the purposes described therein. As of September 14, 2026, the Rollover Holders collectively beneficially owned approximately 15% of the outstanding shares of Company Common Stock, consisting of Class B Shares and the corresponding OpCo LLC Units. The Rollover Holders’ voting obligations under the Voting, Support and Rollover Agreements are not limited to such shares and apply to all shares of Company Common Stock or OpCo LLC Units which such Rollover Holder may acquire or otherwise come to beneficially own during the term of the Voting, Support and Rollover Agreement.
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders agreed to, among other things, vote or cause to be voted any shares of Company Common Stock or OpCo LLC Units owned by them: (1) in favor of (a) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (b) the approval of any proposal to adjourn or postpone any Special Meeting if the Company or Parent proposes or requests such postponement or adjournment in accordance with the Merger Agreement, (c) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Merger Consideration, (y) change the form of the Merger Consideration or (z) make any other amendment pursuant to the Merger Agreement that results in a change that adversely and disproportionately affects the Rollover Holder relative to any other stockholders of the Company (any amendment that results in clauses (x) through (z), an “Adverse Amendment”), and (d) the approval of any other proposal considered and voted upon by the stockholders of the Company at any Special Meeting necessary or desirable for the consummation of the Mergers and the transactions contemplated by the Merger Agreement; and (2) against any (a) Acquisition Proposal and any Alternative Acquisition Agreement (or any action or proposal in furtherance of any Acquisition Proposal or Alternative Acquisition Agreement), (b) action or agreement that would be reasonably likely to result in (I) a material breach of any representation, warranty, covenant or any other obligation or agreement of the Company contained in the Merger Agreement or of the Rollover Holders contained in the Voting, Support and Rollover Agreements or (II) any of the conditions to the consummation of the Mergers under the Merger Agreement not being satisfied, and (c) other action or agreement that is intended to, or which could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.
Additionally, pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders have agreed that they will not, and will cause each of their Affiliates and the Rollover Holders’ and their Affiliates’ Representatives not to, directly or indirectly, take any action that the Company or its Subsidiaries or its or their Representatives would then be prohibited from taking under Section 6.03 of the Merger Agreement as if such section applied, mutatis mutandis, to the Rollover Holder, or that would otherwise cause the Company, its Subsidiaries or any of their respective Representatives to violate Section 6.03 of the Merger Agreement.
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders have agreed to contribute, transfer and assign to Topco, immediately prior to and subject to the occurrence of the Effective Time, the Rollover Stock in exchange for the Exchange Shares, having an aggregate value equal to the value of the Rollover Stock and the same original issue price and the same economic rights as the common equity interests issued to the Sponsors and their Affiliates in connection with the Closing on such terms and subject to the conditions set forth in the Voting, Support and Rollover Agreements. The Retained Units will remain outstanding following the LLC Merger and will not receive the Merger Consideration, and at the Second Effective Time will be converted into Seller LLC Units. At the Closing, Topco will indirectly contribute the Rollover Stock to Parent. The Rollover Holders and the other holders of Rollover Stock and Retained Units will not receive the Merger Consideration with respect to their Rollover Stock or Retained Units, and they will maintain an interest in the potential future earnings, growth or value realized by the Company after the Mergers.
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders have agreed not to, and to cause its controlled affiliates not to, directly or indirectly, transfer, assign, sell, gift-over, hedge, pledge or otherwise dispose of, or enter into any derivative or other arrangement transferring the economic or voting consequences of ownership, grant any proxy, power-of-attorney or other authorization or deposit into a voting trust or enter into any voting agreement or arrangement, with respect to any shares of Company Common Stock or OpCo LLC Units owned by them. These restrictions are subject to certain permitted transfers, including specified transfers to controlled affiliates and for estate-planning purposes, subject to the conditions set forth in the Voting, Support and Rollover Agreements. In addition, each Rollover Holder has agreed not to exchange any of its Retained Units for shares of Class B Common Stock. Any purported transfer made in violation of these restrictions will be null and void ab initio.
The Voting, Support and Rollover Agreements will terminate upon the earliest to occur of (1) the valid termination of the Merger Agreement in accordance with its terms, (2) the Effective Time, (3) any Adverse Amendment, provided that the applicable Rollover Holder delivers written notice to Parent at least five (5) Business Days in advance of such termination and such Adverse Amendment is not cured by Parent after receipt of such notice, or (4) the written consent of each of the Parties.
In addition, pursuant to the Rollover Commitment Letters, the form of which is attached as Exhibit (d)(3) to the Schedule 13E-3, certain other employees of the Company have agreed with the Company to, at the Company’s request, contribute or retain up to a certain portion of such persons’ shares of Company Common Stock and/or OpCo LLC Units in connection with the closing of the Mergers, in exchange for equity interests in Topco or OpCo LLC, as applicable.

TRA AMENDMENT
The Company, OpCo LLC and the Members are parties to the Tax Receivable Agreement dated as of October 28, 2019 (the “Tax Receivable Agreement”). In connection with the Merger Agreement, the Company, OpCo LLC and certain Members entered into Amendment No. 1 to the Tax Receivable Agreement, dated as of September 14, 2026 (the “TRA Amendment”). The TRA Amendment is contingent upon and conditioned on consummation of the Mergers and the transactions contemplated thereby and provides for the payment of Final TRA Payments to the Members at the Effective Time.
The Final TRA Payments will be determined under the procedures set forth in the TRA Amendment. Specifically, the Company will determine the estimated Early Termination Payment that would be due to each Member if the Company were to exercise its early termination right under the Tax Receivable Agreement on January 1, 2027, using reasonable assumptions consistently applied to all similarly situated Members (each, an “Estimated Hypothetical Early Termination Payment”). Each Member’s “Specified TRA Payment Amount” will equal the product of its Estimated Hypothetical Early Termination Payment and a uniform percentage (the “Specified Percentage”) selected so that the aggregate Specified TRA Payment Amounts for all Members equal $298,450,598. In no event will the aggregate Final TRA Payments exceed $298,450,598. The Company believes that the aggregate Final TRA Payments represent a discount to the estimated aggregate early termination payments that would otherwise be payable to the Members under the Tax Receivable Agreement if the Company were to elect to terminate the Tax Receivable Agreement in accordance with its terms at the Effective Time. Each Member’s Final TRA Payment will equal its Specified TRA Payment Amount, reduced by any payments made to that Member under the Tax Receivable Agreement between September 14, 2026 and the Effective Time.
The TRA Amendment will automatically terminate upon the earliest to occur of (a) the Merger Agreement is validly terminated in accordance with its terms or (b) the Merger Agreement is amended without the consent of the requisite Members to decrease the amount of, or change the form of, the Merger Consideration. Upon termination of the TRA Amendment, the Tax Receivable Agreement would remain in full force and effect.
Upon payment of the Final TRA Payments, the Tax Receivable Agreement will terminate automatically and no Person will have further rights or obligations under it. Parent is an express third-party beneficiary of the TRA Amendment and may enforce it directly.
The TRA Amendment is attached to this proxy statement as Annex E.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING INFORMATION
This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute forward-looking statements, including statements about the potential benefits of the proposed Mergers, anticipated growth rates, the Company’s plans, objectives, expectations, and the anticipated timing of the closing of the Mergers. Words such as “may,” “assume,” “forecast,” “position,” “predict,” “strategy,” “expect,” “intend,” “plan,” “estimate,” “anticipate,” “believe,” “project,” “budget,” “potential,” “continue,” “will” and similar expressions are used to identify forward-looking statements. They can be affected by assumptions used or by known or unknown risks or uncertainties, which may cause actual results to vary materially from any future results, performance or achievements express or implied by the forward-looking statements. Consequently, no forward-looking statements can be guaranteed. You are cautioned not to place undue reliance on any forward-looking statements. You should also understand that it is not possible to predict or identify all such factors and should not consider the following list to be a complete statement of all potential risks and uncertainties. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements and information contained or referred to within this document, including, but not limited to, the information contained in the section of this proxy statement titled “Special Factors—Certain Effects on the Company if the Mergers Are Not Completed” and as described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025 and the following:
•
the timing, receipt and terms and conditions of any required governmental or regulatory approvals of the Mergers that could reduce the anticipated benefits of or cause the parties to abandon the Mergers;

•
risks related to the satisfaction of the conditions to closing (including the failure to obtain necessary regulatory approvals or the necessary approvals of the Company’s stockholders) in the anticipated timeframe or at all;

•
disruption to the Company’s business and business relationships and uncertainty surrounding the Company’s business as a result of the pending Mergers, including with respect to partner firm clients, or other parties with which the Company or its partner firms maintain business relationships, principals of partner firms and employees experiencing uncertainty about their future roles, and the Company’s ability to attract, retain and motivate key personnel and other employees;

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;
•	risks relating to the financing required to complete the Mergers;
•	the possibility that alternative Acquisition Proposals will or will not be made;
•	risks related to diversion of management’s attention from the Company’s day-to-day operations of its business due to the pending Mergers;
•	significant transaction costs, fees, expenses and charges;
•
the risk of litigation related to the Mergers and injunctions or governmental orders initiated by a governmental entity restraining, enjoining or prohibiting consummation of the pending Mergers and costs related to, and unfavorable results from, any such litigation and proceedings;

•	the impact of competitive responses to the public announcement of the Mergers;
•	the impact on the Company’s ability to make successful acquisitions after announcement of the Mergers;
•	other business effects and developments beyond the parties’ control, including the effects of industry, market, economic, political or regulatory conditions;
•	the ability to meet expectations regarding the timing and completion of the Mergers; and
•	information technology system failures, data security breaches, data privacy compliance, network disruptions, and cybersecurity, malware or ransomware attacks.
See the section of this proxy statement titled “Where You Can Find More Information.” Each such forwarding-looking statement speaks only as of the date it was made. Except as required by applicable law, including federal securities laws, we do not intend to update or revise any forward-looking statements.

PARTIES TO THE MERGERS
The Company and OpCo LLC
The Baldwin Insurance Group, Inc., a Delaware corporation, is a holding company whose sole material asset is its ownership interest in The Baldwin Insurance Group Holdings, LLC (“OpCo LLC”). All of the Company’s business is conducted through OpCo LLC and its consolidated subsidiaries and affiliates. The Company is the sole managing member of OpCo LLC and is responsible for all operational, management and administrative decisions relating to OpCo LLC’s business. OpCo LLC operates as an independent insurance distribution firm delivering tailored insurance solutions to a wide range of personal and commercial clients, conducting its business through three operating groups: Insurance Advisory Solutions, Underwriting, Capacity & Technology Solutions, and Mainstreet Insurance Solutions, and maintains approximately 125 offices across 24 states in the United States, representing over three million clients across the United States and internationally. These operating groups provide commercial risk management, employee benefits, private risk management, technology-enabled insurance products, personal and commercial insurance, and Medicare solutions to businesses and individuals, including high-net-worth individuals and their families. The Class A Common Stock is listed on Nasdaq under the symbol “BWIN.”
The Company and OpCo LLC’s principal executive offices are at 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607. The telephone number at the Company’s principal office is (866) 279-0698. For more information about the Company and OpCo LLC, please visit the Company’s website at www.baldwin.com. The information contained on the Company’s website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also the section of this proxy statement titled “Where You Can Find More Information.”
Parent and Merger Subs
Parent
Parent is a privately held Delaware corporation affiliated with Sequence. Parent was formed solely for the purposes of engaging in the Mergers. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Parent’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
Sequence is a private holding company that acquires ambitious, established enterprises in the service economy and refounds them as market leaders. Sequence’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
Merger Sub
Merger Sub is a privately held Delaware corporation and a direct wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Mergers. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Under the Merger Agreement, simultaneously with the consummation of the LLC Merger, Merger Sub will merge with and into the Company, and the separate corporate existence of Merger Sub will cease. Merger Sub’s principal executive offices are at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
LLC Merger Sub
LLC Merger Sub is a privately held Delaware limited liability company and a direct wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Mergers. LLC Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Under the Merger Agreement, simultaneously with the consummation of the Company Merger, LLC Merger Sub will merge with and into OpCo LLC, and the separate existence of LLC Merger Sub will cease. LLC Merger Sub’s principal executive offices are at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.

THE SPECIAL MEETING
Time, Place and Purpose of the Special Meeting
This proxy statement is being furnished to the Company’s stockholders as part of the solicitation of proxies for use at a special meeting conducted virtually via live audio webcast on the Internet at [  ] on [  ], 2026, at [  ] Eastern Time, or at any postponement or adjournment thereof. At the Special Meeting, holders of the shares of Company Common Stock entitled to vote at the Special Meeting will be asked to approve the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal.
The Company’s stockholders must approve the Merger Agreement Proposal in order for the Mergers to occur. If the Company’s stockholders fail to approve the Merger Agreement Proposal, the Mergers will not occur. A copy of the Merger Agreement is attached as Annex A to this proxy statement. You are encouraged to read the Merger Agreement carefully in its entirety.
The votes on the Adjournment Proposal and the Merger-Related Compensation Proposal are separate and apart from the vote on the Merger Agreement Proposal. Accordingly, a stockholder may vote in favor of the Adjournment Proposal and/or the Merger-Related Compensation Proposal and vote not to approve the Merger Agreement Proposal.
Record Date and Quorum
We have fixed [  ], 2026 as the Record Date for the Special Meeting, and only stockholders of record as of the close of business on the Record Date are entitled to notice of, and to vote at, the Special Meeting, or any adjournment or postponement thereof. You will have one vote for each share of Company Common Stock that you owned of record on the Record Date. As of the Record Date, there were [  ] shares of Class A Common Stock and [  ] shares of Class B Common Stock outstanding and entitled to vote at the Special Meeting.
The representation online or by proxy of the holders of a majority in voting power of the outstanding shares of Company Common Stock entitled to vote at the Special Meeting is necessary to constitute a quorum at the Special Meeting.
A quorum is necessary to transact business at the Special Meeting. Once a share of Company Common Stock entitled to vote at the Special Meeting is represented online or by proxy at the Special Meeting, it will be counted for the purpose of determining a quorum at the Special Meeting and any adjournment of the Special Meeting, even if the share of Company Common Stock is not voted, including any shares of Company Common Stock for which a stockholder directs to abstain from voting. If a quorum is not present at the Special Meeting, under the Company’s bylaws, (i) the person presiding at the Special Meeting and (ii) a majority in voting power of the shares of Company Common Stock present or represented by proxy will have the power to adjourn the Special Meeting until a quorum is present or represented by proxy.
Attendance and Voting Virtually
Only stockholders of record on the Record Date or their duly authorized proxies have the right to attend the Special Meeting. The Special Meeting will be held in a virtual meeting format only, via live audio webcast. There will be no physical location for the Special Meeting. To attend the Special Meeting, stockholders of record will need to visit [  ] and enter the 16-digit control number included on their proxy card. If you are a beneficial owner of shares held in “street name,” you must obtain a “legal proxy” from your bank, broker or other nominee in order to attend and vote at the Special Meeting, and you should follow the instructions provided by your bank, broker or other nominee to access the virtual Special Meeting. Online check-in will begin at [  ], approximately [  ] minutes prior to the Special Meeting. We encourage you to access the Special Meeting early to allow time for the online check-in process. If you encounter any difficulties accessing the virtual meeting during the check-in or meeting time, please call the technical support number that will be posted on [  ].
The virtual stockholder meeting format uses technology designed to increase stockholder access, save the Company and the Company’s stockholders time and money, and provide the Company’s stockholders rights and opportunities to participate in the meeting similar to what they would have at an in-person meeting. In addition to online attendance, we will provide stockholders with an opportunity to hear all portions of the official meeting, submit written questions and comments during the meeting, and vote online during the open poll portion of the meeting.

Vote Required
The approval of the Merger Agreement Proposal requires the obtainment of the Requisite Company Vote. The approval of the Merger Agreement Proposal does not require the approval of holders of a majority of the shares of Company Common Stock held by “unaffiliated security holders,” as defined in Rule 13e-3 under the Exchange Act. For the Merger Agreement Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal, whether or not a quorum is present. For the Adjournment Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal, assuming a quorum is present. For the Merger-Related Compensation Proposal, you may vote “FOR,” “AGAINST” or “ABSTAIN.”
Our directors and executive officers have informed us that, as of the date of this proxy statement, they intend to vote all of the shares of Company Common Stock owned directly by them in favor of the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal. As of [  ], 2026, the Record Date for the Special Meeting, our directors and executive officers directly owned, in the aggregate, [  ] shares of Company Common Stock entitled to vote at the Special Meeting, or collectively approximately [  ]% of all the outstanding shares of Company Common Stock entitled to vote at the Special Meeting.
Existing Stockholders’ Obligation to Vote in Favor of the Mergers
Concurrently with the execution of the Merger Agreement on September 14, 2026, the Rollover Holders entered into the Voting, Support and Rollover Agreements with the Company and Parent in connection with the transactions contemplated by the Merger Agreement, pursuant to which the Rollover Holders agreed to contribute to Topco or retain 7.3% of the issued and outstanding shares of Company Common Stock as of such date. The Rollover Holders’ voting obligations under the Voting, Support and Rollover Agreements are not limited to such shares and apply to all shares of Company Common Stock or OpCo LLC Units which such Rollover Holder may acquire or otherwise come to beneficially own during the term of the Voting, Support and Rollover Agreement, including the shares beneficially owned by the Baldwin Parties, which represented approximately 14.2% (and, together with the other Rollover Holders, 15.0%) of the combined voting power of the outstanding shares of Company Common Stock. Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders agreed to, among other things, vote or cause to be voted all shares of Company Common Stock owned or controlled by them: (1) in favor of (a) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (b) any proposal to adjourn or postpone the Special Meeting if the Company or Parent proposes or requests such adjournment or postponement in accordance with the Merger Agreement, (c) the adoption of any amendment to the Merger Agreement that does not (x) decrease the Merger Consideration or results in the imposition of any restriction on the Rollover Holder’s right to receive the Merger Consideration, (y) change the form of the Merger Consideration, or (z) make any other amendment to the Merger Agreement that results in a change that adversely and disproportionately affects the Rollover Holder relative to any other stockholders of the Company (any amendment that results in clauses (x) through (z), an “Adverse Amendment”), and (d) any other proposal necessary or desirable for the consummation of the Mergers; and (2) against (a) any Acquisition Proposal or Alternative Acquisition Agreement (or any action or proposal in furtherance thereof), (b) any action or agreement that would be reasonably likely to result in a material breach of the Merger Agreement or any of the conditions to Closing not being satisfied, and (c) any other action or agreement that is intended to, or could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.
For more information, see the section of this proxy statement titled “The Voting, Support and Rollover Agreements.”
Voting
Stockholders of Record: Shares Registered in Your Name
If, on the Record Date, your shares of Company Common Stock are registered directly in your name with the Company’s transfer agent, Equiniti Trust Company, LLC, then you are a stockholder of record. As a stockholder of record, you may vote online at the Special Meeting or vote by proxy card using any of the methods set forth below under “The Special Meeting—How to Vote.” Whether or not you plan to attend the Special Meeting, the Company urges you to fill out and return the proxy card or vote by proxy over the telephone or Internet to ensure your vote is counted.
If you fail to vote, either online or by proxy, your shares of Company Common Stock will not be voted at the Special Meeting and will not be counted for purposes of determining whether a quorum exists.
Additionally, your failure to vote will have (1) the effect of counting as a vote “AGAINST” the Merger Agreement Proposal, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.
Beneficial Owners: Shares Registered in the Name of a Broker or Bank
If your shares of Company Common Stock are held by a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” Your bank, broker or other nominee will send you, as the beneficial owner, a package describing the procedures for voting your shares of Company Common Stock at the Special Meeting. You should follow the instructions provided by your bank, broker or other nominee to vote your shares of Company Common Stock at the Special Meeting. In order to attend and vote at the Special Meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee.
Your bank, broker or other nominee will only be permitted to vote your shares of Company Common Stock if you instruct your bank, broker or other nominee as to how to vote. You should follow the procedures provided by your bank, broker or other nominee regarding the voting of your shares of Company Common Stock. Under the rules of Nasdaq, a bank, broker or other nominee does not have discretionary authority to vote on “non-routine” matters without specific instructions from its customers and all of the matters to be considered at the Special Meeting are “non-routine” for this purpose. When a bank, broker or other nominee refrains from voting your shares on a particular proposal because the bank, broker or other nominee has not received your instructions and has discretionary authority to vote on the “routine” matters to be considered, it is called a “broker non-vote.” Because there are no routine matters to be considered at the Special Meeting, there should not be any broker non-votes.
A failure to provide instructions to your bank, broker or other nominee with respect to any of the proposals will have (1) the effect of a vote “AGAINST” the Merger Agreement Proposal, assuming a quorum is present, and (2) no effect on the Adjournment Proposal or the Merger-Related Compensation Proposal. In such instance, your shares will not be counted towards determining whether a quorum is present.
If you instruct your bank, broker or other nominee how to vote on at least one, but not all of the proposals to be considered at the Special Meeting, your shares of Company Common Stock will be voted according to your instructions on those proposals for which you have provided instructions and will be counted as present for purposes of determining whether a quorum is present at the Special Meeting.
Abstentions
An abstention will have the same effect as a vote “AGAINST” the Merger Agreement Proposal, the Adjournment Proposal and the Merger-Related Compensation Proposal, and will count for the purpose of determining if a quorum is present at the Special Meeting.
How to Vote
If you are a stockholder of record as of the Record Date, you may vote your shares of Company Common Stock on matters presented at the Special Meeting in any of the following ways:
•	visit the website shown on your proxy card to submit your proxy via the Internet prior to the Special Meeting;
•	call the toll-free number for telephone proxy submission shown on your proxy card;
•	complete, sign, date and return the enclosed proxy card in the enclosed postage-paid reply envelope; or
•	vote online during the Special Meeting. To attend and vote online, visit [ ] and enter the control number included on your proxy card.

If you are a beneficial owner of the shares of Company Common Stock as of the Record Date, you will receive instructions from your bank, broker or other nominee that describe the procedures for voting your shares of Company Common Stock. You should follow the instructions provided by your bank, broker or other nominee. Those instructions will identify which of the above choices are available to you to vote your shares of Company Common Stock. In order to attend and vote at the Special Meeting, you will need to obtain a “legal proxy” from your bank, broker or other nominee.
The control number located on your proxy card is designed to verify your identity and allow you to submit a proxy for your shares of Company Common Stock and to confirm that your voting instructions have been properly recorded when submitting a proxy over the Internet or by telephone.
Your vote must be received via the Internet or telephone by 11:59 p.m. Eastern Time on [  ], 2026, the day before the Special Meeting, for your shares of Company Common Stock to be voted at the Special Meeting. If you choose to submit your proxy by mailing a proxy card, your proxy card must be completed, signed, dated and returned in the enclosed postage-paid reply envelope or otherwise filed with the Company’s Corporate Secretary no later than 11:59 p.m. Eastern Time on [  ], 2026, the day before the Special Meeting. You may also attend and vote during the Special Meeting. If you are a beneficial owner, please review the voting instructions provided by your bank, broker or other nominee for information on the deadline for voting your shares.
If you vote by proxy, regardless of the method you choose to submit a proxy, the individuals named on the enclosed proxy card, and each or either of them, with full power of substitution and revocation, will vote your shares of Company Common Stock in the way that you indicate. When completing the Internet or telephone proxy processes or the proxy card, you may specify whether your shares of Company Common Stock should be voted “FOR” or “AGAINST,” or to “ABSTAIN” from voting on, all, some or none of the specific items of business to come before the Special Meeting.
If you properly sign your proxy card but do not mark the boxes indicating how your shares of Company Common Stock should be voted on any particular matter, the shares of Company Common Stock represented by your properly signed proxy will be voted as recommended by the Board, which means your shares of Company Common Stock will be voted “FOR” the Merger Agreement Proposal, “FOR” the Adjournment Proposal and “FOR” the Merger-Related Compensation Proposal.
If you have any questions or need assistance voting your shares of Company Common Stock, please call Sodali & Co., our proxy solicitor, toll-free at [ ].
It is important that you submit a proxy for your shares of Company Common Stock promptly. Therefore, whether or not you plan to attend the Special Meeting, at your earliest convenience, please sign, date and vote on the enclosed proxy card and return it in the enclosed postage-paid reply envelope, or submit your proxy using the telephone or internet procedures that may be provided to you. If you attend the Special Meeting and vote during the Special Meeting, your vote by ballot will revoke any proxy previously submitted. To attend and participate in the Special Meeting online, visit [  ] and enter the control number included on your proxy card. If you hold your shares of Company Common Stock through a bank, broker or other nominee, you should follow the procedures provided by your bank, broker or other nominee in order to vote, and you will need to obtain a “legal proxy” from your bank, broker or other nominee to attend and vote at the Special Meeting.
Proxies and Revocation
Any stockholder of record entitled to vote at the Special Meeting may submit a proxy over the Internet, by telephone or by returning the enclosed proxy card in the enclosed postage-paid reply envelope, or may vote online at the Special Meeting. If your shares of Company Common Stock are held in “street name” by your bank, broker or other nominee, you should instruct your bank, broker or other nominee on how to vote your shares of Company Common Stock using the instructions provided by your bank, broker or other nominee. If you fail to submit a proxy or to vote online at the Special Meeting, or you do not provide your bank, broker or other nominee with instructions, as applicable, your shares of Company Common Stock will not be voted at the Special Meeting, which will have the same effect as a vote “AGAINST” the Merger Agreement Proposal and will not have any effect on the Adjournment Proposal or the Merger-Related Compensation Proposal.

You have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is exercised by:
•	submitting another proxy, including a proxy card, at a later date through any of the methods available to you;
•	giving written notice of revocation to the Company’s Corporate Secretary, which must be filed with the Company’s Corporate Secretary before the Special Meeting begins; or
•	attending the Special Meeting online and voting during the meeting. To attend the Special Meeting, visit [ ] and enter the control number included on your proxy card.
If your shares of Company Common Stock are held in “street name” by your bank, broker or other nominee, please refer to the instructions forwarded by your bank, broker or other nominee for procedures on revoking your proxy.
Only your last submitted proxy will be considered. Please vote “FOR” each of the proposals, following the instructions in your proxy card or voting instructions form provided by your bank, broker or other nominee, as promptly as possible.
Adjournments and Postponements
Any adjournment of the Special Meeting may be made from time to time by the person presiding over the Special Meeting, whether or not a quorum is present, without notice other than announcement at the Special Meeting of the time and place of the adjourned meeting. In addition, the Company’s stockholders are being asked to vote on one or more proposals to adjourn the Special Meeting to a later date or dates if a quorum is not present at the Special Meeting, or if a quorum is present at the Special Meeting but there are not sufficient votes at the time of the Special Meeting to adopt the Merger Agreement Proposal (as further described in the section of this proxy statement titled “Adjournment of the Special Meeting (The Adjournment Proposal—Proposal 2)”). Any adjournment or postponement of the Special Meeting for the purpose of soliciting additional proxies with respect to any such proposal will allow the Company’s stockholders who have already sent in their proxies to revoke them with respect to such proposal at any time prior to their use at the reconvened Special Meeting.
Anticipated Date of Completion of the Mergers
Assuming timely satisfaction or waiver of necessary closing conditions, including receipt of the Requisite Company Vote, we currently expect the closing of the Mergers to occur in the first quarter of 2027. The closing will occur no later than four business days following satisfaction or waiver of the other conditions to the Mergers as set forth in the Merger Agreement, other than those conditions that by their nature are to be satisfied at the Closing but subject to their satisfaction or waiver of such conditions at the Closing, unless otherwise agreed by the parties to the Merger Agreement.
Solicitation of Proxies; Payment of Solicitation Expenses
The Company has engaged Sodali & Co. (“Sodali”) to assist in the solicitation of proxies for the Special Meeting. The Company has agreed to pay Sodali a fee of $30,000, and to reimburse Sodali for reasonable and customary documented expenses in connection with its services. The Company will indemnify Sodali and its affiliates against all claims, expenses, losses, damages, liabilities and/or judgments of any kind whatsoever that arise out of or relate to Sodali’s services with certain customary exceptions for willful misconduct and breach. The Company also will reimburse brokers, banks and other custodians, nominees and fiduciaries representing beneficial owners of the shares of Company Common Stock for their expenses in forwarding soliciting materials to beneficial owners of the shares of Company Common Stock and in obtaining voting instructions from those owners. Our directors, officers and employees may also solicit proxies by telephone, by facsimile, by mail, over the Internet or in person. Our directors, officers and employees will not be paid any additional amounts for soliciting proxies.
Questions and Additional Information
If you have more questions about the Mergers or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call Sodali & Co., our proxy solicitor, toll-free at [ ].

THE MERGER (THE MERGER AGREEMENT PROPOSAL—PROPOSAL 1)
The Proposal
The Company is asking you to approve the proposal to adopt the Agreement and Plan of Merger, dated as of September 14, 2026, by and among the Company, The Baldwin Insurance Group Holdings, LLC (“OpCo LLC”), Square Acquisition Parent, Inc. (“Parent”), Square Acquisition Merger Sub I, Inc. (“Merger Sub”), Square Acquisition Merger Sub II, LLC (“LLC Merger Sub”) and the parties that execute the joinders contemplated thereby, pursuant to which, among other things, (a) LLC Merger Sub will merge with and into OpCo LLC (the “LLC Merger”), (b) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company (the “Company Merger”), with the Company surviving as a wholly owned subsidiary of Parent, and (c) immediately following the Initial Mergers, Seller Merger Sub, a Delaware limited liability company to be formed by Seller Intermediate, which will be formed by Seller LLC, will merge with and into OpCo LLC (the “Second LLC Merger”), with OpCo LLC surviving. The LLC Merger, the Company Merger and the Second LLC Merger are referred to collectively as the “Mergers.” A copy of the Merger Agreement is attached as Annex A to this proxy statement.
Vote Required and Board Recommendation
The approval of the Merger Agreement Proposal requires the obtainment of the Requisite Company Vote. Accordingly, an abstention, failure to vote or broker non-vote, if any, will have the same effect as a vote “AGAINST” the Merger Agreement Proposal.
The Voting, Support and Rollover Agreements
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders, among other things, agreed to contribute Rollover Stock to Topco in exchange for Exchange Shares, retain their Retained Units under the Merger Agreement, support the consummation of the Mergers and vote:
•
in favor of (a) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (b) any proposal to adjourn or postpone the Special Meeting if the Company or Parent proposes or requests such adjournment or postponement in accordance with the Merger Agreement, (c) the adoption of any amendment to the Merger Agreement that is not an Adverse Amendment, and (d) any other proposal necessary or desirable for the consummation of the Mergers; and

•
against (a) any Acquisition Proposal or Alternative Acquisition Agreement (or any action or proposal in furtherance thereof), (b) any action or agreement that would be reasonably likely to result in a material breach of the Merger Agreement or any of the conditions to Closing not being satisfied, and (c) any other action or agreement that is intended to, or could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

The Merger Agreement, the other Transaction Documents and the transactions contemplated thereby, including the Mergers, have been unanimously approved by the Board, following the recommendation of the Special Committee. The Board following the recommendation of the Special Committee, unanimously (1) determined that the Merger Agreement and the transactions contemplated thereby, including the Mergers, are fair to, and in the best interests of, the Company and its stockholders, including the Unaffiliated Stockholders and (2) approved and declared advisable the Merger Agreement, the other Transaction Documents and the transactions contemplated thereby, including the Mergers.
The Board, by unanimous vote of the Company’s directors and following the recommendation of the Special Committee, recommends that you vote “FOR” the Merger Agreement Proposal.

ADJOURNMENT OF THE SPECIAL MEETING (THE ADJOURNMENT PROPOSAL—PROPOSAL 2)
The Proposal
The Company is asking you to approve one or more proposals to adjourn the Special Meeting to a later date or dates if necessary or appropriate, including adjournments to solicit additional proxies if there are insufficient votes at the time of the Special Meeting to approve the Merger Agreement Proposal. If the Company’s stockholders approve the Adjournment Proposal, the Company could adjourn the Special Meeting and any adjourned session of the Special Meeting and use the additional time to solicit additional proxies, including the solicitation of proxies from stockholders that have previously returned properly executed proxies voting against the Merger Agreement Proposal (other than in respect of any proposal for which the vote has been taken and the polls have been closed at the Special Meeting). Among other things, approval of the Adjournment Proposal could mean that, even if the Company had received proxies representing a sufficient number of votes against the Merger Agreement Proposal such that the Merger Agreement Proposal would be defeated, the Company could adjourn the Special Meeting without a vote on the Merger Agreement Proposal and seek to convince the holders of those shares of Company Common Stock to change their votes to votes in favor of any such proposal. Additionally, the Company may seek to adjourn the Special Meeting if a quorum is not present at the Special Meeting.
The Voting, Support and Rollover Agreements
Pursuant to the Voting, Support and Rollover Agreements, the Rollover Holders, among other things, agreed to contribute Rollover Stock to Topco in exchange for Exchange Shares, retain their Retained Units under the Merger Agreement, support the consummation of the Mergers and vote:
•
in favor of (a) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (b) any proposal to adjourn or postpone the Special Meeting if the Company or Parent proposes or requests such adjournment or postponement in accordance with the Merger Agreement, (c) the adoption of any amendment to the Merger Agreement that is not an Adverse Amendment, and (d) any other proposal necessary or desirable for the consummation of the Mergers; and

•
against (a) any Acquisition Proposal or Alternative Acquisition Agreement (or any action or proposal in furtherance thereof), (b) any action or agreement that would be reasonably likely to result in a material breach of the Merger Agreement or any of the conditions to Closing not being satisfied, and (c) any other action or agreement that is intended to, or could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement.

Vote Required and Board Recommendation
The approval of the Adjournment Proposal requires the affirmative vote of a majority in voting power of the shares of Company Common Stock (voting together as a single class) present or represented by proxy at the Special Meeting and entitled to vote on the Adjournment Proposal, whether or not a quorum is present. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Adjournment Proposal. An abstention, however, will count as a vote “AGAINST” the Adjournment Proposal.
The Board, by unanimous vote of the Company’s directors, recommends that you vote “FOR” the Adjournment Proposal.

MERGER-RELATED EXECUTIVE COMPENSATION ARRANGEMENTS (THE MERGER-RELATED COMPENSATION PROPOSAL—PROPOSAL 3)
The Proposal
As required by Item 402(t) of Regulation S-K under the Securities Act and Section 14A of the Exchange Act, the Company is providing its stockholders with the opportunity to cast a nonbinding, advisory vote on the golden parachute compensation that may become payable to its NEOs in connection with the completion of the Mergers, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of this proxy statement titled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers—Quantification of Payments and Benefits to the Company’s Named Executive Officers.”
Vote Required and Board Recommendation
The approval of the Merger-Related Compensation Proposal requires the affirmative vote of a majority in voting power of the shares present or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal, assuming a quorum is present. Accordingly, a failure to vote or broker non-vote, if any, will not have any effect on the Merger-Related Compensation Proposal. An abstention, however, will count as a vote “AGAINST” the Merger-Related Compensation Proposal.
The Company believes that the information regarding golden parachute compensation that may become payable to its NEOs in connection with the completion of the Mergers is reasonable and demonstrates that the Company’s executive compensation program was designed appropriately and structured to ensure the retention of talented executive officers and a strong alignment with the long-term interests of the Company’s stockholders. This vote is not intended to address any specific item of compensation, but rather the overall compensation that may become payable to the Company’s NEOs in connection with the completion of the Mergers. In addition, this vote is separate and independent from the vote of stockholders to approve the completion of the Mergers. The Company asks that its stockholders vote “FOR” the following resolution:
“RESOLVED, that the golden parachute compensation, as disclosed pursuant to Item 402(t) of Regulation S-K in the section of the proxy statement titled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers—Quantification of Payments and Benefits to the Company’s Named Executive Officers,” is hereby APPROVED on a nonbinding, advisory basis.”
This vote is advisory, and, therefore, it will not be binding on the Company, nor will it overrule any prior decision or require the Board (or any committee thereof) to take any action. Because the merger-related executive compensation to be paid in connection with the Mergers is based on the terms of the Merger Agreement as well as the contractual arrangements with the Company’s NEOs, such compensation will be payable, regardless of the outcome of this advisory vote, if the Merger Agreement Proposal is approved (subject only to the contractual conditions applicable thereto). However, the Board values the opinions of the Company’s stockholders, and to the extent that there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, the Board will consider stockholders’ concerns and will evaluate whether any actions are necessary to address those concerns. The Board will consider the affirmative vote of a majority in voting power of the shares present or represented by proxy at the Special Meeting and entitled to vote on the Merger-Related Compensation Proposal that are cast “FOR” the foregoing resolution at the Special Meeting as advisory approval of the compensation that may become payable to the Company’s NEOs in connection with the completion of the Mergers.
The Board, by unanimous vote of the Company’s directors, recommends that you vote “FOR” the Merger-Related Compensation Proposal.

OTHER IMPORTANT INFORMATION REGARDING THE COMPANY
Directors and Executive Officers of the Company
The Board presently consists of 11 members, including the Chairman of the Board and the Chief Executive Officer. The persons listed below are the directors and executive officers of the Company as of the date of this proxy statement.
All of the directors and executive officers can be reached at c/o The Baldwin Insurance Group, Inc., 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607, (866) 279-0698.
Directors

Name	Age	Position	Citizenship
L. Lowry Baldwin	67	Chairman of the Board	U.S.
Trevor Baldwin	40	Chief Executive Officer and Director	U.S.
Jay Cohen	60	Director	U.S.
Joseph Kadow	69	Director	U.S.
Barbara Matas	66	Director	U.S.
Sathish Muthukrishnan	52	Director	U.S.
Sunita Parasuraman	53	Director	U.S.
Ellyn Shook	62	Director	U.S.
Paul Sparks	64	Director	U.S.
Chris Sullivan	78	Lead Independent Director	U.S.
Myron Williams	66	Director	U.S.

L. Lowry Baldwin. Mr. Baldwin has served as Chairman of the Board since 2019. In 2011, he co-founded the Company (formerly known as Baldwin Risk Partners) with his partners, Trevor Baldwin, Elizabeth Krystyn and Laura Sherman, as a holding company for further investment in the insurance brokerage space. In 2006, he formed, with his partners, what is today the Company’s middle market business. In 1997, he co-founded Advantec Solutions, Inc., a national professional employer organization serving small and mid-size businesses. In 1991, he co-founded Davis Baldwin Insurance and Risk Management. He joined Baldwin & Sons in 1983, after beginning his insurance career at Aetna Property & Casualty in 1981. He holds a BS in Psychology from Wake Forest University.
Trevor Baldwin. Mr. Baldwin has served as the Company’s Chief Executive Officer since May 2019 and as a director since September 2019. In 2011, he co-founded the Company (formerly known as Baldwin Risk Partners) with his partners, L. Lowry Baldwin, Elizabeth Krystyn and Laura Sherman, and went on to serve as President and Chief Operating Officer. In 2009, he joined what is today the Company’s middle market business as a Commercial Risk Advisor, working primarily with healthcare and private equity clients. He later led the firm’s Commercial Risk Management Group as Managing Director. Before joining the Company, he worked at HealthEdge Investment Partners, LLC, a private equity firm. Mr. Baldwin serves on the Executive Committee, is a Manager of Emerald Bay Risk Solutions, LLC and is a Board Member of The HopeWill Foundation. He holds a BA in Risk Management & Insurance from Florida State University.
Jay Cohen. Mr. Cohen has served as a director since June 2021. From 1995 to 2020, he served as Managing Director of Equity Research at BofA Securities Inc., covering property and casualty insurance companies and insurance brokers. From 1990 to 1995, he was an Analyst in Equity Research at Salomon Brothers. From 1987 to 1989, he was a Senior Representative in the Bond Department at Aetna Casualty & Surety. Mr. Cohen serves on the Audit and Compensation Committees and is a Board Member of the Stamford Museum and Nature Center. He holds an MBA in Finance from Columbia University and a BA in Managerial Economics from Union College.
Joseph Kadow. Mr. Kadow has served as a director since February 2020. Since February 2026, he has served as interim General Counsel at Cava Group, Inc. From 2005 to July 2019, he served as Executive Vice President and Chief Legal Officer of Bloomin’ Brands, Inc. From September 2015 to March 2020, he was a Board Member, Audit Committee Member and Chair of the Special Committee of Habit Restaurants, Inc. Mr. Kadow chairs the Nominating and Corporate Governance Committee and serves on the Audit Committee. He holds a JD from the Dickinson School of Law at Pennsylvania State University and a BS in Accounting from the University of Scranton.
Barbara Matas. Ms. Matas has served as a director since February 2020. From 1999 to 2016, she held various leadership positions at Citigroup, including Managing Director, Head and Co-Head, and Chairman of Leveraged Finance

Capital Markets. From 1985 to 1999, she was a banker in the high-yield capital markets groups of Citicorp and Salomon Brothers. Since 2017, she has been a Board Member and Audit Committee Chair of MidCap Financial Investment Corporation. She previously served on the board of Sleep Number Corporation from 2016 to 2025. Ms. Matas chairs the Audit Committee and serves on the Technology and Cyber Risk Committee. She holds an MBA in Finance from the University of Michigan and a BS in Accounting and Quantitative Analysis from New York University.
Sathish Muthukrishnan. Mr. Muthukrishnan has served as a director since June 2023. From 2020 to 2026, he served as Chief Information, Data and Digital Officer at Ally Financial, Inc. From 2017 to 2020, he was Chief Digital & Information Officer and Chief Technology Officer at Honeywell Aerospace. From 2007 to 2017, he was CIO – Enterprise Digital at American Express. Mr. Muthukrishnan chairs the Technology and Cyber Risk Committee. He holds an engineering degree in Computer Science from the University of Madras.
Sunita Parasuraman. Ms. Parasuraman has served as a director since January 2022. From 2020 to 2023, she served as Head of Investments, New Product Experimentation at Meta. From 2011 to 2020, she held treasury leadership roles at Facebook, including Global Head of Treasury. She is a Board Member and Audit Committee Chair of IREN Limited (since 2023) and of BitGo, Inc. (since 2026). Ms. Parasuraman serves on the Audit and Technology and Cyber Risk Committees. She holds an M.B.A. in Finance from the University of California, Berkeley, a Master in Engineering from the University of Pennsylvania and a BS in Engineering from the Indian Institute of Technology, Bombay.
Ellyn Shook. Ms. Shook has served as a director since January 2022. From September 2024 through September 2025, she served as Accenture Luminary, Senior Client Advisor. From March 2014 to 2024, she was Chief Leadership and Human Resources Officer for Accenture. Since 2025, she has been a Board Member and Chair of the Compensation and Talent Committee of Sandisk Corporation. Ms. Shook chairs the Compensation Committee and serves on the Nominating and Corporate Governance Committee. She holds a BS in Restaurant, Hotel, and Institutional Management from Purdue University.
Paul Sparks. Mr. Sparks has served as a director and Strategic Advisor of the Company since January 2026. From its founding in 2019 to 2026, he served as Executive Chairman of CAC Group, Inc. From 1998 to 2019, he was an executive at McGriff, Seibels & Williams, Inc., an insurance brokerage firm, where he founded its financial services practice. Before McGriff, he was an Executive Team Leader at Aon Plc and an Underwriting Lead at Chubb. He holds a BA in Finance from Georgia State University.
Chris Sullivan. Mr. Sullivan has served as a director since September 2019 and is the Lead Independent Director. From 1991 to 2005, he served as Chief Executive Officer and Chairman of OSI Restaurant Partners, Inc. From 1988 to 1991, he was co-founder, Chairman and Chief Executive Officer of Outback Steakhouse. Mr. Sullivan is Co-Chair of Consul Partners LLC and Chairman of the Arise Alliance Institute. He serves on the Compensation, Executive, and Nominating and Corporate Governance Committees. He holds a BS in Business and Economics from the University of Kentucky.
Myron Williams. Mr. Williams has served as a director since January 2022. From 2013 to 2017, he served as President of Sales Strategy and Sales Operations at United Parcel Service Inc. From 1984 to 2017, he held various roles at UPS, including U.S. Director of Sales and Vice President of Sales. Mr. Williams is Chairman of the Board of the Atlanta Public Schools CTAE Board. He serves on the Compensation and Nominating and Corporate Governance Committees. He holds an MBA from Florida Metropolitan University and a BA in Business Administration from Albany State University.
Executive Officers

Name	Age	Position	Citizenship
Trevor Baldwin	40	Chief Executive Officer	U.S.
Bradford Hale	46	Chief Financial Officer	U.S.
Jim Roche	49	President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operations	U.S.
Daniel Galbraith	44	President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations	U.S.
Seth Cohen	48	General Counsel and Corporate Secretary	U.S.
Corbyn Lichon	35	Chief Accounting Officer	U.S.

Trevor Baldwin. See “—Directors” above.
Bradford Hale. Mr. Hale joined the Company as Chief Accounting Officer in May 2019 and was appointed Chief Financial Officer effective April 1, 2021. He leads the Company’s treasury, finance, accounting and financial reporting functions. From September 2014 to May 2019, he was a Managing Director and shareholder at CBIZ MHM, LLC, where he led the Accounting Advisory Practice. From June 2010 to September 2014, he was Director of Accounting and Risk Management for Bloomin’ Brands, Inc. He began his career at Deloitte. Mr. Hale holds a Bachelor’s and a Master’s degree in Accountancy from Wake Forest University and is a Certified Public Accountant in Florida.
Jim Roche. Mr. Roche has served as President, The Baldwin Group and Chief Executive Officer, Underwriting, Capacity & Technology Operations since January 2024. He previously served as Chief Insurance Innovation Officer from October 2021 through January 2024. He also served as Managing Partner and President of Millennial Specialty Insurance, LLC, which partnered with the Company in April 2019. From June 2011 to January 2015, he was Vice President of Strategy, Initiatives and Analytics at QBE Insurance. Before that, he held roles at Bank of America and Progressive Insurance. Effective January 1, 2027, Mr. Roche will become Executive Chairman of Underwriting, Capacity & Technology Solutions and President of the Company’s attorneys-in-fact and sponsored reciprocals. He will no longer be considered an executive officer from that date. He holds a bachelor’s degree in Computer Science and Electrical Engineering from Vanderbilt University and an MBA from the University of Virginia.
Daniel Galbraith. Mr. Galbraith has served as President, The Baldwin Group and Chief Executive Officer, Retail Brokerage Operations since January 2024. He previously served as Chief Operating Officer of The Baldwin Group from March 2019 through January 2024. He began his career at Cintas Corporation, where he became Head of Sales in the Document Management division. He was later Executive Vice President of Sales at Shred-It (from May 2014) and Senior Vice President of Sales at Stericycle (from October 2015). He holds a Bachelor of Arts from Cornell University.
Seth Cohen. Mr. Cohen joined The Baldwin Group in February 2020 and was appointed General Counsel and Corporate Secretary effective January 2022. Before that appointment, he served as Deputy General Counsel, Legal Operations & Strategic Initiatives. Before joining The Baldwin Group, he was Senior Vice President, Legal – Strategic Initiatives at Savills North America. He also held legal leadership positions at Cisco Systems, Inc. He holds a BA from the University of Florida and a JD from The George Washington University School of Law.
Corbyn Lichon. Ms. Lichon joined The Baldwin Group as Director of Accounting in May 2019 and was appointed Chief Accounting Officer effective April 1, 2021. From September 2013 to May 2019, she worked in the Assurance practice at CBIZ & MHM Tampa Bay. She graduated with honors from the University of South Florida with a bachelor’s degree in Accounting and is a Certified Public Accountant.
Book Value per Share
As of June 30, 2026, the book value per share of Company Common Stock was approximately $10.19. Book value per share is computed by dividing total stockholders’ equity of $1,421,173,000 by the total shares of Company Common Stock outstanding on that date (96,368,518 shares of Class A Common Stock and 43,059,762 shares of Class B Common Stock, or 139,428,280 shares in the aggregate). As of December 31, 2025, book value per share was approximately $9.15, based on total stockholders’ equity of $1,083,879,000 and 118,483,426 total shares of Company Common Stock outstanding (71,779,608 shares of Class A Common Stock and 46,703,818 shares of Class B Common Stock).
Selected Historical Consolidated Financial Data
Set forth below is certain selected historical consolidated financial data relating to the Company. The historical unaudited selected financial data as of June 30, 2026, and the audited selected financial data as of December 31, 2025 and December 31, 2024 and for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023, have been taken from the Company’s consolidated financial information and statements.
This information is only a summary. The selected historical consolidated financial data as of December 31, 2025 and December 31, 2024 and for the fiscal years ended December 31, 2025, December 31, 2024 and December 31, 2023 should be read in conjunction with the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025, and the selected historical consolidated financial data as of June 30, 2026 should be read in conjunction with the Company’s quarterly report on Form 10-Q for the fiscal quarter ended June 30, 2026, each of which is incorporated by reference into this proxy statement in its entirety. More comprehensive financial information is included in such reports, including management’s discussion and analysis of financial condition and results of operations, and other documents filed by the Company with the SEC, and the following summary is qualified in its entirety by reference to such reports and other documents and all of the financial information and notes contained therein. See “Where You Can Find Additional Information.” Results of interim periods are not necessarily indicative of the results expected for a full year or for future periods.
Summary Consolidated Balance Sheets

	June 30,	December 31,
	2026	2025	2024
	(in thousands)	(in thousands)
Cash and cash equivalents	$184,499	$123,669	$90,045
Total current assets	$1,846,091	$1,199,718	$1,026,490
Total assets	$6,174,724	$3,862,220	$3,534,731
Total current liabilities	$1,720,565	$1,032,760	$1,056,434
Total liabilities	$4,752,937	$2,777,822	$2,525,934
Total stockholders’ equity	$1,421,173	$1,083,879	$1,008,344

Summary Consolidated Statements of Comprehensive Loss

	Years Ended December 31,
	2025	2024	2023
	(in thousands, except per share information)
Total revenues	$1,504,884	$1,389,037	$1,218,555
Operating income (loss)	$73,936	$60,648	$(42,551)
Loss before income taxes	$(52,425)	$(39,350)	$(162,734)
Net loss	$(54,154)	$(41,081)	$(164,019)
Basic and diluted loss per share	$(0.50)	$(0.39)	$(1.50)

Market Price of Company Common Stock and Dividends
Class A Common Stock is listed on Nasdaq under the symbol “BWIN.” There is no public market for our Class B Common Stock. The Company has not declared or paid any cash dividends on shares of Company Common Stock in the last five years.
On [  ], 2026, the most recent practicable date before this proxy statement was distributed to our stockholders, the closing price for shares of Class A Common Stock on Nasdaq was $[  ] per share. On June 17, 2026, the last unaffected trading day prior to the initial public leak of the Company’s consideration of a sale process, the closing price for shares of Class A Common Stock on Nasdaq was $17.33 per share. On September 11, 2026, the last trading day prior to the public announcement of the Mergers, the closing price for shares of Class A Common Stock on Nasdaq was $29.65 per share. You are encouraged to obtain current market quotations for shares of Class A Common Stock in connection with voting your shares of Company Common Stock at the Special Meeting.
The following table sets forth, for the periods indicated, the high and low sales price of shares of Class A Common Stock on Nasdaq.

Fiscal Year	High	Low	Dividend Paid
2024
First Quarter	$30.84	$21.70	—
Second Quarter	$36.02	$26.08	—
Third Quarter	$51.67	$34.94	—
Fourth Quarter	$55.82	$34.22	—

Fiscal Year	High	Low	Dividend Paid
2025
First Quarter	$47.15	$34.78	—
Second Quarter	$46.13	$37.16	—
Third Quarter	$43.64	$27.53	—
Fourth Quarter	$29.83	$21.26	—
2026
First Quarter	$27.01	$15.88	—
Second Quarter	$26.96	$16.84	—
Third Quarter	$32.71	$24.66
Fourth Quarter (through October 7, 2026)	$31.94	$31.75	—

If the Mergers are completed, the Class A Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded.
Security Ownership of Certain Beneficial Owners and Management
Unless otherwise noted, the following tables set forth, as of [ ], 2026, information with respect to the beneficial ownership of the Class A Common Stock and Class B Common Stock based on information filed with the SEC or obtained from persons named below by
•	each person known to us to own beneficially more than 5% of our outstanding voting securities,
•	each director,
•	each of our NEOs, and
•	all our current directors and executive officers as a group.
The amounts and percentages of Class A Common Stock and Class B Common Stock beneficially owned are reported on the basis of the regulations of the SEC governing the determination of beneficial ownership of securities. Under these rules, a person is deemed to be a beneficial owner of any securities for which that person has a right to acquire beneficial ownership within 60 days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities. These numbers exclude shares of Class A Common Stock issuable upon the exchange of OpCo LLC Units (together with the cancellation of a corresponding number of shares of Class B Common Stock in accordance with the OpCo LLC Agreement.
As of September 11, 2026, 140,242,358 shares of Baldwin’s common stock were issued and outstanding, consisting of 97,617,596 shares of Class A Common Stock and 42,624,762 shares of Class B Common Stock.
All information with respect to beneficial ownership has been furnished by the respective more than 5% stockholders, directors or named executive officers, as the case may be. Unless otherwise noted, the mailing address of each listed beneficial owner is 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607.

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
Name of Beneficial Owner	Number	%	Number	%	Number	%
5% Stockholders:
L. Lowry Baldwin(3)	361,538	*	19,577,371	45.9%	19,938,909	14.2%
William Blair Investment Management, LLC(4)	6,794,492	7.0%	—	—	6,794,492	4.8%
Glazer Capital, LLC(5)	5,179,906	5.3%	—	—	5,179,906	3.7%
The Villages Invesco, LLC	—	—	6,263,805	14.7%	6,263,805	4.5%
IHC Holdings, Inc.			2,807,622	6.6%	2,807,622	2.0%
Directors and Named Executive Officers:
L. Lowry Baldwin	361,538	*	19,577,371	45.9%	19,938,909	14.2%
Trevor Baldwin	132,225	*	1,942,388	4.6%	2,074,613	1.5%
Jim Roche	322,437	*	781,786	1.8%	1,104,223	*

	Class A Common Stock		Class B Common Stock		Combined Voting Power(1)
Name of Beneficial Owner	Number	%	Number	%	Number	%
Daniel Galbraith	43,486	*	1,145,992	2.7%	1,189,478	*
Bradford Hale	184,501	*	120,171	*	304,672	*
Seth Cohen	14,024	*	—	—	14,024	*
Jay Cohen	18,623	*	—	—	18,623	*
Joseph Kadow	24,600	*	—	—	24,600	*
Barbara Matas	19,600	*	—	—	19,600	*
Chris Sullivan	85,682	*	—	—	85,682	*
Sunita Parasuraman	14,445	*	—	—	14,445	*
Ellyn Shook	14,445	*	—	—	14,445	*
Myron Williams	14,445	*	—	—	14,445	*
Sathish Muthukrishnan	10,254	*	—	—	10,254	*
Paul Sparks	1,113,817	1.1%	—	—	1,113,817	*
Directors and executive officers as a group
(15 persons)	2,013,910	2.1%	20,359,157	47.8%	22,373,067	16.0%

*	Less than 1%.
(1)
Represents the percentage of the voting power of our Class A Common Stock and Class B Common Stock voting together as a single class. Each share of Class A Common Stock and Class B Common Stock entitles its holder to one vote.

(2)
Beneficial ownership is determined in accordance with the rules of the SEC. Unless indicated by footnote, and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. This table is based on ownership data from the Company’s DEF 14A filed April 22, 2026 (as of the April 6, 2026 Record Date for the 2026 Annual Meeting) and the most recent Schedule 13G/A and Form 4 filings available on EDGAR.

(3)
Includes 7,401,319 shares of Class A Common Stock and Class A Common Stock beneficially owned by other holders (Elizabeth H. Krystyn, Laura R. Sherman, Trevor L. Baldwin, Daniel A. Galbraith, and Bradford L. Hale). Based on Schedule 13G/A filed with the SEC on May 8, 2026 (reporting as of March 31, 2026) by L. Lowry Baldwin and the other reporting persons named therein. Based on 97,617,596 shares of Class A Common Stock outstanding as of September 11, 2026.

(4)
Based on Schedule 13G/A filed with the SEC on May 7, 2026 by William Blair Investment Management, LLC (reporting as of March 31, 2026). William Blair Investment Management’s principal business address is 150 North Riverside Plaza, Chicago, Illinois 60606. William Blair has sole voting power over 6,190,476 shares and sole dispositive power over 6,794,492 shares.

(5)	Based on Schedule 13G filed with the SEC on September 25, 2026 by Glazer Capital, LLC. Glazer Capital, LLC’s principal business address is 250 West 55th Street, Suite 30A, New York, New York 10019.
Prior Public Offerings
During the past three years, none of the Company, Parent, Merger Sub, LLC Merger Sub nor any of their respective affiliates have made an underwritten public offering of shares of Company Common Stock for cash that was registered under the Securities Act, or exempt from registration under Regulation A promulgated under the Securities Act, except as described below.
On January 2, 2026, 23,200,000 shares of Class A Common Stock were offered and sold by certain selling stockholders of the Company pursuant to a prospectus supplement filed under Rule 424(b)(7) (Registration No. 333-275370). The offering was made at $24.03 per share (the closing price on December 31, 2025). The shares were offered by selling stockholders, including certain Pre-IPO LLC Members and their affiliates; the Company did not sell any shares and did not receive any proceeds from the offering. In connection with the offering, certain selling stockholders exchanged OpCo LLC Units and corresponding shares of Class B Common Stock for shares of Class A Common Stock, which were then sold in the offering.
In addition, on February 26, 2026, the Company’s Board of Directors authorized a share repurchase program for the repurchase of up to $250 million of the Company’s outstanding Class A Common Stock. Repurchases may be made from time to time in open market transactions, privately negotiated transactions, or by any other means in compliance with applicable law. As of June 30, 2026, the Company had repurchased approximately 6,033,366 shares of Class A Common Stock under the program.

Certain Transactions in the Shares of Company Common Stock
Other than the Merger Agreement, as discussed in the section of this proxy statement titled “The Merger Agreement,” the Company, Sequence, DFO and their respective affiliates have executed the following transactions with respect to shares of Company Common Stock during the past 60 days.
On October 1, 2026, each of Jay Cohen, Joseph Kadow, Barbara Matas, Sathish Muthukrishnan, Sunita Parasuraman, Ellyn Shook, Chris Sullivan and Myron Williams, each a non-employee director of the Company, and Paul Sparks, an employee of the Company, was granted 824 shares of restricted Class A Common Stock at a price of $0.00 per share, as reported on Forms 4 filed with the SEC on October 2, 2026.
Past Contracts, Transactions, Negotiations and Agreements
Except as described above in “Special Factors—Background of the Merger,” “—Prior Public Offerings” and “—Certain Transactions in the Shares of Company Common Stock,” and other than the Merger Agreement and the agreements entered into in connection therewith, including the Voting, Support and Rollover Agreements, the TRA Amendment, the Equity Commitment Letter, the Limited Guarantee and the Confidentiality Agreement (as discussed in the sections of this proxy statement titled “The Merger Agreement” and “Special Factors”), the arrangements regarding the MIP described in the section of this proxy statement titled “Special Factors—Interests of Executive Officers, and Directors of the Company in the Mergers,” and certain activity related to the Company’s equity compensation awards discussed elsewhere in this proxy statement, during the past two years: (1) there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and any of the Parent Entities (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company’s securities, election of the Company’s directors or sale or other transfer of a material amount of assets of the Company, (2) the Company and its affiliates did not enter into any other transaction with an aggregate value exceeding one percent of the Company’s consolidated revenues with any of the Parent Entities, and (3) none of the Company’s executive officers, directors or affiliates that is a natural person entered into any transaction during the past two years with an aggregate value (in respect of such transaction or series of similar transactions with that person) exceeding $60,000 with any of the Parent Entities.
Except as described above in “Special Factors—Background of the Mergers,” and other than the Merger Agreement and the agreements entered into in connection therewith, including the Voting, Support and Rollover Agreements and the TRA Amendment, the arrangements described in the section of this proxy statement titled “Special Factors—Interests of Executive Officers and Directors of the Company in the Mergers,” and the Tax Receivable Agreement and the OpCo LLC Agreement, or as otherwise disclosed in the Company’s proxy statements filed in connection with its 2025 and 2026 annual stockholder meetings, during the past two years there were no negotiations, transactions or material contacts between the Company and its affiliates, on the one hand, and either of the Baldwin Parties (in their capacity as such), on the other hand, concerning any merger, consolidation, acquisition, tender offer for or other acquisition of any class of the Company's securities, election of the Company's directors or sale or other transfer of a material amount of assets of the Company, and neither of the Baldwin Parties entered into any transaction with the Company or any of its affiliates with an aggregate value (in respect of such transaction or series of similar transactions) exceeding $60,000, other than compensation received in his capacity as an executive officer or director of the Company, as applicable.

OTHER IMPORTANT INFORMATION REGARDING THE PARENT ENTITIES
This section sets forth certain information about the Parent Entities. During the past five years, none of the persons listed in this section has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). In addition, during the past five years, none of the persons listed in this section has been a party to any judicial or administrative proceeding (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
The Parent Entities
Parent
Parent is a privately held Delaware corporation affiliated with Sequence. Parent was formed solely for the purposes of engaging in the Mergers. Parent has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Parent’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
Sequence is the ultimate beneficial owner of Parent.
Merger Sub
Merger Sub is a privately held Delaware corporation and a direct wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Mergers. Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Merger Sub’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
Sequence is the ultimate beneficial owner of Merger Sub.
LLC Merger Sub
LLC Merger Sub is a privately held Delaware limited liability company and a direct wholly owned subsidiary of Parent that was formed solely for the purpose of engaging in the Mergers. LLC Merger Sub has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. LLC Merger Sub’s principal executive offices are at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
Sequence is the ultimate beneficial owner of LLC Merger Sub.
Topco
Topco is a privately held Delaware limited liability company and is a holding company affiliated with Sequence formed solely for the purposes of engaging in the Mergers. Topco has not carried on any activities on or prior to the date of this proxy statement, except for activities incidental to its formation and activities undertaken in connection with the Mergers. Topco’s principal executive offices are located at 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
The director of each of Parent and Merger Sub is Michael J. Lee. The executive officer of each of Parent, Merger Sub, LLC Merger Sub and Topco is Michael J. Lee, who serves as authorized signatory of each of Parent, Merger Sub, LLC Merger Sub, and Topco. The name, business address and telephone number, principal occupation, material occupation within the past five years and country of citizenship of each director and executive officer of Parent, Merger Sub, LLC Merger Sub and Topco are set forth below.

Name	Business Address and Telephone Number	Present Principal Occupation	Material Occupations in Past Five Years	Country of Citizenship
Michael J. Lee	300 Vesey Street, Suite 1230, New York, NY 10282 (312) 426-1140	CEO and Co-Founder of Sequence since January 2025.	Prior to January 2025, Mr. Lee served as Managing Director and Head of Private Investments of Lone Pine Capital.	United States

None of the natural persons listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). None of the natural persons listed above was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
Sequence is the ultimate beneficial owner of Topco.
Sequence
Sequence AI Holdings, Inc. is a privately held Delaware corporation. The principal office address of Sequence is 300 Vesey Street, Suite 1230, New York, NY 10282, telephone number (312) 426-1140.
The directors of Sequence are Michael J. Lee, Alexander C. Rubin and Brandon Reeves. The executive officer of Sequence is Michael J. Lee, who serves as Chief Executive Officer, Treasurer, President and Secretary of Sequence. The name, business address and telephone number, principal occupation, material occupation within the past five years and country of citizenship of each director and executive officer of Sequence are set forth below.

Name	Business Address and Telephone Number	Present Principal Occupation	Material Occupations in Past Five Years	Country of Citizenship
Michael J. Lee	300 Vesey Street, Suite 1230, New York, NY 10282 (312) 426-1140	CEO and Co-Founder of Sequence since January 2025.	Prior to January 2025, Mr. Lee served as Managing Director and Head of Private Investments of Lone Pine Capital.	United States
Alexander C. Rubin	300 Vesey Street, Suite 1230, New York, NY 10282 (312) 426-1140	Co-Founder of Sequence since April 2025.
From February 2022 to January 2025, Mr. Rubin served as the Head of Product and Engineering for the International Public Sector business at Scale AI. Prior to February 2022, Mr. Rubin was a software engineer at The Routing Company.
United States

Name	Business Address and Telephone Number	Present Principal Occupation	Material Occupations in Past Five Years	Country of Citizenship
Brandon Reeves	920 Broadway, New York, NY 10010 (646) 475-4385	Partner at Lux Capital since July 2017.	Mr. Reeves has held the same principal material occupation for the past five years.	United States

None of the natural persons listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). None of the natural persons listed above was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.
DFO
DFO is a privately held Delaware limited partnership and an affiliated investment entity of DFO Management, LLC. The principal office address of DFO Private Investments, L.P. is c/o DFO Management, LLC, 550 Madison Avenue, 20th Floor, New York, NY 10022, telephone number (212) 377-1060 .
DFO Management, LLC is a privately held Delaware limited liability company, which manages the investment assets of Michael Dell, the founder, Chairman and Chief Executive Officer of Dell Technologies, and his family. DFO Management, LLC is the general partner of DFO. The principal office address of DFO Management, LLC is, 550 Madison Avenue, 20th Floor, New York, NY 10022, telephone number (212) 377-1060. The following table sets forth information regarding the members of the board of DFO Management, LLC.

Name	Business Address and Telephone Number	Present Principal Occupation	Material Occupations in Past Five Years	Country of Citizenship
Marc R. Lisker	550 Madison Avenue, 20th Floor New York, NY 10022 (212) 377-1060	President of DFO Management, LLC since January 2023	From 2010 until January 2023, Mr. Lisker served as Chief Legal Officer of MSD Partners, L.P.	United States
Alisa M. Mall	550 Madison Avenue, 20th Floor New York, NY 10022 (212) 377-1060	Chief Investment Officer of DFO Management, LLC since January 2023
From September 2022 until January 2023, Ms. Mall served as Chief Investment Officer of MSD Capital, L.P. Immediately prior to that, she was a Managing Director at Foresite Capital from November 2020 until August 2022.
United States

None of the natural persons listed above has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors). None of the natural persons listed above was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining such person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

OTHER IMPORTANT INFORMATION REGARDING THE BALDWIN PARTIES
L. Lowry Baldwin
L. Lowry Baldwin has served as Chairman of the Board since 2019. In 2011, he co-founded the Company (formerly known as Baldwin Risk Partners) with his partners, Trevor Baldwin, Elizabeth Krystyn and Laura Sherman, as a holding company for further investment in insurance brokerage. In 2006, he formed, with his partners, what is today the Company’s middle market business. Mr. Baldwin also co-founded Advantec Solutions, Inc., a national professional employer organization, in 1997, and Davis Baldwin Insurance and Risk Management in 1991. He joined Baldwin & Sons in 1983, after beginning his insurance career at Aetna Property & Casualty in 1981. He serves on the Board’s Executive Committee. L. Lowry Baldwin is the father of Trevor Baldwin.
Trevor Baldwin
Trevor Baldwin has served as the Company’s Chief Executive Officer since May 2019 and as a director since September 2019. In 2011, he co-founded the Company (formerly known as Baldwin Risk Partners) with his partners, L. Lowry Baldwin, Elizabeth Krystyn and Laura Sherman, and went on to serve as President and Chief Operating Officer. He joined what is today the Company’s middle market business in 2009 as a Commercial Risk Advisor, working primarily with healthcare and private equity clients. Over time, he led the firm’s Commercial Risk Management Group as Managing Director. As Chief Executive Officer, Mr. Baldwin is responsible for leading the Company in all areas of strategy, operations and business development, finance and human resources. He serves on the Board’s Executive Committee. Trevor Baldwin is the son of L. Lowry Baldwin.
During the past five (5) years, neither of the Baldwin Parties has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors). Neither was a party to any judicial or administrative proceeding during the past five (5) years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining him from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the Baldwin Parties is a citizen of the United States.
The principal business address for the Baldwin Parties is 4211 W. Boy Scout Blvd., Suite 800, Tampa, Florida 33607 and the telephone is (866) 279-0698.

DELISTING AND DEREGISTRATION OF THE COMPANY’S CLASS A COMMON STOCK
If the Mergers are completed, the Company’s Class A Common Stock will be delisted from Nasdaq, will be deregistered under the Exchange Act and will cease to be publicly traded. As a result, we would no longer file periodic reports with the SEC on account of the shares of Class A Common Stock.
STOCKHOLDER PROPOSALS AND NOMINATIONS
The Company’s 2026 annual meeting of stockholders was held on June 4, 2026. If the Mergers are completed, we will not have public stockholders and there will be no public participation in any future meetings of stockholders. In accordance with Nasdaq corporate governance requirements, we are not required to hold an annual meeting until no later than one year after our most recently completed fiscal year. Under Section 211(b) of the DGCL, we are, however, required to hold an annual meeting of stockholders for the purposes of electing directors in accordance with our bylaws, unless such election is made by written consent in lieu of such a meeting. However, if the Mergers are not completed, or if we are otherwise required to do so under applicable law, we will hold a 2027 annual meeting of stockholders. Any stockholder nominations or proposals for other business intended to be presented at our next annual meeting must be submitted to us as set forth below.
If the Company holds a 2027 annual meeting, stockholders interested in submitting a proposal for inclusion in the proxy materials for the annual meeting may do so by following the procedures described below.
Any stockholder who meets the requirements of the proxy rules under the Exchange Act may submit proposals to the Board to be presented at the 2027 annual meeting. Proposals must comply with the requirements of Rule 14a-8 under the Exchange Act and must have been received by our Corporate Secretary at the address shown on the first page of this proxy statement. To comply with the requirements of Rule 14a-8, the proposal must be received by us no later than December 23, 2026, unless the date of the 2027 annual meeting of stockholders is changed by more than 30 days from the first anniversary of the date of the 2026 annual meeting of stockholders, in which case the proposal must be received a reasonable time before we begin to print and mail our proxy materials for the 2027 annual meeting of stockholders.
Our bylaws require timely advance written notice of stockholder proposals and stockholder nominations of director candidates to be presented at an annual meeting of stockholders. Notice will be considered timely for the 2027 annual meeting if it is received not earlier than the open of business on the 120th day, and not later than the close of business on the 90th day, prior to the first anniversary of the date of the 2026 annual meeting of stockholders. However, if the 2027 annual meeting is held more than 30 days before or more than 60 days after the first anniversary of the 2026 annual meeting of stockholders, notice will be considered timely if it is received not earlier than the open of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of (i) the 90th day prior to such annual meeting and (ii) the 10th day following the day on which the notice of such annual meeting was made by mail or Public Disclosure (as defined in our bylaws). Our bylaws require the presiding officer of the annual meeting of stockholders to reject any untimely or non-complying proposal or stockholder nomination of director candidates. To comply with our bylaws, notice of a stockholder proposal or stockholder nomination of director candidates must have been received by us no later than March 6, 2027, unless the date of our 2027 annual meeting is held more than 30 days before or more than 60 days after the first anniversary of the 2026 annual meeting of stockholders. These requirements are separate from and in addition to the SEC’s requirements that a stockholder must meet to have a stockholder proposal included in the Company’s proxy statement, which are described above.
Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our bylaws may be obtained by writing to our Corporate Secretary at the address shown on the first page of this proxy statement.
In addition to satisfying the foregoing requirements under our bylaws, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than 60 days before the first anniversary of the date of the 2026 annual meeting of stockholders. If the date of our 2027 annual meeting is changed by more than 30 days from the first anniversary of the date of the 2026 annual meeting of stockholders, then notice must be provided by the later of 60 days prior to the date of the annual meeting or within 10 days of the Company’s first public announcement of the date of the 2027 annual meeting. However, as our bylaws require 90 days’ notice, which is earlier than the 60 days required under the Exchange Act, the earlier advance notice satisfies Rule 14a-5(e)(4).

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE
The SEC allows us to “incorporate by reference” the information we have filed with the SEC. This means that we can disclose important information to you without actually including the specific information in this proxy statement by referring you to other documents filed separately with the SEC. Information that we later provide to the SEC, and which is deemed to be “filed” with the SEC, will automatically update information previously filed with the SEC, and may replace information in this proxy statement and information previously filed with the SEC. You should not assume that the information contained in the documents incorporated by reference in this proxy statement is accurate as of any date other than the respective dates of those documents.
We incorporate by reference into this proxy statement the documents listed below (other than portions of these documents that are described in paragraphs (d)(1), (d)(2), (d)(3) or (e)(5) of Item 407 of Regulation S-K promulgated by the SEC) and, with respect to this proxy statement but not with respect to the Schedule 13E-3, future filings we make under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this proxy statement to the date of the Special Meeting (excluding any information furnished pursuant to Item 2.02 or Item 7.01 on any Current Report on Form 8-K):
•	Our Annual Report on Form 10-K for the year ended December 31, 2025, filed on February 26, 2026;
•	Our Quarterly Reports on Form 10-Q as filed with the SEC on May 4, 2026 and July 30, 2026;
•	Our Form Schedule 14-A as filed with the SEC on September 14, 2026; and
•	Our Current Reports on Form 8-K as filed with the SEC on January 2, 2026 (excluding Item 9.01), January 2, 2026, June 4, 2026, September 14, 2026, September 21, 2026 and October 9, 2026.
These reports contain important information about us, our financial condition and our results of operations.
Because the Mergers are a “going private” transaction, the Company and the Parent Entities are filing with the SEC concurrently with this proxy statement a transaction statement on Schedule 13E-3 with respect to the Mergers. The Schedule 13E-3 will be amended to report promptly any material change in the information set forth in the most recent Schedule 13E-3 filed with the SEC.
Please see the section of this proxy statement titled “Where You Can Find More Information” for information on accessing these documents including the proxy statement and the Schedule 13E-3, including any amendments and exhibits or documents filed or incorporated by reference as a part thereof.

WHERE YOU CAN FIND MORE INFORMATION
We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the “Investor Relations” section of our corporate website at https://ir.baldwin.com/financials/sec-filings. The information provided on our website is not part of this proxy statement, and therefore is not incorporated within this proxy statement by reference.
Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of this proxy statement or other information concerning us, without charge, by written or telephonic request at the address provided below; or from our proxy solicitor, Sodali, toll-free at [ ]; or from the SEC through the SEC website at the address provided above.
The Baldwin Insurance Group, Inc.
4211 W. Boy Scout Blvd., Suite 800,

Tampa, Florida 33607
Telephone: (866) 279-0698
Attention: Investor Relations
Because the Mergers are a “going private” transaction, the Company and the Parent Entities are filing with the SEC concurrently with this proxy statement a transaction statement on Schedule 13E-3 with respect to the proposed Mergers. This proxy statement and the Schedule 13E-3, including any amendments and exhibits filed or incorporated by reference as a part of it, is available for inspection as set forth above. This proxy statement and the Schedule 13E-3 will be amended to report promptly any material changes in the information set forth in this proxy statement and the most recent Schedule 13E-3 filed with the SEC.
THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF COMPANY COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED [  ], 2026. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

Annex A
AGREEMENT AND PLAN OF MERGER

dated as of

September 14, 2026

among
THE BALDWIN INSURANCE GROUP, INC.

THE BALDWIN INSURANCE GROUP HOLDINGS, LLC,

SQUARE ACQUISITION PARENT, INC.,

SQUARE ACQUISITION MERGER SUB I, INC.

and

SQUARE ACQUISITION MERGER SUB II, LLC

A-i

A-ii

AGREEMENT AND PLAN OF MERGER
AGREEMENT AND PLAN OF MERGER (this “Agreement”) dated as of September 14, 2026 by and among The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company”), The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”), and Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of Parent (“LLC Merger Sub” and, together with Merger Sub, “Merger Subs”), and the parties who execute the Joinder (as defined below).
W I T N E S S E T H:
WHEREAS, the parties intend that, on the terms and subject to the conditions set forth in this Agreement, (a) OpCo LLC shall form a new, wholly owned Delaware limited liability company (“Seller LLC”), Seller LLC shall form a new, wholly owned Delaware limited liability company (“Seller Intermediate”) and Seller Intermediate shall form a new, wholly owned Delaware limited liability company (“Seller Merger Sub”), (b) Parent shall cause LLC Merger Sub to merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger, pursuant to and in accordance with the provisions of this Agreement and the Delaware Limited Liability Company Act (the “DLLCA”), as may be amended from time to time, (c) simultaneously with the LLC Merger, Merger Sub shall merge with and into the Company (the “Merger” and together with the LLC Merger, the “Initial Mergers”), with the Company surviving the Merger, pursuant to and in accordance with the provisions of this Agreement and the General Corporation Law of the State of Delaware, as may be amended from time to time (the “DGCL”) and (d) immediately following the Initial Mergers, the Surviving Corporation and Seller Intermediate shall cause Seller Merger Sub to merge with and into OpCo LLC (the “Second LLC Merger”, and together with the Initial Mergers, the “Mergers”), with OpCo LLC surviving the Second LLC Merger, pursuant to and in accordance with the provisions of this Agreement and the DLLCA, as may be amended from time to time;
WHEREAS, the Board of Directors of the Company (the “Board of Directors”) established a special committee consisting only of directors the Board of Directors determined to be “disinterested directors” (as defined in Section 144 of the DGCL) to, among other things, (i) review, evaluate and oversee the negotiations by the Company with each interested party of any element of a potential transaction involving the Company, including a potential take-private transaction and (ii) determine and recommend to the Board of Directors whether a potential transaction is advisable and fair to and in the best interests of the stockholders of the Company (the “Special Committee”);
WHEREAS, the Special Committee has unanimously (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders other than holders of Rollover Stock and stockholders who are a party to the Tax Receivable Agreement (the “Unaffiliated Stockholders”), and (b) recommended that the Board of Directors (i) determine that this Agreement and the transactions contemplated hereby, including the Merger, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders, (ii) approve and declare advisable this Agreement and the transactions contemplated by this Agreement, including the Merger, and (iii) subject to approval by the Board of Directors, submit this Agreement to the stockholders of the Company for their adoption and recommend that the stockholders of the Company vote in favor of the adoption of this Agreement (such recommendation, the “Special Committee Recommendation”);
WHEREAS, the Board of Directors (acting upon the Special Committee Recommendation) has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Stockholders, (b) approved and declared advisable this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions contained herein, (c) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (d) resolved to recommend that the stockholders of the Company vote in favor of the adoption of this Agreement (such recommendation, the “Company Board Recommendation”);
WHEREAS, the Board of Directors, on behalf of the Company in its capacity as the managing member of OpCo LLC, has (i) determined that this Agreement and the transactions contemplated hereby, including the LLC Merger, are advisable, fair to, and in the best interests of, OpCo LLC and its members, (ii) determined that this Agreement and the transactions contemplated hereby do not (a) disadvantage the members of OpCo LLC or their interests relative to the stockholders of the Company, (b) advantage the stockholders of the Company relative to the members of OpCo LLC or (c) treat the members of OpCo LLC and the stockholders of the Company differently, in each case, in accordance with Section 7.04 of the OpCo LLC Agreement, and (iii) approved, adopted and declared advisable this Agreement and the transactions contemplated hereby, including the LLC Merger;
WHEREAS, the managing member or the board of directors, as applicable, of each of Parent, LLC Merger Sub and Merger Sub has (a) determined that this Agreement and the transactions contemplated by this Agreement, including the LLC Merger and the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of Parent, LLC Merger Sub and Merger Sub, as applicable, and (b) approved and declared advisable this Agreement, the execution and delivery of this Agreement, the performance of their respective covenants and agreements contained herein and the consummation of the transactions contemplated by this Agreement, including the LLC Merger and the Merger, on the terms and subject to the conditions contained herein;
WHEREAS, prior to or concurrently with the execution of this Agreement, and as a condition to the willingness of, and material inducement to, the Company to enter into this Agreement, Parent has delivered to the Company (i) the Equity Commitment Letter between Parent and DFO Private

Investments, L.P., a Delaware limited partnership (the “DFO Sponsor”), and (ii) the limited guarantee in favor of the Company with respect to the performance by Parent of certain of its obligations hereunder, duly executed by the DFO Sponsor (together with Sequence, each, a “Sponsor” and, collectively, the “Sponsors”) and dated as of the date hereof (the “Guarantee”);
WHEREAS, concurrently with the execution and delivery of this Agreement and as an inducement for Parent and Merger Subs to enter into this Agreement, certain stockholders of the Company or holders of OpCo LLC Units are entering into voting, rollover and support agreements with Parent (the “Voting, Support and Rollover Agreements”), pursuant to which, among other things, (i) each such stockholder of the Company will, subject to the terms and conditions set forth in each applicable Voting, Support and Rollover Agreement, vote or cause to be voted any shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) and Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) owned or controlled by them in favor of adopting this Agreement and any other actions contemplated hereby in respect to which approval of the holders of Shares is sought and (ii) each such Person will, immediately prior to the consummation of the Initial Mergers and following the consummation of the Closing Exchanges, contribute to Ultimate Parent a number of Class A Shares (together with any Class A Shares so contributed pursuant to any other Rollover Agreements, the “Rollover Stock”) set forth therein in exchange for equity interests of Ultimate Parent (such contributions (including pursuant to any Rollover Agreements), collectively, the “Stockholder Rollover”), and agree not to effect an Exchange (as defined in the OpCo LLC Agreement) of, and to retain, certain OpCo LLC Units immediately prior to the Effective Time (collectively with any OpCo LLC Units so retained pursuant to any other Rollover Agreements, the “Retained Units”, such retention (including pursuant to any Rollover Agreements), the “Unitholder Retention” and the Unitholder Retention together with the Stockholder Rollover, collectively, the “Rollover”);
WHEREAS, concurrently with the execution of this Agreement, the Company, OpCo LLC and certain members of OpCo LLC entitled to benefits under the Tax Receivable Agreement are entering into that certain Amendment No. 1 to the Tax Receivable Agreement (the “TRA Amendment”), which provides for, among other things, the payment of a termination payment as set forth in the TRA Amendment and the termination of the Tax Receivable Agreement upon the consummation of the Initial Mergers; and
WHEREAS, Holders (as defined in the Stockholders Agreement) of a majority of the Class B Shares held by the Holders have executed a written consent approving and consenting to the transactions contemplated by this Agreement, including the Merger, for purposes of Section 1.01 of the Stockholders Agreement (the “Class B Consent”).
NOW, THEREFORE, in consideration of the foregoing and the representations, warranties, covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:
ARTICLE 1
DEFINITIONS
Section 1.01   Definitions. As used herein, the following terms have the following meanings:
“1933 Act” means the Securities Act of 1933.
“1934 Act” means the Securities Exchange Act of 1934.
“Acceptable Confidentiality Agreement” means an agreement with the Company that is either (a) in effect as of the date hereof; or (b) executed, delivered and effective after the date hereof, in either case (i) containing provisions that require any counterparty thereto (and any of its Affiliates and Representatives named therein) that receive non-public information of or with respect to the Company to keep such information confidential (subject to customary exceptions), (ii) containing provisions not less favorable to the Company in the aggregate than the terms of the Confidentiality Agreement (it being understood that such agreement need not contain a standstill or similar provision) and (iii) that does not prohibit the Company from providing any information to Parent in accordance with, or otherwise complying with its obligations hereunder, including Section 6.03.
“Acquisition Proposal” means, other than the transactions contemplated by this Agreement, any offer, proposal or indication of interest from any Third Party, relating to, in a single transaction or a series of related transactions, (i) any acquisition or purchase, directly or indirectly, of 20% or more of the consolidated assets of the Company and its Subsidiaries or 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, (ii) any tender offer (including a self-tender offer) or exchange offer that, if consummated, would result in any Third Party beneficially owning 20% or more of any class of equity or voting securities of the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable, (iii) a merger, consolidation, joint venture, amalgamation, share exchange, business combination, sale of substantially all of the assets, reorganization, recapitalization, liquidation, dissolution or other similar transaction involving the Company or any of its Subsidiaries whose assets, individually or in the aggregate, constitute 20% or more of the consolidated assets of the Company and its Subsidiaries, or to which 20% or more of the revenues or earnings of the Company and its Subsidiaries on a consolidated basis are attributable or (iv) any combination of the foregoing.
“Action” means any action, suit, claim, charge, complaint, audit, investigation, arbitration, mediation, enforcement action or other proceeding.
“Advisory Agreement” means an investment advisory agreement entered into by an RIA Subsidiary with an Advisory Client for the purpose of providing Investment Advisory Services to such Advisory Client.

“Advisory Client” means any client or customer of any RIA Subsidiary for Investment Advisory Services.
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly controls, is controlled by or is under common control with such Person; provided that, for purposes of this Agreement, (i) Parent, the Merger Subs and the Sponsors shall be deemed not to be Affiliates of the Company and vice versa and (ii) no Sponsor or Sponsor Related Person shall be deemed to be an Affiliate of Parent or any Merger Sub. For purposes of this Agreement, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and, “controlled” and “under common control with” have correlative meanings.
“Anti-Corruption Laws” means all U.S. and non-U.S. laws, rules and regulations relating to the prevention of corruption, money laundering, and bribery, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, and the UK Bribery Act of 2010, and legislation enacted by member states and signatories implementing the OECD Convention Combating Bribery of Foreign Officials.
“Anti-Money Laundering Laws” means all Applicable Laws relating to money laundering, terrorism financing, the proceeds of criminal activity, including any financial record keeping and reporting requirements related thereto, including without limitation the U.S. Bank Secrecy Act, USA PATRIOT Act, and their implementing regulations, and applicable FINRA rules related to money laundering and recordkeeping.
“Antitrust Laws” means the Sherman Act, the Clayton Act, the HSR Act, the Federal Trade Commission Act and all other applicable foreign competition laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.
“APO” means a Service Provider identified in the records of the Company as an Advisor Partnership Opportunity.
“APO Award” means an award of Company Restricted Shares held by an APO.
“Applicable Law” means, with respect to any Person, any federal, state, foreign or local law (statutory, common or otherwise), act, statute, constitution, treaty, convention, ordinance, code, rule, regulation, Order, injunction, judgment, writ, decree, ruling or other similar requirement enacted, adopted, promulgated or applied by a Governmental Authority that is binding on or applicable to such Person.
“Applicable SAP” means, with respect each Reciprocal, the applicable statutory accounting principles (or local equivalents in the applicable jurisdiction) prescribed or permitted by the applicable Insurance Regulator under the Insurance Law of such Reciprocal’s domiciliary jurisdiction.
“Burdensome Condition” means any Regulatory Concession that (i) is not conditioned on the Closing; or (ii) except as set forth on Section 1.01(a) of the Company Disclosure Schedule, relates to any Sponsor or Sponsor Related Person or its businesses or assets (but excluding, for the avoidance of doubt, any Regulatory Concession applicable solely to Parent, the Company or its Subsidiaries).
“Business Day” means a day, other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Applicable Law to close.
“Class A Share” means a share of Class A Common Stock.
“Class B Share” means a share of Class B Common Stock.
“COBRA” means the Consolidated Omnibus Budget Reconciliation Act of 1985.
“Code” means the Internal Revenue Code of 1986.
“Collective Bargaining Agreement” means any written or oral agreement, memorandum of understanding or other contractual obligation with a labor union, works council, labor organization, group of employees or other employee representative representing Company Employees.
“Company 10-K” means the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2025.
“Company 10-Q” means the Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2026.
“Company Balance Sheet” means the unaudited consolidated balance sheet of the Company as of the Company Balance Sheet Date and the footnotes thereto set forth in the Company 10-Q.
“Company Balance Sheet Date” means June 30, 2026.
“Company Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of May 24, 2024, among The Baldwin Insurance Group Holdings, LLC (f/k/a Baldwin Risk Partners, LLC), as borrower, JPMorgan Chase Bank, N.A., as administrative agent, the guarantors party thereto, the lenders party thereto and the issuing lenders party thereto, as amended by Amendment No. 1 to Credit Agreement dated as of December 4, 2024, Amendment No. 2 to Credit Agreement dated as of January 10, 2025, Amendment No. 3 to Credit Agreement dated as of September 18, 2025 and Amendment No. 4 to Credit Agreement dated as of January 2, 2026.
“Company Credit Facility” means the Company’s revolving credit facility under the Company Credit Agreement with commitments in an aggregate principal amount of $600.0 million, maturing May 24, 2029.
“Company Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by the Company to Parent and Merger Subs.

“Company Employee” means, as of any time, any employee of the Company or any of its Subsidiaries.
“Company Indenture” means that certain Indenture, dated as of May 24, 2024, by and among The Baldwin Insurance Group Holdings, LLC, The Baldwin Insurance Group Holdings Finance, Inc., the guarantors named on the signature pages thereto and U.S. Bank Trust Company, National Association, as trustee and notes collateral agent.
“Company Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, has or would reasonably be expected to have a material adverse effect on the financial condition, business, assets or results of operations of the Company, its Subsidiaries and the Reciprocals, taken as a whole, excluding any event, change, circumstance, effect, occurrence, condition, state of facts or development to the extent arising or resulting from (A) changes in GAAP, statutory accounting principles or other regulatory accounting requirements applicable to any industry in which the Company, its Subsidiaries and the Reciprocals operate after the date hereof or the authoritative interpretation of any of the foregoing, (B) changes, developments or conditions after the date hereof generally in financial or securities markets or in the general economic or political conditions globally or in any jurisdiction in which the Company, its Subsidiaries and the Reciprocals operate, including the imposition or adjustment of tariffs, (C) changes in conditions affecting generally the industries in which the Company, its Subsidiaries and the Reciprocals operate, (D) changes in geopolitical conditions (and any evolutions thereof and any Sanctions or other Applicable Laws, directives or policies promulgated by any Governmental Authority in connection therewith), the outbreak or escalation of hostilities, any actual or threatened acts of war, sabotage, cyberattack or terrorism, global health conditions (including any epidemic, pandemic or disease outbreak), or natural disaster (including any hurricane, tornado, flood, earthquake and weather-related event), (E) changes in Applicable Law after the date hereof, (F) the execution, delivery, and performance or public announcement of this Agreement or pendency or consummation of the transactions contemplated hereby, or any facts or circumstances relating to the identity of Parent, including the impact of any of the foregoing on the relationships, contractual or otherwise, of the Company, its Subsidiaries and the Reciprocals with third parties (provided, that this clause (F) shall be disregarded for purposes of the representation and warranties contained in Section 4.02, Section 4.04 and Section 4.27 and determining the satisfaction of the conditions in Section 9.02(a) and Section 9.02(b) with respect to the representations and warranties contained in Section 4.02, Section 4.04 and Section 4.27), (G) any failure of any of the Company, its Subsidiaries or the Reciprocals to meet, with respect to any period after the date hereof, any internal or published budgets or business plans, projections, forecasts or estimates of earnings or revenues (it being understood that any underlying facts giving rise or contributing to such failure that are not otherwise excluded from the definition of “Company Material Adverse Effect” may be taken into account in determining whether there has been a Company Material Adverse Effect), (H) any action taken (or omitted to be taken) by the Company, its Subsidiaries or the Reciprocals at the written request of Parent or its Affiliates or (I) any action taken (or omitted to be taken) by the Company, its Subsidiaries or the Reciprocals that is expressly required to be taken or omitted to be taken, as applicable, pursuant to this Agreement (other than any actions or omissions taken in accordance with Section 6.01), except, in the case of clauses (A), (B), (C), (D) and (E), to the extent the business of the Company, its Subsidiaries and the Reciprocals, taken as a whole, is disproportionately affected thereby relative to other participants in the industry or industries in which the Company, its Subsidiaries and the Reciprocals operate, in which case solely the incremental disproportionate adverse impact may be taken into account in determining whether there has occurred or would reasonably be expected to occur a Company Material Adverse Effect.
“Company-Owned Intellectual Property” means any and all Intellectual Property owned by the Company or any of its Subsidiaries.
“Company Party” means the Company and OpCo LLC.
“Company PSUs” means the restricted stock units granted pursuant to the Equity Plans that are subject to performance-based vesting conditions and that are outstanding immediately prior to the Effective Time.
“Company Software” means the proprietary Software owned by the Company or any of its Subsidiaries, which is material to the conduct of their businesses.
“Conditions Exhibit” shall mean Exhibit C to the Debt Commitment Letter.
“Confidentiality Agreement” means the Confidentiality Agreement, dated as of June 21, 2026, between the Company and Sequence.
“Continuing Employee” means each Company Employee employed by the Company or any of its Subsidiaries immediately prior to the Effective Time whose employment with the Surviving Corporation (or Parent or any of its Affiliates) continues after the Effective Time.
“Contract” means any written contract, binding letter of intent, lease, sublease, occupancy agreement, license, sublicense, indenture, note, bond, loan, mortgage, agreement, deed of trust, concession, franchise or other binding instrument, commitment or undertaking, including any exhibits, annexes, appendices or attachments thereto, and any amendments, modifications, supplements, extensions or renewals thereto, excluding sale and purchase orders; provided, that the foregoing shall not include Orders.
“Employee Plan” means (i) each “employee benefit plan” as defined in Section 3(3) of ERISA (whether or not subject to ERISA), (ii) each employment, consulting, severance, termination protection, change in control, transaction bonus, retention or similar plan, agreement, program, policy or arrangement or (iii) each other plan, agreement, program, policy or arrangement providing for bonuses, profit-sharing, equity or equity-based compensation or other forms of incentive or deferred compensation, vacation benefits, medical, dental, vision, flexible spending, prescription or fringe benefits, life insurance, relocation or expatriate benefits, perquisites, disability or sick leave benefits, employee assistance program, or post-employment or retirement benefits (including compensation, pension, health, medical or insurance benefits), in each case, that is sponsored, maintained, administered, contributed to or required to be contributed to, or entered into, by the Company or any of its Subsidiaries, including for the current or future benefit of any current or former Service Provider or any dependent or beneficiary thereof, or under or with respect to which the Company or any of its Subsidiaries has any current or contingent liability or obligation, other than any plan, agreement, program or policy that is statutorily mandated and exclusively maintained by a Governmental Authority.
“Environmental Laws” means any Applicable Laws that have as their principal purpose the protection of the environment.
“Equity Plans” means the Company’s Omnibus Incentive Plan and Partnership Inducement Award Plan, each as amended.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“ERISA Affiliate” means any entity that is or was, at a relevant time a member of a group described in Section 414(b), (c), (m) or (o) of the Code or Section 4001(b)(1) of ERISA that includes the Company or included the Company or any of its Subsidiaries.
“Ex-Im Laws” means all U.S. and non-U.S. laws relating to export, reexport, transfer, and import controls, including the Export Administration Regulations, the International Traffic in Arms Regulations, the customs and import laws administered by U.S. Customs and Border Protection, and the EU Dual Use Regulation.
“Excluded Information” shall mean (1) pro forma financial statements; (2) description of all or any portion of the Financing, including any other information customarily provided by financing sources or their counsel; (3) risk factors relating to all or any component of the Financing; (4) “segment” financial information that is not readily available, prepared or able to be generated in the ordinary course of business of the Company at the time requested by Parent or (5) other information required by Rules 3-05, 3-09, 3-10 or 3-16 of Regulation S-X under the 1933 Act, any Compensation Discussion and Analysis or other information required by Item 402 of Regulation S-K under the 1933 Act or any other information customarily excluded from an offering memorandum for private placements of nonconvertible high-yield debt securities under Rule 144A promulgated under the 1933 Act.
“GAAP” means generally accepted accounting principles in the United States.
“Governmental Authority” means any transnational, domestic or foreign federal, state, provincial, local or other governmental, regulatory or administrative authority, department, court, agency, commission or official, including any insurance department or division thereof, and any political subdivision thereof, or any other governmental or quasi-governmental (including self-regulatory) authority or instrumentality.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976.
“Insurance Contract” shall mean any insurance policy or Contract, in each case, together with all policies, binders, slips, certificates, applications, endorsements, riders and ancillary agreements in connection therewith that are issued by or produced by an Insurance Subsidiary.
“Insurance Laws” means all Applicable Laws administered, enforced or interpreted by any Governmental Authority having jurisdiction over the business of insurance or any Insurance Subsidiary or the Reciprocals, including any state insurance department or other insurance regulatory authority, and all other Applicable Laws relating to the licensing, regulation, supervision, ownership, operation or conduct of the business of insurance or reinsurance, including those governing insurance holding company systems, insurer solvency, capital and surplus, investments, producer licensing, market conduct, policy forms and rates, claims handling, reinsurance, financial reporting, examinations, corporate governance, privacy and data security, unfair trade practices, anti-fraud, anti-money laundering, and any other insurance-related regulatory requirements.
“Insurance Regulator” shall mean the applicable Governmental Authority with primary responsibility for regulating the business of insurance or reinsurance, or regulating insurance or reinsurance companies or insurance or reinsurance intermediaries, under Insurance Laws in a jurisdiction.
“Insurance Subsidiary” means any direct or indirect Subsidiary of the Company that is licensed, authorized, registered, certified, approved or otherwise regulated by any Governmental Authority having jurisdiction over the business of insurance, including any Insurance Regulators. Insurance Subsidiary shall include any insurance company, attorney-in-fact for a reciprocal insurance exchange, reinsurer, producer, agency, broker, managing general agent, claims adjuster, reinsurance broker, captive manager, captive insurance company, risk purchasing group, third-party administrator or other Person engaged in the business of insurance or otherwise subject to regulation under applicable Insurance Laws. For clarity, Insurance Subsidiary shall not include any of the Reciprocals.
“Intellectual Property” means intellectual property rights throughout the world, including all of the following and all rights therein and thereto: (i) trademarks, service marks, trade names, slogans, logos, brand names, certification marks, trade dress, domain names, social media accounts and handles, and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application, (ii) patents, applications for patents (including divisions, continuations, continuations in part, extensions, and renewal applications), mask works, inventions and any renewals, reexaminations, substitutions, extensions or reissues thereof, in any jurisdiction, (iii) trade secrets, know-how, methods, processes, techniques, data and databases, and other confidential or proprietary information, (iv) rights in Software, and (v) copyright rights, whether registered or not, and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof.
“Investment Advisers Act” means the Investment Advisers Act of 1940.
“Investment Advisory Services” means investment management or investment advisory services, including any subadvisory services, that involve acting as an “investment adviser” within the meaning of the Investment Advisers Act.

“IT Assets” means information technology devices, computers, Software, computer systems, firmware, middleware, servers, networks, workstations, routers, hubs, circuits, switches, data communications lines and all other information technology equipment, and all associated documentation, in each case, owned by, or leased or licensed to the Company or its Subsidiaries.
“Knowledge” means (a) with respect to the Company, the actual knowledge of the individuals listed on Section 1.01(b) of the Company Disclosure Schedule and (b) with respect to Parent or Merger Sub, the actual knowledge of the individuals listed on Section 1.01(c) of the Company Disclosure Schedule.
“Leased Real Property” means all leasehold or subleasehold estates and other rights to use or occupy any land, buildings, structures, improvements, fixtures or other interest in real property held by the Company or any Subsidiary pursuant to a Lease.
“Leases” means all leases, subleases, licenses, concessions and other agreements (written or oral) pursuant to which the Company or any Subsidiary holds any Leased Real Property, including the right to all security deposits and other amounts and instruments deposited by or on behalf of the Company or any Subsidiary thereunder.
“Legacy Unitholders” means the holders of OpCo LLC Units immediately prior to the consummation of the Closing Exchanges.
“Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest, right of first refusal, right of first offer, encumbrance, license, sublicense, or other adverse claim of any kind in respect of such property or asset. For purposes of this Agreement, a Person shall be deemed to own, subject to a Lien, any property or asset that it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, capital lease or other title retention agreement relating to such property or asset.
“Material Reinsurance Contract” means any quota share Reinsurance Contract to which a Reciprocal is a party.
“NASDAQ” means Nasdaq Stock Market, LLC.
“New Client” means a Person who becomes an Advisory Client during the period from the date of this Agreement through the Closing.
“OpCo LLC Agreement” means the Third Amended and Restated Limited Liability Company Agreement of OpCo LLC, dated as of October 7, 2019, as amended by the Amendment No. 1 dated as of November 3, 2020 and Amendment No. 2 dated as of May 2, 2024.
“OpCo LLC Units” means the common limited liability interests in OpCo LLC.
“Order” means any order, writ, injunction, judgement or decree of any Governmental Authority.
“ordinary course of business” means any action taken by the Company or any of its Subsidiaries or the Reciprocals in the ordinary course of the Company’s and its Subsidiaries’ and the Reciprocals’ business substantially consistent with past practice.
“Organizational Documents” means the articles of association, articles of incorporation, certificate of incorporation, memorandum of association, charter, bylaws, articles of formation, certificate of formation, operating agreement, certificate of limited partnership, partnership agreement, exempted limited partnership agreement, limited liability company agreement and all other similar documents, instruments or certificates executed, adopted or filed in connection with the creation, formation or organization of a Person, including any amendments thereto.
“Owned Real Property” means all land, together with all buildings, structures, improvements and fixtures located thereon, and all easements and other rights and interests appurtenant thereto, owned by the Company or any Subsidiary.
“Parent Disclosure Schedule” means the disclosure schedule dated the date hereof regarding this Agreement that has been provided by Parent to the Company.
“Parent Material Adverse Effect” means any event, change, circumstance, effect, occurrence, condition, state of facts or development that, individually or in the aggregate, would be reasonably expected to prevent or materially impair or materially delay the ability of Parent or Merger Sub to consummate, the Merger or the other transactions contemplated by this Agreement prior to the End Date.
“Permits” means each grant, license, franchise, permit, easement, variance, exception, exemption, waiver, consent, certificate, certification, registration, accreditation, approval, order, qualification or other similar authorization of any Governmental Authority.
“Permitted Liens” means (a) carriers’, warehousemen’s, mechanics’, materialmen’s, landlords’, laborers’, suppliers’ and vendors’ liens and other similar Liens, if any, arising or incurred in the ordinary course of business that do not, individually or in the aggregate, materially impair or materially interfere with the present use of the assets or otherwise materially impair present business operations; (b) Liens for Taxes not yet due and payable or, if due and payable, that are being contested in good faith by appropriate actions and that are adequately reserved for as of the date hereof in the applicable financial statements of the Company in accordance with GAAP; (c) applicable zoning, planning, entitlement, conservation restrictions, land use restrictions, building codes and other governmental rules and regulations imposed by a Governmental Authority having jurisdiction over the real property, none of which are violated by the Company’s conduct of its business; (d) with respect to real property, the terms and conditions of the leases, subleases, licenses, sublicenses or other occupancy agreements pursuant to which the Company or any of its Subsidiaries is a tenant, subtenant or occupant (other than in connection with any breach thereof) that do not, and would not be reasonably expected to, materially detract from the use or operation of the property subject thereto as currently used or operated by the Company or any of its Subsidiaries (or the value thereof); (e) with respect to real property, Liens (including defects, irregularities or imperfections of title, encroachments, easements or claims of easements, servitudes, permits, covenants, rights of way, flowage rights, restrictions, and similar restrictions of record, in each case, that do not materially interfere with the business as presently conducted and would not be reasonably expected to materially detract from the use or operation of the property subject thereto as currently used or operated by the Company or any of its Subsidiaries (or the value thereof)); and (f) non-exclusive licenses or sublicenses to Intellectual Property granted by the Company or any of its Subsidiaries in the ordinary course of business.
“Person” means an individual, corporation, partnership, limited partnership, limited liability company, association, trust or other entity or organization, including a Governmental Authority or any “group” within the meaning of Section 13(d) of the 1934 Act.
“Personal Information” means any data or information that (i) whether alone or in combination with any other data or information, identifies or is reasonably capable of identifying a natural Person, or (ii) is considered “personally identifiable information”, “personal information”, or “personal data” under, is protected by, or subject to, Applicable Law.
“Pre-Closing Flow-Through Tax Return” means any Tax Return relating to Pre-Closing Flow-Through Taxes.
“Pre-Closing Flow-Through Taxes” means U.S. federal income, state, and local taxes and any other Taxes determined on a flow-through basis (i.e., reported at the entity level but with respect to which items of income, gain, loss or deduction or other Tax attributes or Taxes are allocated to the direct or indirect beneficial owners of the entity) with respect to OpCo LLC or any of its Subsidiaries relating to any Pre-Closing Tax Period.
“Pre-Closing Tax Period” means any Tax period (or portion of any Tax period) ending on or prior to the Closing Date.
“Privacy/Data Security Laws” means, to the extent relating to Processing of Personal Information or otherwise relating to data privacy, data security, or security breach notification requirements and to the extent applicable to the Company or its Subsidiaries, all laws, codes, regulations, and the like to the extent governing the receipt, collection, use, storage, handling, sharing, security, use, disclosure, transfer, or other Processing of Personal Information or the security (or breaches of security) of Company’s IT Assets.
“Privacy Requirement” means any of the following to the extent relating to Processing of Personal Information: (i) the Company’s or any of its Subsidiaries’ own published or public rules, policies and procedures (whether physical or technical in nature, or otherwise) (ii) binding industry standards applicable to the Company or any of its Subsidiaries, including the Payment Card Industry Data Security Standard (PCI-DSS), and (iii) Contracts into which the Company or any of its Subsidiaries has entered or by which it is otherwise bound.
“Process”, “Processed” or “Processing” means the collection, use, storage, processing, recording, transmission, modification, destruction, retrieval, disposal, sharing, or disclosure or other activity regarding Personal Information (whether electronically or in any other form or medium).
“Producers” means the agents, general agents, sub-agents, brokers, wholesale brokers, independent contractors, consultants, affinity groups, insurance solicitors, producers or other Persons who sell the Insurance Contracts.
“Reinsurance Contracts” means any reinsurance or retrocession treaty or agreement, slip, binder, cover note or other similar arrangement to which any Reciprocal is a party and with respect to which there is any liability thereunder (whether as cedant, reinsurer, or retrocessionaire thereunder).
“Reciprocals” means the Builder Reciprocal Insurance Exchange, a Texas domestic reciprocal insurer, and Invictus Insurance Exchange, an Arizona domestic reciprocal insurer.
“Required Information” shall mean:
(a)
to the extent the Closing Date occurs on a date that is 120 days or more after December 31, 2026, the audited consolidated financial statements (including any related notes and schedules) of the Company, as of the end of the fiscal year ending December 31, 2026; and

(b)
the unaudited consolidated interim financial statements (including any related notes and schedules) of the Company, as of the end of each fiscal quarter (other than the fourth fiscal quarter of any fiscal year) ended after the date of this Agreement and at least 60 days prior to the Closing Date (in the case of this clause (b), which shall be subject to a SAS 100 review and include a comparative period for the previous fiscal year);

provided that the parties hereto agree that the filing by the Company with the SEC of an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q that includes any financial statements or other information of the Company contemplated by the preceding clauses (a) and (b) or contemplated to be provided pursuant to Section 8.11 will be deemed to satisfy any requirement to deliver such financial statements or such other information to Parent (to the extent such financial statements or other information are included in such filing).
“Reserves” shall mean the reserves, funds or provisions of a Reciprocal for losses, claims, premiums, policy benefits and expenses, including unearned premium reserves, reserves for incurred losses, technical reserves, allocated and unallocated loss adjustment expenses, incurred but not reported losses and loss adjustment expenses, in respect of an Insurance Contract issued by a Reciprocal.
“RIA Business” means the business of investment management and investment advisory services, outsourced chief investment officer services, and financial planning, and related consulting services, as conducted by each RIA Subsidiary, including the management of any RIA Subsidiary Accounts.
“RIA Subsidiary” means any Subsidiary of OpCo LLC that is registered with the SEC as an investment adviser under the Investment Advisers Act.

“RIA Subsidiary Account” means any investment account, separately managed account or similar account (a) controlled by each RIA Subsidiary; (b) for which any RIA Subsidiary acts or acted as investment adviser, investment sub-adviser, general partner, managing member, manager or administrator; or (c) from which any RIA Subsidiary receives, directly or indirectly, management fees or other revenues of any kind in connection with its provision of investment management or investment advisory services, including sub-advisory services.
“Rollover Agreements” means, collectively, (a) the Voting, Support and Rollover Agreements and (b) any other agreements entered into prior to, on or after the date hereof by the Company, OpCo LLC and certain stockholders of the Company or holders of OpCo LLC Units with respect to the contribution or retention of shares of Class A Common Stock and/or OpCo LLC Units in connection with the Mergers, in each case in a form and substance acceptable to Parent and entered into in accordance with Section 6.01 (it being acknowledged and agreed by Parent that each Rollover Agreement that has been executed on or prior to the date hereof and provided to Parent prior to the execution of this Agreement is acceptable to Parent for purposes hereof).
“Sanctioned Country” means any country or region or government thereof that is, or has been since April 24, 2019, the subject or target of comprehensive Sanctions (at present, Cuba, Iran, North Korea, and the Crimea region and the so-called Donetsk People’s Republic and Luhansk People’s Republic in Ukraine).
“Sanctioned Person” means any Person that is (i) listed on any Sanctions-related list of designated or blocked persons, including the U.S. Department of the Treasury Office of Foreign Assets Control’s (“OFAC”) List of Specially Designated Nationals and Blocked Persons, or the government of Venezuela; (ii) located, organized, or ordinarily resident in a Sanctioned Country; (iii) in the aggregate, 50 percent or greater owned, directly or indirectly, or otherwise controlled by a Person or Persons described in clauses (i) through (ii); or (iv) any national of a Sanctioned Country with whom U.S. persons are prohibited from dealing.
“Sanctions” means all U.S. and non-U.S. laws relating to economic or trade sanctions, including the Applicable Laws administered or enforced by the United States (including by OFAC), the European Union and enforced by its member states, the United Nations, and His Majesty’s Treasury.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“SEC” means the U.S. Securities and Exchange Commission.
“Security Incident” means any actual (i) breach of security, successful phishing incident, ransomware or malware attack, or other cyber or security incident affecting or with respect to any of the IT Assets or (ii) incident in which any data or information (including trade secrets and Personal Information) owned or held by the Company or any of its Subsidiaries was accessed, collected, disclosed, shared, transferred, destroyed, lost, stolen or exfiltrated in an unauthorized manner.
“Securityholder Representative” means a holder of OpCo LLC Units who is a Member (as defined in the Tax Receivable Agreement) and designated by OpCo LLC to be the Securityholder Representative, in its capacity as representative of the holders of OpCo LLC Units.
“Sequence” means Sequence AI Holdings, Inc., a Delaware corporation.
“Service Provider” means any director, officer, employee or individual independent contractor of the Company or any of its Subsidiaries, including any Company Employee.
“Share” means each share of Company Common Stock.
“Software” means software and computer programs, including any and all software implementations of algorithms, models, and methodologies (whether in source code, object code, executable or binary code).
“Sponsor Related Person” means Affiliates of any Sponsor (other than Parent and its Subsidiaries or, effective following the Effective Time, the Company, and any of their respective Subsidiaries), including any affiliated management company of any Sponsor or investment funds or investment vehicles affiliated with, or managed or advised by, such Sponsor or any such affiliated management company thereof, or any portfolio company (as such term is commonly understood in the private equity industry) or operating company or direct or indirect investment of any Sponsor, any affiliated management company thereof or any of their respective investment funds or investment vehicles, or any interest therein.
“Stockholders Agreement” means that certain Stockholders Agreement, dated as of October 30, 2024, by and among the Company and the other parties thereto.
“Subsidiary” means, with respect to any Person, any Person of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other Persons performing similar functions are at any time directly or indirectly owned or controlled by such Person. For the avoidance of doubt, OpCo LLC shall be deemed a Subsidiary of the Company and the Subsidiaries of OpCo LLC shall be deemed Subsidiaries of the Company for purposes of this Agreement.
“Tax” means all taxes, assessments, duties, levies, imposts or other similar charges imposed by a Governmental Authority, including income, gross receipts, license, payroll, employment, excise, escheat, abandoned property, severance, stamp, occupation, premium, windfall profits, environmental, customs duties, capital stock, franchise profits, withholding (including backup withholding), social security, unemployment, disability, real property, personal property, sales, use, transfer, registration, ad valorem, value added, alternative or add-on minimum or estimated tax or any other tax of any kind whatsoever, together with any interest, penalty, addition to tax or additional amount.

“Tax Receivable Agreement” means the Tax Receivable Agreement, dated as of October 28, 2019, by and among the Company, OpCo LLC and the other parties thereto.
“Tax Return” means any report, return, document, claim for refund, information return, declaration or statement or filing with respect to Taxes (and any amendments thereof), including any schedules or documents with respect thereto or accompanying payments of estimated Taxes.
“Third Party” means any Person other than Parent or any of its Subsidiaries.
“Transaction Documents” means, collectively, this Agreement, the Equity Commitment Letter, the Debt Commitment Letter, the Guarantee, the Confidentiality Agreement, the TRA Amendment and the Rollover Agreements.
“Transfer Taxes” means all transfer, documentary, sales, use, stamp, registration, real property transfer, value-added, goods and services and other such similar Taxes incurred by the Company, OpCo LLC or its Subsidiaries in connection with the consummation of the transactions contemplated by this Agreement.
“Ultimate Parent” means Square Acquisition Topco, LLC, a Delaware limited liability company.
“WARN” means the Worker Adjustment and Retraining Notification Act and any comparable foreign, state or local Applicable Law.
(a) Each of the following terms is defined in the Section set forth opposite such term:

Term	Section
Adverse Recommendation Change	6.03(a)
Agreement	Preamble
Alternative Financing	8.10(c)
Alternative Financing Commitment Letter	8.10(c)
Annual Bonus Plan	7.04(e)
Applicable Date	4.07
Board of Directors	Recitals
OpCo LLC	Preamble
Capitalization Date	4.05
Class A Common Stock	Recitals
Class B Common Stock	Recitals
Client Consent	6.04(a)
Closing	2.03(b)
Closing Date	2.03(b)
Closing Exchanges	2.01
Closing Exchanges Notice	2.01
Closing Year	7.04(e)
Company	Preamble
Company Board Recommendation	Recitals
Company Common Stock	Recitals
Company Disclosure Documents	4.09
Company Meeting	4.03
Company Related Parties	11.04(d)(i)
Company Restricted Share	2.07(b)
Company RSA	2.07(b)
Company SEC Documents	4.07
Company Securities	4.05(c)
Company Subsidiary Securities	4.06(b)
Company Termination Fee	11.04(b)(i)
Confidentiality Agreement	6.02
Contingent PSU Cash Award	2.07(a)
Contingent RSA Cash Award	2.07(b)
Continuation Period	7.04(b)
D&O Insurance	7.03(c)
Debt Commitment Letters	5.07(a)(i)
Debt Financing	5.07(a)(i)
Debt Financing Source	5.07(a)(i)
Debt Financing Sources Related Party	11.14
LLC Merger	Recitals
LLC Merger Sub	Preamble
DGCL	Recitals
DLLCA	Recitals
Effective Time	2.03(c)
Electronic Delivery	11.10

Term	Section
Email	11.01
End Date	10.01(b)(i)
Enforcement Costs	11.04(c)
Equity Commitment Letter	5.07(a)(ii)
Equity Financing	5.07(a)(ii)
Equity Financing Source(s)	5.07(a)(ii)
Exchange Agent	2.05(a)
Excluded Benefits	7.04(b)
Financing	5.07(a)(ii)
Financing Commitment Letters	5.07(a)(ii)
Financing Costs	8.11(c)
Guarantee	Recitals
Indemnified Person	7.03(a)
Insurance Permits	4.06
Intervening Event	6.03(b)(ii)
Material Contract	4.21(a)
Merger	Recitals
Merger Consideration	2.04(a)
Merger Sub	Preamble
Merger Subs	Preamble
Note Redemption Documents	Section 8.14
Notice Period	6.03(d)
Notice of Recommendation Change	6.03(d)
OpCo LLC	Preamble
Parent	Preamble
Parent-Filed Tax Returns	8.18(b)
Parent Related Parties	11.04(d)(ii)
Parent Termination Fee	11.04(b)(iii)
Payment Fund	2.05(a)
Payoff Amount	8.12
Payoff Letter	8.12
Pre-Closing Flow-Through Contest	8.18(c)
Preferred Shares	4.05
Preserved Claims	11.04(d)(ii)
Proxy Statement	4.03
Registered Company-Owned Intellectual Property	4.16(a)
Regulatory Concession	8.01
Regulatory Filings	4.22(j)
Reimbursement Cap	8.11(c)
Representatives	6.02
Requisite Company Vote	4.02
Schedule 13E-3	8.03(b)
Section 409A	2.05(e)
Solvent	5.08(a)(ii)
Special Committee	Recitals
Special Committee Recommendation	Recitals
Sponsor	Recitals
Superior Proposal	6.03(e)
Surviving Corporation	2.03
Surviving LLC	2.02(a)
Transaction Litigation	8.09
Uncertificated Share	2.05(e)
Voting, Support and Rollover Agreement	Recitals
Willful Breach	10.02

Section 1.02   Other Definitional and Interpretative Provisions. The words “hereof”, “herein” and “hereunder” and words of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Articles, Sections, Exhibits and Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement unless otherwise specified. All Exhibits and Schedules (excluding the Company Disclosure Schedule and Parent Disclosure Schedule) annexed hereto or referred to herein are hereby incorporated in and made a part of this Agreement as if set forth in full herein. Any capitalized terms used in any Exhibit or Schedule but not otherwise defined therein, shall have the meaning as defined in this Agreement. Any singular term in this Agreement shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. “Writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form. References to any statute shall be deemed to refer to such statute as amended from time to time and, if applicable, to any rules, regulations or interpretations promulgated thereunder. References to any agreement or contract are to that agreement or contract as amended, modified, supplemented, extended or renewed from time to time in accordance with the terms hereof and thereof. References to any Person include the successors and permitted assigns of that Person. References to a “party” or the “parties” means a party or the parties to this Agreement unless the context otherwise requires; provided, that following the delivery of the Joinder, each of Seller LLC, Seller Intermediate and Seller Merger Sub shall be deemed a party to this Agreement. References from or through any date mean, unless otherwise specified, from and including or through and including, respectively. The parties hereto have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such parties and no presumption or burden of proof will arise favoring or disfavoring any party due to the authorship of any provision of this Agreement. Unless otherwise specifically indicated, all references to “dollars” and “$” will be deemed references to the lawful money of the United States of America. “Made available” means that the Company has posted such materials to the virtual dataroom entitled Project Spark and hosted on Datasite and made accessible to Parent and Merger Subs prior to the entry into this Agreement.
ARTICLE 2
THE MERGERS
Section 2.01   Exchange of OpCo LLC Units. Prior to the Merger, each holder of OpCo LLC Units (excluding the Company) shall have the right to effect an Exchange (as defined in the OpCo LLC Agreement) of all outstanding OpCo LLC Units held by such holder to receive, with respect to such holder, the number of Class A Shares equal to the number of OpCo LLC Units to be exchanged by such holder, which will result in the automatic transfer for no consideration to the Company of a number of shares of Class B Common Stock held by such exchanging holder equal to the number of OpCo LLC Units so exchanged (the “Closing Exchanges”), pursuant to the OpCo LLC Agreement and the terms and conditions set forth in the notice provided by OpCo LLC to all holders of OpCo LLC Units at least five (5) Business Days prior to the Closing (the “Closing Exchanges Notice”). The Closing Exchanges shall be consummated immediately prior to and conditioned upon immediate subsequent occurrence of the Effective Time, in accordance with the provisions of the OpCo LLC Agreement. A holder of OpCo LLC Units desiring to exercise such right shall exercise such right by giving written notice to OpCo LLC with a copy to the Company, in accordance with the Closing Exchanges Notice and the OpCo LLC Agreement, including Section 10.05 thereof. The Company shall provide Parent copies of any Closing Exchanges Notice promptly following the receipt thereof.
Section 2.02   The LLC Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Effective Time (as defined below), Parent shall cause LLC Merger Sub to merge with and into OpCo LLC in accordance with the DLLCA and the separate existence of LLC Merger Sub shall cease and OpCo LLC shall be the surviving limited liability company (the “Surviving LLC”).
(b)  At the Closing (as defined below), OpCo LLC shall file a certificate of merger, executed by OpCo LLC in accordance with the DLLCA, with the Secretary of the State of the State of Delaware (the “Delaware Secretary of State”) and make all other filings or recordings required by the DLLCA in connection with the LLC Merger. The LLC Merger shall become effective at the Effective Time, as specified in the certificate of merger with respect to the LLC Merger, simultaneous with the effectiveness of the Merger.
(c)  From and after the Effective Time (as defined below), the Surviving LLC shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of OpCo LLC and LLC Merger Sub, all as provided under the DLLCA.
(d)  At the Effective Time, (i) the certificate of formation of OpCo LLC as in effect immediately prior to the Effective Time shall remain unchanged and shall continue to be the certificate of formation of the Surviving LLC until amended in accordance with Applicable Law and (ii) the limited liability company agreement of OpCo LLC as in effect immediately prior to the Effective Time shall be the limited liability company agreement of the Surviving LLC until amended in accordance with Applicable Law and the Rollover Agreements.
(e)  From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, the officers of OpCo LLC as of immediately prior to the Effective Time shall be the officers of the Surviving LLC.
(f)  At the Effective Time, by virtue of the LLC Merger and without any action on the part of Parent, the Company, LLC Merger Sub or any holder of OpCo LLC Units,
(i)  except as otherwise provided in Section 2.02(f)(ii), Section 2.02(f)(iii), Section 2.02(f)(iv)or Section 2.02(f)(v), each OpCo LLC Unit issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges) shall be converted into the right to receive the Merger Consideration and, as of the Effective Time, all such OpCo LLC Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration on the terms and conditions set forth herein;
(ii)  each OpCo LLC Unit held by OpCo LLC immediately prior to the Effective Time (but following the Closing Exchanges) shall be cancelled and shall cease to exist without any conversion thereof and no consideration shall be delivered therefor;

(iii)  (A) each OpCo LLC Unit held by Ultimate Parent or any of its Subsidiaries (including Parent), (B) each OpCo LLC Unit held by the Company and (C) each Retained Unit outstanding immediately prior to the Effective Time (but following the Closing Exchanges) shall remain outstanding following the LLC Merger and shall not be entitled to receive the Merger Consideration;
(iv)  each unit of LLC Merger Sub outstanding immediately prior to the Effective Time shall be cancelled and shall cease to exist without any conversion thereof and no consideration shall be delivered therefor; and
(v)  each OpCo LLC Unit held by any Subsidiary of OpCo LLC immediately prior to the Effective Time (but following the Closing Exchanges) shall be cancelled and shall cease to exist without any conversion thereof and no consideration shall be delivered therefor.
Section 2.03 The Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, simultaneously with the LLC Merger, at the Effective Time, Merger Sub shall merge with and into the Company in accordance with the DGCL, whereupon, the separate existence of Merger Sub shall cease and the Company shall be the surviving corporation as a wholly owned, direct Subsidiary of Parent (the “Surviving Corporation”).
(b) Subject to the provisions of Article 9, the closing of the Merger and the LLC Merger (the “Closing”) shall take place via the electronic exchange of documents and signature pages at 10:00 a.m., New York City time, as soon as possible, but in any event no later than four (4) Business Days after the date the conditions set forth in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, or at such other time or on such other date as Parent and the Company may mutually agree. The date on which the Closing occurs is referred to in this Agreement as the “Closing Date.” None of the transactions described in Sections 2.01, 2.02 or 2.03(a) or (c) shall be completed unless all of them are completed substantially concurrently in accordance with the terms of this Agreement.
(c)  At the Closing, the Company shall file a certificate of merger, executed by the Company, with the Delaware Secretary of State and make all other filings or recordings required by the DGCL in connection with the Merger. The Merger shall become effective at such time (the “Effective Time”) as specified in the certificate of merger duly filed with the Delaware Secretary of State, simultaneous with the effectiveness of the LLC Merger.
(d) From and after the Effective Time, the Surviving Corporation shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of the Company and Merger Sub, all as provided under the DGCL.
Section 2.04 Conversion of Class A Shares and Class B Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, the Company, Merger Sub or any stockholder of the Company:
(a) Except as otherwise provided in Section 2.04(b), Section 2.04(c), Section 2.04(d), Section 2.04(e), Section 2.06 or Section 2.07, each Class A Share issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive $32.50 in cash, without interest (the “Merger Consideration”). As of the Effective Time, all such Class A Shares shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Merger Consideration on the terms and conditions set forth herein.
(b) Each Class A Share held by the Company as treasury stock (other than Class A Shares in an Employee Plan of the Company) immediately prior to the Effective Time shall be cancelled and shall cease to exist without any conversion thereof and no consideration shall be delivered therefor.
(c) Each Class A Share held by Ultimate Parent or any of its Subsidiaries, including the Rollover Stock, immediately prior to the Effective Time shall remain outstanding following the Merger and shall not be entitled to receive the Merger Consideration.
(d) Each share of common stock of Merger Sub outstanding immediately prior to the Effective Time shall be converted into the right to receive an equivalent number of Class A Shares.
(e) Each Class A Share held by any Subsidiary of the Company immediately prior to the Effective Time shall be cancelled and shall cease to exist without any conversion thereof and no consideration shall be delivered therefore.
(f) Each Class B Share issued and outstanding immediately prior to the Effective Time (but following the Closing Exchanges) shall be cancelled and shall cease to exist without any conversion thereof and no consideration shall be delivered therefore.
Section 2.05 Payment.
(a) Prior to the Effective Time, Parent shall appoint an agent reasonably acceptable to the Company (the “Exchange Agent”) for the purpose of exchanging Class A Shares and/or OpCo LLC Units for the Merger Consideration. At or prior to the Effective Time, Parent shall deposit, or cause to be deposited (i) with the Exchange Agent cash in U.S. dollars sufficient to pay the aggregate Merger Consideration payable in respect of the Class A Shares (including Class A Shares received in connection with the exchange of OpCo LLC Units at or prior to the Closing) and the OpCo LLC Units (other than for the avoidance of doubt, in respect of Class A Shares or OpCo LLC Units held by the Company, Ultimate Parent or any of its Subsidiaries, including the Rollover Stock, or the Retained Units) (such cash being hereinafter referred to as the “Payment Fund”) and (ii) with the Company, cash in U.S. dollars in an amount sufficient to pay the aggregate amount in accordance with Section 2.07 for all Earned Company PSU Awards, Contingent PSU Cash Awards, Contingent RSA Cash Awards and Company Restricted

Shares. The Payment Fund shall not be used for any purpose other than a purpose expressly provided for in this Agreement. The Exchange Agent shall invest any cash included in the Payment Fund as directed by Parent or, after the Effective Time, the Surviving Corporation; provided that (A) no such investment shall relieve Parent or the Exchange Agent from making the payments required by this Article 2, and following any losses Parent shall promptly provide additional funds to the Exchange Agent for the benefit of the holders of Class A Shares and OpCo LLC Units in the amount of such losses, (B) no such investment shall have maturities that could prevent or delay payments to be made pursuant to this Agreement and (C) such investments shall be direct short-term obligations of, or short-term obligations fully guaranteed as to principal and interest by, the U.S. government, in commercial paper rated A-1 or P-1 or better by Moody’s Investors Service, Inc. or Standard & Poor’s Corporation, respectively, or in certificates of deposit, bank repurchase agreements or banker’s acceptances of commercial banks with capital exceeding $10 billion (based on the most recent financial statements of such bank that are then publicly available). Any interest, gain or other income produced by such investments will be payable to Parent or its designee as directed by Parent.
(b) Promptly after the Effective Time (but not later than two Business Days thereafter), Parent shall send, or shall cause the Exchange Agent to send, to each holder of OpCo LLC Units and, to the extent agreed by Parent and the Company, each holder of Class A Shares, in each case at the Effective Time (other than for the avoidance of doubt, OpCo LLC Units held by the Company, Ultimate Parent or any of its Subsidiaries (including the Rollover Stock) and holders of solely Retained Units) instructions and transmittal materials in customary form, reasonably acceptable to Parent, for use in such exchange.
(c) Each holder of Class A Shares or OpCo LLC Units that have been converted into the right to receive the Merger Consideration shall be entitled to receive, upon receipt of an “agent’s message” by the Exchange Agent (or such other evidence, if any, of transfer as the Exchange Agent may reasonably request), the Merger Consideration payable for each such Class A Share or OpCo LLC Units. Until so transferred, each such Class A Share or OpCo LLC Unit shall represent after the Effective Time for all purposes only the right to receive the Merger Consideration.
(d) No interest shall be paid or shall accrue on the cash payable upon transfer of any such Class A Shares or OpCo LLC Units. Payment of the Merger Consideration with respect to Class A Shares or OpCo LLC Units shall only be made to the Persons in whose name such Class A Shares or OpCo LLC Units are registered in the stock transfer records of the Company or the transfer records of OpCo, as applicable.
(e) If any portion of the Merger Consideration is to be paid to a Person other than the Person in whose name the transferred uncertificated Class A Share or OpCo LLC Units (the “Uncertificated Share”) is registered, it shall be a condition to such payment that (i) such Uncertificated Share shall be properly transferred, (ii) the Person requesting such payment shall pay to the Exchange Agent any transfer or other Taxes required as a result of such payment to a Person other than the registered holder of such Uncertificated Share or establish to the satisfaction of the Exchange Agent and Parent that such Tax has been paid or is not payable and (iii) Section 2.05(c) shall have been complied with.
(f) Any portion of the Merger Consideration made available to the Exchange Agent pursuant to Section 2.05(a) (and any interest or other income earned thereon) that remains unclaimed by the holders of Class A Shares or OpCo LLC Units that have been converted into the right to receive the Merger Consideration twelve months after the Effective Time shall be returned to Parent, upon demand, and any such holder who has not exchanged such Class A Shares or OpCo LLC Units for the Merger Consideration in accordance with this Section 2.05 prior to that time shall thereafter look only to Parent for payment of the Merger Consideration in respect of such Class A Shares or OpCo LLC Units, as applicable, without any interest thereon and subject to any withholding of Taxes required by Applicable Law in accordance with this Section 2.05(f). Notwithstanding the foregoing, Parent shall not be liable to any holder of Class A Shares or OpCo LLC Units for any amount paid to a public official pursuant to applicable abandoned property, escheat or similar laws. Any amounts remaining unclaimed by holders of Class A Shares or OpCo LLC Units that have been converted into the right to receive the Merger Consideration two years after the Closing Date (or such earlier date immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Authority) shall become, to the extent permitted by Applicable Law, the property of Parent free and clear of any claims or interest of any Person previously entitled thereto. Upon surrender to the Exchange Agent of the Class A Shares or OpCo LLC Units in accordance with the transmittal materials or other applicable procedures (including, if applicable, an affidavit of loss and, if required by Parent, an indemnity bond) contemplated hereby, the holder of record of such Class A Share or OpCo LLC Units shall be entitled to receive in exchange therefor the applicable Merger Consideration that such holder is entitled to receive pursuant to Section 2.02(f)(i) or Section 2.04(a), as applicable, and in each case, after giving effect to any required Tax withholdings as provided in Section 2.09.
Section 2.06 Dissenting Shares. Notwithstanding Section 2.04, all Shares issued and outstanding immediately prior to the Effective Time and held by a record holder or beneficially owned by a “beneficial owner” (as defined in Section 262(a) of the DGCL) who has not voted in favor of the adoption of this Agreement or consented thereto in writing and who has properly and validly demanded appraisal for such Shares in accordance with Section 262 of the DGCL (“Dissenting Shares”) shall not be converted into the right to receive the Merger Consideration, but instead shall be entitled only to such rights as are granted by Section 262 of the DGCL, unless and until such Person fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL, withdraws or otherwise loses the right to appraisal of such Dissenting Shares under Section 262 of the DGCL, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL. If, after the Effective Time, such holder fails to perfect or otherwise fails to comply with the provisions of Section 262 of the DGCL, withdraws or loses the right to appraisal of such Dissenting Shares under Section 262 of the DGCL, or a court of competent jurisdiction determines that such holder is not entitled to the relief provided by Section 262 of the DGCL, each such Dissenting Share of such Person shall be treated as if they had been converted pursuant to Section 2.04(a) as of the Effective Time into, and shall thereafter represent only, the right to receive the Merger Consideration in accordance with Section 2.05, without interest, and shall not thereafter be deemed to be Dissenting Shares. The Company shall give Parent prompt notice of any demands received by the Company for appraisal of Shares, any withdrawals of any such demands, and any other instruments served pursuant to the

DGCL and received by the Company in respect of such demands. Parent shall have the right to participate in all negotiations and proceedings with respect to such demands. Except with the prior written consent of Parent, the Company shall not make any payment with respect to, settle or offer to settle any such demands, or waive any failure to timely deliver a written demand for appraisal.
Section 2.07 Company Equity Awards.
(a) Treatment of Company PSUs. With respect to each award of Company PSUs outstanding immediately prior to the Effective Time, achievement of performance goals applicable thereto shall be determined by the Company’s Compensation Committee prior to the Effective Time but shall not exceed the midpoint between “target” performance and “superior” performance with respect to such award. Except as set forth in Section 2.07(a) of the Company Disclosure Schedule or as otherwise agreed to by Parent and the holder thereof, each such award, to the extent outstanding after such determination (each, an “Earned Company PSU Award”), and without any action on the part of the holder thereof, the Company, Parent or any other Person, effective as of the Effective Time, shall be cancelled and converted into a right to receive an amount in cash, without interest, equal to the product of (i) the number of Shares corresponding to such award of Company PSUs immediately prior to the Effective Time, multiplied by (ii) the Merger Consideration. Such cash payment shall be paid to the applicable holder within 10 days following the Closing Date. With respect to the portion of each Earned Company PSU Award that is not cashed out pursuant to the foregoing provisions of this Section 2.07(a) due to the application of an exception therein (the “Remaining PSU Portion”), such portion shall be cancelled and converted into a contingent right to receive an amount in cash, without interest (a “Contingent PSU Cash Award”) equal to the product of (I) the number of Shares corresponding to such Remaining PSU Portion immediately prior to the Effective Time, multiplied by (II) the Merger Consideration. Each such Contingent PSU Cash Award shall vest and become payable pursuant to the same service vesting schedule applicable to the Company PSU award from which it was converted immediately prior to the Effective Time, subject to the holder’s continued employment with or service to the Company or its Affiliates through the applicable vesting dates; provided that, to the extent that the corresponding award of Company PSUs provides for such a right prior to the Effective Time, if the employment or other service of a holder of a Contingent PSU Cash Award is, following the Effective Time but prior to the applicable vesting date, terminated by the Company and its Affiliates without Cause or by the holder with Good Reason (each, as defined for purposes of the corresponding award of Company PSUs prior to the Effective Time) within twelve months following the Effective Time, then the vesting and payment of such Contingent PSU Cash Award, shall be accelerated, in each case, subject to the holder’s execution and non-revocation of a general release of all claims against the Company and its Affiliates in form and substance satisfactory to the Company, with such acceleration effective no later than the earlier of the second regularly scheduled payroll date after such release becomes effective and irrevocable and the sixtieth (60th) day after such termination of employment
(b) Treatment of Company Restricted Shares.
(i) Each Share (or restricted stock unit) subject to forfeiture, vesting or other lapse conditions (each, a “Company Restricted Share” and each award of Company Restricted Shares, including any APO Awards, a “Company RSA”), that is scheduled to vest on or before January 1, 2028 and is outstanding as of the date of this Agreement and remains outstanding as of immediately prior to the Effective Time, shall, at the Effective Time, automatically and without any action on the part of the holder thereof, the Company, Parent or any other Person, become fully vested and cancelled and converted into the right to receive the Merger Consideration in accordance with Section 2.04(a).
(ii) With respect to each Company RSA outstanding as of the date of this Agreement that remains outstanding as of immediately prior to the Effective Time and that is subject to a vesting schedule that has any vesting dates after January 1, 2028 (a “Post-1/1/28 Vesting RSA”), at the Effective Time, the Accelerated Portion of Company Restricted Shares subject thereto shall, automatically and without any action on the part of the holder thereof, the Company, Parent or any other Person, become fully vested and converted in the right to receive the Merger Consideration in accordance with Section 2.04(a). For the purposes of this Section 2.07(b)(ii), the “Accelerated Portion” shall mean a number of Company Restricted Shares that would have vested on or prior to January 1, 2028 had the Post-1/1/28 Vesting RSA been subject to vesting in equal annual installments from the vesting commencement date of such Post-1/1/28 Vesting RSA to (and inclusive of) the last regularly scheduled vesting date of such Post-1/1/28 Vesting RSA.
(iii) With respect to each Company Restricted Share subject to each Post-1/1/28 Vesting RSA outstanding as of immediately prior to the Effective Time that does not vest at the Effective Time pursuant to the foregoing clause (ii) and with respect to each Company Restricted Share subject to a Company RSA granted after the date hereof that is outstanding as of immediately prior to the Effective Time, such Company Restricted Share shall, at the Effective Time, automatically and without any action on the part of the Company, Parent or any other Person, be converted into a contingent right to receive an amount in cash, without interest, equal to the Merger Consideration (each, a “Contingent RSA Cash Award”). Each Contingent RSA Cash Award shall vest and become payable pursuant to the same service vesting schedule applicable to the Company Restricted Share from which it was converted immediately prior to the Effective Time, subject to the holder’s continued employment with or service to the Company or its Affiliates through the applicable vesting date; provided that, to the extent that the applicable Company RSA relating to the corresponding Company Restricted Share provides for a right to accelerated vesting prior to the Effective Time, if the employment or other service of a holder of a Contingent RSA Cash Award is, following the Effective Time but prior to the applicable vesting date, terminated by the Company and its Affiliates without Cause or by the holder with Good Reason (each as defined for purposes of the corresponding Company RSA) within twelve months following the Effective Time, then the vesting and payment of such Contingent RSA Cash Award shall be accelerated, subject to the holder’s execution and non-revocation of a general release of all claims against the Company and its Affiliates in form and substance satisfactory to the Company, with such acceleration effective no later than the earlier of the second regularly scheduled payroll date after such release becomes effective and irrevocable and the sixtieth (60th) day after such termination of employment.

(c) Company Actions. Prior to the Effective Time, the Company shall take any and all such actions as are necessary to effect the foregoing provisions of this Section 2.07 and shall cooperate in good faith with Parent to provide Parent with the information necessary for Parent to satisfy its obligations under this Section 2.07. Promptly after the applicable vesting date (but in no event later than the second regularly scheduled payroll date commencing following the applicable vesting date), the Surviving Corporation shall pay through its payroll systems the amount due pursuant to Sections 2.07(a) or (b) to the holders of Contingent PSU Cash Awards and Contingent RSA Cash Awards; provided, however, that in the case of any such amounts that constitute non-qualified deferred compensation under Section 409A of the Code (“Section 409A”), the Surviving Corporation shall pay such amounts at the earliest time permitted under the terms of the applicable agreement or plan that will not trigger adverse tax consequences under Section 409A. The Company shall cooperate with Parent to provide information necessary to implement the Contingent PSU Cash Awards and the Contingent RSA Cash Awards in accordance with this Agreement.
Section 2.08 Adjustments. If, during the period between the date of this Agreement and the Effective Time, the outstanding Class A Shares shall have been changed into a different number of shares or a different class, including by reason of any reclassification, recapitalization, stock split (including reverse stock split) or combination, exchange or readjustment of Class A Shares, or stock dividend or distribution thereon with a record date during such period, the Merger Consideration and any other amounts payable pursuant to this Agreement shall be appropriately and equitably adjusted.
Section 2.09 Withholding Rights. Notwithstanding any provision contained herein to the contrary, each of the Exchange Agent, Parent, the Company, OpCo LLC, Merger Sub, the Surviving Corporation and any other applicable withholding agent shall be entitled to deduct and withhold from the consideration otherwise payable to any Person pursuant to this Agreement such amounts as are required to be deducted and withheld with respect to the making of such payment under the Code, under any Tax law or pursuant to any other Applicable Law. If the Exchange Agent, Parent, the Company, Merger Sub, the Surviving Corporation or any other applicable withholding agent, as the case may be, so deducts or withholds amounts, such amounts shall be treated for all purposes of this Agreement as having been paid to such Person in respect of which the Exchange Agent, Parent, the Company, Merger Sub or the Surviving Corporation, as the case may be, made such deduction and withholding. Other than with respect to any amounts required to be withheld in respect of Company equity awards under Section 2.07, Parent, the Company, Merger Sub, the Surviving Corporation or the applicable withholding agent, as the case may be, shall use commercially reasonable efforts to notify Securityholder Representative at least five Business Days prior to the Closing Date of any amounts it determines are required to be withheld from any consideration otherwise payable to any Person pursuant to this Agreement, and shall use commercially reasonable efforts to reduce or limit any such withholding.
Section 2.10 The Second LLC Merger.
(a) Upon the terms and subject to the conditions set forth in this Agreement, at the Second Effective Time (as defined below), the Surviving Corporation and Seller Intermediate shall cause Seller Merger Sub to merge with and into OpCo LLC in accordance with the DLLCA and the separate existence of Seller Merger Sub shall cease and OpCo LLC shall be the surviving limited liability company (the “Second Surviving LLC”).
(b) Substantially concurrently with the Closing, OpCo LLC shall file a certificate of merger, executed by OpCo LLC in accordance with the DLLCA, with the Delaware Secretary of State and make all other filings or recordings required by the DLLCA in connection with the Second LLC Merger. The Second LLC Merger shall become effective immediately after the Initial Mergers at such time (the “Second Effective Time”) as specified in the certificate of merger with respect to the Second LLC Merger.
(c) From and after the Second Effective Time, the Second Surviving LLC shall possess all the rights, powers, privileges and franchises and be subject to all of the obligations, liabilities, restrictions and disabilities of OpCo LLC and Seller Merger Sub, all as provided under the DLLCA.
(d) At the Second Effective Time, (i) the certificate of formation of OpCo LLC as in effect immediately prior to the Second Effective Time shall remain unchanged and shall continue to be the certificate of formation of the Second Surviving LLC until amended in accordance with Applicable Law and (ii) the limited liability company agreement of OpCo LLC as in effect immediately prior to the Second Effective Time shall be the limited liability company agreement of the Second Surviving LLC until amended in accordance with Applicable Law and the Rollover Agreements.
(e) From and after the Second Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, the officers of OpCo LLC as of immediately prior to the Second Effective Time shall be the officers of the Second Surviving LLC.
(f) At the Second Effective Time, by virtue of the Second LLC Merger and without any action on the part of Parent, the Company, Seller LLC, Seller Intermediate, OpCo LLC, Seller Merger Sub or any holder of OpCo LLC Units or units of Seller Merger Sub,
(i) each OpCo LLC Unit issued and outstanding immediately prior to the Second Effective Time shall be converted into the right to receive one common limited liability interest in Seller LLC (“Seller LLC Units”) and, as of the Second Effective Time, all such OpCo LLC Units shall no longer be outstanding and shall automatically be canceled and retired and shall cease to exist, and shall thereafter represent only the right to receive the Seller LLC Units on the terms and conditions set forth herein; and
(ii) each unit of Seller Merger Sub outstanding immediately prior to the Second Effective Time shall be cancelled and converted into one OpCo LLC Unit.
(g) Section 2.05 and Section 2.09 shall apply to this Section 2.10, mutatis mutandis.

ARTICLE 3
THE SURVIVING CORPORATION
Section 3.01 Certificate of Incorporation. The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall continue to be the certificate of incorporation of the Surviving Corporation from and after the Effective Time until amended in accordance with Applicable Law.
Section 3.02 Bylaws. The bylaws of the Company as in effect immediately prior to the Effective Time shall continue to be the bylaws of the Surviving Corporation from and after the Effective Time until amended in accordance with Applicable Law.
Section 3.03 Directors and Officers. From and after the Effective Time, until successors are duly elected or appointed and qualified in accordance with Applicable Law, (i) the parties shall take all necessary action so that the directors of Merger Sub as of immediately prior to the Effective Time shall be the directors of the Surviving Corporation and (ii) the officers of the Company at the Effective Time shall continue to be the officers of the Surviving Corporation.
ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF THE COMPANY
Subject to Section 11.05, except (a) as disclosed in any Company SEC Document filed before the date of this Agreement (but excluding any forward-looking disclosures set forth in any “risk factors” section or “forward-looking statements” section under the heading “Quantitative and Qualitative Disclosures About Market Risk” or any other statements that are similarly predictive, cautionary or forward-looking in nature) or (b) as set forth in the Company Disclosure Schedule (subject to Section 11.05), the Company represents and warrants to Parent and Merger Subs that:
Section 4.01 Corporate Existence and Power.
(a) Each Company Party (i) is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of the State of Delaware and (ii) has all corporate or limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted and to own, lease or operate its properties and assets, except in the case of this clause (ii) as has not had, and would not reasonably be expected to have, a Company Material Adverse Effect.
(b) Each Company Party is duly qualified or licensed to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification or license is necessary, except for those jurisdictions where failure to be so qualified or licensed or in good standing has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Each Company Party has made available to Parent true, complete and correct copies of the Organizational Documents of such Company Party, in each case as in effect as of the date hereof. No Company Party is in material violation of any provision of its Organizational Documents.
Section 4.02 Corporate Authorization.
(a) Each Company Party has all requisite corporate or limited liability company power and authority to execute and deliver this Agreement and each other Transaction Document to which it is a party, to perform its obligations hereunder and to consummate the Merger and the LLC Merger, as applicable, except for the required approval of the holders of at least a majority of the outstanding Shares entitled to vote thereon, voting together as a single class, in connection with the adoption of this Agreement and the transactions contemplated hereby, including the Mergers, the Stockholder Rollover and the Unitholder Retention, in accordance with Applicable Law and the Company’s certificate of incorporation (the “Requisite Company Vote”), assuming the accuracy of the representations and warranties of Parent set forth in Section 5.14. The Requisite Company Vote is the only vote of the holders of any of the capital stock of the Company or the capital stock of any of its Subsidiaries (including any Company Securities or Company Subsidiary Securities) required by Applicable Law or under the Organizational Documents of the Company or any of its Subsidiaries necessary in connection with consummation of the transactions contemplated hereby, including the Merger, assuming the accuracy of the representations and warranties of Parent set forth in Section 5.14. No vote or approval of the holders of OpCo LLC Units is required in connection with the adoption and approval of this Agreement and the transactions contemplated hereby, including the LLC Merger. The execution, delivery and performance by the Company Parties of this Agreement and each other Transaction Document to which such Company Party is a party, and the consummation by the Company Parties of the transactions contemplated hereby and thereby have been duly authorized by all necessary corporate and limited liability company action on the part of each Company Party. Each Company Party has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by each of Parent and Merger Subs, this Agreement constitutes a valid and binding agreement of each Company Party enforceable against each Company Party in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). The Class B Consent has been duly executed and delivered and is legal, valid and in full force and effect.
(b) The Special Committee has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and the Unaffiliated Stockholders and (ii) resolved to make the Special Committee Recommendation, and, as of the date of this Agreement, such Special Committee Recommendation has not been subsequently rescinded, modified or withdrawn in any way.
(c) The Board of Directors, acting upon the Special Committee Recommendation, has unanimously (i) determined that this Agreement and the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions set forth herein, are advisable, fair to and in the best interests of the Company and its stockholders, including the Unaffiliated Stockholders, (ii) approved and declared advisable this Agreement, the execution and delivery by the Company of this Agreement, the performance by the Company of the covenants and agreements contained herein and the consummation of the transactions contemplated by this Agreement, including the Merger, on the terms and subject to the conditions contained herein, (iii) directed that this Agreement be submitted to the stockholders of the Company for their adoption and (iv) resolved to make the Company Board Recommendation, and, as of the date of this Agreement, such Company Board Recommendation has not been subsequently rescinded, modified or withdrawn in any way.
(d) The Board of Directors on behalf of the Company, in its capacity as the managing member of OpCo LLC, has adopted resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the LLC Merger, are advisable, fair to, and in the best interests of, OpCo LLC and its members, (ii) determining that this Agreement and the transactions contemplated hereby do not (A) disadvantage the members of OpCo LLC or their interests relative to the stockholders of the Company, (B) advantage the stockholders of the Company relative to the members of OpCo LLC or (C) treat the members of OpCo LLC and the stockholders of the Company differently, in each case, in accordance with Section 7.04 of the OpCo LLC Agreement, and (iii) approving, adopting, and declaring advisable this Agreement and the transactions contemplated hereby, including the LLC Merger, which resolutions have not been subsequently rescinded, modified or withdrawn in any way, except as may be permitted by Section 6.03.
(e) The Majority Ownership Requirement (as defined in certificate of incorporation of the Company) is no longer met.
Section 4.03 Governmental Authorization. The execution, delivery and performance by each Company Party of this Agreement and any Transaction Documents to which such Company Party is a party and the consummation by each Company Party of the transactions contemplated hereby require no action by or in respect of, or notification to or filing with, any Governmental Authority by a Company Party or any of its Affiliates, other than (a) the filing of a certificate of merger with respect to the Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which a Company Party is qualified to do business, (b) the filing of a certificate of merger with respect to the LLC Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which OpCo LLC is qualified to do business, (c) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws, (d) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other applicable state or federal securities laws (including the filing with the SEC of a proxy statement relating to the matters to be submitted to the stockholders of the Company (the “Proxy Statement”) and the clearance thereof by the SEC, in each case in connection with a meeting of the Company’s stockholders for the purpose of adopting this Agreement and approving the Merger (including any adjournment or postponement thereof, the “Company Meeting”)), (e) compliance with the rules and regulations of NASDAQ, (f) subject to Section 8.01(f), the approvals and notices set forth on Section 4.03(f) of the Company Disclosure Schedule (the “Specified Regulatory Approvals”) and (g) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby prior to the End Date.
Section 4.04 Non-contravention. The execution, delivery and performance by the Company Parties of this Agreement and any Transaction Documents to which any Company Party is a party and the consummation of the transactions contemplated hereby and thereby do not and will not, assuming compliance with the matters referred to in Section 4.03 and receipt of the Requisite Company Vote, (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of the Company, any of its Subsidiaries or any Reciprocals, (b) contravene, conflict with or result in a violation or breach of any provision of any Applicable Law, (c) assuming compliance with the matters referred to in Section 6.04, require any consent, notification or other action by any Person under, constitute a breach or default (or an event that, with notice or lapse of time or both, would become a default) under or cause or permit the termination, cancellation, acceleration, or other change of any right or obligation of any Company Party or any of its Subsidiaries or any Reciprocals or the loss of any benefit to which such Company Party or any of its Subsidiaries or any Reciprocals is entitled under any provision of any Contract binding on such Company Party or any of its Subsidiaries or any Reciprocals or (d) result in the creation or imposition of any Lien on any asset of any Company Party or any of its Subsidiaries or any Reciprocals, with only such exceptions, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby prior to the End Date.
Section 4.05 Capitalization.
(a) The authorized capital stock of the Company consists of 300,000,000 Class A Shares, with the par value of $0.01 per share, 100,000,000 Class B Shares, with the par value of $0.0001 per share, and 50,000,000 shares of preferred stock, with the par value of $0.01 per share (“Preferred Shares”). As of September 11, 2026 (the “Capitalization Date”), there were 97,617,596 Class A Shares outstanding (of which 4,655,112 were Company Restricted Shares), 42,624,762 Class B Shares outstanding, no Preferred Shares outstanding and 140,074,438 OpCo LLC Units (each of which OpCo LLC Units shall be exchangeable (other than the OpCo LLC Units held by the Company) for one Class A Share in connection with the transactions contemplated hereby, pursuant to the OpCo LLC Agreement). All outstanding shares of capital stock of the Company and the equity interest of OpCo LLC have been, and all shares and equity interests that may be issued pursuant to any employee stock option or other compensation plan or arrangement will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and nonassessable and have not been issued in violation of any Applicable Laws or preemptive rights, rights of first refusal or other similar rights of any Person. All issued and outstanding equity interests in each of the Company’s Subsidiaries (excluding OpCo LLC) are duly authorized and validly issued in accordance with the respective Organizational Documents of such Subsidiaries and are fully paid (to the extent required under such Subsidiaries’ Organizational Documents) and nonassessable and have not been issued in violation of any Applicable Laws or preemptive rights, rights of first refusal or other similar rights of any Person.

(b) As of the Capitalization Date, there are 5,777,193 and 1,954,897 Class A Shares available for issuance pursuant to the Company’s Omnibus Incentive Plan and Partnership Inducement Award Plan, respectively. As of the Capitalization Date, there are (i) 643,376 and 2,172,514 Class A Shares subject to outstanding Company PSUs (assuming target and maximum performance levels, respectively) and (ii) 4,655,112 Class A Shares subject to outstanding Company RSAs.
(c) Except (i) as set forth in Section 4.05(a) or, solely with respect to clause (E) below, as contemplated by the Rollover Agreements or the Organizational Documents of the Company or OpCo LLC, (ii) resulting from any issuance, forfeiture, cancellation and redemption of Shares after the Capitalization Date permitted by Section 6.01(c), or (iii) for changes since the Capitalization Date resulting from the issuance of Shares pursuant to the settlement of Company PSUs, in each case, there are no issued, reserved for issuance or outstanding (A) shares of capital stock or other voting securities of or ownership interests in the Company or OpCo LLC, (B) securities of the Company convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of or ownership interests in the Company or OpCo LLC, (C) warrants, calls, options, subscriptions, commitments, Contracts or other rights to acquire from the Company or OpCo LLC, or other obligation of the Company or OpCo LLC to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into or exchangeable or exercisable for capital stock or other voting securities of or ownership interests in, the Company or OpCo LLC, (D) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, the value or price of, any capital stock or voting securities of, or ownership interests in, the Company or OpCo LLC or (E) contractual obligations or commitments relating to any Company Securities, including any voting trusts, proxies or any other contracts or understandings with respect to the voting of, or any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights (the items in clauses (A) through (E), including, for the avoidance of doubt, the Shares being referred to collectively as the “Company Securities”). Except as set forth in the Organizational Documents of the Company or OpCo LLC or with respect to forfeitures of Company Restricted Shares, there are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any of the Company Securities. There are no declared or accrued but unpaid dividends or distributions with respect to any Shares. None of the Company Securities are owned by any Subsidiary of the Company. There are no voting trusts or other similar agreements or understandings to which the Company is a party.
Section 4.06 Subsidiaries.
(a) Each Subsidiary of the Company and each Reciprocal has been duly organized, is validly existing and (where applicable) in good standing under the laws of its jurisdiction of organization, has all organizational powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now, conducted, including as a Producer, an underwriter, a third party administrator, a claims adjuster, reinsurance broker, captive manager, captive manager, captive insurance company, risk purchasing group or a reciprocal insurance exchange under the Insurance Laws (collectively, the “Insurance Permits”), except for those licenses, authorizations, permits, consents and approvals the absence of which has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Section 4.06 of the Company Disclosure Schedule sets forth a list of all the Insurance Permits for each Insurance Subsidiary and the Reciprocals, each of which is in full force and effect, and all designated responsible licensed producers for each Insurance Subsidiary and the Reciprocals, as applicable. Each such Subsidiary is duly qualified to do business as a foreign entity and is in good standing in each jurisdiction where such qualification is necessary, except for those jurisdictions where failure to be so qualified has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All material Subsidiaries of the Company and their respective jurisdictions of organization are identified in the Company 10-K. The Company Subsidiaries are not in material default under or in material violation of any of the provisions of, the Organizational Documents of each of such Company’s Subsidiaries.
(b) Except with respect to OpCo LLC, all of the outstanding capital stock or other voting securities of, or ownership interests in, each Subsidiary of the Company has been duly authorized, validly issued, fully paid and non-assessable and is free of any preemptive or similar rights, and is owned by the Company, directly or indirectly, free and clear of any Lien, other than (i) transfer restrictions imposed by federal and state securities Applicable Laws, (ii) those arising under the Company Credit Agreement and (iii) any transfer restrictions contained in the Organizational Documents of the Company and its Subsidiaries. There are no issued, reserved for issuance or outstanding (A) securities of the Company or any of its Subsidiaries convertible into, exchangeable or exercisable for shares of capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (B) warrants, calls, options, subscriptions, commitments, Contracts or other rights to acquire from the Company or any of its Subsidiaries, or other obligations of the Company or any of its Subsidiaries to issue, any capital stock or other voting securities of, or ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company, (C) restricted shares, restricted stock units, stock appreciation rights, performance units, contingent value rights, “phantom” stock or similar securities or rights that are derivative of, or provide economic benefits based, directly or indirectly, on the value or price of, any capital stock or other voting securities of, or ownership interests in, any Subsidiary of the Company or (D) contractual obligations or commitments relating to any Company Subsidiary Securities, including any voting trusts, proxies or any other contracts or understandings with respect to the voting of, or any agreements restricting transfer of, requiring the registration for sale of, or granting any preemptive rights, subscription rights, anti-dilutive rights, rights of first refusal or any similar rights (the items in clauses (A) through (D) being referred to collectively as the “Company Subsidiary Securities”). There are no outstanding obligations of the Company or any of its Subsidiaries to issue, transfer, exchange, register, repurchase, redeem or otherwise acquire or sell any of the Company Subsidiary Securities. Except as set forth in Section 4.06(b) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, directly or indirectly, any shares of capital stock or other voting securities of or ownership interests in, or securities convertible into, or exchangeable or exercisable for, shares of capital stock or other voting securities of or ownership interests in, any other Person.

Section 4.07 SEC Filings and the Sarbanes-Oxley Act.
(a) Since January 1, 2023 (the “Applicable Date”), the Company has filed with or furnished to the SEC, on a timely basis all reports, schedules, forms, statements, prospectuses, registration statements and other documents required to be filed with or furnished to the SEC by the Company (such reports, schedules, forms, statements, prospectuses, registration statements and other documents so filed or furnished since the Applicable Date, collectively, together with any exhibits and schedules thereto and other information incorporated therein, the “Company SEC Documents”).
(b) As of its filing or furnishing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document complied, and each Company SEC Document filed or furnished subsequent to the date hereof will when so filed or furnished comply, as to form in all material respects with the applicable requirements of NASDAQ, the 1933 Act, the 1934 Act and the Sarbanes-Oxley Act, as the case may be.
(c) As of its filing or furnishing date (or, if amended or superseded by a filing prior to the date hereof, on the date of such filing), each Company SEC Document filed pursuant to the 1934 Act did not, and each Company SEC Document filed subsequent to the date hereof will not, contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.
(d) Each Company SEC Document that is a registration statement, as amended or supplemented, if applicable, filed pursuant to the 1933 Act, as of the date such registration statement or amendment became effective, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.
(e) As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the staff of the SEC with respect to the Company SEC Documents. As of the date of this Agreement, none of the Company SEC Documents is, to the Knowledge of the Company, the subject of ongoing SEC review or investigation.
(f) The Company and each of its officers are in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act and with respect to the Company, the applicable listing and corporate governance rules of NASDAQ. Each Company SEC Document containing financial statements that has been filed with or submitted to the SEC under the 1934 Act was accompanied by any certifications required to be filed or submitted by the Company’s principal executive officer and principal financial officer pursuant to Rules 13a-14 and 15d-14 under the 1934 Act and Sections 302 and 906 of the Sarbanes-Oxley Act and, at the time of filing or submission of each such certification, such certification complied in all material respects with the applicable provisions of the 1934 Act and the Sarbanes-Oxley Act. As of the date hereof, none of the foregoing certifications has become incomplete or incorrect. Neither the Company nor its principal executive officer or principal financial officer has received notice from any Governmental Authority challenging or questioning the accuracy, completeness, form or manner of filing such certifications.
(g) Since the Applicable Date, the Company and its Subsidiaries have established and maintained disclosure controls and procedures (as defined in Rule 13a-15 under the 1934 Act) as required by Rule 13a-15 under the 1934 Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in the reports that it files or submits under the 1934 Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that all such information required to be disclosed by the Company is accumulated and communicated to the Company’s principal executive officer and its principal financial officer by others within those entities, particularly during the periods in which the periodic reports required under the 1934 Act are being prepared. Since the Applicable Date, the Company has designed, established and maintained internal controls over financial reporting, as defined in Rule 13a-15 under the 1934 Act, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP.
(h) Since the Applicable Date, neither the Company nor, to the Knowledge of the Company, the Company’s independent registered accountant has identified or been made aware of (i) any significant deficiency or material weakness in the design or operation of internal controls over financial reporting utilized by the Company which would reasonably be expected to adversely affect the Company’s ability to record, process, summarize and report financial information or (ii) any fraud that involves the management or other employees of the Company who have a significant role in the Company’s internal controls over financial reporting.
Section 4.08 Financial Statements.
(a) The audited consolidated financial statements (including any related notes and schedules) and unaudited consolidated interim financial statements (including any related notes and schedules) of the Company included or incorporated by reference in the Company SEC Documents fairly present in all material respects, in conformity with GAAP applied on a consistent basis (except as may be indicated in the notes thereto), the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and their consolidated results of operations and cash flows for the periods then ended (subject to normal year-end audit adjustments, which are not material, either individually or in the aggregate and the absence of footnotes in the case of any unaudited interim financial statements). No independent auditor has withdrawn, or has advised the Company or its Subsidiaries in writing that it intends to withdraw, its audit opinion with respect to any financial statements contained in any of the Company’s filings with the SEC.
(b) The Company has made available to Parent, to the extent required to be filed with the applicable Insurance Regulator, complete and correct copies of the audited annual statutory statements of each Reciprocal, as of and for the year ended December 31, 2025, and as of and for the quarter ended June 30, 2026, each in the form so filed with the applicable Insurance Regulator (the “Company Statutory Statements”).

The Company Statutory Statements fairly present, in all material respects in accordance with Applicable SAP, the statutory financial position of the applicable Reciprocal as of the respective dates thereof and the results of operations and changes in capital and surplus of such Reciprocal for the respective periods set forth therein. Each of the Company Statutory Statements (including all related notes) has been prepared, in all material respects, in accordance with Applicable SAP, except as otherwise noted therein. Such Company Statutory Statements complied in all material respects with all applicable Insurance Laws when filed or submitted and no material violation or deficiency has been asserted in writing by any Insurance Regulator with respect to any of such Company Statutory Statements that has not been cured or otherwise resolved to the satisfaction of such Insurance Regulator.
Section 4.09 Disclosure Documents.
(a) Each document required to be filed by the Company with the SEC or required to be distributed or otherwise disseminated to the Company’s stockholders in connection with the transactions contemplated by this Agreement, including the Proxy Statement and the Schedule 13E-3 (as supplemented or amended, the “Company Disclosure Documents”), when filed, distributed or disseminated, as applicable, (i) will comply as to form in all material respects with the applicable requirements of the 1934 Act and (ii) at the time of such filing, at the time the Proxy Statement and any amendments or supplements thereto are first mailed to the Company’s stockholders and at the time of the Company Meeting, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.
(b) The representations and warranties contained in this Section 4.09 will not apply to statements or omissions included or incorporated by reference in the Company Disclosure Documents based upon information supplied by Parent, Merger Subs or any of their representatives or advisors in writing specifically for use or incorporation by reference therein.
Section 4.10 Absence of Certain Changes. Since the Company Balance Sheet Date through the date of this Agreement, (a) the business of the Company, its Subsidiaries and any Reciprocals has been conducted in the ordinary course of business in all material respects, and (b) there has not been any event, occurrence, development or state of circumstances or facts that has had or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.11 No Undisclosed Material Liabilities; Title to Assets.
(a) There are no liabilities or obligations of the Company, any of its Subsidiaries or any Reciprocals of a type required to be reflected on a balance sheet prepared in accordance with GAAP, other than: (i) liabilities or obligations disclosed and provided for in the Company Balance Sheet or in the notes thereto; (ii) liabilities or obligations incurred in the ordinary course of business since the Company Balance Sheet Date (none of which relates to violations of or liability under any Applicable Law or Action, breaches of Contracts or Permits, torts, misappropriation, or infringement), none of which are material to the Company; and (iii) liabilities or obligations that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) As of the date of this Agreement, there are no off-balance sheet arrangements of any type required to be disclosed pursuant to Item 303(a)(4) of Regulation S-K promulgated under the 1933 Act that have not been so described in the Company SEC Documents.
(c) The Company and each of its Subsidiaries have good and valid title to all assets material to the business of the Company and each of its Subsidiaries, taken as a whole (excluding to the extent relevant, any Intellectual Property Rights, representations of title and ownership to which are solely covered under Section 4.16) owned by, or valid leasehold interests in or valid right to use all other assets of the Company and its Subsidiaries that are material to the business of the Company and its Subsidiaries, taken as a whole, except as has not had or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 4.12 Compliance with Laws and Court Orders. Since the Applicable Date, the Company, each of its Subsidiaries and the Reciprocals have been in compliance with, and to the Knowledge of the Company, have not been under investigation with respect to, or have been threatened to be charged with or given notice of any violation of, any Applicable Law, except for failures to comply or violations that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby prior to the End Date. As of the date hereof, there is no Order outstanding against the Company, any of its Subsidiaries or any Reciprocal that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby prior to the End Date.
Section 4.13 Anti-Corruption & Trade Controls.
(a) Since the Applicable Date, none of the Company or its Subsidiaries, or any of their respective directors or officers or, to the Knowledge of the Company, any employees, agents or other third-party representative acting on their behalf and under their control, has violated in any material respect any applicable Anti-Corruption Laws.
(b) Since the Applicable Date, neither the Company nor its Subsidiaries have been in material violation of any applicable Anti-Money Laundering Laws.
(c) None of the Company or its Subsidiaries, or any of their respective directors or officers, or, to the Knowledge of the Company, any employees, agents or other third-party representative acting on their behalf and under their control, is or has been since the Applicable Date: (i) a Sanctioned Person; (ii) engaged in any dealings or transactions with or for the benefit of any Sanctioned Person; or (iii) otherwise in material violation of any applicable Sanctions. Since the Applicable Date, none of the Company or its Subsidiaries, or any of their respective directors or officers or, to the Knowledge of the Company, any employees, agents or other third-party representative acting on their behalf and under their control has violated in any material respect any applicable Ex-Im Laws.
(d) Since the Applicable Date, neither the Company nor any of its Subsidiaries has received from any Governmental Authority or any Person any written notice, inquiry or investigation; made any voluntary or involuntary disclosure to a Governmental Authority; or conducted any internal investigation or audit concerning any actual or potential material violation of Anti-Corruption Laws, Anti-Money Laundering Laws, Ex-Im Laws, or Sanctions.
Section 4.14 Litigation. As of the date hereof, there is no Action pending against, threatened in writing against or, to the Knowledge of the Company, otherwise threatened against, the Company or any of its Subsidiaries, that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby prior to the End Date. As of the date hereof, to the Knowledge of the Company, there is no Action pending against, threatened in writing against or otherwise threatened against, any present or former officer, director or employee of the Company or any of its Subsidiaries or any of their respective Persons for whom the Company or any of its Subsidiaries may be liable or any of their respective properties before (or, in the case of threatened Actions, would be before) or by any Governmental Authority or arbitrator, that, individually or in the aggregate, has had or would reasonably be expected to have, a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of the Company to consummate the transactions contemplated hereby prior to the End Date.
Section 4.15 Properties.
(a) Section 4.15(a) of the Company Disclosure Schedule sets forth the address of each Owned Real Property. Except as set forth on Section 4.15(a) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries owns, or has ever owned, any real property. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, with respect to each Owned Real Property: (i) the Company or Subsidiary (as the case may be) has good and marketable title to such Owned Real Property, free and clear of all Liens and encumbrances, except Permitted Liens, (ii) the Company or Subsidiary has not leased or otherwise granted to any Person the right to use or occupy such Owned Real Property or any material portion thereof; and (iii) other than the right of Parent pursuant to this Agreement, there are no outstanding options, rights of first offer or rights of first refusal to purchase such Owned Real Property or any portion thereof or interest therein.
(b) Section 4.15(b) of the Company Disclosure Schedule sets forth the address of each Leased Real Property as of the date hereof. The Company has delivered to Parent a true and complete copy of each such Lease in effect as of the date hereof. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Lease is legal, valid and in full force and effect; (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Lease, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Lease, and neither the Company nor any of its Subsidiaries has received written notice that it has breached, violated or defaulted under any Lease; (iii) the Company or Subsidiary has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any material portion thereof; and (iv) the Company or Subsidiary has not collaterally assigned or granted any other security interest in such Lease or any interest therein. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have good and valid leasehold or subleasehold interests in the Leased Real Property, free and clear of all Liens other than Permitted Liens. There are no pending and the Company has not received written notice of any threatened condemnation, eminent domain, rezoning or similar taking Actions against any Leased Real Property.
Section 4.16 Intellectual Property.
(a) Section 4.16(a) of the Company Disclosure Schedule contains, as of the date hereof, a complete and correct list of all trademark registrations and applications, issued patents and patent applications, copyright registrations and applications, and domain names owned by the Company or any of its Subsidiaries (collectively, the “Registered Company-Owned Intellectual Property”). Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, all Registered Company-Owned Intellectual Property is subsisting and, to the Knowledge of the Company, valid and enforceable. No Action is pending, or to the Knowledge of the Company, has been threatened, challenging the validity, enforceability, registration, ownership or scope of any Registered Company-Owned Intellectual Property, except as would not be material to the Company and its Subsidiaries, taken as a whole.
(b) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) the Company or one of its Subsidiaries exclusively owns all Company-Owned Intellectual Property free and clear of any Liens other than Permitted Liens, (ii) the Company or one of its Subsidiaries has valid, enforceable, and sufficient rights to use (in each case, free and clear of any Liens other than Permitted Liens), all Intellectual Property necessary for the conduct of the business of the Company or any of its Subsidiaries as currently conducted, (iii) to the Knowledge of the Company, neither the Company, any of its Subsidiaries, nor the conduct of the business of the Company or any of its Subsidiaries as currently or previously conducted is, or since the Applicable Date has been, infringing, misappropriating, or otherwise violating the Intellectual Property rights of any Person, (iv) since the Applicable Date, to the Knowledge of the Company, no Person has infringed, misappropriated, or otherwise violated the Company-Owned Intellectual Property and (v) since the Applicable Date, neither the Company nor any of its Subsidiaries is or has been subject to or received any pending or threatened written notice, claim, or Action alleging the

Company’s or its Subsidiaries’ infringement, misappropriation, or other violation of any Intellectual Property in any material respect (including that any services provided, processes used or products manufactured, used, imported, offered for sale or sold by the Company or any of its Subsidiaries infringes, misappropriates, or otherwise violates any Intellectual Property rights of any Person in any material respect).
(c) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) (x) the IT Assets operate and perform in a manner that permits, and are adequate for, the Company and its Subsidiaries to conduct their respective businesses as currently conducted and (y) to the Knowledge of the Company, no Person has gained unauthorized access to the IT Assets (or any information or data stored therein or transmitted thereby) and there have otherwise been no Security Incidents, (ii) the Company and its Subsidiaries have implemented commercially reasonable technical and physical safeguards designed to protect the IT Assets (and any data or information stored therein) against unauthorized Processing, and (iii) to the Knowledge of the Company, no IT Assets contain any “virus”, “back door,” “time bomb”, “Trojan horse” or other malicious code.
(d) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) to the Knowledge of the Company, the Company and its Subsidiaries are in compliance, and since the Applicable Date have been in compliance, with all Privacy/Data Security Laws and Privacy Requirements, including in the course of the operations of the Company and its Subsidiaries, and (ii) since the Applicable Date, no claims, notices, or Actions have been asserted or, to the Knowledge of the Company, threatened in writing against the Company or any of its Subsidiaries by any Person alleging a violation of such Person’s privacy, personal or confidentiality rights under any Privacy/Data Security Laws or Privacy Requirements. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, to the Knowledge of the Company, neither the Company nor any of its Subsidiaries are, or since the Applicable Date, have been, (A) subject to or received any notice of any audit, investigation, notice, complaint or other Action by any Person, or (B) sent or been required to send to any Person any notice, in each case of (A) and (B), concerning any Security Incident or any actual or alleged violation of any Privacy Requirements.
(e) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have taken commercially reasonable measures to protect the confidentiality of trade secrets or confidential information owned by the Company or any of its Subsidiaries.
(f) Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries possess the source code for the Company Software, together with such documentation as is reasonably necessary to enable competent programmers to maintain, support, further develop and otherwise modify the Company Software. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, neither the Company nor any of its Subsidiaries has provided or made available or is required to provide or otherwise make available to any third party, or to escrow with any third party, any source code of the Company Software, other than to employees or contractors engaged by the Company or its Subsidiaries who require access to such source code in connection with their employment or engagement and who are subject to legally enforceable obligations to maintain the confidentiality of such source code.
Section 4.17 Taxes. Except as to matters that would not have had and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) All Tax Returns required to be filed by Applicable Law by, or on behalf of, the Company or any of its Subsidiaries have been timely filed (taking into account valid extensions of time to file), and all such Tax Returns are true, complete and correct in all respects. Each of the Company and each of its Subsidiaries has timely paid (or has had paid on its behalf) to the appropriate Governmental Authority all Taxes due and payable by it, whether or not shown as due on any Tax Returns.
(b) Each of the Company and each of its Subsidiaries has properly and timely withheld or collected and timely paid, or is properly holding for timely payment, all Taxes required to be withheld, collected and paid over by it under Applicable Law, and each of the Company and each of its Subsidiaries has complied in all respects with all information reporting (and related withholding) and record retention requirements.
(c) There is no Action with respect to Taxes of the Company or its Subsidiaries that is currently being conducted or, to the Knowledge of the Company, threatened by a Governmental Authority. None of Company or its Subsidiaries has agreed to any waiver of any statute of limitations in respect of Taxes that remains in effect (other than with respect to customary extensions to file Tax Returns obtained in the ordinary course of business).
(d) There are no Liens on any of the assets of the Company or any of its Subsidiaries with respect to Tax, other than Liens for Taxes which are not yet due and payable.
(e) With respect to any tax years open for audit as of the date of this Agreement, neither the Company nor any of its Subsidiaries has entered into a written agreement waiving or extending any statute of limitations with respect to any Taxes, except for extensions occurring as a result of extensions of the time to file Tax Returns granted in the ordinary course of business.
(f) For U.S. federal income (and applicable state, local and non-U.S.) tax purposes the Company is and has since formation been properly classified as a corporation and OpCo LLC is properly classified as a partnership and since formation has been properly classified as a partnership or a disregarded entity and has never been classified at any time since its formation as a publicly traded partnership taxable as a corporation within the meaning of Section 7704 of the Code. Each Subsidiary of OpCo LLC is classified as a disregarded entity for U.S. federal income tax purposes. No election is pending to change any such classification.

(g) Neither the Company nor any of its Subsidiaries is party to or bound by any Tax sharing, allocation or indemnification agreement or arrangement that would have a continuing effect after the Closing Date (other than such agreements or arrangements with third parties made in the ordinary course of business that is not primarily related to Taxes). Neither the Company nor any Subsidiary of the Company (i) is, or has been, a member of any affiliated, consolidated, combined or unitary Tax group, other than a group the common parent of which is the Company or (ii) has any liability for Taxes of any Person (other than the Company or any Subsidiary of the Company) arising from the application of Treasury Regulations Section 1.1502-6 (or any analogous provision of U.S. state or local or non-U.S. Tax law) or as a transferee or successor, by Contract (other than any Contract with a third party made in the ordinary course of business that is not primarily related to Taxes) or otherwise by operation of any Applicable Law.
(h) Neither the Company nor any of its Subsidiaries has entered into, or participated in, any “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2).
(i) No written claim has been made by a Taxing Authority in a jurisdiction where the Company or any of its Subsidiaries has not paid Taxes or filed Tax Returns asserting that the Company or any of its Subsidiaries is or may be subject to Taxes assessed by such jurisdiction.
(j) None of the Company or its wholly owned domestic Subsidiaries will be required to include any item of income in, or exclude any item of deduction from, taxable income for any taxable period (or portion thereof) beginning after the Closing Date as a result of any: (i) change in accounting method or use of an improper accounting method on or prior to the Closing Date; (ii) “closing agreement” as described in Section 7121 of the Code or similar agreement entered into on or prior to the Closing Date; (iii) intercompany transaction or excess loss account described in the Treasury Regulations under Section 1502 of the Code (or any corresponding or similar provision of state, local or foreign Law) incurred prior to the Closing; (iv) installment sale or open transaction disposition made on or prior to the Closing Date; or (v) prepaid amount received or deferred revenue realized on or prior to the Closing Date.
Section 4.18 Employee Benefit Plans.
(a) Section 4.18(a) of the Company Disclosure Schedule sets forth a true, correct and complete list, as of the date hereof, of each material Employee Plan. With respect to each such material Employee Plan, the Company has made available to Parent true, correct and complete copies of, to the extent applicable, (i) such Employee Plan document, including any amendment thereto (or, in the case of any unwritten Employee Plan, a written description of all material terms thereof), (ii) each trust, insurance, annuity or other funding arrangement, (iii) the most recent summary plan description and any summary of material modifications prepared, (iv) the three most recently prepared financial statements and actuarial or other valuation reports prepared, (v) the most recent determination, advisory or opinion letter from the Internal Revenue Service and (vi) the three most recent annual reports on Form 5500 (or comparable form), including all schedules and attachments thereto, (vii) all non-routine correspondence with any Governmental Authority dated since the Applicable Date, and (viii) all Code nondiscrimination tests performed with respect to each Employee Plan for the three most recently completed plan years.
(b) No Employee Plan is, and neither the Company nor its Subsidiaries (and any of their respective ERISA Affiliates) sponsors, maintains, administers, participates in or contributes to (or has any obligation to contribute to), or has in the past six (6) years sponsored, maintained, administered, participates in or contributed to (or had any obligation to contribute to), or has any direct or indirect liability (including on account of an ERISA Affiliate) under or with respect to any Employee Plan or other arrangement that is, or has within the past six (6) years been, (i) subject to Title IV of ERISA, Section 302 of ERISA or Section 412, 430 or 4971 of the Code, (ii) a multiemployer plan within the meaning of Sections 3(37) and 4001(a)(3) of ERISA, including in each case, as a consequence of at any time having been considered a single employer under Section 414 of the Code with any other Person or (iii) a multiple employer welfare arrangement within the meaning of 3(40) of ERISA.
(c) Each Employee Plan that is intended to be qualified under Section 401(a) of the Code either has received or is permitted to rely upon a favorable determination or opinion letter, or, if available under Internal Revenue Service rules, has pending or has time remaining in which to file, an application for such determination from the Internal Revenue Service and no event has occurred and no condition exists with respect to the form or operation of such Employee Plan which would reasonably be expected to adversely affect the qualified status of such Employee Plan.
(d) Neither the execution of this Agreement nor the consummation of the transactions contemplated hereby (either alone or together with any other event) will (i) entitle any current or former Service Provider to any payment or benefit, including any bonus, retention, severance, retirement or job security payment or benefit, (ii) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, or increase the amount payable to any current or former Service Provider, (iii) trigger any obligation under any Employee Plan, (iv) limit or restrict the right of the Company or any of its Subsidiaries or, after the Closing, Parent, to merge, amend or terminate any Employee Plan, or (v) result in any “excess parachute payment” (within the meaning of Section 280G of the Code).
(e) Neither the Company nor any of its Subsidiaries maintains any obligations to gross-up or reimburse any individual for any Tax or related interest or penalties incurred by such individual, including under Sections 409A or 4999 of the Code or otherwise.
(f) Neither the Company nor any of its Subsidiaries has any current or projected liability for, and no Employee Plan provides or promises, any post-employment or post-retirement medical, dental, disability, hospitalization, life or similar benefits (whether insured or self-insured) to any current or former Service Provider (or any dependent or beneficiary thereof), other than coverage mandated by Applicable Law, including

COBRA. Except as has not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, the Company and its Subsidiaries have not incurred (whether or not assessed) any penalty or Tax under Sections 4980B, 4980D, 4980H, 6721 or 6722 of the Code and no circumstances exist or events have occurred that could result in the imposition of any such penalties or Taxes.
(g) Each Employee Plan has been maintained, funded, operated and administered in compliance with its terms and all Applicable Law in all material respects, including ERISA and the Code, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. All required returns, reports, notices, disclosures, statements and descriptions (including Form 5500 annual reports, summary annual reports and summary plan descriptions) have been timely filed or distributed in accordance with ERISA and the Code with respect to each Employee Plan and are accurate, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. There have been no “prohibited transactions” (within the meaning of Section 406 of ERISA and Section 4975 of the Code) with respect to any Employee Plan that would reasonably be expected to result in material liability to the Company, and no fiduciary has any material liability for breach of fiduciary duty or other failure to act or comply in connection with the administration or investment of the assets of any Employee Plan.
(h) No action, suit, investigation, audit, proceeding or claim (or any basis therefore) (other than routine claims for benefits) is pending against or involves or, to the Knowledge of the Company, is threatened against or threatened to involve, any Employee Plan before any arbitrator or any Governmental Authority, including the Internal Revenue Service, the Department of Labor or the Pension Benefit Guaranty Corporation, which, individually or in the aggregate, if determined or resolved adversely, would reasonably be expected to have a Company Material Adverse Effect.
(i) Except as would not reasonably be expected to have a Company Material Adverse Effect, all contributions, premiums or other payments that have become due with respect to each Employee Plan have been paid on a timely basis or, to the extent not yet due, accrued in accordance with GAAP.
Section 4.19 Labor Matters.
(a) Neither the Company nor any of its Subsidiaries is or in the past three years has been a party to or bound by any Collective Bargaining Agreement; there are no Collective Bargaining Agreements or any other labor-related agreements or arrangements that pertain to any of the Company Employees, and none are currently being negotiated; and no Company Employees are represented by any labor union, labor organization, works council, employee representative or group of employees with respect to their employment with the Company or its Subsidiaries. There are no employees of the Reciprocals.
(b) Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there are no, and since the Applicable Date there have been no, unfair labor practice complaints, material labor grievances, material labor arbitrations, pending or, to the Knowledge of the Company, threatened against the Company or any of its Subsidiaries before the National Labor Relations Board or any other Governmental Authority or any union representation questions involving Company Employees. Except as would not reasonably be expected to be material to the Company and its Subsidiaries, taken as a whole, there is no, and there has not been since the Applicable Date, labor strike, slowdown, stoppage, picketing, interruption of work or lockout pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries. To the Knowledge of the Company, since the Applicable Date, there have been no labor organizing activities with respect to any Company Employees.
(c) The Company and its Subsidiaries are, and have been since the Applicable Date, in compliance with all Applicable Law relating to labor, employment and employment practices, including those relating to labor management relations, wages, hours, overtime, employee classification (including the classification and treatment of independent contractors and exempt and non-exempt employees), discrimination, harassment, retaliation, civil rights, affirmative action, work authorization, immigration (including the completion of Form I-9 for all U.S. employees and the proper confirmation of employee visas), safety and health, information privacy and security, workers compensation, continuation coverage under group health plans, wage payment, the payment and withholding of Taxes and WARN, except for failures to comply that would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(d) Since the Applicable Date, (i) no written or, to the Knowledge of the Company, oral allegations of workplace harassment, retaliation or discrimination have been made known to the Company or its Subsidiaries, or initiated, filed or threatened against the Company or its Subsidiaries or any of their executive officers or directors, (ii) no incidents of any such workplace harassment, retaliation or discrimination have occurred, and (iii) none of the Company or its Subsidiaries has entered into any settlement agreement related to allegations of sexual harassment or harassment, retaliation or discrimination by any executive officers or directors. The Company and its Subsidiaries have reasonably investigated all harassment, discrimination, retaliation or policy violation allegations against employees earning a salary above $100,000 of the Company that have been formally reported to the Company or its Subsidiaries. With respect to each such allegation (except those the Company or its Subsidiaries reasonably deemed to not have merit), the Company or applicable Subsidiary has taken prompt corrective action reasonably calculated to prevent further improper action and does not anticipate any material liability. Since the Applicable Date, there have been no written or, to the Knowledge of the Company, oral allegations of workplace harassment, retaliation or discrimination that would reasonably be expected to result in any material loss to the Company or any of its Subsidiaries, and there have been no such allegations that if known to the public would reasonably be expected to bring the Company or any of its Subsidiaries into material disrepute.
(e) The employee census information made available to Parent regarding the employees of the Company is materially true, correct and complete as of the date hereof.

Section 4.20 Environmental Matters. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect:
(a) since the Applicable Date, no written notice, order, complaint or penalty has been received by the Company or any of its Subsidiaries arising out of any Environmental Laws, and there are no Actions pending or, to the Knowledge of the Company, threatened which allege a violation by the Company or any of its Subsidiaries of any Environmental Laws;
(b) the Company and each of its Subsidiaries have all material environmental Permits necessary for their operations or the occupancy of any property or facility to comply with all Environmental Laws and are in compliance with the terms of such Permits in all material respects; and
(c) the Company and each of its Subsidiaries is, and since the Applicable Date, has been, in compliance with Environmental Laws in all material respects.
Section 4.21 Material Contracts.
(a) Section 4.21 of the Company Disclosure Schedule contains an accurate and complete list of each Contract described below (excluding any Employee Plan), under which the Company or any of its Subsidiaries has any current or future rights, responsibilities, obligations or liabilities (in each case, whether contingent or otherwise), in each case as of the date hereof (each, a “Material Contract”):
(i) any partnership, joint venture, strategic alliance or similar Contract that is material to the Company and its Subsidiaries, taken as a whole;
(ii) any Contract (A) relating to outstanding indebtedness for borrowed money of the Company or any of its Subsidiaries or any financial guaranty thereof in an amount in excess of $10,000,000, other than (I) Contracts among the Company and its wholly owned Subsidiaries and (II) financial guarantees entered into in the ordinary course of business, or (B) that prohibits the payment of dividends or distributions in respect of the capital stock of the Company or any of its Subsidiaries or prohibits the pledging of the capital stock of the Company or any of its Subsidiaries;
(iii) any Contract pursuant to which the Company or any of its Subsidiaries licenses or sublicenses material Intellectual Property to or from any Third Party, other than (A) non-exclusive licenses entered into in the ordinary course of business, (B) licenses of, or subscriptions to, generally commercially available third party software, (C) licenses to open source software, (D) Contracts to the extent containing a non-exclusive license that is merely incidental to the transaction contemplated by such Contract, or (E) confidentiality or non-disclosure agreements;
(iv) any Contract for the purchase, sale or lease of supplies, goods or products or for the furnishing or receipt of services which provides for aggregate payments to or by the Company and its Subsidiaries that exceed $10,000,000 annually, in each case, that is not terminable by either party on less than 60 days’ written notice and except for any Contract entered into the ordinary course of business;
(v) any Contract (A) that restricts, or purports to restrict in any material respect, the ability of the Company or any of its Subsidiaries to compete in any line of business or geographic area, (B) providing “most favored nation”, “exclusivity” or similar provisions that are material to the Company or any of its Subsidiaries, or (C) granting a right of first refusal or right of first offer or similar right for any line of business or a material portion of the assets of the Company or any of its Subsidiaries;
(vi) any Contract related to any completed, pending or future disposition, divestiture or acquisition (whether by merger, sale of stock, sale of assets or otherwise) of any business, equity interests or material portion of assets or properties by the Company or any of its Subsidiaries, in each case that has any (i) material continuing obligations of the Company or any of its Subsidiaries or (ii) continuing obligations of the Company or any of its Subsidiaries with respect to an “earn out,” holdback, contingent purchase price or similar contingent payment obligation;
(vii) any settlement agreement with a Governmental Authority or Person involving future performance by the Company or any of its Subsidiaries that is material to the Company and its Subsidiaries, taken as a whole;
(viii) the top ten (10) Advisory Agreements (measured by assets under management by the relevant RIA Subsidiary under the applicable Advisory Agreement);
(ix) any Lease involving annual payments exceeding $2,000,000;
(x) any Collective Bargaining Agreement;
(xi) any Contract between a Reciprocal and the Company or any of its Subsidiaries;
(xii) any Material Reinsurance Contract;
(xiii) any Contract with a Governmental Authority; and
(xiv) any other Contract that is a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC).
(b) Except for breaches, violations or defaults which have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each of the Material Contracts is valid and in full force and effect, (ii) neither the Company nor any of its Subsidiaries, nor to the Knowledge of the Company any other party to a Material Contract, has violated any provision of, or taken or failed to take any act which, with or without notice, lapse of time, or both, would constitute a default under the provisions of such Material Contract, (iii) neither the Company nor any of its Subsidiaries has received notice that it has breached, violated or defaulted under any Material Contract and (iv) neither the Company nor any of its Subsidiaries has received any written notice of termination from any other party to any Material Contract that such other party intends to terminate, not renew or renegotiate in any material respect the terms of any such Material Contract. The Company has made available to Parent true, complete and correct (in all material respects) copies of the Material Contracts.
Section 4.22 RIA Compliance Matters.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, each RIA Subsidiary is and has been since the Applicable Date, (i) at all times required by Applicable Law, duly registered as an investment adviser under the Investment Advisers Act and under all applicable state statutes (if required to be so registered under Applicable Law), and (ii) duly registered and licensed as an investment adviser under all other Applicable Laws or exempt therefrom. Except for the RIA Subsidiaries, neither the Company nor any of its Subsidiaries provides Investment Advisory Services in any jurisdiction or is required to be registered under the Investment Advisers Act or any Applicable Law in any jurisdiction, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(b) Each RIA Subsidiary has designated and approved an appropriate chief compliance officer in accordance with Rule 206(4)-7 under the Investment Advisers Act. Each RIA Subsidiary has established in compliance with requirements of Applicable Law, and maintained in effect at all times required by Applicable Law since the Applicable Date, (i) written anti-money laundering policies and procedures that incorporate, among other things, a written customer identification program, (ii) a code of ethics and a written policy regarding insider trading and securities trading policy, including the protection of material nonpublic information, (iii) written cyber security and identity theft policies and procedures, (iv) written policies and procedures designed to protect non-public personal information about customers, clients and other third parties, (v) written recordkeeping policies and procedures and (vi) other policies required to be maintained by such RIA Subsidiary under Applicable Law, including Rules 204A-1 and 206(4)-7 under the Investment Advisers Act that, in each case, are reasonably designed to prevent violations, by the RIA Subsidiary and each of its supervised persons, of the Investment Advisers Act and the rules that the SEC has adopted under the Investment Advisers Act, except, in each case under clauses (i) through (vi), as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) With respect to each RIA Subsidiary, (i) since the Applicable Date, neither any RIA Subsidiary nor, to the Knowledge of the Company, any “advisory affiliate” of such RIA Subsidiary has: (a) been subject to an order of the SEC issued under Section 203(f) of the Investment Advisers Act; (b) been convicted of any felony or misdemeanor involving conduct described in Section 203(e)(2)(A) through (D) of the Investment Advisers Act; (c) been found by the SEC to have engaged, or has been convicted of engaging, in any of the conduct specified in paragraph (1), (5) or (6) of Section 203(e) of the Investment Advisers Act; (d) been subject to any order, judgment or decree described in Section 203(e)(4) of the Investment Advisers Act; or (e) conducted any activity that would cause such RIA Subsidiary to be in violation of Rule 206(4)-5 of the Investment Advisers Act, (ii) as of the date hereof, none of such RIA Subsidiary, its control persons, its directors, officers, or employees (other than employees whose functions are solely clerical or ministerial), nor, to the Knowledge of the Company, any of such RIA Subsidiary’s other “associated persons” (as defined in the Investment Advisers Act) is (A) subject to ineligibility pursuant to Section 203 of the Investment Advisers Act to serve as a registered investment adviser or as an “associated person” of a registered investment adviser, (B) subject to disqualification pursuant to Rule 206(4)-3 under the Investment Advisers Act, (C) subject to disqualification under Rule 506(d) of Regulation D under the Securities Act or (D) subject to any disciplinary event or order that would require disclosure under the provisions of Rule 506(e) of the Securities Act, unless in the case of clause (A), (B), (C) or (D), such RIA Subsidiary or “associated person” has received effective exemptive relief from the SEC with respect to such ineligibility or disqualification, and (iii) as of the date hereof, there is no Action pending or, to the Knowledge of the Company, threatened in writing by any Governmental Authority (including but not limited to the SEC) that would reasonably be expected to result in the ineligibility or disqualification of such RIA Subsidiary, or any of its “associated persons” to serve in such capacities or that would provide a basis for such ineligibility or disqualification which would reasonably be expected to be, individually or in the aggregate, material to the Company.
(d) Each RIA Subsidiary is, and since the Applicable Date, has been, in compliance with (i) the applicable provisions of the Investment Advisers Act and (ii) all other Applicable Laws of the jurisdictions in which such RIA Subsidiary acts as an investment adviser, except in each case under the foregoing clauses (i) and (ii) for such matters that have not had, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(e) Except as set forth on Section 4.22(e) of the Company Disclosure Schedule, other than the RIA Subsidiaries, none of the Company’s Subsidiaries (i) are registered or required to be registered as an investment adviser with the SEC under the Investment Advisers Act (or operating as a “relying adviser” and/or general partner “SPV”) or (ii) provide investment advisory or investment management services to any Person.
(f) Each RIA Subsidiary has in effect written policies and procedures reasonably designed to ensure its compliance with Rule 206(4)-5 under the Investment Advisers Act and applicable SEC guidance related thereto. Each RIA Subsidiary is not prohibited from charging fees to any Person pursuant to Rule 206(4)-5 under the Investment Advisers Act or any similar “pay-to-play” rule or requirement, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.

(g) Each employee and other personnel of each RIA Subsidiary who is required to be registered or qualified with any Governmental Authority to perform his or her material job functions in connection with the provision of Investment Advisory Services is as of the date hereof duly registered or qualified as such and each such registration or qualification is in full force and effect, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(h) Since the Applicable Date, no Governmental Authority has provided written notice to the Company or any RIA Subsidiary of, or to the Knowledge of the Company initiated, any investigation, examination, audit or inspection into the operations of any RIA Subsidiary. There is no violation claimed or asserted in writing to the Company or any RIA Subsidiary by any Governmental Authority in connection with any such investigation, examination, audit or inspection that has not been resolved to the satisfaction of such Governmental Authority, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(i) Each RIA Subsidiary has been in compliance with Rule 206(4)-2 under the Investment Advisers Act and any other Applicable Law with respect to the custody of client funds and securities since the Applicable Date, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(j) Each RIA Subsidiary has made available to Parent a copy (current as of the date of this Agreement) of such RIA Subsidiary’s Form ADV Parts 1, 2A and 2B and any other filings required to be made with the SEC or any other Governmental Authority or delivered to Advisory Clients (collectively, “Regulatory Filings”). As of the date of each filing, amendment or delivery, as applicable, each such Regulatory Filing was timely filed and, at the time it was filed and during the period of its authorized use, complied in all material respects with Applicable Law.
(k) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, no Advisory Client has, since the Applicable Date provided a written notice of termination of its Advisory Agreement or, to the Knowledge of the Company, placed any of its accounts under review.
(l) There are no outstanding Orders of the SEC or any other Governmental Authority with regard to any RIA Subsidiary or unresolved comments of the SEC or any other Governmental Authority with respect to any examination of any RIA Subsidiary, except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(m) No exemptive orders, “no-action” letters or similar exemptions or regulatory relief have been obtained by or on behalf of any RIA Subsidiary, nor are any requests pending therefore, by or on behalf of any RIA Subsidiary.
(n) No RIA Subsidiary nor any supervised person of any RIA Subsidiary: (i) has been indicted for or convicted of any felony or any crime involving fraud, misrepresentation or insider trading, (ii) is subject to any outstanding order barring, suspending or otherwise materially limited the right of such Person to engage in any activity conducted as part of the RIA Business as currently conducted, (iii) to the Knowledge of the Company, is the subject of any on-going investigation by any Governmental Authority materially affecting such Person’s ability to conduct any activity conducted as part of the RIA Business, or (iv) has been denied any Permit materially affecting such Person’s ability to conduct any activity conducted as part of the RIA Business.
Section 4.23 Client Agreements.
(a) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each Advisory Agreement includes all provisions required by and complies in all respects with the Investment Advisers Act; (ii) no Advisory Client is, to the Knowledge of the Company, registered or required to be registered as an investment company under the Investment Company Act of 1940; and (iii) each RIA Subsidiary does not sponsor any public or private investment funds.
(b) Each RIA Subsidiary and each of its Affiliates has complied with all applicable obligations, requirements and conditions of each Advisory Agreement, except as has not had, or would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
(c) Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (i) each RIA Subsidiary does not provide Investment Advisory Services to any Person other than the Advisory Clients and (ii) each RIA Subsidiary provides Investment Advisory Services to Advisory Clients solely pursuant to written Advisory Agreements.
Section 4.24 Insurance. Except as would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, (a) the Company and its Subsidiaries maintain insurance in such amounts and against such risks as the Company reasonably has determined to be prudent, taking into account the industries in which the Company and its Subsidiaries operate, and as is sufficient to comply with Applicable Law, (b) all insurance policies of the Company and its Subsidiaries are in full force and effect, except for any expiration thereof in accordance with the terms thereof, (c) neither the Company nor any of its Subsidiaries is in breach of, or default under, any such insurance policy, and (d) no written notice of cancellation or termination has been received with respect to any such insurance policy, other than in connection with ordinary renewals or otherwise in the ordinary course of business. All material insurance policies of the Company and its Subsidiaries have been made available to Parent.

Section 4.25 Finders’ Fees. Except for Ardea Partners LP or Perella Weinberg Partners LP, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of the Company or any of its Subsidiaries, or the Special Committee, who might be entitled to any fee or commission from the Company or any of its Affiliates in connection with the transactions contemplated by this Agreement. The Company has provided to Parent a true, correct and complete copy of the engagement letters with each of Ardea Partners LP and Perella Weinberg Partners LP.
Section 4.26 Opinion of Financial Advisor. The Board of Directors has received the opinion of Ardea Partners LP, financial advisor to the Company, on or prior to the date of this Agreement, to the effect that, as of the date of such opinion, the consideration to be paid by Parent or its affiliates to the Company’s stockholders (other than the Company, the Ultimate Parent or any of their respective Subsidiaries) in the Merger is fair, from a financial point of view, to such stockholders. The Special Committee has received the opinion of Perella Weinberg Partners LP, financial advisor to the Special Committee, to the effect that, as of the date of such opinion, the Merger Consideration to be received by the Unaffiliated Stockholders in the Merger is fair to the Unaffiliated Stockholders from a financial point of view. It is agreed and understood that each such opinion is for the benefit of the Board of Directors or the Special Committee, as applicable, and may not be relied on by Parent or Merger Subs for any purpose. A signed, correct and complete copy of each such opinion will promptly be made available to Parent, for informational purposes only, following receipt thereof by the Company or the Special Committee, as applicable.
Section 4.27 Antitakeover Statutes. Assuming the accuracy of the representations and warranties of Parent and Merger Subs set forth in Section 5.14, the Company has taken all action necessary (i) to render the restrictions of Section 203 of the DGCL and any other similar applicable “anti-takeover” Applicable Law inapplicable to the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including the Mergers, and Rollover Agreements and (ii) so that no “business combination”, “fair price”, “moratorium”, “control share acquisition” or other similar anti-takeover statute or regulation under the laws of the State of Delaware or other Applicable Laws or any anti-takeover provision in the Organizational Documents of the Company is, or at the Effective Time will be, applicable to this Agreement or the transactions contemplated hereby, including the Mergers, the Rollover Agreements, or the Shares.
Section 4.28 Related Party Transactions. Other than the Rollover Agreements, neither the Company nor any of its Subsidiaries is party to any agreement, commitment, arrangement, transaction or understanding that would be required to be disclosed under Item 404 of Regulation S-K of the SEC (in the Company’s Form 10-K or proxy statement pertaining to an annual meeting of stockholders) (each, a “Related Party Contract”), in each case, that is not so disclosed.
Section 4.29 Insurance Operational Matters.
(a) Except as required by Insurance Laws of general applicability and the insurance authorizations, licenses or Permits maintained by the Insurance Subsidiaries and Reciprocals, and except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, as of the date hereof, there are no written, or, to the Knowledge of the Company, oral Orders binding on, the Company or on any of the Reciprocals or to which the Company or any of the Reciprocals is a party, on the one hand, and any Governmental Authority is a party, on the other hand, or any Actions by, or supervisory letters or cease-and-desist orders from, any Governmental Authority against the Company or the Reciprocals, nor have the Company or any of the Reciprocals adopted any board or committee resolutions at the request of any Governmental Authority, in each case, with respect to such Reciprocals, that would (i) limit the ability of any Reciprocal to enter into Reinsurance Contracts, (ii) require any divestiture of any investment of any Reciprocal, (iii) in any manner relate to the ability of any Reciprocal to pay dividends, (iv) require any investment of any Reciprocal to be treated as non-admitted assets (or the local equivalent), (v) require or impose any capital commitment, “keep well” or similar capital maintenance arrangement with respect to any Reciprocal or (vi) otherwise restrict the conduct of business of any Reciprocal as currently conducted, nor has any Reciprocal been advised in writing or, to the Knowledge of the Company, orally by any Governmental Authority that it is contemplating any such undertakings.
(b) All Insurance Contracts issued by a Reciprocal are, and since the formation of the relevant Reciprocal have been, to the extent required under applicable Insurance Laws, on forms and at rates approved by applicable Insurance Regulators or filed with and not objected to by such Insurance Regulators within the period provided for objection, in each case except as, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect. Since the formation of the relevant Reciprocal, no material deficiencies have been asserted by any Insurance Regulator in writing or, to the Knowledge of the Company, orally with respect to any such form and rate filings which have not been cured or otherwise resolved. Since the date of formation of the relevant Reciprocal, such application forms or rates of Insurance Contracts issued by a Reciprocal have been issued, maintained and serviced in accordance, in all material respects, with their terms. No provision in any Insurance Contract issued by a Reciprocal gives the holder thereof or any other Person the right to receive policy dividends or otherwise participate in the revenue, earnings or profits of such Reciprocal except for retrospective credit commission or profit share arrangements provided to managing general agents and other intermediaries in the ordinary course of business.
(c) Since the date of formation of the relevant Reciprocal, all benefits due and payable by or on behalf of the applicable Reciprocal in respect of the Insurance Contracts issued by the applicable Reciprocal have in all material respects been paid in accordance with the terms of the Insurance Contracts under which they arose and such payments were not materially delinquent when paid without material fines or penalties (excluding interest), except for such benefits for which the applicable Reciprocal believes there is a reasonable basis to contest payment.
(d) Except to the extent prohibited by Applicable Law, the Company has made available to the Parent true and complete copies of (i) any material reports on financial examination (including draft reports where final reports are not yet available), and (ii) any material reports on market conduct examination (including draft reports where final reports are not yet available), in the case of each of (i) and (ii) delivered by any

Insurance Regulators in respect of any Reciprocal since the date of formation of the applicable Reciprocal through the date of this Agreement or in respect of any Insurance Subsidiary which is a risk-bearing entity since the Applicable Date. All material deficiencies or violations noted in such examination reports have been cured or resolved to the satisfaction of the applicable Insurance Regulator prior to the date of this Agreement.
(e) Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect, since the Applicable Date, to the Knowledge of the Company, (i) each Producer, at the time such Producer wrote, sold, solicited, produced, serviced or adjusted business, or performed such other act for or on behalf of the Company or any of its Subsidiaries that may require a Producer, adjusters’ or other insurance license, was duly licensed and appointed, where required, as a Producer, third-party administrator, or adjuster, or other insurance license, as applicable (for the type of business written, sold or produced by such Person), in the particular jurisdiction in which such Producer wrote, sold, produced, solicited or serviced such business, (ii) no Producer has been enjoined, indicted, convicted or made the subject of any consent decree or judgment on account of any violation of Applicable Law in connection with such Producer’s actions in his, her or its capacity as a Producer for an Insurance Subsidiary or the Reciprocals and (iii) no Producer is in violation (or with or without notice or lapse of time or both, would be in violation) of any term or provision of any Insurance Law applicable to the writing, sale or production of insurance business for the Insurance Subsidiaries or the Reciprocals.
(f) With respect to each Material Reinsurance Contract, (i) to the Knowledge of the Company, no such counterparty is insolvent or the subject of a rehabilitation, liquidation, conservatorship, receivership, bankruptcy or similar proceeding, (ii) to the Knowledge of the Company, the financial condition of any cedant, reinsurer or retrocessionaire under such Material Reinsurance Contract is not impaired to the extent that a default thereunder is reasonably anticipated, except has not had and would not reasonably be expected to have a Company Material Adverse Effect, (iii) as of the date hereof, no written, or, to the Knowledge of the Company, oral, notice of intended cancellation, termination rate modification or request to recapture has been received by a Reciprocal from any such cedant, reinsurer or retrocessionaire and (iv) each Reciprocal is entitled under the applicable Insurance Laws of its domiciliary jurisdiction to take full credit in its Company Statutory Statements for all amounts recoverable by it pursuant to such Material Reinsurance Contract to the extent any such credit is so taken in the Company Statutory Statements.
(g) The Reserves reported in the Company Statutory Statements (i) were determined in all material respects in accordance with generally accepted actuarial standards consistently applied throughout the specified period, and (ii) were fairly stated in accordance with Applicable SAP in effect at such time and, in all material respects, in accordance with sound actuarial principles, except, in each case, as otherwise noted in the applicable Company Statutory Statement and notes thereto included in the applicable Company Statutory Statement. Notwithstanding the foregoing, the Company makes no representations or warranties with respect to, and nothing contained in this Agreement is intended or shall be construed to be a representation or warranty, express or implied, of Seller in respect of (A) the adequacy or sufficiency of reserves or (B) the effect of the adequacy or sufficiency of reserves on any line item, asset, liability or equity amount on any financial or other document.
Section 4.30 No Other Representations or Warranties. Except for the express representations and warranties set forth in Article 5 or in any certificate delivered pursuant to this Agreement, the Company acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of Parent or Merger Subs to the Company, and the Company hereby disclaims reliance on any such other representation or warranty, whether by or on behalf of Parent or Merger Subs, and notwithstanding the delivery or disclosure to the Company, or any of its Representatives or Affiliates, of any documentation or other information by Parent, Merger Subs or any of their respective Representatives or Affiliates with respect to any one or more of the foregoing.
ARTICLE 5
REPRESENTATIONS AND WARRANTIES OF PARENT
Subject to Section 11.05, except as set forth in the Parent Disclosure Schedule, Parent represents and warrants to the Company that:
Section 5.01 Corporate Existence and Power. Each of Parent and each of the Merger Subs is a corporation or limited liability company duly incorporated or organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate or limited liability company powers and all governmental licenses, authorizations, permits, consents and approvals required to carry on its business as now conducted, except for those licenses, authorizations, permits, consents and approvals the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. Since the date of its incorporation, each of Merger Sub and LLC Merger Sub has not engaged in any activities other than in connection with or as contemplated by this Agreement. Each of Merger Sub and LLC Merger Sub was formed solely for the purpose of consummating the transactions contemplated by this Agreement and actions reasonably related thereto.
Section 5.02 Corporate Authorization. Each of Parent and each of the Merger Subs has all requisite corporate power and authority, as applicable, to perform its obligations hereunder and consummate the Merger and the LLC Merger, as applicable (subject to, in the case of each of the Merger Subs, receiving the approval of Parent (or its wholly-owned subsidiary) as contemplated by the final sentence of this Section 5.02). The execution, delivery and performance by Parent and Merger Subs of this Agreement and the consummation by Parent and Merger Subs of the transactions contemplated hereby are within the corporate or limited liability company powers of Parent and Merger Subs and have been duly authorized by all necessary corporate action, subject only to the adoption of this Agreement by Parent (or its wholly owned subsidiary) in its capacity as sole stockholder of Merger Sub. Each of Parent and each Merger Sub has duly executed and delivered this Agreement, and, assuming due authorization, execution and delivery by the Company, this Agreement constitutes a valid and binding agreement of each of Parent and each Merger Sub, enforceable against Parent and Merger Subs in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Prior to the execution of this

Agreement, Parent (or its wholly owned subsidiary), as sole stockholder of Merger Sub, duly executed and delivered a written consent approving and adopting this Agreement in accordance with Section 228 and Section 251 of the DGCL, which by its terms will be effective immediately following execution of this Agreement and, when effective, will constitute the only approval of Merger Sub stockholders necessary to adopt this Agreement.
Section 5.03 Governmental Authorization. The execution, delivery and performance by Parent and Merger Subs of this Agreement and the consummation by Parent and Merger Subs of the transactions contemplated hereby require no action by or in respect of, or notification to or filing by or with respect to Parent and Merger Subs with, any Governmental Authority, other than (a) the filing of certificates of merger with respect to the Merger and the LLC Merger with the Delaware Secretary of State and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business, (b) compliance with any applicable requirements of the HSR Act and any other applicable Antitrust Laws, (c) compliance with any applicable requirements of the 1933 Act, the 1934 Act and any other state or federal securities laws, (d) subject to Section 8.01(f), the Specified Regulatory Approvals and (e) any actions or filings the absence of which would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect. As of the date hereof, neither Parent nor any of Parent’s Associates (as defined by 16 C.F.R. 801.1(d)(2)) own any interest in any Person that (i) competes with the Company, (ii) supplies any products or services to the Company or (iii) purchases any products or services from the Company.
Section 5.04 Non-contravention. The execution, delivery and performance by Parent and Merger Subs of this Agreement and any Transaction Documents to which they are a party and the consummation by Parent and Merger Subs of the transactions contemplated hereby and thereby do not and will not (a) contravene, conflict with, or result in any violation or breach of any provision of the Organizational Documents of Parent or any Merger Sub, (b) assuming compliance with the matters referred to in Section 5.03, contravene, conflict with, or result in a violation or breach of any provision of any Applicable Law or (c) assuming compliance with the matters referred to in Section 5.03, require any consent, notification or other action by any Person under, constitute a termination, cancellation, acceleration or any other change of any rights or obligations of Parent or any of its Subsidiaries, or loss of any benefit to which Parent or any of its Subsidiaries is entitled under any provision of any Contract binding on Parent or any of its Subsidiaries or any Permit affecting, or relating to, the assets or business of Parent and its Subsidiaries or (d) result in the creation or imposition of any Lien on any asset of Parent or any of its Subsidiaries, except, in the case of each of clauses (b) through (d), as would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect.
Section 5.05 Disclosure Documents. The information that Parent supplies to the Company for use in any Company Disclosure Document (and any amendment thereof or supplement thereto) will not (including at the date mailed to the Company’s stockholders and at the time of the Company Meeting) contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation or warranty is made by Parent with respect to statements made or incorporated by reference therein based on information supplied by the Company or any of its Representatives in writing specifically for use or incorporation by reference therein.
Section 5.06 Finders’ Fees. Except for each of Barclays Capital Inc., Moelis & Company LLC, Morgan Stanley & Co. LLC and Piper Sandler & Co., whose fees will be paid by Parent, there is no investment banker, broker, finder or other intermediary that has been retained by or is authorized to act on behalf of Parent who might be entitled to any fee or commission payable by the Company prior to Closing in connection with the transactions contemplated by this Agreement.
Section 5.07 Financing. (a) Parent affirms that it is not a condition to the Closing or to any of its other obligations under this Agreement that Parent obtain financing for, or related to, any of the transactions contemplated by this Agreement. Parent has delivered to the Company true, complete and fully executed copies of (i) a commitment letter (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letter as described below in Section 5.07(c) (and subject to any redactions as described below), as each of the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time after the date hereof in compliance with Section 8.10, the “Debt Commitment Letters”) from each Person identified therein that has a commitment thereunder to provide or arrange the Debt Financing (collectively, the “Debt Financing Source”) confirming their respective commitments to provide LLC Merger Sub with debt financing in connection with the transactions contemplated hereby in the amount set forth therein and subject to the terms and conditions thereof (the “Debt Financing”) and (ii) a commitment letter (the “Equity Commitment Letter” and together with the Debt Commitment Letters, the “Financing Commitment Letters”) from DFO Sponsor (the “Equity Financing Source(s)”) confirming its commitment to provide Parent with equity financing, subject to the terms and conditions thereof, in connection with the transactions contemplated hereby in the amount set forth therein (the “Equity Financing” and together with the Debt Financing, the “Financing”). The definition of “Debt Financing Source” shall include the Persons (including the parties to the Debt Commitment Letters and any joinder agreements, credit agreements, purchase agreements, indentures or other definitive agreements relating to the Debt Financing or any Alternative Financing) that have committed to provide or arrange, or have otherwise entered into agreements in connection with, all or any part of the Debt Financing or any Alternative Financing, including any agents, arrangers, bookrunners, underwriters, initial purchasers, placement agents and lenders, and their respective successors and assigns.
(b) As of the date hereof, the Equity Commitment Letter is in full force and effect and is a valid and binding obligation of Parent and the other parties thereto, enforceable against Parent and the other parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). Each of the Debt Commitment Letters is in full force and effect and is a valid and binding obligation of Parent and, to the knowledge of Parent, the other parties thereto, enforceable against Parent and, to the knowledge of Parent, the other parties thereto in accordance with its terms (subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity). As of the date hereof, none of the Financing Commitment Letters have been amended or modified, and the respective commitments contained in the Financing Commitment Letters have not been withdrawn, rescinded or otherwise modified, and no such amendment, modification, withdrawal or rescission of the Financing Commitment Letters is, to the knowledge of Parent, currently contemplated or the subject of current discussions. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would or would reasonably be expected to constitute a default or breach on the part of (x) Parent or Merger Subs or any of their respective Affiliates or any other Person, under any of the Equity Commitment Letter or (y) Parent, Merger Subs or any of their respective Affiliates or, to the knowledge of Parent, any other Person, under any of the Debt Commitment Letters. All fees (if any) required to be paid under the Financing Commitment Letters on or prior to the date hereof have been paid in full.
(c) There are no conditions precedent directly or indirectly related to the funding of the full amount of the Financing other than as expressly set forth in the Financing Commitment Letters. As of the date hereof, other than the Financing Commitment Letters, there are no other Contracts entered into by Parent or any Affiliate thereof related to the funding or investing, as applicable, of the Financing (except for (i) customary fee letters relating to the commitments in the Debt Commitment Letters, a true, complete and fully executed copy of each of which has been provided to the Company, with only the fee amounts, “market flex”, pricing terms, pricing caps and other commercially sensitive terms redacted; provided that Parent represents and warrants that the market flex provisions in such fee letter do not permit the imposition of any new conditions (or the modification or expansion of any existing conditions), (ii) customary engagement letters or nondisclosure agreements which do not impact the conditionality or amount of the Financing or (iii) those that would not be reasonably expected to materially adversely affect the availability of any portion of the Financing and which do not adversely impact the conditionality or amount of the Financing). As of the date hereof, assuming the satisfaction of the conditions to Parent’s obligation to consummate the Merger, Parent has no reason to believe that any of the conditions to the Financing will not be satisfied or that the full amount of the Financing will not be available in full to Parent on the Closing.
(d) Assuming the Financing is funded on the Closing in accordance with the terms and conditions of the Financing Commitment Letters and the Closing is consummated in accordance with the terms of this Agreement following satisfaction of the conditions precedent thereto, the aggregate proceeds of the Financing (after giving effect to any market flex provisions with respect to the Debt Financing) will be in an amount sufficient to (i) pay the amounts payable by Parent pursuant to Section 2.02, Section 2.04, Section 2.06 and Section 2.07, (ii) repay the principal and interest on all loans and debt securities outstanding under each of the Company Credit Facility, the Company Credit Agreement and the Company Indenture required to be repaid in connection with or as a result of the Merger and (iii) pay all related fees and expenses of Parent, Merger Sub and their respective Representatives pursuant to this Agreement.
Section 5.08 Solvency. (a) Assuming (i) the satisfaction of the conditions to Parent’s obligation to consummate the Merger, (ii) the accuracy of the representations and warranties set forth in Article 4 of this Agreement in all material respects and (iii) the Company and its Subsidiaries, on a consolidated basis, are Solvent immediately prior to the Effective Time, then after giving effect to the transactions contemplated by this Agreement (including the Financing, any alternative financing, the payment of the aggregate Merger Consideration, any repayment or refinancing of debt contemplated in this Agreement or the Debt Commitment Letters and the payment of all related fees and expenses) the Surviving Corporation on a consolidated basis will be Solvent as of immediately following the Effective Time and immediately after the consummation of the transactions contemplated hereby. For purposes of this Agreement, “Solvent” when used with respect to any Person, means that such Person (A) has property with fair value greater than the total amount of their debts and liabilities, contingent, subordinated or otherwise (it being understood that the amount of contingent liabilities at any time shall be computed as the amount that, in light of all the facts and circumstances existing at such time, can reasonably be expected to become an actual or matured liability), (B) has assets with present fair salable value not less than the amount that will be required to pay their liability on their debts as they become absolute and matured, (C) will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as they become absolute and matured and (D) are not engaged in business or a transaction, and are not about to engage in business or a transaction, for which they have unreasonably small capital.
(b) Neither Parent nor any of its Affiliates are entering into this Agreement with the actual intent to hinder, delay or defraud either present or future creditors of itself or any of its Affiliates.
Section 5.09 No Prior Operations; Capitalization. Each of Parent and each Merger Sub is a newly formed entity that was formed specifically in connection with the transactions contemplated by this Agreement and, except as required in connection with the transactions contemplated hereby, has not conducted any operations, owned an interest in any assets (including any ownership interest in any other Person), incurred any liabilities of any nature or become party to any agreements. As of the date hereof, Sequence is the direct or indirect beneficial owner of 100% of the outstanding ownership interests of Parent. Parent is the direct or indirect beneficial owner of 100% of the outstanding ownership interests of each Merger Sub.
Section 5.10 Guarantee. Concurrently with the execution of this Agreement, DFO Sponsor has delivered to the Company a duly executed Guarantee. DFO Sponsor is a limited partnership duly organized, validly existing and in good standing under the laws of Delaware and has all limited partnership powers required to carry on its business as now conducted. The execution, delivery and performance by DFO Sponsor of the Guarantee, and the consummation of the transactions contemplated thereby, are within the limited partnership powers of DFO Sponsor and have been duly authorized by all necessary limited partnership action on the part of DFO Sponsor. The Guarantee is in full force and effect and constitutes a valid and binding obligation of DFO Sponsor, enforceable against DFO Sponsor in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other laws affecting creditors’ rights generally and general principles of equity. As of the date hereof, no event has occurred which, with or without notice, lapse of time or both, would constitute a default on the part of DFO Sponsor under the Guarantee.
Section 5.11 Other Businesses. None of Parent, each Merger Sub or any of their respective Affiliates (a) competes with, or has direct or indirect capital or other interests of more than ten percent in any other corporation, partnership, limited liability company, joint venture or business organization that competes with the Company or (b) has entered (or, to the knowledge of Parent, as of the date hereof, are in negotiations to enter) into any agreement to acquire or make any investment in any corporation, partnership, limited liability company, joint venture or other business organization or any division or assets thereof, that competes with the Company.
Section 5.12 National Security Matters. Neither Parent nor any Merger Sub qualifies as a “foreign person” (as defined in 31 C.F.R. § 800.224).
Section 5.13 No Other Representations or Warranties. Except for the representations and warranties set forth in Article 4 or in any certificate delivered pursuant to this Agreement, each of Parent and each Merger Sub acknowledges and agrees that no representation or warranty of any kind whatsoever, express or implied, at law or in equity, is made or shall be deemed to have been made by or on behalf of the Company to Parent or Merger Subs and Parent and Merger Subs have not relied on any such representations or warranties. Each of Parent and each Merger Sub has relied solely upon its own investigation and analysis and acknowledges and agrees that, except for the representations and warranties set forth in Article 4 or in any certificate delivered pursuant to this Agreement, the Company makes no representation or warranty in connection with this Agreement or the Merger, including with respect to information conveyed at management presentations, in virtual data rooms, in due diligence sessions or other diligence materials and, without limiting the foregoing, any projections, forecasts or other estimates, plans or budgets of future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any of its Subsidiaries or the future business, operations or affairs of the Company or any of its Subsidiaries. Each of Parent and Merger Sub, on behalf of itself and its Subsidiaries, acknowledges and agrees that it has had reasonable access to, and has been afforded the opportunity to request and review, the books and records of the Company and its Subsidiaries (including in the possession of the Company’s representatives).
Section 5.14 Ownership. None of Ultimate Parent, Merger Subs or their respective “affiliates” or “associates” (in each case, as such terms are defined in Section 203 of DGCL) is, or has been during the last three years, an “interested stockholder” of the Company subject to the restrictions on “business combinations” (in each case as such terms are defined in Section 203 of the DGCL), or beneficially owns, or has beneficially owned during the last three years, directly or indirectly, any Class A Shares, Class B Shares or OpCo LLC Units or has, or has had in the last three years, any rights to acquire, directly or indirectly, any Class A Shares, Class B Shares or OpCo LLC Units, in each case other than as a result of this Agreement and the Rollover Agreements and the transactions contemplated hereby and thereby.
Section 5.15 No Form A Impediments. As of the date hereof, there are no circumstances, conditions, events or facts related to Parent, the Merger Subs, their respective Affiliates or any of its or their respective equity owners, directors, officers or managers (and the Sponsors and any Sponsor Related Persons) that would reasonably be expected to prevent or materially impair Parent’s or the Merger Subs’ ability to obtain approval of any Form A statements to be filed with the Texas Department of Insurance and the Arizona Department of Insurance and Financial Institutions to the extent required or applicable.
ARTICLE 6
COVENANTS OF THE COMPANY
Section 6.01 Conduct of the Company. During the period from the date hereof until the Effective Time, except (A) with the prior written consent of Parent (such consent not to be unreasonably withheld, delayed or conditioned), (B) as required by Applicable Law, (C) as set forth in Section 6.01 of the Company Disclosure Schedule, or (D) as otherwise required or expressly permitted by this Agreement (including, for the avoidance of doubt, Section 8.01(f)), (1) the Company shall, and shall cause each of its Subsidiaries and the Reciprocals (to the extent within the control of the Company or its Subsidiaries) to, use commercially reasonable efforts to conduct its business in the ordinary course of business and preserve intact the material components of its current business organization and relationships and goodwill with suppliers, customers, employees, Governmental Authorities and other Persons with which the Company, its Subsidiaries or the Reciprocals have material business relations (including by enforcing and not waiving restrictive covenants in its favor in respect of a current or former Service Provider except pursuant to a settlement entered into in accordance with Section 6.01(o)) and (2) the Company Parties shall not, nor shall they permit any of their Subsidiaries or the Reciprocals (to the extent within the control of the Company or its Subsidiaries) to:
(a) amend the Company’s certificate of incorporation or bylaws or the comparable Organizational Documents of any of the Subsidiaries of the Company or the Reciprocals;
(b) (i) adjust, split, combine, exchange, subdivide or reclassify any shares of its capital stock, (ii) declare, set aside or pay any dividend or other distribution (whether in cash, stock or property or any combination thereof) in respect of its capital stock (including any Shares), except for (A) dividends by any of its or OpCo LLC’s wholly owned Subsidiaries (B) distributions in accordance with the terms of the OpCo LLC Agreement to be no greater than necessary to satisfy its obligations in respect of Tax distributions under the OpCo LLC Agreement to all members of OpCo LLC consistent with past practice and (C) exchanges of Class B Shares and OpCo LLC Units in accordance with the OpCo LLC Agreement;
(c) (i) issue, deliver, sell, dispose, encumber, grant, confer, award or authorize the issuance, delivery, sale, disposal, encumbrance, grant, conferral or award of, any Company Securities, OpCo LLC Units or Company Subsidiary Securities, other than the issuance of (A) any Shares upon settlement of Company PSUs outstanding as of the date of this Agreement in accordance with their respective terms, (B) any grant or issuance of shares of Company Common Stock in exchange for OpCo LLC Units in accordance with the OpCo LLC Agreement (including, for the avoidance of doubt, the Closing Exchanges), or (C) any Company Subsidiary Securities to the Company or any other wholly owned Subsidiary of the Company or (ii) amend any term of any Company Security or any Company Subsidiary Security (in each case, whether by merger, consolidation or otherwise);

(d) acquire (by merger, consolidation, acquisition of stock or assets or otherwise), directly or indirectly, any material amount of assets, securities, properties, interests or businesses, for consideration in excess of $5,000,000 individually or $25,000,000 in aggregate any transaction or series of related transactions; provided that the Company and its Subsidiaries may take such actions pursuant to existing Contracts set forth on Section 6.01(d) on the Company Disclosure Schedule;
(e) adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries or the Reciprocals (other than the Merger);
(f) sell, lease, license, assign or otherwise transfer, or dispose of, mortgage, sell or create or incur any material Lien on, any of the Company’s or its Subsidiaries’ or the Reciprocal’s material assets, securities, properties (including the Leased Real Property), interests or businesses, other than (i) sales of inventory in the ordinary course of business, (ii) as required pursuant to existing Contracts in effect on the date hereof, (iii) Permitted Liens and (iv) transfers among the Company and its wholly owned Subsidiaries, among the wholly owned Subsidiaries of the Company or among the wholly owned Subsidiaries of OpCo LLC;
(g) sell, assign, transfer, abandon, license or sublicense, fail to maintain, subject to any Lien or otherwise dispose of any material Company-Owned Intellectual Property (except (i) non-exclusive licenses granted in the ordinary course of business, (ii) licenses pursuant to existing Contracts or (iii) among the Company and any of its wholly owned Subsidiaries);
(h) make any loans, advances or capital contributions to, or investments in, any other Person, other than (i) by the Company (or a wholly-owned Subsidiary of the Company) to a wholly-owned Subsidiary of the Company or (ii) in the ordinary course of business;
(i) create, incur, assume, provide any guarantee of or otherwise become liable with respect to any indebtedness for borrowed money or guarantees thereof (other than as required by its terms); provided, however, that the foregoing shall not restrict any drawdowns under the Company Credit Facility or the Company Credit Agreement that are not in excess of $25,000,000 in the aggregate;
(j) other than in the ordinary course of business (excluding in the case of any Contract that is, or would have been, a Material Contract under Section 4.21(a)(i), (ii), (v), (viii), or (xiv), or a Related Party Contract, to which such ordinary course of business exception shall not apply), (i) enter into any contract which if entered into prior to the date of this Agreement would have been a Material Contract or material Lease or Related Party Contract, or (ii) amend or modify in any material respect (in each case, in a manner adverse to Parent), waive any material rights under, or terminate any Material Contract or Lease or Related Party Contract;
(k) except as required under the terms of any Employee Plan in effect on the date of this Agreement, (i) grant or increase any compensation, bonus, severance, retention, change in control, termination pay, welfare or other benefits, (ii) establish, adopt, enter into, amend, or terminate any Employee Plan (or any plan, agreement, program, policy, or other arrangement that would be an Employee Plan if in existence on the date hereof), (iii) take any action to accelerate any material payment or benefit, or the funding of any material payment or benefit, payable or to become payable to any of its directors, officers, employees or individual independent contractors, (iv) terminate the employment or service of any of its employees or individual independent contractors who is with an annual base salary or base compensation greater than $300,000, other than for “cause”; or (v) hire any employee or individual independent contractor who would have an annual base salary or base compensation greater than $300,000;
(l) negotiate, modify, amend, extend, terminate or enter into any Collective Bargaining Agreement or certify any labor union, labor organization, works council or group of employees as the bargaining representative for any Company Employees;
(m) implement or announce any employee layoffs, furloughs, reductions in force, plant closings, reductions in compensation or other similar actions that trigger obligations under WARN;
(n) materially change the Company’s methods of accounting, except as required by concurrent changes in GAAP or in Regulation S-X of the 1934 Act, as agreed to by its independent public accountants;
(o) settle or compromise (i) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) involving or against the Company or any of its Subsidiaries or the Reciprocals, other than settlements or compromises that do not result in (x) a payment obligation (net of insurance proceeds and any payment obligations for which the Company reasonably expects to be indemnified) of the Company or any of its Subsidiaries or the Reciprocals in excess of $5,000,000 individually or $10,000,000 in the aggregate, (y) equitable relief that would be material to the Company and its Subsidiaries or the Reciprocals, taken as a whole, or materially impact the operations or businesses of the Company or any of its Subsidiaries or the Reciprocals (or, following the Closing, Parent or its Subsidiaries), or (z) an admission of any criminal wrongdoing, or (ii) any Action or threatened Action (excluding any Action or threatened Action relating to Taxes) that relates to the transactions contemplated hereby;
(p) (i) make, change or revoke any material election with respect to Taxes, (ii) file any material Tax Return in a manner materially inconsistent with past practice or file any material amended Tax Return, (iii) settle or compromise any material Tax claim, audit or assessment, (iv) adopt or change any material Tax accounting method or period, (v) enter into any closing agreement with respect to any material Tax or surrender any right to claim a material Tax refund, offset or reduction in Tax or (vi) consent to any extension or waiver of the limitations period applicable to any material Tax claim or assessment (other than any such extensions or waivers automatically granted in the ordinary course of business);

(q) make or commit to any capital expenditures exceeding $10,000,000 in the aggregate, other than in accordance with the Company’s annual capital expenditures budget made available to Parent;
(r) enter into or discontinue any line of business of the Company, its applicable Subsidiary or applicable Reciprocal or enter into any new lines of business that would require any Reciprocal to add new lines of authority to its certificates of authority which are not present on its certificate of authority from its domestic Insurance Regulator; or
(s) agree, resolve or commit to do any of the foregoing.
Section 6.02 Access to Information. From the date hereof until the Effective Time and subject to Applicable Law and the Confidentiality Agreement, the Company shall (and shall cause its Subsidiaries to), upon reasonable advance notice, and except as may otherwise be required by Applicable Law, (a) provide Parent, its officers, directors, employees, attorneys, lenders, accountants, consultants or other agents or advisors (“Representatives”) reasonable access, during normal business hours during the period prior to the Effective Time, to the Representatives and offices, properties, books and records, work papers and other documents of the Company and its Subsidiaries and (b) during such period, furnish to Parent and its Representatives such existing information as such Persons may reasonably request within a reasonable time of such request, including copies of such existing information; provided that the foregoing shall not require the Company to disclose any information pursuant to this Section 6.02 to the extent that (i) such disclosure, in the reasonable judgment of the Company’s legal counsel, would violate any Applicable Law (including privacy law or any Privacy Requirement) or (ii) disclosure of any such information or document would result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege; provided that, in the case of clauses (i) and (ii), the Company shall reasonably cooperate with Parent to allow for such access or disclosure in a manner that would not violate any Applicable Law or result in the waiver or loss of attorney-client privilege, work product doctrine or any other legal privilege. Notwithstanding the foregoing, nothing in this Section 6.02 shall require the Company to permit any inspection of, or to disclose any information regarding an Acquisition Proposal, which shall be governed by Section 6.03. Any investigation pursuant to this Section 6.02 shall be conducted in such manner as not to interfere unreasonably with the conduct of the business of the Company and its Subsidiaries. No information or knowledge obtained by Parent in any investigation pursuant to this Section 6.02 shall affect or be deemed to modify any representation or warranty made by the Company hereunder. All requests for information made pursuant to this Section 6.02 shall be directed to an executive officer of the Company or such Person as may be designated by any such executive officer.
Section 6.03 Non-Solicitation; Other Offers.
(a) General Prohibitions. Subject to the terms of Section 6.03(a), from the execution of this Agreement until the earlier of the termination of this Agreement pursuant to Article 10 and the Effective Time, neither the Company nor any of its Subsidiaries or any of their respective directors and officers shall, and the Company shall use reasonable best efforts to cause its and its Subsidiaries’ respective Representatives not to, directly or indirectly, (i) solicit, initiate, propose, knowingly encourage or knowingly take any action to facilitate or encourage the submission of any Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that is reasonably likely to lead to an Acquisition Proposal, (ii) enter into, engage in, or participate in any discussions or negotiations with, furnish any non-public information relating to the Company or any of its Subsidiaries or afford access to the business, properties, assets, books, records work papers and other documents related to, or personnel of, the Company or any of its Subsidiaries to, or otherwise cooperate in any way with, any Third Party, in each case, relating to any Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that would reasonably be expected to lead to an Acquisition Proposal, (iii) (A) withdraw, withhold, qualify or modify, or publicly propose to withdraw, withhold, qualify or modify, the Company Board Recommendation, (B) approve, adopt, endorse or recommend, or publicly propose to approve, adopt, endorse or recommend, any Acquisition Proposal or any proposal or offer that would reasonably be expected to lead to an Acquisition Proposal, (C) in the event of a publicly announced Acquisition Proposal that is not covered by sub-clause (D), fail to publicly reaffirm the Company Board Recommendation within ten Business Days after Parent so requests in writing (it being understood that the Company will have no obligation to make such reaffirmation on more than one occasion with respect to any one Acquisition Proposal; provided that Parent shall be entitled to make a new request each time there is a publicly disclosed material change in such applicable Acquisition Proposal), (D) fail to publicly recommend against any Acquisition Proposal structured as a tender offer or exchange offer within ten Business Days after commencement thereof or take any public position in connection therewith other than a recommendation against such offer or a customary “stop, look and listen” pursuant to Rule 14e-2(a) or Rule 14d-9 under the 1934 Act or (E) fail to include the Company Board Recommendation in the Proxy Statement (any action described in this clause (iii), an “Adverse Recommendation Change”), (iv) grant any waiver, amendment or release under any standstill or confidentiality agreement, except solely to the extent the Board of Directors (acting upon the recommendation of the Special Committee) or the Special Committee determines in good faith, after consultation with outside legal counsel, that the failure to do so would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law (and excluding, for the avoidance of doubt, any standstill or similar restriction that automatically terminates, expires, or falls away upon the public announcement of the execution of this Agreement), (v) enter into any agreement in principle, letter of intent, indication of interest, term sheet, merger agreement, acquisition agreement, option agreement or other similar agreement or instrument relating to, or that would reasonably be expected to lead to, an Acquisition Proposal or (vi) resolve or agree to do any of the foregoing.
(b) Exceptions. Notwithstanding Section 6.03(a), at any time prior to the receipt of the Requisite Company Vote:
(i) the Company, directly or indirectly through its Representatives, may (A) engage in negotiations or discussions with any Third Party and its Representatives that has made from or after the date of this Agreement a bona fide Acquisition Proposal that did not result from a breach of Section 6.03(a) and that the Board of Directors (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with outside legal counsel and its financial advisor, constitutes or would reasonably be expected to lead to a Superior Proposal, and (B) furnish to such Third Party or its Representatives non-public information relating to the

Company or any of its Subsidiaries pursuant to an Acceptable Confidentiality Agreement; provided that (x) to the extent that any non-public information or access is provided to such Third Party or its Representatives that was not previously provided or made available to Parent, such non-public information or access is provided or made available to Parent as promptly as reasonably practicable (and in any event within twenty-four (24) hours after being shared with such Third Party or its Representatives) and (y) any competitively sensitive information or data provided to any such Third Party or its Representatives in accordance with this Section 6.03 who is, or whose Affiliates include, a competitor, supplier or customer of the Company or any of its Subsidiaries will be provided in a separate “clean data room” and subject to customary “clean team” arrangements regarding access to such information or data; and
(ii) subject to compliance with the other provisions of this Section 6.03, the Board of Directors may make (acting upon the recommendation of the Special Committee) an Adverse Recommendation Change (A) following receipt of a Superior Proposal or (B) solely with respect to clause (A) and (E) of the definition of Adverse Recommendation Change, in response to events, changes, occurrences or developments in circumstances that are material to the Company and its Subsidiaries, taken as a whole, that were not known to or reasonably foreseeable by the Board of Directors as of or prior to the date hereof and that become known to the Board of Directors after the date hereof (or, if known to the Board of Directors as of the date hereof, the consequences of which were not known or reasonably foreseeable to the Board of Directors of the Company as of the date hereof) (an “Intervening Event”), provided that in no event shall any of the following constitute or contribute to an Intervening Event: (1) the announcement or pendency of this Agreement or the transactions contemplated by this Agreement, (2) any Acquisition Proposal or any inquiry, proposal, offer, request or indication of interest that would reasonably be expected to lead to an Acquisition Proposal or consequence thereof, (3) any change after the date of this Agreement in the market price or trading volume of Company Common Stock (it being understood that the underlying facts and circumstances giving rise to such change may be taken into account to the extent not otherwise excluded by the foregoing clauses (1) or (2)) or (4) the fact, in and of itself, that the Company meets or exceeds any internal or published projections, estimates or expectations of the Company’s revenue, earnings or other financial performance or results of operations for any period (it being understood that the underlying facts and circumstances giving rise to such outperformance may be taken into account to the extent not otherwise excluded by the foregoing clauses (1) or (2));
in each case, referred to in the foregoing clauses (i) and (ii) only if the Board of Directors (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with outside legal counsel, that the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law. In addition, nothing contained herein shall prevent the Board of Directors (acting upon the recommendation of the Special Committee) from complying with Rule 14e-2(a) or Rule 14d-9 under the 1934 Act with regard to an Acquisition Proposal so long as any action taken or statement made to so comply is consistent with this Section 6.03; provided that any such action taken or statement made that relates to an Acquisition Proposal shall be deemed to be an Adverse Recommendation Change unless the Board of Directors (acting upon the recommendation of the Special Committee) expressly reaffirms the Company Board Recommendation in such statement or in connection with such action. In addition, at any time prior to receipt of the Requisite Company Vote in response to an unsolicited Acquisition Proposal, the Company may, directly or indirectly, seek clarification from any Person that has made an Acquisition Proposal solely to clarify and understand any terms and conditions of such proposal that are necessary to provide adequate information for the Board of Directors to make an informed determination under this Section 6.03.
(c) Required Notices. From and after the date hereof until the earlier of the valid termination of this Agreement pursuant to Article 10 and the Effective Time, the Company shall notify Parent in writing promptly (and in any event within 24 hours) after receipt by the Company or any of its Representatives on its behalf of any Acquisition Proposal or any request for material non-public information relating to the Company or any of its Subsidiaries or for access to the business, properties, assets, books, records, work papers or other documents relating to or personnel of the Company or any of its Subsidiaries by any Third Party (which notice shall include the identity of such Third Party and copies of the Acquisition Proposal, including copies of the proposed alternative definitive agreement to be entered into in connection with such Acquisition Proposal, any related financing commitment and material related documents, and if such Acquisition Proposal or any portion thereof was not provided in writing, a summary of the material terms and conditions thereof) and keep Parent reasonably informed, on a reasonably prompt basis, of the status, material terms and conditions and any material developments related thereto, including promptly (but in no event later than 24 hours after receipt) providing Parent summaries of material oral communications between the Company and Third Party and copies of all material correspondence and written materials in respect of such Acquisition Proposal (including any amendments or modifications thereto) sent or provided to or by the Company or any of its Subsidiaries or any of their respective Representatives in connection therewith.
(d) Last Look. Neither the Board of Directors (acting upon the recommendation of the Special Committee) nor the Company shall be permitted to take any of the actions referred to in Section 6.03(b)(ii) or terminate this Agreement pursuant to Section 10.01(d)(i) unless (i) the Company notifies Parent, in writing at least four (4) Business Days before taking such action (the “Notice Period”), of its intention to do so, specifying in reasonable detail the reasons for such Adverse Recommendation Change and/or such termination (which notice shall not constitute an Adverse Recommendation Change or termination), attaching (A) in the case of an Adverse Recommendation Change to be made in connection with a Superior Proposal, the most current version of the proposed agreement(s) under which such Superior Proposal is proposed to be consummated, including the identity of the Third Party making such Acquisition Proposal, or (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, all material information relating to such Intervening Event and a reasonably detailed description of the reasons for making such Adverse Recommendation Change (such written notice a “Notice of Recommendation Change”), (ii) during the Notice Period, the Company shall have, and the Company shall have caused its Representatives to have, negotiated reasonably and in good faith with Parent any revisions to the terms of this Agreement that Parent proposes and (iii) following the end of the Notice Period, the Board of Directors (acting upon the recommendation of the Special Committee) shall have determined, in consultation with outside legal counsel and its independent financial advisor, and giving due consideration to such revisions proposed in writing by Parent, that (A) in the case of any Adverse Recommendation Change to be made in connection with a Superior Proposal, such Superior Proposal would nevertheless continue to constitute a Superior Proposal (assuming such revisions proposed by Parent in writing were to be given effect) (it being understood and agreed that any amendment to the financial terms or other material terms of such Superior Proposal shall require a new written notification from the Company; provided that for the purposes of such new notification the reference to “four (4) Business Days” in clause (i) above shall be deemed to be “two (2) Business Days”) and (B) in the case of an Adverse Recommendation Change to be made pursuant to an Intervening Event, such Intervening Event would nevertheless necessitate the need for such Adverse Recommendation Change, and, in either case, the failure to take such action would be reasonably likely to be inconsistent with its fiduciary duties under Delaware law.
(e) Definition of Superior Proposal. For purposes of this Agreement, “Superior Proposal” means any bona fide, unsolicited, written Acquisition Proposal which did not result from a material breach of this Section 6.03(a)(i) (but substituting “50%” for all references to “20%” in the definition of such term), that includes the right for each holder of OpCo LLC Units to exchange all of its OpCo LLC Units for Class A Shares effective immediately prior to the closing of the proposed transaction, that the Board of Directors (acting upon the recommendation of the Special Committee) determines in good faith, after consultation with its outside legal counsel and independent financial advisors, is reasonably likely to be consummated in accordance with its terms and is more favorable from a financial point of view, to the Company’s stockholders (in their capacity as such) than the transactions contemplated by this Agreement, after taking into consideration any changes to the terms of this Agreement proposed by Parent in response to such Acquisition Proposal during the Notice Period.
(f) Obligation of the Company to Terminate Existing Discussions. Subject to this Section 6.03, (i) the Company shall, and shall cause any of its Subsidiaries and its and their respective Representatives to cease immediately and cause to be terminated any and all existing activities, discussions, negotiations or solicitations of the foregoing, if any, with any Third Party and its Representatives conducted prior to the date hereof with respect to any Acquisition Proposal and (ii) the Company shall promptly (and in any event within one Business Day after the date hereof) terminate any data room access of such Third Party or any of its Representatives and request in writing that each Third Party that has executed a confidentiality or similar agreement in connection with any transaction or proposal involving the Company that could reasonably be expected to lead to an Acquisition Proposal or that relates to a potential Acquisition Proposal promptly return to the Company or destroy all information previously furnished or made available to such Third Party or any of its Representatives by or on behalf of the Company or its Representatives in accordance with the terms of such agreement.
Section 6.04 Advisory Client Consents.
(a) Negative Consents; Affirmative Consents. Each RIA Subsidiary shall use its commercially reasonable efforts to obtain, in accordance with Applicable Law and the applicable Advisory Agreement, the consent of each Advisory Client to the deemed assignment of its Advisory Agreement as a result of the transactions contemplated hereby prior to Closing (such consent, a “Client Consent”). Without limiting the generality of the foregoing, each RIA Subsidiary shall send, within forty-five (45) days of the date hereof, notices to each Advisory Client as of the date hereof (i) informing such Advisory Client of the transactions contemplated hereby, (ii) informing such Advisory Client that such RIA Subsidiary intends to continue to provide Investment Advisory Services to such Advisory Client after Closing and requesting such Advisory Client’s consent thereto, (iii) requesting the requisite consent of such Advisory Client to such deemed assignment and (iv) unless the Advisory Client’s Advisory Agreement requires the Advisory Client’s written consent to such deemed assignment, informing such Advisory Client that the consent of such Advisory Client will be deemed to have been provided if such Advisory Client does not notify in writing the applicable RIA Subsidiary of its objection to such deemed assignment, or of its termination of its Advisory Agreement, within forty-five (45) days after the sending of such notice. In the case of a New Client, the relevant RIA Subsidiary shall use commercially reasonable efforts to provide such New Client with disclosure prior to the entering into of its Advisory Agreement (A) informing such New Client of the transactions contemplated hereby, (B) informing such New Client that such RIA Subsidiary intends to continue to provide Investment Advisory Services to such New Client after Closing, and (C) informing such New Client that the consent of such New Client will be deemed to have been provided by the entering into by such New Client of its Advisory Agreement. Parent shall have a reasonable opportunity to review and comment on all materials used to seek Client Consents for purposes of this Section 6.04(a) prior to distribution. The Company agrees to (i) cause the RIA Subsidiary to cooperate with and support the Company’s efforts under this Section 6.04(a) and (ii) cause the RIA Subsidiary to file an other-than-annual amendment to its Form ADV within 30 days following the Closing to reflect the change in ownership of the RIA Subsidiary.
(b)  Cooperation. Parent shall (i) use commercially reasonable efforts to cooperate with the Company and each RIA Subsidiary in connection with obtaining the approvals and consents sought pursuant to this Section 6.04 and (ii) promptly provide to each RIA Subsidiary in writing all information concerning Parent and its Affiliates (and the Sponsors and any Sponsor Related Persons) as is required under Applicable Law, reasonably required or otherwise reasonably requested in order for such RIA Subsidiary to seek to obtain the approvals and consents to be sought pursuant to this Section 6.04. Each party shall cause all information relating to such party and its Affiliates (and the Sponsors and any Sponsor Related Persons) supplied by it for inclusion in such requests for approvals and consents contemplated by this Section 6.04, at the time of the mailing or delivery of such requests for approvals and consents or supplemental communications related thereto, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

ARTICLE 7
COVENANTS OF PARENT
Section 7.01 Conduct of Parent. Parent shall not, and shall cause its Subsidiaries not to, from the date of this Agreement to the Effective Time, take any action or fail to take any action that is intended to, or would reasonably be expected to, individually or in the aggregate, prevent Parent or Merger Sub’s ability to, or materially impede or delay the ability of Parent and Merger Sub to, consummate the Merger and the other transactions contemplated by this Agreement prior to the End Date; provided, however, that this Section 7.01 shall not apply to the matters covered by Section 8.01 or another section with specific standards, which shall be exclusively governed by Section 8.01 or such applicable section.
Section 7.02 Obligations of Merger Subs. Parent shall take all action necessary to cause (a) LLC Merger Sub to consummate the LLC Merger and (b) Merger Sub to perform its obligations under this Agreement and to consummate the Merger, in each case, on the terms and conditions set forth in this Agreement.
Section 7.03 Director and Officer Liability.
(a) For six years from and after the Effective Time, Parent shall, and shall cause the Surviving Corporation to, indemnify and hold harmless, and shall advance expenses to, the present and former officers, directors and managers (in their capacity as directors) of the Company and its Subsidiaries (each, an “Indemnified Person”) in respect of acts or omissions occurring at or prior to the Effective Time to the fullest extent permitted under Applicable Law, and in no event less than the extent provided under the Organizational Documents of the Company and its Subsidiaries in effect on the date hereof.
(b) For six years from and after the Effective Time, Parent shall cause to be maintained in effect provisions in the Surviving Corporation’s or each of its Subsidiaries’ respective Organizational Documents (or in such documents of any successor to the business of the Surviving Corporation and its Subsidiaries) regarding elimination of liability of directors, indemnification of officers, directors and employees and advancement of expenses that are no less advantageous to the intended beneficiaries than the corresponding provisions in existence on the date of this Agreement.
(c) Prior to the Effective Time, the Company shall or, if the Company is unable to, Parent shall cause the Surviving Corporation as of the Effective Time to, obtain and fully pay the premium for the non-cancellable extension of the directors’ and officers’ liability coverage of the Company’s existing directors’ and officers’ insurance policies and the Company’s existing fiduciary liability insurance policies (collectively, “D&O Insurance”), in each case for a claims reporting or discovery period of at least six years from and after the Effective Time with respect to any claim related to any period of time at or prior to the Effective Time from an insurance carrier with the same or better credit rating as the Company’s current insurance carrier with respect to D&O Insurance with terms, conditions, retentions and limits of liability that are no less favorable in the aggregate than the coverage provided under the Company’s existing policies with respect to any actual or alleged error, misstatement, misleading statement, act, omission, neglect, breach of duty or any matter claimed against a director or officer of the Company or any of its Subsidiaries by reason of him or her serving in such capacity that existed or occurred at or prior to the Effective Time (including in connection with this Agreement or the transactions or actions contemplated hereby); provided that in no event shall Parent or the Surviving Corporation be required to (and the Company shall not) expend for such policy pursuant to this sentence an amount in excess of 350% of the aggregate annual premium paid by the Company in its last full fiscal year for the D&O Insurance; and provided further that if the aggregate cost of such tail policy exceeds such amount, the Surviving Corporation shall be obligated to obtain a tail policy with the greatest coverage available, with respect to matters occurring prior to the Effective Time, for a cost not exceeding such amount.
(d) If the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger, or (ii) transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, to the extent necessary, proper provisions shall be made so that the successors and assigns of the Surviving Corporation shall assume the obligations set forth in this Section 7.03.
(e) The rights of each Indemnified Person under this Section 7.03 shall be in addition to any rights such Person may have under the Organizational Documents of the Company or any of its Subsidiaries, under the DGCL or any other Applicable Law or under any agreement of any Indemnified Person with the Company or any of its Subsidiaries. These rights shall survive consummation of the Merger and are intended to benefit, and shall be enforceable by, each Indemnified Person, and the provisions of this Section 7.03 may not be amended in any manner that adversely affects such Indemnified Person without their prior written consent.
Section 7.04 Employee Matters.
(a) On and after the Closing, Parent shall, and shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to honor the obligations of the Company and its Subsidiaries under the Employee Plans as in effect on the date hereof (or as subsequently adopted, entered into or amended in compliance with Section 6.01(k)), subject to any amendments or modifications permitted pursuant the terms of the Employee Plan.
(b) For the period commencing at the Closing and ending on the first anniversary of the Closing (the “Continuation Period”), Parent shall provide, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to provide, each Continuing Employee with (i) a base salary, wage or commission rate and target annual cash bonus opportunity, in each case, that are at least equal to the base salary, wage or commission rate and target annual cash bonus opportunity provided to such Continuing Employee by the Company and its Subsidiaries immediately prior to the Closing, (ii) employee benefits (excluding any defined benefit pension, supplemental retirement or postretirement welfare benefits, non-qualified deferred compensation, change in control, transaction-related, retention, and equity or equity-based and other long-term incentive compensation) that are, in the aggregate, substantially comparable to the benefits provided by the Company and its Subsidiaries to such Continuing Employee immediately prior to the Closing and (iii) to the extent that such Continuing Employee is covered by the plan or an agreement listed or described in Section 7.04(b) of the Company Disclosure Schedule, severance protections and benefits no less favorable than those provided under such plan or agreement, as applicable.
(c) With respect to any “employee benefit plan,” as defined in Section 3(3) of ERISA, maintained by Parent or its Affiliates in which any Continuing Employee is eligible to participate on or after the Closing, Parent shall or shall cause its Affiliates to use commercially reasonable efforts so that Continuing Employees receive service credit for purposes of eligibility to participate, vesting (other than vesting of future equity awards), and accrual of vacation and paid time off entitlement, such Continuing Employee’s service with the Company or any of its Subsidiaries prior to the Closing shall be treated as service with Parent and its Affiliates to the same extent and for the same purposes as such Continuing Employee was entitled, before the Closing, to credit for such service under any analogous Employee Plan; provided that the foregoing shall not apply (x) for any purpose with respect to any defined benefit pension plan, postretirement welfare plan, or any plan under which similarly situated employees of Parent and its Subsidiaries do not receive credit for prior service or that is grandfathered or frozen, or (y) to the extent that it would result in any duplication of benefits or compensation for the same period of service.
(d) With respect to any health and welfare plan maintained by Parent or its Affiliates in which any Continuing Employee is eligible to participate on or after the Closing, Parent shall, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to (i) waive, or cause to be waived, preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods with respect to participation by and coverage of the Continuing Employees to the same extent such preexisting conditions, limitations, exclusions, actively-at-work requirements and waiting periods did not otherwise apply to (or were otherwise satisfied by) such Continuing Employee under the corresponding Employee Plan immediately prior to the Closing Date and (ii) use commercially reasonable efforts to recognize, or cause to be recognized, the dollar amount of all co-payments, deductibles and similar expenses incurred by each Continuing Employee during the calendar year in which the Closing occurs for purposes of satisfying such year’s deductible and co-payment limitations to the same extent as such Continuing Employee was entitled, prior to the Closing, to recognition of such co-payments, deductibles and similar expenses under any Employee Plan.
(e) With respect to each Employee Plan that is an annual cash incentive compensation plan or arrangement (each, an “Annual Bonus Plan”), for the fiscal year in which the Closing occurs (the “Closing Year”), solely in the event that the Closing has not occurred by June 30 of the Closing Year, Parent shall, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to continue such plan following the Closing in good faith and in the ordinary course of business; provided that the bonus paid under such plan shall be an amount equal to the greater of (i) the target opportunity under such plan and (ii) the amount determined based on the level of achievement of applicable performance goals, which amount shall be paid at substantially the same time as annual bonuses have historically been paid by the Company or its applicable Subsidiary (but in no event later than the 15th day of the 3rd month following the Closing Year). With respect to each Annual Bonus Plan for the fiscal year immediately preceding the Closing Year, if bonuses have been earned under the terms of such Annual Bonus Plan but have not been paid prior to Closing (as determined by Parent in good faith and in all material respects in accordance with the Company’s or its applicable Subsidiary’s applicable past practice), Parent shall, or shall cause its Affiliates (including the Surviving Corporation and OpCo LLC) to pay such bonuses following Closing, which amounts shall be paid at substantially the same time as annual bonuses have historically been paid by the Company or its applicable Subsidiaries (but in no event later than the 15th day of the 3rd month following the end of such preceding fiscal year).
(f) If requested by Parent in writing no later than five (5) Business Days prior to the Closing Date, the Company shall, and shall cause its applicable Subsidiaries to, adopt resolutions terminating any Employee Plan intended to qualify as a cash or deferred arrangement under Section 401(k) of the Code (a “401(k) Plan”), effective no later than the day immediately preceding the Closing Date and contingent upon the occurrence of the Closing. The Company shall provide Parent with a copy of such resolutions for its prior review and comment and shall reflect Parent’s reasonable and good faith comments.
(g) Without limiting the generality of Section 11.06, nothing in this Section 7.04, express or implied, (i) is intended to or shall confer upon any Person other than the parties hereto, including any current or former Service Provider, Company Employee or Continuing Employee, any right, benefit or remedy of any nature whatsoever under or by reason of this Agreement, (ii) shall establish, or constitute an amendment, termination or modification of, or an undertaking to amend, establish, terminate or modify, any Employee Plan or other benefit plan, program, agreement or arrangement, (iii) shall alter or limit the ability of Parent or any of its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to amend, modify or terminate any Employee Plan or any other benefit plan, program, agreement or arrangement at any time assumed, established, sponsored or maintained by any of them or (iv) shall create any obligation on the part of Parent or its Subsidiaries (or, following the Effective Time, the Company or any of its Subsidiaries) to employ or engage any Service Provider for any period following the Effective Time.
ARTICLE 8
COVENANTS OF PARENT AND THE COMPANY
Section 8.01 Antitrust and Other Regulatory Filings.
(a) Subject to the terms and conditions of this Agreement, the Company and Parent shall use their reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under Applicable Law (including without limitation any applicable Antitrust Laws or Insurance Laws) to consummate the transactions contemplated by this Agreement as soon as reasonably possible (and in any event prior to the End Date), including (i) preparing and filing (and, in the case of Parent, causing the Sponsors and, to the extent applicable, the Sponsor Related Persons to prepare and file) as promptly as practicable with any Governmental Authority or other third party all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents and (ii) obtaining and maintaining all approvals, consents, registrations, permits, authorizations and other confirmations required to be obtained from any Governmental Authority or other third party that are necessary, proper or advisable to consummate the transactions contemplated by this Agreement. The parties hereto understand and agree that the obligations of Parent under this Section 8.01 include taking, and causing its Affiliates (and the Sponsors and the Sponsor Related Persons, as applicable) to take, all actions necessary or appropriate to avoid or eliminate each and every impediment under any Applicable Laws (including without limitation any applicable Antitrust Laws or Insurance Laws) or otherwise so as to enable the consummation of the transactions contemplated by this Agreement to occur as soon as reasonably possible (and in any event prior to the End Date), including: (A) entering into any settlement, undertaking, consent decree, stipulation or agreement with or required by any Governmental Authority in connection with the transactions contemplated hereby; (B) proposing, negotiating, committing to and effecting, by consent decree, hold separate order or otherwise, the sale, divestiture or disposition of businesses, product lines or assets of the Company or its Subsidiaries; (C) terminating existing relationships, contractual rights or obligations of the Company and its Subsidiaries; (D) otherwise taking or committing to take actions that after the Closing would limit Parent’s or its Affiliates’ (including the Company’s or its Subsidiaries’) freedom of action with respect to, or its ability to retain or exercise rights of ownership or control with respect to, one or more of the businesses, product lines or assets of the Company or its Subsidiaries (each of the foregoing described in any of Section 8.01(a) (A) through (D), a “Regulatory Concession”); (E) defending any action, suit or proceeding (including by appeal if necessary) that challenges any of the transactions contemplated by this Agreement or the other Transaction Documents or which would otherwise prohibit, materially delay or materially impair the consummation of the transactions contemplated by this Agreement or the other Transaction Documents; and (F) seeking to have lifted, vacated or reversed any stay, injunction, temporary restraining order or other restraint entered by any Governmental Authority with respect to this Agreement or the transactions contemplated hereby; provided, however, notwithstanding anything to the contrary set forth in this Agreement (including this Section 8.01), nothing set forth in this Agreement will require Parent or Merger Subs to pursue or agree to, or cause their Affiliates or any other Person to pursue or agree to, any Regulatory Concession that constitutes a Burdensome Condition. If requested by Parent, the Company and its Subsidiaries shall agree to any Regulatory Concession; provided that none of the Company or the Company’s Subsidiaries shall be required to agree to any Regulatory Concession that is not conditioned upon consummation of the transactions contemplated by this Agreement. Notwithstanding the foregoing, anything to the contrary in this Section 8.01, this Section 8.01 shall not apply to any consents or notices with respect to any RIA Subsidiary (which, for the avoidance of doubt, shall be governed by Section 6.04).
(b) In furtherance and not in limitation of the foregoing, (i) each of Parent and the Company shall make or cause to be made (including causing (to the extent applicable) any Affiliate, Sponsor or Sponsor Related Person to make) an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby as promptly as practicable (and shall in any event use reasonable best efforts to make such filing within fifteen (15) Business Days after the date hereof), and (ii) each of Parent and the Company shall prepare and file (including causing (to the extent applicable) any Affiliates, Sponsors or Sponsor Related Persons to file), as applicable, all applications, notices, filings, and registration statements necessary to request and obtain the Specified Regulatory Approvals as promptly as practicable. Parent shall be responsible for all filing fees required under the HSR Act in connection with the transactions contemplated by this Agreement, excluding filings of shareholders of the Company pursuant to 16 C.F.R. § 801.2(e). Each of Parent and the Company shall respond (and in the case of Parent, shall cause the Sponsors and the Sponsor Related Persons to respond), as applicable, as promptly as practicable to any inquiries received from any Governmental Authority for additional information and documentary material that may be requested pursuant to the HSR Act or any other Applicable Laws (including without limitation any applicable Antitrust Laws or Insurance Laws). In addition, Parent and the Company shall use their reasonable best efforts to take all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act or any other applicable Antitrust Laws, and to obtain the Specified Regulatory Approvals, as soon as practicable. Each party hereto shall (i) notify the other parties of any substantive communication to that party or its Affiliates (and, in the case of Parent, any Sponsor or Sponsor Related Persons) from any Governmental Authority in connection with the transactions contemplated hereby, and, subject to Applicable Law, permit the other parties to review and discuss in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Authority in connection with the transactions contemplated hereby, (ii) promptly furnish the other parties with copies of all correspondence, filings and written communications between it or its Affiliates (and, in the case of Parent, any Sponsor or Sponsor Related Persons) and their respective Representatives, on the one hand, and such Governmental Authority, on the other hand, with respect to this Agreement and the transactions contemplated hereby, (iii) not agree to participate in any substantive meeting or discussion with any Governmental Authority in respect of any filings, investigation or inquiry concerning any competition, antitrust, insurance regulatory or other regulatory matters in connection with this Agreement or the transactions contemplated hereby unless it consults with the other parties in advance and, to the extent permitted by such Governmental Authority, gives the other parties the opportunity to attend and participate thereat and (iv) furnish the other parties with copies of all correspondence, filings, and communications (and memoranda setting forth the substance thereof) between them and their Affiliates and their respective Representatives on the one hand, and any Governmental Authority or members or their respective staffs on the other hand, with respect to any competition, antitrust, insurance regulatory or other regulatory matters in connection with this Agreement. Any materials exchanged in connection with this Section 8.01 may be redacted or withheld as necessary to address reasonable privilege or confidentiality concerns, and to remove references concerning valuation or other competitively sensitive material or any Personal Information, and the parties may, as they deem advisable and necessary, designate any materials provided to the other under this Section 8.01 as “outside counsel only.”

(c) Parent, upon reasonable consultation with the Company and considering in good faith the Company’s views, will (i) control and determine timing and strategy and be responsible for approving the final content of any substantive oral or written communications with any applicable Governmental Authority, and (ii) lead all proceedings and coordinate all activities, in each such case under clauses (i) and (ii) with respect to seeking actions, consents, approvals or waivers of any Governmental Authority under the HSR Act or any other Applicable Laws, provided that each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not, and shall not permit any of its Affiliates or the Sponsors to (I) withdraw and refile its notification under the HSR Act more than once, or (II) enter into any timing agreements with Governmental Authorities, in the case of clause (I), except to the extent such action would not reasonably be expected to prevent the consummation of transactions contemplated by this Agreement prior to the End Date, and, in the case of clauses (I) and (II), without the prior written consent of the Company (such consent not to be unreasonably withheld, conditioned or delayed).
(d) Each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not, and cause the Sponsors not to, enter into or consummate any Contracts or arrangements, in each case, for an acquisition (by stock or share purchase, merger, consolidation, purchase of assets, license or otherwise) of any ownership interest, assets or rights of any third party if such ownership interest, assets or rights would (including the termination or expiration of the waiting period pursuant to the HSR Act or any other Applicable Law) result in any material delay in obtaining, or to result in the failure to obtain any consents, approvals or waivers of any Governmental Authority under the HSR Act or any other Applicable Laws, or which would otherwise prevent or impose any material delay in the obtaining of any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period.
(e) Each of Parent and Merger Sub agrees that, between the date hereof and the Closing, it shall not permit or, and shall cause the Sponsors not to permit, a direct or indirect debt or equity investment in Parent or Merger Sub, or permit or agree to permit an increase in, or modify or agree to modify the terms of, an existing direct or indirect or investment (or commitment thereof) in Parent or Merger Sub, if such new, increased or modified investment (or commitment thereof) would reasonably be expected to (i) materially increase the risk of (1) not obtaining, any authorization, consent, order, declaration or approval of any Governmental Authority necessary to consummate the transactions contemplated hereby or the expiration or termination of any applicable waiting period, (2) any Governmental Authority entering an order prohibiting the consummation of transactions contemplated hereby, (3) not being able to remove any such order on appeal or otherwise or (ii) prevent the consummation of the transactions contemplated hereby prior to the End Date.
(f) Notwithstanding anything to the contrary in this Agreement, the parties hereto acknowledge and agree that, in lieu of seeking the Specified Regulatory Approvals set forth on Section 8.01(f) of the Company Disclosure Schedule, the parties shall take, or cause to be taken, Schedule 8.01(f) Actions (as defined in the Company Disclosure Schedule).
Section 8.02 Cooperation. The Company and Parent shall cooperate with one another (a) in connection with the preparation of the Company Disclosure Documents and (b) in determining whether any action by or in respect of, or filing with, any Governmental Authority is required, or any actions, consents, approvals or waivers are required to be obtained from parties to any material Contracts, in connection with the consummation of the transactions contemplated by this Agreement and in taking such actions or making any such filings, furnishing information required in connection therewith or with the Company Disclosure Documents.
Section 8.03 Proxy Statement; Schedule 13E-3; Company Meeting.
(a) As promptly as practicable following the date of this Agreement (and no later than thirty (30) Business Days after the date hereof), the Company will prepare (with Parent’s reasonable assistance) and the Company will file with the SEC the Proxy Statement.
(b) The Company and Parent shall cooperate to, concurrently with the preparation and filing of the Proxy Statement, jointly prepare and file with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 relating to the transactions contemplated by this Agreement, including all required exhibits thereto (such transaction statement, including any amendment or supplement thereto, the “Schedule 13E-3”).
(c) Each of the Company, Parent and the Merger Subs shall reasonably cooperate with each other in the preparation of the Proxy Statement and the Schedule 13E-3 and furnish all information concerning itself and its Affiliates (and, in the case of Parent, the Sponsors and any Sponsor Related Persons) that is required in connection with the preparation of the Proxy Statement and the Schedule 13E-3.
(d) The Company will cause the Proxy Statement and the Schedule 13E-3 to be mailed to the stockholders of the Company as promptly as reasonably practicable following the clearance of the Proxy Statement and the Schedule 13E-3 by the SEC. Prior to any filing of, or amendment or supplement to the Proxy Statement or the Schedule 13E-3, the Company will provide Parent a reasonable opportunity to review and comment thereon and the Company shall give reasonable consideration to any comments made by Parent and its Representatives; provided, however, that the Company may amend or supplement the Proxy Statement without the review or comment of Parent solely in the event of an Adverse Recommendation Change made in compliance with Section 6.03. If at any time prior to the Company Meeting (or any adjournment or postponement thereof) any information relating to the Company or Parent, or any of their respective Affiliates (and, in the case of Parent, the Sponsors and any Sponsor Related Persons), directors or officers, is discovered by the Company or Parent that should be set forth in an amendment or supplement to the Proxy Statement or the Schedule 13E-3, so that the Proxy Statement or the Schedule 13E-3 would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party that discovers such information will notify the other party hereto reasonably promptly and an appropriate amendment or supplement describing such information will be filed reasonably promptly with the SEC and, to the extent required by Applicable Law, disseminated to the stockholders of the Company. The Company will promptly notify Parent of the receipt of any comments or other communications, whether written or oral, that the Company or its Representatives may receive from time to time from the SEC or the staff of the SEC and of any request by the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement or the Schedule 13E-3 or for additional information and the Company will supply Parent with copies of all material correspondence between it or any of its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand, with respect to the Proxy Statement, the Schedule 13E-3 or the transactions contemplated hereby.
(e) The Company will, as soon as reasonably practicable following the date of this Agreement, establish a record date for, and as soon as reasonably practicable following the clearance of the Proxy Statement by the SEC, duly call, give notice of, convene and hold, the Company Meeting. The Proxy Statement shall (subject to Section 6.03) include the Company Board Recommendation. Notwithstanding anything in this Agreement to the contrary, the Company may postpone or adjourn the Company Meeting (i) with the written consent of Parent, (ii) to solicit additional proxies for the purpose of obtaining the Requisite Company Vote, (iii) if there are not holders of a sufficient number of Shares present or represented by proxy at the Company Meeting to constitute a quorum at the Company Meeting and (iv) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that the Company has determined in good faith, after consultation with outside legal counsel, is advisable under Applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the stockholders of the Company prior to the Company Meeting; provided, that in the case of the foregoing, without the prior written consent of Parent (not to be unreasonably withheld, conditioned or delayed), (A) the Company Meeting shall not be adjourned or postponed on more than three occasions and no such adjournment or postponement shall be for more than ten (10) Business Days or (B) if any postponement or adjournment that would require the setting of a new record date; provided, further, that in no event shall the Company Meeting be adjourned or postponed beyond the date that is four (4) Business Days prior to the End Date.
Section 8.04 Public Announcements. The initial press release issued by Parent and the Company with respect to the execution of this Agreement shall be mutually agreed upon by Parent and the Company. Thereafter, except with respect to any Adverse Recommendation Change or announcement made with respect to any Acquisition Proposal, Superior Proposal or related matters in accordance with the terms of this Agreement, or any dispute between the parties regarding this Agreement or the transactions contemplated hereby, Parent and the Company shall consult with each other before issuing any press release, having any communication with the press (whether or not for attribution) or making any other public statement, or scheduling any press conference or conference call with investors or analysts, with respect to this Agreement or the transactions contemplated hereby (other than any press release, communication, public statement, press conference or conference call which has a bona fide purpose that does not relate to this Agreement or the transactions contemplated hereby and in which this Agreement and the transactions contemplated hereby are mentioned only incidentally and is otherwise materially consistent with any prior public disclosure) and, except in respect of any public statement or press release as may be required by Applicable Law or any listing agreement with or rule of any national securities exchange or association (in which case, such disclosing party will use commercially reasonable efforts, on a basis reasonable under the circumstances, to provide a reasonable opportunity to the other party to review and comment upon such public statement or press release prior to the time such disclosure is required to be so issued), shall not issue any such press release or make any such other public statement or schedule any such press conference or conference call before such consultation. Notwithstanding the foregoing, without prior consultation, (a) each party may issue such additional publications or press releases and make such other customary announcements and public statements so long as such additional publications, press releases and, announcements and public statements do not disclose any non-public information regarding the transactions contemplated by this Agreement beyond the scope of the disclosure included in, the initial press release or another press release or public statement with respect to which the other party had consented and such additional communication is otherwise consistent with those with respect to which the other party had consented; and (b) Parent and its Affiliates may make disclosures to their direct and indirect equityholders and their respective equityholders and limited partners consistent with customary practice in connection with bona fide fundraising, marketing, informational or reporting activities, so long as the Person to which Parent or Sponsor is disclosing such terms is bound by a customary confidentiality agreement or other similar obligation that would require such Person to keep confidential such terms, which Parent or Sponsor, as applicable, shall enforce.
Section 8.05 Further Assurances. At and after the Effective Time, the officers and directors of the Surviving Corporation shall be authorized to execute and deliver, in the name and on behalf of the Company or Merger Sub, any deeds, bills of sale, assignments, assurances or other instruments and to take and do, in the name and on behalf of the Company or Merger Sub any other actions and things to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.
Section 8.06 Confidentiality. All information provided or made available to Parent, its Affiliates (and the Sponsors and any Sponsor Related Persons) or any of their respective Representatives pursuant to this Agreement or in connection with any of the transactions contemplated hereby, whether provided prior to or after the date hereof, shall be subject to the Confidentiality Agreement. The parties hereto acknowledge and agree that the provisions of the Confidentiality Agreement shall remain binding and in full force and effect until the later to occur of (a) the Closing and (b) the termination of the Confidentiality Agreement in accordance with its terms. If this Agreement is terminated, for any reason, prior to the Closing, the Confidentiality Agreement shall continue in full force and effect in accordance with its terms. Notwithstanding anything to the contrary in this Agreement or the Confidentiality Agreement, “Representatives” (as defined in the Confidentiality Agreement) shall hereafter be deemed to include any actual or potential financing sources of Parent and its Representatives (as defined in the Confidentiality Agreement), including Debt Financing Sources and Equity Financing Sources, without the need for any approval or consent of the Company.
Section 8.07 Section 16 Matters. Prior to the Effective Time, the Company shall take all actions necessary to cause any dispositions of (or other transactions in) Class A Shares (including derivative securities with respect to such Class A Shares) resulting from the transactions contemplated by this Agreement by each officer or director who is subject to the reporting requirements of Section 16(a) of the 1934 Act with respect to the Company to be exempt under Rule 16(b)-3 under the 1934 Act.

Section 8.08 Notices of Certain Events. Each of the Company and Parent shall promptly notify the other of:
(a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the transactions contemplated by this Agreement;
(b) any notice or other communication from any Governmental Authority in connection with the transactions contemplated by this Agreement (other than such communications contemplated in Section 8.01, which shall be governed by such Section);
(c)  the discovery of any fact or circumstance, or the occurrence or non-occurrence of any event, which would reasonably be expected to cause or result in any of the conditions to the Mergers contained in Article 9 not being satisfied; and
(d)  any Actions commenced or, to the Knowledge of the Company or the knowledge of Parent, as applicable, threatened against, relating to or involving or otherwise affecting the Company or any of its Subsidiaries or Parent and any of its Subsidiaries, as the case may be, that, if pending on the date of this Agreement, would have been required to have been disclosed pursuant to any Section of this Agreement or that relate to the consummation of the transactions contemplated by this Agreement;
provided that the delivery of any notice pursuant to this Section 8.08 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.
Section 8.09 Litigation and Proceedings. The Company shall reasonably promptly notify Parent of any Action brought by stockholders of the Company against the Company, OpCo LLC or, as applicable, its or their directors or officers relating to this Agreement, the LLC Merger, the Merger or the other transactions contemplated by this Agreement (whether directly or on behalf of the Company and its Subsidiaries or otherwise), including by providing copies of all pleadings with respect thereto. The Company shall control the defense or settlement of any litigation or other legal proceedings (other than any litigation or other legal proceeding in connection with or arising out of or otherwise related to a demand for dissenters’ rights under Applicable Law which shall be governed by Section 2.06) against the Company or any of its directors or officers relating to this Agreement, the LLC Merger, the Merger or the other transactions contemplated by this Agreement (“Transaction Litigation”); provided that, other than proceedings between the parties hereto, the Company shall (a) give Parent a reasonable opportunity to participate, at Parent’s expense, in the defense, settlement or prosecution of any Transaction Litigation and (b) give Parent the opportunity to consult with the Company with respect to the defense, settlement and prosecution of any Transaction Litigation (and review in advance all materials proposed to be delivered by or on behalf of the Company in connection therewith) and consider in good faith any comments of Parent with respect thereto; and provided, further, that the Company agrees that it shall not settle or offer to settle any Transaction Litigation without the prior written consent of Parent, which shall not be unreasonably withheld, delayed or conditioned.
Section 8.10 Financing. Parent and LLC Merger Sub shall use their commercially reasonable efforts to arrange and obtain the Debt Financing on terms and conditions not less favorable than those described in the Debt Commitment Letters (taking into account any flex provisions), including (but subject in all respects to Section 8.10) their commercially reasonable efforts to (i) maintain in effect the Debt Commitment Letters (subject to any amendment, supplement, replacement, substitution, termination or other modification or waiver that is not prohibited by clause (c) below), (ii) negotiate and enter into definitive agreements with respect thereto on the terms and conditions contained in the Debt Commitment Letters (including the flex provisions) or on other terms no less favorable to Parent and LLC Merger Sub, (iii) satisfy, or obtain a waiver thereof, on a timely basis all conditions to funding the Debt Commitment Letters and such definitive agreements thereto (other than any condition where the failure to be so satisfied is a direct result of the Company’s failure to furnish information described in Section 8.10), (iv) assuming that all conditions contained in any Financing Commitment Letter have been satisfied, consummate the Debt Financing at or prior to the Closing and (v) enforce their rights under the Debt Commitment Letter. For the avoidance of doubt, as between Merger Sub and LLC Merger Sub, the Debt Financing shall be incurred by LLC Merger Sub.
(a) Parent shall keep the Company reasonably informed with respect to all material developments concerning the status of the Debt Financing contemplated by the Debt Commitment Letters. Parent and LLC Merger Sub shall give the Company prompt notice (w) of the termination, repudiation, rescission, cancellation or expiration of the Debt Commitment Letters or the definitive agreements related to the Debt Financing, (x) of any material breach or material default (or any event or circumstance that, with or without notice, lapse of time or both, could reasonably be expected to give rise to any material breach or material default) by any party to any of the Debt Commitment Letters, or any definitive agreements related to the Debt Financing, in each case of which Parent or LLC Merger Sub becomes aware, (y) of the receipt of any written notice or other written communication, in each case received from any Debt Financing Source with respect to any (i) material breach of Parent’s or LLC Merger Sub’s obligations under the Debt Commitment Letters or definitive agreements related to the Debt Financing, or actual or potential material default, termination or repudiation by any party to any of the Debt Commitment Letters or definitive agreements related to the Debt Financing (including any written proposal by any Debt Financing Source, lender or other Person to withdraw, terminate, repudiate, rescind or make a material and adverse change in the terms of (including the amount of Financing contemplated) any commitment letter) or (ii) material dispute between or among any parties to any of the Debt Commitment Letters or definitive agreements related to the Debt Financing or any provisions of any of the Debt Commitment Letters, in each case set forth in this clause (b), with respect to the obligation to fund the Debt Financing or the amount of the Debt Financing to be funded at Closing and (z) of the receipt of any written notice or other written communication on the basis of which Parent expects that a party to the Debt Financing will fail to fund the Debt Financing or is reducing the amount of the Debt Financing such that Parent would reasonably be expected to be unable to make the payments contemplated by clauses (i) through (iii) of Section 5.07(d); provided that in no event shall Parent or LLC Merger Sub be under any obligation to disclose any information pursuant to the foregoing that would waive the protection of attorney-client or similar privilege if such party shall have used commercially reasonable efforts to disclose such information in a way that would not waive such privilege. As soon as reasonably practicable, but in any event within two Business Days of the date the Company delivers to Parent or LLC Merger Sub a written request, Parent and LLC Merger Sub shall provide any information reasonably requested by the Company relating to any circumstance referred to in clauses (w), (x), (y) or (z) of the immediately preceding sentence.
(b) For the avoidance of doubt, Parent shall have the right from time to time to amend, supplement, replace, substitute, terminate or otherwise modify or waive its rights under any Debt Commitment Letter, including without limitation to (i) terminate any Debt Commitment Letter in order to obtain alternative sources of financing in lieu of all or a portion of the Debt Financing or (ii) add and appoint additional arrangers, bookrunners, underwriters, agents, lenders and similar entities, to provide for the assignment and reallocation of a portion of the financing commitments contained therein and to grant customary approval rights to such additional arrangers and other entities in connection with such appointments; provided that no such amendment, supplement, replacement, substitution, termination, modification or waiver shall (A) reduce (or have the effect of reducing) the aggregate amount of available Debt Financing (including by increasing the amount of fees to be paid or original issue discount (except as set forth in any “market flex” provisions existing on the date of this Agreement)), to less than the amount required to consummate the transactions contemplated by this Agreement (taking into account amounts to be provided pursuant to the Equity Financing), (B) impose new or additional conditions precedent or expand upon the conditions precedent to the Debt Financing as set forth in the existing Debt Commitment Letters in a manner that would reasonably be expected to (1) make the timely funding of the Financing, or the satisfaction of the conditions to obtaining the Financing, less likely to occur when required pursuant to the terms hereof or (2) adversely impact the ability of Parent, LLC Merger Sub or the Company, as applicable, to enforce its rights against other parties to such Debt Commitment Letters, (C) adversely change the timing of the funding of the Debt Financing thereunder, (D) be reasonably expected to impair, delay or prevent the availability of all or a portion of the Debt Financing or the consummation of the transactions contemplated by this Agreement, or (E) materially adversely affect the ability of Parent to enforce its rights under the Debt Commitment Letter or to consummate the transactions contemplated by this Agreement or the timing of the Closing, including by making the funding of the Financing less likely to occur. Parent shall furnish to the Company a copy of any executed written amendment, supplement, replacement, substitution, termination, modification or waiver of the Debt Commitment Letters within two Business Days of execution of any such amendment, supplement, replacement, substitution, termination, modification or waiver. Parent shall not permit or consent to or agree to any amendment, restatement, replacement, supplement, termination or other modification or waiver of any provision or remedy under, the Equity Commitment Letter, other than to increase the amount of Equity Financing available thereunder.
(c) In the event that any portion of the Debt Financing necessary for Parent to consummate the Closing becomes unavailable on the terms and conditions contemplated by the Debt Commitment Letters (including the flex provisions), (i) Parent shall promptly notify the Company and (ii) Parent and LLC Merger Sub shall use their commercially reasonable efforts to (A) arrange and obtain, as promptly as practicable following the occurrence of such event, any such portion from alternative sources (an “Alternative Financing”) on terms that (1) taken as whole, are not more materially adverse to Parent and LLC Merger Sub than the existing Debt Commitment Letters (including after giving effect to the market flex provisions), (2) do not impose new or additional conditions precedent or adversely expand upon the conditions precedent to the Debt Financing set forth in the existing Debt Commitment Letters, (3) do not reduce the aggregate amount of available Debt Financing, to less than the amount required to consummate the transactions contemplated by this Agreement (taking into account amounts to be provided pursuant to the Equity Financing), (4) do not require funding of any equity financing other than the Equity Financing, (5) do not require Parent and LLC Merger Sub to pay any fees or interest rates in excess of those contemplated by the Financing Commitment Letters (after giving effect to any “market flex”) in connection with the Financing and (6) would not otherwise reasonably be expected to materially delay or prevent Closing, and (B) provide the Company with a copy of the new financing commitment that provides for such Alternative Financing (including all related exhibits, schedules, annexes, supplements and term sheets thereto, and including any related fee letter, which may be redacted in a manner consistent with Section 5.07, as each of the foregoing may be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived from time to time thereafter in compliance with Section 8.09(c), the “Alternative Financing Commitment Letter”) within two Business Days after entry therein.
(d) For purposes of this Agreement (other than with respect to representations in this Agreement made by or with respect to Parent, LLC Merger Sub or Merger Sub, as applicable, that speak as of the date hereof or another specified date), references to the “Equity Commitment Letter,” “Debt Commitment Letters” and the “Financing Commitment Letters” shall include any such document as permitted or required by this Section 8.10 to be amended, supplemented, replaced, substituted, terminated or otherwise modified or waived, in each case from and after such amendment, supplement, replacement, substitution, termination or other modification or waiver and, for the avoidance of doubt, references to “Equity Financing,” “Debt Financing” and “Financing” shall include, in whole or in part (as applicable), any supplemental, replacement or substitute financing provided for thereunder.
(e) Parent and Merger Sub shall take all actions that are necessary, proper or advisable to obtain the Equity Financing contemplated by the Equity Commitment Letter, including taking all actions that are necessary, proper or advisable to (i) maintain in effect the Equity Commitment Letter, (ii) satisfy on timely basis all conditions applicable to Parent and Merger Sub set forth in the Equity Commitment Letter that are within their control and (iii) consummate the Equity Financing contemplated by the Equity Commitment Letter at or prior to the Closing (if and to the extent required by Section 11.13). Parent shall not amend, supplement or otherwise modify or waive its rights under the Equity Commitment Letter if such amendment, supplement, modification or waiver would (A) impose new or additional conditions precedent or expand upon the conditions precedent to the Equity Financing as set forth in the existing Equity Commitment Letter, (B) reduce the aggregate amount of available Equity Financing to less than the amount that is required to consummate the transactions contemplated by this Agreement or (C) otherwise reasonably be expected to materially delay or prevent the Closing. Parent shall furnish to the Company a copy of any executed written amendment, restatement, replacement, supplement, modification, waiver or consent of or relating to the Equity Commitment Letter promptly upon (but in any event within two Business Days following) execution of any such amendment, restatement, replacement, supplement, modification, waiver or consent.
Section 8.11  Company Financing Cooperation.
(a) The Company shall use its commercially reasonable efforts to, and shall cause its Subsidiaries and its and their respective Representatives to use their commercially reasonable efforts to (except with respect to clauses (a)(v) and (a)(vii) for which the Company shall use reasonable best efforts and cause its Subsidiaries and its and their respective Representatives to use their reasonable best efforts), provide all cooperation in connection with the arrangement of the Debt Financing as may be reasonably requested by Parent that is necessary and customary for financings of the type contemplated in connection with the arrangement of the Debt Financing contemplated by the Debt Commitment Letter (including with respect to any “market flex” to the extent exercised, any debt securities being issued as part of or in lieu of all or a portion of the Debt Financing or any Alternative Financing), including:
(i) participating in a reasonable number of meetings, due diligence sessions, presentations, “road shows” and sessions with prospective financing sources, investors and ratings agencies, in each case on reasonable advance notice, including direct contact between appropriate members of senior management of the Company, on the one hand, and the actual and potential Debt Financing Sources Related Parties, on the other hand;
(ii) reasonably cooperating with the marketing efforts of Parent and the Debt Financing Sources Related Parties, in each case in connection with the Debt Financing, including any debt securities being issued as part of or in lieu of all or a portion of the Debt Financing;
(iii) assisting with the preparation of materials for lender and investor presentations, rating agency presentations, preliminary and final offering memoranda in connection with any offerings of debt securities, private placement memoranda, bank information memoranda (including a bank information memorandum that does not include material non-public information), marketing materials and other similar documents and providing financial information and other materials, including customary historical financial statements and other financial, business and operating information concerning the Company and its Subsidiaries and information reasonably necessary for Parent to prepare customary pro forma financial information, if required, in each case of the type customarily included in an offering memorandum for a Rule144A-for-life offering of debt securities, reasonably requested by Parent in connection with the Debt Financing, including any debt securities being issued as part of or in lieu of all or a portion of the Debt Financing, including (A) executing customary authorization letters in connection with the distribution of such materials and financial projections, (B) providing cooperation with the due diligence efforts of the Debt Financing Sources and (C) providing financial information, customary revenue, EBITDA and total assets with respect to entities that are guarantors and those that are not guarantors, customary “flash” or “recent development” financial information (which may be provided in a reasonable range or estimate) and customary assistance with the preparation of a “MD&A” as may be reasonably requested by Parent to the extent such information is of the type and form customarily included in an offering memorandum for any debt securities being issued as part of or in lieu of all or a portion of the Debt Financing; provided that in connection with the foregoing, the Company shall not be obligated to furnish any Excluded Information.
(iv) taking corporate actions reasonably requested by Parent to permit the consummation of the Debt Financing;
(v) furnishing, at least four (4) Business Days prior to the Closing, such documentation and information as is requested in writing by the Parent at least nine (9) Business Days prior to the Closing to the extent required under applicable “know your customer” and anti-money laundering rules and regulations, including the USA PATRIOT Act and 31 C.F.R. §1010.230, in order to satisfy the conditions set forth in the Conditions Exhibit in the Debt Commitment Letter;
(vi) executing and delivering any credit agreements, pledge and security documents, other definitive financing documents or other requested certificates or documents and (y) facilitating the obtaining of guarantees and pledging of collateral and other matters ancillary to the Debt Financing, as may be reasonably requested by Parent (provided that any obligations contained in such documents shall be effective no earlier than as of the Closing);
(vii) furnishing Parent and the Debt Financing Sources with the Required Information; provided that in connection with the foregoing, the Company shall not be obligated to furnish any Excluded Information;
(viii) cooperating with, and taking all actions required or otherwise reasonably requested by Parent in order to facilitate the termination and payoff of the indebtedness under the Company Credit Agreement at Closing upon or simultaneously with the funding of the Debt Financing (including, upon such funding, (w) the repayment in full of all obligations then, (x) the release of all encumbrances, security interests and collateral, (y) the termination of all guaranties and the agreements evidencing subordination in connection therewith and (z) the termination or replacement of all letters of credit outstanding thereunder, in each case at the Closing), and arranging for delivery at least one Business Day prior to the Closing to Parent of Payoff Letters, lien terminations and other instruments of discharge, in each case, in form and substance reasonably satisfactory to Parent, from the administrative agent, trustees or other similar agents under the Company Credit Agreement; and
(ix) causing PricewaterhouseCoopers LLP (and any other auditor to the extent financial statements audited or reviewed by such auditor are or would be included in an offering memorandum related to the issuance of any debt securities) to (A) furnish to Parent and the Debt Financing Sources, consistent with customary practice, customary comfort letters (including “negative assurance” comfort, negative assurances comfort over pro forma financial statements and change period comfort) and consents and deliver such comfort letters upon the “pricing” and “closing” of any such high-yield bonds, with respect to financial information relating to the Company, as reasonably requested by Parent and the Debt Financing Sources, as necessary and customary for any high-yield bonds being issued as part of or in lieu of all or a portion of the Debt Financing and (B) attend a reasonable number of accounting due diligence sessions and drafting sessions.
(b) Notwithstanding the foregoing, nothing in this Section 8.11 shall require the Company or any of its Subsidiaries to:
(i) take any action in respect of the Debt Financing to the extent that such action would cause any condition to Closing set forth in Article 9 to fail to be satisfied by the End Date or otherwise result in a breach of this Agreement by the Company;
(ii) take any action in respect of the Debt Financing that would conflict with or violate the Company’s or any of its Subsidiary’s Organizational Documents or any Applicable Law (including, for the avoidance of doubt, the Organizational Documents of OpCo LLC), or result in the contravention of, or violation of breach of, or default under, any Contract to which the Company or any of its Subsidiaries is a party;
(iii) except as expressly provided in clauses (a)(v) and (a)(vii) above, take any action to the extent such action would (A) unreasonably interfere with the business or operations of the Company or its Subsidiaries or (B) cause significant competitive harm to the Company or its Subsidiaries if the transactions contemplated by this Agreement are not consummated;
(iv) execute and deliver any letter, agreement, document or certificate in connection with the Debt Financing (other (x) than the customary authorization letters described in clause (a)(iii) above or any representation letter or similar document required in connection with the provision of the comfort letters described in clause (a)(ix) above or (y) any officer certificate required in connection with the delivery of the Note Redemption Documents) or take any corporate action that is not contingent on, or that would be effective prior to, the occurrence of the Closing;
(v) pay any commitment fee or other fee or payment to obtain consent or incur any liability with respect to or cause or permit any Lien to be placed on any of their respective assets in connection with the Debt Financing prior to the Closing Date (except the authorization letters contemplated by clause (a)(iii) above);
(vi) issue any bank information memoranda, lender presentations, offering memoranda, or similar documents including disclosure and financial statements (A) with respect to the business that reflects the Company or its Subsidiaries (other than, after the Closing, the Surviving Corporation) as the obligor(s) or (B) in the name of the Company, its Subsidiaries or the Surviving Corporation;
(vii) provide access to or disclose information where the Company determines that such access or disclosure would reasonably be expected to jeopardize the attorney-client privilege or contravene any Applicable Law or Contract;
(viii) subject any of the Company’s or its Subsidiaries, respective directors, managers, officers or employees to any actual or potential personal liability;
(ix) cause the directors and managers of the Company and OpCo LLC and their respective Subsidiaries to adopt resolutions approving the agreements, documents and instruments pursuant to which the Financing is obtained and such resolutions are contingent upon the occurrence of, or only effective as of, the Closing (except for those directors and managers that are continuing as directors or managers of the Company or OpCo LLC or such Subsidiary);
(x) waive or amend any terms of this Agreement or any other Contract to which the Company or its Subsidiaries is party; or
(xi) take any action that would subject it to actual or potential liability, to bear any cost or expense or to make any other payment or agree to provide any indemnity in connection with the Financing Commitment Letters, the definitive documents related to the Financing, the Financing or any information utilized in connection therewith (except the authorization letters contemplated by clause (a)(iii) above).
(c) Parent shall promptly, upon written request by the Company, reimburse the Company for all reasonable and documented out-of-pocket costs and expenses (including reasonable attorneys’ fees) incurred by the Company or any of its Subsidiaries in connection with the cooperation of the Company and its Subsidiaries contemplated by this Section 8.11 and shall indemnify and hold harmless the Company, its Subsidiaries and their respective Representatives from and against any and all losses, damages, claims, costs or expenses actually suffered or incurred by any of them of any type in connection with the arrangement of any Debt Financing and any information used in connection therewith, in each case other than to the extent arising from any material inaccuracy of any financial statements delivered by the Company or the fraud, bad faith or willful misconduct of the Company, its Subsidiaries or any of its or their Representatives (all such losses, damages, claims, costs or expenses, “Financing Costs”); provided that Parent’s reimbursement obligation with respect to Financing Costs pursuant to this Section 8.11(c) shall not exceed $250,000 in the aggregate (the “Reimbursement Cap”).
(d) The Company hereby consents, on behalf of itself and its Subsidiaries, to the use of the Company’s and its Subsidiaries’ logos in connection with the Debt Financing; provided that such logos are used in a manner that is not intended to or reasonably likely to harm or disparage the Company’s or its Subsidiaries’ reputation or goodwill.
(e) All material non-public information provided by the Company or any of its Subsidiaries or any of their Representatives pursuant to this Section 8.11 shall be kept confidential in accordance with the Confidentiality Agreement, except that Parent and Merger Sub shall be permitted to disclose such information to the financing sources, other potential sources of capital, rating agencies and prospective lenders (but with respect to prospective investors in any debt securities offering, only to the extent necessary to ensure any related offering document would not (x) include any misstatement of a material fact or (y) omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading) in accordance with the terms of the Debt Commitment Letter, subject only to customary exceptions in no event more extensive than those set forth in the confidentiality provisions of the Debt Commitment Letter during syndication of the Debt Financing or any permitted replacement, amended, modified or alternative financing subject to the potential sources of capital, ratings agencies and prospective lenders and investors entering into customary confidentiality undertakings with respect to such information (including through a notice and undertaking in a form customarily used in confidential information memoranda for senior credit facilities).
(f) Parent and Merger Subs acknowledge and agree that, notwithstanding anything in this Agreement to the contrary, the obligations to perform their respective agreements hereunder, including to consummate the Closing subject to the terms and conditions hereof, are not conditioned on obtaining of the Debt Financing or any alternative Debt Financing or on the performance of any party to any Debt Commitment Letter.
(g) Notwithstanding anything to the contrary in this Agreement, for all purposes of this Agreement (including the condition set forth in Section 9.02 as it applies to the Company’s obligations under this Section 8.11), the Company’s obligations under this Section 8.11 shall be deemed satisfied unless (i) the Company has willfully and materially breached its obligations under this Section 8.11, (ii) Parent has notified the Company of such willful and material breach in writing a reasonably sufficient amount of time prior to the Closing to afford the Company with a reasonable opportunity to cure such material breach and (iii) such willful and material breach was a proximate cause of Parent’s failure to receive any material portion of the proceeds of the Debt Financing.
(h) Parent and the Company agree that, if in connection with Parent’s (i) amendment, supplement, replacement, substitution, modification or waiver of any Debt Commitment Letter not prohibited by Section 8.10 or (ii) execution of an Alternative Financing Commitment Letter or Alternative Financing, the scope of the assistance required under this Section 8.11 as compared to the assistance that would be required or expected to be required in connection with the Debt Commitment Letter in effect on the date of this Agreement and the related Debt Financing is changed or expanded, the Company shall be deemed to have complied with this Section 8.11 for purposes of Article 10 of this Agreement if the Company has provided Parent with the assistance that would otherwise be required under this Section 8.11 with respect to the Debt Commitment Letter in effect on the date of this Agreement and the related Debt Financing (but applied to the financing contemplated by such amended, supplemented, replaced, substituted, modified or waived Debt Commitment Letter or such Alternative Financing, as applicable), in each case without giving effect to any such amendment, supplement, replacement, substitution, modification or waiver or Alternative Financing Commitment Letter or Alternative Financing, as applicable, to the extent that it provides for such additional or different requirements.
(i) Notwithstanding anything to the contrary in this Agreement, any debt securities undertaken in connection with the financing of the transactions contemplated by this Agreement shall be deemed to constitute part of the Debt Financing or Alternative Financing, as applicable, and, in each case, part of the Financing for all purposes of this Agreement, including Section 5.07, Section 8.10 and this Section 8.11, and the representations, covenants, restrictions, limitations, notice obligations and other provisions of this Agreement applicable to such Debt Financing or Alternative Financing shall apply mutatis mutandis to such debt securities and the related documentation and arrangements relating thereto.
Section 8.12 Credit Agreement. The Company and its Subsidiaries shall use its reasonable best efforts to deliver, or cause to be delivered to Parent, at least two Business Days prior to the Closing Date, an executed payoff letter, in customary form with respect to the Company Credit Agreement (the “Payoff Letter”) from the applicable agent on behalf of the Persons to whom such indebtedness is owed, which Payoff Letter shall set forth the amount required to effectuate the repayment in full on the Closing Date of all obligations thereunder (the “Payoff Amount”), the instructions for payment of the same to discharge such obligations and, if such indebtedness is secured by any Lien or other security interest, all Lien terminations and instruments of discharge releasing and terminating such Lien or security interest, as applicable, upon the receipt of the Payoff Amount. At or prior to the Effective Time, Parent will repay on behalf of the Company and its Subsidiaries the Payoff Amount in the manner set forth in the Payoff Letter.
Section 8.13 Company Indenture. Prior to the Closing Date, the Company and its Subsidiaries shall, upon Parent’s request, (i) issue or cause to be issued one or more notices of optional redemption or similar notices (each of which shall provide that the redemption of the notes shall be contingent upon the Closing) in respect of the then-outstanding notes under the Company Indenture pursuant to the requisite provisions of the Company Indenture and (ii) take such other actions as it determines to be necessary or advisable (or that Parent reasonably requests) to facilitate redemption of such notes at the Closing, including, but not limited to, the delivery, taking or making of all required documents, actions or payments (other than the deposit of funds in accordance with this paragraph) under the Company Indenture to effect the redemption of the notes under the Company Indenture and/or the satisfaction and discharge or defeasance of the Company Indenture pursuant to the requisite provisions of the Company Indenture, provided that, in no event shall this Section 8.13 require the Company or any of its Subsidiaries to cause any redemption or termination of the notes or the Company Indenture prior to the occurrence of the Closing (or, if the redemption cannot be effected on the Closing Date in compliance with the Company Indenture, then the earliest date possible after the Closing Date in compliance with the Company Indenture (such notice and redemption documents, the “Note Redemption Documents”)). At the Closing, Parent shall deposit (or shall cause to be deposited) with the trustee under the Company Indenture the amount of funds required to effect such redemption. The Company shall further deliver to Parent such trustee’s acknowledgement of satisfaction and discharge or defeasance and release of any liens securing the Company Indenture, in each case in a form and substance reasonably satisfactory to Parent, and each executed by or on behalf of the holders of the then outstanding notes under the Company Indenture by such trustee or agent therefor. Any Note Redemption Documents delivered pursuant to this Section 8.13 and other related documents prepared by or on behalf of the Company in connection therewith shall be subject to the prior review of, and opportunity for comment by, Parent and its counsel, and the Company shall consider in good faith any comments provided by Parent or its counsel. Notwithstanding the foregoing, neither the Company nor any of its Subsidiaries shall be required pursuant to this Section 8.13 to execute and deliver any document or instrument (or cause any document or instrument to be executed or delivered) not conditioned on or delivered substantially concurrently with the occurrence of the Closing.
Section 8.14 Stock Exchange De-listing. Prior to the Effective Time, each of the Company and Parent shall cooperate with each other and use its commercially reasonable efforts to take, or cause to be taken, all actions, and do or cause to be done all things reasonably necessary on its part under Applicable Law and rules and policies of NASDAQ to enable the de-listing by the Surviving Corporation of the Class A Shares from NASDAQ and the deregistration of the Class A Shares under the 1934 Act as promptly as reasonably practicable after the Effective Time.
Section 8.15 Resignations. In furtherance, and not in limitation, of Section 3.03, at the written request of Parent, the Company shall use its reasonable best efforts to cause each director or officer of the Company or any director or officer of any of the Company’s Subsidiaries to resign in such capacity, with such resignations to be effective as of immediately prior to the Effective Time.
Section 8.16 Formation of Seller LLC, Seller Intermediate and Seller Merger Sub. Immediately prior to the Effective Time, OpCo LLC shall form Seller LLC, a new, wholly owned Delaware limited liability company, and shall cause Seller LLC to form Seller Intermediate, a new, wholly owned Delaware limited liability company, and Seller Intermediate to form Seller Merger Sub, a new, wholly owned Delaware limited liability company, and shall, and the Company shall, and shall cause OpCo LLC, Seller LLC, Seller Intermediate and Second Merger Sub, to (a) adopt resolutions (i) determining that this Agreement and the transactions contemplated hereby, including the Second LLC Merger, are advisable, fair to, and in the best interests of, OpCo LLC and its members and Seller Merger Sub and its members, (ii) determine, in the case of OpCo LLC, that this Agreement and the transactions contemplated hereby do not (A) disadvantage the members of OpCo LLC or their interests relative to the stockholders of the Company, (B) advantage the stockholders of the Company relative to the members of OpCo LLC or (C) treat the members of OpCo LLC and the stockholders of the Company differently, in each case, in accordance with Section 7.04 of the OpCo LLC Agreement, and (iii) approve, adopt, and declare advisable this Agreement and the transactions contemplated hereby, including the Second LLC Merger, and performance of the transactions contemplated hereby, and (b) duly execute and deliver a joinder pursuant to which each of Seller LLC, Seller Intermediate and Second Merger Sub agree to be parties for purposes of this Agreement and to perform their obligations in respect of the Second LLC Merger (the “Joinder”). The Organizational Documents of Seller LLC, Seller Intermediate and Seller Merger Sub shall be in the form provided to OpCo LLC by Parent prior to the Closing.
Section 8.17 Rollover Agreements. Upon Parent’s written consent, the Company shall enforce the terms of any Rollover Agreement to which Parent is not a party. The Company shall not agree to the amendment, modification or waiver of any terms of any Rollover Agreement that Parent is not a party without the prior written consent of Parent. Immediately following the execution of this Agreement, the Company will provide to Parent true and correct copies of all Rollover Agreement to which Parent is not a party. Upon execution of any Rollover Agreement to which Parent is not a party, the Company shall promptly provide a true and correct copy of such Rollover Agreement to Parent.
Section 8.18 Tax Matters.
(a) All Transfer Taxes shall be borne and paid by Parent.
(b) Parent shall prepare, or cause to be prepared, each Pre-Closing Flow-Through Tax Return required to be filed after the Closing with respect to OpCo LLC, and each material Pre-Closing Flow-Through Tax Return required to be filed after the Closing with respect to each of the Subsidiaries of OpCo LLC (such Tax Returns, the “Parent-Filed Tax Returns”), in a manner consistent with past practice, except to the extent otherwise required by Applicable Law at a “more likely than not” or higher threshold of confidence or this Agreement. To the extent applicable and to the extent permissible under Section 706 of the Code, all items of income, gain, loss, deduction and credit allocable to OpCo LLC Units held by the Legacy Unitholders immediately prior to the Closing Exchanges shall be allocated between the Legacy Unitholders and the Company or Parent, as applicable, based on an interim closing of the books on the Closing Date pursuant to Section 706 of the Code and the Treasury Regulations promulgated thereunder. Parent shall provide to the Securityholder Representative a draft of any Parent-Filed Tax Return (together with schedules, statements and, to the extent reasonably requested by the Securityholder Representative, supporting documentation) at least 30 days prior to the due date (taking into account any applicable extensions) of such return and shall incorporate all reasonable comments provided by the Securityholder Representative at least 15 days prior to the due date. Parent shall not, and shall cause its Subsidiaries (including, after the Closing, OpCo LLC) not to, file or amend any Pre-Closing Flow-Through Tax Return with respect to OpCo LLC or any of its Subsidiaries without the prior written consent of the Securityholder Representative (such consent not to be unreasonably withheld, conditioned or delayed) to the extent such action would reasonably be expected to result in an increase in the cash Tax liability of Legacy Unitholders.
(c) After the Closing, the Securityholder Representative shall, at the sole cost of the Legacy Unitholders, be entitled to participate in any audit, examination, contest, litigation or other proceeding relating to Pre-Closing Flow-Through Tax Returns (each, a “Pre-Closing Flow-Through Contest”) with respect to OpCo LLC or any of its Subsidiaries, and none of Parent, Company, OpCo LLC or any of their Affiliates shall settle or compromise any such proceeding without the prior written consent of the Securityholder Representative (such consent not to be unreasonably withheld, conditioned or delayed); provided that the Securityholder Representative shall only have a consent right over the settlement or compromise of any such proceeding to the extent such settlement or compromise would reasonably be expected to result in an increase in the cash Tax liability of Legacy Unitholders.
(d) The parties and the Securityholder Representative shall cooperate as and to the extent reasonably requested by any other party or the Securityholder Representative in connection with the filing of any Tax Returns described in Section 8.18(b) or any Action with respect to the

Taxes or Tax Returns of OpCo LLC or any of its Subsidiaries described in Section 8.18(c). Such cooperation shall include the retention and (upon the other party’s or the Securityholder Representative’s request) the provision of records and information that are reasonably relevant to any such Tax Return or Action and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder.
(e) Notwithstanding anything to the contrary in this Agreement, the parties and Securityholder Representative agree and acknowledge that an election under Section 754 of the Code (and any analogous provisions of state or local income tax law) shall be in effect or otherwise made with respect to OpCo LLC and any of its Subsidiaries treated as partnerships for U.S. federal income tax purposes for the taxable period including the transactions contemplated by this Agreement.
(f) For U.S. federal (and applicable state and local) income tax purposes, (i) the Closing Exchanges shall be treated as taxable sales or exchanges governed by Sections 1001 and 741 of the Code, and (ii) (A) the exchange of an OpCo LLC Unit for the Merger Consideration that is funded by the Debt Financing shall be treated as a distribution governed by Section 731 of the Code, (B) the receipt by Parent or the Company of any additional OpCo LLC Units or other interests in OpCo LLC in respect of the portion of the Equity Financing, if any, contributed or deemed contributed to OpCo LLC, and the exchange of an OpCo LLC Unit for the Merger Consideration that is funded by such Equity Financing, if any, shall be treated as a sale of such OpCo Units governed by Sections 707(a)(2)(B), 1001 and 741 of the Code, and (C) the Merger Consideration that is funded by the Debt Financing is intended to be treated as used as described above pursuant to Temp. Reg. 1.163-8T (the treatment described in clauses (ii)(A) and (C), the “Intended Section 731 Tax Treatment”). The parties hereto agree to file all Tax Returns consistent with this Section 8.18(f) unless otherwise required by Applicable Law or by a final “determination” within the meaning of Section 1313 of the Code.
(g) At or prior to the Closing, (i) the Company shall deliver to Parent and Merger Sub a certificate and IRS notice in form and substance required under Treasury Regulations Sections 1.897-2(h) and 1.1445-2(c) stating that the Company is not and has not been during the relevant period a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code, and (ii) the Company shall, and shall cause its Subsidiaries to, cooperate (A) in causing each holder of equity interests in OpCo LLC (other than the Company and its wholly owned Subsidiaries) that is a “United States person” within the meaning of Section 7701(a)(30) of the Code to deliver a properly completed and duly executed IRS Form W-9 or any other non-foreign affidavit, dated as of the Closing Date in form and substance required by Sections 1445 and 1446 of the Code and the Treasury Regulations thereunder and (B) in preparing any forms or certificates required under Treasury Regulations Section 1.1446(f)-2 with respect to any holder of equity interests in OpCo LLC (other than the Company and its wholly owned Subsidiaries) that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code, but only to the extent any such forms or certificates are legally able to be provided. The Company shall, and shall cause its Subsidiaries to, cooperate with Parent in connection with the computation and verification of any amounts required to be withheld under Section 1446(f) of the Code with respect to the transactions contemplated by this Agreement, including any “amount realized” as determined under Section 1446(f) of the Code (including, without limitation, by providing a certification as described in Treasury Regulations Section 1.1446(f)-2(c)(2)(ii)(C)). Notwithstanding anything to the contrary in this Agreement, (1) a breach of the obligations of the Company under this Section 8.18(g) will not be taken into account for purposes of determining whether any conditions set forth in Article 9 have been satisfied and (2) Parent’s and Merger Subs’ sole recourse in the event of the breach of the obligations of the Company under this Section 8.18(g) will be to deduct or withhold, or cause to be deducted or withheld, from any amounts otherwise payable pursuant to this Agreement as provided in Section 2.09.
(h) Notwithstanding anything to the contrary in this Agreement, the parties and Securityholder Representative agree and acknowledge that no “push out” election described in Section 6226(a) of the Code (and any corresponding or similar election under state, local or non U.S. law) shall be made by OpCo LLC or any of its Subsidiaries treated as a partnership for U.S. federal (or applicable state, or local or non U.S) income tax purposes for any Pre-Closing Tax Period.
Section 8.19 Pre-Closing Tax Cooperation. Prior to the Closing, the Parties and the Securityholder Representative agree to cooperate in good faith to consider (i) alternative structures for the payment of the Final TRA Payments in a tax-efficient manner, and (ii) alternative structures and/or tax positions (including the manner in which the Debt Financing is allocated to the holders of Retained Units under Section 752 of the Code) to maximize, to the extent determined to be desirable, the tax benefit of the Intended Section 731 Tax Treatment to the holders of such Retained Units, it being understood and agreed that no Party shall be under any obligation to agree to any alternative structure. If the Parties and the Securityholder Representative each agree to any such alternative structure(s) or tax positions, (i) Parent, the Company, OpCo LLC and Securityholder Representative shall cause this Agreement, the TRA Amendment and the other transaction documentation contemplated hereby, as applicable, to be amended or drafted, as applicable so as to reflect and implement such alternative structure or tax positions, and (ii) the Parties and the Securityholder Representative agree to take such other actions as may be reasonably necessary or appropriate to implement such alternative structure or tax positions.
ARTICLE 9
CONDITIONS TO THE MERGERS
Section 9.01 Conditions to the Obligations of Each Party. The obligations of the Company, OpCo LLC, Parent and Merger Sub to consummate the Initial Mergers are subject to the satisfaction or waiver (by Parent and the Company in writing) of the following conditions:
(a) no Order (whether temporary, preliminary or permanent) or Applicable Law has been enacted, issued, promulgated, entered or enforced by any Governmental Authority of competent jurisdiction prohibiting, making illegal or enjoining the consummation of the Merger remains in effect;
(b) the adoption of this Agreement and the transactions contemplated hereby, including the Merger, by the Requisite Company Vote shall have been obtained; and

(c) any applicable waiting period (including any extension thereof) under the HSR Act relating to the transactions contemplated hereby shall have expired or been terminated and each consent, approval, waiver, clearance, authorization or permission of a Governmental Authority set forth on Section 9.01(c) of the Company Disclosure Schedule shall have been made, obtained or received (or, as applicable, the waiting periods with respect thereto shall have expired or been terminated).
Section 9.02 Conditions to the Obligations of Parent and Merger Subs. The obligations of Parent and Merger Subs to consummate the Merger and the LLC Merger are subject to the satisfaction or waiver (by Parent in writing) of the following conditions:
(a) the Company and OpCo LLC shall have performed and complied in all respects with Section 8.11 (subject to Section 8.11(g)) and performed and complied with in all material respects each of its obligations, covenants and agreements under this Agreement required to be performed or complied with by it at or prior to the Effective Time;
(b) (i) the representations and warranties of the Company set forth in Section 4.01(a)(i) (Corporate Existence and Power), Section 4.02 (Corporate Authorization), clause (a) of Section 4.04 (Non-contravention) (solely to the extent related to the Organizational Documents of the Company and OpCo LLC), Section 4.05 (Capitalization) (other than the first two sentences and the last sentence of Section 4.05(a)), Section 4.25 (Finders’ Fees) and Section 4.27 (Antitakeover Statutes) (A) that are qualified by materiality or Company Material Adverse Effect shall be true and correct in all respects at and as of the Effective Time as though made on and as of the Effective Time (except representations and warranties that by their terms speak specifically as of another date, in which case as of such date) and (B) that are not qualified by materiality or Company Material Adverse Effect shall be true and correct in all material respects as of the Effective Time as though made on and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), (ii) the representations and warranties of the Company set forth in the first two sentences of Section 4.05(a) (Capitalization) shall be true and correct at and as of the Effective Time as if made at such time (other than representations and warranties that by their terms address matters only as of another specific time, which shall be so true only as of such time), except for de minimis inaccuracies, (iii) the representations and warranties of the Company contained in Section 4.10(b) (Absence of Certain Changes) shall be true and correct in all respects as of the Effective Time as if made at and as of the Effective Time and (iv) the representations and warranties of the Company set forth in this Agreement (other than those referred to in the preceding clauses (i) through (iii)) shall be true and correct at and as of the Effective Time as if made as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect, disregarding for this purpose all “Company Material Adverse Effect”, “materiality” or similar qualifications contained in such representations and warranties;
(c) since the date of this Agreement, no Company Material Adverse Effect shall have occurred; and
(d) the Company shall have delivered to Parent a certificate signed by an executive officer of the Company dated as of the Closing certifying that the conditions specified in Section 9.02(a), Section 9.02(b) and Section 9.02(c) have been satisfied.
Section 9.03 Conditions to the Obligations of the Company and OpCo LLC. The obligations of the Company and OpCo LLC to consummate the Merger and the LLC Merger are subject to the satisfaction or waiver (by the Company in writing) of the following conditions:
(a) Parent and Merger Subs shall have performed and complied with in all material respects each of their obligations, covenants and agreements under this Agreement required to be performed or complied with by it at or prior to the Effective Time;
(b) the representations and warranties of Parent set forth in the Agreement shall be true and correct at and as of the Effective Time (except to the extent any such representation or warranty expressly relates to an earlier date or period, in which case as of such date or period), except where the failure of such representations and warranties to be so true and correct would not reasonably be expected to have, individually or in the aggregate, a Parent Material Adverse Effect, disregarding for this purpose all “Parent Material Adverse Effect” and “materiality” or similar qualifications contained in such representations and warranties; and
(c) Parent shall have delivered to the Company a certificate signed by an executive officer of Parent dated as of the Closing certifying that the conditions specified in Section 9.03(a) and Section 9.03(b) have been satisfied.
ARTICLE 10
TERMINATION
Section 10.01 Termination. This Agreement may be terminated and the Merger and the LLC Merger may be abandoned at any time prior to the Effective Time:
(a) by mutual written agreement of the Company and Parent;
(b) by either the Company or Parent, if:
(i) the Effective Time has not occurred on or before 11:59 p.m. Eastern Time on June 14, 2027 (the “Initial End Date”); provided that if on the Initial End Date the conditions set forth in Section 9.01(a) or Section 9.01(c) shall not be satisfied but all other conditions to the Closing in Article 9 (other than conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or, to the extent permissible, waiver of such conditions at the Closing) have been satisfied or, to the extent permissible, waived by the party or parties entitled to the benefit of such conditions, as applicable, then the Initial End Date shall automatically be extended to 11:59 p.m. Eastern Time on September 14, 2027 (such date or such later date as agreed to by the parties, the “End Date”); provided, further, that the right to terminate this Agreement pursuant to this

Section 10.01(b)(i) shall not be available to any party that has failed to comply with any provision of this Agreement and such failure has primarily caused or primarily resulted in the failure of the Merger to be consummated by the End Date;
(ii) any Governmental Authority of competent jurisdiction shall have issued any Order that (A) prohibits or makes illegal consummation of the Merger or (B) permanently enjoins Parent or Merger Sub from consummating the Merger, and, with respect to any Order for purposes of clause (A) or (B), such Order shall have become final and nonappealable; provided that the right to terminate this Agreement pursuant to this Section 10.01(b)(ii) shall not be available to any party that has failed to comply with any provision of this Agreement and such failure has primarily caused or primarily resulted in the issuance of such Order;
(iii) at the Company Meeting (including any adjournment or postponement thereof) at which a vote on the adoption of this Agreement was taken, the Requisite Company Vote shall not have been obtained; or
(c) by Parent, if, prior to the Effective Time:
(i) prior to the time the Requisite Company Vote is obtained, an Adverse Recommendation Change shall have occurred;
(ii) a breach of or inaccuracy of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of the Company or OpCo LLC set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.02(a) or Section 9.02(b) not to be satisfied and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by the Company within 30 days after receipt by the Company of written notice of such breach or failure (without giving effect to any extension of the End Date); provided that, at the time of the delivery of such notice or thereafter, Parent or each Merger Sub shall not be in material breach of its or their obligations, covenants or agreements under this Agreement and there shall not be any inaccuracy of Parent’s and the Merger Subs’ representations, warranties, covenants or agreements so as to cause any of the conditions set forth in Section 9.01 or Section 9.03 not to be satisfied; or
(d) by the Company, if, prior to the Effective Time:
(i) prior to receipt of the Requisite Company Vote, the Board of Directors authorizes (acting upon the recommendation of the Special Committee) the Company to enter into a binding written definitive acquisition agreement providing for the consummation of a Superior Proposal; provided that (A) the Company and the Board of Directors (and the Special Committee, to the extent applicable) shall have complied in all material respects with Section 6.03 with respect to such Superior Proposal and contemplated termination and (B) the Company shall have paid the Company Termination Fee immediately before or simultaneously with and as a condition to such termination;
(ii) a breach of or inaccuracy of any representation or warranty or failure to perform any obligation, covenant or agreement on the part of Parent or Merger Subs set forth in this Agreement shall have occurred that would cause the conditions set forth in Section 9.03(a) or Section 9.03(b) not to be satisfied and such breach or failure is incapable of being cured by the End Date or, if curable by the End Date, is not cured by Parent or Merger Subs within 30 days after receipt by Parent of written notice of such breach or failure (without giving effect to any extension of the End Date); provided that, at the time of the delivery of such notice or thereafter, the Company and OpCo LLC shall not be in material breach of their obligations, covenants or agreements under this Agreement and there shall not be any inaccuracy of the Company’s representations, warranties, covenants or agreements under this Agreement so as to cause any of the conditions set forth in Section 9.01 or Section 9.02 not to be satisfied; or
(iii) (A) if all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied (other than those conditions which by their terms or nature are to be satisfied at the Closing (assuming the satisfaction of those conditions at such time if Closing were to occur at such time)), (B) the Company has irrevocably notified Parent in writing three (3) Business Days prior to such termination that (I) it is ready, willing and able to consummate the Merger from the date the Closing should have occurred pursuant to Section 2.02 through any such termination, (II) all conditions set forth in Section 9.03 have been satisfied (other than those conditions that by their terms are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) or that it is irrevocably waiving any unsatisfied conditions set forth in Section 9.03 and (III) the Company may terminate this Agreement pursuant to this Section 10.01(d)(iii) if Parent and Merger Sub fail to consummate the Merger on the date required pursuant to Section 2.03; and (C) Parent and Merger Sub have failed to consummate the Merger on the date by which the Closing is required to have occurred pursuant to Section 2.03.
The party desiring to terminate this Agreement pursuant to this Section 10.01 (other than pursuant to Section 10.01(a)) shall give written notice of such termination to the other party specifying the provision of Section 10.01 pursuant to which this Agreement is being terminated.
Section 10.02 Effect of Termination. If this Agreement is terminated pursuant to Section 10.01, this Agreement shall become void and of no effect without liability of any party to the other parties hereto (or any stockholder, director, officer, employee, agent, consultant or representative of such party); provided that, subject to Section 11.04(d) in all respects, no party shall be relieved of liability to the extent such termination shall result from the fraud or any Willful Breach of this Agreement by such party prior to termination, and in each such case, such party shall be fully liable for any and all liabilities and damages that were incurred or suffered by the other parties as a result of such fraud or Willful Breach (which the parties acknowledge and agree shall, in the event of Parent’s or Merger Sub’s breach of this Agreement, not be limited to reimbursement of expenses or out-of-pocket costs, and may include to the extent proven the benefit of the bargain lost by the Company’s and OpCo LLC’s stockholders (taking into consideration relevant matters, including other combination opportunities, the total amount payable to the Company’s and OpCo LLC’s stockholders under this Agreement, lost stockholder premium, and the time value of money), which shall be deemed in such event to be damages of such party). The Guarantee (subject to the express terms of such Guarantee)

and the provisions of Section 8.06, Section 8.10(b), this Section 10.02 and Article 11 (but, in the case of Section 11.13, only to the extent relating to obligations required to be performed after termination) shall survive any termination hereof pursuant to Section 10.01. “Willful Breach” means any material breach of this Agreement that is the consequence of an action or omission by any party if such party knew or should have known that the taking of such action or the failure to take such action would be, or cause, a breach of this Agreement.
ARTICLE 11
MISCELLANEOUS
Section 11.01 Notices. All notices, requests and other communications to any party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received or a confirming copy of such notice is sent on the same day by a nationally recognized overnight courier service (costs prepaid)) and shall be given, if to Parent, Merger Subs or, after the Effective Time, the Company, the Surviving Corporation or the Surviving LLC, to:

Square Acquisition Parent, Inc.
c/o Sequence AI Holdings, Inc.
300 Vesey Street, Suite 1230
New York, NY 10282
Attention:	Michael Lee
Email: [***]

DFO Private Investments, L.P.
c/o DFO Management, LLC
550 Madison Avenue, 20th Floor
Attention:	Dan Bitar; John Bailey
Email: [***]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	Ian Nussbaum
Sean Parish
Julian Azran
Seth Gottleib
Email:	[***]

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attention:	C. Andrew Gerlach
Lauren S. Boehmke
Email:	[***]

if to the Company or OpCo LLC, prior to the Effective Time, to:

The Baldwin Insurance Group, Inc.
4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida 33607
Attention:	Seth Cohen, General Counsel and Corporate Secretary
Email:	[***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Oliver Smith
Michael Gilson
Email:	[***]

or to such other address or email address as such party may hereafter specify for the purpose by notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. local time on a Business Day. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day.

Section 11.02 Survival of Representations, Warranties, Covenants and Agreements. The representations, warranties, covenants and agreements contained in this Agreement and in any certificate or other writing delivered pursuant hereto shall not survive the Effective Time, except for (a) those covenants and agreements contained herein that by their terms apply or are to be performed in whole or in part at or after the Effective Time and (b) those covenants and agreements set forth in Section 8.11(c) and this Article 11 (but, in the case of Section 11.13, only to the extent relating to obligations required to be performed after the Effective Time).
Section 11.03 Amendments and Waivers.
(a) Any provision of this Agreement may be amended or waived prior to the Effective Time if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement or, in the case of a waiver, by each party against whom the waiver is to be effective; provided that after the Requisite Company Vote has been obtained there shall be no amendment or waiver that would require the further approval of the stockholders of the Company under the DGCL without such approval having first been obtained.
(b) At any time prior to the Effective Time, the parties may (i) extend the time for the performance of any of the obligations or other acts of the other parties; (ii) waive any inaccuracies in the representations and warranties contained in this Agreement or in any document delivered pursuant to this Agreement; (iii) waive compliance with any covenants and agreements contained in this Agreement; or (iv) waive the satisfaction of any of the conditions contained in this Agreement as provided herein. No extension or waiver, or termination of this Agreement, by the Company shall require the approval of the Company’s stockholders unless such approval is required by Applicable Law. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of the party to be bound thereby. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by Applicable Law.
Section 11.04 Expenses.
(a) General. Except as otherwise provided herein, all costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.
(b) Termination Fees.
(i) If this Agreement is terminated (A) by Parent pursuant to Section 10.01(c)(i) (Adverse Recommendation Change) or (B) by the Company pursuant to Section 10.01(d)(i) (Superior Proposal), then the Company shall pay to Parent in immediately available funds $170,334,000 (the “Company Termination Fee”), in the case of a termination by Parent, within two Business Days after such termination and, in the case of a termination by the Company, immediately before and as a condition to such termination (it being understood that in no event shall the Company be required to pay the Company Termination Fee on more than one occasion).
(ii) If (A) this Agreement is terminated by (x) Parent or the Company pursuant to Section 10.01(b)(i) (End Date) and at the time of such termination the Requisite Company Vote has not been received or (y) Parent or the Company pursuant to Section 10.01(b)(iii) (No Vote), or (z) by Parent pursuant to Section 10.01(c)(ii) (Company Breach), (B) after the date of this Agreement and prior to such termination, an Acquisition Proposal shall have been publicly announced and not publicly withdrawn prior to the Stockholder Meeting, and (C) within 12 months following the date of such termination, the Company shall have entered into a definitive agreement with respect to, or otherwise consummated, an Acquisition Proposal, which need not be such Acquisition Proposal (provided that for purposes of this clause (C), each reference to “20%” in the definition of Acquisition Proposal shall be deemed to be a reference to “50%”), then the Company shall pay to Parent in immediately available funds, prior to or concurrently with the occurrence of the applicable event described in clause (C), the Company Termination Fee.
(iii) In the event that this Agreement is terminated by the Company pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Parent Failure to Close) (or by Parent or the Company pursuant to Section 10.01(b)(i) (End Date), at a time when the Company had the right to terminate the Agreement pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Parent Failure to Close)), then Parent shall pay or cause to be paid to the Company in immediately available funds $276,218,000 (the “Parent Termination Fee”), in the case of a termination by the Company, within two Business Days after such termination and, in the case of a termination by Parent, immediately before and as a condition to such termination (it being understood that in no event shall Parent be required to pay the Parent Termination Fee on more than one occasion).
(iv) Each of the parties hereto agrees, on behalf of itself and its respective Affiliates, successors and assigns, that (A) the liabilities and damages that may be incurred or suffered by Parent or the Company in circumstances in which the Company Termination Fee or the Parent Termination Fee is payable are uncertain and difficult to ascertain, (B) each of the Company Termination Fee and the Parent Termination Fee represents a reasonable estimate of probable liabilities and damages incurred or suffered by the applicable party in these circumstances, and (C) such amount is not excessive or unreasonably large, given the parties’ intent and dealings with each other, and shall not be argued by any party to be or be construed as a penalty, and each party expressly waives any right to argue, assert or claim any of the foregoing in any dispute among the parties and/or any of their respective Affiliates, successors or assigns, arising out of this Agreement.
(c) Other Costs and Expenses. Each of Parent and the Company acknowledges that the agreements contained in this Section 11.04 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, the other parties would not enter into this Agreement. Accordingly, if the Company or Parent, as the case may be, fails promptly to pay any amount due pursuant to this Section 11.04, it shall also pay any reasonable and documented out-of-pocket costs and expenses incurred (including reasonable and documented attorneys’ fees and expenses, provided that in no event shall attorneys’ fees that are based on a contingency fee, “success” fee or any other type of fee arrangement dependent on the outcome of the suit be deemed to be reasonable attorneys’ fees) by the other party in connection with a legal action to enforce this Agreement that results in a judgment against the Company for such amount, together with interest on the amount of any unpaid fee, cost or expense at the prime rate as published in The Wall Street Journal from the date such fee, cost or expense was required to be paid to (but excluding) the payment date (such costs and expenses, “Enforcement Costs”).
(d) Sole Remedy.
(i) Notwithstanding anything herein to the contrary (but subject to Section 10.02 and Section 11.04(c) and the proviso at the end of this sentence), Parent and the Merger Subs agree that, upon any valid termination of this Agreement under circumstances where the Company Termination Fee is payable pursuant to this Section 11.04 and such Company Termination Fee is paid in full, the receipt by Parent of the Company Termination Fee and the Enforcement Costs from the Company shall be deemed to be liquidated damages and the sole and exclusive remedy of Parent and Merger Subs in connection with this Agreement or the transactions contemplated hereby and neither Parent nor the Merger Subs shall seek to obtain any recovery, judgment, or damages of any kind, including consequential, special, indirect, or punitive damages, against the Company or any of its Subsidiaries or any of its directors, officers, employees, partners, managers, members, stockholders, Affiliates or Representatives (the “Company Related Parties”) in connection with this Agreement or the transactions contemplated hereby, including any breach of this Agreement; provided, that the foregoing shall not limit any claims or damages for any Willful Breach of Section 6.03 or Section 8.03. For the avoidance of doubt, nothing in this Section 11.04(d) shall limit any remedies of Parent prior to any such termination of this Agreement under circumstances where the Company Termination Fee is payable pursuant to this Section 11.04 or otherwise, including specific performance pursuant to Section 11.13.
(ii) Notwithstanding anything to the contrary in this Agreement, other than the Company’s injunctive, specific performance and equitable relief rights, as and only to the extent expressly permitted by Section 11.13, (A) the Company’s right to terminate this Agreement pursuant to Section 10.01(d)(ii) (Parent Breach) or Section 10.01(d)(iii) (Parent Failure to Close) and receive payment of the Parent Termination Fee, the Financing Costs (subject to the Reimbursement Cap) and the Enforcement Costs from Parent (or DFO Sponsor under and in accordance with the Guarantee) shall be deemed to be liquidated damages and the sole and exclusive remedy of the Company and any of its Affiliates against Parent, the Merger Subs, Sponsors, any Sponsor Related Person and any of its or their Affiliates or any of its or their respective former, current or future shareholders, assignees, controlling persons, directors, officers, employees, agents, attorneys, partners, members, managers, general or limited partners, or Representatives (the “Parent Related Parties”), or any Debt Financing Sources, for any and all losses, liabilities and damages that may be suffered based upon, resulting from, arising out of, or relating to this Agreement or the Financing or the transactions contemplated hereby or thereby, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or the failure to consummate the Merger and (B) other than the payment of the Parent Termination Fee, the Financing Costs (subject to the Reimbursement Cap) and the Enforcement Costs to the Company by Parent (or DFO Sponsor’s obligations in respect thereof under the Guarantee, subject to the express terms of the Guarantee) in accordance with clause (A) if and when due, no Parent Related Party shall have any further liability or obligation relating to or arising out of this Agreement or the Financing or the transactions contemplated hereby or thereby, including the breach of any representation, warranty, covenant, or agreement in this Agreement, the termination of this Agreement, or failure to consummate the Merger. Notwithstanding the foregoing, (I) the foregoing shall not limit the ability of the Company or its Subsidiaries to bring any Actions for breach of the Confidentiality Agreement and (II) in no event shall the liability of Parent, the Merger Subs or the DFO Sponsor exceed the Cap (as defined in the Guarantee).
(iii) Each party acknowledges and agrees that in no event shall the Company be required to pay the Company Termination Fee or Parent be required to pay the Parent Termination Fee on more than one occasion. The Company acknowledges and agrees that, except for Actions for breach of the Confidentiality Agreement, in no event will the Company or any Company Related Party seek or obtain, nor will any Person be entitled to seek or obtain, any monetary recovery or monetary award or damages (including consequential, special, indirect or punitive damages) against any Parent Related Party with respect to this Agreement, the Financing Commitment Letters, the Guarantee or the Merger (including any breach by any Parent Related Party), the termination of this Agreement, the failure to consummate the Merger or any proceedings under Applicable Law arising out of any such breach, termination or failure, other than the Company seeking the Parent Termination Fee from Parent or the Merger Subs to the extent expressly provided for in this Agreement or the Company seeking the Parent Termination Fee from DFO Sponsor to the extent expressly provided for in the Guarantee. In no event will any party be entitled to receive both (1) a grant of specific performance which results in the consummation of the Closing as contemplated in this Agreement and (2) payment of the Company Termination Fee or the Parent Termination Fee, as applicable.
Section 11.05 Disclosure Schedule. The parties hereto agree that any reference in a particular Section of the Company Disclosure Schedule or the Parent Disclosure Schedule shall be deemed to be an exception to (or, as applicable, a disclosure for purposes of) the representations and warranties of the relevant party that are contained in the corresponding Section of this Agreement. Each section of the Company Disclosure Schedule or the Parent Disclosure Schedule will be deemed to incorporate by reference all information disclosed in any other section of the Company Disclosure Schedule or the Parent Disclosure Schedule to the extent reasonably apparent that such information applies to such other section. The mere inclusion of an item in the Company Disclosure Schedule or the Parent Disclosure Schedule as an exception to a representation or warranty shall not be deemed an admission that such item represents a material exception or material fact, or is not in the ordinary course of business, event or circumstance or that such item has had or would reasonably be expected to have a Company Material Adverse Effect or a Parent Material Adverse Effect, as applicable.

Section 11.06 Binding Effect; Benefit; Assignment.
(a) The provisions of this Agreement shall be binding upon and, except as provided in this Section 11.06, shall inure to the benefit of the parties hereto and their respective successors and assigns. Except as provided in this Section 11.06, no provision of this Agreement is intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the parties hereto and their respective successors and assigns except for the Company’s right on its own behalf and as representative of its stockholders, to pursue the loss premium damages or the benefit of the bargain lost by its stockholders pursuant to and in accordance with Section 10.02. Notwithstanding anything to the contrary in the foregoing, if, and only if, the Effective Time occurs, (i) the holders of Shares and OpCo LLC Units shall be third-party beneficiaries of, and entitled to rely on, Section 2.02 (The LLC Merger) and Section 2.04 (Conversion of Class A Shares and Class B Shares) and Section 2.05 (Payment), as applicable, (ii) the Indemnified Persons shall be third-party beneficiaries of, and entitled to rely on, Section 7.03 (Director and Officer Liability) and (iii) the Parent Related Parties and the Debt Financing Sources, shall be third party beneficiaries of, and entitled to rely on, Section 11.15 and Section 11.14, respectively. The parties hereto further agree that the rights of third-party beneficiaries (other than Section 11.15 and Section 11.14) under the foregoing sentence shall not arise unless and until the Effective Time occurs.
(b) No party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the prior written consent of each other party hereto, except that Parent or Merger Sub may transfer or assign its rights and obligations under this Agreement after the Effective Time to any Person; provided that such transfer or assignment shall not relieve Parent or Merger Sub of its obligations hereunder.
Section 11.07 Governing Law. This Agreement and any and all Actions arising out of or relating to this Agreement or any transaction contemplated hereby, including the Merger and the LLC Merger, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state, subject to Section 11.14.
Section 11.08 Jurisdiction. Subject to Section 11.14, the parties hereto irrevocably agree that any Action seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any party or any of its Affiliates or against any party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any claim of lack of personal jurisdiction or improper venue and any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 11.01 shall be deemed effective service of process on such party.
Section 11.09 WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
Section 11.10 Counterparts; Effectiveness. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed (including by electronic signature) by all of the other parties hereto. Until and unless each party has received a counterpart hereof signed (including by electronic signature) by the other party hereto, this Agreement shall have no effect and no party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
Section 11.11 Entire Agreement. This Agreement (including the Company Disclosure Schedule and the Parent Disclosure Schedule) and the other Transaction Documents constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement. Notwithstanding anything in this Agreement to the contrary, the parties hereto acknowledge and agree that the Company Disclosure Schedule and the Parent Disclosure Schedule are not incorporated by reference into, and shall not be deemed to constitute a part of, this Agreement or the “agreement of merger” for purposes of Section 251 of the DGCL but shall have the effects provided in this Agreement.
Section 11.12 Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any party. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

Section 11.13 Specific Performance.
(a) The parties hereto agree that irreparable damage would occur if any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby) were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy, and that subject in all respects to Section 11.04(d) and Section 11.13(b), the parties shall be entitled to an injunction or injunctions to prevent breaches or threatened breaches of this Agreement, or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 11.08, in addition to any other remedy to which they may be entitled at law or in equity. The parties hereto agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason (other than on the grounds that such remedy is sought in violation of the terms hereof, including Section 11.13(b)), and not to assert that a remedy of monetary damages (including any fees payable pursuant to Section 11.04) would provide an adequate remedy or that the parties otherwise would have an adequate remedy at law. The parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a party is entitled at law or in equity. The parties acknowledge and agree that the Company may pursue both a grant of specific performance under this Section 11.13 and the payment of the Parent Termination Fee and Parent may pursue both a grant of specific performance under this Section 11.13 and the payment of the Company Termination Fee; provided that in no event shall the Company or Parent be permitted or entitled to receive both (i) a grant of specific performance resulting in the consummation of the transactions contemplated by this Agreement in accordance with the terms hereof and (ii) the Parent Termination Fee or Company Termination Fee, as applicable.
(b) Notwithstanding anything in this Agreement to the contrary, it is acknowledged and agreed that the Company shall be entitled to specific performance to cause Parent to (x) enforce the terms of the Equity Commitment Letter against DFO Sponsor to cause the Equity Financing to be funded and (y) effect the Closing in accordance with Section 2.03, only if (i) all of the conditions set forth in Section 9.01 and Section 9.02 have been satisfied or waived by Parent (other than those conditions that by their terms or nature are to be satisfied at the Closing, each of which is capable of being satisfied at the Closing) and remain so satisfied or waived at the time specific performance is granted, and Parent failed to consummate the Closing on or prior to the date the Closing should have occurred pursuant to Section 2.03, (ii) the Debt Financing has been funded or will be funded in full at the Closing if the Equity Financing is funded, (iii) after such failure in clause (i), the Company has irrevocably confirmed in writing that if specific performance is granted and the Financing is funded, then it is ready, willing and able to consummate the Closing and (iv) Parent fails to consummate the Closing within three Business Days after receipt of such confirmation; provided, that in no event shall Parent be obligated to both (A) specifically perform the obligation to cause the Equity Financing to be funded and consummate the Closing and (B) pay the Parent Termination Fee or any other monetary damages whatsoever.
Section 11.14 Debt Financing Sources. Notwithstanding anything in this Agreement to the contrary, the Company and Parent, on behalf of themselves and their Subsidiaries, hereby: (a) (i) agree that any action, whether in law or in equity, whether in contract or in tort or otherwise, involving any Debt Financing Sources or any of their Subsidiaries or any of their respective directors, officers, employees, partners, managers, members, stockholders, Affiliates or Representatives (“Debt Financing Sources Related Party”), arising out of or relating to, this Agreement, the Debt Financing or any of the agreements entered into in connection with the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder shall be subject to the exclusive jurisdiction of any federal or state court in the Borough of Manhattan, New York, New York, so long as such forum is and remains available, and any appellate court thereof; and (ii) irrevocably submit themselves and their property with respect to any such action to the exclusive jurisdiction of such court, and such action shall be governed by the laws of the State of New York (without giving effect to any conflicts of law principles that would result in the application of the laws of another jurisdiction), (b) agree not to bring or support any action of any kind or description, whether in law or in equity, whether in contract or in tort or otherwise, against any Debt Financing Sources Related Party in any way arising out of or relating to, this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder in any forum other than any federal or state court in the Borough of Manhattan, New York, New York, (c) agree that service of process upon the Company or Parent, or any of their Subsidiaries in any such action or proceeding shall be effective if notice is given in accordance with Section 11.01, (d) waive, to the fullest extent that they may effectively do so, the defense of an inconvenient forum to the maintenance of such action in any such court, (e) waive, to the fullest extent permitted by Applicable Law, all rights of trial by jury in any action brought against or involving the Debt Financing Sources Related Parties in any way arising out of or relating to this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, (f) agree that no Debt Financing Sources Related Party will have any liability to the Company or any of its Subsidiaries in connection with this Agreement, the Debt Financing or any of the transactions contemplated hereby or thereby or the performance of any services thereunder, whether in law or in equity, whether in contract or in tort or otherwise (provided that, notwithstanding the foregoing, nothing herein shall affect (x) the rights of Parent against the Debt Financing Sources Related Parties with respect to the Debt Financing or any of the transactions contemplated hereby or any services thereunder or (y) the Company’s right to seek specific performance under this Agreement to cause Parent to enforce their rights under the Debt Commitment Letter against the Debt Financing Sources under the Debt Commitment Letter), and (g) agree that (i) the Debt Financing Sources Related Parties are express third party beneficiaries of, and may enforce, this Section 11.14 and (ii) such provision, Section 10.02, Sections 11.04(d)(ii), 11.06(a)(iii), 11.08, 11.09 and 11.13 related definitions and any other provision of this Agreement (x) the amendment, supplement, waiver or other modification of which would modify the substance of this Section 11.14 or (y) that reflects the agreements set forth in this Section 11.14, together with Section 11.07 shall not be amended in any way adverse to any Debt Financing Sources Related Party without the prior written consent of the Debt Financing Sources.

Section 11.15 No Recourse.
(a) This Agreement may only be enforced against, and any claims or causes of action that may be based upon, arise out of or relate to this Agreement, or the negotiation, execution or performance of this Agreement may only be made against the Parent Related Parties that are expressly identified as parties hereto and then only to the extent of such obligations and no Parent Related Parties (other than Parent, Merger Subs and DFO Sponsor to the extent set forth in the Guarantee or Equity Commitment Letter) shall have any liability for any obligations or liabilities of the parties to this Agreement (whether for indemnification or otherwise) or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, the transactions contemplated hereby or in respect of any oral representations made or alleged to be made in connection herewith. It is further understood that any certificate contemplated by this Agreement and executed by an officer of a party will be deemed to have been delivered only in such officer’s capacity as an officer of such party (and not in his or her individual capacity) and will not entitle any party to assert a claim against such officer in his or her individual capacity, except to the extent such certificate includes or constitutes fraud by such individual officer.
(b) The Company (on behalf of itself and any Person claiming by, through or on behalf of the Company) agrees that it shall not institute, and shall not permit any of its Representatives or Affiliates to bring, make or institute any Action or claim (whether based in contract, tort, strict liability, other Applicable Laws or otherwise, at law or in equity) arising under or in connection with this Agreement or any other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby against any of the Parent Related Parties and none of the Parent Related Parties shall have any liability or obligations (whether based in contract, tort, strict liability, other Applicable Laws or otherwise) to the Company, the Company’s Subsidiaries, any of their respective Representatives or Affiliates (or any Person claiming by, through or on behalf of the Company or its Affiliates) or any of their respective successors, heirs or representatives thereof arising out of or relating to this Agreement or any other agreement executed or delivered in connection herewith or any of the transactions contemplated hereby or thereby, other than, in each case, Parent and Merger Subs to the extent provided herein or in the Equity Commitment Letter or DFO Sponsor pursuant to the Guarantee (in accordance with the terms set forth therein) or for breach of the Confidentiality Agreement.
Section 11.16 Special Committee Approval. Notwithstanding anything to the contrary set forth in this Agreement, until the Effective Time, no decision or determination shall be made, or action taken, by the Board of Directors under or with respect to any Transaction Document without first obtaining the approval of the Special Committee. In the event the Special Committee ceases to exist or is disbanded, any consents, determinations, actions or other rights or obligations afforded to the Special Committee may be afforded to a majority of the remaining “disinterested directors” (as defined in Section 144 of the DGCL) of the Company.
[The remainder of this page has been intentionally left blank;
the next page is the signature page.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the date set forth on the cover page of this Agreement.

THE BALDWIN INSURANCE GROUP, INC.

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin
Title:	Chief Executive Officer

THE BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin
Title:	Chief Executive Officer

SQUARE ACQUISITION PARENT, INC.

By:	/s/ Michael J. Lee
Name:	Michael J. Lee
Title:	Chief Executive Officer and President

SQUARE ACQUISITION MERGER SUB I, INC.

By:	/s/ Michael J. Lee
Name:	Michael J. Lee
Title:	Chief Executive Officer and President

SQUARE ACQUISITION MERGER SUB II, LLC

By:	/s/ Michael J. Lee
Name:	Michael J. Lee
Title:	Chief Executive Officer and President

Annex B

767 Fifth Avenue New York, NY 10153 T 212.287.3200 F 212.287.3201 pwpartners.com

September 13, 2026
The Special Committee of The Board of Directors of
The Baldwin Insurance Group, Inc.
4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida 33607
Members of the Special Committee:
We understand that The Baldwin Insurance Group, Inc. (the “Company”), The Baldwin Insurance Group Holdings, LLC (“OpCo LLC”), Square Acquisition Parent, Inc. (“Parent”), Square Acquisition Merger Sub I, Inc., a wholly owned subsidiary of Parent (“Merger Sub”), and Square Acquisition Merger Sub II, LLC, a wholly owned subsidiary of Parent (“LLC Merger Sub” and, together with Merger Sub, the “Merger Subs”), and the parties who execute the Joinder (as defined in the Merger Agreement (defined below)), propose to enter into an Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) OpCo LLC will form a new, wholly owned Delaware limited liability company (“Seller LLC”) and Seller LLC will form a new, wholly owned Delaware limited liability company (“Seller Intermediate”) and Seller Intermediate will form a new, wholly owned Delaware limited liability company (“Seller Merger Sub”), (ii) Parent will cause LLC Merger Sub to merge with and into OpCo LLC (the “LLC Merger”) with OpCo LLC surviving the LLC Merger, (iii) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company (the “Merger” and, together with the LLC Merger, the “Initial Mergers”) with the Company surviving the Merger, (iv) immediately following the Initial Mergers, the Company and Seller Intermediate will cause Seller Merger Sub to merge with and into OpCo LLC (the “Second LLC Merger” and, together with the Initial Mergers, the “Mergers”), with OpCo LLC surviving the Second LLC Merger, (v) each OpCo LLC Unit (as defined in the Merger Agreement) will be converted into the right to receive the Merger Consideration (defined below), other than OpCo LLC Units held by OpCo LLC or any subsidiary of OpCo LLC, all of which will be cancelled, and other than OpCo LLC Units held by the Company, Ultimate Parent (as defined in the Merger Agreement) or any of its subsidiaries (including Parent) and Retained Units (defined below), which Retained Units will remain outstanding following the LLC Merger and will not be entitled to receive the Merger Consideration, (vi) each share of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”) will be converted into the right to receive $32.50 in cash (the “Merger Consideration”), other than (w) Dissenting Shares (as defined in the Merger Agreement), (x) shares of Class A Common Stock held by the Company as treasury stock or by any subsidiary of the Company, all of which will be cancelled, (y) as provided in Section 2.07 of the Merger Agreement with respect to the treatment of certain Company equity awards, and (z) shares of Class A Common Stock held by Ultimate Parent or any of its subsidiaries, including the Rollover Stock (as defined in the Merger Agreement), which Rollover Stock will remain outstanding following the Merger and will not be entitled to receive the Merger Consideration, and (vii) each share of Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A Common Stock, the “Company Common Stock”) will be cancelled and no consideration will be delivered therefor. We also understand that, in connection with the Mergers, (a) certain stockholders of the Company or holders of OpCo LLC Units will enter into a voting, support and rollover agreement with Parent (the “Rollover Agreement”) pursuant to which, among other things, each such stockholder will contribute to Ultimate Parent a number of shares of Class A Common Stock (the “Rollover Stock”) set forth in such Rollover Agreement in exchange for equity interests in Ultimate Parent and agree to retain certain OpCo LLC Units immediately prior to the effective time of the Mergers (the “Retained Units”), (b) prior to the Merger, each holder of OpCo LLC Units (excluding the Company) will have the right to effect an Exchange (as defined in the OpCo LLC Agreement (as defined in the Merger Agreement)) of all outstanding OpCo LLC Units held by such holder to receive a number of shares of Class A Common Stock equal to the number of OpCo LLC Units to be exchanged by such holder, which will result in the automatic transfer for no consideration to the Company of a number of shares of Class B Common Stock held by such exchanging holder equal to the number of OpCo LLC Units so exchanged (the “Closing Exchange”), and (c) concurrently with the execution of the Merger Agreement, the Company, OpCo LLC and certain members of OpCo LLC will enter into the TRA Amendment (as defined in the Merger Agreement), which provides for, among other things, the payment of a termination payment (as defined in the TRA Amendment, collectively, the “Final TRA Payments”) and the termination of the Tax Receivable Agreement (as defined in the Merger Agreement) upon the consummation of the Initial Mergers. The terms and conditions of the Mergers are more fully set forth in the Merger Agreement.
You have requested our opinion as to the fairness from a financial point of view to the Unaffiliated Stockholders (as defined in the Merger Agreement) of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement.
For purposes of the opinion set forth herein, we have, among other things:
1.	reviewed certain publicly available financial statements and other publicly available business and financial information with respect to the Company, including equity research analyst reports;
2.
reviewed certain internal financial statements, analyses and forecasts (the “Company Forecasts”) and other internal financial information and operating data relating to the business of the Company, in each case, prepared by management of the Company and approved for our use by management of the Company;

3.
discussed the past and current business, operations, financial condition and prospects of the Company with senior management of the Company, the Special Committee of the Board of Directors of the Company (the “Special Committee”) and other representatives and advisors of the Company;

4.	compared the financial performance of the Company with that of certain publicly-traded companies which we believe to be generally relevant;
5.	compared the financial terms of the Merger with the publicly available financial terms of certain transactions which we believe to be generally relevant;
6.
reviewed the historical trading prices and trading activity for the Class A Common Stock and compared such price and trading activity with that of securities of certain publicly-traded companies which we believe to be generally relevant;

7.	participated in discussions among representatives of the Company and Parent and their respective advisors;
8.
took into account the results of our review, at the direction of the Special Committee, of indications of interest and proposals from third parties with respect to a potential acquisition of the Company;

9.	reviewed a draft of the Merger Agreement dated September 13, 2026, and a draft of the TRA Amendment received by us on September 13, 2026; and
10.	conducted such other financial studies, analyses and investigations, and considered such other factors, as we have deemed appropriate.
For purposes of our opinion, we have assumed and relied upon, without assuming any responsibility for independent verification, the accuracy and completeness of all of the financial, accounting, legal, tax, regulatory and other information provided to, discussed with or reviewed by us (including information that was available from public sources) and have further relied upon the assurances of management of the Company that they are not aware of any facts or circumstances that would make such information inaccurate or misleading in any material respect. With respect to the Company Forecasts, we have been advised by management of the Company and have assumed, with your consent, that they have been reasonably prepared on bases reflecting the best currently available estimates and good faith judgments of management of the Company as to the future financial performance of the Company and the other matters covered thereby and we express no view as to the reasonableness of the Company Forecasts or the assumptions on which they are based. In arriving at our opinion, we have not made or been provided with any independent valuation or appraisal of the assets or liabilities (including any contingent, derivative or off-balance-sheet assets or liabilities) of the Company, Parent or any of their respective subsidiaries. We have not assumed any obligation to conduct, nor have we conducted, any physical inspection of the properties or facilities of the Company, Parent or any other party. In addition, we have not evaluated the solvency of any party to the Merger Agreement, or the impact of the Mergers thereon, including under any applicable laws relating to bankruptcy, insolvency or similar matters.
We have assumed that the final Merger Agreement will not differ from the draft of the Merger Agreement reviewed by us in any respect material to our analysis or this opinion. We have also assumed that (i) the representations and warranties of all parties to the Merger Agreement and all other related documents and instruments that are referred to therein are true and correct in all respects material to our analysis and this opinion, (ii) each party to the Merger Agreement and such other related documents and instruments will fully and timely perform all of the covenants and agreements required to be performed by such party in all respects material to our analysis and this opinion, and (iii) the Mergers will be consummated in a timely manner in accordance with the terms set forth in the Merger Agreement, without any modification, amendment, waiver or delay that would be material to our analysis or this opinion. In addition, we have assumed that in connection with the receipt of all approvals and consents required in connection with the Mergers, no delays, limitations, conditions or restrictions will be imposed that would be material to our analysis.
This opinion addresses only the fairness from a financial point of view, as of the date hereof, to the Unaffiliated Stockholders of the Merger Consideration to be received by such holders in the Merger pursuant to the Merger Agreement. We have not been asked to, nor do we, offer any opinion as to any other term of the Merger Agreement or any other document (including the Rollover Agreement and the TRA Amendment) contemplated by or entered into in connection with the Merger Agreement, the form or structure of the Mergers or the likely timeframe in which the Mergers will be consummated. In addition, we express no opinion as to the fairness of the amount or nature of any compensation to be received by any officers, directors or employees of any party to the Merger Agreement, or any class of such persons, whether relative to the Merger Consideration or otherwise. We express no opinion as to the fairness of the Mergers to the holders of any other class of securities, creditors or other constituencies of the Company. We express no opinion as to the value of the Rollover Stock or the Retained Units, or the relative value of the Rollover Stock or the Retained Units as compared to the Merger Consideration. We also express no opinion as to the Exchange, the TRA Amendment, the amount of the Final TRA Payments, the fairness of the consideration received by holders of Company Common Stock or OpCo LLC Units who participate in the TRA Amendment, or the relative fairness of the consideration to be received by such holders as compared to the Merger Consideration to be received by the Unaffiliated Stockholders in the Merger. Nor do we express any opinion as to any tax or other consequences that may result from the transactions contemplated by the Merger Agreement or any other related document. This opinion does not address any legal, tax, regulatory or accounting matters, as to which we understand the Company has received such advice as it deems necessary from qualified professionals.
We were not requested to, and we did not, solicit third party indications of interest in the possible acquisition of all or part of the Company, nor were we requested to consider, and our opinion does not address, the underlying business decision by the Company to engage in the Mergers or the relative merits of the Mergers as compared with any alternative transactions or business strategies.
We have acted as financial advisor to the Special Committee with respect to the Mergers and this opinion and will receive fees for our services, a portion of which became payable at the time of our engagement, a portion of which is payable at the sole discretion of the Special Committee and a substantial portion of which becomes payable upon request for this opinion (or would have become payable if we had advised the Company that we were unable to deliver this opinion). In addition, the Company has agreed to reimburse us for certain expenses and indemnify us for certain liabilities that may arise out of our engagement.
Perella Weinberg Partners LP and its affiliates, as part of their investment banking business, are regularly engaged in performing financial analyses with respect to businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and other transactions as well as for estate, corporate and other purposes. As previously disclosed to you, except in connection with our engagement as financial advisor to the Special Committee in connection with the Mergers, during the two-year period prior to the date hereof, no material relationship existed between Perella Weinberg Partners LP or its affiliates, on the one hand, and Sequence AI Holdings, Inc. (“Sequence”) or DFO Management, LLC, Dell Technologies, Inc. or Michael Dell individually, or to any other investment vehicles identified by us as being controlled by Michael Dell (collectively, the “Dell Entities”), the Company or any of their respective affiliates pursuant to which we or our affiliates has received or anticipates receiving compensation. However, we and our affiliates in the future may provide investment banking and other financial services to Parent, Sequence, the Dell Entities and/or the Company and their respective affiliates and in the future may receive compensation for the rendering of these services. In the ordinary course of our business activities, we and our affiliates may at any time hold long or short positions, and may trade or otherwise effect transactions, for our own account or the accounts of customers or clients, in (i) debt, equity or other securities (or related derivative securities) or financial instruments (including bank loans or other obligations)

of the Company, Parent, Sequence, the Dell Entities or any of their respective affiliates and (ii) any currency or commodity that may be material to the parties or otherwise involved in the Merger. The issuance of this opinion was approved by a fairness opinion committee of Perella Weinberg Partners LP.
This opinion and our advisory services are for the information and assistance of the Special Committee in connection with, and for the purpose of its evaluation of, the Mergers. This opinion is not intended to be and does not constitute a recommendation to any holder of Company Common Stock as to how such holder should vote or otherwise act with respect to the Merger or any other matter. We express no opinion as to the prices at which the Company Common Stock will trade at any time. In addition, we express no opinion as to the fairness of the Mergers to, or any consideration received in connection with the Mergers by the holders of any other class of securities, creditors or other constituencies of the Company. Our opinion is necessarily based on financial, economic, market, monetary and other conditions as in effect on, and the information made available to us as of, the date hereof. Subsequent developments may affect this opinion and the assumptions used in preparing it, and we do not have any obligation to update, revise, or reaffirm this opinion.
Based upon and subject to the foregoing, including the various assumptions and limitations set forth herein, we are of the opinion that, as of the date hereof, the Merger Consideration to be received by the Unaffiliated Stockholders in the Merger pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.

Very truly yours,

PERELLA WEINBERG PARTNERS LP

Annex C

STRICTLY CONFIDENTIAL

September 14, 2026

Board of Directors
The Baldwin Insurance Group, Inc.
4211 W Boy Scout Blvd, Suite 800
Tampa, FL 33607
Ladies and Gentlemen:
Attached is our opinion letter, dated September 14, 2026 (“Opinion Letter”), with respect to the fairness from a financial point of view to the holders of shares of Class A common stock, par value $0.01 per share of The Baldwin Insurance Group, Inc. (the “Company”) (other than the Company, the Ultimate Parent or any of their respective Subsidiaries (in each case, as defined in the Agreement)) of the Consideration (as defined in the Opinion Letter) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of September 14, 2026 (the “Agreement”), by and among the Company, The Baldwin Insurance Group Holdings, LLC, Square Acquisition Parent, Inc., Square Acquisition Merger Sub I, Inc., Square Acquisition Merger Sub II, LLC, and the parties who execute the Joinder (as defined in the Agreement), in the Merger (as defined in the Agreement). The Opinion Letter is provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the transaction contemplated therein and is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any registration statement, proxy statement or any other document, except with our prior written consent.

Very truly yours,

Ardea Partners LP
+1.212.430.2300   10 Hudson Yards, 48th Floor, New York, NY 10001  Member FINRA / SIPC

STRICTLY CONFIDENTIAL

September 14, 2026

Board of Directors
The Baldwin Insurance Group, Inc.
4211 W Boy Scout Blvd, Suite 800
Tampa, FL 33607
Ladies and Gentlemen:
You have requested the opinion of Ardea Partners LP (“Ardea”) as to the fairness from a financial point of view to the holders of shares of Class A common stock, par value $0.01 per share (“Class A Common Stock”) of The Baldwin Insurance Group, Inc. (the “Company”) (such holders, other than the Company, the Ultimate Parent or any of their respective Subsidiaries (in each case, as defined in the Agreement), the “Stockholders”) of the Consideration (as defined below) to be paid to such holders pursuant to the Agreement and Plan of Merger, dated as of September 14, 2026 (the “Agreement”), by and among the Company, The Baldwin Insurance Group Holdings, LLC, Square Acquisition Parent, Inc. (“Parent”), Square Acquisition Merger Sub I, Inc. (“Merger Sub”), Square Acquisition Merger Sub II, LLC, and the parties who execute the Joinder (as defined in the Agreement), in the Merger (as defined in the Agreement). Pursuant to the Agreement, among other things, (a) at the effective time of the Merger, each issued and outstanding share of Class A Common Stock (other than shares held by (i) the Company as treasury stock (other than Class A Common Stock in an Employee Plan of the Company), (ii) the Ultimate Parent or any of its Subsidiaries, including the Rollover Stock (as defined in the Agreement) or (iii) any Subsidiary of the Company) shall be converted automatically into the right to receive an amount in cash, without interest, equal to $32.50 (the “Consideration”) and (b) at the effective time of the LLC Merger (as defined in the Agreement), each issued and outstanding OpCo LLC Unit (as defined in the Agreement) (other than OpCo LLC Units to be cancelled or to remain outstanding, in each case as provided in the Agreement) shall be converted automatically into the right to receive the Consideration.
Ardea is engaged in underwriting services, private placements of securities, merger and acquisition advisory services, investment banking and other financial and non-financial activities and services for various persons and entities. Ardea and its employees and affiliates, and funds or other entities they manage or in which they invest or have other economic interests or with which they co-invest, may at any time purchase, sell, hold or vote long or short positions and investments in securities, derivatives, loans, commodities, currencies, credit default swaps and other financial instruments of the Company, Parent and any of their respective affiliates and third parties, or any currency or commodity that may be involved in the transaction contemplated by the Agreement (the “Transaction”). Ardea has acted as financial advisor to the Company in connection with, and has participated in certain of the negotiations leading to, the Transaction. Ardea expects to receive fees for Ardea’s services in connection with the Transaction, the principal portion of which is payable upon the successful consummation of the Transaction. In addition, the Company has agreed to reimburse certain of Ardea’s expenses arising, and indemnify us against certain liabilities that may arise, out of Ardea’s engagement. In the future, Ardea may provide investment banking services to the Company, Parent and their respective affiliates for which Ardea may receive compensation.
Ardea Partners LP
+1.212.430.2300   10 Hudson Yards, 48th Floor, New York, NY 10001   Member FINRA / SIPC

In connection with this opinion, representatives of Ardea have reviewed, among other things, the Agreement; annual reports to stockholders and Annual Reports on Form 10-K of the Company for the five fiscal years ended December 31, 2025; certain interim reports to stockholders and Quarterly Reports on Form 10-Q of the Company; certain other communications from the Company to its stockholders; certain publicly available research analyst reports for the Company; certain internal financial analyses and forecasts for the Company, each as prepared by the management of the Company and approved for Ardea’s use by the Company, and certain tax-related estimates prepared by the management of the Company with the assistance of its tax advisors and approved for Ardea’s use by the Company (the “Tax Estimates”, and together with the internal financial analyses and forecasts, the “Forecasts”). Representatives of Ardea have also held discussions with members of the senior management of the Company regarding their assessment of the strategic rationale for, and the potential benefits of, the Transaction and the past and current business operations, financial condition and future prospects of the Company; compared certain financial information for the Company with similar financial and stock market information for certain other companies the securities of which are publicly traded; reviewed the reported price and trading activity of the Class A Common Stock; reviewed the financial terms of certain recent business combinations in the insurance distribution and services industry and in other industries; and performed such other studies and analyses, and considered such other factors, as Ardea deemed appropriate.
Ardea has, with the Company’s consent, relied upon and assumed the accuracy and completeness of all of the financial, legal, actuarial, regulatory, tax, accounting and other information provided to, discussed with or reviewed by, Ardea, without assuming any responsibility for independent verification thereof. In addition, Ardea has assumed with the Company’s consent that the Forecasts have been reasonably prepared on a basis reflecting the best currently available estimates and judgments of the management of the Company. Ardea has not made an independent evaluation or appraisal of the assets and liabilities (including any contingent, derivative or other off-balance-sheet assets and liabilities) of the Company, Parent or any of their respective subsidiaries, and Ardea has not been furnished with any such evaluation or appraisal. We are not actuaries and our services did not include any actuarial determination or evaluation by us or any attempt to evaluate actuarial assumptions and we have relied on your actuaries with respect to reserve accuracy. In that regard, we have made no analysis of, and express no opinion as to, the adequacy of any reserves of the Company. Ardea is not a tax expert and has relied, with the Company’s consent, on the assessments of the Company as to tax matters (including the Tax Estimates), as to which we understand the Company has received such advice as it deemed necessary from qualified professionals. Ardea has assumed that all governmental, regulatory or other consents and approvals necessary for the consummation of the Transaction will be obtained without any adverse effect on the Company or on the expected benefits of the Transaction in any way meaningful to Ardea’s analysis. Ardea has also assumed that the Transaction will be consummated on the terms set forth in the Agreement, without the waiver or modification of any term or condition therein, the effect of which would be in any way meaningful to Ardea’s analysis.
Ardea’s opinion does not address the underlying business decision of the Company to engage in the Transaction, the relative merits of the Transaction as compared to any strategic alternatives that may be available to the Company, or any legal, actuarial, regulatory, tax or accounting matters. This opinion addresses only the fairness from a financial point of view to the Stockholders, as of the date hereof, of the Consideration to be paid by Parent or its affiliates to such holders in connection with the Merger pursuant to the Agreement. Ardea does not express any view on, and Ardea’s opinion does not address, any other term or aspect of the Agreement or Transaction or any term or aspect of any other agreement or instrument contemplated by the Agreement or entered into or amended in connection with the Transaction, including the Transaction Documents (as defined in the Agreement), any allocation of the Consideration and any ongoing or post-closing rights or obligations of the Company. In addition, Ardea does not express an opinion, whether relative to the Consideration or otherwise, on either the fairness of the Transaction to, or any consideration received in connection therewith by, the holders of any other class of securities, creditors, officers, directors or employees of the Company, or other constituencies of the Company, Parent or any of their respective affiliates, including any payments to be made pursuant to the TRA Amendment (as defined in the Agreement), or the fairness of the amount or nature of any compensation to be paid or payable to any of the officers, directors or employees of the Company, Parent or any of their respective affiliates, or any class of such persons in connection with the Transaction. Ardea is not expressing any opinion as to the prices at which any securities of the Company will trade at any time or as to the impact of the Transaction on the solvency or viability of the Company or Parent or the ability of the Company or Parent to pay their respective obligations when they come due. Ardea’s opinion is necessarily based on economic, monetary, market and other conditions as in effect on, and the information made available to us as of, the date hereof, and Ardea assumes no responsibility for updating, revising or reaffirming this opinion based on circumstances, developments or events occurring after the date hereof. Ardea’s advisory services and the opinion expressed herein are provided solely for the information and assistance of the Board of Directors of the Company in connection with its consideration of the Transaction and such opinion does not constitute a recommendation as to how any holder of Class A Common Stock should vote or act with respect to the Transaction or any other matter. This opinion has been approved by the Fairness Committee of Ardea.
Based upon and subject to the foregoing, it is Ardea’s opinion that, as of the date hereof, the Consideration to be paid by Parent or its affiliates to the Stockholders in the Merger pursuant to the Agreement is fair from a financial point of view to such holders.

Very truly yours,

Annex D
FORM OF VOTING, SUPPORT AND ROLLOVER AGREEMENT
This VOTING, SUPPORT AND ROLLOVER AGREEMENT (this “Agreement”), dated as of September 14, 2026, is by and among The Baldwin Insurance Group, Inc., a Delaware corporation (the “Company”), The Baldwin Insurance Group Holdings, LLC, a Delaware limited liability company (“OpCo LLC”), Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Square Acquisition Merger Sub I, Inc., a Delaware corporation and a wholly-owned indirect subsidiary of Parent (“Company Merger Sub”), Square Acquisition Merger Sub II, LLC, a Delaware limited liability company and a wholly-owned indirect subsidiary of Parent (“LLC Merger Sub” and together with Company Merger Sub, “Merger Subs”), Square Acquisition Topco, LLC, a Delaware limited liability company that indirectly wholly owns Parent (“Topco”), and the undersigned stockholder (the “Stockholder,” together with the Company, Parent, Merger Sub and Topco, the “Parties,” and each individually, a “Party”).
WHEREAS, the Stockholder is, as of the date hereof, the record and beneficial owner (as defined in Rule 13d-3 under the 1934 Act, which meaning will apply for all purposes of this Agreement) of the number of shares of Class A common stock, par value $0.01 per share, of the Company (the “Class A Common Stock”), Class B common stock, par value $0.0001 per share, of the Company (the “Class B Common Stock” and, together with the Class A common stock, the “Company Common Stock”) and/or common limited liability units of OpCo LLC (the “LLC Units”), in each case, as set forth below the Stockholder’s name on Annex 1 hereto (together with any shares of the Company Common Stock or LLC Units and any other voting securities of the Company or OpCo LLC which such Stockholder may acquire or otherwise come to beneficially own during the term of this Agreement, the “Stockholder Securities”);
WHEREAS, Parent, Merger Subs, the Company and OpCo LLC have entered into an Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement”), which provides, among other things, for (i) the merger of Company Merger Sub with and into the Company (the “Company Merger”), with the Company continuing as the surviving corporation, (ii) simultaneous with the Company Merger, the merger of LLC Merger Sub with and into OpCo LLC (the “LLC Merger”), with OpCo LLC continuing as the surviving company, and (iii) immediately following the Company Merger and the LLC Merger, the merger of Seller Merger Sub with and into OpCo LLC (the “Second LLC Merger” and, together with the Company Merger and the LLC Merger, the “Mergers”), with OpCo LLC continuing as the surviving company, upon the terms and subject to the conditions set forth in the Merger Agreement (capitalized terms used but not defined herein shall have the respective meanings specified in the Merger Agreement; provided that neither the Company nor any of its Subsidiaries shall be deemed to be an Affiliate of the Stockholder for the purposes of this Agreement);
WHEREAS, subject to the terms and conditions of this Agreement and the Merger Agreement, the Stockholder desires to (i) effect the Contribution (as defined below) of the Rollover Shares (as defined below) to Topco in exchange for the Exchange Shares (as defined below) and (ii) have the Rollover Units be deemed “Retained Units” pursuant to the Merger Agreement, in each case, as set forth in Section 7 hereof;
WHEREAS, concurrently with the Closing, Topco, the Stockholder, Sponsor (or Affiliates of Sponsor) and any other parties thereto will enter into a limited liability company agreement of Topco (the “Topco LLC Agreement”), and an amended and restated limited liability company agreement of Seller LLC (the “A&R Seller LLC Agreement”), in each case, including the terms set forth on Exhibit A; and
WHEREAS, as a condition to the willingness of Parent, Merger Subs and Topco to enter into the Merger Agreement and as an inducement and in consideration therefor, Parent, Merger Subs and Topco have required that the Stockholder, and the Stockholder has (in solely the Stockholder’s capacity as a beneficial owner of Equity Interests (as defined below)) agreed to, enter into this Agreement.
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements set forth herein, and intending to be legally bound hereby, the Parties agree as follows:
SECTION 1. Representations and Warranties of Stockholder. The Stockholder hereby represents and warrants to the Company, Parent, Merger Subs and Topco as follows:
(a)
Ownership and Title. As of the time of execution of this Agreement, (i) such Stockholder is the record and beneficial owner of the Stockholder Securities set forth on Annex 1 hereto and has good and marketable title thereto, free and clear of any Liens, other than transfer restrictions imposed by applicable securities Law or contemplated by the Company’s Organizational Documents, the OpCo LLC Agreement or customary Liens pursuant to the terms of any custody or similar agreement applicable to Stockholder Securities held in brokerage accounts (which, in respect of the Contribution, will not affect, delay or prevent the Contribution), (ii) except for the Stockholder Securities set forth on Annex 1 hereto, such Stockholder does not hold nor have any beneficial ownership interest in any other shares of the Company Common Stock or other securities of the Company or any of its Subsidiaries or any securities or obligations convertible or exchangeable into or exercisable for, valued by reference to, or giving any Person a right to subscribe for or acquire, any securities of the Company or any of its Subsidiaries, including any option, warrant, call, proxy or commitment, or other instrument, obligation or right the value of which is based on any of the foregoing (each, an “Equity Interest”) and (iii) other than pursuant to this Agreement, the OpCo LLC Agreement or Stockholders Agreement, dated as of October 30, 2024, among the Company and the Holders party thereto (the “Company Stockholders Agreement”), such Stockholder has not entered into any agreement to transfer, sell, convey or assign any Stockholder Securities and no Person has a right to acquire any of the Stockholder Securities.
(b)
Existence and Power. If the Stockholder is an entity, the Stockholder is duly organized, validly existing and in good standing under the Laws of its jurisdiction of organization. The Stockholder has the legal right, power, authority and capacity to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby.

(c)
Authority and Enforceability. This Agreement has been, duly and validly executed and delivered by the Stockholder and, assuming this Agreement constitutes a legal, valid and binding obligation of the Company, Parent, Merger Subs and Topco, this Agreement constitutes a legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms, except as (A) such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar Laws affecting or relating to creditors’ rights generally and (B) equitable remedies of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought (the “Enforceability Exceptions”). No other action on the part of or vote of holders of any equity securities of the Stockholder is necessary to authorize the execution and delivery of, compliance with and performance by the Stockholder of this Agreement.

(d)
No Conflicts; No Consents. Neither the execution and delivery of this Agreement nor the consummation by the Stockholder of the transactions contemplated hereby or the performance of the Stockholder’s obligations hereunder will (i) to the Stockholder’s knowledge, cause a violation, or a default, by the Stockholder of any applicable Law or Order applicable to the Stockholder or the Stockholder Securities, or to which the Stockholder or the Stockholder Securities are subject, (ii) require any consent by any Person under, constitute a breach or default, or an event that, with or without notice or lapse of time or both, would constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration of any right or obligation or the loss of any benefit to which such Stockholder is entitled under any Contract to which the Stockholder is a party or by which the Stockholder or its assets or the Stockholder Securities are bound, other than as required under the Exchange Act, (iii) if such Stockholder is an entity, violate any provision of the Organizational Documents of the Stockholder, (iv) to the Stockholder’s knowledge, require any consent, approval, authorization or permit of, or filing with or notification to, any Governmental Authority on the part of the Stockholder, except for compliance with applicable securities Laws and the rules and regulations promulgated thereunder or (v) result (or, with the giving of notice, the passage of time or otherwise, would result) in the creation or imposition of any lien on any of the Stockholder Securities (other than any liens created by this Agreement); except in the case of the foregoing clauses (i), (ii) or (iv), as would not, individually or in the aggregate, reasonably be expected to prevent or materially delay the Stockholder’s ability to perform its obligations under this Agreement. Other than the filings and reports pursuant to and in compliance with the Exchange Act, to the Stockholder’ knowledge, no filings, notifications, approvals or other consents are required to be obtained by the Stockholder from, or to be given by the Stockholder to, or be made by the Stockholder with, any Governmental Authority in connection with the execution, delivery and performance by the Stockholder of this Agreement, except as would not, prevent or materially delay the Stockholder’s ability to perform its obligations under this Agreement.

(e)
Voting Power. Other than as provided in the BIGH Voting Agreement (as defined below), this Agreement, Company’s Organizational Documents and the OpCo LLC Agreement, the Stockholder has full and unencumbered voting power with respect to the Stockholder Securities and full and unencumbered power of disposition, full and unencumbered power to issue instructions with respect to the matters set forth herein, and full and unencumbered power to agree to all of the matters set forth in this Agreement, in each case, with respect to all of the Stockholder Securities. Other than the BIGH Voting Agreement, the Stockholder Securities of such Stockholder are not subject to any proxy, voting trust or other agreement, arrangement or restriction with respect to the voting of such Stockholder Securities. The Stockholder has not entered into any Contract that is inconsistent with, or would in any way restrict, limit or interfere with the performance of the Stockholder’s obligations hereunder.
(f)
Litigation. As of the time of execution of this Agreement, there is no Order, nor is there any Action pending or, to the knowledge of the Stockholder, threatened against the Stockholder or any of its assets (including the Stockholder Securities) at law or equity before or by any Governmental Authority that could reasonably be expected to impair, prevent or delay the performance by the Stockholder of its obligations under this Agreement in any material respect or otherwise impact the Stockholder’s ability to perform its obligations hereunder in a timely manner.

(g)
Reliance. The Stockholder has received and reviewed a copy of the Merger Agreement. The Stockholder understands and acknowledges that the Company, Parent and Merger Subs are entering into the Merger Agreement in reliance upon such Stockholder’s execution, delivery and performance of this Agreement. The Stockholder has been represented by or had the opportunity to be represented by independent counsel of its own choosing and has had the right and opportunity to consult with its attorney, and to the extent, if any, that the Stockholder desired, the Stockholder availed itself of such right and opportunity.

(h)
Finders’ Fees. No broker, investment bank, financial advisor or other Person is entitled to any broker’s, finder’s, financial adviser’s or similar fee or commission for which the Company or any of its Subsidiaries or after the Closing, Parent or any of its Affiliates (including the Company and its Subsidiaries) could become liable in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of such Stockholder (it being understood that arrangements of the Company or its other Affiliates shall not be deemed to be an arrangement of such Stockholder).

(i)
Investment Intent. The Stockholder is acquiring the Exchange Shares for the Stockholder’s own account as principal, for investment purposes only, not for any other Person and not for the express purposes of resale or distribution. The Stockholder is not subscribing for the Exchange Shares from Topco in a fiduciary capacity.

(j)
Financial Status. The Stockholder (i) is an “accredited investor” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act or (ii) an entity in which all equity owners are “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act. The Stockholder is able to bear the economic risk of an investment in the Exchange Shares for an indefinite period of time, has adequate means of providing for its current financial needs and business contingencies, has no need for liquidity in the investment in the Exchange Shares, understands that the Stockholder may not be able to liquidate the Exchange Shares in an emergency, if at all, and can afford a complete loss of the investment. The Stockholder has received no advice from Topco or any of its Affiliates as to the legal, investment or tax consequences of the Contribution contemplated by this Agreement or the Stockholder’s investment in the Exchange Shares.

(k)
Access to Information. The Stockholder has been given the opportunity to ask questions of, and receive answers from, Topco and its representatives concerning (i) the terms and conditions of the issuance of the Exchange Shares and the other transactions contemplated in connection with the Rollover and (ii) the financial condition, operation and prospects of Topco and its Subsidiaries after giving effect to the Mergers.

(l)
No Other Representation. In entering into this Agreement, the Stockholder has received no other representations or warranties with respect to the matters contemplated herein from the Company or any other Person acting on behalf of the Company, other than those contained in Section 2 of this Agreement, and has received no other representations or warranties with respect to the matters contemplated herein from Parent, Merger Subs or Topco or any other Person acting on behalf of Parent, Merger Subs or Topco, other than those contained in Section 3 of this Agreement.

SECTION 2. Representations and Warranties of the Company. The Company hereby represents and warrants to each of Parent, Merger Subs, Topco and the Stockholder, as follows:
(a)
Existence and Power. The Company is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and the Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby, and has taken all necessary corporate action to duly authorize the execution, delivery and performance of this Agreement.

(b)
Authority and Enforceability. This Agreement has been duly executed and delivered by the Company, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other Parties, constitutes a legal, valid and binding obligation of the Company and is enforceable against it in accordance with its terms, subject to the Enforceability Exceptions.

(c)
No Conflicts; No Consents. The execution and delivery of this Agreement by the Company, and the consummation of the transactions contemplated by this Agreement and the performance of the Company’s obligations hereunder, will not: (i) violate or conflict with any Law to which the Company is subject; (ii) constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration or creation of any right or obligation under any provision of any Contract binding upon the Company or any of its Subsidiaries; or (iii) violate any provision of the Company’s Organizational Documents or the OpCo LLC Agreement, except, in the case of the foregoing clause (ii), as would not, individually or in the aggregate, prevent or delay the performance by the Company of any of its obligations under this Agreement.

(d)
No Other Representation. In entering into this Agreement, the Company has received no other representations or warranties with respect to the matters contemplated herein from the Stockholder or any other Person acting on behalf of the Stockholder, other than those contained in Section 1 of this Agreement, and has received no other representations or warranties with respect to the matters contemplated herein from Parent, Merger Subs or Topco or any other Person acting on behalf of Parent, Merger Subs or Topco, other than those contained in Section 3 of this Agreement or expressly set forth in Article 5 of the Merger Agreement.

SECTION 3. Representations and Warranties of Parent, Merger Subs and Topco. Each of Parent, Merger Subs and Topco hereby, jointly and severally, represents and warrants to each of the Company and the Stockholder as follows:
(a)
Existence and Power. Each of Parent, Company Merger Sub, LLC Merger Sub and Topco is an entity duly organized, validly existing and in good standing under the Laws of the State of Delaware and each of Parent, Company Merger Sub, LLC Merger Sub and Topco have the requisite corporate power and authority to execute, deliver and perform their obligations under this Agreement and to consummate the transactions contemplated hereby, and each has taken all necessary corporate or other organizational action to duly authorize the execution, delivery and performance of this Agreement.

(b)
Authority and Enforceability. This Agreement has been duly authorized, executed and delivered by each of Parent, Company Merger Sub, LLC Merger Sub and Topco, and, assuming this Agreement constitutes a legal, valid and binding obligation of the other Parties, constitutes a legal, valid and binding obligation of each of Parent, Company Merger Sub, LLC Merger Sub and Topco, is enforceable against each of them in accordance with its terms, subject to the Enforceability Exceptions.

(c)
No Conflicts; No Consents. The execution and delivery of this Agreement by each of Parent, Company Merger Sub, LLC Merger Sub and Topco, and the consummation of the transactions contemplated by this Agreement and the performance of each of their obligations hereunder, will not: (i) violate or conflict with any Law to which Parent, Company Merger Sub, LLC Merger Sub or Topco is subject; (ii) constitute a breach or default under, or cause or permit the termination, cancellation, modification or acceleration or creation of any right or obligation under any provision of any Contract binding upon Parent, Company Merger Sub, LLC Merger Sub or Topco; or (iii) violate any provision of the Organizational Documents of Parent or Company Merger Sub, LLC Merger Sub or Topco, except, in the case of the foregoing clause (ii), as would not, individually or in the aggregate, prevent or delay the performance by Parent, Company Merger Sub, LLC Merger Sub or Topco of any of its obligations under this Agreement.

(d)
Interests Duly Authorized. All of the Exchange Shares to be issued to the Stockholder under this Agreement, when issued and delivered in accordance with the terms of this Agreement, will be duly authorized, validly issued in compliance with applicable Law or exemptions therefrom, fully paid and non-assessable without being subject to preemptive or similar rights, and shall be free and clear of any Liens (except transfer restrictions imposed by applicable securities Law or such rights granted pursuant to, or limitations set forth in or contemplated by, Topco’s Organizational Documents and the Topco LLC Agreement). Following the Rollover Closing, the Stockholder will acquire good, valid and marketable title to the Exchange Shares, free and clear of all Liens, other than those transfer restrictions imposed by applicable securities Law or contemplated by this Agreement, Topco’s Organizational Documents and the Topco LLC Agreement.
(e)
No Other Representation. In entering into this Agreement, Parent, Merger Subs and Topco have received no other representations or warranties with respect to the matters contemplated herein from the Stockholder or any other Person acting on behalf of the Stockholder, other than those contained in Section 1 of this Agreement, and have received no other representations or warranties with respect to the matters contemplated herein from the Company or any other Person acting on behalf of the Company, other than those contained in Section 2 of this Agreement or expressly set forth in Article 4 of the Merger Agreement.

SECTION 4. Transfer of the Shares; Other Actions.
(a)
Prior to the Termination Date, the Stockholder shall not, and shall cause each of its controlled Affiliates not to, directly or indirectly: (i) transfer, assign, sell, gift-over, hedge or swap (or such other transaction or Contract which is designed to (or is reasonably expected to lead to or result in) transfer the economic or voting consequences of ownership of any Equity Interests), pledge or otherwise dispose of (whether by sale, liquidation, dissolution, dividend, distribution, merger, tendering into any tender or exchange offer, testamentary disposition, by operation of Law or otherwise), enter into any derivative arrangement with respect to, or create or permit to exist any lien or encumbrance on, or enter into any agreement with respect to, any Stockholder Securities (“Transfer”); (ii) enter into any Contract, option or other agreement, arrangement or understanding with respect to any Transfer; (iii) grant any proxy, power-of-attorney or other authorization or consent with respect to any of the Stockholder Securities; (iv) deposit any of the Stockholder Securities into a voting trust or enter into a voting agreement or arrangement with respect to any Stockholder Securities; (v) take or cause the taking of any other action that would reasonably be expected to restrict, prevent, materially impede or delay the performance of such Stockholder’s obligations hereunder or seek to do or solicit any of the foregoing actions, or cause or permit any other Person to take any of the foregoing actions, excluding any bankruptcy filing; (vi) solely with respect to the Rollover Units, exchange any LLC Units for shares of Class B Common Stock or (vii) otherwise approve or consent to any of the foregoing; provided, that, other than with respect to the Rollover Units, notwithstanding the foregoing, nothing herein shall prohibit a Transfer of Stockholder’s Equity Interests in the Company, including any Stockholder Securities, to a controlled Affiliate of Stockholder (including, without limitation, to Stockholder’s Family Group or any trust, limited partnership or other legal entity the sole beneficiary (or beneficiaries) of which is a member (or members) of such Stockholder’s Family Group (including a charitable remainder trust, provided that the current beneficiary (or beneficiaries) comply with the foregoing) (such Transfer, an “Estate Planning Transfer”), so long as in any such case, (x) (A) such Person remains a controlled Affiliate and (B), in the case of an Estate Planning Transfer, during the period that any such transferee holds any right, title or interest in any Stockholder Securities, no other Person other than such Stockholder may have voting control over such Stockholder Securities, and (y) prior to any such Transfer, (I) the transferring Stockholder provides written notice of such Transfer to Parent at least two (2) Business Days in advance and the transferee agrees in writing to be bound by each of the terms of, and to assume all of the obligations of such Stockholder under, this Agreement with respect to such Equity Interests in the Company, including any Stockholder Securities, by executing and delivering to Parent a joinder agreement in form and substance reasonably acceptable to Parent and the Company (on the execution and delivery of a joinder agreement by such transferee, such transferee shall be deemed to be a Party hereto as if such transferee’s signature appeared on the signature pages of this Agreement and shall be deemed to be a Stockholder) and (II) Stockholder remains bound and subject to this Agreement, including with respect to all its obligations herein, and provided that Stockholder, in the event of such a Transfer, shall cause such transferee to comply with all of Stockholder’s obligations herein. “Family Group” means, as to any particular Person, (i) such Person’s spouse, siblings (whether natural or adopted) and descendants (whether natural or adopted), (ii) any trust solely for the benefit of such Person or such Person’s spouse, siblings (whether natural or adopted) or descendants (whether natural or adopted) and (iii) any partnerships, corporations or limited liability companies where the only partners, equityholders or members are such Person or such Person’s spouse, siblings (whether natural or adopted) or descendants (whether natural or adopted) or trusts referred to in clause (ii) of this definition. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit the Transfer of the Rollover Units pursuant to, and in accordance with, the Contribution contemplated by Section 7 hereof. Any action (including any purported Transfer) taken in violation of the foregoing sentences shall be null and void ab initio. If any involuntary Transfer of any of the Stockholder Securities shall occur (including, but not limited to, a sale by Stockholder’s trustee in any bankruptcy, or a sale to a purchaser at any creditor’s or court sale), the transferee (which term, as used herein, shall include any and all transferees and subsequent transferees of the initial transferee) shall take and hold such Stockholder Securities as if such transferee were the Stockholder hereunder, subject to all of the restrictions, liabilities and rights under this Agreement, which shall continue in full force and effect until the Termination Date. Notwithstanding the foregoing, nothing in this Section 4 shall prohibit any Transfer with respect to Equity Interests (i) pursuant to any equity or equity-based awards of the Company in order to net settle or otherwise satisfy withholding obligations upon receipt of Equity Interests or to net exercise stock options for Equity Interests (including, for the avoidance of doubt, through a sell-to-cover or broker-assisted net settlement procedure) or (ii) to effectuate the Rollover contemplated by this Agreement and the Merger Agreement.
(b)
At all times from the date hereof until the earlier of (i) the Rollover Closing and (ii) the Termination Date, in furtherance of this Agreement, each Stockholder hereby authorizes the Company (or its counsel) to notify its transfer agent that there is a stop transfer order with respect to all of the Stockholder Securities (and that this Agreement places limits on the voting and transfer of the Stockholder Securities), subject to the provisions hereof and provided that any such stop transfer order and notice shall immediately be withdrawn and terminated by the Company promptly following the earlier of (x) the Rollover Closing and (y) the Termination Date.

(c)
The Stockholder waives and agrees not to exercise or assert any appraisal rights or dissenter’s rights that may be available to the Stockholder with respect to the Merger or all or any portion of the Stockholder Securities pursuant to Section 262 of the DGCL.

(d)
The Stockholder agrees that it will not commence or participate in, assist or knowingly encourage or receive any economic or other benefit from any claim or other Action, whether derivative or otherwise, against Parent, Merger Subs, Sponsors, Sponsor Related Persons, Topco, OpCo, the Company or any of their respective Affiliates, successors or assigns, or their respective boards of directors (or similar governing bodies) and officers, relating to the negotiation, execution or delivery of this Agreement or the Merger Agreement, or the consummation of the transactions contemplated hereby or thereby, including any such claim or other Action (A) challenging the validity of, or seeking to enjoin the operation of, any provision of this Agreement or the Merger Agreement (including any claim seeking to enjoin or delay the Closing) or (B) alleging a breach of any fiduciary duty of the Board of Directors (or a committee thereof, including the Special Committee) or any member thereof in connection with the Merger Agreement or the Transactions, and the Stockholder hereby agrees to take all actions necessary to opt out of any class in any class action relating to the foregoing; provided, that this Section 4(d) shall not be deemed a waiver of any rights of the Stockholder or its Affiliates for any breach of this Agreement by Parent, the Company or any of their respective Affiliates.

SECTION 5. Written Consent.
(a)
Prior to the execution of this Agreement, each Stockholder that as of the date hereof is a record owner of Class B Shares and is a party to the Company Stockholders Agreement has duly executed and validly delivered to Parent an executed counterpart to the Class B Consent and irrevocably and unconditionally agrees that the Class B Consent may not be revoked, superseded or modified in any way, unless and until this Agreement shall have been validly terminated in accordance with Section 11. In the event that the Merger Agreement is modified or amended in accordance with its terms after the execution of the Class B Consent and such modification or amendment is not materially adverse to a Stockholder party to the Company Stockholders Agreement, such Stockholder shall promptly (and in any event within one (1) Business Day) duly execute and validly deliver (or cause the holder of record of the Stockholder’s Class B Shares to duly execute and validly deliver) to Parent a modified version of the Class B Consent (in a form approved by the Stockholders that are signatories to the Class B Consent, Parent and the Company (acting upon the recommendation of the Special Committee), such approval not to be unreasonably withheld, conditioned or delayed), covering all of such Stockholder’s Class B Shares and approving and consenting to the transactions contemplated by the Merger Agreement, including the Mergers.
SECTION 6. Agreement to Vote and Support.
(a)
From the date of this Agreement until the Termination Date, the Stockholder hereby irrevocably and unconditionally agrees that at every annual, special or other meeting of the stockholders of the Company or any vote of the unitholders of OpCo LLC, however called, and at every adjournment or postponement thereof, and in connection with any action proposed to be taken by written consent of the Company stockholders or the unitholders of OpCo LLC, the Stockholder (in Stockholder’s capacity as a holder of the Stockholder Securities) shall, or shall cause the holder of record on any applicable record date to, in each case to the fullest extent that the Stockholder’s shares of Stockholder Securities are entitled to vote thereon: (i) appear (in person or by proxy) at each such meeting or otherwise cause all of Stockholder’s shares of Stockholder Securities entitled to vote to be counted as present thereat for purposes of establishing a quorum and (ii) unconditionally and irrevocably affirmatively vote (or cause to be voted if another Person is the holder of record of any Stockholder Securities beneficially owned by the Stockholder), in person or by proxy, (and not to withdraw any such vote), or deliver (or cause to be delivered) and not withdraw a written consent with respect to, all the Stockholder Securities entitled to vote (A) in favor of (1) the adoption of the Merger Agreement and the approval of the Mergers and the other transactions contemplated by the Merger Agreement, (2) any proposal to adjourn or postpone any Company Stockholder Meeting to a later date if the Company or Parent proposes or requests such postponement or adjournment in accordance with Section 8.03(e) of the Merger Agreement, (3) the adoption of any amended and restated Merger Agreement or amendment to the Merger Agreement that, in any such case, does not (x) decrease the Merger Consideration or result in the imposition of any restriction on Stockholder’s right to receive the Merger Consideration, (y) change the form of the Merger Consideration, or (z) make any other amendment pursuant to Section 11.03 of the Merger Agreement that results in a change that adversely and disproportionately affects the Stockholder relative to any other stockholders of the Company (any amendment that results in clauses (x) through (z), an “Adverse Amendment”) and (4) any other proposal considered and voted upon by the Company stockholders at any meeting of the stockholders of the Company necessary or desirable for consummation of the Merger and the other transactions contemplated by the Merger Agreement, and/or (B) against any (1) Acquisition Proposal and Alternative Acquisition Agreement (or any action or proposal in furtherance of any Acquisition Proposal or Alternative Acquisition Agreement), (2) action or agreement that would be reasonably likely to result in (I) a material breach of any representation, warranty, covenant or any other obligation or agreement of the Company contained in the Merger Agreement or of the Stockholder contained in this Agreement or (II) any of the conditions set forth in Article IX of the Merger Agreement not being satisfied and (3) other action or agreement that is intended to, or which could reasonably be expected to, materially delay, impede, interfere with, postpone, prevent or otherwise materially adversely affect the consummation of the Mergers or the other transactions contemplated by the Merger Agreement. Subject to Section 12(a), the obligations of the Stockholder specified in this Section 6(a) shall apply whether or not (a) the Merger or any action described above is recommended by the Special Committee or Board of Directors or (b) there has been any Company Board Recommendation Change.

(b)
Without limitation to Section 6(a), the Stockholder shall retain at all times the right to vote the Stockholder Securities in its sole discretion and without any other limitation on those matters that are at any time or from time to time presented for consideration to the Company Stockholders (other than those set forth in Section 6(a)).

SECTION 7. Contribution of the Rollover Shares; Retention of the Rollover Units
(a)
Contribution of the Rollover Shares in Exchange for the Exchange Shares. On the terms and conditions set forth herein, (i) the Stockholder agrees, immediately prior to and subject to the occurrence of the Effective Time (the “Rollover Closing”), to contribute, transfer and assign to Topco all of its right, title and interest in a number of Class A Common Stock equal to the amount set forth on Annex 1 hereto under the caption “Rollover Shares” (such shares, the “Rollover Shares”), free and clear of any and all Liens, other than transfer restrictions imposed under applicable securities Laws or contemplated by the Company’s Organizational Documents (which, in any event, will not prevent such contribution (the “Contribution”)), in exchange for the issuance by Topco to the Stockholder of a number of newly issued common equity interests of Topco, having an aggregate value equal to the value of the Rollover Shares (such interests, the “Exchange Shares”, and the transactions described in this Section 7(a), the “Rollover”) as of the Rollover Closing, and (ii) Topco agrees, at the Rollover Closing, to issue to the Stockholder the Exchange Shares, free and clear of any and all Liens other than those transfer restrictions imposed by applicable securities Law or contemplated by this Agreement, Topco’s Organizational Documents and the Topco LLC Agreement. The Exchange Shares issued to the Stockholder will have the same original issue price and the same economic rights (including, without limitation, with respect to liquidation and dividends on a pari passu basis) as the common equity interests issued to the Sponsors and their Affiliates in connection with the Closing.
(b)
Units as Retained Units. On the terms and conditions set forth herein, the Stockholder agrees that each of the units of OpCo LLC set forth on Annex 1 hereto under the caption “Rollover Units” (such units, the “Rollover Units”) shall be deemed “Retained Units” pursuant to the Merger Agreement and shall be unaffected by the transactions contemplated by the Merger Agreement, including the LLC Merger.

(c)
Topco Deliveries. At the Rollover Closing, Topco shall deliver to the Stockholder (i) customary documentation evidencing the issuance of the Exchange Shares to the Stockholder and (ii) duly executed counterparts to the Topco LLC Agreement and the A&R Seller LLC Agreement.

(d)
Stockholder Deliveries. At the Rollover Closing, the Stockholder shall deliver to Topco (i) a duly executed counterpart to the Topco LLC Agreement, (ii) a duly completed and executed IRS Form W-9 or appropriate IRS Form W-8 (together with any appropriate attachments), (iii) such other documentation as may be necessary or reasonably advisable for Topco or any of its Affiliates, and as reasonably available to Stockholder, to reduce or eliminate withholding or other Taxes or comply with any tax or reportion regime, in each case, that are reasonably requested by Topco in writing at least five (5) Business Days prior to the Rollover Closing.

(e)
Contribution to Parent. At the Closing, immediately following the receipt of the Rollover Shares, Topco shall indirectly contribute to Parent (through a series of contributions by Topco and its wholly owned Subsidiaries in the ownership chain between Topco and Parent) the Rollover Shares (each contribution, a “Subsequent Contribution”). Each Subsequent Contribution is intended to qualify as a transaction governed by Section 351 of the Code.

(f)	Management Incentive Plan. Topco will adopt (or cause a designated aggregator entity to adopt), contemporaneously with, or promptly following the Closing, a management incentive plan.
SECTION 8. Stockholder Covenants.
(a)
The Stockholder hereby represents and warrants, and covenants and agrees, that, except for this Agreement, such Stockholder (a) is not currently party to, and shall not enter into at any time until the Termination Date, any voting agreement, voting trust or similar agreement with respect to any of the Stockholder Securities and does not have any Stockholder Securities currently deposited, and shall not deposit at any time until the Termination Date any of the Stockholder Securities, in any voting trust, (b) has not granted (which grant is currently in effect), and shall not grant at any time until the Termination Date, a proxy, consent or power of attorney with respect to any of the Stockholder Securities, (c) has not given, and shall not give at any time until the Termination Date, any voting instructions or authorities in any manner inconsistent with Section 6 with respect to any of the Stockholder Securities and (d) has not taken, and shall not take at any time until the Termination Date, any action that (i) would reasonably be expected to constitute a material breach hereof or have the effect of preventing such Stockholder from performing any of its obligations under this Agreement or (ii) is intended to, or would reasonably be expected to, restrict, prevent, impede or delay the consummation of the transactions contemplated by the Merger Agreement, including the Mergers; provided, that the foregoing shall not restrict the Stockholder from the good faith negotiation and/or execution of arrangements related to the Stockholder’s compensation and/or benefits in any way. The Stockholder agrees that it shall not, and shall cause each of its controlled Affiliates not to, become a member of a “group” (as defined under Section 13(d) of the Exchange Act) with respect to any securities in the Company for the purpose of opposing or competing with or taking any actions inconsistent with the transactions contemplated by the Merger Agreement.

(b)
In the event that such Stockholder is a party to the Company Stockholders Agreement or the BIGH Voting Agreement (each, as defined below), subject to and effective upon the Closing, each of the Company and the

Stockholder shall cause each of (i) the Stockholders Agreement, dated as of October 30, 2024, among the Company and the Holders party thereto (the “Company Stockholders Agreement”) and (ii) the Voting Agreement, dated as of October 28, 2019, among Baldwin Insurance Group Holdings LLC and the Holders party thereto (the “Original BIGH Voting Agreement”, as amended by the Amended and Restated Voting Agreement, dated as of February 14, 2020, among BIGH and the Holders party thereto (the “Amended and Restated Voting Agreement”), as further amended by Amendment No. 1 to the Amended and Restated Voting Agreement, dated as of October 29, 2021, as further amended by Amendment No. 2 to the Amended and Restated Voting Agreement, dated as of September 29, 2022, as further amended by Amendment No. 3 to the Amended and Restated Voting Agreement, dated as of December 31, 2023 collectively, the “BIGH Voting Agreement”), to be terminated and of no further force or effect in all respects with respect to such Stockholder, and for none of the Company, the Stockholder (or an Affiliate thereof) or any other party thereto to have any further rights or obligations thereunder, including, for the avoidance of doubt, any rights or obligations that would otherwise survive termination pursuant to Section 4.15 of the Company Stockholders Agreement or Section 3.12 of the BIGH Voting Agreement.
(c)
The Stockholder agrees and acknowledges neither the execution and delivery of this Agreement or the Merger Agreement by the Company nor the consummation by the Company of the transactions contemplated hereby or thereby nor the performance of the Company’s obligations contemplated hereby or thereby, in each case, constitute or will constitute a material breach or default, or an event that, with or without notice or lapse of time or both, would constitute a material breach or default under, or cause or permit the termination (or payment of any termination or similar fee), cancellation, modification or acceleration of any right or obligation or the loss of any benefit to which the Company is entitled under any Contract or other commercial arrangement between the Stockholder (or any Affiliate thereof) and the Company (or any Affiliate thereof).

(d)
The Stockholder shall, effective as of the Rollover Closing, become a party to, and become subject to and bound by, the definitive agreements for the Topco LLC Agreement and A&R Seller LLC Agreement and such other governing, organizational or other applicable agreements or documents of OpCo LLC (the “Governing Documents”) that are consistent with the terms set forth in the term sheet attached hereto as Exhibit A (the “Term Sheet”), respectively, by executing a counterpart or joinder thereto; provided that in the event that the Governing Documents are not executed at or prior to the Rollover Closing, (i) each of the Parties shall enter into, execute and deliver the Governing Documents, including the Topco LLC Agreement and the A&R Seller LLC Agreement, as promptly as reasonably practicable thereafter, and (ii) until such time as the Governing Documents are entered into, executed and delivered by Topco and the Stockholder and any other parties thereto, the rights and obligations set forth in the Term Sheet shall be binding upon and enforceable against each of the Parties.

(e)	The Stockholder shall not, and shall cause its controlled Affiliates to, participate in or otherwise support any tender offer for any equity securities of the Company.
(f)
The Stockholder agrees and acknowledges that the Rollover Units and the Exchange Shares are being acquired in a transaction not involving any public offering within the meaning of the Securities Act, in reliance on an exemption therefrom. The Stockholder understands that the Rollover Units and the Exchange Shares have not been, and will not be, approved or disapproved by the SEC or by any other federal or state agency, and that no such agency has passed on the accuracy or adequacy of disclosures made to the Stockholder by Topco.

(g)
The Stockholder agrees and acknowledges that the Rollover Units and the Exchange Shares have not been and will not be registered under the Securities Act or the securities Laws of any state and, unless so registered, may not be offered, sold, transferred or otherwise disposed of except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and any applicable state or foreign securities Laws. Except as required by the Topco LLC Agreement and the Fourth A&R Seller LLC Agreement, the Stockholder agrees not to sell, transfer or otherwise dispose of the Exchange Shares unless the Exchange Shares have been so registered or an exemption from such registration requirement is available. The Stockholder further acknowledges that its ability to dispose of the Rollover Units and the Exchange Shares will be subject to the restrictions contained in the Topco LLC Agreement and the Fourth A&R LLC Agreement, and that there will not be any public trading market for the Rollover Units and the Exchange Shares.

(h)
The Stockholder agrees and acknowledges that the Exchange Shares received in the Contribution, to the extent represented by physical certificates, will bear a customary legend referencing the fact that such Exchange Shares have not been registered under applicable securities Laws and are subject to the terms of the Topco LLC Agreement.

(i)
The Stockholder is entering into this Agreement solely in such person’s capacity as the record and beneficial owner of such Stockholder Securities and not in any other capacity. Without limiting the terms of the Merger Agreement in any respect, nothing set forth in this Agreement shall be deemed to restrict or limit the ability of any Stockholder to take any actions in such Stockholder’s capacity as a director or officer of the Company or from complying with such Stockholder’s fiduciary duties in such capacity.

SECTION 9. [Reserved.]
SECTION 10. Further Assurances. From time to time and without additional consideration, each Party shall execute and deliver, or cause to be executed and delivered, any additional documents and take such further actions that are reasonably necessary to carry out all of its obligations under the provisions hereof.
SECTION 11. Efforts. The Stockholder shall (at the Company’s cost) reasonably cooperate with the Company, OpCo LLC, Parent, Merger Subs and Topco and their respective Affiliates and use its reasonable efforts to take, or cause to be taken, all reasonable actions and to do, or cause to be done, all reasonable things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement, including to use its reasonable best efforts to furnish all information required by applicable Law in connection with any approvals or filings with any Governmental Authority required to be obtained or made in connection with this Agreement; provided that the Stockholder shall not have any obligation to give any guarantee or pay any consent fee or other consideration of any nature in connection with the delivery of any such approval.
SECTION 12. Termination.
(a)
This Agreement, and all rights and obligations of the Parties, shall terminate immediately without any notice or other action by any Person, upon the earliest to occur of the following (the date of such termination, the “Termination Date”):

(i)	the valid termination of the Merger Agreement in accordance with its terms;
(ii)	the Effective Time;
(iii)
any Adverse Amendment; provided that the Stockholder delivers written notice to Parent at least five (5) Business Days in advance of such termination pursuant to this Section 12(a)(iii) and such Adverse Amendment is not cured by Parent within such five (5)-Business Day period after receipt of written notice of such termination; or

(iv)	the written consent of each of the Parties.
(b)
Upon termination of this Agreement, all obligations of the Parties under this Agreement will terminate, without any liability or other obligation on the part of any Party to any Person in respect hereof or the transactions contemplated hereby, and no Party shall have any claim against another (and no person shall have any rights against such Party), whether under contract, tort or otherwise, with respect to the subject matter hereof, provided, however, that the termination of this Agreement shall not relieve any Party from liability for fraud or any willful and material breach of this Agreement prior to such termination.

(c)	Section 1, Section 2, Section 3, Section 12(b), Section 13, Section 14 and Section 18 hereof shall survive the termination of this Agreement.
SECTION 13. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Agreement and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses.
SECTION 14. Public Announcements. The Stockholder (in its capacity as a Stockholder of the Company and/or signatory to this Agreement) shall only make public announcements regarding this Agreement and the transactions contemplated hereby that are consistent with the public statements made by the Company and Parent in connection with this Agreement, the Merger Agreement and the transactions contemplated thereby, and only with the prior written consent of Parent and the Company. The Stockholder (a) consents to and authorizes the publication and disclosure by the Company, Parent and its Affiliates of its identity and holding of the Stockholder Securities and the nature of its commitments and obligations under this Agreement in any press release or other disclosure document that Parent or the Company reasonably determines to be necessary in connection with the Mergers and any transactions contemplated thereby and any disclosure required by the SEC or other Governmental Authority, provided that each of the Company, Parent and the Stockholder shall reasonably cooperate with each other in the preparation of any such disclosure required by the SEC or other Governmental Authority and the Company and Parent shall provide the Stockholder and its counsel reasonable opportunity to review and comment thereon and shall accept any such reasonable comments and Stockholder shall approve any such disclosure applicable to Stockholder prior to any such filing, (b) authorizes the Company and Parent to include this Agreement as an exhibit to any filing required to be made by the Company or Parent with the SEC in connection with this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby, (c) agrees to promptly give to Parent and the Company, after written request therefor, any information Parent or the Company may reasonably require for the preparation of any such disclosure documents (including furnishing all information concerning such Stockholder and its Affiliates to Parent and the Company that is reasonably necessary for the preparation and filing of the Proxy Statement and the Schedule 13E-3, and reasonably assisting and cooperating with Parent and the Company in the preparation, filing and distribution of the Proxy Statement, the Schedule 13E-3 and the resolution of any comments thereto received from the SEC) and (d) notify Parent and the Company of any required corrections with respect to any written information supplied by the Stockholder specifically for use in any such disclosure document, if and to the extent that the Stockholder shall become aware that any such information shall have become false or misleading in any material respect. Parent and the Company consent to and authorize the publication and disclosure by the Stockholder of the nature of its commitments and obligations under this Agreement and such other matters as may be required in connection with the Mergers in any Form 4, Schedule 13D, Schedule 13G or other disclosure required by the SEC or other Governmental Authority to be made by the Stockholder in connection with the Mergers, provided that the Stockholder shall provide Parent and the Company and their respective counsel reasonable opportunity to review and comment thereon and shall accept any such reasonable comments. If applicable and to the extent required under applicable Law, the Stockholder shall promptly and in accordance with applicable Law amend its Schedule 13D filed with the SEC to disclose this Agreement and the Stockholder shall (i) provide a reasonable opportunity to the Company, Parent and Merger Subs to review and comment on any such draft and (ii) consider in good faith all comments thereto proposed by the Company, Parent or Merger Subs prior to such filing.
SECTION 15. Adjustments. In the event (a) of any stock split, stock dividend, merger, reorganization, recapitalization, reclassification, combination, exchange of shares or the like of the Company Common Stock on, of or affecting the Stockholder Securities or (b) that the Stockholder shall directly or indirectly acquire or become the beneficial owner of any additional shares of the Company Common Stock or other Equity Interests or any other securities entitling the Stockholder to vote or give consent with respect to the matters contemplated hereby (including pursuant to a stock split, reverse stock split, stock dividend or distribution (including any dividend or distribution of securities convertible into Company Shares), recapitalization, reorganization, combination, reclassification, exchange of shares or similar transaction), then (i) the Company in the case of clause (a) and/or Stockholder in the case of clause (b) shall notify Parent and in the case of clause (b), the Company promptly in writing and (ii) the terms of this Agreement shall apply to the shares of the Company Common Stock or other Equity Interests held by the Stockholder immediately following the effectiveness of the events described in clause (a) or the Stockholder becoming the beneficial owner thereof as described in clause (b), as though, in either case, they were Stockholder Securities and subject to all terms and provisions hereunder.
SECTION 16. No Solicitation. The Stockholder shall not, shall cause each of its Affiliates and its and their Representatives not to, directly or indirectly, take any action that the Company or its Subsidiaries or its or their Representatives would then be prohibited from taking under Section 6.03 of the Merger Agreement as if such section of the Merger Agreement applied, mutatis mutandis, to the Stockholder or that would otherwise cause the Company, its Subsidiaries or any of their respective Representatives to violate Section 6.03 of the Merger Agreement. Notwithstanding anything to the contrary herein, the Stockholder and its Subsidiaries shall not enter into any Contract with any Person that prohibits or otherwise limits the Stockholder from complying with its obligations in this Section 16.
SECTION 17. Tax Treatment. For U.S. federal (and all applicable state and local) income tax purposes, the Parties agree that the Rollover is intended to be treated as a tax-deferred contribution pursuant to Section 351 of the Code and that the conversion of OpCo LLC Units into Seller LLC Units pursuant to Section 2.10(f) of the Merger Agreement is intended to be treated under Internal Revenue Code Section 721 and the principles of Revenue Ruling 84-52 as a conversion that will not cause the owners of units of OpCo LLC to recognize gain or loss and each Party agrees that it will (and will cause its Affiliates to) file all U.S. federal (and applicable state and local) income tax returns consistent with the foregoing, and will not take any position in any audit or other tax proceeding inconsistent with the foregoing unless otherwise required by a final determination. The Stockholder acknowledges and agrees that (i) the Stockholder has had an opportunity to review with the Stockholder’s own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement and (ii) the Stockholder is relying solely on such advisors and not on any advice of Parent, Topco, OpCo LLC, the Company or any of their respective Affiliates or Representatives. Each Stockholder agrees to provide to Parent such information as is requested by Parent and reasonably available to the Stockholder for Parent to prepare and file Tax Returns with respect to the Contribution, including information described in Treasury Regulation Section 1.351-3(b).
SECTION 18. Other Acknowledgements. If the Stockholder is a party to the Voting Agreement, dated as of January 1, 2026, by and among the Company and the seller parties thereto (the “CAC Voting Agreement”), the Stockholder acknowledges and agrees that, effective as of the Closing, the CAC Voting Agreement is terminated and of no further force or effect.
SECTION 19. Miscellaneous.
(a)
Notices. All notices, requests and other communications to any Party hereunder shall be in writing (including electronic mail (“email”) transmission, so long as a receipt of such email is requested and received or a confirming copy of such notice is sent on the same day by a nationally recognized overnight courier service (costs prepaid)) and shall be given.

(i) If to the Stockholder:
[Stockholder] [Address]
[City, State ZIP]
Attn:	[ ]
Email:	[ ]

with a copy (which shall not constitute notice) to:

Katzke, Miller & Morgenbesser LLP
Attn:	Michael S. Katzke
Joshua M. Miller
Email:	[***]

(ii) If to Parent, Merger Subs or Topco:

Square Acquisition Parent, Inc.
c/o Sequence AI Holdings, Inc.
300 Vesey Street, Suite 1230
New York, NY 10282
Attn:	Michael Lee
Email:	[***]

with copies (which will not constitute notice) to:

Latham & Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attn:	Ian Nussbaum
Sean Parish
Julian Azran
Seth Gottlieb
Email:	[***]

Sullivan & Cromwell LLP
125 Broad Street
New York, NY 10004-2498
Attn:	C. Andrew Gerlach
Lauren S. Boehmke
Email:	[***]

(iii) If to the Company:

The Baldwin Insurance Group, Inc.
4211 W. Boy Scout Blvd., Suite 800
Tampa, Florida 33607
Attn:	Seth Cohen, General Counsel and Corporate Secretary
Email:	[***]

with a copy (which shall not constitute notice) to:

Davis Polk & Wardwell LLP
450 Lexington Avenue
New York, New York 10017
Attention:	Oliver Smith Michael Gilson
Email:	[***]

or to such other address or email address as such Party may hereafter specify for the purpose by notice to the other Parties. All such notices, requests and other communications shall be deemed received on the date of actual receipt by the recipient thereof if received prior to 5:00 p.m. local time in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed to have been received on the next succeeding Business Day in the place of receipt
(b)
Headings; Interpretations. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Section 1.02 of the Merger Agreement shall apply, mutatis mutandis, to the terms of this Agreement. An “Affiliate” of the Stockholder will only be deemed to be an Affiliate under this Agreement for so long as it continues to the meet the definition of such term.

(c)
Counterparts; Effectiveness. This Agreement may be signed (including by electronic signatures) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Agreement shall become effective when each Party shall have received a counterpart hereof signed (including by electronic signature) by all of the other Parties. Until and unless each Party has received a counterpart hereof signed (including by electronic signature) by the other Party, this Agreement shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was executed electronically or transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.

(d)
Entire Agreement, No Third-Party Beneficiaries. This Agreement and the Merger Agreement (i) constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings both oral or written, with respect to the subject matter of this Agreement and (ii) (x) shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns and (y) is not intended to confer any rights, benefits, remedies, obligations or liabilities hereunder upon any Person other than the Parties and their respective successors and assigns. Nothing in this Agreement shall be deemed to amend, alter or modify, in any respect, any of the provisions of the Merger Agreement.
(e)
Governing Law, Jurisdiction. This Agreement and any and all Actions arising out of or relating to this Agreement or any transaction contemplated hereby, or the negotiation, execution or performance of this Agreement, shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state. The Parties hereto irrevocably agree that any Action seeking to interpret or enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such Action and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such Action in any such court or that any such Action brought in any such court has been brought in an inconvenient forum. Process in any such Action may be served on any Party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party as provided in this Section 19(e) shall be deemed effective service of process on such Party.

(f)
Waiver of Jury Trial.EACH OF THE PARTIES HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

(g)
Assignment. Other than in connection with any Transfer permitted by Section 4, no Party may assign, delegate or transfer either this Agreement or any of its rights or obligations hereunder without the prior written approval of the other Parties, except that Parent, Merger Subs and Topco will have the right to assign all or any portion of their respective rights and obligations pursuant to this Agreement to any Affiliate thereof or any party to whom they have assigned the Merger Agreement; provided, however, that, following the Effective Time, Parent, Merger Subs and Topco may assign, in their sole discretion and without the consent of any other party, any or all of their rights, interests and obligations hereunder to each other or to one or more direct or indirect wholly-owned Subsidiaries of Parent in connection with the assignment of the rights, interests and obligations of Parent, Merger Subs and/or Topco under the Merger Agreement to such direct or indirect wholly-owned Subsidiaries of Parent in accordance with the terms of the Merger Agreement; provided, further, that no such assignment shall relieve Parent, Merger Subs or Topco of any of their respective obligations under this Agreement. Any assignment in violation of the preceding sentence shall be void ab initio. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns.

(h)
Severability of Provisions. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other Governmental Authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated so long as the economic or legal substance of the transactions contemplated hereby, taken as a whole, is not affected in any manner materially adverse to any Party. Upon such a determination, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

(i)
Specific Performance. The Parties agree that irreparable damage would occur if any provision of this Agreement (including failing to take such actions as are required of it hereunder to consummate the transactions contemplated hereby) were not performed in accordance with the terms hereof for which money damages, even if available, would not be an adequate remedy, and that the Parties shall be entitled, prior to any termination of this Agreement, to seek an injunction or injunctions to prevent breaches or threatened breaches of this Agreement or to enforce specifically the performance of the terms and provisions hereof in the courts referred to in Section 19(e), in addition to any other remedy to which they may be entitled at law or in equity. The Parties agree not to assert that a remedy of specific performance or other equitable relief is unenforceable, invalid, contrary to law or inequitable for any reason (other than on the grounds that such remedy is sought in violation of the terms hereof), and not to assert that a remedy of monetary damages would provide an adequate remedy or that the Parties otherwise have an adequate remedy at law. The Parties further agree to waive any requirement for the securing or posting of any bond in connection with such remedy, and that such remedy shall be in addition to any other remedy to which a Party is entitled at law or in equity.
(j)
Amendment; Waiver. No amendment or modification of this Agreement shall be effective unless it shall be in writing and signed by each of the Parties and, with respect to the Company, approved by the Board of Directors (subject to the prior approval of the Special Committee), and no waiver or consent hereunder shall be effective against any Party unless it shall be in writing and signed by such Party and, with respect to the Company, approved by the Board of Directors (subject to the prior approval of the Special Committee).

(k)
No Presumption. The Parties have participated jointly in the negotiation and drafting of this Agreement and each has been represented by counsel of its choosing and, in the event of an ambiguity or question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by such Parties and no presumption or burden of proof will arise favoring or disfavoring any Party due to the authorship of any provision of this Agreement.

(l)	No Agreement Until Executed. This Agreement shall not be effective unless and until (i) the Merger Agreement is executed by all parties thereto and (ii) this Agreement is executed by the Parties.
(m)
No Ownership Interest. Nothing contained in this Agreement shall be deemed to vest in Parent or Merger Subs any direct or indirect ownership or incidence of ownership of or with respect to the Stockholder Securities. All rights, ownership and economic benefits of and relating to the Stockholder Securities shall remain vested in and belong to Stockholder, and neither Parent nor Merger Subs shall have any authority to manage, direct, restrict, regulate, govern, or administer any of the policies or operations of the Company and none of Parent nor Merger Subs shall exercise any power or authority to direct the Stockholder in the voting of any of the Stockholder Securities, except as otherwise specifically provided herein.

(n)
No Recourse. All claims, obligations, liabilities and causes of action based upon, in respect of, arising under, by reason of, in connection with, or relating in any manner to this Agreement may be made only against (and are those solely of) the Parties and their respective successors and assigns. Except as set forth in the immediately sentence, no Person, including the Sponsors or any Sponsor Related Person, shall have any liabilities, obligations or commitments of any nature (whether known or unknown, due or to become due, absolute, contingent or otherwise) hereunder, and no recourse hereunder or in respect of any oral representations made or alleged to be made in connection herewith (or in connection with the transactions contemplated hereby) shall be had against any Person who is not a Party, including the Sponsors or any Sponsor Related Person, whether by the enforcement of any assessment or by any legal or equitable action, or by virtue of any statute, regulation or other Applicable Law or otherwise (whether by or through attempted piercing of the corporate (or limited liability company or limited partnership) veil or otherwise).

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed and delivered as of the date first written above.

SQUARE ACQUISITION PARENT, INC., a Delaware corporation

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

SQUARE ACQUISITION MERGER SUB I, INC., a Delaware corporation

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

SQUARE ACQUISITION MERGER SUB II, LLC, a Delaware limited liability company

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

SQUARE ACQUISITION TOPCO, LLC, a Delaware limited liability company

By:
	Name:	Michael J. Lee
	Title:	Chief Executive Officer and President

[Signature Page to Voting, Support and Rollover Agreement]

THE BALDWIN INSURANCE GROUP, INC.

By:
	Name:	Seth Cohen
	Title:	General Counsel & Corporate Secretary

THE BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:
	Name:	Seth Cohen
	Title:	General Counsel & Corporate Secretary

[Signature Page to Voting, Support and Rollover Agreement]

[STOCKHOLDER]

By:

[Signature Page to Voting, Support and Rollover Agreement]

Annex 1

Stockholder Securities

Stockholder Name	[ ]
Shares of Company Common Stock	[ ] Class A Common Stock
[ ] Class B Common Stock
Rollover Shares	[ ]
Number of LLC Units	[ ]
Rollover Units	[ ]

Annex E
AMENDMENT NO. 1
TO THE
TAX RECEIVABLE AGREEMENT
This Amendment No. 1 (this “Amendment”) to the Tax Receivable Agreement (the “Tax Receivable Agreement”), dated as of October 28, 2019, by and among The Baldwin Insurance Group, Inc. (formerly BRP Group, Inc.), a Delaware corporation (the “Company”), The Baldwin Insurance Group Holdings, LLC (formerly Baldwin Risk Partners, LLC), a Delaware limited liability company (“OpCo LLC”) and each of the Members (as defined therein) party thereto is entered into as of September 14, 2026, by and among the undersigned parties hereto (collectively, the “Parties”).
RECITALS
WHEREAS, the Company, OpCo LLC and the Members are parties to the Tax Receivable Agreement;
WHEREAS, concurrently with the execution of this Amendment, the Company, OpCo LLC, Square Acquisition Parent, Inc., a Delaware corporation (“Parent”), Merger Sub I, Inc., a Delaware corporation and a wholly owned, direct subsidiary of Parent (“Merger Sub”) and Merger Sub II, LLC, a Delaware limited liability company and a wholly owned, direct subsidiary of Parent (“LLC Merger Sub” and, together with Merger Sub, “Merger Subs”), are entering into that certain Agreement and Plan of Merger, dated as of the date hereof (the “Merger Agreement”), pursuant to which, among other things, on the terms and subject to the conditions set forth in the Merger Agreement, (a) OpCo LLC will form a new, wholly owned Delaware limited liability company (“Seller LLC”), and Seller LLC will form a new, wholly owned Delaware limited liability company (“Seller Merger Sub”), (b) Parent will cause LLC Merger Sub to merge with and into OpCo LLC (the “LLC Merger”), with OpCo LLC surviving the LLC Merger, (c) simultaneously with the LLC Merger, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent (the LLC Merger and the Merger, together, the “Initial Mergers”), and (d) immediately following the Initial Mergers, the Company and Seller LLC will cause Seller Merger Sub to merge with and into OpCo LLC (the “Second LLC Merger” and, together with the Initial Mergers, the “Mergers”);
WHEREAS, concurrently with the execution of this Amendment, certain stockholders of the Company and unitholders of OpCo LLC (collectively, the “Rollover Holders”), are entering into that certain Voting, Support and Rollover Agreement with Parent (the “Voting, Support and Rollover Agreement”), pursuant to which, among other things, the Rollover Holders will, subject to the terms and conditions thereof, (a) vote or cause to be voted any shares of Class A Common Stock and Class B Common Stock of the Company owned or controlled by them in favor of adopting the Merger Agreement and (b) immediately prior to the consummation of the Mergers, contribute to Ultimate Parent a number of shares of Class A Common Stock set forth therein in exchange for equity interests of Ultimate Parent and agree not to effect an Exchange of, and to retain, certain Common Units immediately prior to the Effective Time;
WHEREAS, Section 7.07 of the Tax Receivable Agreement provides that the Tax Receivable Agreement may be amended if such amendment is approved in writing by the Company and the Members who would be entitled to receive at least two-thirds (2∕3) of the aggregate amount of the Early Termination Payments payable to all Members under the Tax Receivable Agreement if the Company had exercised its right of early termination on the date of the most recent Exchange prior to such amendment (excluding, for purposes of this sentence, all payments made to any Member pursuant to the Tax Receivable Agreement since the date of such most recent Exchange) (the “Requisite Members”);
WHEREAS, the Members who are Parties hereto constitute the Requisite Members;
WHEREAS, in connection with and contingent and conditioned upon consummation of the Mergers and the transactions contemplated thereby, the Parties desire to terminate the Tax Receivable Agreement and all amounts payable thereunder and provide for the payment by the Company to the Members, simultaneously and on the Closing Date of the Mergers, of the Final TRA Payments (as defined below) as set forth herein; and
WHEREAS, the Parties desire to execute this Amendment to (i) set forth the process by which the amount of such Final TRA Payments will be determined, (ii) clarify that the Tax Receivable Agreement will be terminated, automatically and without any further action of the Parties hereto, following the payment by the Company of such Final TRA Payments and (iii) specify certain other terms and conditions set forth below.

NOW, THEREFORE, in consideration of the promises and the mutual agreements and covenants hereinafter set forth, and intending to be legally bound, the Parties hereby agree as follows:
1. Definitions; References. Unless otherwise specifically defined herein, each capitalized term used herein but not otherwise defined herein shall have the meaning assigned to such term in the Tax Receivable Agreement. This Amendment is intended to and shall constitute an amendment of the Tax Receivable Agreement. To the extent there is a conflict or inconsistency between the terms of this Amendment and the terms of the Tax Receivable Agreement (prior to giving effect to this Amendment), this Amendment shall govern.
2. Tax Receivable Agreement Acceleration Upon Change of Control. The Parties agree that, anything to the contrary contained in the Tax Receivable Agreement notwithstanding, and without any further action on the part of any Person (including the Parties), the Tax Receivable Agreement shall be terminated in its entirety upon payment of the Final TRA Payments described herein, and thereafter no Person shall have any further rights or obligations under the Tax Receivable Agreement (it being understood that prior to the Effective Time and the payment of the Final TRA Payments, this Amendment shall not have any effect on the rights and obligations of the parties to the Tax Receivable Agreement).
3. Final TRA Payments.
(a) The Parties agree that, on the Closing Date (as such term is defined in the Merger Agreement) (the “Closing Date”) at the Effective Time (as such term is defined in the Merger Agreement), the Company shall pay, or cause to be paid, simultaneously, to each Member, an amount equal to (i) the Specified TRA Payment Amount determined with respect to such Member pursuant to Section 3(b) below minus (ii) any payments made under the Tax Receivable Agreement to such Member between the date hereof and the Effective Time (such payment contemplated by clause (ii), the “Interim TRA Payment” and such payment as calculated pursuant to clause (i) and (ii), the “Final TRA Payment” and collectively, the “Final TRA Payments”) by wire transfer of immediately available funds to an account designated in writing by such Member to the Company prior to the Closing (as such term is defined in the Merger Agreement). Notwithstanding anything herein to the contrary, in no event will the aggregate Final TRA Payments payable hereunder exceed the Aggregate Specified TRA Payment Cap Amount (as defined in Annex A).
(b) As promptly as practicable after the date hereof, the Company shall determine the Specified TRA Payment Amount with respect to each Member in accordance with the procedures set forth on Annex A. Promptly after the determination of the Specified TRA Payment Amount with respect to each Member, (i) the Specified TRA Payment Amount as so determined with respect to each Member shall be set forth on an annex to be prepared by the Company and appended to this Amendment as Annex B in the form attached hereto, and (ii) the Company shall communicate in writing to each Member the Specified TRA Payment Amount with respect to such Member.
(c) Annex A and Annex B shall not be amended, modified or otherwise adjusted without the prior written consent of all of the Parties and Parent, except as set forth in Section 3(a). The Company’s obligation to deliver any schedules, notices and documentation described in Article II, Article III or Article IV of the Tax Receivable Agreement relating to the calculation and payment of any Final TRA Payment is hereby waived. Upon receipt by a Member of its respective Final TRA Payment, the Company, OpCo LLC and their Affiliates (including Parent and its Affiliates and the Sponsors (as defined in the Merger Agreement) and Sponsor Related Persons (as defined in the Merger Agreement) following the Effective Time) shall have no further payment or other obligations under the Tax Receivable Agreement or this Amendment to such Member or any other Person claiming through such Member on account of such Member’s interest in the Tax Receivable Agreement, and each Member hereby accepts (and any Member not a Party to this Amendment shall be deemed to accept) such Member’s respective Final TRA Payment in full satisfaction of all amounts to which such Member is or would be entitled under the Tax Receivable Agreement or this Amendment and releases, remises and forever discharges the Company, OpCo LLC and their Affiliates (including Parent and its Affiliates following the Effective Time) and its and their respective successors, shareholders, directors, officers and employees from any obligation or liability under, arising out of or relating to the Tax Receivable Agreement or this Amendment, except for such Member’s right to receive its Final TRA Payment.
4. Intended Tax Treatment. Consistent with the terms of the Tax Receivable Agreement, the Parties agree that for United States federal tax purposes (including Section 743 of the Code) and for similar purposes of state, local and foreign law, as applicable, (a) a portion of the Final TRA Payment paid to a Member hereunder is attributable to OpCo LLC

Units that were sold or exchanged by the Member (including the Rollover Holders) in connection with transactions not contemplated by the Merger Agreement and is intended to be treated as additional consideration to such Member with respect to such OpCo LLC Units, unless otherwise required by law, with a portion of such additional consideration treated as imputed interest to the extent required by law (as reasonably determined by the Company) (payments pursuant to this clause (a), “Historic TRA Payments”), and (b) the remainder of the Final TRA Payment paid to such Member is intended to be treated for all tax purposes as (i) to the extent such Member exchanges OpCo LLC Units for cash in the Mergers, as additional consideration payable to such Member hereunder by the Company for the OpCo LLC Units exchanged by such Member (payments pursuant to this clause (b)(i), “Current Exchange TRA Payments”) and (ii) to the extent such Member retains OpCo LLC Units after the Mergers, as a payment made to terminate the Tax Receivable Agreement governed by Section 1234A of the Code (payments pursuant to this clause (b)(ii), “Current TRA Termination Payments”), with the allocation of the Final TRA Payment with respect to each Member among the Historic TRA Payment, if any, the Current Exchange TRA Payment and the Current TRA Termination Payment, in each case with respect to such Member, determined as reasonably agreed by the Company and the Securityholder Representative (as defined in the Merger Agreement) (the “Intended Tax Treatment”). In connection with the payment of the Final TRA Payment to each Member, the Company shall provide such Member in a timely manner, and in any event within 30 days after such payment, a statement which sets forth the tax allocation of the Final TRA Payment among (i) the Historic TRA Payment and (ii) the Current Exchange TRA Payment. Any reduction to a Final TRA Payment by reason of any Interim TRA Payment pursuant to Section 3(a) shall reduce the Historic TRA Payments. The Members, on the one hand, and Parent and the Company, on the other hand, shall promptly provide each other with such additional information and assistance as reasonably requested by the other party in connection with tax reporting matters relating to the payments contemplated by this Amendment. As part of the Intended Tax Treatment, the Final TRA Payments hereunder will be further allocated to and among the assets of OpCo LLC for purposes of Section 743 and Section 755 of the Code and otherwise as required for purposes of the Code as reasonably determined by the Company consistent with the applicable provisions of the Code and the regulations thereunder. The Parties shall file all Tax Returns in a manner consistent with the Intended Tax Treatment hereunder and shall not take a position on any Tax Return or in connection with any administrative or judicial or similar proceeding in respect of Taxes that is inconsistent with the Intended Tax Treatment, except as required by a determination within the meaning of Section 1313(a) of the Code.
5. Amendment Termination. This Amendment shall automatically terminate and be of no force and effect upon the earliest to occur of: (a) the valid termination of the Merger Agreement pursuant to Article 10 thereof in accordance with its terms; and (b) an amendment to the Merger Agreement effected without the consent of the Requisite Members that decreases the amount of, or changes the form, of Merger Consideration (as such term is defined in the Merger Agreement). For the avoidance of doubt, the termination of this Amendment shall not by itself constitute a termination of the Tax Receivable Agreement. Following the termination of this Amendment, all obligations of each of the Parties under this Amendment will terminate, without any liability or other obligation on the part of any Party to any Person in respect of this Amendment or the obligations hereunder, and no Party shall have any claim against another Party (and no Person shall have any rights against another Party hereto), whether under contract, tort or otherwise, with respect to this Amendment or the obligations under this Amendment, and the Tax Receivable Agreement shall remain in full force and effect. Notwithstanding the foregoing, nothing in this Amendment or any termination of this Amendment shall relieve any Party from liability from any Willful and Material Breach of this Amendment prior to such termination. The Parties acknowledge and agree that this Amendment has been approved, executed and delivered by all Persons required to amend the Tax Receivable Agreement pursuant to Section 7.07 of the Tax Receivable Agreement.
6. Amendments; Waivers. Notwithstanding anything to the contrary herein or in Section 7.07 of the Tax Receivable Agreement, the Parties acknowledge and agree that neither this Amendment nor the Tax Receivable Agreement may be amended, restated, modified or supplemented and no provision hereof or thereof may be waived unless such amendment, restatement, modification, supplement or waiver is approved in writing by (a) the Company, (b) the Requisite Members and (c) to the extent provided in Section 9, Parent; provided that this Amendment shall be amended to attach Annex B (as prepared in accordance with the terms of this Amendment).
7. Representations and Warranties of the Company and OpCo LLC. The Company and OpCo LLC each represent and warrant to the Members and Parent as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):
(a) Such Party has all requisite corporate or limited liability company power and authority to execute and deliver this Amendment and to perform its obligations hereunder. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). The execution and delivery by such Party of this Amendment and the performance by such Party of this Amendment and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or limited liability company action on the part of such Party. This Amendment has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party, enforceable against such Party in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.
(b) Neither the execution and delivery by such Party of this Amendment, nor the consummation by such Party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of the Company any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets, except, in the case of clause (ii) as would not, individually or in the aggregate, prevent or delay the performance by such Party of any of its obligations under this Amendment.
(c) Such Party acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Members furnished or made available to such Party and its representatives except as expressly set forth in this Amendment, the Merger Agreement or the Voting, Support and Rollover Agreement.
8. Representations and Warranties of the Members. Each of the Members that are Parties hereto represents and warrants to the other Parties hereto and Parent as follows (which representations and warranties shall survive until the expiration of the applicable statute of limitations):
(a) Such Party has all requisite power and authority (corporate, partnership, limited liability company or otherwise) to execute and deliver this Amendment and to perform its obligations hereunder. Such Party is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation (except to the extent the “good standing” concept is not applicable in any relevant jurisdiction). The execution and delivery by such Party of this Amendment and the performance by such Party of this Amendment and the consummation by such Party of the transactions contemplated hereby have been duly and validly authorized by all necessary corporate or other organizational action on the part of such Party. This Amendment has been duly and validly executed and delivered by such Party and constitutes a valid and binding obligation of such Party and each other person entitled to payment under the Tax Receivable Agreement, enforceable against such Party and each other person entitled to payment under the Tax Receivable Agreement in accordance with its terms, except as such enforcement may be limited by general equitable principles or by applicable bankruptcy, insolvency, fraudulent transfer, moratorium, or similar laws, legal requirements and judicial decisions from time to time in effect which affect creditors’ rights generally.
(b) Neither the execution and delivery by such Party of this Amendment, nor the consummation by such Party of the transactions contemplated hereby, will (i) conflict with or violate any provision of the organizational documents of such Party, (ii) require on the part of such Party any notice to or filing with, or any permit, authorization, consent or approval of, any governmental entity or (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to such Party or any of its properties or assets.
(c) Such Party acknowledges that no person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding the Company or OpCo LLC furnished or made available to such Party and its representatives except as expressly set forth in this Amendment, the Merger Agreement or the Voting, Support and Rollover Agreement.
9. Third Party Beneficiary. The Parties agree that Parent is an express third party beneficiary of this Amendment and this Amendment is enforceable by Parent in all respects and no provision of this Amendment may be modified, amended, adjusted or waived without Parent’s written consent.

10. Governing Law; Consent to Jurisdiction; Waiver of Jury Trial.
(a) This Amendment and any and all suits, actions or proceedings arising out of or relating to this Amendment or any transaction contemplated hereby or the negotiation, execution or performance of this Amendment shall be governed by and construed in accordance with the laws of the State of Delaware, without regard to the conflicts of law rules of such state.
(b) The Parties irrevocably agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Amendment or the transactions contemplated hereby (whether brought by any Party or any of its Affiliates or against any Party or any of its Affiliates) shall be brought in the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any federal court located in the State of Delaware or other Delaware state court, and each of the Parties hereby irrevocably and unconditionally consents to the exclusive jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any claim of lack of personal jurisdiction or improper venue and any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each Party agrees that service of process on such Party at the addresses set forth in the Tax Receivable Agreement shall be deemed effective service of process on such Party.
(c) EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AMENDMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.
11. Counterparts; Effectiveness. This Amendment may be signed (including by electronic signatures) in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument, it being understood that the Parties need not sign the same counterpart. Any such counterpart, to the extent delivered by fax or .pdf, .tif, .gif, .jpg or similar attachment to electronic mail (any such delivery, an “Electronic Delivery”), will be treated in all manner and respects as an original executed counterpart and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. This Amendment shall become effective when each Party shall have received a counterpart hereof signed (including by electronic signature) by the other Parties. Until and unless each Party has received a counterpart hereof signed (including by electronic signature) by the other Parties, this Amendment shall have no effect and no Party shall have any right or obligation hereunder (whether by virtue of any other oral or written agreement or other communication). No Party may raise the use of an Electronic Delivery to deliver a signature, or the fact that any signature or agreement or instrument was executed electronically or transmitted or communicated through the use of an Electronic Delivery, as a defense to the formation of a contract, and each Party forever waives any such defense, except to the extent such defense relates to lack of authenticity.
12. Entire Agreement. This Amendment, the Tax Receivable Agreement, the Merger Agreement (including any exhibits thereto), the Voting, Support and Rollover Agreement and other agreements among the Parties as contemplated by or referred to herein and therein constitute the entire agreement among the Parties with respect to the subject matter of this Amendment and supersedes all prior agreements and understandings, both oral and written, among the Parties with respect to the subject matter hereof (including the Tax Receivable Agreement).
13. Specific Performance. This Amendment shall be binding upon, inure solely to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns, and nothing express or implied in this Amendment is intended to, or shall, confer upon any other Person any benefits, rights or remedies under or by reason of, or any rights to enforce or cause any Party to enforce, the obligations set forth herein; provided, however, that Parent is an intended third-party beneficiary of this Amendment and may enforce it directly. Each Party shall be entitled to an injunction or injunctions, or any other appropriate form of equitable relief, to prevent breaches or threatened breaches of this Amendment or to enforce specifically the performance of the terms and provisions hereof in the courts provided in Section 10.
14. Severability. Any term or provision of this Amendment that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions of this

Amendment or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If a final judgment of a court of competent jurisdiction declares that any term or provision of this Amendment is invalid or unenforceable, the Parties shall not object to the court making such determination having the power to limit such term or provision, to delete specific words or phrases, or to replace such term or provision with a term or provision that is valid, enforceable, and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Amendment shall be valid and enforceable as so modified. In the event such court does not exercise the power available to it in the prior sentence, this Amendment shall be deemed amended to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will most closely achieve the economic, business, and other purposes of such invalid or unenforceable term or provision.
15. Interpretation. The words “hereof”, “herein” and “hereunder” and words of like import used in this Amendment shall refer to this Amendment as a whole and not to any particular provision of this Amendment. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof. References to Sections are to Sections of this Amendment unless otherwise specified. Any singular term in this Amendment shall be deemed to include the plural, and any plural term the singular. Whenever the words “include”, “includes” or “including” are used in this Amendment, they shall be deemed to be followed by the words “without limitation”, whether or not they are in fact followed by those words or words of like import. References to any Person include the successors and permitted assigns of that Person. The Parties have participated jointly in the negotiation and drafting of this Amendment and each has been represented by counsel of its choosing and, in the event an ambiguity or question of intent or interpretation arises, this Amendment will be construed as if drafted jointly by the Parties and no presumption or burden of proof will arise favoring or disfavoring any Party due to the authorship of any provision of this Amendment. “Willful and Material Breach” means a material breach of, or a material failure to perform, any covenant or agreement set forth in this Amendment, in each case that is a consequence of an act undertaken by the breaching Party or the failure by the breaching Party to take an act it is required to take under this Amendment, with the actual knowledge that the taking of or failure to take such act would, or would be reasonably expected to, result in, constitute or cause a breach of this Amendment.
16. Further Assurances. Subject to the terms and conditions of this Amendment, each Party shall use reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary to fulfill such Party’s obligations under this Amendment.
17. Expenses. All fees and expenses incurred in connection with the negotiation and execution of this Amendment and the transactions contemplated hereby shall be paid by the Party incurring such fees and expenses, whether or not the Mergers or the transactions contemplated by this Amendment are consummated.
18. Assignment. The rights and obligations under this Amendment may not be assigned or delegated (whether by operation of law, merger, consolidation or otherwise) by any Party without the prior written consent of each other Party, and any attempted assignment shall be null and void and of no force or effect. Notwithstanding the foregoing, without the prior written consent of the other Parties, the Company and OpCo LLC may assign or delegate their rights and obligations as contemplated by the Merger Agreement (including pursuant to the Mergers). Any purported assignment of this Amendment in contravention of this Section 18 shall be null and void ab initio. This Amendment shall be binding upon and inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.
[Signature Page Follows]

IN WITNESS THEREOF, the undersigned has executed this Amendment as of the day and year first above written.

THE BALDWIN INSURANCE GROUP, INC.

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin
Title:	Chief Executive Officer

THE BALDWIN INSURANCE GROUP HOLDINGS, LLC

By:	/s/ Trevor Baldwin
Name:	Trevor Baldwin
Title:	Chief Executive Officer

[Signature Page to TRA Amendment]

MEMBERS:

BIGH, LLC

By:	/s/ Lowry Baldwin
Name	Lowry Baldwin
Title:	Managing Member

BRAD HALE

By:	/s/ Brad Hale
Name	Brad Hale

DANIEL A GALBRAITH AS TTEE OF THE DANIEL A GALBRAITH REVOCABLE TRUST DTD 7/27/2020

By:	/s/ Dan Galbraith
Name	Dan Galbraith
Title:	President

Elizabeth A. Galbraith, as Trustee of the Daniel A. Galbraith 2020 Irrevocable Trust, dated August 5, 2020

By:	/s/ Elizabeth Galbraith
Name	Elizabeth Galbraith
Title:	Boss

ELIZABETH H KRYSTYN AS TTEE OF THE ELIZABETH H KRYSTYN 2017 REVOCABLE TR DTD 6/28/2017

By:	/s/ Elizabeth Krystyn
Name	Elizabeth Krystyn
Title:	Founding Partner

/s/ Elizabeth Krystyn
Elizabeth Krystyn

Enrique M. Fueyo TTEE Elizabeth H. Krystyn 2019 Irrevocable Trust DTD 9/30/19

By:	/s/ Rick Fueyo
Name	Rick Fueyo
Title:	Manager

[Signature Page to TRA Amendment]

Hannibal L. Baldwin Trustee of the HLB 2020 Trust DTD 11/11/2020

By:	/s/ Hannibal Baldwin
Name	Hannibal Baldwin
Title:	Trustee

IHC Holdings, Inc.

By:	/s/ Brian Kapiloff
Name	Brian Kapiloff
Title:	President

INSURANCE AFFORDABLE, INC.

By:	/s/ Dennis Gagnon
Name	Dennis Gagnon
Title:	Pres

INSURANCE AGENCIES OF THE VILLAGES INC

By:	/s/ Mark Morse
Name	Mark Morse
Title:	Manager

IRP Holdings, LLC

By:	/s/ Paul Brown
Name	Paul Brown
Title:	Managing Member

/s/ James Roche
James Roche

KGB 2020 Trust, dated November 10, 2020

By:	/s/ Keenan Baldwin
Name	Keenan Baldwin
Title:	Vice President

KJCA HOLDINGS LLC

By:	/s/ Chris Staub
Name	Chris Staub
Title:	Managing Partner

[Signature Page to TRA Amendment]

KVH HOLDINGS LLC

By:	/s/ Vinnie Hager
Name	Vinnie Hager
Title:	Managing Partner

L LOWRY BALDWIN TRUSTEE L LOWRY BALDWIN REVOCABLE FAMILY TRUST

By:	/s/ Lowry Baldwin
Name	Lowry Baldwin
Title:	Managing Member

LAURA R SHERMAN AS TTEE OF THE LAURA R SHERMAN TRUST DTD 4/15/2019

By:	/s/ Laura Sherman
Name	Laura Sherman
Title:	Member

/s/ Laura Sherman
Laura Sherman

/s/ Lowry Baldwin
Lowry Baldwin

Path 230, Inc.

By:	/s/ Michael Minsky
Name	Michael Minsky
Title:	Senior Managing Partner

Poynter Exempt Legacy Trust U/A/D 10/1/21

By:	/s/ Chris Poynter
Name	Chris Poynter
Title:	CEO

STRATEGUS RG INC

By:	/s/ Dave Robinson
Name	Dave Robinson
Title:	Regional President

Suzanne Jordan TTEE Laura Sherman Irrevocable Trust DTD 09/30/19

By:	/s/ Suzanne Jordan
Name	Suzanne Jordan
Title:	Trustee

[Signature Page to TRA Amendment]

The Honey Bee Family Trust, U/A/D May 13, 2019

By:	/s/ Jennifer Baldwin
Name	Jennifer Baldwin
Title:	Trustee

The Pop Pop Trust, dated October 16, 2020

By:	/s/ Lowry Baldwin
Name	Lowry Baldwin
Title:	Managing Member

THE VILLAGES INVESCO

By:	/s/ Mark Morse
Name	Mark Morse
Title:	Manager

TLB 2020 Trust, dated November 11, 2020

By:	/s/ Trevor Baldwin
Name	Trevor Baldwin
Title:	CEO

/s/ Trevor Baldwin
Name: Trevor Baldwin

[Signature Page to TRA Amendment]

Annex A
1. The Company shall determine the estimated Early Termination Payment that would be due to each Member in good faith if the Company were to exercise its right of early termination under the Tax Receivable Agreement on January 1, 2027, using such reasonable assumptions as the Company may determine consistently applied to all similarly-situated Members (and, notwithstanding anything to the contrary, such assumptions shall not have a disproportionate effect on the payments any Persons will or may receive under the Tax Receivable Agreement) (each such estimated Early Termination Payment with respect to each applicable Member, an “Estimated Hypothetical Early Termination Payment”).
2. The “Specified TRA Payment Amount” with respect to each Member shall be equal to the product of (i) the Estimated Hypothetical Early Termination Payment with respect to such Member and (ii) the Specified Percentage.
a. The “Specified Percentage” (which, for the avoidance of doubt, shall be the same for each Member and shall in no event exceed 100%) shall be such percentage that, when multiplied by the Estimated Hypothetical Early Termination Payment for each Member, results in the aggregate amount of Specified TRA Payment Amounts with respect to all Members being equal to the Aggregate Specified TRA Payment Cap Amount.
b. The “Aggregate Specified TRA Payment Cap Amount” shall equal $298,450,598.

The Baldwin Group

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/[ ]**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on [TBD], 2026. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

T04690-TBD

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE BALDWIN INSURANCE GROUP, INC.

The Board of Directors recommends you vote FOR the following proposals (as listed in the proxy statement):

NOTE: In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting and any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting to be held on [TBD], 2026:
The Notice and Proxy Statement is available at www.proxyvote.com.

T04691-TBD

The Baldwin Insurance Group, Inc.
Special Meeting of Stockholders
[TBD], 2026 at [TBD] Eastern Time
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby acknowledges receipt of the Notice of the Special Meeting and Proxy Statement, hereby appoint(s) Seth Cohen and Bradford Hale, and each of them, acting individually or in the absence of others, as proxies, each with the full power of substitution and re-substitution, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this card, all of the shares of Class A Common Stock of The Baldwin Insurance Group, Inc. that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held virtually at www.virtualshareholdermeeting.com/[ ] on [TBD], 2026 at [TBD] and any postponements or adjournments thereof. The undersigned hereby revokes all proxies previously given by the undersigned with respect to the Special Meeting of Stockholders, including any previously given by telephone or internet.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, the proxies will have authority to vote "FOR" Proposal 1, the Merger Agreement Proposal, "FOR" Proposal 2, the Adjournment Proposal, and "FOR" Proposal 3, the Merger-Related Compensation Proposal, and in their discretion on any other matters that may properly come before the meeting.

Continued and must be signed and dated on the other side